     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 2000


                                                      REGISTRATION NO. 333-84609
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 4 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         LSP ENERGY LIMITED PARTNERSHIP
                       LSP BATESVILLE FUNDING CORPORATION
           (Exact name of registrants as specified in their charters)

                DELAWARE                                    4911                                   22-3422042
                DELAWARE                                    6799                                   22-3615403
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                TWO TOWER CENTER
                                   20TH FLOOR
                           EAST BRUNSWICK, N.J. 08816
                                 (732) 249-6750

                               FRANK HARDENBERGH
                                GENERAL COUNSEL
                              304 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-2570

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                             DAVID A. GORDON, ESQ.
                                LATHAM & WATKINS
                               885 THIRD AVENUE.
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1251

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                TITLE OF EACH                                            PROPOSED             PROPOSED             AMOUNT OF
             CLASS OF SECURITIES                  AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                     REGISTERED          PER BONDS (1)      OFFERING PRICE(1)         FEE(2)
7.164% series C senior secured bonds due
  2014.......................................     $150,000,000             100%             $150,000,000            $41,700
8.160% series D senior secured bonds due
  2025.......................................     $176,000,000             100%             $176,000,000            $48,928

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Paid with the initial filing of the Registration Statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                         LSP ENERGY LIMITED PARTNERSHIP
                       LSP BATESVILLE FUNDING CORPORATION

                               EXCHANGE OFFER FOR
                 7.164% SERIES A SENIOR SECURED BONDS DUE 2014
                 8.160% SERIES B SENIOR SECURED BONDS DUE 2025


    This is an offer to exchange our outstanding 7.164% series A senior secured bonds due 2014 and 8.160% series B senior secured bonds due 2025 you now hold for new, substantially identical 7.164% series C senior secured bonds due 2014 and 8.160% series D senior secured bonds due 2025 that will be free of the transfer restrictions that apply to the private bonds. This offer will expire at 5:00 p.m., New York City time, on April 10, 2000, unless we extend it. You must tender your private bonds by the deadline to obtain exchange bonds and the liquidity benefits they offer.


    We agreed with the initial purchasers of the private bonds to make this offer and register the issuance of the exchange bonds following the closing for the private bonds. This offer applies to any and all private bonds tendered before the expiration of the exchange offer.

    The exchange bonds will not trade on any established exchange. The exchange bonds have the same financial terms and covenants as the private bonds, and have the same business and financial risks.

    A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 18.

                             ---------------------

    The terms of the exchange offer will include the following:

    - We will exchange all outstanding private bonds that are validly tendered and not validly withdrawn.

    - You may withdraw tenders of private bonds at any time prior to the expiration of the exchange offer.

    - We believe that the exchange of the private bonds will not be a taxable event for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - The terms of the exchange bonds are substantially identical to the terms of the outstanding private bonds, except that the exchange bonds will be registered under the Securities Act and freely tradeable.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is March 7, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Prospectus Summary..........................................      1
Risk Factors................................................     18
The Exchange Offer..........................................     31
Use of Proceeds.............................................     40
Estimated Sources and Uses of Funds.........................     40
Capitalization..............................................     42
Selected Financial Data.....................................     43
Management's Discussion and Analysis of Financial
  Condition.................................................     44
Business....................................................     54
Ownership and Management....................................     65
Reports of Independent Consultants..........................     68
Relationships and Related Transactions......................     81
Description of the Principal Project Documents..............     82
Description of the Exchange Bonds...........................    135
Description of the Principal Financing Documents............    145
Federal Income Tax Considerations...........................    166
Plan of Distribution........................................    171
Validity of the Exchange Bonds..............................    172
Experts.....................................................    172
Independent Engineer........................................    172
Independent Electricity Market and Fuel Consultant..........    172
Available Information.......................................    172

Index to the Financial Statements...........................    F-1
Annex-A Definitions.........................................    A-1
Annex-B Independent Engineer's Report.......................    B-1
Annex-C Independent Electricity Market and Fuel Consultant's
  Report....................................................    C-1
Annex-D Form of Request for Information from the Trustee....    D-1

                            ------------------------

                               PROSPECTUS SUMMARY

    OUR NAME IS LSP ENERGY LIMITED PARTNERSHIP AND WE, AND OUR SISTER COMPANY, LSP BATESVILLE FUNDING CORPORATION, WILL BE THE CO-ISSUERS OF THE EXCHANGE BONDS BEING OFFERED IN THIS PROSPECTUS. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT US AND ABOUT OUR AND THE FUNDING CORPORATION'S OFFERING OF THE EXCHANGE BONDS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF OUR BUSINESS AND FINANCIAL STATUS AND THE EXCHANGE BONDS THAT WE AND THE FUNDING CORPORATION ARE OFFERING, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS AND THE OTHER DOCUMENTS THAT WE WILL REFER YOU TO. TERMS THAT ARE NOT DEFINED IN THE BODY OF THIS PROSPECTUS ARE DEFINED IN ANNEX A.

                               THE EXCHANGE OFFER

Private Bonds........................  $150,000,000 7.164% series A senior secured bonds due
                                       January 15, 2014 and $176,000,000 8.160% series B senior
                                       secured bonds due July 15, 2025 that we and the Funding
                                       Corporation issued together in May 1999.

Exchange Bonds.......................  $150,000,000 7.164% series C senior secured bonds due
                                       January 15, 2014, which we and the Funding Corporation will offer in exchange for the series A bonds described above,
                                       and $176,000,000 8.160% series D senior secured bonds due
                                       July 15, 2025, which we and the Funding Corporation will
                                       offer in exchange for the series B bonds described above.

The Exchange Offer...................  We and the Funding Corporation are offering to exchange
                                       $1,000 principal amount of 7.164% series C bonds and 8.160%
                                       series D bonds for each $1,000 principal amount of 7.164%
                                       series A bonds and 8.160% series B bonds, respectively, that are properly tendered and accepted. We and the Funding
                                       Corporation will issue the exchange bonds on or promptly
                                       after the expiration date for the exchange offer. As of the date of this prospectus, there is $326,000,000 aggregate
                                       principal amount of private bonds outstanding.

                                       Based on an interpretation by the staff of the Securities
                                       and Exchange Commission set forth in no-action letters
                                       issued to third parties, we believe that the exchange bonds issued in the exchange offer may be offered for resale,
                                       resold and otherwise transferred by a holder without
                                       compliance with the registration and prospectus delivery
                                       provisions of the Securities Act, if the holder is acquiring exchange bonds in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the exchange bonds.

                                       Holders who tender their private bonds in the exchange offer with the intention of participating in a distribution of the exchange bonds will not be able to rely on the no-action
                                       letters described above or similar no-action letters. Each broker-dealer that receives exchange bonds for its own
                                       account in exchange for private bonds, where the private
                                       bonds were acquired by the broker-dealer as a result of
                                       market-making activities or other trading activities, must acknowledge that it will deliver a prospectus for any resale of those exchange bonds.

Registration Rights
  Agreement..........................  We and the Funding Corporation entered into a registration rights

                                       agreement dated as of May 21, 1999, which grants the holders of the private bonds exchange and registration rights. The exchange offer is intended to satisfy those rights, which
                                       will terminate upon the consummation of the exchange offer.
                                       The holders of the exchange bonds will not be entitled to
                                       any exchange or registration rights with respect to the
                                       exchange bonds.

Expiration Date......................  The exchange offer will expire at 5:00 p.m., New York City time, on April 10, 2000, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date for the exchange offer will be the latest date and time to which we extend the exchange offer.

Accrued Interest on the Exchange
  Bonds and the Private Bonds........  The exchange bonds will bear interest from and including the date on which we last made an interest payment, which was
                                       January 15, 2000. The holders of the exchange bonds whose
                                       private bonds are accepted for exchange will be deemed to
                                       have waived the right to receive any interest accrued on the private bonds, other than interest accrued from the date of initial issuance of the exchange bonds and interest accrued on the private bonds from the date of initial delivery to
                                       the date of their exchange for exchange bonds.

Conditions to the Exchange Offer.....  The exchange offer contains customary conditions that may be waived by us. The exchange offer is not conditioned upon any minimum aggregate principal amount of private bonds being
                                       tendered for exchange.

Exchange Agent.......................  The Bank of New York

Procedures for Tendering
  Private Bonds......................  Except as described later in this prospectus in the discussion of guaranteed delivery procedures, a tendering
                                       holder must, on or prior to the expiration date:

                                       -  transmit a properly completed and duly executed letter of transmittal, including all other documents required by
                                          the letter of transmittal, to The Bank of New York at the
                                          address in this prospectus; or

                                       -  if the private bonds are tendered in accordance with the book-entry procedures described in this prospectus, the
                                          tendering holder must transmit an agent's message to the
                                          exchange agent via The Depository Trust Company's ATOP
                                          system.

                                       By executing a letter of transmittal, the holder will
                                       represent to and agree with us and the Funding Corporation that, among other things:

                                       (1)  the exchange bonds to be acquired by that holder of
                                       private bonds in the exchange offer are being acquired by
                                            that holder in the ordinary course of its business;

                                       (2)  if that holder is not a broker-dealer, that holder is not participating in and has no arrangement or understanding with

                                            any person to participate in a distribution of the
                                            exchange bonds;

                                       (3)  if that holder is a broker-dealer registered under the
                                       Exchange Act or is participating in the exchange offer for the purposes of distributing the exchange bonds, that
                                            holder will comply with the registration and prospectus
                                            delivery requirements of the Securities Act for a
                                            secondary resale transaction of the exchange bonds
                                            acquired by that person and cannot rely on the position
                                            of the staff of the Securities and Exchange Commission
                                            set forth in the no-action letters described above;

                                       (4)  that holder understands that a secondary resale
                                       transaction described in clause (3) above and any resales of exchange bonds obtained by that holder in exchange for
                                            private bonds acquired by that holder directly from us
                                            and the Funding Corporation should be covered by an
                                            effective registration statement containing the selling
                                            securityholder information required by Item 507 or Item
                                            508, as applicable, of Regulation S-K of the Securities
                                            and Exchange Commission; and

                                       (5)  that holder is not an "affiliate," as defined in Rule
                                       405 under the Securities Act, of us or the Funding
                                            Corporation.

                                       Holders who tender their private bonds in the exchange offer with the intention of participating in a distribution of the exchange bonds will not be able to rely on the no-action
                                       letters described above or similar no-action letters. If the holder is a broker-dealer that will receive exchange bonds for its own account in exchange for private bonds that were acquired as a result of market-making activities or other
                                       trading activities, that holder will be required to
                                       acknowledge in the letter of transmittal that that holder
                                       will deliver a prospectus for any resale of the exchange
                                       bonds; however, by so acknowledging and by delivering a
                                       prospectus, that holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities
                                       Act.

                                       We will make this prospectus available to any participating broker-dealer for any resale referred to in clause (3) above for a period of 30 days after the expiration of the exchange offer.

Guaranteed Delivery
  Procedures.........................  Holders of private bonds who wish to tender their private bonds and whose private bonds are not immediately available or who cannot deliver their private bonds, the letter of
                                       transmittal or any other documentation required by the
                                       letter of transmittal to the exchange agent prior to the
                                       expiration date for the exchange offer must tender their
                                       private bonds according to the guaranteed delivery
                                       procedures described later in this prospectus.

Acceptance of the Private
  Bonds and Delivery of the
  Exchange Bonds.....................  Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private bonds that are properly tendered in the exchange
                                       offer prior to the expiration date for the exchange offer.
                                       The exchange bonds issued in the exchange offer will be
                                       delivered on the earliest practicable date following the
                                       expiration date.

Withdrawal Rights....................  Tenders of private bonds may be withdrawn at any time prior to the expiration date for the exchange offer.

Federal Income Tax Considerations....  The exchange of private bonds for exchange bonds in the exchange offer will not constitute a sale or an exchange for federal income tax purposes. Accordingly, this exchange will have no federal income tax consequences to you.

                               THE EXCHANGE BONDS

    The exchange offer described in this prospectus applies to $326,000,000 in aggregate principal amount of our and the Funding Corporation's private bonds. The form and terms of the exchange bonds are the same as the form and terms of the private bonds except that:

        (1) the exchange bonds will have been registered under the Securities Act and, therefore, the exchange bonds will not bear legends restricting the transfer of the exchange bonds; and

        (2) holders of the exchange bonds will not be entitled to rights governing the exchange offer under the registration rights agreement that we and the Funding Corporation entered into with the initial purchasers of the private bonds, which rights will terminate upon consummation of the exchange offer.

    The exchange bonds will evidence the same indebtedness as the private bonds, which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs both the private bonds and the exchange bonds. References to the bonds are to both the private bonds and the exchange bonds.

The Bonds Offered............................  $150,000,000 principal amount of 7.164% series C senior secured bonds due 2014.

                                               $176,000,000 principal amount of 8.160% series D
                                               senior secured bonds due 2025.

Maturity Date................................  Series C bonds: January 15, 2014.
                                               Series D bonds: July 15, 2025.

Interest Payment Dates.......................  January 15 and July 15, beginning on January 15,
                                               2000. Interest due and payable during the
                                               construction phase of our project will be paid with
                                               proceeds from our offering of the private bonds,
                                               which we deposited in the construction account. The
                                               bondholders have a security interest in the
                                               construction account.

Scheduled Principal Payments.................  We will be required to pay principal of the series C bonds on each January 15 and July 15, commencing on
                                               July 15, 2001, as follows:

                                                                                        PERCENTAGE OF
                                                                                          PRINCIPAL
                                                            PAYMENT DATE                AMOUNT PAYABLE
                                               ---------------------------------------  --------------
                                               July 15, 2001..........................       2.75%
                                               January 15, 2002.......................       2.75%
                                               July 15, 2002..........................       2.30%
                                               January 15, 2003.......................       2.30%
                                               July 15, 2003..........................       2.45%
                                               January 15, 2004.......................       2.45%
                                               July 15, 2004..........................       2.60%
                                               January 15, 2005.......................       2.60%
                                               July 15, 2005..........................       3.80%
                                               January 15, 2006.......................       3.80%
                                               July 15, 2006..........................       4.15%
                                               January 15, 2007.......................       4.15%

                                                                                        PERCENTAGE OF
                                                                                          PRINCIPAL
                                                            PAYMENT DATE                AMOUNT PAYABLE
                                               ---------------------------------------  --------------
                                               July 15, 2007..........................       4.20%
                                               January 15, 2008.......................       4.20%
                                               July 15, 2008..........................       4.35%
                                               January 15, 2009.......................       4.35%
                                               July 15, 2009..........................       4.50%
                                               January 15, 2010.......................       4.50%
                                               July 15, 2010..........................       4.70%
                                               January 15, 2011.......................       4.70%
                                               July 15, 2011..........................       5.10%
                                               January 15, 2012.......................       5.10%
                                               July 15, 2012..........................       5.10%
                                               January 15, 2013.......................       5.10%
                                               July 15, 2013..........................       4.00%
                                               January 15, 2014.......................       4.00%

                                               We will be required to pay principal of the series D
                                               bonds on each January 15 and July 15, commencing on
                                               July 15, 2014, as follows:
                                                                                        PERCENTAGE OF
                                                                                          PRINCIPAL
                                                            PAYMENT DATE                AMOUNT PAYABLE
                                               ---------------------------------------  --------------
                                               July 15, 2014.                                    2.65%
                                               January 15, 2015.......................       2.65%
                                               July 15, 2015..........................       2.85%
                                               January 15, 2016.......................       2.85%
                                               July 15, 2016..........................       2.85%
                                               January 15, 2017.......................       2.85%
                                               July 15, 2017..........................       3.00%
                                               January 15, 2018.......................       3.00%
                                               July 15, 2018..........................       2.90%
                                               January 15, 2019.......................       2.90%
                                               July 15, 2019..........................       3.45%
                                               January 15, 2020.......................       3.45%
                                               July 15, 2020..........................       2.15%
                                               January 15, 2021.......................       2.15%
                                               July 15, 2021..........................       5.25%
                                               January 15, 2022.......................       5.25%
                                               July 15, 2022..........................       5.35%
                                               January 15, 2023.......................       5.35%
                                               July 15, 2023..........................       5.40%
                                               January 15, 2024.......................       5.40%
                                               July 15, 2024..........................       6.90%
                                               January 15, 2025.......................       6.90%
                                               July 15, 2025..........................      14.50%

Initial Average Life.........................  Series C bonds: approximately 9.2 years.
                                               Series D bonds: approximately 22.1 years.

Ratings......................................  "Baa3" by Moody's Investors Service, Inc. and "BBB-" by
                                               Standard & Poor's Ratings Group.

Denomination.................................  We will issue the exchange bonds in minimum denominations of $1,000.

Ranking of the Bonds.........................  The bonds:

                                                   - are senior secured indebtedness;

                                                   - are equivalent in right of payment to all of our
                                                     existing and future senior indebtedness; and

                                                   - rank senior to all of our subordinated
                                                     indebtedness.

                                               Credit Suisse First Boston has agreed to issue letters
                                               of credit for our account under a letter of credit and
                                               reimbursement agreement. We currently, and will
                                               continue to, use these letters of credit to provide
                                               credit suppport in favor of one of our power
                                               purchasers. Currently, there is one letter of credit
                                               outstanding under this agreement, which runs in favor
                                               of Virginia Power and is in the amount of $5,660,000.
                                               To date, no drawings have been made under this letter
                                               of credit. The letter of credit and reimbursement
                                               agreement also provides for the issuance of two
                                               additional letters of credit, each in the amount of
                                               $5,660,000. Our obligation to reimburse Credit Suisse
                                               First Boston for drawings on the letters of credit, and
                                               our other obligations under the letter of credit and
                                               reimbursement agreement, rank equally in right of
                                               payment with the bonds and share equally in the
                                               collateral with the bonds. Other than these
                                               obligations, we have no existing senior secured debt
                                               that ranks equally with the bonds.

                                               The obligations to pay principal of, premium, if any,
Nonrecourse Obligations......................  and interest on the bonds will be solely our obligations and those of the Funding Corporation.
                                               Neither our partners nor the Funding Corporation's
                                               shareholder, nor any of our or the Funding
                                               Corporation's affiliates, employees, officers or
                                               directors, or any other person or entity, will
                                               guarantee the bonds or have any obligation to make any
                                               payments on the bonds.

Collateral...................................  The bonds are secured by:

                                                   - a mortgage on the site of our power facility and
                                                   the related easements;

                                                   - a security interest in all of our personal
                                                   property, including our power purchase agreements,
                                                     our other contracts and the assets comprising our
                                                     power facility, but excluding the accounts that
                                                     we may establish for the benefit of
                                                     Aquila/UtiliCorp, one of our power purchasers;

                                                   - a pledge of all of our limited and general
                                                     partnership interests; and

                                                   - a pledge of all of the capital stock of our
                                                   general partner and the Funding Corporation.

Redemption at Our Option.....................  We may redeem any or all of the series C bonds and/or the series D bonds at a redemption price equal to:

                                                   - 100% of the principal amount of the bonds being
                                                     redeemed, PLUS

                                                   - accrued and unpaid interest on the bonds being
                                                     redeemed, PLUS

                                                   - a make-whole premium which is based on the
                                                   rates of treasury securities with average lives
                                                     comparable to the remaining average lives of
                                                     the applicable bonds plus 30 basis points in
                                                     the case of the series C bonds or 50 basis
                                                     points in the case of the series D bonds.

Mandatory Redemption.........................  If our project is damaged or destroyed or taken by eminent domain, or if there is a defect in our title
                                               to the site of our project, and

                                                   - we receive more than $5,000,000 of insurance or
                                                     other proceeds because of the damage,
                                                     destruction, taking or defect and we decide not
                                                     to, or cannot, restore our project or fix the
                                                     title defect to make our project operate on a
                                                     commercially feasible basis, then we must use
                                                     the proceeds we received to redeem bonds and
                                                     prepay any of our other senior secured
                                                     obligations that require prepayment upon the
                                                     receipt of these proceeds; or

                                                   - we receive insurance or other proceeds because
                                                   of the damage, destruction, taking or defect and
                                                     more than $5,000,000 of the proceeds are left
                                                     over after we have restored our project or
                                                     fixed the title defect to make our project
                                                     operate on a commercially feasible basis, then
                                                     we must use the proceeds in excess of
                                                     $5,000,000 that remain after we have restored
                                                     our project to redeem bonds and prepay any of
                                                     our other senior secured obligations that
                                                     require prepayment upon receipt of these
                                                     proceeds, unless we receive a confirmation of
                                                     the then current ratings of the bonds.

                                               If we are required to redeem bonds as described
                                               above, the redemption price will be 100% of the
                                               principal amount of the bonds being redeemed plus
                                               accrued and unpaid interest on the bonds being
                                               redeemed.

                                               If we receive more than $10,000,000 of performance
                                               liquidated damages under the main construction
                                               contract for our project, then we must use these
                                               proceeds to redeem bonds and prepay any of our other
                                               senior secured obligations that require prepayment
                                               upon the receipt of performance liquidated damages,
                                               unless we receive a confirmation of the then current
                                               ratings of the bonds. If we

                                               are required to redeem bonds with performance
                                               liquidated damages, the redemption price will be 100%
                                               of the principal amount of the bonds being redeemed
                                               plus accrued and unpaid interest on the bonds being
                                               redeemed.

                                               If we receive more than $10,000,000 of proceeds from
                                               buy-outs of our power purchase agreements, then we
                                               must use these proceeds to redeem bonds and prepay
                                               any of our other senior secured obligations that
                                               require prepayment upon the receipt of buy-out
                                               proceeds, unless we receive a confirmation of the
                                               then current ratings of the bonds. If we are required
                                               to redeem bonds with the proceeds of power contract
                                               buy-outs, then the redemption price will be 100% of
                                               the principal amount of the bonds being redeemed plus
                                               accrued and unpaid interest on the bonds being
                                               redeemed.

                                               At the time we receive loss proceeds, performance
                                               liquidated damages or buy-out proceeds, we may have
                                               senior secured obligations in addition to the bonds
                                               which by their terms require us to use these proceeds
                                               or damage payments to prepay all or a portion of the
                                               obligations. If so, the proceeds or damage payments
                                               will be allocated among the bonds and the other
                                               senior secured obligations that require prepayment on
                                               a pro rata basis according to the principal amount of
                                               the obligation to be redeemed or prepaid which is
                                               outstanding at the time we receive the proceeds or
                                               damage payments.

Redemption at the Option of the
  Bondholders................................  If:

                                                   - funds remain on deposit in the distribution
                                                   suspense account for at least 12 months in a row,
                                                     and

                                                   - we cause the holders of the bonds to vote on
                                                     whether we should use those funds to redeem
                                                     bonds, and

                                                   - holders of at least 66 2/3% of the outstanding
                                                   bonds vote to require us to use those funds to
                                                     redeem bonds,

                                               then we will have to use the funds which have
                                               remained on deposit in the distribution suspense
                                               account for at least 12 months in a row to redeem
                                               bonds and prepay any of our other senior secured
                                               obligations that require prepayment under those
                                               circumstances. If we are required to redeem bonds
                                               with those funds, then the redemption price will be
                                               100% of the principal amount of the bonds being
                                               redeemed plus accrued and unpaid interest on the
                                               bonds being redeemed. If we are not required to
                                               redeem bonds with those funds following the vote of
                                               the holders of the bonds, and if none of our other
                                               senior secured obligations requires us to apply these
                                               funds to their prepayment, then we will

                                               be permitted to distribute those funds to our
                                               partners without regard to the satisfaction of the
                                               debt service coverage ratio tests contained in the
                                               indenture.

Change of Control............................  If:

                                                   - LS Power, LLC, Cogentrix Energy, Inc. and/or
                                                   any qualified third party experienced in owning
                                                     and operating power generation facilities
                                                     collectively cease to own, directly or
                                                     indirectly, at least 51% of the capital stock
                                                     of our general partner (unless any or all of
                                                     them maintain management control of us), or

                                                   - LS Power, LLC, Cogentrix Energy, Inc. and/or
                                                   any qualified and experienced third party of the
                                                     type described above collectively cease to own,
                                                     directly or indirectly, at least 10% of the
                                                     ownership and economic interest in us,

                                               then we must offer to purchase all of the bonds at a
                                               purchase price equal to 101% of the outstanding
                                               principal amount of the bonds plus accrued and unpaid
                                               interest unless we receive a confirmation of the then
                                               current ratings of the bonds or at least 66 2/3% of
                                               the holders of the outstanding bonds approve the
                                               change in ownership.

Operating Flow of Funds......................  After completion of our project, we will deposit all of our revenues into the revenue account and disburse
                                               these revenues each month to pay operating and
                                               maintenance expenses, management fees and expenses
                                               and debt service, and to fund reserve accounts which
                                               the indenture requires us to maintain. Funds
                                               remaining in the revenue account after making these
                                               disbursements will be transferred to the distribution
                                               suspense account.

                                               We use the funds on deposit in the distribution
                                               suspense account to make distributions to our limited
                                               partner, LSP Batesville Holding, LLC and our general
                                               partner, LSP Energy, Inc. We are permitted to make
                                               these distributions once each month if we satisfy the
                                               following conditions:

                                                   - we have made all required disbursements from
                                                   the revenue account to pay operating and
                                                     maintenance expenses, management fees and
                                                     expenses and debt service;

                                                   - we have set aside sufficient reserves to pay
                                                   principal and interest payments on the bonds and
                                                     our other senior secured debt;

                                                   - no default or event of default under the
                                                   indenture for the bonds has occurred and is
                                                     continuing;

                                                   - our historical and projected debt service
                                                   coverage ratios equal or exceed the required
                                                     levels;

                                                   - we have sufficient funds in our accounts to
                                                   meet our ongoing working capital needs;

                                                   - our power facility is complete; and

                                                   - we make the distributions on or after the last
                                                   business day of September 2000.

Reserves Required for Distributions..........  We will not be allowed to make distributions unless the total amount of funds in our debt service payment
                                               account, debt service reserve account and
                                               distribution suspense account is equal to or greater
                                               than the sum of:

                                               (1) a debt service reserve equal to:

                                                   - if the distribution is being made on a
                                                   scheduled payment date for the bonds, the
                                                     principal and interest payments due on all of
                                                     our senior secured debt on that date;

                                                   - if the distribution is being made on any other
                                                   date, the principal and interest payments due on
                                                     all of our senior secured debt on the next
                                                     scheduled payment date for the bonds; plus

                                               (2) the aggregate of the principal, interest and
                                               other payments which will be due on all of our senior
                                                   debt on the next semiannual payment date; plus

                                               (3) the aggregate of the principal, interest and
                                               other payments we will be required to make on our
                                                   senior debt between the distribution date and the
                                                   next semiannual payment date.

Additional Indebtedness......................  The indenture permits us to incur indebtedness in addition to the bonds. For example, we are allowed to
                                               incur additional indebtedness in order to:

                                                   - finance modifications or improvements to our
                                                   project which are necessary (1) to comply with
                                                     applicable law or (2) to complete our project
                                                     after all other funds available for this
                                                     purpose have been depleted;

                                                   - finance improvements to our project which are
                                                   not necessary to comply with applicable law; and

                                                   - finance an expansion of our project.

Covenants....................................  We have agreed to, among other things:

                                                   - maintain our existence,

                                                   - obtain and comply with applicable governmental
                                                     approvals,

                                                   - comply with applicable laws,

                                                   - maintain insurance for our power facility,

                                                   - provide financial statements, default notices
                                                   and other notices to the trustee,

                                                   - prepare a major maintenance plan,

                                                   - maintain our status as an exempt wholesale
                                                     generator, and

                                                   - pay our taxes.

                                               We have agreed not to, among other things:

                                                   - create any lien on our properties other than
                                                     permitted liens,

                                                   - make any distributions other than as permitted
                                                     under the indenture,

                                                   - engage in any business other than the
                                                   development, financing, construction, operation
                                                     and expansion of our project,

                                                   - make any investment other than permitted
                                                     investments, or

                                                   - enter into non-arm's length transactions with
                                                   our affiliates.

                                               These affirmative and negative covenants are affected
                                               by a number of important qualifications and
                                               exceptions.

Trustee, Administrative Agent and Collateral
  Agent......................................  The Bank of New York.

Independent Engineer.........................  The independent engineer for our project will be responsible for, among other things, providing
                                               confirmations and reports to the trustee and the
                                               administrative agent with respect to:

                                                   - construction drawdowns and concurrence with
                                                     certifications made by us under the indenture
                                                     which relate to technical matters;

                                                   - material change order requests under the main
                                                     construction contract;

                                                   - the occurrence of completion of our project;

                                                   - review of the annual operating budget; and

                                                   - upon our receipt of insurance and other loss
                                                     proceeds:

                                                     (1) whether it is commercially feasible to
                                                     repair, rebuild, restore or replace our power
                                                         facility; or

                                                     (2) whether the insurance or other proceeds
                                                     will not be sufficient to repair, rebuild,
                                                         restore or replace our project.

Independent Electricity Market and Fuel        The independent electricity market and fuel
  Consultant.................................  consultant for our project will be responsible for providing projections of market prices for
                                               electricity which we will use to confirm
                                               certifications that we will make with respect to
                                               projections of debt service coverage ratios during
                                               periods in which less than all of the capacity of our
                                               power facility is being disposed of under long term
                                               power purchase agreements.

                                  OUR COMPANY

    We were formed to develop, construct, own, operate and finance our gas-fired power plant facility in Batesville, Mississippi that will include three combined-cycle electric generation units. Our power facility also includes an electrical substation on our site and the transmission lines that connect the substation with two utility transmission systems. The project described in this prospectus includes our power facility and all its associated contracts. Our power facility is already under construction. Though we may expand our power facility after the offering of the exchange bonds by constructing additional electric generation capacity at the project site, we do not intend to engage in any business activities other than those related to our project.

    Our sister company, LSP Batesville Funding Corporation, will be the co-issuer of the exchange bonds that we are offering in this prospectus. The Funding Corporation was formed for the sole purpose of issuing the bonds and incurring other debt to finance our project. The Funding Corporation has nominal assets and will not conduct any operations.

    Our principal executive offices are located at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816. Our telephone number is (732) 249-6750.

    We are indirectly owned primarily by LS Power, LLC and Cogentrix
Energy, Inc. For a more detailed description of our ownership structure, please see the chart on the next page.

                                    [CHART]

(*) This percentage could be adjusted based on the limited liability company operating agreement of LSP Batesville Holding, LLC. which is described later in this prospectus.

                                  OUR PROJECT

    GENERAL DESCRIPTION. Our power facility, which is in the process of being constructed, will be an approximately 837 megawatt natural gas-fired, three combined-cycle unit electric generation facility. Natural gas-fired facilities are those which use natural gas as a fuel source. Combined-cycle facilities are those which use the exhaust heat produced by a combustion turbine to generate steam, which is in turn used to make electricity in a steam turbine. Each of the three combined-cycle "units" of our power facility will therefore contain three main pieces of equipment: (1) a gas-fired combustion turbine; (2) a heat recovery steam generator; and (3) a steam turbine, plus auxiliary equipment.

    KEY PROJECT DOCUMENTS. The chart below depicts some of the key contracts for our project.

                                    [CHART]

    CONSTRUCTION OF OUR POWER FACILITY. The main contractor for most of our power facility, BVZ Power Partners-Batesville, is a joint venture between Black & Veatch Construction, Inc. and H.B. Zachry Company. BVZ Power Partners has agreed to design, engineer, procure equipment for, construct, test and start-up our power facility, other than the electric substation and transmission lines. We have agreed to pay BVZ Power Partners a fixed price of approximately $240,174,000 for doing this work in accordance with the construction contract that we have entered into with BVZ Power Partners.

    SALE OF POWER FROM OUR POWER FACILITY. We have entered into two long-term power purchase agreements for the sale of the capacity of and electric energy from our power facility. One of those agreements is with Virginia Electric and Power Company and covers the sale of the capacity of and electric energy from two of our power facility's generating units for an initial term of 13 years, which Virginia Power can extend at its option for an additional 12 years. The other agreement is with UtiliCorp United Inc. and Aquila Energy Marketing Corporation and covers the sale of the capacity of and electric energy from our power facility's other generating unit for an initial term of 15 years and seven months, which Aquila/UtiliCorp can extend at its option for an additional five years. When our agreements with Virginia Power and Aquila/UtiliCorp expire, we will either enter into new long-term power purchase agreements with other customers and/or will sell the capacity of and energy from our power facility on a "merchant" basis. This means that we will sell our capacity and electric energy to the market on the basis of shorter term or "spot" contracts.

    These power purchase agreements require Virginia Power and Aquila/UtiliCorp to provide us with the natural gas which we will use to fuel the generating units that are dedicated to the applicable purchaser.

    OPERATION OF OUR POWER FACILITY. Cogentrix Batesville Operations, LLC, which is a subsidiary of Cogentrix Energy, Inc., has agreed to operate most of our project for 27 years. Under the operation and maintenance agreement that we have entered into with this operator, we will pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $41,667 per month, which escalates annually, to perform customary operations and maintenance services for most of our project. We will agree to pay this fee to Cogentrix Batesville Operations only if we have allocated the required funds to our debt service and reserve accounts in accordance with the financing documents. We will also pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $390,000, payable in ten monthly installments, for services performed by Cogentrix Batesville Operations prior to the date on which our units are scheduled to enter commercial operation.

    PANOLA COUNTY INFRASTRUCTURE RELATED TO OUR FACILITY. In order for our power facility to operate it needs access to gas and water. Panola County has almost completed the construction of pipelines and related facilities that we will use to transport gas and water to our power facility and to transport wastewater away from our power facility. The construction of this infrastructure, which is being done for Panola County by three contractors, is 98% complete. Although all work on the infrastructure has not been completed by the contractors, the infrastructure has been placed in service and is being used to support completion of our power facility. In the future, Panola County might transfer its ownership of the infrastructure to the Industrial Development Authority of Panola County. In anticipation of this possible transfer, we have entered into lease agreements with both Panola County and the Industrial Development Authority under which we have leased the Panola County infrastructure on terms that give us the right to use the capacity of the infrastructure to an extent that should be sufficient to operate our power facility.

    GAS PIPELINE INTERCONNECTIONS. Our power facility is connected through the lateral gas pipeline to the Tennessee Gas Pipeline Company's and ANR Pipeline Company's interstate gas pipelines. The ANR Pipeline and Tennessee Gas interconnection facilities have been completed, and each is capable of delivering our power facility's entire fuel requirements to the lateral gas pipeline. We plan to contract with an experienced gas pipeline operator to coordinate operation of the lateral gas pipeline with ANR Pipeline and Tennessee Gas.

    WATER SUPPLY. Through the infrastructure described above, we have the ability to obtain water from Enid Lake and to dispose of our power facility's wastewater into the Little Tallahatchie River. We have entered into an agreement with the United States government that will allow us to withdraw water from Enid Lake. In addition, we have obtained the permits we will need to dispose of water into the Little Tallahatchie River. The operation and maintenance of the water supply and discharge pipelines and water intake system will be performed by Cogentrix Batesville Operations.

    ELECTRICAL INTERCONNECTIONS. In order to deliver electricity to our power purchasers, we have arranged to have our power facility interconnected to two utility transmission systems. We have entered into separate interconnection agreements with each of the Tennessee Valley Authority and Entergy
Mississippi, Inc., each of which has an initial term of 35 years. These agreements require us to construct and install a portion of the equipment that will be used to interconnect our power facility with the transmission grids, which BVZ Power Partners, Lauren Constructors, North American Transformer, Inc. and Siemens Power Transmission and Distribution, LLC have done, and require the Tennessee Valley Authority and Entergy to construct the remainder of that equipment, at our expense. Following the completion of the Tennessee Valley Authority and Entergy system upgrades described in the next paragraph, we expect each of these interconnections to be capable of accepting the entire electrical output of our power facility under most operating conditions. These agreements allow the Tennessee Valley Authority and Entergy to disconnect or curtail our power facility's output to overcome reliability problems, to facilitate restoration of line or equipment outages, for maintenance activities or if a hazardous condition exists.

                               OUR FINANCING PLAN

    We estimate that the total cost of developing, constructing, financing and commissioning our project and the gas and water infrastructure that our facility will use will be approximately $396,406,000. We had an outstanding loan, which we used to pay $136,600,000 of development and construction costs associated with our project and the Panola County gas and water infrastructure. We used $136,600,000 of the net proceeds of the private bonds to repay that loan in full. We used or will use the rest of the net proceeds of the private bonds to pay a portion of the remaining costs of our project. The net proceeds that we received from the sale of the private bonds covered approximately 86% of the total project costs described above. To cover the rest of those costs, LSP Batesville Holding, LLC will make equity contributions to us from time to time in the aggregate amount of $54,000,000 after we have used all of the proceeds of the private bonds. To support this equity contribution obligation, Cogentrix Energy, Inc. has obtained a $54,000,000 letter of credit for the benefit of the holders of the bonds and our other senior creditors. We will have no obligation to reimburse draws under this letter of credit.

                                  RISK FACTORS

    AN INVESTMENT IN THE BONDS INVOLVES A SIGNIFICANT DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE BONDS.

                              EXCHANGE OFFER RISK

    THERE MAY BE ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE YOUR PRIVATE BONDS BECAUSE THEY WILL CONTINUE TO BE AFFECTED BY TRANSFER RESTRICTIONS AND MAY BE MORE DIFFICULT TO SELL.

If you do not exchange your private bonds in the exchange offer, then you will continue to be affected by the transfer restrictions on the private bonds described in the offering circular distributed for the sale of the private bonds. In general, the private bonds may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the private bonds under the Securities Act of 1933. You should refer to "The Exchange Offer" for information about how to tender your private bonds.

    The tender of private bonds under the exchange offer will reduce the principal amount of the private bonds outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the private bonds due to a reduction in liquidity.

                        CONSTRUCTION AND OPERATING RISKS

    WE MAY NOT BE ABLE TO COMPLETE THE CONSTRUCTION OF OUR PROJECT ON TIME FOR REASONS BEYOND OUR CONTROL OR OUR CONTRACTORS' CONTROL.

    The construction and timely completion of our project may be adversely affected by factors commonly associated with large power plant projects, including:

    1)  shortages of equipment, materials or labor;

    2)  work stoppages or other labor disputes;

    3)  weather problems;

    4) unforeseen engineering, environmental, permitting or geological problems;

    5) unanticipated cost increases for reasons beyond our control or our contractors' control; and

    6)  other unforeseen circumstances.

    If any of these kinds of events occur, the construction of our project may be delayed, our project may cost us more to complete than we have currently budgeted, or our project may not perform as well as we expect it to. Any of these results could decrease the amount of cash that we have available, and therefore could cause us to be unable to make payments on the bonds and our other debt when due.

    We received a force majeure notice from BVZ Power Partners, the construction contractor for our power facility, and ABB Power Generation, Inc., the manufacturer of our steam turbines, with respect to transportation delays incurred during the delivery of one of the Virginia Power generating unit's steam turbine generators to our power facility. We requested that ABB Power Generation provide additional information to support the claim of force majeure. In response to our request, ABB Power Generation has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. We do not believe that the delays in transportation of the steam turbines constitute a force majeure event. However, a final resolution of the issue has not yet occurred and, in any event, the 21 day transportation delay could have an adverse impact on the schedule for completing our power facility.

    BVZ Power Partners has indicated in its monthly progress reports that it is evaluating the impacts of abnormally high rainfall during several months of construction. The implication is that BVZ Power Partners could submit a claim of force majeure to us in the future. To date, BVZ Power Partners has not submitted a force majeure claim.

    WE MAY INCUR ADDITIONAL COSTS OR EXPERIENCE A REDUCTION IN REVENUE UNDER OUR POWER PURCHASE AGREEMENTS IF THE GENERATING UNITS INCLUDED IN OUR POWER FACILITY ARE NOT OPERATING BY THE DATE ON WHICH OUR DELIVERY OBLIGATIONS UNDER OUR POWER PURCHASE AGREEMENTS BEGIN. MOREOVER, BVZ POWER PARTNERS HAS NOT GUARANTEED THAT IT WILL COMPLETE THE GENERATING UNITS BY THAT DATE.

    We have agreed with Virginia Power and Aquila/UtiliCorp that their respective generating units will be able to begin delivering power to them by June 1, 2000, which date may be extended as a result of force majeure or other excused delays. However, BVZ Power Partners has not guaranteed that it will substantially complete our power facility by this date. Instead, BVZ Power Partners has guaranteed to substantially complete the two units that will provide power to Virginia Power by July 16, 2000 and July 26, 2000 and to substantially complete the unit that will provide power to Aquila/UtiliCorp by July 31, 2000. Each of these dates may be extended in accordance with the terms of the construction contract in some circumstances. For example, the July 16, 2000 date may be extended if any portion of the 21 day transportation delay associated with the ABB Power Generation steam turbine generator is determined to be a force majeure event. If BVZ Power Partners does not substantially complete the units by the day following the guaranteed completion dates, as those dates may be extended under the construction contract, BVZ Power Partners will have to pay us the delay liquidated damages described in the construction contract. However, we will not receive any liquidated damages from BVZ Power Partners for any period between the start of our delivery obligations under the power purchase agreements and the day following the guaranteed completion dates under the construction contract.

    If the generating units are not substantially complete by the date on which we have agreed to begin delivery under our power purchase agreements, we may:

    (1) be required to supply replacement power to Virginia Power or reimburse Virginia Power for any incremental replacement power cost that Virginia Power incurs between the date on which we have agreed to begin delivery under the Virginia Power power purchase agreement and the date on which each Virginia Power unit is substantially complete, up to a maximum of $5,660,000 per unit;

    (2) be required to do one of the following:

       - supply Aquila/UtiliCorp with replacement power,

       - reimburse Aquila/UtiliCorp for any incremental replacement power cost that they incur or

       - elect a delivery delay adjustment to the reservation payments that Aquila/UtiliCorp must pay us under the Aquila/UtiliCorp power purchase agreement,

       in each case, between the date on which we have agreed to begin delivery under the Aquila/ UtiliCorp power purchase agreement and the date on which the Aquila/UtiliCorp unit is substantially complete; and

    (3) incur other increased costs as a result of the delay and forego some revenues under our power purchase agreements during the period of delay.

    The current construction schedule that has been provided to us by BVZ Power Partners anticipates that substantial completion of the two Virginia Power units and the one Aquila/Utilicorp unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. Therefore, one Virginia Power unit and the Aquila/Utilicorp unit are projected to be complete after June 1, 2000, the date on which, unless adjusted for excused delays, we are required to begin delivering power to Virginia Power and Aquila/ UtiliCorp under the power purchase agreements. As a result of these projected completion dates, we have notified Virginia Power and Aquila/Utilicorp of the projected completion dates and we have notified Aquila/Utilicorp of our election to incur a delivery delay adjustment in the event that the Aquila/Utilicorp unit is completed after the date on which we agreed to begin delivery of energy under the Aquila/Utilicorp power purchase agreement. If BVZ Power Partners were to complete the second Virginia Power unit by June 5, 2000, we would either supply replacement power to Virginia Power or reimburse Virginia Power for the cost of incremental replacement power during the period from June 1, 2000 to June 5, 2000. Our reimbursement would be limited by the $5,660,000 limit described above. Accordingly, construction delays generally, together with the fact that we have committed to specified delivery dates with our power purchasers while BVZ Power Partners has not committed to complete the units by those dates, could cause us to be unable to make payments on the bonds and our other debt when due.

    THE LIQUIDATED DAMAGES THAT WE MAY RECEIVE FROM OUR CONTRACTORS MAY NOT FULLY COMPENSATE US FOR OUR LOSSES IF THERE IS A CONSTRUCTION DELAY.

    BVZ Power Partners is obligated to pay us delay liquidated damages if it fails to substantially complete a generating unit by the day after it has guaranteed that it will do so. Because BVZ Power Partner's delay liquidated damages are limited to the lesser of (1) for each delayed unit, 5% of the total price of the construction contract and (2) 15% of the total price of the construction contract in the aggregate, we cannot assure you that the delay liquidated damages will fully compensate us for the replacement power costs, increased expenses and other costs that we may incur due to a delay for which BVZ Power Partners is responsible. In addition, BVZ Power Partners is not obligated to pay us delay liquidated damages if it was not responsible for a delay, such as delays caused by our actions or our other contractors' actions or by events beyond BVZ Power Partners' control. Any of these events could extend BVZ Power Partners' guaranteed completion dates, which would delay the commencement of BVZ Power Partners' obligation to pay us delay liquidated damages.

    BVZ POWER PARTNERS MAY BE ENTITLED TO EXTENSIONS OF ITS GUARANTEED COMPLETION DATES, WHICH WOULD DELAY THE DATE BY WHICH WE WOULD BE ENTITLED TO RECEIVE DELAY LIQUIDATED DAMAGES FROM BVZ POWER PARTNERS.

    BVZ Power Partners will be entitled to an extension of its guaranteed completion dates if any portion of the 21 day transportation delay associated with the ABB Power Generation steam turbine generator is determined to be a force majeure event. BVZ Power Partners also will be entitled to an extension of its guaranteed completion dates if we are unable to provide consumables, including water, gas and electrical backfeed, to BVZ Power Partners so that BVZ Power Partners may perform its tests as scheduled. Our permanent arrangements for the supply of water from the water intake system were not in place by the date required in our contract with BVZ Power Partners. However, we made arrangements to provide BVZ Power Partners with water from the Batesville city potable water system and have since provided BVZ Power Partners with water from the water intake system. Prior to completion of the water pre-treatment system, we cannot assure you that the quality and quantity of water available from these arrangements will be adequate to perform the testing scheduled by BVZ Power Partners. If they are not adequate, BVZ Power Partners may not be able to perform its tests on schedule, and this could delay the completion of our power facility.

    Any extension in BVZ Power Partners' guaranteed completion dates would delay the date by which we would be entitled to receive delay liquidated damages from BVZ Power Partners, and could further increase the gap between the date by which our delivery obligations under our power purchase agreements begin and the guaranteed completion dates.

    OUR REVENUES COULD DECREASE, AND OUR COSTS COULD INCREASE, AS A RESULT OF BVZ POWER PARTNERS' UNSATISFACTORY FULFILLMENT OF PERFORMANCE STANDARDS.

    If the completed generating units comprising our power facility are not able to satisfy the performance standards that are guaranteed by BVZ Power Partners, we may find that:

    1) our revenue is reduced because our power facility is not capable of producing as much electricity as we expected it would;

    2) our expenses increase because our power facility is less efficient and therefore requires more fuel;

    3) we are unable to operate our power facility in compliance with applicable permits and laws; or

    4) our power purchasers may terminate their agreements with us, if the performance deficiency causes a material breach of those agreements.

    THE LIQUIDATED DAMAGES THAT WE MAY RECEIVE FROM BVZ POWER PARTNERS MAY NOT FULLY COMPENSATE US FOR OUR LOSSES IF OUR COMPLETED POWER FACILITY DOES NOT SATISFY ITS PERFORMANCE REQUIREMENTS.

    BVZ Power Partners is obligated to pay us performance liquidated damages if the generating units cannot satisfy tests that measure their net power output and net heat rate, among other things, against the guaranteed standards included in the construction contract that we entered into with BVZ Power Partners. The construction contract limits the aggregate amount of performance liquidated damages payable by BVZ Power Partners to the lesser of (1) for each deficient generating unit, 15% of the total price of the construction contract and
(2) the amount of bonus payments to BVZ Power Partners plus 30% of the total price of the construction contract, less any delay damages payable by BVZ Power Partners. As a result, we cannot assure you that the performance liquidated damages will fully compensate us for the losses that we may suffer due to any unit's failure to satisfy the performance guarantees. In addition, under some circumstances BVZ Power Partners may not be obligated to pay us performance liquidated damages until the expiration of a remediation period. Any deficiency or delay in the payment of liquidated damages could decrease the amount of cash that we have available at a time when our power facility is not operating as efficiently as designed, and therefore could make us unable to make payments on the bonds and our other debt when due.

    THE AMOUNT THAT WE HAVE BUDGETED TO COVER INCREASED COSTS, AND THE AMOUNT OF OUR INSURANCE COVERAGE, MAY BE INSUFFICIENT TO COVER UNANTICIPATED COST OVERRUNS.

    Our project budget includes a contingency line item of approximately $19,768,000 that is designed to cover things like change orders under the various construction contracts, the cost of fuel consumed by our power facility during testing in excess of the revenue received from the sale of test energy, the payment of taxes that may become due during the construction period, and other increased costs due to force majeure and other events that may increase our expenses. In addition, we are required to maintain casualty risk insurance during the construction period, including delayed opening insurance covering a period of approximately 18 months with a 30-day deductible per occurrence. However, we cannot assure you that these contingency funds or the proceeds of this insurance coverage will be sufficient to pay for any unanticipated costs not set forth in the project budget.

    THE OPERATION OF OUR POWER FACILITY INVOLVES MANY RISKS, INCLUDING TECHNOLOGY RISK, OPERATING RISK, PERIODIC TESTING RISK, AVAILABILITY RISK AND THE RISK OF EVENTS BEYOND OUR CONTROL, EACH OF WHICH, IF IT MATERIALIZED, COULD DECREASE OUR OPERATING REVENUES OR INCREASE OUR COSTS AND LEAVE US WITH LESS MONEY TO MAKE PAYMENTS ON THE BONDS.

    The operation of power generation facilities like our power facility involves many risks, including:

    (1) performance below expected levels of output or efficiency;

    (2) breakdown, failure and/or interruptions of power generation equipment, transmission lines, pipelines or other necessary equipment or processes;

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
    (3) under-performance during facility testing;

    (4) failure to operate the facility optimally and reliably;

    (5) labor disputes;

    (6) violation of permit requirements; and

    (7) operator error or catastrophic events such as fires, explosions, earthquakes and floods, which could result in personal injury, loss of life, severe damage or destruction of our project, pollution or environmental damage and suspension of operations.

    Plants using similar technology have had problems with respect to excess pollutant emissions and turbine blade cracking. Moreover, because our power facility is under construction, we have no actual operating results from our power facility and we cannot fully predict its performance. Furthermore, because the reservation payments that Virginia Power and Aquila/UtiliCorp are required to pay us are based on the tested capacity of, and are reduced due to decreased availability of, the generating units dedicated to them, if any unit fails to operate at the expected performance levels the payments that we receive from Virginia Power and Aquila/UtiliCorp may be lower than the amounts shown in the projected operating results contained in the independent engineer's report. The occurrence of the kinds of events listed above could significantly decrease our revenues, significantly increase our costs and/or impair our ability to make payments on the bonds and our other debt when due. Although we have insurance to protect against some of these risks, the insurance proceeds may not be adequate to cover lost revenues, increased expenses or other costs related to these occurrences. In addition, the insurance that we currently have may not be available in the future at commercially reasonable rates.

    WE DEPEND ON A NUMBER OF OTHER PEOPLE TO CONSTRUCT AND OPERATE OUR PROJECT, AND ON A SMALL NUMBER OF POWER PURCHASERS TO PROVIDE ALL OF OUR REVENUES. IF ANY OF THESE PEOPLE BREACH THEIR OBLIGATIONS TO US OR TERMINATE THEIR AGREEMENTS WITH US, OUR REVENUES COULD DECREASE AND WE COULD BE UNABLE TO MAKE PAYMENTS ON THE BONDS.

    We are highly dependent on many people to construct and operate our project, including the following:

    1)  various contractors for the construction of our power facility;

    2) Panola County and the Panola County Industrial Development Authority for our lease of the infrastructure we will use to transport water to and from our power facility and natural gas to our power facility;

    3) Cogentrix Batesville Operations and other operators for the operation and maintenance of our power facility and its infrastructure;

    4) the Tennessee Valley Authority and Entergy Mississippi, Inc. for our ability to deliver our electricity to our power purchasers and for the construction of some interconnection facilities and the transmission system upgrades;

    5) Tennessee Gas Pipeline Company and ANR Pipeline Company for the transportation of natural gas to our power facility and for the construction of some interconnection facilities;

    6) the United States government for our ability to withdraw water from Enid Lake; and

    7) Virginia Power and Aquila/UtiliCorp, during the term of our power purchase agreements with them, for purchases of electric generating capacity and energy from our power facility.

    If any of these people breach their obligations to us, or terminate their agreements with us, our revenues could decrease materially and we could be unable to make payments on the bonds and our other debt when due.

    OUR POWER PURCHASE AGREEMENTS WITH VIRGINIA POWER AND AQUILA/UTILICORP WILL EXPIRE BEFORE THE MATURITY OF THE BONDS. AFTER THESE AGREEMENTS EXPIRE, WE WILL HAVE TO FIND OTHER LONG-TERM CUSTOMERS AND/OR MAKE SHORT-TERM SALES.

    Our agreement with Virginia Power is currently set to expire in June 2013, and our agreement with Aquila/UtiliCorp is currently set to expire in December 2015. Although both Virginia Power and Aquila/UtiliCorp have the option to extend their agreements, we cannot assure you that they will do so. When our agreements with them expire, we will either enter into new power purchase agreements with other customers and/or make short-term or "spot" sales in which case our power facility will be what is known in the industry as a "merchant" plant. We cannot assure you that our net revenues generated from merchant sales or new power purchase agreements will be sufficient to allow us to make payments on the bonds and our other debt when due.

    BECAUSE OUR CURRENT POWER PURCHASERS HAVE AGREED TO PROVIDE US WITH ALL OF THE NATURAL GAS THAT WE NEED TO PRODUCE POWER FOR THEM, WE HAVE NOT ENTERED INTO ANY OTHER GAS SUPPLY CONTRACTS; THEREFORE, WE ARE DEPENDENT UPON OUR CURRENT BUYERS TO PROVIDE ALL OF OUR NATURAL GAS.

    If our future purchasers do not agree to supply us with natural gas, as Virginia Power and Aquila/ UtiliCorp have, we will have to obtain natural gas ourselves. Currently, we do not have any agreements with gas suppliers for procurement or delivery of natural gas to our power facility. If we are unable to enter into gas supply or transportation agreements at competitive rates in the future, we could incur significant additional costs. As a result, we may be unable to make payments on the bonds and our other debt when due.

    WE CANNOT MAKE RETAIL SALES OF ELECTRICITY; THEREFORE, WE HAVE A SMALLER CUSTOMER BASE AND MAY GENERATE LOWER REVENUES THAN IF WE WERE ABLE TO MAKE RETAIL SALES.

    Our status as an exempt wholesale generator under federal law prohibits us from making retail sales of electricity in the United States. We currently anticipate that electric capacity and energy generated by our power facility will be sold primarily in the wholesale market if and after our power facility becomes a merchant plant. Nevertheless, if we wanted to participate directly in the retail electric market, we would not be able to do so unless there were a change in federal law. See "Business--Regulation." Because our sales are limited to wholesale customers, we have a smaller customer base and may generate lower revenues than we may have been able to generate if we had a larger customer base.

    WE MAY NOT ALWAYS HAVE OPEN ACCESS TO TRANSMISSION SERVICE AFTER OUR POWER PURCHASE AGREEMENTS EXPIRE. IN ADDITION, WE MAY NOT BE ABLE TO RECOVER THE AMOUNTS THAT WE MUST PAY THE TENNESSEE VALLEY AUTHORITY AND ENTERGY TO UPGRADE THEIR TRANSMISSIONS SYSTEMS.

    Although we have entered into agreements with the Tennessee Valley Authority and Entergy to interconnect our power facility to their transmission systems, we do not have any agreements in place for the transmission of electricity from the interconnection point across the Tennessee Valley Authority's and Entergy's transmission systems. If our future power purchasers do not agree to take responsibility for transmission service, as Virginia Power and Aquila/UtiliCorp have, we will have to obtain this service ourselves. While the current regulatory framework does not allow transmission providers to deny access to electric generators on a discriminatory basis, we cannot assure you that, under the current regulatory framework or under a different future regulatory structure, transmission service will always be available to us or that the price of available transmission service would enable us to compete effectively in the merchant power market. If we are unable to obtain electric transmission service at competitive rates when needed, we could incur significant additional costs. As a result we may be unable to make payments on the bonds and our other debt when due.

    THE TENNESSEE VALLEY AUTHORITY MAY TERMINATE ITS AGREEMENT WITH US, AND, IF IT DOES, WE MAY HAVE DIFFICULTY DELIVERING POWER TO OUR CUSTOMERS.

    At any time at least five years after the commercial operation date of our power facility, the Tennessee Valley Authority may terminate their interconnection agreement with us if we refuse to amend the agreement to be consistent with the terms being offered by the Tennessee Valley Authority to other generating facilities at the time. As a result, while under the current regulatory framework the Tennessee Valley Authority must allow open access to its system and any amendment to the Tennessee Valley Authority interconnection agreement must not be discriminatory, we cannot assure you that the terms of the Tennessee Valley Authority interconnection agreement will not change in the future in a manner that could cause us to be unable to make payments on the bonds and our other debt when due.

    WE MAY PAY MORE FOR THE TRANSMISSION UPGRADES THAN WE CURRENTLY ANTICIPATE AND WE MAY RECEIVE FEWER TRANSMISSION UPGRADE CREDITS THAN WE CURRENTLY ANTICIPATE.

    We have agreed to pay all costs associated with upgrades of Entergy's and the Tennessee Valley Authority's transmission systems relating to the interconnection of our power facility with their systems. These upgrades will be owned by Entergy and the Tennessee Valley Authority. In exchange, the Tennessee Valley Authority and Entergy have agreed to credit us or our power purchasers an amount equal to the lesser of (1) the revenues that they receive from our power purchasers and their customers for transmission services provided for the delivery of energy from our power facility and (2) the total costs paid by us for the system upgrades. Our recovery of these credits is dependent upon the availability of transmission service from the Tennessee Valley Authority and Entergy for, and the use of this transmission service by, our power purchasers and their customers. The projected operating results included in the independent engineer's report contain assumptions regarding the amount of system upgrade credits that independent electricity market and fuel consultant has projected that we will receive each year. We cannot assure you that the actual amount and timing of system upgrade credits that we receive will be the same as those in the projected operating results. In addition, the costs associated with these upgrades may be higher than we currently anticipate. If it turns out that we pay significantly more to fund the transmission upgrades than we receive in return as system upgrade credits, then our ability to make payments on the bonds and our other debt when due may be adversely impacted.

    WE ARE DEPENDENT ON GOVERNMENTAL AUTHORITIES FOR OUR USE OF THE INFRASTRUCTURE THAT WILL TRANSFER NATURAL GAS TO OUR POWER FACILITY AND WATER TO AND FROM OUR POWER FACILITY. PANOLA COUNTY AND OTHER GOVERNMENTAL ENTITIES THAT WE HAVE CONTRACTS WITH COULD TRY TO CLAIM SOVEREIGN IMMUNITY IF WE SUED THEM TO ENFORCE OUR RIGHTS.

    We lease the infrastructure for our power facility from Panola County and the Industrial Development Authority. This makes us dependent on Panola County and the Industrial Development Authority for our use of the Panola County infrastructure, including the lateral gas and water pipelines, which are critical to the operation of our power facility. If we were unable to use the lateral gas and water pipelines for any reason and our power facility's generating units were not available to Virginia Power and Aquila/UtiliCorp as a result, then the reservation payments from Virginia Power and Aquila/ UtiliCorp would be reduced due to the unavailability of their units. This could cause us to be unable to make payments on the bonds and our other debt when due.

    In some cases, private parties cannot sue a governmental authority because the governmental authority claims the benefit of what is known as "sovereign immunity." Although we have been advised by our Mississippi counsel, Butler Snow O'Mara Stevens & Canada PLLC, that Panola County and the Industrial Development Authority would not, under current law, be entitled to claim sovereign immunity if we try to sue them in court to enforce their obligations to us under the infrastructure agreements, we cannot assure you that Panola County, the Industrial Development Authority, the United States and other governmental authorities that we might have contracts with would not be entitled to successfully claim sovereign immunity. If that happened, we would not be able to enforce our rights against Panola County and the Industrial Development Authority under the infrastructure lease agreements or the United States under our water supply agreement. This, too, could cause us to be unable to make payments on the bonds and our other debt when due. In addition, although you will have a lien on our interests in these use agreements, you also may find it difficult to enforce your rights under these agreements if you foreclose on our project. Finally, the bondholders do not have a lien on the assets comprising the Panola County infrastructure. Therefore, if you foreclose on our project, you will not be able to take possession of the Panola County infrastructure, and will have to rely on enforcing our rights under the lease agreements in order to be able to utilize these important assets. If you are unable to do so, you may be unable to operate our power facility, and may therefore not receive as much as you may otherwise have received if you were to dispose of our power facility at a foreclosure sale.

    THE FAILURE OF OUR COMPUTER SYSTEMS, OR THE COMPUTER SYSTEMS OF OUR CUSTOMERS AND SUPPLIERS, TO BE YEAR 2000 COMPLIANT MAY HAVE AN ADVERSE EFFECT ON OUR REVENUES.

    Some computer systems cannot recognize dates which contain the year 2000. Because the construction of our power facility is not complete, we have not tested all of our systems to determine if they have this year 2000 problem. Also, we do not know if all of the systems of our customers and suppliers are year 2000 compliant. If our systems or the systems of any of our customers, suppliers or interconnecting utilities have the year 2000 problem, these systems could fail or cause erroneous results when used. This could cause a disruption or delay in the construction or operation of our power facility. A disruption or delay could result in a decrease in the level of revenues that we receive from the operation of our power facility. If we have less revenues, we will have fewer funds available to make payments on the bonds and our other debt when due.

                                REGULATORY RISKS

    OUR BUSINESS IS AFFECTED BY SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND WE COULD BE FACED WITH INCREASED COSTS, OR BE PREVENTED FROM OPERATING OUR POWER FACILITY, AS A RESULT OF CHANGES IN THOSE REGULATIONS OR REQUIREMENTS.

    There are many federal, state and local laws that pertain to power generation and that are designed to protect human health and the environment. These laws impose numerous requirements on the construction, ownership and operation of our power facility and its infrastructure. For example, we must obtain and comply with permits for air emissions, water withdrawal, waste water discharges, construction in wetlands, and other regulated activities. Each permit contains its own set of requirements. We also must implement management practices for handling hazardous materials, preventing spills, planning for emergencies, ensuring worker safety, and addressing other operational issues. If we fail to comply with these requirements, we could be prevented from completing or operating our power facility or its infrastructure. Moreover, modifications to our power facility or its infrastructure to comply with these requirements could be expensive.

    CHANGING REGULATIONS MAY REQUIRE US, OR OTHERS WE WORK WITH, TO OBTAIN ADDITIONAL APPROVALS. THIS COULD BE EXPENSIVE. IN ADDITION, IF WE ARE UNABLE TO OBTAIN THESE APPROVALS, WE COULD BE UNABLE TO OPERATE OUR POWER FACILITY.

    The structure of federal and state energy regulation is currently, and may continue to be, affected by challenges and restructuring proposals. Although we believe that we have obtained all material energy-related approvals currently required to construct, operate and use our power facility and its infrastructure, we may require additional regulatory approvals in the future due to a change in existing laws and regulations, a change in our power purchasers or for other reasons.

    We cannot assure you that we, our power purchasers or our contractors or suppliers will be able to obtain any required regulatory approvals or necessary modifications to existing regulatory approvals, or be able to maintain existing required regulatory approvals. We also cannot assure you that we will be able to operate our power facility in accordance with all of our permits and approvals. If we cannot timely obtain and maintain any regulatory approvals or are unable to timely satisfy any related conditions, we could be prevented from operating our power facility or making sales to our power purchasers, or we could incur additional costs. Loss of revenues or additional costs could cause us to be unable to make payments on the bonds and our other debt when due.

    CHANGING LAWS AND REGULATIONS COULD INCREASE OUR OPERATIONAL COSTS OR EXPOSE US TO LIABILITY.

    Laws and regulations affecting us, our power facility and the infrastructure for our power facility may change in a way that could cause us to be unable to make payments on the bonds and our other debt when due. For example, changes in laws or regulations could impose more stringent or comprehensive requirements on the operation and maintenance of our power facility or its infrastructure, or could expose us to liability for actions taken in compliance with laws previously in effect or for actions taken or conditions caused by unrelated third parties.

    In addition, we could be responsible for the costs of remediating contamination from existing or future off-site sources that are subsequently identified at the project site or the project easements. Any payment by us of such remediation costs could cause us to be unable to make payments on the bonds and our other debt when due.

    A CHANGE IN OUR REGULATORY STATUS COULD HAVE AN ADVERSE IMPACT ON OUR REVENUES.

    We currently sell the electricity generated by our power facility to two wholesale customers, Virginia Power and Aquila/UtiliCorp, which in turn sell the electricity to retail customers. Because we sell electricity only to wholesale customers, we are considered an exempt wholesale generator, under the Energy Policy Act of 1992 and the Federal Energy Regulatory Commission's interpretation of this Act. Our exempt wholesale generator status keeps us from being considered a public utility under the Federal Power Act, the Public Utility Holding Company Act of 1935 and state laws applicable to public utilities.

    After the expiration of our power purchase agreements with Virginia Power and Aquila/UtiliCorp, we intend to continue to sell electricity produced by our power facility only to wholesale customers. However, if we were to sell electricity to a retail customer, or if the exempt wholesale generator status was no longer available as a way of avoiding public utility status, we would be affected by the following types of regulations applicable to public utilities:

    - federal regulations requiring, among other things, that public utilities register with the Securities and Exchange Commission, obtain the Securities and Exchange Commission's approval to issue securities, to acquire securities or utility assets or any other interest in any business, including investment in other power facilities, and file annual and other periodic reports with the Securities and Exchange Commission; and

    - state regulations restricting the rates that public utilities can charge to their customers and governing the financial and organizational aspects of, and the issuance of securities by, public utilities.

    Limits on the rates we are permitted to charge to our customers and the increased regulatory burden of being a public utility could decrease the amount of revenues earned from the operation of our power facility. A decrease in our revenues would result in our having fewer funds available to pay our operating expenses and to make principal and interest payments on the bonds and our other debt when due.

    INCREASED COMPETITION IN THE MARKET FOR ELECTRIC POWER COULD DECREASE THE AMOUNT OF REVENUES WE EARN FROM THE OPERATION OF OUR POWER FACILITY.

    Until recently, the electric power market was not competitive. However, competition in both the wholesale and retail electric power markets has increased significantly in the past few years. We do not expect this increased competition to have a significant effect on us while our power purchase agreements with Virginia Power and Aquila/UtiliCorp are in effect. However, after the termination of these agreements, we will have to sell the electricity produced by our power facility in the increasingly competitive power markets if we are not able to enter into new long-term power purchase agreements. The prices that we are able to charge for sales of electricity in the competitive markets may be less than the prices we currently charge to Virginia Power and Aquila/UtiliCorp. If so, our revenues will decrease and we will have fewer funds available to pay our operating expenses and to make principal and interest payments on the bonds and our other debt when due.

                                FINANCING RISKS

    IF WE AND THE FUNDING CORPORATION DEFAULT ON THE BONDS, YOUR RECOURSE WILL BE LIMITED TO THE ASSETS AND CASH FLOWS OF OUR POWER FACILITY.

    We and the Funding Corporation are co-issuers of the bonds and are equally responsible for making payments on the bonds. No one else, including our partners, shareholders, affiliates, directors, officers or the people who own or work for them or us, is responsible for making payments on the bonds or in any way guarantee the payment of the bonds. The Funding Corporation has no ongoing business and only nominal assets, and really cannot be viewed as a source of payment. Our ability to make payments on the bonds will be entirely dependent on our ability to construct our power facility and to operate it at levels which provide sufficient revenues, after the payment of our operations and maintenance costs, to make payments on the bonds and our other debt when due.

    The bonds are secured only by (1) our power facility and our contracts and permits, (2) a lien on the partnership interests in us and (3) a lien on the capital stock of the Funding Corporation and of our general partner. We cannot assure you that, if we and the Funding Corporation default on the bonds and you foreclose on and sell our project, you will receive sufficient proceeds to pay all amounts that we and the Funding Corporation owe you on the bonds. In addition, there are assets comprising our project, such as permits, that you may not be able to effectively foreclose upon without the consent of a third party, such as a governmental authority. We cannot assure you that if you try to foreclose on our assets, you will get all of the third party approvals that you need to effectively do so.

    WE HAVE A LARGE AMOUNT OF EXISTING INDEBTEDNESS, WHICH MAY HAVE AN ADVERSE IMPACT ON YOU. FOR EXAMPLE, THE REVENUES WE EARN MAY NOT BE SUFFICIENT TO TIMELY MAKE OUR SCHEDULED PAYMENTS ON ALL OF OUR INDEBTEDNESS, INCLUDING THE BONDS.

    Our large amount of indebtedness, which currently totals $326,000,000 plus current liabilities of $33,456,000, could have important consequences to you. For example, it could:

    1) make it more difficult for us to satisfy our obligations with respect to the bonds;

    2) increase our vulnerability to general adverse economic and industry conditions;

    3) limit our ability to fund future working capital, capital expenditures and other project costs;

    4) require a substantial portion of our cash flow from operations for debt payments;

    5) limit our flexibility to plan for, or react to, changes in our business and the industry in which we operate;

    6) place us at a competitive disadvantage compared to our competitors that have less debt; and

    7) limit our ability to borrow additional funds that we may need to complete and operate our project.

    WE MAY INCUR ADDITIONAL DEBT, OR BE REQUIRED TO REIMBURSE DRAWS UNDER LETTERS OF CREDIT, THAT COULD LEAVE US WITH LESS MONEY AVAILABLE TO MAKE PAYMENTS ON THE BONDS WHEN DUE.

    We may incur additional debt, including additional series of bonds, to pay for capital improvements and expansions of our power facility and for other purposes. This permitted indebtedness may rank equally with the bonds and share ratably in the collateral which secures the bonds. This may reduce the benefits of the collateral to you and your ability to control actions taken by or on behalf of you and the other secured parties with respect to the collateral.

    In addition, in order to secure our obligations under our power purchase agreements, we have provided an irrevocable standby letter of credit to Virginia Power and may be required to provide an irrevocable standby letter of credit or other security to Aquila/UtiliCorp. If Virginia Power or Aquila/ UtiliCorp draw upon any of these letters of credit, we will be required to reimburse the banks that have provided these letters of credit. Our obligations to reimburse these banks will rank equally with our obligations to make payments on the bonds. The financing documents require us to pay all equally ranking obligations on a pro rata basis. Therefore, if we are required to reimburse the banks for drawings under these letters of credit, we will have less money available to make payments on the bonds when due.

    WE ARE RELYING ON PROJECTIONS OF THE FUTURE PERFORMANCE OF OUR POWER FACILITY, AND IF OUR ACTUAL RESULTS ARE LESS FAVORABLE THAN THOSE CONTAINED IN THE PROJECTED OPERATING RESULTS, THEN WE MAY NOT GENERATE ENOUGH REVENUES TO MAKE PAYMENTS ON THE BONDS OR OUR OTHER DEBT WHEN DUE.

    The report by R.W. Beck, the independent engineer for our project, contains projected operating results that are based on assumptions and forecasts of our ability to generate revenues and of our expected costs. R.W. Beck made some of the assumptions used in the projected operating results after performing its technical and economic evaluation of our power facility, and made other assumptions of business and economic conditions generally. R.W. Beck has informed us that it believes these assumptions to be reasonable. However, R.W. Beck has not reviewed the Panola County infrastructure construction contracts or our electrical substation and transmission line construction contracts for purposes of determining whether the facilities being constructed according to those contracts will be technically compatible with the rest of our power facility. C.C. Pace made some of the assumptions used by R.W. Beck in the projected operating results based on its evaluation of the fuel and electricity markets in the southeast. C.C. Pace has informed us that it believes these assumptions to be reasonable. We agree that all of the assumptions underlying the projected operating results are reasonable. Nevertheless, all the assumptions on which the projected operating results are based could be affected by significant uncertainties, and neither we nor any other person can predict with any certainty whether they will prove to be true. KPMG LLP, our independent certified public accountants, have not reviewed the projected operating results and do not express any opinion on the projected operating results.

    The projections are not necessarily an indication of our future performance. In fact, our actual results will differ, perhaps materially, from those in the projected operating results. Therefore, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. If our actual results are less favorable than those shown in the projected operating results or if the assumptions we used in preparing the projected operating results prove to be incorrect, we may not generate revenues sufficient to make payments on the bonds or our other debt when due.

    WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE FOR THE BONDS.

    Upon the occurrence of specific kinds of change of control events which we cannot necessarily control, we will be required to offer to repurchase all outstanding bonds. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of bonds.

    YOU MAY FIND IT DIFFICULT TO TRANSFER THE EXCHANGE BONDS DUE TO THE LACK OF A PUBLIC TRADING MARKET.

    The exchange bonds are new securities for which there is no existing market. Accordingly, we cannot assure you that a market will develop for the exchange bonds or that if a market does develop,

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
that it will be liquid. The initial purchasers of the private bonds, Credit Suisse First Boston, Scotia Capital Markets and TD Securities, have advised us that they currently intend to make the market in the exchange bonds. However, the initial purchasers of the private bonds are not obligated to do so, and any market making with respect to the exchange bonds may be discontinued at any time without notice. We do not intend to apply for a listing of the exchange bonds on any securities exchange or on any automated dealer quotation system.

    The liquidity of, and trading market for, the exchange bonds also may be adversely affected by general declines in the market for similar securities or by changes in our financial performance. A market decline may adversely affect liquidity and trading markets independent of our financial performance and prospects.

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE DEPENDENT UPON CIRCUMSTANCES AND EVENTS WHICH MAY BE OUTSIDE OF OUR CONTROL. IF ACTUAL EVENTS OR RESULTS ARE MATERIALLY DIFFERENT FROM THOSE EXPRESSED IN OUR FORWARD-LOOKING STATEMENTS, OUR REVENUES COULD BE LOWER THAN ANTICIPATED AND WE COULD BE UNABLE TO MAKE PAYMENTS ON THE BONDS.

    This prospectus includes forward-looking statements. We have based these forward looking statements on our current expectations and assumptions about future events, and the projections and assumptions about future events of our independent consultants, R.W. Beck and C.C. Pace. These forward looking statements are affected by various risks and uncertainties that may be outside our control, including, among other things:

    - governmental, statutory, regulatory or administrative changes or initiatives affecting us, our power plant or our contracts;

    - construction risks, including unanticipated costs not included in our budget, such as cost overruns and the assessment of property taxes, and completion delays;

    - operating risks, including equipment failure, environmental compliance issues, dispatch levels for our power plant, availability of our power plant, heat rate and output, transmission credits and the amounts and timing of revenues and expenses;

    - the cost and availability of fuel and transmission service for our power plant;

    - the enforceability of the long-term power purchase agreements for our power plant;

    - the ongoing creditworthiness of our power purchasers; and

    - competition from other power plants, including new plants that may be developed in the future.

    We use words like "anticipate," "estimate," "project," "plan," "expect" and similar expressions to help identify forward looking statements in this prospectus.

    In light of these and other risks, uncertainties and assumptions, actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus, or may not occur.

                                BANKRUPTCY RISKS

    FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID OUR OBLIGATIONS UNDER THE BONDS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, our obligations under the bonds could be voided or subordinated to all of our other debts if, among other things, at the time that we issue the bonds, we:

    (1) received less than reasonably equivalent value or fair consideration for the issuance of the bonds; and

    (2) were insolvent or rendered insolvent as a result of issuing the bonds;
       or

    (3) were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

    (4) intended to incur, or believed that we would incur, debts beyond our ability to pay the debts as they mature.

    The same analysis would apply to the Funding Corporation as well. In addition, any payment that we or the Funding Corporation made on the bonds could be voided and required to be returned to us or the Funding Corporation, as applicable, or to a fund for the benefit of our respective creditors.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

    (1) the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets; or

    (2) the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

    (3) we could not pay our debts as they become due.

    Again, the same analysis would apply to the Funding Corporation.

    We used $3,000,000 of the net proceeds of the private bonds to pay development fees to our affiliates. Nevertheless, because we received value from these affiliates in the form of development services prior to paying this fee, we do not believe that, as a result of paying this fee, we have received less than reasonably equivalent value or fair consideration for issuing the private bonds. After giving effect to our issuance of the private bonds, we believe that we are not insolvent, we do not have unreasonably small capital for the business in which we are engaged, and we have not incurred debts beyond our ability to pay those debts as they mature. However, we cannot assure you that a court would apply this standard or agree with our conclusions.

    In addition, because (1) both we and the Funding Corporation are equally responsible for making payments on the bonds, (2) the Funding Corporation did not receive any of the proceeds of the bonds and (3) the Funding Corporation has no assets to speak of, the Funding Corporation may in fact be considered to have received less than reasonably equivalent value for issuing the bonds and to be insolvent.

    IF WE, THE FUNDING CORPORATION OR ONE OF THE COUNTERPARTIES TO OUR CONTRACTS ARE THE SUBJECT OF BANKRUPTCY PROCEEDINGS, YOUR ABILITY TO FORECLOSE ON THE COLLATERAL SECURING THE BONDS, AS WELL AS YOUR RECEIPT OF PAYMENTS ON THE BONDS, COULD BE SIGNIFICANTLY IMPAIRED.

    If we or the Funding Corporation seek the protection of the bankruptcy laws, or if one of our or the Funding Corporation's creditors begins a bankruptcy proceeding against us or the Funding Corporation, your rights to foreclose upon our project are likely to be significantly impaired. In addition, we cannot predict how long payments on the bonds could be delayed following the commencement of a bankruptcy case involving us or the Funding Corporation. Finally, because part of the collateral securing the bonds consists of our contracts, if we or any counterparty to any one of those contracts were the subject of bankruptcy proceedings, then we, that counterparty or a trustee appointed in our or the counterparty's bankruptcy case could chose to reject the contract. If that occurred, you could not specifically enforce the rejected contract.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We and the Funding Corporation sold the private bonds on May 21, 1999 to Credit Suisse First Boston, TD Securities and Scotia Capital Markets under the purchase agreement. Those initial purchasers subsequently sold the private bonds to "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, in reliance on Rule 144A. As a condition to the sale of the private bonds, we and the Funding Corporation entered into the registration rights agreement with those initial purchasers on May 21, 1999. We and the Funding Corporation agreed in the registration rights agreement that, unless the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy, we would:

    - file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the exchange bonds as soon as reasonably practicable after May 21, 1999;

    - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or prior to 270 days after May 21, 1999;

    - keep continuously effective the registration statement for a period of 120 days or until the consummation of the exchange offer; and

    - use our best efforts to consummate the exchange offer within 30 days from the date on which notice that the registration statement was declared effective by the Securities and Exchange Commission is mailed.

    A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE EXCHANGE BONDS

    In order to participate in the exchange offer, a holder must represent to us, among other things, that:

    - the person acquiring the exchange bonds in the exchange offer is doing so in the ordinary course of its business, whether or not that person is the registered holder of the private bonds;

    - the holder is not engaging in and does not intend to engage in a distribution of the exchange bonds;

    - the holder does not have an arrangement or understanding with any person to participate in a distribution of the exchange bonds; and

    - the holder is not our "affiliate," as defined under Rule 405 under the Securities Act.

    Based on an interpretation by the Securities and Exchange Commission's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange bonds issued in the exchange offer may be offered for resale, resold and otherwise transferred by holders of the exchange bonds without compliance with the registration and prospectus delivery provisions of the Securities Act unless the holder:

    - is our "affiliate" within the meaning of Rule 405 under the Securities
      Act;

    - is a broker-dealer who purchased private bonds directly from us for resale in reliance on Rule 144A or any other available exemption under the Securities Act;

    - acquired the exchange bonds in the exchange offer other than in the ordinary course of the holder's business; or

    - has an arrangement or understanding with any person to engage in the distribution of the exchange bonds.

    Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange bonds cannot rely on this interpretation by the Securities and Exchange Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act for a secondary resale transaction. Each broker-dealer that receives exchange bonds for its own account in exchange for private bonds, where the private bonds were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus for any resale of those exchange bonds. Broker-dealers who acquired private bonds directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the private bonds. We will make this prospectus available to any participating broker-dealer for any resale of this kind for a period of 30 days after the expiration of the exchange offer.

TERMS OF THE EXCHANGE OFFER


    Upon the terms and in compliance with the conditions set forth in this prospectus and in the letter of transmittal that you have received, we will accept any and all private bonds validly tendered and not withdrawn prior to the expiration date for the exchange offer, which is April 10, 2000. We will issue $1,000 principal amount of exchange bonds in exchange for each $1,000 principal amount of outstanding private bonds surrendered in the exchange offer. Private bonds may be tendered only in integral multiples of $1,000.


    The form and terms of the exchange bonds are the same as the form and terms of the private bonds, except that:

    - the exchange bonds will be registered under the Securities Act and, therefore, the exchange bonds will not bear legends restricting their transfer; and

    - holders of the exchange bonds will not be entitled to any of the rights of holders of private bonds under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

    The exchange bonds will evidence the same indebtedness as the private bonds which they replace and will be issued under, and be entitled to the benefits of, the indenture, which also authorized the issuance of the private bonds, so that both the series A bonds and the series C bonds will be treated as a single class of debt securities under the indenture and so that both the series B bonds and the series D bonds will be treated as a single class of debt securities under the indenture.

    As of the date of this prospectus, $326,000,000 in aggregate principal amount of the private bonds are outstanding and registered in the name of a nominee for The Depository Trust Company. Only a registered holder of the private bonds or the holder's legal representative or attorney-in-fact may participate in the exchange offer. There will be no fixed record date for determining registered holders of the private bonds entitled to participate in the exchange offer.

    Holders of the private bonds do not have any appraisal or dissenters' rights under the indenture due to the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

    We will be deemed to have accepted validly tendered private bonds when and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of private bonds for the purposes of receiving the exchange bonds from us and the Funding Corporation.

    Holders who tender private bonds in the exchange offer will not be required to pay brokerage commissions or fees or, other than as described in the letter of transmittal that you have received, transfer taxes with respect to the exchange of private bonds in the exchange offer. We will pay all charges and expenses which are incurred because of the exchange offer, other than the applicable taxes described below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The expiration date for the exchange offer is 5:00 p.m., New York City time on April 10, 2000, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.


    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and issue a press release or other public announcement which will include disclosure of the approximate number of private bonds deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.

    We reserve the right, in our sole discretion:

    - to delay accepting any private bonds;

    - to extend the exchange offer;

    - if any conditions set forth below under the caption "--Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent; or

    - to amend the terms of the exchange offer in any manner.

    In order to keep the registration statement effective for the period required by the registration rights agreement, we may file post-effective amendments to the registration statement.

INTEREST ON THE EXCHANGE BONDS

    The exchange bonds for the series A bonds will bear interest at a rate equal to 7.164% per annum and the exchange bonds for the series B bonds will bear interest at a rate equal to 8.160% per annum. Interest on the exchange bonds will be payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 2000. Holders of exchange bonds will receive interest on July 15, 2000 from the date of initial issuance of the exchange bonds, plus an amount equal to the accrued interest on the private bonds from January 15, 2000 to the date of their exchange for exchange bonds. Holders of private bonds that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the private bonds, other than as set forth in the previous sentence.

POTENTIAL INCREASE IN THE INTEREST RATE FOR THE PRIVATE BONDS

    If the registration statement of which this prospectus is a part is not declared effective by February 15, 2000, the interest rate on the private bonds will be increased by 0.50% per annum from and after February 15, 2000 until the registration statement of which this prospectus is a part is declared effective and the exchange offer has been commenced. Upon consummation of the exchange offer, holders of private bonds will no longer be entitled to any increase in the rate of interest on the private bonds, but the private bonds will still be governed by the indenture under which the private bonds were issued.

PROCEDURES FOR TENDERING

    Except as described below, a tendering holder must, on or prior to the expiration date:

    - transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York at the address listed in this prospectus; or

    - if the private bonds are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent account at The Depository Trust Company via The Depository Trust Company's ATOP system.

    In addition:

    - The exchange agent must receive, on or prior to the expiration date, certificates for the private bonds; or

    - a timely confirmation of book-entry transfer of the private bonds into the exchange agent's account at The Depository Trust Company, the book-entry transfer facility, along with an agents message; or

    - a holder must comply with the guaranteed delivery procedures described below.

    The term "agents message" means a message, transmitted to The Depository Trust Company and received by the exchange agent and forming a part of a book-entry transfer, that states that The Depository Trust Company has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

    Your tender, if not withdrawn prior to the expiration date, will constitute an agreement between you and us and the Funding Corporation in accordance with the terms and conditions set forth in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF PRIVATE BONDS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND ANY LETTER OF TRANSMITTAL OR PRIVATE BONDS TO US OR THE FUNDING CORPORATION. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

    Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by an eligible institution of the type described below, unless the relevant private bonds are tendered:

    - by a registered holder who has not completed the box titled "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an eligible institution of the type described below.

    If signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, the guarantee must be made by:

    - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

    - a commercial bank or trust company having an office or correspondent in the United States; or

    - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

    If the letter of transmittal is signed by a person other than the registered holder of any private bonds listed in the letter of transmittal, the private bonds must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the private bonds.

    If the letter of transmittal or any private bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and unless waived by us and the Funding Corporation, evidence satisfactory to us and the Funding Corporation of their authority to so act must be submitted with the letter of transmittal.

    The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company's system may utilize The Depository Trust Company's automated tender offer program to tender private bonds.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered private bonds will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all private bonds not properly tendered or to refuse to accept the tender of any private bonds if our acceptance of the tender of those bonds would be unlawful in the opinion of our legal counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private bonds. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in tenders of private bonds must be cured within a time period determined by us. Although we intend to notify holders of defects or irregularities with respect to tenders of private bonds, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of private bonds will not be deemed to have been made until all unwaived defects or irregularities have been cured or waived.

    While we have no present plan to acquire any private bonds that are not tendered in the exchange offer or to file a registration statement to permit resales of any private bonds that are not tendered in the exchange offer, we reserve the right in our sole discretion:

    - to purchase or make offers for any private bonds that remain outstanding after the expiration date for the exchange offer; or

    - as set forth below under the caption "--Conditions," to terminate the exchange offer and, to the extent permitted by law, to purchase private bonds in the open market, in privately negotiated transactions or otherwise.

    The terms of any of these purchases or offers could differ from the terms of the exchange offer.

    By tendering, each holder of private bonds will represent to us that, among other things:

    - the exchange bonds to be acquired by the holder of private bonds in the exchange offer are being acquired by the holder in the ordinary course of its business;

    - the holder has no arrangement or understanding with any person to participate in the distribution of the exchange bonds;

    - if the holder is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under
      Section 25102(i) of the Corporate Securities Law of 1968 and
      Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

    - if the holder is a resident of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972,
      Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

    - the holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the exchange offer for the purposes of distributing the exchange bonds must comply with the registration and prospectus delivery requirements of the Securities Act for a secondary resale transaction of the exchange bonds and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the no-action letters described above;

    - the holder understands that a secondary resale transaction described in the clause above and any resales of exchange bonds obtained by the holder in exchange for private bonds acquired by the holder directly from us and the Funding Corporation should be covered by an effective registration statement containing the selling securityholder information required by
      Item 507 or Item 508, as applicable, of Regulation S-K of the Securities and Exchange Commission; and

    - the holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of either us or the Funding Corporation.

    If the holder is a broker-dealer that will receive exchange bonds for the holder's own account in exchange for private bonds that were acquired as a result of market-making activities or other trading activities, the holder will be required to acknowledge in the letter of transmittal that the holder will deliver a prospectus for any resale of exchange bonds. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE BONDS

    If any tendered private bonds are not accepted for any reason set forth in the terms and conditions of the exchange offer or if private bonds are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, we or the exchange agent will return the unaccepted, withdrawn or non-exchanged private bonds without expense to the tendering holder as promptly as practicable. In the case of private bonds tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, the private bonds will be credited to an account maintained with The Depository Trust Company as promptly as practicable.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the private bonds at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of private bonds by causing The Depository Trust Company to transfer private bonds into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their private bonds and (1) whose private bonds are not immediately available or (2) who cannot deliver their private bonds, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

    (1) the tender is made through an eligible institution of the type described above;

    (2) prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the private bonds and the principal amount of private bonds tendered, stating that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date for the exchange offer, the letter of transmittal, or a facsimile of the letter of transmittal, together with the certificate(s) representing the private bonds in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

    (3) a properly executed letter of transmittal, or a facsimile of the letter of transmittal, as well as the certificate(s) representing all tendered private bonds in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date for the exchange offer.

    Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to holders who wish to tender their private bonds according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of private bonds may be withdrawn at any time prior to the expiration date for the exchange offer.

    If you want to withdraw your tender of private bonds in the exchange offer, the exchange agent must receive a written or faxed notice of withdrawal at its address set forth below prior to the expiration date for the exchange offer. Any notice of withdrawal must:

    - specify the name of the person having deposited the private bonds to be withdrawn;

    - identify the private bonds to be withdrawn, including the certificate number or numbers and principal amount of the private bonds; and

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which its private bonds were tendered, including any required signature guarantees.

    All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties. Any private bonds so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange bonds will be issued in exchange for these private bonds unless the private bonds so withdrawn are validly retendered. Properly withdrawn private bonds may be retendered by following one of the procedures described above under the caption "--Procedures for Tendering" at any time prior to the expiration date for the exchange offer.

CONDITIONS

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange bonds for, any private bonds, and may terminate the exchange offer as provided in this prospectus before the acceptance of private bonds, if the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Securities and Exchange Commission.

    If we determine in our sole discretion that any of these conditions are not satisfied, we may:

    - refuse to accept any private bonds and return all tendered private bonds to the tendering holders;

    - extend the exchange offer and retain all private bonds tendered prior to the expiration of the exchange offer; however, holders will retain their rights to withdraw their private bonds; or

    - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered private bonds that have not been withdrawn.

    If the waiver constitutes a material change to the exchange offer, we will promptly disclose that waiver by means of a prospectus supplement that will be distributed to the registered holders of the private bonds, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that five to ten business day period.

TERMINATION OF REGISTRATION AND OTHER RIGHTS

    All rights under the registration rights agreement, including registration rights, of holders of the private bonds eligible to participate in the exchange offer will terminate upon consummation of the exchange offer, except with respect to our continuing obligations to indemnify holders of the private bonds and related parties against various liabilities, including liabilities under the Securities Act of 1933.

EXCHANGE AGENT

    We have appointed The Bank of New York as the exchange agent for the exchange offer. If you have questions or need assistance, or if you would like additional copies of this prospectus or of the letter of transmittal or a notice of guaranteed delivery, you should contact the exchange agent at the following address, phone and fax numbers:

      BY REGISTERED OR CERTIFIED MAIL:                       BY HAND DELIVERY:

            The Bank of New York                           The Bank of New York
        101 Barclay Street, Floor 7E                   101 Barclay Street, Floor 7E
             New York, NY 10286                             New York, NY 10286
       Attention: Reorganization Dept.                Attention: Reorganization Dept.

           BY OVERNIGHT DELIVERY:                              BY FACSIMILE:

            The Bank of New York                              (212) 815-6339
        101 Barclay Street, Floor 7E
             New York, NY 10286                            CONFIRM BY TELEPHONE:
       Attention: Reorganization Dept.                        (212) 815-3750

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are making the principal solicitation for tenders by mail. However, we may make additional solicitations by facsimile, telephone or in person through our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred because of the exchange offer.

    We will pay the cash expenses to be incurred because of the exchange offer, which we estimate will be approximately $305,000. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

    We will pay all transfer taxes, if any, applicable to the exchange of private bonds in the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private bonds in the exchange offer, then the amount of the transfer tax, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of these taxes or exemption from these taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

    Participation in the exchange offer is voluntary. We urge holders of the private bonds to consult their financial and tax advisors in making their own decisions on what action to take.

    The private bonds that are not exchanged for the exchange bonds in the exchange offer will remain restricted securities. Accordingly, those private bonds may be offered, resold, pledged or otherwise transferred only:

    - to a person who the seller reasonably believes is a qualified institutional buyer, as defined in Rule 144A under the Securities Act of 1933, in a transaction meeting the requirements of Rule 144A, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act of 1933, or in accordance with another exemption from the registration requirements of the Securities Act of 1933, and based upon an opinion of counsel if we so request;

    - to us or the Funding Corporation; or

    - under an effective registration statement.

and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

    For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange bonds.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer. The net proceeds received by us from the private bonds were approximately $324,290,000, after deducting discounts and commissions and other fees and expenses related to the offering of the private bonds paid by us.

                      ESTIMATED SOURCES AND USES OF FUNDS

    The following table sets forth the estimated sources and uses of funds for our development, construction, financing and commencement of commercial operation of our project and the Panola County infrastructure, including the issuance of the bonds. We cannot assure you that these estimates will correspond to the actual uses of funds required to complete our project or the Panola County infrastructure. Proceeds from the sale of the private bonds net of disbursements made on the date the private bonds were issued were deposited in an account called the construction account and applied in accordance with the financing documents. The bondholders and our other senior secured creditors have a lien on the construction account. See "Description of the Principal Financing Documents--Common Agreement--Deposit and Disbursement--Construction Account."

                                                              (IN THOUSANDS)
SOURCES OF FUNDS:                                             --------------
7.164% series A senior secured bonds due January 15, 2014...     $150,000
8.160% series B senior secured bonds due July 15, 2025......      176,000
Equity Investment(1)........................................       54,000
Infrastructure Funds(2).....................................       16,406
                                                                 --------
    Total Sources...........................................     $396,406
                                                                 ========
USES OF FUNDS:
Repayment of Indebtedness (as of May 13, 1999)(3)...........     $136,600
Engineering, Procurement, Construction......................      144,362
Start-up costs and spare parts(4)...........................        5,273
Contractor's Fee............................................        1,944
Construction Management(5)..................................        1,419
Development and Financing Fees(6)...........................        6,996
Gas, Water and Electrical Facilities(7).....................       25,689
Electrical Interconnections.................................       15,458
Debt Service Reserve........................................       12,551
Contingency(8)..............................................       23,383
Construction Interest Expense(9)............................       25,971
Interest Income(10).........................................       (3,240)
                                                                 --------
    Total uses..............................................     $396,406
                                                                 ========

------------------------

(1) See "Description of the Principal Financing Documents--Equity
    Arrangements--Equity Commitment Obligation." As of January 31, 2000 we had not yet received any portion of the equity investment.

(2) Consists of amounts that (1) the State of Mississippi has paid or will pay us to reimburse us for most of what we spent on the development and construction of the Panola County infrastructure and (2) Panola County has paid or will pay to the construction contractors for any remaining costs due under the Panola County infrastructure contracts. See "Business--Our Company--The Panola County Infrastructure". As of January 31, 2000, we had received about $14,278,000 from the State of Mississippi as a reimbursement.

(3) This loan incurred interest at a rate of LIBOR, which is a rate per annum equal to the offered rate for U.S. dollar deposits in the London Interbank Market two days prior to the beginning of the interest period for the loan divided by 100% and minus the reserve requirement for the loan, plus 1 1/8%. This loan would have matured on December 15, 2001.

(4) Includes the $390,000 fee to be paid to Cogentrix Batesville Operations under the operation and maintenance agreement for services provided prior to the commencement of commercial operation.

(5) Includes the $333,333 fee to be paid to LSP Management, LLC under the management services agreement for services provided prior to June 1, 2000.

(6) Includes a development fee paid to one of our affiliates, as described in the definition of "Project Costs."

(7) Includes the costs of constructing the Panola County infrastructure and related change orders.

(8) Includes Panola County infrastructure funds to be received in the amount of $16,406,000 (see Note 2, above), $2,115,000 to be paid for the water pretreatment system and $1,500,000 to be paid to Yalobusha County.

(9) Reflects an interest rate of 7.164% for the series C bonds, and an interest rate of 8.160% for the series D bonds.

(10) Reflects an assumed annual interest rate of 5.50% on funds in interest bearing accounts and actual interest income through November 30, 1999.

                                 CAPITALIZATION

    The following tables set forth our capitalization as of December 31, 1999 and as adjusted to give effect to our issuance of the bonds. The private bonds surrendered in exchange for the exchange bonds will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange bonds will not result in any increase or decrease in our indebtedness or that of the Funding Corporation. As such, no effect has been given to the exchange offer in the tables set forth below. In addition, we have not adjusted the following tables to reflect (1) obligations of LSP Batesville Holding to make equity contributions to us in an aggregate amount of $54,000,000 after we spend all of the proceeds of the private bonds or (2) our contingent obligations to reimburse draws under the Virginia Power letters of credit, in an aggregate face amount of $11,320,000.

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN THOUSANDS)
LONG-TERM DEBT:
  Series A senior secured bonds due 2014....................   150,000      150,000
  Series B senior secured bonds due 2025....................   176,000      176,000
                                                              --------     --------
    Total long-term debt....................................  $326,000     $326,000

PARTNERS' CAPITAL (DEFICIT):
  Capital contributions.....................................         1            1
  Net income accumulated during the development stage(1)....     3,426        3,426
  Distributions to partners(1)..............................    (5,374)      (5,374)
                                                              --------     --------
    Total partners' capital (deficit).......................    (1,947)      (1,947)
                                                              --------     --------
      Total long-term debt and partners' capital
        (deficit)...........................................  $357,509     $357,509
                                                              ========     ========

------------------------

(1) Income derived principally from a payment made to us by a potential power purchaser upon the expiration of an option that it had to cause us to sell power to it. Distributions of this income were made in 1996 and 1997.

                            SELECTED FINANCIAL DATA

    The following selected financial data has been taken from the financial statements of LSP Energy Limited Partnership and LSP Batesville Funding Corporation. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition" and the financial statements and related notes included in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                                                          FOR THE PERIOD       FOR THE PERIOD
                                          FOR THE YEAR ENDED              FROM INCEPTION       FROM INCEPTION
                                             DECEMBER 31,               (FEBRUARY 7, 1996)   (FEBRUARY 7, 1996)
                                 ------------------------------------    TO DECEMBER 31,      TO DECEMBER 31,
                                    1999         1998         1997             1996                 1999
                                 -----------   ---------   ----------   ------------------   ------------------
LSP ENERGY LIMITED PARTNERSHIP
  Revenues.....................  $        --   $      --   $5,224,084        $158,205            $5,382,289
  Operations and maintenance
    expenses...................      918,782          --           --              --               918,782
  Project management expenses..      367,277     142,222           --              --               509,899
  General and administrative
    expenses...................      218,635     301,603        4,205           3,744               528,187
                                 -----------   ---------   ----------        --------            ----------
  Net income (loss)............  $(1,504,694)  $(443,725)  $5,219,879        $154,461            $3,425,921
                                 ===========   =========   ==========        ========            ==========
LSP BATESVILLE FUNDING
  CORPORATION
  Revenues.....................  $        --   $      --          N/A             N/A            $       --
  General and administrative
    expenses...................        5,960          --          N/A             N/A                 5,960
                                 -----------   ---------   ----------        --------            ----------
  Net loss.....................  $    (5,960)  $      --          N/A             N/A            $   (5,960)
                                 ===========   =========   ==========        ========            ==========

BALANCE SHEET DATA:

                                                                          DECEMBER 31
                                                 -------------------------------------------------------------
                                                     1999          1998         1997        1996        1995
                                                 ------------   -----------   --------   ----------   --------
LSP ENERGY LIMITED PARTNERSHIP
  Current assets...............................  $ 54,657,970   $   140,933    $   --    $       --     N/A
  Contract retainage payable...................  $ 11,944,208            --        --            --      --
  Current liabilities..........................    37,213,545    13,662,781        --            --     N/A
  Investments..................................            --            --        --     3,544,461     N/A
  Property and construction in progress........   296,509,139    83,429,694        --            --     N/A
  Deferred revenue.............................            --            --        --     3,500,000     N/A
  Total assets.................................   361,266,126    94,102,400        --     3,544,461     N/A
  Contract retainage payable...................            --     2,882,344        --            --     N/A
  Long-term debt...............................   326,000,000    78,000,000        --            --     N/A
  Partners' capital (deficit)..................  $ (1,947,419)  $  (442,725)   $   --    $   44,461     N/A

LSP BATESVILLE FUNDING CORPORATION
  Current assets...............................  $      1,000   $     1,000       N/A           N/A     N/A
  Current liabilities..........................         5,960            --       N/A           N/A     N/A
  Total assets.................................         1,000         1,000       N/A           N/A     N/A
  Stockholder's equity (deficit)...............  $     (4,960)  $     1,000       N/A           N/A     N/A

OUR RATIO OF EARNINGS TO FIXED CHARGES(1)......           N/A           N/A       N/A           N/A     N/A

------------------------
(1) Earnings were insufficient to cover fixed charges by $20,512,833 and $2,258,725 during the years ended December 31, 1999 and 1998, respectively. Capitalized interest including amortization of debt issuance and financing costs was $19,008,000 ($14,962,000 before amortization) and $1,815,000
    ($1,581,000 before amortization) for the years ended December 31, 1999 and 1998, respectively. For all periods prior to 1998 we incurred no fixed charges; therefore our ratio of earnings to fixed charges for those periods is not meaningful.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

GENERAL

    Since our formation in 1996, we have been developing and constructing our power facility. In addition, up until November 1999, we were developing and constructing the Panola County gas and water infrastructure that our power facility will use under contracts with three construction contractors. In November 1999, we transferred to Panola County those construction contracts, all of the completed portions of the Panola County infrastructure, all of the Panola County infrastructure work in progress, real estate rights related to the Panola County infrastructure and permits related to the Panola County infrastructure. In exchange for that transfer, the State of Mississippi agreed to reimburse us for the amounts that we spent on (1) the development of the Panola County infrastructure, (2) the acquisition of Panola County infrastructure related easements and (3) construction of the Panola County infrastructure from April 11, 1999 until we transferred the Panola County infrastructure to Panola County. In addition, Panola County is now obligated to pay the Panola County infrastructure construction contractors the amounts still due to those contractors under their contracts.

    Our power facility has not yet generated any operating revenues. We expect that the total cost of developing, constructing and financing our power facility and the Panola County infrastructure will be approximately $396,406,000. We capitalized the costs pertaining to the construction of our power facility and the Panola County infrastructure as property and construction in progress and the costs pertaining to the financing of our power facility and the Panola County infrastructure as debt issuance and financing costs, and we included these items as assets on our balance sheets.

RESULTS OF OPERATIONS

    During 1996 we entered into an option purchase agreement with a third party. Under the terms of the option purchase agreement, the third party had the option to purchase 750 megawatts of capacity and dispatchable energy for a specified term from our power facility. As consideration for this option, the third party made an initial option payment to us of $3,500,000 in 1996, and an additional option payment of $1,500,000 in 1997. Both option payments were placed in escrow to secure performance of our obligations under the option purchase agreement. Under the terms of the escrow agreement, we were allowed to withdraw investment earnings on the funds placed in escrow but could not withdraw the principal amount placed in escrow until the funds were released under the option purchase agreement. Revenues of approximately $224,000 and $158,000 in 1997 and 1996, respectively, consisted of investment earnings on these escrow funds. Effective November 1, 1997, the option purchase agreement expired unexercised and, under the terms of the option purchase agreement, we were permitted to retain the $5,000,000 of option payments which were held in escrow. Accordingly, we recognized the option payments as revenue. We expensed the costs incurred under the escrow agreement in 1997 and 1996. We have no continuing financial commitments under the option purchase agreement.

    We expensed the project development costs not directly related to the construction and financing of the project. For the year ended December 31, 1998, project development expenses not directly related to the construction and financing of the project of approximately $444,000 consisted of legal fees of approximately $302,000 pertaining to contract negotiations and regulatory matters and other general and administrative expenses of approximately $142,000.

    For the year ended December 31, 1999 project development expenses not directly related to the construction and financing of the project aggregated approximately $586,000, which amount consisted of legal fees of approximately $189,000 pertaining to contract negotiations and regulatory matters, approximately $133,000 of management fees and approximately $234,000 of labor charges, related benefits and taxes and other management expenses incurred under the management services agreement with LSP Management.

    Operations and maintenance expenses for the year ended December 31, 1999 of approximately $919,000 consisted primarily of costs incurred under the operations and maintenance agreement with Cogentrix Batesville Operations. These costs consist primarily of approximately $718,000 of Cogentrix Batesville Operations labor charges, related taxes and benefits and $156,000 of precommencement services.

LIQUIDITY AND CAPITAL RESOURCES

    We are using the net proceeds from the issuance of the private bonds, the $54,000,000 of equity contributions that we will receive from LSP Batesville Holding from time to time, and the reimbursements payments that we have and will receive from Panola County to pay the costs of developing, constructing and financing our power facility and the Panola County infrastructure. Prior to the issuance of the private bonds, we funded these costs with the proceeds of our loan facility. We repaid this loan of $136,600,000 in full on May 21, 1999 with a portion of the net proceeds of the private bonds.

    As of December 31, 1999, our principal sources of liquidity were the $36,121,000 of remaining proceeds from the issuance of the private bonds, $14,278,000 of Panola County infrastructure reimbursement funds received from the State of Mississippi, plus investment earnings on such funds of approximately $3,148,000, and the $54,000,000 of equity contributions that we will receive from LSP Batesville Holding from time to time after we have spent all of the proceeds of the private bonds. The remaining proceeds from the issuance of the private bonds and the Panola County infrastructure reimbursement funds are held by the trustee and are invested primarily in short term commercial paper rated at least A-1 by Standard & Poor's Rating Group or at least P-1 by Moody's Investors Service, Inc. LSP Batesville Holding's obligation to contribute equity to us under its equity contribution agreement is supported by a letter of credit naming Congentrix Energy, Inc. as the account party. This letter of credit has been issued by a bank rated at least A2 by Moody's investors Service, Inc. and at least A by Standard & Poor's Rating Group.

    The net proceeds from the issuance of the private bonds and the $54,000,000 of equity contributions that we will receive from LSP Batesville Holding were designed to be sufficient to fund the costs of developing and constructing our power facility and the Panola County infrastructure. Accordingly, we were able to pay the costs associated with the Panola County infrastructure prior to receiving Panola County infrastructure reimbursement funds from the State of Mississippi. As of December 31, 1999, we had received $14,278,000 of Panola County infrastructure reimbursement funds from the State. This reimbursement has been reflected as a reduction in property and construction in progress in the accompanying financial statements. We allocated the $14,278,000 that we received from the State, and we will allocate any additional reimbursement funds that we receive from the State, to the contingency line item of our budget. In addition, now that we are no longer responsible for constructing the Panola County infrastructure, we will reallocate unspent funds from the Panola County infrastructure line item of our budget to the contingency line item of our budget. Adding these funds to our contingency will allow us to apply these funds to pay for any project cost overruns that we may have. If we do not experience cost overruns, or if our cost overruns are less than the amount of our contingency, we will be able to distribute unused contingency if we satisfy the distribution conditions contained in the financing documents.

    Total estimated facility and Panola County infrastructure costs, and facility and Panola County infrastructure costs incurred as of December 31, 1999, by major category are as follows:

                                                                    COSTS INCURRED
                                                 TOTAL ESTIMATED         AS OF
                                                      COSTS        DECEMBER 31, 1999
                                                 ---------------   -----------------
Construction of plant..........................   $244,767,000       $224,716,000
Elecrical and gas interconnection costs........     22,340,000         19,042,000
Electrical facilities..........................      9,200,000          9,134,000
Infrastructure costs...........................     18,618,000         17,327,000
Interest expense during construction...........     26,460,000         16,777,000
Debt service reserve...........................     12,551,000                 --
Contingency....................................     19,768,000                 --
Development fees and financing costs...........     28,245,000         28,145,000
Spare parts, equipment and material............      3,623,000          1,013,000
Construction management........................      1,987,000          1,411,000
Operations and maintenance.....................      1,650,000            984,000
Casualty risk insurance........................      1,362,000          1,362,000
All other costs................................      5,835,000          3,831,000
                                                  ------------       ------------
    Total......................................   $396,406,000       $323,742,000
                                                  ============       ============

    As of December 31, 1999, costs incurred on our power facility and the Panola County infrastructure were approximately $323,742,000. Included in this amount is approximately $296,509,000, net of the Panola County infrastructure reimbursement funds of approximately $14,278,000, of property and construction in progress, approximately $10,099,000 of debt issuance and financing costs and approximately $908,000 of inventory and other current assets. In addition, $1,948,000 of costs incurred had been expensed as of December 31, 1999. As of December 31, 1999, we had expended approximately $289,677,000 of cash.

    Costs expensed to December 31, 1999 is comprised primarily of $509,000, $874,000 and $491,000 of costs incurred for the management services agreement with LSP Management, the operations and maintenance agreement with Cogentrix Batesville Operations and legal fees pertaining to contract negotiations and regulatory matters, respectively. Costs incurred under the management services agreement with LSP Management and the operations and maintenance agreement with Cogentrix Batesville Operations are components of the construction management and operations and maintenance categories, respectively, in the table above. Legal fees are a component of the all other costs category. Other components of the all other costs category include expenses related to land and easements and consultants fees. BVZ Power Partners anticipates that construction of our power facility will be completed during the second quarter of 2000.

FACILITY CONSTRUCTION COSTS

    BVZ Power Partners is constructing our power facility under a $240,174,000 construction contract, excluding sales and use tax. BVZ Power Partners has committed to completing the construction and start-up to specified performance levels of the two Virginia Power generating units and the Aquila/ UtiliCorp generating unit on or prior to July 16, 2000, July 26, 2000, and July 31, 2000, respectively, unless these dates are adjusted in accordance with the construction contract. As of December 31, 1999 BVZ Power Partners estimated that its engineering, procurement and construction of our power facility was about 93% complete, and total costs incurred were approximately $222,664,000, including approximately $11,091,000 of retainage. Retainage is that contractually specified percentage of the contract value that is withheld from the current payment due to the construction contractor until the construction contractor completes its work under the construction contract.

    Lauren Constructors, Inc. is constructing our power facility's water pretreatment system. The water pretreatment system is designed to ensure that water supplied to our power facility is of the quality specified in the construction contract with BVZ Power Partners. The lump sum price for this contract is approximately $1,703,000. As of December 31, 1999, approximately $207,000 of the contract has been completed and invoiced to us, including approximately $10,000 of retainage. Lauren Constructors estimates that the water pretreatment system will be completed on or prior to April 7, 2000.

    Kruger, Inc. is the supplier of the water pretreatment system equipment. The lump sum price for this contract is about $415,000, which includes all costs associated with the engineering, manufacturing and delivery of the water pretreatment system equipment. The water pretreatment equipment was delivered to our power facility during January 2000. As of December 31, 1999, approximately $166,000 of the contract had been completed and invoiced to us, including approximately $8,300 of retainage.

    At December 31, 1999 and 1998, we had approximately $16,299,000 and $13,848,000, respectively, of outstanding invoices, including retainage, under these contracts.

ELECTRICAL AND GAS INTERCONNECTION COSTS

    We are paying the costs of the interconnection facilities and system upgrades that are being constructed by the Tennessee Valley Authority and Entergy.

    The costs of the Tennessee Valley Authority interconnection facilities and system upgrades are approximately $4,000,000 and $9,500,000 respectively. As of December 31, 1999, approximately $12,556,000 of these costs had been invoiced to us by the Tennessee Valley Authority. The costs of the Entergy interconnection facilities and system upgrades are approximately $1,100,000 and $7,100,000, respectively. As of December 31, 1999, approximately $6,286,000 of these costs had been invoiced to us by Entergy.

    At December 31, 1999 and 1998, we had approximately $3,757,000 and $2,077,000 of outstanding invoices, respectively, under these contracts.

    We are entitled to receive system upgrade credits in the amount of the incremental revenue received by the Tennessee Valley Authority and Entergy for future transmission services procured for the delivery of energy from our power facility. The amount of these credits, if any, may not exceed the total costs of the system upgrades paid for by us.

  ELECTRICAL FACILITIES COSTS

    Lauren Constructors, Inc. is constructing our electrical substation and transmission lines that will interconnect with the Tennessee Valley Authority and Entergy transmission systems. The lump sum price of this contract is approximately $4,714,000, including change orders. As of December 1999, the total contract value was invoiced to us, including about $228,000 of retainage.

    North American Transformer, Inc. is supplying four single-phase transformers to be incorporated into our electrical substation. The lump sum price of this contract is approximately $3,683,000. As of December 31, 1999, the total contract value was invoiced to us, including approximately $368,000 of retainage. All four transformers have been installed, tested and energized.

    Siemens Power Transmission and Distribution, LLC is supplying thirteen circuit breakers to be incorporated into our electrical substation. The lump sum price of this contract is approximately $722,000. As of December 31, 1999, the total contract value was invoiced to us, including approximately $72,000 of retainage. All the circuit breakers have been delivered and installed within the electrical substation.

    At December 31, 1999 we had approximately $782,000 of outstanding invoices, including retainage, under these contracts. At December 31, 1998, there were no amounts outstanding under these contracts. Approximately $239,000 of retainage under these contracts has been released.

PANOLA COUNTY INFRASTRUCTURE COSTS

  WATER

    Robinson Mechanical Contractors, Inc. is constructing the intake facilities that will draw water from Enid Lake and pump it to our power facility. The lump sum price of this contract is approximately $5,256,000, including change orders. As of December 31, 1999 Robinson Mechanical estimated that its engineering, procurement and construction was approximately 91% complete, and total costs we incurred were approximately $4,080,000. As of December 31, 1999, we had outstanding accounts payable to Robinson Mechanical of approximately $150,000.

    Garney Companies, Inc. has constructed a water supply pipeline to transport water from Lake Enid to our power facility and a wastewater discharge pipeline to transport wastewater from our power facility to the Little Tallahatchie River. The lump sum price of this contract is approximately $4,528,000, including change orders. The water supply and wastewater discharge pipelines were tested and declared complete on August 5, 1999. As of December 31, 1999 the total contract value had been invoiced to us. As of December 31, 1999, we had outstanding accounts payable to Garney of approximately $20,000.

    At December 31, 1999, we had approximately $170,000 of outstanding invoices, including retainage, under these contracts. At December 31, 1998, there were no amounts outstanding under these contracts. Approximately $884,000 of retainage under these contracts has been released. As previously noted, we transferred these contracts to Panola County in November 1999.

  GAS

    Big Warrior Corporation is constructing a lateral gas pipeline and related facilities to transport natural gas from two interstate gas pipelines to our power facility. The lump sum price of this contract is approximately $8,565,000, including change orders. As of December 31, 1999 Big Warrior estimated that its engineering, procurement and construction was about 99% complete, and total costs we incurred were approximately $8,450,000. As of December 31, 1999, we had no outstanding accounts payable to Big Warrior. Construction of the pipeline has been sufficiently completed to allow delivery of fuel gas to our power facility as necessary to support equipment testing and startup.

    At December 31, 1999 we had no outstanding invoices under this contract. At December 31, 1998, there were no amounts outstanding under this contract. Approximately $583,000 of retainage under this contract has been released. As previously noted, we transferred this contract to Panola County in November 1999.

INTEREST COSTS

    During construction, we capitalize interest costs net of interest income on excess proceeds from loans under our loan facility and the private bonds. As of December 31, 1999 and 1998, capitalized interest was approximately $16,777,000 and $1,581,000, respectively, net of interest income of approximately $3,167,000 and $1,000, respectively. Cash paid for interest was approximately $3,172,000 and $1,426,000 for the years ended December 31, 1999 and 1998, respectively. Accrued interest payable as of December 31, 1999 was approximately $15,345,000. This amount plus interest through January 15, 2000 of approximately $925,000 was paid on January 15, 2000. These amounts were paid from the net proceeds of the private bonds and the Panola County infrastructure reimbursement funds which are on deposit in our construction account. The bondholders and our other senior secured lenders have a security interest in the construction account.

DEVELOPMENT FEES AND FINANCING COSTS

    We paid a development fee of $14,000,000 to Granite Power Partners II, L.P. in consideration for development activities provided to us prior to the offering of the private bonds. As of December 31,

1999 we had incurred about $14,145,000 of costs to finance our power facility. Development fees and amortization of financing fees have been capitalized as a component of construction in progress as of December 31, 1999.

SPARE PARTS, EQUIPMENT AND MATERIALS

    Through a letter agreement dated July 20, 1998, we have committed to purchase and Westinghouse Power Generation has agreed to sell combustion turbine parts for our power facility. The price for the initial order of parts is about $2,096,000. We will receive a 20% discount from the original agreement price adjusted for inflation for any subsequent orders. As of December 31, 1999 we had purchased and received about $734,000 of spare parts.

CONSTRUCTION MANAGEMENT

    LSP Management provides management services to us under a management services agreement. Under this management services agreement, LSP Management manages our business affairs during the construction and operation of our power facility. LSP Management is reimbursed for its reasonable and necessary expenses incurred in performing its services and also receives a monthly management fee of approximately $33,300 during the construction and operation of our power facility. As of December 31, 1999, LSP Management had billed us approximately $1,411,000 under the management services agreement. Construction management costs not directly associated with the construction of our power facility of approximately $509,000 have been expensed.

OPERATIONS AND MAINTENANCE

    Our power facility is operated and maintained under a long-term operations and maintenance agreement with Cogentrix Batesville Operations. The initial term of the operations and maintenance agreement is 27 years. Under the terms of the agreement we are required to pay Cogentrix Batesville Operations a fixed fee of $390,000, payable in ten monthly installments, for services provided during the construction of our power facility and a fixed monthly fee of approximately $42,000 during the operation of our power facility. We also are required to reimburse Cogentrix Batesville Operations for all labor costs, including payroll and taxes, subcontractor costs and other costs deemed reimbursable by us. As of December 31, 1999, Cogentrix Batesville Operations had billed us approximately $984,000 under the operations and maintenance agreement. Costs incurred under this agreement not directly associated with the construction of our power facility of approximately $874,000 have been expensed.

CONTINGENCY

    Our original project budget includes a line item, which we refer to as "contingency", of approximately $10,649,000 that is designed to cover things like change orders under the various construction contracts, the cost of fuel consumed by our power facility during testing in excess of the revenue received from the sale of test energy, and other increased costs due to force majeure and other events that may increase our expenses. As of December 31, 1999, we had reduced our available contingency by approximately $1,067,000 for change orders under our various construction contracts, by approximately $2,115,000 for the cost of the water pretreatment contract, by $1,500,000 for our payment to Yalobusha County under our contract with it, and by approximately $2,605,000 for budget overruns. Offsetting these reductions will be an increase to our contingency of approximately $16,406,000 as a result of (1) the Panola County infrastructure reimbursement payments that have and will be made to us by the State of Mississippi under the previously described arrangements and (2) our reallocation of the amounts that we had previously allocated to the Panola County infrastructure construction line item of our budget and have not yet spent, because Panola County is now obligated to pay amounts due under the Panola County infrastructure construction contracts.

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
INSURANCE

    We are required to maintain casualty risk insurance during the construction period, including delayed opening insurance covering a period of approximately 18 months with a 30-day deductible per occurrence. The cost of this insurance was approximately $1,362,000.

    As with any power generation facility, the construction of the project involves certain risks, including shortages of labor, work stoppages, labor disputes, weather interference, engineering, environmental, permitting and unanticipated cost increases for reasons beyond our and our construction contractors' control. The occurrence of one or more of these events could significantly increase our expenses, which could adversely impact our ability to make payments of principal and interest on the exchange bonds and our other debt when due. Not all risks are insured and the proceeds from our insurance applicable to covered risks may not be adequate to cover our increased expenses.

POST-COMPLETION LIQUIDITY

    Subsequent to the completion of our power facility, our primary sources of liquidity will be two long-term power purchase agreements for the sale of the capacity of and electric energy from our power facility and any remaining amounts in our contingency. One of these power purchase agreements is with Virginia Power and covers the sale of the capacity of and electric energy from two of our generating units for an initial term of 13 years, which Virginia Power can extend at its option for an additional 12 years. The other agreement is with Aquila/UtiliCorp and covers the sale of the capacity of and electric energy from our other generating unit for an initial term of 15 years and seven months, which Aquila/UtiliCorp can extend at its option for an additional five years.

    These agreements require Virginia Power and Aquila/UtiliCorp to provide us with the natural gas which we will use to fuel the generating units that are dedicated to the applicable purchaser. In addition, both of these power purchase agreements require the applicable purchaser to pay us

    (1) a monthly "reservation" payment based on the tested capacity and availability of the generating units dedicated to the purchaser,

    (2) an "energy" payment based on the amount of energy that we actually produce for the purchaser and deliver to the interconnection point between our power facility and the utility transmission systems and

    (3) other payments, including payments based upon the fuel efficiency of our generating units and the number of times the purchaser starts up our generating units each year.

Both of these power purchase agreements allow the power purchasers to dispatch the generating units we have dedicated to them, meaning that the power purchasers have the right to control how much electricity they want their dedicated units to produce. However, even if we are not dispatched at all by Virginia Power and Aquila/UtiliCorp, they will still have to pay us the reservation payment as provided under the power purchase agreements.

    We have agreed with Virginia Power and Aquila/UtiliCorp that their respective generating units will be able to begin delivering power to them by June 1, 2000, which date may be extended as a result of certain excused delays. However, BVZ Power Partners has not guaranteed that it will substantially complete our power facility by this date. Instead, BVZ Power Partners has guaranteed to substantially complete the two units that will provide power to Virginia Power by July 16, 2000 and July 26, 2000 and to substantially complete the unit that will provide power to Aquila/UtiliCorp by July 31, 2000. Each of these dates may be extended under the construction contract in some circumstances to give BVZ Power Partners more time to substantially complete the units.

    We have received a force majeure notice from BVZ Power Partners and ABB Power Generation Inc., the steam turbine generator manufacturer, with respect to transportation delays incurred during the delivery of one of the Virginia Power unit's steam turbine generators to our power facility. We have requested that ABB Power Generation provide additional information to support the claim of force

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
majeure. In response to our request ABB Power Generation has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. We do not believe that the delay in transportation of the steam turbine generator constitutes a force majeure event. A final resolution of the issue has not yet occurred. BVZ Power Partners has stated that it is working extra hours, multiple shifts and weekends in an attempt to meet its originally projected target completion dates. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the BVZ Power Partners contract, BVZ Power Partners would be entitled to a day for day extension of the guaranteed completion date with respect to that Virginia Power unit. We have informed Virginia Power of the occurrence of a potential force majeure event as a result of a delay in the delivery of the Virginia Power unit's steam turbine generator that was beyond our reasonable control and without our fault or negligence. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the Virginia Power power purchase agreement, the date that we are required to deliver power under the Virginia Power power purchase agreement would be extended day for day for the number of days of the force majeure event.

    A gap of 46 to 61 days currently exists between the guaranteed completion dates under the BVZ Power Partners construction contract and the guaranteed power delivery dates under the power purchase agreements. This gap may be increased if BVZ Power Partners is successful in its claim that the steam turbine delay constitutes a force majeure event under the BVZ Power Partners construction contract and we are unsuccessful in our claim that the steam turbine delay constitutes a force majeure event under the Virginia Power power purchase agreement. This gap, and any further delay in construction and start-up of our power facility beyond June 1, 2000, may obligate us to:

    (1) provide replacement power to Virginia Power or reimburse Virginia Power for any incremental replacement power costs during the period of delay, up to a maximum of $11,320,000 and

    (2) provide replacement power to Aquila/UtiliCorp, reimburse
Aquila/UtiliCorp for any incremental replacement power cost during the period of delay, or incur an adjustment to the reservation payment payable to us under the Aquila/UtiliCorp power purchase agreement.

    The current construction schedule provided to us by BVZ Power Partners anticipates that the construction and start-up of the two Virginia Power units and the Aquila/UtiliCorp unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. We have notified both Virginia Power and Aquila/UtiliCorp of these revised dates. Based upon the estimated completion date of June 5, 2000 for one of the Virginia Power units, we will be obligated for the cost of replacement power for the period from June 1, 2000 to June 5, 2000. We have notified Aquila/UtiliCorp that we will elect to incur an adjustment to the reservation payment to be received for the period from June 1, 2000 to June 27, 2000 under the Aquila/UtiliCorp power purchase agreement. The estimated liability that may result from this period of delay, if any, cannot presently be determined.

    While BVZ Power Partners will be obligated to pay us liquidated damages for any failure to complete the construction and start-up of our power facility on or prior to one day after the guaranteed completion dates, no delay damages will be due from BVZ Power Partners with respect to any unit during the respective gap periods described above. In addition, because the delay liquidated damages are limited, we cannot assure you that the delay liquidated damages will fully compensate us for replacement power costs or other costs associated with delays for which BVZ Power Partners is responsible.

    We are required to provide security to support our obligations under the Virginia Power power purchase agreement. We have satisfied this requirement by providing letters of credit for the benefit of Virginia Power. The Virginia Power letters of credit have an initial face amount of $5,660,000. This amount will increase to a maximum of $11,320,000 if we fail to meet certain milestones under the Virginia Power power purchase agreement. Prior to the commercial operation date for the Virginia Power dedicated units, the Virginia Power letters of credit will not be replenished if they are drawn

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
upon. However, we will be required to reimburse the issuing bank if these letters of credit are drawn. Upon the commercial operation date for the Virginia Power dedicated units, the Virginia Power letters of credit will be adjusted to a face amount of $5,660,000 and will be subject to replenishment if drawn. Again, we will be required to reimburse the issuing bank if these letters of credit are drawn. See "Description of the Principal Financing Documents--Virginia Power L/C Agreement." We also may be required to provide security to support our obligations under the Aquila/UtiliCorp power purchase agreement. This security would be in the form of cash, a surety bond, or a letter of credit or guarantee from an investment grade entity. If our debt service coverage ratio for each of the previous four consecutive calendar quarters is less than 1.25 to 1.00 then we must provide Aquila/UtiliCorp, upon their request, reasonable security for our obligations. The security must be in an amount equal to $5.00 per kilowatt of the contract capacity or approximately $1,300,000. We must maintain this security until the earlier of the date on which (1) we provide Aquila/UtiliCorp documentation that our debt service coverage ratio was 1.25 to 1.00 or greater for a period of four consecutive calendar quarters and (2) the Aquila/UtiliCorp power purchase agreement terminates, and we have paid in full to Aquila/ UtiliCorp the amounts that we owe Aquila/UtiliCorp. See "Description of the Principal Project Documents--Aquila/UtiliCorp Power Purchase Agreement--Credit Support."

    Our obligation to pay for or provide replacement power to Virginia Power during a delay in the commercial operation of the Virginia Power units is limited to the amount of the Virginia Power letter of credit, which is a maximum of $11,320,000. Because summer power prices have experienced significant volatility, it is difficult to project the cost of replacing power from the Virginia Power units. However, it is possible that in the event of a delay in the commercial operation of the Virginia Power units the full amount of the Virginia Power letter of credit may be drawn. In the event of a drawing under the Virginia Power letter of credit, the drawn amount converts into a five year amortizing loan payable by us. Consequently, a drawing under the Virginia Power letter of credit could increase our debt service obligation by up to approximately $3,500,000 per annum. In the event of a commercial operation delay of the Aquila/UtiliCorp unit, the delivery delay adjustment under the Aquila/UtiliCorp power purchase agreement could result in a reduction in the reservation payments due from Aquila/ UtiliCorp to us until the amount of the reduction in reservation payments equals the amount of the delivery delay adjustment. The amount of the delivery delay adjustment is based on the commercial operation date of the Aquila/UtiliCorp unit. We do not expect the delivery delay adjustment to exceed approximately $2,000,000 in the aggregate.

    We are dependent on the fixed reservation payments and other fixed payments under the Virginia Power and Aquila/UtiliCorp power purchase agreements to meet our fixed obligations, including debt service under the exchange bonds. Our power purchasers' obligations to pay us these fixed payments are dependent upon our power facility operating at minimum capacity and availability levels. We expect to achieve the minimum capacity and availability levels; however, any material shortfall in tested capacity or availability over a significant period could impact our ability to make payments of principal and interest on the exchange bonds and our other debt when due.

    As with any power generation facility, operation of our power facility will involve risk, including performance of our power facility below expected levels of output and efficiency, shut-downs due to the breakdown or failure of equipment or processes, violations of permit requirements, operator error, labor disputes, or catastrophic events such as fires, earthquakes, explosions, floods or other similar occurrences affecting a power generation facility or its power purchasers. The occurrence of any of these events could significantly reduce or eliminate revenues generated by our power facility or significantly increase the expenses of our power facility, adversely impacting our ability to make payments of principal and interest on the exchange bonds and our other debt when due.

YEAR 2000 ISSUES

    The Year 2000 issue exists because many computers systems and applications, including those embedded in equipment and facilities, use two digit rather than four digit date fields to designate an

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
applicable year. As a result, the systems and applications may not properly recognize the Year 2000 or process data that includes such dates, potentially causing data miscalculations or inaccuracies or operational malfunctions or failures. We have included provisions in our construction contracts to help ensure that our power facility is Year 2000 compliant. The contract with BVZ Power Partners, for example, requires BVZ Power Partners, directly and through subcontractors, to design, engineer, procure, construct and test its scope of work so that its scope of work, including any computer hardware, software and firmware, will operate accurately, and without interruption, accept, process and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries. The other contracts for the construction of our power facility and the Panola County infrastructure contain similar provisions.

    Our core financial systems, which include applications such as purchasing, accounts payable and general ledger, were purchased Year 2000 compliant.

    No disruptions in the construction or systems of our power facility and the Panola County infrastructure, or to the operations of any of our significant third parties, have occurred since the new year as a result of Year 2000 related issues. We do not expect Year 2000 realized issues and consequences to have a material effect on our business, results of operations or financial condition in the future.

                                    BUSINESS

OUR COMPANY

    THE SCOPE OF OUR BUSINESS. We were formed in 1996 to develop, construct, own, operate and finance our project. Our project is already under construction. Though we may expand our power facility after the offering of the exchange bonds by constructing additional electric generation capacity at our power facility site, we do not intend to engage in any business activities other than those related to our project. Because none of our power facility's units is operational yet, we have not yet generated any operating revenues.

    OUR INDIRECT OWNERS. We are indirectly owned primarily by LS Power, LLC and Cogentrix Energy, Inc. LS Power is a privately owned independent power producer that develops, constructs, owns and operates independent power projects in the United States. LS Power and its affiliates have completed the financing of more than 2,000 megawatts of electric generating capacity, including our power facility, and have approximately 1,400 megawatts of additional capacity in advanced development. Cogentrix is an independent power producer that acquires, develops, owns and operates electric generating plants, principally in the United States. Cogentrix has net ownership interests in 26 facilities comprising approximately 2,110 megawatts, including our power facility.

    OUR CO-ISSUER. Our sister company, LSP Batesville Funding Corporation, is the co-issuer of the private bonds and will be the co-issuer of the exchange bonds. The Funding Corporation was formed in 1998 for the sole purpose of issuing the bonds and incurring other debt to finance our project. The Funding Corporation has nominal assets and will not conduct any operations.

    WE HAVE NO EMPLOYEES. Currently, neither we nor the Funding Corporation has any employees. We will be dependent upon a number of third parties for the provision of substantially all the services that we require. See "Risk Factors--Construction and Operating Risks."

    OUR PRINCIPAL EXECUTIVE OFFICE. Our principal executive offices are located at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816. Our telephone number is (732) 249-6750.

OUR PROJECT

    OUR POWER FACILITY. Our power facility will be an approximately 837 megawatt natural gas-fired, three combined cycle unit electric generation facility. Natural gas-fired facilities are those which use natural gas as a fuel source. Combined cycle facilities are those which use the exhaust heat produced by the combustion turbine to generate steam, which is in turn used to make electricity in a steam turbine. Each of the three combined-cycle units of our facility will therefore contain three main pieces of equipment: (1) a gas-fired combustion turbine; (2) a heat recovery steam generator; and (3) a steam turbine, plus auxiliary equipment.

    When it is complete, our power facility will contain the following major equipment, systems and facilities:

    - three Westinghouse 501F combustion turbines equipped with dry low NO(x) combustors;

    - three Nooter/Erikson heat recovery steam generators, each equipped with duct burners;

    - three ABB Power Generation steam turbines;

    - air quality control and monitoring systems; and

    - various associated equipment and facilities, including water treatment facilities and administration and maintenance buildings.

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
    We currently estimate that our power facility will be completed during the second quarter of 2000 and that the Panola County infrastructure will be completed during the first quarter of 2000.

    R.W. Beck, the independent engineer for our project, discusses the major technical components of our facility in its report, which is included in Annex B to this prospectus. We encourage you to read the R.W. Beck report in its entirety.

    KEY PROJECT PARTICIPANTS. The table below indicates some of the principal participants in our project and our company.

Funding Corporation.................. LSP Batesville Funding Corporation, our affiliate and the co-issuer of the bonds.

LSP Batesville Holding............... LSP Batesville Holding, LLC, our limited partner and the sole shareholder of LSP Energy and the Funding Corporation.

LSP Energy........................... LSP Energy, Inc., our general partner.

LS Power............................. LS Power, LLC, one of our indirect owners.

Cogentrix............................ Cogentrix Energy, Inc., one of our indirect owners.

BVZ Power Partners................... BVZ Power Partners-Batesville, a joint venture between Black
                                      & Veatch Construction Inc. and H.B. Zachry Company and the
                                       construction contractor for our power facility, other than the electrical substation and the transmission lines.

Virginia Power....................... Virginia Electric and Power Company, one of our two
                                      long-term power purchasers.

Aquila/UtiliCorp..................... Aquila Energy Marketing Corporation and UtiliCorp United
                                      Inc., who together constitute our other long-term power
                                       purchaser.

Cogentrix Batesville
  Operations......................... Cogentrix Batesville Operations, LLC, a subsidiary of
                                      Cogentrix and the operator of most of our project.

LS Power Management.................. LS Power Management, LLC, a subsidiary of LS Power and the business manager of our project.

Panola County........................ Panola County, Mississippi, the governmental authority from whom we lease the gas and water infrastructure for our
                                       project.

Industrial Development Authority..... The Industrial Development Authority of Panola County, which will acquire the gas and water infrastructure for our power facility from Panola County after the infrastructure has
                                       been placed in service.

Tennessee Gas........................ Tennessee Gas Pipeline Company, one of the two interstate gas pipeline companies that has agreed to interconnect its pipeline with the lateral natural gas pipeline that will
                                       reach our power facility.

ANR Pipeline......................... ANR Pipeline Company, the other interstate gas pipeline company that has agreed to interconnect its pipeline with
                                       the lateral natural gas pipeline that will reach our power facility.

Tennessee Valley Authority........... The Tennessee Valley Authority, one of two utility transmission systems that has agreed to interconnect its
                                       transmission grid to our power facility.

Entergy.............................. Entergy Mississippi, Inc., the other utility transmission system that has agreed to interconnect its transmission grid to our power facility.

R.W. Beck............................ R.W. Beck, Inc., which is acting as the independent engineer for our project and has prepared the report included as
                                       Annex B to this prospectus.

C.C. Pace............................ C.C. Pace Consulting, L.L.C., which is acting as the independent electricity market and fuel consultant for our project and has prepared the report included as Annex C to this prospectus.

    SOME OF OUR PRINCIPAL PROJECT DOCUMENTS.

    ENGINEERING PROCUREMENT AND CONSTRUCTION CONTRACT

    We have entered into a construction contract with BVZ Power Partners, a joint venture between Black & Veatch Construction, Inc. and H.B. Zachry Company. BVZ Power Partners has agreed to design, engineer, procure equipment for, construct, test and start-up our power facility, other than the electrical substation and transmission lines. We have agreed to pay BVZ Power Partners a fixed price of approximately $240,174,000 for doing this work in accordance with the construction contract. We gave BVZ Power Partners a notice to proceed with the work on our power facility on August 28, 1998. Since that time, we have agreed on change orders under the construction contract which have increased the contract price by about $176,000. In addition, we have agreed on a change order that would entitle BVZ Power Partners to receive a bonus of up to $500,000 if it substantially completes the first unit prior to June 6, 2000, up to $500,000 if it substantially completes the second unit prior to June 16, 2000, and up to $500,000 if it substantially completes the third unit prior to June 21, 2000. Engineering and procurement under the construction contract is complete, and overall construction is about 90% complete. BVZ Power Partners has invoiced us for about 93% of the fixed price of the construction contract. We currently expect that BVZ Power Partners' work on our power facility will be completed during the third quarter of 2000.

    From 1987 to 1996, Black & Veatch Construction, Inc. and H.B. Zachry Company have been awarded contracts to construct approximately 62,530 megawatts of new power plant projects. Black & Veatch Construction, Inc. and H.B. Zachry Company are both equally responsible for performing obligations to us under our construction contract with BVZ Power Partners. Black & Veatch
Construction, Inc.'s parent, Black & Veatch, LLP, has guaranteed BVZ Power Partners' obligations to us under the main construction contract. In addition, Continental Casualty Company, whose insurer financial strength rating is A1 from Moody's Investors Service, Inc. and A+ (outlook negative) from Standard & Poor's Ratings Group, has provided us with a performance and payment bond on behalf of Black & Veatch Construction, Inc. United States Fidelity and Guaranty Company, whose insurer financial strength rating is A1 from Moody's Investors
Service, Inc. and AA from Standard & Poor's Ratings Group, has provided us with a performance and payment bond on behalf of H.B. Zachry Company.

    SUBSTATION AND TRANSMISSION LINE CONSTRUCTION CONTRACT

    We have also entered into several other construction contracts with other contractors for the design, engineering, procurement, testing and start-up of our substation and transmission lines. In particular, we entered into an engineering services contract with Black & Veatch, LLP to develop conceptual designs and specifications for the substation, the transmission lines and the Panola County infrastructure that are compatible with the portion of our power facility that BVZ Power Partners is constructing. Although we believe that these facilities will be capable of properly interconnecting with the portion of our power facility that BVZ Power Partners is constructing, R.W. Beck has not reviewed the electrical substation or transmission line construction contracts for purposes of determining whether this will be the case.

    The substation and transmission line contractor, Lauren Constructors, Inc., has been in business since 1985. Since 1996, Lauren Constructors, Inc. has been awarded construction contracts for $66,000,000 worth of mechanical and electrical projects. United States Fidelity and Guaranty Company has provided us with performance and payment bonds on behalf of Lauren Constructors, Inc.

    The transformer supply contractor, North American Transformer, Inc., was founded in 1906 under the name Pacific Electric Manufacturing. Today, North American Transformer, Inc. is a division of Rockwell International, which has a market capitalization of approximately $10,000,000,000. Liberty Mutual Insurance Company has provided us with performance and payment bonds on behalf of North American Transformer, Inc.

    The circuit breaker supply contractor, Siemens Power Transmission and Distribution, LLC, was formed in 1996 and is a division of Siemens, A.G. Siemens, A.G. has been manufacturing circuit breakers since 1937. Siemens Power Transmission and Distribution, LLC currently manufactures over 1000 circuit breakers per year and has sales in excess of $50,000,000 per year. Federal Insurance Company has provided us with performance and payment bonds on behalf of Siemens Power Transmission and Distribution, LLC.

    OPERATION & MAINTENANCE AGREEMENT

    In addition, we have entered into an operation and maintenance agreement with Cogentrix Batesville Operations, which is a subsidiary of Cogentrix. This agreement has a term of 27 years. Under this agreement, we will pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $41,667 per month, which escalates annually, to perform customary operations and maintenance services for most of our project. We will pay this fee to Cogentrix Batesville Operations only if we have allocated the required funds to our debt service and reserve accounts in accordance with the financing documents. We will also pay Cogentrix Batesville Operations its reimbursable expenses plus a fee of $390,000, payable in ten monthly installments, for services performed by Cogentrix Batesville Operations prior to the date on which our power facility begins commercial operation.

    Cogentrix has owned and operated electric generating facilities since 1985. Cogentrix Batesville Operations and its affiliates have provided or are under contract to provide operation and maintenance services for approximately 13 projects with a combined total of about 1,630 megawatts of capacity, excluding our power facility. Four of these projects are natural gas-fired facilities. Three of these projects utilize combustion turbines similar to those being installed at our power facility.

    To obtain water for our power facility, we have entered into an agreement with the United States government that will allow us to withdraw water from Enid Lake. In addition, we have obtained the permits that will allow us to dispose of our power facility's wastewater into the Little Tallahatchie River.

    GAS PIPELINE AGREEMENTS

    To connect our power facility to interstate gas pipelines, we have entered into separate agreements with Tennessee Gas and ANR Pipeline that allow us to connect the lateral gas pipeline that Panola County is constructing to the Tennessee Gas and ANR Pipeline pipelines. Tennessee Gas and ANR Pipeline have agreed to construct, at our expense, the interconnections between the lateral gas pipeline and each of their respective pipelines. The ANR Pipeline and Tennessee Gas interconnection facilities have been completed, and each is capable of delivering our power facility's entire fuel requirements to the lateral gas pipeline. We plan to contract with an experienced gas pipeline operator to coordinate operation of the lateral gas pipeline with Tennessee Gas and ANR Pipeline.

    Tennessee Gas operates three pipeline systems consisting of over 16,000 miles of pipeline connecting supply regions in Texas, Louisiana and the Gulf of Mexico to gas markets in 20 eastern and midwestern states. ANR Pipeline operates approximately 10,600 miles of pipeline connecting supply regions in the Gulf of Mexico, the midwest, the Rocky Mountains and Canada to gas markets in 18 midwestern and southern states.


    INTERCONNECTION AGREEMENTS


    To connect our power facility to transmission lines so that we can transmit the electricity that we produce to our power purchasers, we have entered into separate interconnection agreements with each of the Tennessee Valley Authority and Entergy, each of which has an initial term of 35 years. The Tennessee Valley Authority can terminate its interconnection agreement if we fail to agree upon amendments that they are allowed to propose in order to make our interconnection agreement consistent with agreements that they have with facilities similar to our power facility. These agreements require us to construct and install a portion of the equipment that will be used to interconnect our power facility with the transmission grids, which BVZ Power Partners and some of our other contractors are in the process of doing, and require the Tennessee Valley Authority and Entergy to construct the remainder of that equipment, at our expense. Following the completion of the Tennessee Valley Authority and Entergy system upgrades described in the next paragraph, we expect each of these interconnections to be capable of accepting the entire electrical output of our power facility under most operating conditions. These agreements allow the Tennessee Valley Authority and Entergy to disconnect or curtail our power facility to overcome reliability problems, to facilitate restoration of line or equipment outages, for maintenance activities or if a hazardous condition exists.

    Although our power purchasers are responsible for the transmission of our electricity from our interconnection point across the Tennessee Valley Authority and Entergy transmission grids, we have agreed with the Tennessee Valley Authority and Entergy to pay for the costs of upgrading their transmission systems so that each transmission system can handle the entire electrical output of our power facility under most operating conditions. These upgrades will be owned by the Tennessee Valley Authority and Entergy. In exchange, the Tennessee Valley Authority and Entergy have agreed to credit us or our power purchasers an amount equal to the lesser of (1) the revenues that they receive from our power purchasers or their customers for transmission services provided for the delivery of energy from our power facility and (2) the total costs paid by us for the system upgrades. Our recovery of these credits is dependent upon the availability of transmission service from the Tennessee Valley Authority and Entergy for, and the use of this transmission service by, our power purchasers and their customers.

    Tennessee Valley Authority's U.S. transmission system includes over 17,000 miles of high-voltage transmission lines delivering power to about 159 power distributors serving about 7,300,000 people. Entergy's U.S. transmission system consists of more than 15,500 miles of high voltage transmission lines and 1,450 substations, and serves nearly 2,500,000 customers in four states.

    POWER PURCHASE AGREEMENT

    Finally, we have entered into two long-term power purchase agreements for the sale of the capacity of and electric energy from our power facility. One of those agreements is with Virginia Power and covers the sale of the capacity of and electric energy from two of our generating units for an initial term of 13 years, which Virginia Power can extend at its option for an additional
12 years. The other agreement is with Aquila/UtiliCorp and covers the sale of the capacity of and electric energy from our other generating unit for an initial term of 15 years and seven months, which Aquila/UtiliCorp can extend at its option for an additional five years. These agreements require Virginia Power and Aquila/ UtiliCorp to provide us with the natural gas which we will use to fuel the generating units that are dedicated to the applicable purchaser. In addition, both of these power purchase agreements require the applicable purchaser to pay us:

    (1) a monthly "reservation" payment based on the tested capacity and availability of the generating units dedicated to them;

    (2) an "energy" payment based on the amount of energy that we actually produce for them and deliver to the interconnection point between our power facility and the utility transmission systems described above, and

    (3) other payments, including payments based upon the fuel efficiency of the generating units and the number of times we start up the units each year.

Both of these power purchase agreements allow the power purchasers to dispatch the generating units we have dedicated to them, meaning that the power purchasers have the right to control how much electricity they want their dedicated units to produce. However, even if we are not dispatched at all by Virginia Power and Aquila/UtiliCorp, they will still have to pay us a reservation payment as provided under the power purchase agreements.

    Virginia Power is among the 15 largest regulated electric utilities in the United States, serving nearly 2,000,000 customers in Virginia and North Carolina. Virginia Power's long term unsecured debt is rated A3 by Moody's Investors Service, Inc. and A- by Standard & Poor's Ratings Group. Virginia Power's parent, Dominion Resources, Inc., is a holding company engaged in regulated and unregulated electric power, natural gas, financial services and real estate businesses primarily in the United States. Virginia Power is required to file reports and other information with the Securities and Exchange Commission. These materials are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.

    Aquila Energy Marketing Corporation, a successor by merger to Aquila Power Corporation, has been a leading power marketer since 1995. Aquila Energy Marketing Corporation owns equity interests in 17 independent power projects. Aquila Energy Marketing Corporation's parent, UtiliCorp United Inc., serves nearly 4,500,000 electric and gas utility customers in eight states, one Canadian province, the United Kingdom, New Zealand and Australia. UtiliCorp United Inc.'s long term debt is rated Baa3 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Group. UtiliCorp United Inc. is required to file reports and other information with the Securities and Exchange Commission. These reports include information about Aquila Energy Marketing Corporation because it is a wholly-owned subsidiary of UtiliCorp United Inc. The reports and other information filed by UtiliCorp United Inc. are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.

    The contracts mentioned above are some of our key project documents. We have entered into several other important project documents as well. We describe the documents mentioned above, as well as our other important project documents, in greater detail under the caption "Description of the Principal Project Documents." We encourage you to read that section in its entirety.

    THE PANOLA COUNTY INFRASTRUCTURE. We have entered into five agreements with Mississippi governmental entities with respect to the Panola County infrastructure. Under an inducement agreement, the State of Mississippi agreed to issue general obligations bonds to finance the infrastructure, Panola County, and ultimately the Industrial Development Authority, agreed to assume ownership of the infrastructure, and we agreed to operate and maintain both our power facility and the infrastructure. As contemplated by the inducement agreement, we have transfered to Panola County the construction contracts relating to the infrastructure and our title to the infrastructure already completed or under construction, together with permanent easements and real estate rights relating to the infrastructure sites. We paid the costs of developing and constructing the infrastructure until the State of Mississippi issued general obligation bonds to finance its reimbursement to us of our infrastructure costs and these transfers had been made. The State has reimbursed us for $14,278,000 of the costs that we incurred for development and easement acquisition activities, and for the construction of the Panola County infrastructure after April 11, 1999.

    Under the inducement agreement, we have promised to maintain our power facility and to keep it capable of being operated other than during periods when our power facility is not available because of maintenance or repair or for reasons beyond our control, and to perform our obligations under the other infrastructure documents, including the use agreements for the lateral pipeline and the water supply and wastewater discharge systems, which are described below. In the event we fail to do so, we would be responsible for paying to the State an amount equal to:

    (1) the outstanding principal amount of the general obligation bonds times a fraction the numerator of which is the number of months remaining in the term of the general obligation bonds and the denominator of which is the original number of months in the term of the general obligation bonds, plus

    (2) accrued interest on that principal amount, plus

    (3) the costs of redeeming the general obligation bonds.

    We also have entered into agreements with Panola County and the Industrial Development Authority that will allow us to use the Panola County infrastructure. We have entered into one agreement with respect to the natural gas lateral pipeline and one with respect to the water supply and wastewater discharge systems. Each of these agreements is in the form of a lease. Each use agreement has an initial term which ends on the day which is 30 years after substantial completion of our power facility. We may renew the leases for successive ten year terms through the life of our power facility. In return for our use of the Panola County infrastructure, we promise to operate and maintain, or arrange for the operation and maintenance of, the infrastructure and to pay for all operation and maintenance expenses. We currently expect that the operation and maintenance of the natural gas lateral pipeline will be performed by Cogentrix Batesville Operations or another experienced gas pipeline operator, and that operation and maintenance of the water supply and wastewater discharge systems will be performed by Cogentrix Batesville Operations. We also currently expect that the City of Batesville, Mississippi will be an additional user of the capacity of the natural gas lateral pipeline which is in excess of the capacity required to operate our power facility. We currently expect that there may be additional users in the future of the water supply and wastewater discharge systems. In the case of any additional user of the water infrastructure, we have approval rights over the terms and conditions, under which additional users will be provided access to use the water infrastructure, including cost sharing, indemnification and any restrictions resulting from regulatory limitations.

    In consideration for the approval of Yalobusha County, Mississippi and the Coffeeville School District to construct a portion of the Panola County infrastructure in that county and district, we have entered into an agreement with Yalobusha County, Mississippi and the Coffeeville School District to pay them an aggregate amount equal to $1,500,000. We must make this payment on or before the first day of February following the first full calendar year after the year in which our power facility is certified as being substantially complete.

    Finally, in consideration for our use of the Panola County infrastructure, we have entered into an agreement with, and have promised to pay, Panola Partnership, Inc., a County governmental entity, a yearly payment equal to $300,000, which escalates at the compound rate of two percent per annum, so long as the inducement agreement and lease agreements described above remain in effect and are not terminated, other than as a result of a default by us.

    ENVIRONMENTAL REGULATION. We are affected by many federal, state and local laws that are designed to protect human health and the environment. These laws impose numerous requirements on the construction, ownership and operation of our power facility and the Panola County infrastructure. For example, we must obtain and comply with permits for air emissions, water withdrawal, wastewater discharges, construction in wetlands and other regulated activity. Each permit contains its own set of requirements. We also must implement management practices for handling hazardous materials, preventing spills, planning for emergencies, ensuring worker safety and addressing other operational issues. We believe, and R.W. Beck has concluded, that we have obtained all of the permits and approvals that are currently necessary to construct and test our power facility. R.W. Beck also has evaluated and identified the additional permits and approvals that we will be required to obtain and filings that we will be required to make prior to beginning to operate our power facility. These additional permits include a state operating air permit and solid waste notification for operation, a federal hazardous waste identification number and spill prevention control and countermeasure plan, and a local right to know registration for storage of hazardous chemicals. We are not aware of any circumstances which are reasonably likely to occur that would prevent the issuance of these remaining permits and approvals. Although there can be no guarantees, we do not believe that compliance with applicable environmental requirements will have a material effect on our capital expenditures, earnings or competitive position.

    ENERGY REGULATION. We are also affected by various federal and state laws pertaining to power generation and sales. The Federal Power Act regulates the sale of electricity at wholesale. The Federal Energy Regulatory Commission is the federal agency which administers the Federal Power Act. The Federal Regulatory Commission regulates, among other things, the rates at which electric power can be sold to wholesale customers. Because we will sell electricity produced by our power facility to two wholesale customers, Virginia Power and Aquila/UtiliCorp, we must comply with the Federal Power Act and the regulations promulgated by the Federal Energy Regulatory Commission under the Federal Power Act. The rates at which we will sell electricity to Virginia Power and Aquila/UtiliCorp under the power purchase agreements have been approved by the Federal Energy Regulatory Commission. We will have to file copies of the power purchase agreements with the Federal Energy Regulatory Commission prior to commercial operation of our power facility.

    Public utilities have to comply with the Public Utility Holding Company Act of 1935 and corresponding state laws. The Public Utility Holding Company Act requires public utilities to, among other things:

    - register with the Securities and Exchange Commission;

    - obtain Securities and Exchange Commission approval to issue securities, to acquire securities or utility assets or any other interest in any business, including investment in other power facilities, and

    - file annual and other periodic reports with the Securities and Exchange Commission.

The state regulations which are applicable to public utilities restrict the rates the utilities can charge to their customers and govern the financial and organizational aspects of, and the issuance of securities by, the utilities.

    Because we will sell electricity from our power facility to wholesale customers, we are considered an exempt wholesale generator under the Public Utility Holding Company Act. Our exempt wholesale generator status keeps us form being a public utility under the Public Utility Holding Company Act and corresponding state laws described above. Accordingly, we do not have to comply with the requirements and restrictions applicable to public utilities described above. If we lost our exempt wholesale generator status, we would have to comply with these requirements and restrictions. This compliance could have a material adverse effect on our capital expenditures, earnings and/or competitive position. However, we plan to engage only in exempt activity and are not aware of any circumstances which are reasonably likely to occur that would result in a loss of our exempt wholesale generator status.

    COMPETITION. The Energy Policy Act laid the groundwork for a competitive wholesale market for electricity. Among other things, the Energy Policy Act expanded the Federal Energy Regulatory Commission's authority to order electric utilities to transmit, or "wheel," third-party electricity over their transmission lines. In addition, in 1996 the Federal Energy Regulatory Commission issued Order 888 which requires all electric utilities to file tariffs providing non-discriminatory, open access wholesale wheeling service on their transmission systems. This allows qualifying facilities, power marketers and exempt wholesale generators to more effectively compete in the wholesale market.

    While acting as a significant catalyst for wholesale competition, the Energy Policy Act did not preempt state authority to regulate retail electric service. Presently, in Mississippi and in most other states, competition for retail customers is limited by statutes or regulations granting existing electric utilities exclusive retail franchises and service territories. Where it exists, retail competition arises primarily from the ability of business customers to relocate among utility service territories, to substitute other energy sources for electric power or to generate their own electricity. The advisability of retail deregulation has recently been the subject of intense debate in federal and state forums, both legislative and regulatory.

    As described above, we are an exempt wholesale generator under federal law, and our power facility is an eligible facility. As such, we are permitted to sell capacity and electricity in the wholesale markets, but not in the retail markets. Accordingly, after the termination of the Virginia Power and Aquila/UtiliCorp power purchase agreements, we may sell our capacity and electrical output in the wholesale markets or to power marketers who can in turn make retail sales. Therefore, the deregulation of the retail energy markets could affect us indirectly, to the extent that it provides additional opportunities for power marketers to sell power to retail customers. As the customer base for power marketers expands, power marketers are more likely to look to wholesale generators like us as a source for the electricity that they will sell to retail customers.

    At this time we cannot predict how changing industry conditions may affect the future operation of our power facility. However, because we have long-term contracts to sell electric generating capacity from our power facility to Virginia Power and Aquila/UtiliCorp, we do not expect competitive forces to have a significant effect on our business during the terms of these contracts. After the termination of these power purchase agreements, we may be affected by market competition for the sale of all of the electric generating capacity and electrical output of our power facility.

    C.C. Pace believes that the southeastern power market in which we operate is highly competitive compared to other market regions. C.C. Pace bases this conclusion on the fact that the southeastern market has experienced a high volume of power transactions over the years compared to other regions. The following tables, which have been provided to us by C.C. Pace, provide a summary of power marketer transactions in various regions for the past four years. They indicate that the southeastern market, which is referred to as the Southeast Electric Reliability Council in the tables, has been one of the largest regions in terms of wholesale transaction volume as well as in terms of percentage growth since 1995. Specifically, purchases have grown from 1,176 gigawatt hours in 1995 to 73,798 gigawatt hours in 1998, which equates to a 250% average annual growth rate for wholesale transactions.

   POWER MARKETER TRANSACTIONS BY NORTH AMERICAN ELECTRIC RELIABILITY COUNCIL
                            REGION - GIGAWATT HOURS

                                   PURCHASES

                      REGION                           1995       1996       1997       1998     % GROWTH
East Central Area Reliability Council..............   2,434      19,715     73,072    220,685     349.25%
Western Systems Coordinating Council...............   7,542      35,421     96,708    146,108     168.58%
Mid-Atlantic Area Council/PIM......................   3,255      10,543     34,947     83,985     195.49%
Southeast Electric Reliability Council.............   1,716      29,864     39,537     73,798     250.30%
Mid-American Interconnected Network................   1,018       5,166      9,883     25,335     192.14%
Southwest Power Pool...............................     483       3,197      4,917     13,622     204.33%
Northeast Power Coordinating Council...............   5,117       4,784      7,886     10,805      28.29%
Electric Reliability Council of Texas..............     504       2,315      4,736      7,029     140.70%
Mid-Continent Area Power Pool......................     124       1,712      2,735      5,171     247.12%
Florida Reliability Coordinating Council...........     216         872      1,076      1,097      71.78%

                                     SALES

                      REGION                           1995       1996       1997       1998     % GROWTH
East Central Area Reliability Council..............   2,137      11,487     51,385    226,612     373.31%
Western Systems Coordinating Council...............   6,710      30,719     96,747    140,343     175.52%
Southeast Electric Reliability Council.............   3,433      32,385     42,526     83,189     189.38%
Mid-Atlantic Area Council/PIM......................   4,810      17,211     35,200     79,735     154.98%
Mid-American Interconnected Network................     770       5,595     18,760     23,058     210.58%
Northeast Power Coordinating Council...............   9,694       8,631      9,779     14,210      13.60%
Southwest Power Pool...............................     545       3,696      6,110     12,360     183.09%
Electric Reliability Council of Texas..............     112       3,937      6,317     10,348     351.90%
Mid-Continent Area Power Pool......................      28       1,646      3,098      5,962     496.66%
Florida Reliability Coordinating Council...........     525       3,816      3,057      4,166      30.47%

    C.C. Pace also believes that sustained energy demand growth in the southeastern power market over the next 20 years will be higher than most regions in the United States and makes the southeastern market both the largest and the fastest growing demand center. The following table, which has been provided to us by C.C. Pace, provides a summary of expected regional peak demand growth reported by southeast utility companies through 2007. As indicated in this table, of those regions with greater than approximately 50,000 megawatts peak demand, C.C. Pace expects the southeastern region to be the fastest growing region. Despite its size, the southeastern region is paralleled only by the Electric Reliability Council of Texas region, which represents most of Texas, in terms of growth. However, considering that the Electric Reliability Council of Texas is nearly half the size of the southeastern region, in absolute growth measured in megawatts, C.C. Pace believes that demand in the southeastern region is growing faster.

              REGIONAL PEAK DEMAND AND UTILITIES' PROJECTED GROWTH

                                                              1997 PEAK DEMAND    % GROWTH
                                                                (MEGAWATTS)      (1998-2007)
REGION:
OVER 50,000 MEGAWATTS
Western Systems Coordinating Council........................       110,001          1.86%
East Central Area Reliability Council.......................        93,492          1.67%
Southeast Electric Reliability Council......................        92,583          2.05%

UNDER 50,000 MEGAWATTS
Electric Reliability Council of Texas.......................        50,541          2.23%
Mid-Atlantic Area Council/PIM...............................        49,454          1.41%
Northeast Power Coordinating Council........................        49,269          1.39%
Mid-American Interconnected Network.........................        45,887          1.57%
Florida Reliability Coordinating Council....................        35,375          2.08%
Mid-Continent Area Power Pool...............................        29,787          1.27%

    In addition to the volume of power marketer transactions and the demand for electric power in the southeastern region, the competitive environment in this region is, and will continue to be, affected by the level of generating resources in the region. According to information obtained by C.C. Pace from a report filed by the National Electric Reliability Council sub-regions with the U.S. Energy Information Administration, the total generating capacity in the southeastern region in 1996 was 96,341 megawatts and this volume is projected to grow by approximately 15.3% to 111,115 megawatts between 1996 and 2006.

    Additional conclusions reached by C.C. Pace, and assumptions used by C.C. Pace, are summarized in the section of this prospectus entitled "Reports of Third Party Consultants."

    INSURANCE. We currently maintain and intend to continue to maintain a comprehensive insurance program underwritten by recognized insurance companies licensed to do business in Mississippi. This insurance program includes general liability, automobile liability, workers' compensation, employer's liability, builder's risk, all-risk property, business interruption, environmental impairment liability, cargo liability and aircraft liability insurance. We believe that the limits and deductibles for these insurance coverages are comparable to those carried by comparable facilities of similar size.

    LEGAL PROCEEDINGS. Other than legal proceedings involving our application for various governmental approvals required to operate our power facility, which are described in the independent engineer's report prepared by R.W. Beck, neither we nor the Funding Corporation is a party to any legal proceedings. See "Annex B--Independent Engineer's Report--Status of Permits and Approvals."

                            OWNERSHIP AND MANAGEMENT

OWNERSHIP

    LSP Batesville Holding holds all of our limited partnership interests and all of the shares of capital stock of the Funding Corporation. LSP
Energy, Inc., a wholly-owned subsidiary of LSP Batesville Holding, holds all of our general partnership interests. LSP Batesville Holding is owned by Granite II Holding, LLC and Cogentrix/Batesville, LLC. Granite II Holding, LLC is owned by Granite Power Partners II, LP. Granite Power Partners II, L.P. is a limited partnership, and its partners are LS Power, LLC, which has a 21% general partnership interest and a 54% limited partnership interest, Chase Manhattan Capital, L.P., which has a 12.5% limited partnership interest, and Cogen Grantor Trust UA (Joseph Cogen, trustee), which has a 12.5% limited partnership interest. Cogentrix/Batesville, LLC is indirectly wholly owned by Cogentrix Energy, Inc. LS Power, LLC owns 100% of the membership interests in LS Power Management, LLC, the non-member manager of LSP Batesville Holding and the manager who is responsible for performing various administrative and management functions with respect to our project in accordance with the management services agreement.

    Several of the executive officers and directors of the Funding Corporation and of LSP Energy, Inc., which is our general partner, and their families, own interests in LS Power. Mr. Mikhail Segal, together with members of his family and trusts established for their benefit, owns approximately 85% of LS Power. Mr. Clarence Heller, Mr. Frank Hardenbergh and Mr. Robert Brooks own approximately 2%, 1% and 1%, respectively, of LS Power. Collectively, these executive officers and directors and their families own approximately 89% of LS Power. The following tables set forth information about the beneficial ownership of us and the Funding Corporation.

                         LSP ENERGY LIMITED PARTNERSHIP

                                                                                       PERCENT OF TOTAL
NAME AND ADDRESS OF BENEFICIAL OWNER                TYPE OF OWNERSHIP INTEREST        OWNERSHIP INTEREST
------------------------------------           -------------------------------------  ------------------
LSP ENERGY, INC..............................      General Partnership Interest                1%
  c/o LS Power Management, LLC
  Two Tower Center, 20th Floor
  East Brunswick, NJ 08816

LSP BATESVILLE HOLDING, LLC..................      Limited Partnership Interest               99%
  c/o LS Power Management, LLC
  Two Tower Center, 20th Floor
  East Brunswick, NJ 08816

                       LSP BATESVILLE FUNDING CORPORATION

NAME AND ADDRESS OF BENEFICIAL OWNER                       TYPE OF SECURITY             PERCENT OF CLASS
------------------------------------             -------------------------------------  ----------------
LSP BATESVILLE HOLDING, LLC....................              Common Stock                      100%
  c/o LS Power Management, LLC
  Two Tower Center, 20th Floor
  East Brunswick, NJ 08816

ADJUSTMENTS TO THE OWNERSHIP OF LSP BATESVILLE HOLDING

    Granite Power Partners II, L.P. and Cogentrix/Batesville, LLC have agreed to recalculate their respective ownership interests in LSP Batesville Holding upon the occurrence of events such as the issuance of the private bonds. The recalculation with respect to the private bonds has been made and resulted in the percentages set forth in the chart on page 15.

MANAGEMENT

    OUR MANAGEMENT. All of our management functions are the responsibility of LSP Energy, Inc., our general partner. LSP Energy, Inc. receives no fees or other compensation from us as a result of its performance of management functions. We have delegated some management functions to LS Power Management under the management services agreement. These management functions include, among others, preparation of financial statements, filing of tax returns, maintenance of government approvals, supervision of independent contractors and procurement of insurance.

    The names and positions of the executive officers and directors of LSP Energy, Inc. are shown below. Directors are elected annually and each elected director holds office until a successor is elected. Officers are chosen from time to time by vote of the board of directors.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Mikhail Segal.............................     49      President and Director

Clarence J. Heller........................     43      Executive Vice President and Assistant
                                                       Secretary

Frank E. Hardenbergh......................     56      Senior Vice President, Secretary and
                                                       Director

Robert Brooks.............................     52      Senior Vice President

Michael P. Witzing........................     35      Vice President

Paul G. Thessen...........................     31      Assistant Vice President

Mark Brennan..............................     42      Treasurer

Andrew Stidd..............................     42      Director

    MIKHAIL SEGAL. Mr. Segal, president and co-founder of LS Power and its affiliates since 1990, has more than 20 years experience in the electric utility and independent power industry, managing project development, financing, engineering and marketing activities. To date, Mr. Segal has taken projects totaling 2,200 megawatts from concept through financing. Mr. Segal has a Masters of Science degree in Electrical Engineering from Kharkov Polytech Institute in the Ukraine. Mr. Segal co-managed LS Power as a Managing Director from 1990 through 1996 and has served as President and Chief Executive Officer of LS Power since February 1996.

    CLARENCE J. HELLER. Mr. Heller has been an Executive Vice President of LS Power and LSP Energy since May 1994 and is responsible for coordinating all development activities, including project conceptualization, contract negotiations, environmental permitting, regulatory approvals and project financing. Mr. Heller joined LS Power in 1991 as Vice President, Midwest Region. Mr. Heller has served in various management and development capacities on projects totaling more than 2,000 megawatts. Mr. Heller is a registered Professional Engineer in the State of Missouri, earned his Bachelor of Science degree in Electrical Engineering from the University of Missouri-Rolla and earned a Masters Degree in Business Administration from Washington University.

    FRANK E. HARDENBERGH. Mr. Hardenbergh, the Senior Vice President, General Counsel and Secretary of LS Power and its affiliates since May 1998, is responsible for the finance and corporate operations of LS Power and its affiliates. Mr. Hardenbergh joined LS Power in December 1993 as Vice President, General Counsel and Secretary. Mr. Hardenbergh has more than 13 years experience in the independent power business with concentration in project finance and project development. During this period he has had senior business responsibilities for the development and project financing of independent power projects totaling more than 2,000 megawatts. Mr. Hardenbergh holds a Juris Doctorate and a Bachelor of Arts degree from the University of North Carolina at Chapel Hill.

    ROBERT BROOKS. Mr. Brooks, a Senior Vice President of LS Power and certain of its affiliates since 1998, is responsible for all new business development activities, including the development and implementation of marketing strategies. Mr. Brooks joined LS Power in August 1994 as Vice President, Marketing. Mr. Brooks has a diverse background in the power generation industry. He has held various engineering and management positions in the manufacturing, project management, sales and marketing segments of the industry. Mr. Brooks holds a Bachelor of Science degree in Industrial Engineering from North Carolina State University and a Masters degree in Business Administration from Winthrop University.

    MICHAEL P. WITZING. Mr. Witzing has been Vice President, Project Development of LS Power and LSP Energy since September 1998 and is responsible for management of the development and construction phase of LS Power's projects. Mr. Witzing joined LS Power in January 1997 as a Project Manager and was a Plant Engineer for Sithe Energies from 1994 to December 1996. Mr. Witzing has more than 12 years experience in the power industry and has been involved in various operational, engineering and performance analysis activities. Mr. Witzing graduated from the Cooper Union with Bachelor and Masters of Engineering Degrees in Mechanical Engineering, and is a Registered Professional Engineer in the State of New York.

    PAUL G. THESSEN. Mr. Thessen has been an Assistant Vice President of LS Power and of LSP Energy since January 1996 and is responsible for all technical and contractual development activities. Mr. Thessen joined LS Power in 1992 as Assistant Project Manager. These activities include permitting, regulatory approvals, site acquisition, transmission line right-of-way procurement, electrical and gas utility interfaces, coordination with the design/construction contractor, fuel supply and transportation contracts, steam sales contracts and interface with local officials and the general community. Mr. Thessen graduated Summa Cum Laude with a Bachelor of Science degree in Electrical Engineering from the University of Missouri-Rolla.

    MARK BRENNAN. Mr. Brennan has been the Controller and Assistant Treasurer of LS Power since January 1999 and is the Treasurer of LSP Energy and is responsible for the accounting, administrative and financial reporting needs of LS Power and LSP Energy. Mr. Brennan was Senior Manager for KPMG, LLP from July 1993 to April 1995, was Assistant Controller for Journal Register Company from April 1995 to October 1997 and was Controller of LS Power from October 1997 to January 1999. He is a Certified Public Accountant with over eleven years of experience in public and private accounting. Mr. Brennan holds a Bachelor of Science degree in Commerce from Rider University (previously Rider College).

    ANDREW STIDD. Mr. Stidd is a director of LSP Energy and the Funding Corporation and has over ten years of experience in the structured finance industry, with an emphasis on providing management services to special purpose vehicles and the administration of commercial paper programs. Mr. Stidd coordinated the formation of Global Securitization Services, LLC and is responsible for the daily operations of all special purpose vehicles managed by that firm. Mr. Stidd has been the President and Chief Operating Officer of Global Securitization Services since December 1996. Mr. Stidd handles all legal and rating agency issues for that firm and works directly with senior management of that firm's clients in addressing structuring and operating issues that arise from their asset securitization programs. From April 1987 to December 1996, Mr. Stidd was the Vice President and Chief Operating Officer of Lord Securities Corporation. Mr. Stidd serves as an independent director for a number of structured finance programs which securitize assets such as credit card pools, equipment leases and trade receivables.

    Global Securitization Services, LLC will receive a nominal fee in connection with Mr. Stidd's service as a director of LSP Energy, the Funding Corporation and their affiliates. None of our other directors or executive officers, or any of the other directors or executive officers of LSP Energy or the Funding Corporation, receives any compensation for serving in these positions. These officers also function as officers of LS Power Management. Under the management services agreement, we pay LS Power Management a management fee of $400,000 per year adjusted for inflation, a portion of which compensates LS Power Management for the time spent by its officers on our project. However, the salaries of these officers are not in any way linked to our payment of the management fee. These officers would receive their salaries regardless of whether we paid or had any obligation to pay the management fee. The primary purpose of our payment of the management fee to LS Power Management is to compensate LS Power Management, not to compensate these officers.

    THE FUNDING CORPORATION'S MANAGEMENT. The names and positions of the executive officers and directors of the Funding Corporation are shown below.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Mikhail Segal.............................     48      President and Director

Clarence J. Heller........................     43      Executive Vice President and Assistant
                                                       Secretary

Frank E. Hardenbergh......................     55      Senior Vice President, Secretary and
                                                       Director

Michael P. Witzing........................     35      Vice President

Mark Brennan..............................     42      Treasurer

Andrew Stidd..............................     42      Director

    For biographical information on each of these directors and officers, see "--Our management" above.

                       REPORTS OF INDEPENDENT CONSULTANTS

THE INDEPENDENT ENGINEER'S REPORT

    We have included a report dated May 13, 1999 of R.W. Beck, the independent engineer for our project, as Annex B to this prospectus. R.W. Beck's report contains, among other things:

    - a description of the principal participants in our project, which include us, the contractor engaged to construct the majority of our power facility and the company engaged to operate our power facility after it is completed;

    - a description of the site on which our power facility will be located, including means of access, the subsurface conditions at the site and an environmental assessment of the site;

    - a description of our power facility, including the design criteria for our power facility, the mechanical equipment to be used in our power facility, the off-site requirements for our power facility and the electrical and natural gas interconnections for our power facility;

    - a review of the technology to be used in our power facility;

    - estimates of our power facility's reliability, availability and useful life;

    - a review of the status of, and schedule for, the construction of our power facility;

    - a discussion of the performance guarantees and acceptance tests contained in the construction contract for our power facility;

    - a review of the status of the permits and approvals needed to construct and operate our power facility;

    - a discussion of the financing plan for our power facility; and

    - projected operating results for our power facility.

CONCLUSIONS OF THE INDEPENDENT ENGINEER

    R.W. Beck reached the following conclusions, among others, regarding our project:

    - BVZ Power Partners and the Cogentrix Batesville Operations have previously demonstrated the capability to perform their responsibilities under the the construction contract and the operation and maintenance agreement, respectively.

    - Sufficient data has been gathered at the project site to perform the geotechnical analysis, engineering and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria needed to properly complete the design for the power facility. With proper foundation design, and adequate construction controls to minimize the change in moisture content of the site soils, the project site should be suitable for construction and operation of the power facility.

    - Based upon R.W. Beck's review of the environmental site assessments for the site of the power facility, the transmission line right-of-way, the wastewater pipeline right-of-way, the water supply pipeline right-of-way and the natural gas pipeline right-of-way:

       (1) there are no significant risks identified regarding environmental contamination at the power facility site; and

       (2) there are no site contamination issues that require substantial investigations or significant allocation of funds.

    - The proposed method of design, construction, operation and maintenance of the power facility has been developed in accordance with generally acceptable industry practice and has taken into consideration the current environmental, license and permit requirements that the power facility must meet.

    - After consideration of:

       (1) the emissions and blade cracking issues experienced with the two dual-fuel installations of the 501F-DLN type of combustion turbine being installed at the power facility, as described in R.W. Beck's report; and

       (2) the effect that single-fuel firing, higher allowable oxides of nitrogen emission limits, and the other mitigating factors described in R.W. Beck's report have on these emissions and turbine blade cracking issues;

      the combined cycle technology proposed for the power facility is a sound, proven method of energy generation and recovery.

    - If designed, constructed, operated and maintained as currently proposed by LSP Energy Limited Partnership, BVZ Power Partners and Cogentrix Batesville Operations, the power facility should be capable of passing the acceptance tests included in the construction contract and satisfying the current environmental, license and permit requirements which the power facility must meet.

    - If designed, constructed, operated and maintained as currently proposed and dispatched as projected by C.C. Pace, the power facility should be capable of achieving:

       (1) an average annual output of 806,100 kilowatts; and

       (2) an average annual net plant heat rate of 7,050 Btu/kilowatt hour (higher heating value).

    - The power facility should be capable of achieving a contract availability under the power purchase agreements with Virginia Power and Aquila/UtiliCorp required to avoid reductions in the reservation payments under those agreements.

    - Assuming:

       (1) the power facility is designed, constructed, operated and maintained as proposed by LSP Energy Limited Partnership, BVZ Power Partners and Cogentrix Batesville Operations;

       (2) all equipment is operated in accordance with manufacturers' recommendations;

       (3) all required repairs, refurbishments and replacements are made on a timely basis; and

       (4) natural gas and water used by the power facility are within the expected range with respect to quantity and quality;

       then the power facility will have a useful life extending beyond the term of the bonds.

    - Assuming the absence of events such as:

       (1) delivery delays;

       (2) labor difficulties;

       (3) unusually adverse weather conditions;

       (4) force majeure events;

       (5) the discovery of hazardous materials or wastes not previously known;
           or

       (6) other abnormal events prejudicial to normal construction or installation;

      and although the construction contracts that LSP Energy Limited Partnership has entered into for the electrical substation, transmission lines and water infrastructure do not provide for the facilities to be completed by the dates by which BVZ Power Partners needs electrical backfeed and water in order to conduct tests, commercial operation of the power facility by June 1, 2000 is achievable and within the previously demonstrated capabilities of the construction contractor and LSP Energy Limited Partnership using generally accepted construction and project management practices.

    - The scope and duration of the acceptance tests included in the construction contract are similar to the tests of other projects with which R.W. Beck is familiar and should be adequate to verify the performance guarantees in accordance with the construction contract.

    - LSP Energy Limited Partnership has received the key environmental permits and approvals required from the various federal, state and local agencies that are currently necessary to construct the power facility. While not all the required permits and approvals have been issued, including some which cannot be obtained until the power facility is ready to operate, R.W. Beck is not aware of any technical circumstances that would prevent the issuance of the remaining permits.

    - The estimates which serve as the basis for the construction contract price and the total construction cost were prepared in accordance with generally accepted engineering and estimating practices and methods. The construction contract price and the total construction cost, including the project contingency, are comparable to the costs and contingency of similar projects at a similar stage of completion and utilizing similar technologies with which R.W. Beck is familiar.

    - Based upon the estimated interest and reinvestment rate and total uses of funds estimated by LSP Energy Limited Partnership, the principal amount of the bonds, when combined with the $54,000,000 of equity that LSP Energy Limited Partnership expects will be contributed by its parent and interest income during the construction period, should be sufficient to fund the total construction cost and interest on the bonds through June 1, 2000.

    - The basis for LSP Energy Limited Partnership's estimates of the cost of operating and maintaining the power facility, including provision for major maintenance, is reasonable.

    - For the base case projected operating results, which assume the extension of the Virginia Power and the Aquila/UtiliCorp power purchase agreements, the projected revenues from the sale of electricity are adequate:

       (1) to pay annual operating and maintenance expenses, including deposits to the major maintenance reserve account, fuel expense and other operating expenses; and

       (2) to provide an annual debt service coverage ratio of at least 1.42 in each year during the term of the bonds and a weighted average debt service coverage ratio of 1.63 over the term of the bonds.

    - If BVZ Power Partners pays LSP Energy Limited Partnership performance liquidated damages due to a failure to achieve the maximum unit power output, unit power output or unit heat rate, then the weighted average debt service coverage ratio over the term of the bonds is projected to remain at the same level as in the base case projected operating results for a deficiency consistent with the performance minimums for maximum unit power output, unit power output and unit heat rate set forth in the construction contract.

ASSUMPTIONS MADE BY THE INDEPENDENT ENGINEER

    The following assumptions and qualifications, among others, are contained in R.W. Beck's report:

    - As the independent engineer, R.W. Beck made no determination as to the validity and enforceability of any contract, agreement, rule or regulation applicable to the power facility and its operations. However, for purposes of its report, R.W. Beck assumed that all contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

    - The construction contract will be implemented as described to R.W. Beck by LSP Energy Limited Partnership and BVZ Power Partners.

    - BVZ Power Partners:

       (1) takes into account the information in the environmental site assessments for the power facility;

       (2) completes the geotechnical analysis, engineering and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria; and

       (3) takes into account the geotechnical recommendations during the design and construction of the power facility.

    - BVZ Power Partners and Cogentrix Batesville Operations will construct and operate the power facility as currently proposed in the construction contract and the operation and maintenance agreement.

    - BVZ Power Partners will undertake generally accepted project management techniques to closely monitor construction and will react in a timely fashion to lagging performance so that the power facility will be constructed in accordance with the construction schedule developed by BVZ Power Partners.

    - Cogentrix Batesville Operations will maintain the power facility in accordance with generally accepted industry practices, make all required renewals and replacements in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

    - Cogentrix Batesville Operations will employ qualified and competent personnel who will properly operate and maintain the equipment in accordance with the manufacturers' recommendations and generally accepted engineering practice, and will generally operate the power facility in a sound and businesslike manner.

    - Inspections, overhauls, repairs and modifications will be planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor operating parameters to identify early signs of potential problems.

    - The design parameters and delivery dates of the major equipment incorporated in the power facility will conform to performance and design data in the construction contract and the construction schedule submitted by BVZ Power Partners.

    - The three generating units will meet the emission guarantees in the construction contract. Any exceedances will be resolved by the construction contractor in a manner which does not impact the total construction cost, the construction schedule, facility availability or facility operating and maintenance costs.

    - All permits and approvals necessary to construct and operate the power facility will be obtained on a timely basis and any changes in required permits and approvals will not require changes in design resulting in either material delays in the scheduled commercial operation date of the power facility or in significant increases in the costs of the power facility.

    - There will be no increases in the construction contract price and the other construction costs of the power facility that are greater than the funded project contingency.

    - There will be no excess start-ups as defined in the power purchase agreements with Virginia Power and Aquila/UtiliCorp.

    - The market clearing price used for projecting the sales revenue received by LSP Energy Limited Partnership after the termination of the power purchase agreements will be as estimated by C.C. Pace. The capacity factors of the power facility and associated market-based revenues assuming an economic dispatch in a market environment will be as estimated by C.C. Pace.

    - Upon commercial operation the debt service reserve account will earn interest at a rate of 5.5%, as estimated by LSP Energy Limited Partnership. The major maintenance reserve account will earn interest at a rate of 5.5%, as estimated by LSP Energy Limited Partnership.

    - The Virginia Power letters of credit will not be drawn upon.

    - The gross domestic product implicit price deflator and general inflation will escalate at a rate of 2.6% per year, and the average 1998 natural gas price will be $2.30/MMBtu and will escalate at a rate of 0.5% per year above inflation, as estimated by C.C. Pace.

    - The non-fuel operating and maintenance expenses of the power facility, including the cost of overhauls, will be equal to those estimated by LSP Energy Limited Partnership, and will increase at a rate of 2.6% per year, except for property taxes, corps of engineer's fees, trustee and rating agency fees and site use fees, which were based on estimates prepared by LSP Energy Limited Partnership. Deposits to the major reserve account will be as estimated by LSP Energy Limited Partnership. The cost of major maintenance will be as estimated by LSP Energy Limited Partnership as adjusted for the assumed rate of change in general inflation.

    - The principal amount of the bonds will be $326,000,000.

    - The annual interest rate on the series A and series B bonds outstanding upon commencement of commercial operation will be 7.164% and 8.16%, respectively. Interest will be funded from the proceeds of the bonds through the June 1, 2000 deposit to the trustee.

    - If performance liquidated damages are paid to LSP Energy Limited Partnership by BVZ Power Partners, the total damages payment will be paid on the substantial completion date for the power facility and will be used to repay the bonds on a pro rata basis.

SENSITIVITY ANALYSES PERFORMED BY THE INDEPENDENT ENGINEER

    R.W. Beck analyzed the effect of the following sensitivities on the projected operating results of the power facility:

    - 5% reduction in the power facility's availability;

    - 5% increase in the power facility's heat rate;

    - 10% increase in non-fuel operating expenses;

    - 1.4 percentage point increase in the rate of general inflation;

    - 3.4 percentage point increase in the rate of general inflation;

    - one percentage point increase in the rate of natural gas expense escalation;

    - reduction in the average market energy prices;

    - reduction in the average market energy prices and no renewal of the power purchase agreements; and

    - no renewal of the power purchase agreements.

    The following chart shows the effect of these sensitivities on LSP Energy Limited Partnership's projected debt service coverage ratios.

                                                                    SENSITIVITY CASES
                                                                                  -----------------

YEAR                                                          INCREASED   INCREASED   INCREASED   INCREASED    REDUCED
ENDING                    BASE       REDUCED      INCREASED   OPERATING   INFLATION   INFLATION      GAS        MARKET
DEC. 31                   CASE     AVAILABILITY   HEAT RATE   EXPENSES      (4%)        (6%)      ESCALATION    PRICES
---------------------     ----     ------------   ---------   ---------   ---------   ---------   ----------   -------
        2000              1.45         1.37         1.29        1.38        1.76        1.74         1.45        1.44
        2001              1.43         1.36         1.31        1.40        1.41        1.38         1.43        1.42
        2002              1.43         1.35         1.30        1.39        1.40        1.37         1.43        1.42
        2003              1.43         1.35         1.30        1.39        1.40        1.37         1.43        1.42
        2004              1.43         1.35         1.29        1.39        1.40        1.37         1.43        1.42
        2005              1.42         1.34         1.29        1.38        1.39        1.36         1.42        1.41
        2010              1.43         1.34         1.28        1.39        1.35        1.27         1.43        1.41
        2015              1.50         1.39         1.27        1.43        1.41        1.24         1.50        1.47
        2020              1.92         1.78         1.57        1.81        1.69        1.32         1.93        1.90
       Minimum            1.42         1.33         1.24        1.36        1.35        1.24         1.42        1.41
       Average            1.63         1.52         1.45        1.57        1.67        1.78         1.60        1.57

                          SENSITIVITY CASES

                        NO RENEWAL
                         OF POWER
                         PURCHASE
                       AGREEMENTS &   NO POWER
YEAR                     REDUCED      PURCHASE
ENDING                    MARKET      AGREEMENT
DEC. 31                   PRICES       RENEWAL
---------------------  ------------   ---------
        2000               1.44         1.45
        2001               1.42         1.43
        2002               1.42         1.43
        2003               1.42         1.43
        2004               1.42         1.43
        2005               1.41         1.42
        2010               1.41         1.43
        2015               2.97         3.40
        2020               5.70         6.66
       Minimum             1.41         1.42
       Average             2.39         2.66

THE INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT'S REPORT

    C.C. Pace has prepared a report dated May 13, 1999 which discusses the southeastern power market and the general availability of fuel and fuel transportation for our power facility. C.C. Pace is an energy consulting firm that specializes in preparing market forecasts in the power and gas industries and analyzing fuel supply and transportation arrangements for independent power projects. Their report is set forth in its entirety as Annex C to this prospectus. Although we set forth below C.C. Pace's conclusions about our power facility and the southeastern power market and some of the assumptions that they made to reach these conclusions, you should read their report in its entirety.

CONCLUSIONS OF THE INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT

    C.C. Pace expressed the following opinions in their report:

    - Compared to other power market regions, the southeastern power market is highly competitive. Some of the industry values considered by C.C. Pace in reaching this comparative conclusion are described in this prospectus in the section entitled "Business--Competition." The market's competitiveness is evidenced by the region's large volume of wholesale power transactions. The market region represents such a large amount of transactions that the region has become a market standard for power deliveries referenced by the New York Mercantile Exchange and Chicago Board of Trade futures contracts.

    - C.C. Pace anticipates that given the rapid pace of this wholesale energy market's development, a competitive and deregulated environment for retail customers' energy requirements will be implemented on a near- to mid-term basis, I.E., before the expiration of the power purchase agreements that LSP Energy Limited Partnership has entered into with Virginia Power and Aquila/UtiliCorp. The development of this kind of capacity and energy market will enhance LSP Energy Limited Partnership's ability to make power sales and should provide additional marketing flexibility to LSP Energy Limited Partnership when the Virginia Power and Aquila/ UtiliCorp power purchase agreements expire.

    - The technical capability of the power facility to start up and shut down quickly should allow LSP Energy Limited Partnership's power purchasers, at times when LSP Energy Limited Partnership's power purchasers control the operation of the power facility, and LSP Energy Limited Partnership, at times when LSP Energy Limited Partnership controls the operation of the power facility, to select operating hours in which revenues and profitability can be maximized.

    - The market for power in the southeast is characterized by:

       - sustained energy demand growth expected to continue at a steady annual average pace of 1.51% to 2.24% over the next 20 years. This sustained growth rate is higher than virtually any region in the United States and makes the southeastern market both the largest and the fastest growing demand center. Some of the industry values considered by C.C. Pace in reaching this comparative conclusion are described in this prospectus in the section entitled "Business--Competition";

       - ready access to competitively priced gas supply from a diversified range of sources through an extensive interstate gas pipeline transmission system;

       - natural gas-based generation currently determining market prices for electricity for 30% of the time, rising to 70% over the next 20 years; and

       - a well-developed electrical transmission system capable of transferring high volumes of electricity throughout the southeast and covering over ten states and approximately 20% of the electricity demand in the United States.

    - The most significant factors affecting the pricing of electricity in the southeastern power market are:

       - fuel costs;

       - the efficiency and replacement rate of existing generating assets and capital costs of replacing existing generating assets;

       - the cost and efficiency of incremental capacity additions which are undertaken to meet future energy demand and maintain electricity transmission system reliability; and

       - increases in annual peak demand and energy requirements.

    - C.C. Pace's base case market price forecasts are between $29.95 per megawatt hour and $33.75 per megawatt hour, measured in 1998 real dollars, for the period from 2000 to 2025. C.C. Pace expects that due to incremental demand and the large amount of capacity additions necessary to meet market demand, the southeastern power market will realize an approximately 0.5% real price increase in electricity prices over the period from 2000 to 2025, which is almost directly reflective of the real price escalation of natural gas.

    - C.C. Pace's downside case market price forecast is a conservative case in which there is a 95% probability that market prices will be equal to or greater than the downside case result obtained. This downside case market price forecast is between $27.25 per megawatt hour and $32.20 per megawatt hour, measured in 1998 real dollars, for the period from 2000 to 2025.

    Set forth below is a table which summarizes the C.C. Pace base case and downside case results.

          ANNUAL SYSTEM MARKET CLEARING PRICE - BASE AND DOWNSIDE CASE

                              (1998 REAL DOLLARS)

                                                          DOWNSIDE
                           BASE CASE                    CASE MARKET
                            MARKET                     CLEARING PRICE
                        CLEARING PRICE      PRICE        $/MEGAWATT       PRICE
        YEAR            $/MEGAWATT HOUR   ESCALATION        HOUR        ESCALATION
        ----            ---------------   ----------   --------------   ----------
        2000                  29.95                        27.25
        2002                  31.20          4.19%         28.99           6.40%
        2004                  31.79          1.88%         29.48           1.68%
        2006                  31.66         -0.42%         29.55           0.22%
        2008                  31.41         -0.79%         29.38          -0.57%
        2010                  31.75          1.10%         29.84           1.57%
        2012                  32.49          2.33%         30.60           2.55%
        2014                  32.78          0.89%         30.89           0.94%
        2016                  33.39          1.87%         31.52           2.06%
        2018                  33.76          1.10%         31.71           0.59%
        2020                  33.94          0.52%         32.22           1.63%
        2021                  34.06          0.37%         32.12          -0.32%
        2022                  33.57          1.45%         32.01          -0.34%
        2023                  33.59          0.08%         32.12           0.35%
        2024                  33.63          0.12%         32.00          -0.40%
        2025                  33.78          0.43%         32.20           0.64%

    - The facility represents a low cost, highly competitive and much needed resource for the growing southeastern market equaling only a small fraction of the capacity required in the southeastern power market (only 1.85% of the total required expansion capacity) by the year 2020.

    - The facility has many strong competitive advantages such as:

       - a location which provides low cost access to gas and water;

       - direct access to multiple power markets via bi-directional transmission links into both the Tennessee Valley Authority and Entergy electrical transmission systems;

       - state of the art generation technology which is the most efficient in the market; and

       - close proximity to fuel production regions lowering fuel supply and transportation costs.

      These competitive advantages create an operational profile which suggests that the facility should be a low cost and profitable resource in the southeastern power market.

    - Virginia Power and Aquila/UtiliCorp, the two initial long-term power purchasers, have entered into mutually acceptably priced power purchase agreements with LSP Energy Limited Partnership. Both power purchasers are active in the wholesale power market and are regionally well-positioned to operate in the southeastern power market.

    - The power purchase agreements are of high strategic value to both Virginia Power and Aquila/ UtiliCorp, complementing their current utility and non-utility operations and market positions. Specifically, neither entity owns or operates any significant amount of generating capacity in the southeastern power market and, with the facility's capacity, they are able to trade firm capacity and energy in the southeastern market, doubling each company's marketing area and allowing them to serve virtually any customer across ten to twelve states.

    - The extension options under the power purchase agreements allow Virginia Power and Aquila/ UtiliCorp to purchase power at prices that are approximately 40% lower than the projected market price during the extension period. This, together with the utilities' current total cost of generation relative to the prices under these power purchase agreements, indicates a high likelihood that these power purchase agreements will be extended by Virginia Power and Aquila/ UltiliCorp.

    - Based on the timely construction of pipeline laterals and interconnection facilities and the facility's maximum hourly fuel demand from the Tennessee Gas and ANR Pipeline gas pipelines, market priced natural gas supplies and interstate transportation will be available in sufficient quantities and on acceptable terms and conditions to support merchant plant generation requirements from years 13 to 25 of the power facility's operation. The initial terms of the Virginia Power and Aquila/UtiliCorp power purchase agreements continue through at least year 13; the Virginia Power power purchase agreement continues for 13 years and the Aquila/ UtiliCorp power purchase agreement continues for 15 years and 7 months. LSP Energy Limited Partnership plans to sell all of the facility's power to Virginia Power and Aquila/UtiliCorp through year 13 and does not expect to sell any power into the competitive market during that time. Therefore, it will not be a merchant plant during that time.

    - Southeastern market utilities expect consistent and relatively high, compared to the national average, summer peak demand and energy requirements to increase at an average annual rate of 2.16% and 1.57% over the next 10 years, respectively. The chart below, derived from data obtained by C.C. Pace from a report filed by the National Electric Reliability Council sub-regions with the U.S. Energy Information Administration, explains this conclusion in more detail.

               SOUTHEAST DEMAND AND ENERGY REQUIREMENTS FORECAST

                              1996       1997       1998       1999       2000       2001       2002       2003       2004
                            --------   --------   --------   --------   --------   --------   --------   --------   --------
Peak Demand Summer
  (megawatts).............   87,387     90,686     92,867     94,709     96,763     98,683    100,466    102,307    104,148
Peak Demand Winter
  (megawatts).............   80,995     78,194     80,374     81,926     83,421     85,137     86,848     88,509     90,268
Net Energy for Load
  (megawatt hours)........  473,337    477,045    486,016    491,744    501,873    510,658    517,713    525,811    533,107
System Load Factor........    61.83%     60.05%     59.74%     59.27%     59.21%     59.07%     58.83%     58.67%     58.43%
                            -------    -------    -------    -------    -------    -------    -------    -------    -------
Summer Change
  (megawatts).............               3,299      2,181      1,842      2,054      1,920      1,783      1,841      1,841
Winter Change
  (megawatts).............              (2,801)     2,180      1,552      1,495      1,716      1,711      1,661      1,759
Energy Change (megawatt
  hours)..................               3,708      8,971      5,728     10,129      8,785      7,055      8,098      7,296
Summer Change (%).........                3.78%      2.41       1.98%      2.17%      1.98%      1.81%      1.83%      1.80%
Winter Change (%).........               -3.46%      2.79%      1.93%      1.82%      2.06%      2.01%      1.91%      1.99%
Energy Change (%).........                0.78%      1.88%      1.18%      2.06%      1.75%      1.38%      1.56%      1.39%
Summer Peak Growth(1).....     2.16%
Winter Peak Growth(1).....     1.35%
Energy Growth(1)..........     1.57%

                              2005       2006
                            --------   --------
Peak Demand Summer
  (megawatts).............  106,250    108,200
Peak Demand Winter
  (megawatts).............   92,095     92,663
Net Energy for Load
  (megawatt hours)........  544,615    553,028
System Load Factor........    58.51%     58.35%
                            -------    -------
Summer Change
  (megawatts).............    2,102      1,950
Winter Change
  (megawatts).............    1,827        568
Energy Change (megawatt
  hours)..................   11,508      8,413
Summer Change (%).........     2.02%      1.84%
Winter Change (%).........     2.02%      0.62%
Energy Change (%).........     2.16%      1.54%
Summer Peak Growth(1).....
Winter Peak Growth(1).....
Energy Growth(1)..........

------------------------------

(1) Projected average annual rate of increase.

    - To provide full access to both the Tennessee Valley Authority and Entergy power markets, LSP Energy Limited Partnership has arranged for the upgrade of the Tennessee Valley Authority's and Entergy's transmission facilities. Under the agreements with the Tennessee Valley Authority and Entergy, LSP Energy Limited Partnership will be granted transmission upgrade credits up to the value of the transmission upgrade costs for the transmission of energy across the Tennessee Valley Authority and Entergy systems. C.C. Pace estimates that beginning in the first year of the power facility's operation and continuing until the total transmission upgrade cost is repaid to LSP Energy Limited Partnership, LSP Energy Limited Partnership will accumulate additional revenues equal to a minimum of approximately $3.4 million per year related to these transmission upgrade credits.

ASSUMPTIONS MADE AND METHODOLOGIES USED BY THE INDEPENDENT ELECTRICITY AND FUEL
  MARKET CONSULTANT

    In reaching the conclusions described above, C.C. Pace made assumptions and used methodologies that included the following:

    - C.C. Pace's principal base case assumptions are set forth in the following chart:

LOAD GROWTH
  Energy Demand.............................................          1.51% in 2.24% per year
  Peak Demand...............................................          1.51% in 2.24% per year
EXPANSION UNIT COSTS
  Combustion Turbine--Installed Costs.......................               $300/kilowatt
  Combined Cycle--Installed Costs...........................               $500/kilowatt
  Combustion Turbine--Efficiency (linear improvement).......      10,100 Btu/kilowatt hour (2000)
                                                                  9,350 Btu/kilowatt hour (2020)
  Combined Turbine--Efficiency (linear improvement).........      6,860 Btu/kilowatt hour (2000)
                                                                  6,360 Btu/kilowatt hour (2020)
  Natural Gas Henry Hub Price--1998.........................                $2.20/MMBtu
EXISTING UNIT COSTS
  Fixed Capital Costs.......................................            Current Book Value
  Fixed & Variable Operation and Maintenance................  Current Derived Cost/0% real escalation
FUEL COST ESCALATION RATES
  Natural Gas...............................................            0.5% per year real
  Fuel Oil (No. 6 and No. 2)................................            0.0% per year real
  Coal......................................................            -1.0% per year real
  Uranium...................................................            0.0% per year real
TRANSFER CAPACITY AND PRICING
  SPP-SE to/from Tennessee Valley Authority.................    4,800 megawatt/$1.75/megawatt hour
  SPP-SE to/from Southern...................................    2,000 megawatt/$1.82/megawatt hour
  Tennessee Valley Authority to/from Southern...............    3,000 megawatt/$2.15/megawatt hour
NUCLEAR AND COAL PLANT PERFORMANCE..........................            85% Capacity Factor
DEMAND SIDE MANAGEMENT
  Annual Interruptible Demand...............................          5.697 - 6,293 megawatt
MACROECONOMIC
  Interest Rate.............................................                   8.5%
  Return on Equity..........................................                    14%
  Percent Equity............................................                    30%

       In addition, C.C. Pace assumed that:

       (1) there would be no export of energy from the southeastern power market to the capacity short Midwest or Mid-Atlantic regions;

       (2) demand-side management affects peak demand;

       (3) expansion unit capital costs are consistent with current market prices and there are no real price increases in these capital costs;

       (4) heat rates are approximately 5% to 7% better than combustion turbine or combined cycle technology currently available;

       (5) the capacity expansion assumptions do not incorporate the probable requirement for the retirement and replacement of 17,000 megawatts of nuclear capacity in the later years of the study period;

       (6) initial cost recovery is based on current book value which is significantly below current unit auction value; and

       (7) operating capacity factor is approximately 5% to 10% higher than current average achievable unit capacity factors.

    - C.C. Pace's principal downside case assumptions are the same as its base case assumptions, with the following exceptions:

       (1) installed costs for combustion turbines are $250/kilowatt, as opposed to $300/kilowatt;

       (2) installed costs for combined cycle units are $436/kilowatt, as opposed to $500/kilowatt;

       (3) system generation capacity exceeds generation requirements by 2,400 megawatts; and

       (4) a 5% improvement in the assumed heat rate efficiency for expansion capacity.

    - C.C. Pace's operational assumptions for the facility are set forth in the following chart:

On-Line Date                           June 1, 2000
Equivalent Force Outrage Rate          2.80%
Annual Maintenance Requirements        5.2% per year
Net Output                             750 megawatts
Variable Operation and Maintenance     $1.00 per megawatt hour
Expense
1998 Deliverable Fuel Cost             $2.30 per MMBtu-Mississippi
Cost Per Start                         $2,500
Heat Rate Efficiency                   7,050 Btu per kilowatt hour
Minimum Operating Load                 175 megawatts
Service Area Location                  Tennessee Valley Authority
Interconnected Utilities               Tennessee Valley Authority, SPP-SE
Transmission Pricing Arrangements      Tennessee Valley Authority -SPP-SE @
                                       $0.00 per megawatt hour and Southern
                                       @ $1.82 per megawatt hour

    - C.C. Pace defined the relevant market area for the southeast market by assessing:

       (1) the location of the power facility;

       (2) the transmission interconnections and capabilities to which the power facility would have access over the course of the study period; and

       (3) areas where market price and demand growth have indicated a need for additional resources.

    - The C.C. Pace market study does not add expansion units to meet a target reserve margin, as is the current planning method for regulated utilities. A competitive market structure dictates, by definition, that participants will build expansion units only if they expect to receive a sufficient return on their investment. Therefore, in the C.C. Pace analysis, expansion units are added to the southeastern market only when the projected market price can support them.

    - To determine the competitive market expansion plan, C.C. Pace followed five rules or steps to arrive at the optimal expansion plan. These rules or steps are:

       - use of the existing units and planned utility unit additions as the minimum expansion plans as a starting point;

       - the addition of expansion units in each year up to the point that the whole class of units, i.e. combined cycle or combustion turbines, receive full cost recovery. This was done up to the point that the next unit added to the system would not be able to recover its costs;

       - unit additions were optimized for each sub-system within the southeastern power market and for each year of the study period to yield the largest number of combined cycle units and combustion turbine units possible while still maintaining full cost recovery of these units;

       - the model determined the optimal cost solution and capacity mix of combined cycle and combustion turbine technology in each year modeled; and

       - the model did not assume or allow for the retirement of existing capacity.

    - C.C. Pace used a methodology to perform its independent forecast of demand growth in the southeastern market that included the following two primary components:

       - the use of economic models to forecast annual peak demand and energy levels based on changes in factors such as population, employment and income; and

       - the translation of historical hourly demand levels and forecasted peak demand to create predicted hourly load profiles.

    - C.C. Pace used the following methodology to determine its long-term fuel price forecast inputs:

       - collection of historical plant level fuel prices for a three year period from Federal Energy Regulatory Commission and Energy Information Administration sources;

       - comparison of average costs of fuel for particular plants with the weighted average cost of that fuel for all plants in the market area, and establishment of ratios of a unit's cost of fuel to the weighted average;

       - not assuming any seasonal price changes for fuels;

       - development of long-term fuel escalation factors; and

       - application of these forecasted growth rates to the weighted average price of fuels previously derived.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

    The operator of our project, Cogentrix Batesville Operations, LLC, is a wholly owned subsidiary of Cogentrix. Under the operation and maintenance agreement, Cogentrix Batesville Operations will receive a fee of $39,000 per month for ten months for services performed prior to the date on which our power facility begins commercial operation and a fee of $41,667 per month on and after the date on which our power facility begins commercial operation. These fees will be adjusted annually in accordance with the gross domestic product implicit price deflator index, which is intended to be a measure of inflation. In addition, we will reimburse Cogentrix Batesville Operations for the budgeted and approved expenses it incurs to operate and maintain our project. We will pay Cogentrix Batesville Operations' post-commercial operation fees only if we have already allocated the required funds to our debt service and reserve accounts in accordance with the financing documents. We believe that the terms of the operation and maintenance agreement are commercially reasonable. See "Description of the Principal Project Documents--Operation and Maintenance Agreement" and "Description of the Principal Financing Documents--Common Agreement--Deposit and Disbursement of Funds."

    The manager of our project, LS Power Management, LLC, is a wholly owned subsidiary of LS Power. As compensation for the services that LS Power Management will provide us under the management services agreement, LS Power Management will receive a monthly management fee of $33,333. This fee is adjusted annually in accordance with the gross domestic product implicit price deflator index. The fees and reimbursable expenses payable under the management services agreement are designated as operating expenses under the financing documents and therefore will be paid prior to the payment of principal of and interest on the bonds. We believe that the terms of the management services agreement are commercially reasonable. See "Description of the Principal Project Documents--Management Services Agreement."

    We paid a development fee of $14,000,000 and reimbursed about $2,500,000 of costs to Granite Power Partners II, L.P. in consideration for development activities provided prior to the offering of the bonds. No additional fee is payable to Granite Power Partners II, L.P. by us. The development activities provided by Granite Power Partners II, L.P. to us consisted of the acquisition of land rights, coordination of the financing of our project, strategic planning, contract negotiation and execution, regulatory analysis, the acquisition of permits for our project and engineering oversight.

                 DESCRIPTION OF THE PRINCIPAL PROJECT DOCUMENTS

    THE FOLLOWING IS A SUMMARY OF OUR PRINCIPAL PROJECT DOCUMENTS. ANY REFERENCE IN THIS PROSPECTUS TO ANY AGREEMENT INCLUDES ALL EXHIBITS AND AMENDMENTS EFFECTIVE AS OF THE DATE OF THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THESE AGREEMENTS. COPIES OF THESE AGREEMENTS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBITS TO OUR REGISTRATION STATEMENT.

                    VIRGINIA POWER POWER PURCHASE AGREEMENT

    We are party to a power purchase agreement with Virginia Electric and Power Company dated as of May 18, 1998 which provides for the sale of the electrical capacity and electricity from two of the generating units at our power facility. These two units will be dedicated to Virginia Power's use under the Virginia Power power purchase agreement. Virginia Power is required to file reports and other information with the Securities and Exchange Commission. These materials are available on the Securities and Exchange Commission's web site, which can be accessed at http://www.sec.gov.

MILESTONES, GUARANTEED DELIVERY, AND CONSEQUENCES OF DELAY

    The Virginia Power power purchase agreement contains scheduled milestones which we have agreed to achieve. The milestones include:

MILESTONE                                                           MILESTONE DATE
---------                                                          ----------------
1.   Completion of the foundations for the combustion turbine
     generator and the steam turbine generator...................  November 1, 1999

2.   Delivery of the combustion turbine generator................  December 1, 1999

3.   Delivery of the steam turbine generator.....................  January 1, 2000

4.   Completion of the lateral pipeline..........................  March 31, 2000

5.   Completion of pressure testing of the heat recovery steam
     generator and steam blows of the piping system and
     synchronization with the Entergy system and the Tennessee
     Valley Authority system.....................................  May 1, 2000

6.   Commercial operation date...................................  June 1, 2000

    Milestones 1, 2 and 3 have been achieved and it is anticipated that milestones 4 and 5 will be achieved prior to their milestone dates. However, the current construction schedule indicates that commercial operation of the two Virginia Power units will occur on May 10, 2000 and June 5, 2000. Based upon these scheduled dates, the second Virginia Power unit may not achieve commercial operation prior to its milestone date.

    We have guaranteed delivery of the estimated amount of contract capacity (283 megawatts for each unit or 566 megawatts total) to Virginia Power starting on June 1, 2000. The date for guaranteed delivery will be extended on a daily basis if there is a delay due to a force majeure event or some other event which is beyond our control. We have agreed that if we do not achieve commercial operation of either of Virginia Power's units by the guaranteed date, then we will be responsible for the delivery of capacity and electricity from another source. If there is an unexcused delay, and Virginia Power requests that we be responsible for replacement capacity and electricity, we can choose to either:

    - arrange for capacity and electricity from another source. In this case Virginia Power will pay us for this capacity and electricity at the contract price. We will be responsible for any costs above the contract price, with our maximum liability limited to $5,660,000 for each unit or $11,320,000 total; or

    - ask Virginia Power to obtain capacity and electricity from another source. In this case we will pay Virginia Power for the difference between the cost of replacement power and the cost of power under the contract, with our liability limited to $5,660,000 for each unit or $11,320,000 total.

    Based upon BVZ Power Partners' estimated completion date of June 5, 2000 for the second Virginia Power unit, we may be liable for the cost of replacement power for the period from June 1, 2000 to June 5, 2000.

    We will begin delivering capacity and electricity from each of Virginia Power's designated units on the commercial operation date of each unit. The commercial operation date for a unit is defined as the date of the last to occur of the following:

    - we complete all milestones for the unit;

    - we successfully test the unit; and

    - we deliver Virginia Power a certificate of the achievement of the commercial operation date of the unit.

    Virginia Power will have the right to terminate the Virginia Power power purchase agreement if we fail to achieve the commercial operation date by June 1, 2001, which date can be extended if we experience an event of force majeure or if Virginia Power fails to deliver fuel to us. Prior to the commercial operation date, in the case of force majeure, Virginia Power will have the right to terminate the Virginia Power power purchase agreement if the duration of the force majeure exceeds 12 months.

SECURITY

    We must post completion security in the form of one or more irrevocable letters of credit to secure our performance under the Virginia Power power purchase agreement and cover our replacement power obligations. On August 28, 1998, we posted completion security in the form of a letter of credit in the amount of $5,660,000. If we fail to achieve any milestone for a Virginia Power unit by the milestone date and that failure may result in a delay of the commercial operation date, we will be required to post additional completion security. The total amount of completion security will be computed as the estimated incremental replacement power cost for the time of the delay in the commercial operation date, up to a maximum total of $5,660,000 per unit or $11,320,000 total. If Virginia Power draws upon the completion security, we will have no obligation to replenish the completion security prior to the commercial operation date. After the commercial operation date, the completion security will be released, and we will have the obligation to maintain other security in an amount equal to $10 per kilowatt of each Virginia Power unit, which we estimate will be $5,600,000.

COMMISSIONING AND TESTING

    Prior to the commercial operation date and every year thereafter, the contract capacity for each Virginia Power unit will be established according to testing procedures contained in the Virginia Power power purchase agreement. Virginia Power may market and sell test electricity for us. We will be responsible for the cost of fuel needed to generate the test electricity and may be required to pay Virginia Power a marketing fee of $1 per megawatt hour of test electricity sold.

TERM

    The initial term of the Virginia Power power purchase agreement extends to the date 13 years after the earlier of the commercial operation date and the guaranteed delivery date. Virginia Power may extend the term of the Virginia Power power purchase agreement for an additional 12 years. At any point during the extended term, Virginia Power may terminate the Virginia Power power purchase agreement upon 18 months notice.

VIRGINIA POWER OPTION TO BUY

    If Virginia Power exercises its option to extend the term of the Virginia Power power purchase agreement and does not terminate the Virginia Power power purchase agreement prior to the end of its twenty-fifth year, Virginia Power will have the option to purchase the Virginia Power units at the end of the extended term. The purchase price will be $150 per kilowatt of the capacity of the Virginia Power units.

SALE AND PURCHASE OBLIGATIONS

    We are obligated to sell, and Virginia Power is obligated to purchase, the capacity and electricity of the Virginia Power units. Virginia Power will be required to accept any replacement power that we deliver if we choose to deliver replacement power when the Virginia Power units are unavailable in whole or in part. After the commercial operation date of either unit, we are not obligated to deliver power from another source, but we may elect to provide replacement power during a forced outage or a force majeure event, or when either Virginia Power unit is unavailable for any reason. Virginia Power will make payments for replacement power as if such power were delivered from a Virginia Power unit. We are restricted from selling capacity or electricity from either of the Virginia Power units to any third party during the term of the Virginia Power power purchase agreement. Virginia Power must make monthly payments to us including a reservation payment, an energy payment, start-up payments and system upgrade credits. Virginia Power's aggregate payment to us may be increased or decreased depending on whether our power facility produces electricity above or below a specified level of fuel efficiency.

RESERVATION PAYMENTS, RESERVATION CHARGES, AND AVAILABILITY ADJUSTMENTS

    The reservation payment for each Virginia Power unit begins on the earlier to occur of the commercial operation date and the guaranteed delivery date. The reservation payment for each Virginia Power unit is calculated under a formula based on the tested capacity of the unit, a reservation charge, and an availability adjustment factor for the unit:

    Reservation Payment = ((standard capacity X standard capacity reservation charge) + (supplemental capacity X supplemental capacity reservation charge)) X availability adjustment factor

    The standard capacity is the maximum generating capacity of each Virginia Power unit without the use of duct firing or steam injection, measured by a test conducted at least annually. The results of each test will be adjusted to summer conditions. The standard capacity generally decreases with rising temperature, so the summer condition adjustment ensures that Virginia Power will only pay for capacity which will be available in the summer when it is needed most. During cooler periods, the capacity greater than the amount of capacity available during the summer is to Virginia Power's benefit. The supplemental capacity is the additional generating capacity of a Virginia Power unit created by the use of duct firing or steam injection, measured by a test conducted at least annually. The results of each test will be adjusted to summer conditions. The supplemental capacity generally does not vary with temperature. We will have the right to re-test and re-establish the standard capacity and supplemental capacity up to four times in any year. Virginia Power will have the right to require a re-test once a year. The reservation charges for each year are as follows:

                                           STANDARD CAPACITY RESERVATION   SUPPLEMENTAL CAPACITY RESERVATION
CONTRACT YEAR                                   CHARGE ($/KW-MONTH)               CHARGE ($/KW-MONTH)
-------------                              -----------------------------   ---------------------------------
1-5.....................................               5.00                               3.25
6-13....................................               6.00                               3.50
14-25(extended term)....................               4.50                               3.00

    If the commercial operation date of either Virginia Power unit occurs prior to the guaranteed delivery date, the reservation charge for that Virginia Power unit prior to the guaranteed delivery date will be $4.00 per kilowatt per month for standard capacity and $0.00 for supplemental capacity.

    The availability adjustment factor is meant to adjust the reservation payment according to how reliably each unit operates. The availability adjustment factor is calculated in several steps with the end result being a decrease in the reservation payment if a unit performs poorly during a year, particularly if a unit performs poorly during the summer peak.

    The first step in the calculation of the availability adjustment factor is keeping track of all forced outage hours for each Virginia Power unit. In general, any hour in which a unit cannot deliver power when needed is counted as a forced outage hour unless the hour has been pre-agreed as an outage or unless the outage is otherwise excused. A forced outage hour in the Virginia Power Power Purchase Agreement is defined as any hour in which a unit is not fully or partially available to generate the electricity required by Virginia Power other than:

    - scheduled maintenance hours;

    - force majeure hours;

    - excused hours;

    - hours when an emergency condition is occurring on the Tennessee Valley Authority's or Entergy's electrical transmission system;

    - non-delivery due to imbalances if we are responsible for imbalance penalties; and

    - hours in which we elect to be responsible for replacement power, which are described below under "--Forced Outages and Replacement Power".

For example, if a critical piece of equipment breaks, and it is not due to a force majeure event such as a tornado, then all of the hours in which Virginia Power would have dispatched the unit will be counted as forced outage hours until the equipment is repaired or replaced, unless we elect to be responsible for replacement power during the outage. Similarly, if a piece of equipment breaks which causes the output of a unit to be 50% of the maximum output of the unit, and the breakage is not due to a force majeure event and we do not elect to be responsible for replacement power, then 50% of each hour in which Virginia Power would have dispatched the unit until the equipment is repaired or replaced will be counted as forced outage hours.

    The second step in the calculation of the availability adjustment factor takes into consideration the relative value of each unit during the summer electricity peak season. Having the unit available to generate electricity in the summer is more valuable than having it available at other times of the year. We have agreed to reflect this increased value in the calculation of the availability adjustment factor by using a weighing factor to weight each forced outage hour before calculating the availability adjustment factor. The weighing factor for each forced outage hour of each Virginia Power unit is shown in the table below:

MONTH                                                     MONTHLY WEIGHING FACTOR
-----                                                     -----------------------
January.................................................           .075
February................................................           .075
March...................................................           .035
April...................................................           .035
May.....................................................           .085
June....................................................           1.50
July....................................................           2.50
August..................................................           2.50
September...............................................           1.00
October.................................................           .035
November................................................           .035
December................................................           .075

    The next step in calculating the availability adjustment factor is to total the weighted forced outage hours over the previous 12 months. By having a 12 month rolling average, the effect of any large forced outage on the reservation payment is not only on the current month, but is also smoothed over the next 11 months. The availability adjustment factor for any month is calculated according to the following algorithm based on the total 12-month weighted forced outage hours:

    During the first year: availability adjustment factor = (8,760-twelve month equivalent forced
                                                            outage hours)/8,391.

    After the first year:

        If the twelve month equivalent forced outage hours are less than or equal to 1,752, then the availability adjustment factor = (8,760-twelve month equivalent forced outage hours)/8,515;

        If the twelve month equivalent forced outage hours are between 1,752 and 2,628, then the availability adjustment factor = (8,760-(twelve month equivalent forced outage hours + 0.25 X (twelve month equivalent forced outage hours-1,752)))/8,515

        If the twelve month equivalent forced outage hours are greater than 2,628, then the availability adjustment factor = (8,760-(twelve month equivalent forced outagehours + 0.25 X (twelve month equivalent forced outage hours-1,752)))/8,515

        If the twelve month equivalent forced outage hours are greater than 2,628, then the availability adjustment factor = (8,760-(twelve month equivalent forced outage hours + 0.25 X (2,628 - 1,752) + 0.40 X (twelve month equivalent forced outage hours-2,628)))/8,515

    In other words, for each Virginia Power unit, we can incur 369 weighted forced outage hours during the first contract year and 245 equivalent forced outage hours in each subsequent year without any reduction in our reservation payment. After the first contract year, each month we will calculate the number of weighted forced outage hours occurring during the prior twelve month period. For every 1% of equivalent outage hours over 245, the reservation payment will be reduced by 1%. For every 1% of equivalent outage hours over 1,752, the reservation payment will be reduced by 1.25%. For every 1% of equivalent outage hours over 2,628, the reservation payment will be reduced by 1.4%.

ENERGY PAYMENTS

    The energy payment is equal to the product of the electricity delivered to Virginia Power at the interconnection point with the Tennessee Valley Authority or Entergy systems times a rate of $1.00 per megawatt hour, increasing at 3% per calendar year.

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
START PAYMENTS

    If the number of starts for either Virginia Power unit exceeds 250 per contract year, Virginia Power will pay us a start payment calculated as the product of $5,000 per start multiplied by the number of starts greater than 250. If a Virginia Power unit fails to successfully start (during testing, commissioning or otherwise thereafter), we will reimburse Virginia Power for the fuel consumed during the failed start. If a Virginia Power unit trips after a successful start, we will reimburse Virginia Power for the fuel consumed during the start.

SYSTEM UPGRADE CREDITS

    Under our interconnection agreements with the Tennessee Valley Authority and Entergy, the Tennesssee Valley Authority and/or Entergy could provide Virginia Power with a credit or discount for transmission service due to our payment for system upgrades on the Tennessee Valley Authority's and Entergy's systems. Although the Tennessee Valley Authority and Entergy have agreed to pay these credits to us directly, Virginia Power has agreed to pay us a system upgrade credit in the amount of any payment, credit or discount received by Virginia Power under its transmission service agreements with Entergy and the Tennessee Valley Authority, to the extent attributable to our payment for upgrades of the Tennessee Valley Authority and Entergy systems.

GUARANTEED HEAT RATE PAYMENTS

    Virginia Power will pay us, or we will pay Virginia Power, the difference between the cost of fuel actually consumed by the Virginia Power units while they are dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency, as described below under "--Heat Rate Guarantee."

OPERATION AND MAINTENANCE

    We must operate and maintain the Virginia Power units and the common facilities in accordance with prudent industry practice and the requirements of the Virginia Power power purchase agreement, which requires us, for example, to comply with law. We must inform Virginia Power on a daily basis of the generation capacity of each Virginia Power unit and any limitations, restrictions, deratings or outages affecting that Virginia Power unit for the next day. We must provide Virginia Power ongoing access to the site and various operational information.

MAINTENANCE SCHEDULING

    Each year we and Virginia Power will work together to develop a proposed schedule for the scheduled maintenance outages of our power facility for the next year based upon Virginia Power's projected dispatch schedule. We have agreed not to schedule maintenance during the months of June, July, August, September, January and February without Virginia Power's consent. The number of allotted days for scheduled maintenance outages of each Virginia Power unit is 14 days in the years in which a combustor inspection will occur, 21 days in the years in which a hot gas inspection will occur and 28 days in the years in which a major inspection will occur.

    We may also perform up to 120 hours per year of additional scheduled maintenance outages at night or during weekends and holidays with one day's prior written notice to Virginia Power. Virginia Power has the right to delay an additional scheduled maintenance as long as Virginia Power pays for any costs associated with the delay.

    We must use commercially reasonable efforts to minimize any scheduled maintenance outage.

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
SCHEDULING, DISPATCH AND DELIVERY

    Each Virginia Power unit will be fully dispatchable and capable of automatic generation control and will operate on automatic generation control if directed by Virginia Power or the designated control center on behalf of Virginia Power. On a daily basis, Virginia Power will provide us with the projected hourly schedule for dispatch for the following day. Each Virginia Power unit must operate consistent with manufacturers' recommendations and design parameters agreed upon between Virginia Power and us, such as a minimum steady-state load of 70% of the standard capacity.

FORCED OUTAGES AND REPLACEMENT POWER

    In the event of a forced outage that results in a reduction of at least 50 megawatts in the capacity of either Virginia Power unit, or in the event of a reduction in the capacity of either unit that lasts for a continuous period of ten days or longer, we may at our option avoid counting the outage as a forced outage in the calculation of the availability adjustment factor by being responsible for replacement power. This means that we can elect to provide replacement power or we can elect to pay Virginia Power the incremental cost of replacement power greater than the cost under the contract as described below.

    Whenever either unit trips off-line or is unavailable for a reason that is not excused, the following process is initiated. Within four hours of the beginning of the outage, we must notify Virginia Power of our election regarding replacement power during the first few days of the outage. During the initial period from the commencement of the outage through midnight of the second following day our election may be either:

    - to pay Virginia Power the incremental cost of obtaining replacement capacity and electricity greater than the cost of capacity and electricity under the Virginia Power power purchase agreement; or

    - to count the outage hours as forced outage hours in the calculation of the availability adjustment factor of the unit.

    During the outage we will try diligently to remedy the situation. If the outage continues until midnight of the second day following the beginning of the outage, then we are required to notify Virginia Power of our assessment of the situation, the expected end of the outage, and our election of one of the options described below for the duration of the outage. Beginning at 10:00 a.m. of the second day following the beginning of the outage and until the outage is over we may elect:

    - to provide replacement capacity and electricity, in which case we will be paid for replacement capacity and electricity as if it were supplied from the unavailable unit;

    - to require Virginia Power to secure replacement capacity and electricity, in which case we will pay Virginia Power for any incremental cost of obtaining replacement capacity and electricity which is greater than the cost of capacity and electricity under the Virginia Power power purchase agreement; or

    - to count the outage hours as a forced outage in the calculation of the availability adjustment factor.

    If either period of the outage has been designated to count toward forced outage hours in the availability adjustment calculation, then Virginia Power will provide us with the estimated dispatch of the unit in order to determine the number of forced outage hours. Within two days after a unit has returned to service, Virginia Power will provide us with an estimate of when the unit would have been dispatched, based on the market prices during the period. Only hours in which we would have been dispatched will count as forced outage hours.

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
    Replacement power will consist of electric generating capacity and electricity having substantially similar characteristics to the capacity and electricity to be supplied by us under the Virginia Power power purchase agreement.

    We have agreed to reevaluate the process described above after at least two years, at Virginia Power's election, with the objective of the reevaluation to be to eliminate any undue administrative burden on either party.

ELECTRICAL INTERCONNECTION

    We will own, operate, maintain and control all of the electrical interconnection facilities up to the point of interconnection of our power facility with Entergy's and the Tennessee Valley Authority's systems. Virginia Power will be responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required by the Federal Energy Regulatory Commission, Entergy, the Tennessee Valley Authority, any independent system operator or any other transmission utility for the delivery and transmission of electricity beyond the interconnection points between our power facility and the Tennessee Valley Authority and Entergy systems. Virginia Power is obligated to make reservation payments under the Virginia Power power purchase agreement whether or not transmission service is available for the output of either Virginia Power unit. We are excused from non-performance if our power facility is disconnected from the Tennessee Valley Authority or Entergy system due to a Tennessee Valley Authority or Entergy system emergency. See "--Force Majeure Events and Delivery Excuse" "--Entergy Interconnection Agreement" and "--Tennessee Valley Authority Interconnection Agreement."

FUEL ARRANGEMENTS

    The Virginia Power power purchase agreement is what is referred to as a tolling arrangement. Virginia Power is obligated to supply and pay for fuel for each Virginia Power unit. Virginia Power will continue to make reservation payments under the Virginia Power power purchase agreement whether or not it is able to deliver fuel to our power facility (as long as its inability to deliver fuel is not due to our negligence, such as if we do not interconnect our power facility to any gas transportation pipelines). Virginia Power will pay us, or we will pay Virginia Power, the difference between the cost of fuel actually consumed by the Virginia Power units while they are dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency as described below under "--Heat Rate Guarantee."

    Virginia Power is obligated to arrange, procure, supply, nominate, balance, transport and deliver to the lateral natural gas pipeline the amount of fuel necessary for each of the Virginia Power units to generate the electrical output expected to be dispatched by Virginia Power from that Virginia Power unit.

    We have the right to require Virginia Power to provide fuel to us during the commissioning and testing of the Virginia Power units prior to the commercial operation date. We must notify Virginia Power no later than ten days prior to the date on which such fuel will be needed and will reimburse Virginia Power for the delivered cost of that fuel associated with any fuel used during the commissioning of the Virginia Power units.

    We must obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline. We must construct or cause the construction of the lateral natural gas pipeline in a timely manner and with a capacity sufficient to deliver fuel to operate our entire power facility at its hourly maximum output level. We must operate and maintain the lateral natural gas pipeline and reserve transportation rights on the lateral natural gas pipeline sufficient for the delivery of fuel to operate our entire power facility at its hourly maximum output level. No other

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
person can have a right to transport fuel on the lateral natural gas pipeline superior to Virginia Power except as may be required by law.

HEAT RATE GUARANTEE

    Virginia Power will pay us, or we will pay Virginia Power, the difference between the cost of fuel actually consumed by the Virginia Power units while they are dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency or "heat rate". Heat rate is the common technical term in the industry to measure fuel efficiency, and is the amount of heat input per unit output. The only significant difference between fuel efficiency and heat rate is that the measurement units of heat rate are inverted from what is normally thought of as fuel efficiency, so as efficiency increases, the heat rate decreases.

    A tracking account will be maintained to track for each Virginia Power unit the difference between the actual amount of fuel required to generate the dispatched electricity and the amount of fuel expected to be required to generate the dispatched electricity based on the guaranteed heat rate. The fuel used by each Virginia Power unit for operations below the minimum load during start-ups and shutdowns is not considered in this calculation. There is no heat rate guarantee below minimum load. If the actual amount of fuel required to generate the dispatched electricity above minimum load varies from the expected amount of fuel at the guaranteed heat rate, then a balance will accrue in the tracking account to credit us or Virginia Power as appropriate. The amount added or subtracted from the tracking account will be the actual fuel cost increase or fuel cost savings, or the best estimate if the actual amount can not be exactly known. If the actual amount of fuel consumed is greater than the amount of fuel calculated on the basis of the guaranteed heat rate then we will pay Virginia Power the actual or estimated cost for the excess fuel. If the actual amount of fuel consumed is less than the amount of fuel calculated on the basis of the guaranteed heat rate then Virginia Power will pay us an amount equal to the actual or estimated cost of the fuel savings. The guaranteed heat rate for each Virginia Power unit at the standard capacity is 7,000 BTU per kilowatt hour. This value is adjusted upwards for loads less than full standard capacity to account for fuel efficiency decreases at lower load points than the optimal output. The guaranteed heat rate for supplemental capacity is 9,500 BTU per kilowatt hour.

FORCE MAJEURE EVENTS AND DELIVERY EXCUSE

    Either party is excused from performing its obligations due to events which are not in its reasonable control and without the fault or negligence of the party claiming the force majeure event. The Virginia Power power purchase agreement contains several examples of force majeure events such as floods, hurricanes, tornadoes, sabotage, terrorism, war, riots, public disorders and emergency conditions. The power purchase agreement identifies the following events as events which are not force majeure events:

    - causes or events affecting the performance of third party suppliers of goods or services except to the extent caused by an event that is otherwise a force majeure event;

    - causes or events resulting from ambient temperature;

    - failures or delays caused by a strike at the project, except to the extent caused by a national strike;

    - the unavailability of equipment which could have been avoided by prudent industry practices;

    - changes in market conditions that affect the price of energy or capacity;

    - failure to timely apply for government approvals; and

    - delivery excuse.

    We have informed Virginia Power that the delay in the delivery of the Virginia Power generating unit's steam turbine was an event beyond our reasonable control and without our fault or negligence and thus would constitute a force majeure event under the Virginia Power power purchase agreement. However, Virginia Power did not initially agree with our assertion and resolution of the issue is pending our resolution of the issue with BVZ Power Partners.

    If a party fails to perform under the Virginia Power Power Purchase Agreement because of a force majeure event, and such nonperformance continues for a period exceeding 12 consecutive months, the other party may terminate the Virginia Power power purchase agreement.

    We are not liable for or deemed in breach of the Virginia Power power purchase agreement to the extent performance of our obligations is delayed or prevented by circumstances defined in the

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
agreement as "delivery excuse". Our failure to deliver is excused when it is due to the non-performance of Virginia Power, such as if Virginia Power fails to arrange for fuel to be supplied and delivered to our power facility, or fails to arrange for transmission of electricity away from our power facility. We are also excused from non-performance due to any event of default of Virginia Power, any delay or failure by Virginia Power in giving any approval within the times required, any delay or failure by Virginia Power in performing any of its obligations, or any emergency condition presenting an imminent danger or significant disruption on the Entergy system or the Tennessee Valley Authority system that results directly from an act or failure to act by Virginia Power. During periods when we cannot perform our obligations, referred to as delivery excuses, Virginia Power will continue to make reservation payments to us, and such non-delivery hours will not count as forced outage hours in the availability adjustment factor calculation.

DEFAULTS AND REMEDIES

    The following constitute events of default under the Virginia Power power purchase agreement:

    - the failure of either party to make undisputed payments within 30 days after notice that such payment is due;

    - the failure of either party to comply with any material provision of the Virginia Power power purchase agreement within 30 days after notice has been given, or up to 90 days after notice has been given if reasonable diligence is being used to cure the failure;

    - a bankruptcy, insolvency or similar event affecting either party;

    - our failure to provide the required completion security within 30 days after notice by Virginia Power, or our failure to maintain the required completion security within 10 days after notice by Virginia Power;

    - either party's failure to comply with the assignment provisions of the Virginia Power power purchase agreement;

    - any representation made by either party that is found to be false in any material respect;

    - our willful act of providing or selling capacity from the Virginia Power units to a person other than Virginia Power;

    - our willful act of tampering with the metering equipment for the purpose of defrauding Virginia Power; or

    - our abandonment of our power facility.

    Upon an event of default, the non-defaulting party may establish a date between 5 and 10 business days of notice on which the Virginia Power power purchase agreement will be canceled if the event of default has not been cured, withhold any payment due to the defaulting party under the Virginia Power power purchase agreement until the event of default is cured, and pursue any other remedies available at law or in equity.

INDEMNIFICATION

    We will indemnify and hold harmless Virginia Power, and Virginia Power will indemnify and hold us harmless, from all claims, demands, losses, liabilities and expenses for personal injury or death or damage to property arising out of the indemnifying party's performance under the Virginia Power power purchase agreement.

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
LIMITATION ON LIABILITY

    Prior to the commercial operation date of the Virginia Power units, our liability to Virginia Power, other than with respect to indemnity or a liability due to the willful sale of electricity from the Virginia Power units to a third party or otherwise in violation of the Virginia Power power purchase agreement, will be limited to the amount of completion security required to be provided under the Virginia Power power purchase agreement. After the commercial operation date of either Virginia Power unit, our liability to Virginia Power will not exceed $40 million during the initial term, $70 million from the end of the initial term until December 31 of contract year 17, and $100 million from January 1 of contract year 17 until the end of the extended term. The Virginia Power power purchase agreement provides that unless expressly provided otherwise in the Virginia Power power purchase agreement, neither party will be liable to the other for consequential, incidental, punitive, exemplary or indirect damages suffered by that party or by any customer or any purchaser of that party, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise.

ASSIGNMENT

    The Virginia Power power purchase agreement may not be assigned by either party without the other party's prior written consent. No consent is required if we assign the Virginia Power power purchase agreement to any party providing financing for our power facility and its successors and assigns. No consent is required if Virginia Power assigns the Virginia Power power purchase agreement to Dominion Resources or any wholly-owned subsidiary of Dominion Resources, if at the time of assignment, the assignee has a long-term debt credit rating at or above the lowest of A- from Standard and Poor's Ratings Group, Baal from Moody's Investors Service, Inc. or the credit rating of Virginia Power at the time of the assignment. In addition, the assignee must assume all of the obligations of Virginia Power under the Virginia Power power purchase agreement and other related agreements.

    The collateral agent or its transferee or assignee may assume our obligations under the Virginia Power power purchase agreement as long as our power facility is maintained and operated at all times by an experienced operating entity or an affiliate of an experienced operating entity. In addition, the transferee or assignee must have a tangible net worth no less than our tangible net worth on August 28, 1998, and the transferee or assignee or any affiliate of that entity must not have been an adverse party in litigation with Virginia Power or any of its affiliates within the preceding 18 months. In addition, upon acceleration of some of our loans, Virginia Power will be offered the opportunity to purchase those loans.

                        AQUILA POWER PURCHASE AGREEMENT

    We are a party to a power purchase agreement with Aquila Energy Marketing Corporation and UtiliCorp United Inc. dated as of May 21, 1998 which provides for the sale of the electrical capacity and electricity generated from one unit at our power facility. One unit will be dedicated to Aquila/ UtiliCorp's use under the Aquila/UtiliCorp power purchase agreement. UtiliCorp United Inc. has appointed Aquila Energy Marketing Corporation as its agent under the Aquila/UtiliCorp power purchase agreement. UtiliCorp United Inc. is required to file reports and other information with the Securities and Exchange Commission. These reports include information about Aquila Energy Marketing Corporation because it is a wholly-owned subsidiary of UtiliCorp United Inc. The reports and other information filed by UtiliCorp United Inc. are available on the Securities and Exchange Commisson's web site, which can be accessed at http://www.sec.gov.

GUARANTEED DELIVERY, COMMISSIONING AND TESTING, AND CONSEQUENCES OF DELAY

    We have guaranteed delivery of the estimated amount of contract capacity (defined to be 279 megawatts) to Aquila/UtiliCorp starting on June 1, 2000. This guaranteed date will be extended on a

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
daily basis if there is a delay due to a force majeure event or some other event which is beyond our control. If there is an unexcused delay in the commercial operation date of the Aquila/UtiliCorp unit beyond the guaranteed date then we must elect one of the following:

    - to arrange for capacity and electricity from another source. In this case Aquila/UtiliCorp will pay us for this capacity and electricity at the contract price. We will be responsible for any costs above the contract price;

    - to request Aquila/UtiliCorp to obtain capacity and electricity from another source. In this case we will pay Aquila/UtiliCorp for the difference between the cost of their replacement power and the cost of power under the contract. If we do not provide Aquila/UtiliCorp the proper notices of a delay in the commercial operation date, this case will automatically occur; or

    - to make an adjustment to the reservation payment during the period between the guaranteed delivery date and the commercial operation date of the Aquila/UtiliCorp unit. This adjustment to the reservation payment each month will be based on a value factor for the month as described below under "--Availability Adjustment". Any adjustment greater than the reservation payment for a month will be provided to Aquila/UtiliCorp as a credit toward the reservation payments in future months. We may make this election only if we give Aquila/UtiliCorp a notice of delay of the commercial operation date at least 90 days prior to the guaranteed delivery date.

    The current construction schedule indicates that substantial completion of the Aquila/UtiliCorp unit will occur on June 27, 2000. As a result of this projected delay, we have notified Aquila/UtiliCorp of our election to incur a delivery delay adjustment in the event that the Aquila/UtiliCorp unit is delayed beyond the guaranteed delivery date.

    We will begin delivering capacity and electricity from Aquila/UtiliCorp's unit on the commercial operation date of the unit. The commercial operation date is defined as the date on which we have certified that the unit has successfully completed its capacity tests. We have agreed to not declare commercial operation of the Aquila/UtiliCorp unit prior to June 1, 2000.

    Prior to the commercial operation date and every year thereafter, the contract capacity will be established according to testing procedures contained in the Aquila/UtiliCorp power purchase agreement. The contract capacity is the sum of the standard capacity and the supplemental capacity. The standard capacity is the maximum generating capacity of the Aquila/UtiliCorp unit at summer conditions at full combustion turbine output without the use of duct firing or steam injection. The standard capacity generally decreases with rising temperature, so the summer condition adjustment ensures that Aquila/UtiliCorp will only pay for capacity which will be available in the summer when it is needed most. During cooler periods, the capacity greater than the amount of capacity available at summer conditions is to Aquila/UtiliCorp's benefit. The supplemental capacity is the generating capacity of the Aquila/UtiliCorp unit in excess of the standard capacity created by the use of duct firing and steam injection. The supplemental capacity generally does not vary widely with temperature. The contract capacity must be measured in increments of 1 megawatt, rounded down to the nearest megawatt. The standard capacity can be no less than 235 megawatts and no greater than 260 megawatts. The supplemental capacity can be no less than 20 megawatts and no greater than 36 megawatts. In the event that the contract capacity is less than 235 megawatts but greater than 210 megawatts, Aquila/UtiliCorp's sole remedy is to reduce its reservation payment to the level based on the tested contract capacity. In the event that the contract capacity is less than or equal to 210 megawatts, we will have the opportunity to cure this capacity shortfall while at the same time either supplying replacement power to Aquila/UtiliCorp or paying Aquila/UtiliCorp's incremental costs of replacement power purchases up to a contract capacity of 210 megawatts. In the event that we cannot cure the shortfall within 240 days, Aquila/UtiliCorp may declare us in default and terminate the Aquila/ UtiliCorp power purchase agreement.

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
    At our option, Aquila/UtiliCorp will market and sell any test electricity. We must provide any fuel at our expense to generate the test electricity and an additional $0.03 per MMBtu and we must pay Aquila/UtiliCorp a marketing fee of $0.25 per megawatt hour of test electricity sold.

    Aquila/UtiliCorp may terminate the Aquila/UtiliCorp power purchase agreement if we are unable to achieve the commercial operation date by June 1, 2001, subject to an extension of up to 12 months to June 1, 2002 if the commercial operation date is delayed as a result of a force majeure event or delivery excuse and the guaranteed delivery date has occurred by June 1, 2001.

TERM

    The initial term of the Aquila/UtiliCorp power purchase agreement extends to the date 15 years and seven months after the guaranteed delivery date. Aquila/UtiliCorp may extend the term of the Aquila/UtiliCorp power purchase agreement for an additional 5 years, upon at least 29 months prior notice to us.

SALE AND PURCHASE OBLIGATIONS

    We are obligated to sell, and Aquila/UtiliCorp is obligated to purchase, the capacity of the Aquila/ UtiliCorp unit and associated electricity, other than test electricity. Aquila/UtiliCorp will be required to accept any replacement power that we deliver if we choose to deliver replacement power when the Aquila/UtiliCorp unit is unavailable. After commercial operation of the Aquila/UtiliCorp unit, we are not obligated to deliver power from another source, but we may elect to provide replacement power during a forced outage or a force majeure event or when Aquila/UtiliCorp's unit is unavailable for any reason. Aquila/UtiliCorp must make monthly payments to us that include a reservation payment, an energy payment, start-up payments and system upgrade credits. Aquila/UtiliCorp's aggregate payment to us may be increased or decreased depending on whether the Aquila/UtiliCorp unit produces electricity above or below a specified level of fuel efficiency or "guaranteed heat rate".

RESERVATION PAYMENTS

    The reservation payments begin on the guaranteed delivery date. The reservation payments for the Aquila/UtiliCorp unit are calculated according to a formula based on the tested capacity of the Aquila/ UtiliCorp unit and the reservation charge as described below:

Reservation            (contract capacity up to 267 megawatts X reservation
payment =              charge) + (surplus supplemental capacity greater than 267
                       megawatts X surplus reservation rate)

    The reservation charge for the first five years after the guaranteed delivery date is $4.90 and the reservation charge is $5.00 at any time after the first five years after the guaranteed delivery date, including during the extended term. The surplus reservation rate is $2.50. The contract capacity is the sum of the standard capacity and supplemental capacity at summer conditions, measured by a test conducted at least annually. We will have the right to retest and reestablish the contract capacity at any time upon 48 hours notice and Aquila/UtiliCorp will have the right to require such a retest upon five days notice if Aquila/UtiliCorp believes that the contract capacity is overstated by at least 10 megawatts for a period of at least 90 days.

AVAILABILITY ADJUSTMENT

    The availability adjustment is meant to adjust the reservation payment according to how reliably the unit operates. The availability adjustments are calculated in several steps with the end result being a decrease in the reservation payment if the unit performs poorly during a year, particularly if the unit performs poorly during the summer. The availability adjustment occurs monthly with an annual availability adjustment true-up.

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
    The first step in the calculation of the availability adjustment is keeping track of all forced outage hours for the Aquila/UtiliCorp unit. In general, any hour in which the unit cannot deliver power when dispatched is counted as a forced outage hour unless the hour has been pre-agreed as an outage or unless the hour is otherwise excused. A forced outage hour is defined as any hour in which a unit is not fully or partially available to generate the electricity requested by Aquila/UtiliCorp other than:

    - scheduled maintenance hours;

    - force majeure hours;

    - excused hours;

    - non-delivery due to imbalances if we are responsible for the payment of any penalty imposed by the interconnected utility for the imbalance; or

    - hours in which we elect to be responsible for replacement power, which are described below under "--Forced Outages and Replacement Power".

For example, if a critical piece of equipment breaks, and it is not due to a force majeure event such as a tornado, then all of the hours in which Aquila/UtiliCorp would have dispatched the unit will be counted as forced outage hours until the equipment is repaired or replaced, unless we elect to be responsible for replacement power during the outage. Similarly, if a piece of equipment breaks which causes the output of a unit to be 50% of the maximum output of the unit, and the breakage is not due to a force majeure event and we do not elect to be responsible for replacement power, then 50% of each hour in which Aquila/UtiliCorp would have dispatched the unit until the equipment is repaired or replaced will be counted as forced outage hours.

    The second step in the calculation of the availability adjustment is the determination of an availability adjustment factor for each month. The availability adjustment factor for a month in which the number of forced outage hours are less than 4% of the hours during which the Aquila/UtiliCorp unit would have been available is 1.00. The availability adjustment factor for a month in which the number of forced outage hours is greater than 4% of the hours during which the Aquila/UtiliCorp unit would have been available decreases on a 1:1 basis for forced outage hours greater than 4%.

    The monthly availability adjustment is calculated according to the formula below:

Monthly availability               (the sum of the unadjusted reservation payments for each
adjustment =                       month of the calendar year in which the monthly availability adjustment is being computed) X the value factor for each
                                   month shown in the table below X (1 MINUS the availability adjustment factor)

    The calculation of the monthly availability adjustment takes into consideration the relative value of the unit during the summer electricity peak season. Having the unit available to generate electricity in the summer is more valuable than other times of the year. We have agreed to reflect this increased

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
value in the calculation of the availability adjustment by using the weighing factor. The weighing factors for each month are as shown below:

YEAR 2000                                                     WEIGHING FACTOR
---------                                                     ---------------
June........................................................       14.4%
July........................................................       26.3%
August......................................................       24.2%
September...................................................       10.2%
October.....................................................        9.4%
November....................................................        7.7%
December....................................................        7.8%

YEAR 2001--END OF TERM                                        WEIGHING FACTOR
----------------------                                        ---------------
January.....................................................        8.3%
February....................................................        7.1%
March.......................................................        4.5%
April.......................................................        3.9
May.........................................................        6.2%
June........................................................       10.0%
July........................................................       18.3%
August......................................................       17.2%
September...................................................        7.3%
October.....................................................        6.1%
November....................................................        5.6%
December....................................................        5.5%

    The total effect of each monthly availability adjustment is to reduce a monthly reservation payment by the relative weight of the reservation payment during the year if the unit is unexpectedly unavailable greater than 4% of the otherwise available hours of the month.

    The annual availability adjustment true-up is calculated in the same manner as the availability adjustment for a month, but with an allowance of 3% of the hours during which the Aquila/UtiliCorp unit that would have been available during such year had no forced outage occurred. If the annual availability adjustment for any year is greater than the sum of monthly availability credits previously determined for that year, then the difference is due to Aquila/UtiliCorp as a credit against the reservation payments otherwise due.

    The reservation payments may be adjusted as a result of any delay in achieving commercial operation of the Aquila/UtiliCorp unit beyond the guaranteed delivery date. If such a delay occurs, we may adjust the reservation payments during the period after the guaranteed delivery date until the commercial operation date. Each month during such period the delivery delay adjustment would be calculated and subtracted from the reservation payment due to us for such month.

Delivery Delay               [(reservation charge) X (months in the year) X number of
Adjustment =                 days of delay in the month X 267 megawatts X weighing factor for the month shown in the table above)]/number of days in the month

    If the delivery delay adjustment is greater than the reservation payment due to us for a month, any remaining amounts of such delivery delay will be used as a credit to Aquila/UtiliCorp toward the reservation payment in future months.

ENERGY PAYMENTS

    The energy payment is equal to the product of the electricity delivered to Aquila/UtiliCorp at the interconnection point with the Tennessee Valley Authority or Entergy systems times a rate of $1.00 per megawatt hour multiplied by an index based on the gross domestic product implicit price deflator index.

START PAYMENTS

    If the number of starts of the Aquila/UtiliCorp unit exceeds 200 per year, then Aquila/UtiliCorp must pay us the product of $5,000 and the number of starts in excess of 200.

SYSTEM UPGRADE CREDITS

    Under our interconnection agreements with the Tennessee Valley Authority and Entergy, the Tennessee Valley Authority and/or Entergy could provide Aquila/UtiliCorp with a credit or discount for transmission service due to our payment for system upgrades on the Tennessee Valley Authority's and Entergy's systems. Although the Tennessee Valley Authority and Entergy have agreed to pay these credits to us directly, the Aquila/UtiliCorp power purchase agreement has a provision for Aquila/ UtiliCorp to pay us a system upgrade credit in the amount of any payment, credit or discount received by them under their agreements with Entergy and the Tennessee Valley Authority, to the extent such credit is attributable to our payment for system upgrades.

GUARANTEED HEAT RATE PAYMENTS

    Aquila/UtiliCorp will pay us, or we will pay Aquila/UtiliCorp, the difference between the cost of fuel actually consumed by the Aquila/UtiliCorp unit while it is dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency as described below under "--Heat Rate Guarantee."

OPERATION AND MAINTENANCE

    We must operate and maintain the Aquila/UtiliCorp unit and common facilities in accordance with prudent industry practice and the other requirements of the Aquila/UtiliCorp power purchase agreement, which requires us, for example, to comply with all laws. We must inform Aquila/UtiliCorp on a daily basis of the generating capacity of the Aquila/UtiliCorp unit and any limitations, restrictions, deratings or outages affecting the Aquila/UtiliCorp unit for the next day. We must provide Aquila/ UtiliCorp with ongoing access to the site and various operational information concerning our power facility.

MAINTENANCE SCHEDULING

    Each year we and Aquila/UtiliCorp will work together to develop a schedule for the maintenance outages of the Aquila/UtiliCorp unit based upon Aquila/UtiliCorp's projected dispatch schedule. We have agreed not to perform any scheduled maintenance on the Aquila/UtiliCorp unit during the period from June 15 through September 15 without Aquila/UtiliCorp's consent. The number of hours allotted for scheduled maintenance hours of the Aquila/UtiliCorp unit is 336 hours in the years in which a combustion inspection will occur, 480 hours in the years in which a hot gas inspection will occur and 840 hours in the years in which a major inspection will occur. We may also reschedule up to 120 hours per year of scheduled maintenance outages with at least two days notice.

SCHEDULING, DISPATCH AND DELIVERY

    The Aquila/UtiliCorp unit will be fully dispatchable by Aquila/UtiliCorp, and will operate on automatic generation control if directed by Aquila/UtiliCorp or the designated control center on behalf of Aquila/UtiliCorp. On a daily basis, Aquila/UtiliCorp will provide us with the projected hourly scheduled dispatch of the following day. The Aquila/UtiliCorp unit must operate consistent with manufacturers' recommendations and design parameters agreed upon by Aquila/UtiliCorp and us, such as a minimum steady-state load of 70% of the standard capacity.

FORCED OUTAGES AND REPLACEMENT POWER

    A forced outage is defined in the Aquila/UtiliCorp power purchase agreement to be the inability the Aquila/UtiliCorp unit to partially or fully generate its output as dispatched by Aquila/UtiliCorp, other than due to scheduled maintenance, force majeure or a delivery excuse. In the event of a forced outage, we may, at our option, avoid incurring the forced outage hours by providing or paying for replacement power.

    Whenever a forced outage of the Aquila/UtiliCorp unit occurs, the following process is initiated. As soon as possible, and no later than 48 hours after the beginning of the outage, we must notify Aquila/UtiliCorp of our assessment of the situation, the expected duration of the outage, and our election regarding replacement power during the initial portion of the outage and during the remainder of the outage. During the initial portion of the outage, which is the period from the beginning of the outage until midnight of the second following day, we may elect either:

    - to pay Aquila/UtiliCorp for the incremental cost of obtaining replacement capacity and electricity in excess of the costs of capacity and electricity under the Aquila Power Purchase Agreement; or

    - to count the hours as forced outage hours in the calculation of the availability adjustment.

    Our election for the remainder of the outage may be:

    - to provide replacement capacity and electricity to Aquila/UtiliCorp. In this case, we will be paid for such replacement capacity and electricity as if it were supplied from the Aquila/UtiliCorp unit;

    - to require Aquila/UtiliCorp to secure replacement capacity and electricity. In this case we would pay Aquila/UtiliCorp's incremental cost of obtaining replacement capacity and electricity in excess of the cost of capacity and electricity under the Aquila/UtiliCorp power purchase agreement; or

    - to count the outage hours as forced outage hours when calculating the availability adjustment factor.

    During the outage we will try diligently to remedy the situation. The outage will end when the Aquila/UtiliCorp unit returns to service.

    Replacement power will consist of electric generating capacity and electricity having substantially similar characteristics to the capacity and electricity to be supplied under the Aquila/UtiliCorp power purchase agreement.

ELECTRICAL INTERCONNECTION

    We will own, operate, maintain and control all of the interconnection facilities up to the point of interconnection of our power facility with Entergy's and/or the Tennessee Valley Authority's systems. Aquila/UtiliCorp will be responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required by the Federal Energy Regulatory Commission, Entergy, the Tennessee Valley Authority, any independent system operator or any other transmission utility for the delivery and transmission of electricity beyond the interconnection points between our power facility and the Tennessee Valley Authority and Entergy systems. Aquila/UtiliCorp is obligated to continue to make reservation payments under the Aquila/UtiliCorp power purchase agreement whether or not transmission service is available for the output of the Aquila/UtiliCorp unit. We are excused from non-performance if our power facility is disconnected from the Tennessee Valley Authority or Entergy systems due to a Tennessee Valley Authority or Entergy system emergency. See "--Force Majeure Events and Delivery Excuse," "--Entergy Interconnection Agreement" and "--Tennessee Valley Authority Interconnection Agreement."

FUEL ARRANGEMENTS

    The Aquila/UtiliCorp power purchase agreement is what is referred to as a tolling arrangement. Aquila/UtiliCorp is obligated to supply and pay for fuel for the Aquila/UtiliCorp unit. Aquila/UtiliCorp will continue to make reservation payments under the Aquila/UtiliCorp power purchase agreement whether or not they are able to deliver fuel to our power facility (as long as their inability to deliver fuel is not due to our negligence, such as if we do not interconnect our power facility to any gas transportation pipelines). Aquila/UtiliCorp will pay us, or we will pay Aquila/UtiliCorp, the difference between the cost of fuel actually consumed by the Aquila/UtiliCorp unit while it is dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency, as described below under "--Heat Rate Guarantee".

    Aquila/UtiliCorp is obligated to arrange, procure, supply, nominate, balance, transport and deliver to the lateral natural gas pipeline the amount of fuel necessary for the Aquila/UtiliCorp unit to generate the net electrical output dispatched by Aquila/UtiliCorp from the Aquila/UtiliCorp unit.

    We have the right to require Aquila/UtiliCorp to provide fuel to us during the commissioning and testing of the Aquila/UtiliCorp unit prior to the commercial operation date.

    Aquila/UtiliCorp must use all commercially reasonable efforts to cause any fuel delivered to be in conformity with the quality requirements under the ANR Pipeline and Tennessee Gas agreements. Aquila/UtiliCorp must pay for any costs resulting from cleaning and clearing our power facility due to our acceptance of fuel not conforming to such quality requirements. In addition, Aquila/UtiliCorp will use commercially reasonable efforts to deliver gas at a specified pressure level. As to fuel not conforming to the pressure requirements, depending upon the degree of nonconformity, we may either declare a force majeure and not accept the fuel due to such nonconformity or elect to accept the fuel despite the nonconformity. If we elect to declare force majeure due to such nonconformity, Aquila/ UtiliCorp will be relieved from its obligation to pay the reservation payment. If any portion of the capacity of the Aquila/UtiliCorp unit is not available as a result of the force majeure event for more than 336 consecutive hours or 505 cumulative hours in any calendar year, Aquila/UtiliCorp will have the right to cause the installation of gas compression at our power facility, and the costs of the installation will be shared equally by Aquila/UtiliCorp and us. If Aquila/UtiliCorp elects not to cause the installation of gas compression, then Aquila/UtiliCorp will be obligated to pay us the reservation payment associated with all hours of the force majeure event for that calendar year.

    We must obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline, and we must construct or cause the construction of the lateral natural gas pipeline in a timely manner and with a capacity sufficient to deliver fuel to operate our entire power facility at its hourly maximum output level. We must operate and maintain the lateral natural gas pipeline and reserve transportation rights on the lateral natural gas pipeline sufficient for the delivery of fuel to operate our entire power facility at its hourly maximum output level. No other person can have a right to transport fuel on the lateral natural gas pipeline superior to Aquila/UtiliCorp except as may be required by law. We will supply Aquila/UtiliCorp with access to the Trunkline Gas Company pipeline as long as that access does not increase our costs or affect our schedule.

HEAT RATE GUARANTEE

    Aquila/UtiliCorp will pay us, or we will pay Aquila/UtiliCorp, the difference between the cost of fuel actually consumed by the Aquila/UtiliCorp unit while it is dispatched above minimum load and the cost of fuel that would have been consumed based on a guaranteed fuel efficiency or "heat rate". Heat rate is the common technical term in the industry to measure fuel efficiency, and is the amount of heat input per unit output. The only significant difference between fuel efficiency and heat rate is that the measurement units of heat rate are inverted from what is normally thought of as fuel efficiency, so as fuel efficiency increases, the heat rate decreases.

    A tracking account will be maintained to track the difference between the actual amount of fuel required to generate the dispatched electricity and the amount of fuel expected to be required to generate the dispatched electricity based on the guaranteed heat rate. The fuel used for operations below the minimum load during start-ups and shutdowns is not considered in this calculation. There is no heat rate guarantee below minimum load. If the actual amount of fuel required to generate the dispatched electricity varies from the expected amount of fuel required to generate the dispatched electricity at the guaranteed heat rate, then a balance will accrue in the tracking account to credit us or Aquila/UtiliCorp as appropriate. The amount added or subtracted from the tracking account will be the actual fuel cost increase or fuel cost savings, or the best estimate if the actual amount cannot be exactly known. If the actual amount of fuel consumed is greater than the amount of fuel calculated on the basis of the guaranteed heat rate, then we will pay Aquila/UtiliCorp the actual or estimated cost for the excess fuel. If the actual amount of fuel consumed is less than the guaranteed heat rate, then Aquila/ UtiliCorp will pay us an amount equal to the actual or estimated cost of the fuel savings. The guaranteed heat rate is determined by the product of a seasonal standard heat rate (7.000 MMBtu per megawatt hour for June through September and 6.900 MMBtu per megawatt hour for October through May) multiplied by a predetermined heat rate adjustment factor for partial load. This heat rate adjustment factor is always greater than 1.000 in order to account for fuel efficiency decreases at lower load points than the optimal output. The guaranteed heat rate for the supplemental capacity is 9.500 MMBtu/MWh.

CREDIT SUPPORT

    We must provide Aquila/UtiliCorp the documentation of our debt service coverage ratio which we provide to the collateral agent. If our debt service coverage ratio for each of the previous four consecutive calendar quarters is less than 1.25 to 1.00 then we must provide Aquila/UtiliCorp, upon their request, reasonable security for our obligations. The security must be in an amount equal to $5.00 per kilowatt of the contract capacity or approximately $1,300,000. We must maintain this security until the earlier of the date on which:

    - we provide Aquila/UtiliCorp documentation that our debt service coverage ratio was 1.25 to 1.00 or greater for a period of four consecutive calendar quarters; or

    - the termination of the agreement, and the full payment by us to Aquila/UtiliCorp of all amounts that we owe Aquila/UtiliCorp.

FORCE MAJEURE EVENTS AND DELIVERY EXCUSE

    Either party is excused from performing its obligations due to events which are not in its reasonable control and which do not result from its fault or negligence. The Aquila/UtiliCorp power purchase agreement contains several examples of force majeure events such as floods, hurricanes, tornadoes, sabotage, terrorism, war, riots or public disorders and emergency conditions. The power purchase agreement identifies the following events as events which are not force majeure events:

    - causes or events resulting from ambient temperature;

    - failures or delays caused by a strike at the project, except to the extent caused by a national strike;

    - the unavailability of equipment except to the extent caused by an event that is otherwise a force majeure event and could not have been avoided by prudent industry practices;

    - changes in market conditions that affect the price of energy or capacity;

    - failure to timely apply for government approvals; and

    - delivery excuse.

If a party fails to perform under the Aquila/UtiliCorp power purchase agreement because of a force majeure event, and the non-performance continues for a period exceeding 18 consecutive months, the other party may terminate the Aquila/UtiliCorp power purchase agreement. If the guaranteed delivery date or the commercial operation date is delayed for a period exceeding 12 months due to force majeure events, Aquila/UtiliCorp may terminate the Aquila/UtiliCorp power purchase agreement. If we are unable to deliver all or part of the actual contract capacity of the Aquila/UtiliCorp unit due to a force majeure event affecting us, then Aquila/UtiliCorp will not be obligated to make the payment associated with the capacity which was not available due to that force majeure event. A force majeure event will not affect Aquila/UtiliCorp's obligation to pay the reservation payment for replacement power and will not affect any other payment obligation of Aquila/UtiliCorp.

    We are not liable for or in breach of the Aquila/UtiliCorp power purchase agreement to the extent performance of our obligations is delayed or prevented by circumstances defined in the agreement as "delivery excuse". Our failure to deliver is excused when it is due to non-performance of Aquila/ UtiliCorp, such as if Aquila/UtiliCorp fails to arrange for fuel to be supplied and delivered to our power facility, or fails to arrange for transmission of electricity away from our power facility. We are also excused from non-performance due to any event of default of Aquila/UtiliCorp, any delay or failure by Aquila/UtiliCorp in giving any approval within the times required, any delay or failure by Aquila/UtiliCorp in performing any of its obligations or any emergency condition presenting an imminent danger or significant disruption on the Entergy system or the Tennessee Valley Authority system that results directly from an act or failure to act by Aquila/UtiliCorp. During periods when we cannot perform our obligations, referred to as delivery excuses, Aquila/UtiliCorp will continue to make reservation payments to us, and the non-delivery hours will not count as forced outage hours in the availability adjustment calculation.

DEFAULTS AND REMEDIES

    The following are events of default under the Aquila/UtiliCorp power purchase agreement:

    - the failure of either party to make a payment within 30 days after notice that payment is due;

    - the failure of either party to comply with any material provision of the Aquila/UtiliCorp power purchase agreement within 30 days after notice has been given, or up to 90 days after notice has been given if reasonable due diligence is being used to cure the failure;

    - any bankruptcy, insolvency or similar event affecting either party which is not cured within 60 days for voluntary events and within 90 days for involuntary events;

    - the failure of either party to comply with the assignment provisions which is not cured within 30 days after notice;

    - any representation made by either party found to be false in any material respect which is not cured within 30 days after notice; or

    - our failure to maintain a contract capacity of at least 210 megawatts for a period of 240 days.

    Upon an event of default, the non-defaulting party may establish a date, which will be 30 days after notice is given, on which the Aquila/UtiliCorp power purchase agreement would be canceled if the event of default has not been cured, withhold any payment due, and pursue any other remedies available at law or in equity.

INDEMNIFICATION

    We will indemnify and hold harmless Aquila/UtiliCorp, and Aquila/UtiliCorp will indemnify and hold us harmless, from all claims, demands, losses, liabilities and expenses for personal injury or death or damage to property arising out of the indemnifying party's performance under the Aquila/UtiliCorp power purchase agreement.

LIMITATION ON LIABILITY

    Prior to the commercial operation of the Aquila/UtiliCorp unit, our liability to Aquila/UtiliCorp is limited to paying only the incremental costs of any replacement power through the termination date of the Aquila/UtiliCorp power purchase agreement. After the commercial operation date of the Aquila/UtiliCorp unit we have no obligation to supply replacement power other than as reflected in the calculation of the availability adjustment or the termination remedies available under the Aquila/UtiliCorp power purchase agreement. Aquila/UtiliCorp's liability to us is limited only to the reservation payments through the term of the agreement. The Aquila/UtiliCorp power purchase agreement provides that, unless expressly provided otherwise in the Aquila/UtiliCorp power purchase agreement, neither party is liable to the other for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, by statute, in tort or contract or any other indemnity provision or otherwise.

ASSIGNMENT

    Aquila Energy Marketing Corporation may assign the Aquila/UtiliCorp power purchase agreement to any affiliate of UtiliCorp without our consent provided that UtiliCorp remains a party to the Aquila/UtiliCorp power purchase agreement and remains jointly and severally liable for the assignee's obligations in the Aquila/UtiliCorp power purchase agreement.

    Other than described above, neither party may assign the Aquila/UtiliCorp power purchase agreement without the other party's prior written consent, such consent not to be unreasonably withheld. It has been agreed that it is not reasonable to withhold consent to an assignment to a party if the assignee has a credit rating equal to or greater than the credit rating of the assigning party.

    If the collateral agent forecloses on our interests in our power facility based on a breach under a power purchase agreement relating to the output of any unit other than the Aquila/UtiliCorp unit, then, so long as the Aquila/UtiliCorp power purchase agreement is a valid and binding agreement, the foreclosing party will be required to assume and perform our obligations under the Aquila/UtiliCorp power purchase agreement on a prospective basis, but will not be required to assume any outstanding liability under the agreement.

                             CONSTRUCTION CONTRACT

    We are party to the Turnkey Engineering, Procurement and Construction Contract dated as of July 22, 1998 with BVZ Power Partners-Batesville. BVZ Power Partners is a joint venture between Black & Veatch Construction, Inc. and H.B. Zachry Company. The construction contract provides for the design, engineering, procurement, and construction of our entire power facility, other than the electrical substation and transmission lines. BVZ Power Partners' work under the construction contract is not complete until they have successfully tested our power facility. We issued a notice to proceed to BVZ Power Partners commencing BVZ Power Partners' work on August 28, 1998.

CHANGE ORDERS

    The construction contract has been amended by the notice to proceed and the following Change Orders:

    - Change Order 001 effective as of October 22, 1998,

    - Change Order 002 effective November 2, 1998,

    - Change Order 003 effective November 5, 1998,

    - Change Order 004 effective November 5, 1998,

    - Change Order 005 effective December 10, 1998,

    - Change Order 006 effective February 1, 1999,

    - Change Order 007 effective April 12, 1999,

    - Change Order 008 effective July 2, 1999,

    - Change Order 009 effective September 23, 1999,

    - Change Order 010 effective October 25, 1999,

    - Change Order 011 effective October 25, 1999,

    - Change Order 012 effective December 15, 1999,

    - Change Order 013 effective December 15, 1999,

    - Change Order 014 effective January 5, 2000, and

    - Change Order 015 effective February 4, 2000.

    The effect of these change orders on the construction contract are described below.

CONSTRUCTION CONTRACT PRICE AND GUARANTEED COMPLETION DATES

    The fixed price under this construction contract is $240,174,000, which reflects a net increase of $176,000 in the contract price as a result of the change orders we have issued.

    The guaranteed completion dates under the construction contract as adjusted by the change orders are:

    - July 16, 2000 for the first unit,

    - July 26, 2000 for the second unit and

    - July 31, 2000 for the third unit.

If BVZ Power Partners does not meet the guaranteed completion dates, it will be liable for liquidated damages for delay as described below under "--Liquidated Damages for Delay".

JOINT AND SEVERAL LIABILITY; SURETY

    H.B. Zachry Company and Black & Veatch Construction, Inc. are jointly and severally liable under the construction contract. Black & Veatch, LLP, the parent of Black & Veatch Construction, Inc., has executed a guarantee agreement dated July 22, 1998, guaranteeing all performance and payments by BVZ Power Partners under the construction contract.

    A performance bond in the amount of $239,998,300 and a payment bond in the amount of $239,998,300 have been supplied for the construction contract by Continental Casualty Company

(whose insurer financial strength rating is Al from Moody's Investors Services and A+ (outlook negative) from Standard & Poor's Ratings Group) acting as surety for Black & Veatch Construction, Inc. and the United States Fidelity and Guaranty Company (whose insurer financial strength rating is Al from Moody's Investors Services and AA from Standard & Poor's Ratings Group) acting as surety for H.B. Zachry Company.

    The performance and payment bonds support BVZ Power Partners' obligations under the construction contract. If BVZ Power Partners fails to perform the construction contract, the surety under the performance bonds will arrange for BVZ Power Partners to complete and perform the construction contract, undertake to perform and complete the construction contract itself, through its agents or through independent contractors, or arrange for a third party to perform and complete the construction contract.

    If BVZ Power Partners fails to pay for labor, materials, and equipment furnished for use in the performance of the construction contract then under the payment bond, the surety will arrange for that payment.

BVZ POWER PARTNERS'S RESPONSIBILITIES

    BVZ Power Partners is responsible for all aspects of the work under the construction contract other than our responsibilities under the construction contract, which are described below.

    In connection with its undertakings, BVZ Power Partners acknowledges:

    - the satisfactory nature, location, character and accessibility of the site for its work;

    - any existence of surface or subsurface obstacles to its work, the location and character of existing or adjacent work or structures and other general and local conditions which might effect its work or the performance of its work;

    - that the contract price and construction schedule are based on and reflect the existence of these conditions;

    - that BVZ Power Partners will not be entitled to a change order as a result of the existence of these conditions.

    If any pre-existing hazardous materials or archeological remains or artifacts are discovered, BVZ Power Partners has no obligation to remove, handle or transport those items. To the extent that these pre-existing items or their removal delays their work, BVZ Power Partners may request a change in the schedule and/or the contract price.

    In addition, BVZ Power Partners must provide to us a list of spare parts and expendable materials for all major machinery, equipment, materials, supplies and other goods supplied under the construction contract.

OUR RESPONSIBILITIES

    We are responsible to:

    - pay for major equipment and other machinery and materials, including the combustion turbine generators, the steam turbine generators, the heat recovery steam generators and the transformers;

    - provide the electrical, natural gas, water and other interconnection facilities that are not within BVZ Power Partners' responsibility;

    - make reasonable efforts to purchase and deliver the spare parts and expendable materials for all major machinery, equipment, materials, supplies and other goods supplied under the construction contract prior to the substantial completion of the first unit; and

    - supply all of the consumable items required for commissioning, operation and testing of our power facility. This includes all chemicals, lubricants, fuel, water, electricity and other utilities, except excess fuel used during testing as described below.

BVZ Power Partners must pay for any fuel consumed in excess of an allocated test fuel quantity of 2,924,000 MMBtu. The gross revenue received by us from the sale of energy during any acceptance test will be credited to BVZ Power Partners up to the aggregate cost incurred by BVZ Power Partners for the test fuel in excess of 2,924,000 MMBtu.

PAYMENT AND ACCEPTANCE OF WORK

    The current contract price of $240,174,000 is the sum of BVZ Power Partners' direct costs and our costs of approximately $160,000,000 for major equipment which we have directly purchased or will directly purchase. The contract price excludes any tax reimbursements to be made by us to BVZ Power Partners and could be adjusted by change order. Payments are made to BVZ Power Partners based upon a schedule of values for the construction of our power facility. The schedule of values follows the construction schedule, with specific amounts due after the completion of specific elements of our power facility. BVZ Power Partners must submit monthly invoices detailing its progress toward meeting each element on the construction schedule. We will pay accordingly, provided we do not reject BVZ Power Partners' claim of completion of an item, and provided that BVZ Power Partners does not submit an invoice which would result in over 105% of the estimated cash flow in the schedule of values being invoiced. We have received invoices from BVZ Power Partners totaling approximately $224,542,000 (excluding the tax reimbursements).

    As security for BVZ Power Partners' performance under the construction contract, we will retain 5% of each monthly payment until the later of

    - substantial completion of their work, including completion of the acceptance tests or completion and

    - expiration of any remedial construction plan, and the payment of any liquidated damages. A remedial construction plan will be created if BVZ Power Partners gives us notice that they will not complete their work by the guaranteed completion date. During the remedial period, we will assess liquidated damages for the delay.

At the time of completion or the expiration of any remedial construction plan, we will pay the retained amount less an amount equal to twice the estimated cost of punchlist items. Punchlist items are loose-ends which have not been completed, but are not required to operate our power facility commercially in a safe manner. An example of a punchlist item is to apply paint to a building. We will pay BVZ Power Partners the retained amounts quarterly as the punchlist items are completed.

    We may withhold payment for any defective work not remedied and any liens or claims that BVZ Power Partners is liable for other than:

    - third party claims provided for and accepted by an insurance company;

    - uninsured damages;

    - default by BVZ Power Partners;

    - overpayment; or

    - a good faith dispute.

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TITLE TO WORK AND RISK OF LOSS

    BVZ Power Partners guarantees that the legal title to its work and the materials and equipment it provides under the construction contract will pass free and clear of any liens, claims, security interests or other encumbrances upon each progress payment. BVZ Power Partners will bear the risk of loss, care and custody and control of any equipment and materials until the substantial completion of each related unit and its common facilities.

WARRANTIES

    BVZ Power Partners warrants that:

    - the work and equipment will be new when installed and free from defects or deficiencies in materials, workmanship, title or otherwise;

    - each generating unit and that portion of our power facility covered by the construction contract will be designed, engineered and constructed in accordance with the requirements of the construction contract;

    - the installation of the materials and equipment will be in substantial accordance with the manufacturers' requirements;

    - the work will be year 2000 compliant; and

    - the work will be performed in accordance with all laws and capable of operating in compliance with all laws.

    Each generating unit's warranty extends one year after its substantial completion. For the common facilities the warranty extends one year from substantial completion of our power facility. We may extend the warranty on the three units for an additional year for an additional $1,539,000. The warranties do not extend to:

    - defects or deficiencies resulting from ordinary wear and tear;

    - failure to operate or maintain our power facility properly; or

    - our negligence, unless it is a result of our reliance on information or instructions provided by BVZ Power Partners.

LIQUIDATED DAMAGES FOR DELAYS

    The current guaranteed completion dates for the three units are July 16, 2000, July 26, 2000 and July 31, 2000, subject to adjustment by change order. If BVZ Power Partners fails to substantially complete a unit by the day following its guaranteed completion date, then BVZ Power Partners must pay liquidated damages to us for each 24-hour period thereafter that BVZ Power Partners does not substantially complete that unit. The liquidated damages accrue in the amount of $43,333 per unit per day in the months from May through September and $33,333 per unit per day in the months from October through April.

    If we cannot operate a unit by the day following the substantial completion of a unit due to interference, damage or hindrance by BVZ Power Partners relating to the construction and achievement of substantial completion of any other unit or the common facilities, BVZ Power Partners must pay delay liquidated damages during the non-operation of that unit:

    - if prior to the guaranteed completion date, in an amount payable on the guaranteed completion date equal to the liquidated damages rate less $21,667 per unit per day from May through September and $16,667 per unit per day from October through April and

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    - if after the guaranteed completion date then at a rate of $43,333 per unit from May through September and $33,333 from October through April.

    If we cannot operate any unit or our power facility due solely to the failure of any acceptance tests conducted after the substantial completion of a unit or our power facility, then BVZ Power Partners must pay delay liquidated damages for the duration of the non-operation period at a rate of $43,333 per unit from May through September and $33,333 from October through April.

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PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES FOR PERFORMANCE

    BVZ Power Partners must achieve the following performance guarantees:

                                   PERFORMANCE GUARANTEE            GUARANTEED VALUE
                                   ----------------------   ---------------------------------
Maximum Unit Power Output
Guarantee (1)....................              285,400 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner in service,
                                                            evaporative cooler in service,
                                                            power augmentation in service

Unit Power Output Guarantee
(1)..............................              248,290 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner not in service,
                                                            evaporative cooler in service,
                                                            power augmentation out of service

Unit Heat Rate Guarantee (1).....      6,769 Btu/kWh (HHV)  95 DEG.F, 60% relative humidity,
                                                            duct burner not in service,
                                                            evaporative cooler in service,
                                                            power augmentation out of service

Auxiliary Load Guarantee.........               15,300 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner not in service,
                                                            evaporative cooler in service,
                                                            power augmentation out of service

Maximum Auxiliary Load
Guarantee........................               18,900 kW   95 DEG.F, 60% relative humidity,
                                                            duct burner in service,
                                                            evaporative cooler in service,
                                                            power augmentation in service

------------------------

(1) The Guarantee Value represents "gross" performance. To obtain "net" auxiliary loads must be subtracted.

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    BVZ Power Partners must also achieve guaranteed values for cooling tower performance, availability, reliability, start-up, sound level, emissions, and equipment capabilities.

    As one of the requirements to achieve substantial completion of a unit, the performance tests will have to demonstrate for that unit at least 96.25% of the unit power output guarantee, 94.25% of the maximum unit power output guarantee and not more than 104.25% of the unit heat rate guarantee. These three performance levels are collectively the performance minimums.

    If a unit achieves the performance minimums but not the performance guarantees by its specified completion date, BVZ Power Partners will have an additional 300 days from the specified completion date to achieve the performance guarantees. If BVZ Power Partners still fails to achieve those performance guarantees, BVZ Power Partners must pay performance liquidated damages. The performance liquidated damages vary by acceptance test and the level of deviation from the respective performance guarantee.

BONUSES FOR EARLY COMPLETION AND PERFORMANCE

    If BVZ Power Partners substantially completes all three units prior to the guaranteed completion date specified for the third unit then we must pay BVZ Power Partners a bonus of $50,000 for each 24-hour period of early completion. In addition, if BVZ Power Partners substantially completes the first unit prior to June 6, 2000, the second unit prior to June 16, 2000 and the third unit prior to June 21, 2000, it would be entitled to receive bonuses of up to $500,000, $500,000, and $500,000, respectively. BVZ Power Partners is also entitled to performance bonuses for exceeding some of the output related guaranteed values.

    The aggregate bonus that BVZ Power Partners can earn for early completion cannot exceed $4,500,000. The aggregate bonuses that BVZ Power Partners can earn for early completion and performance bonuses, together, cannot exceed $6,500,00.

LIMITATION ON LIABILITY

    The aggregate liability of BVZ Power Partners cannot exceed:

    - 5% of the contract price on account of any individual unit with respect to delay liquidated damages;

    - 15% of the contract price on account of any individual unit with respect to delay and performance liquidated damages;

    - 30% of the contract price, plus the full amount of any bonuses received by BVZ Power Partners for our power facility with respect to delay and performance liquidated damages.

    BVZ Power Partners' aggregate liability, including all liquidated damages for delay and performance, whether arising out of tort (including negligence), strict liability or any other cause of action (other than the indemnification of third parties) is limited to 100% of the contract price.

EVENTS OF DEFAULT AND TERMINATION

    We may terminate the construction contract if BVZ Power Partners fails to cure the following defaults within the applicable cure periods:

    - a transfer or sale of all or substantially all of BVZ Power Partners' assets;

    - a merger by BVZ Power Partners with or into another entity;

    - the institution of bankruptcy proceedings seeking to adjudicate BVZ Power Partners bankrupt or insolvent which are not dismissed within 30 days;

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    - a general assignment for the benefit of creditors or the appointment of a receiver for BVZ Power Partners due to its insolvency;

    - the institution of a voluntary bankruptcy by BVZ Power Partners or other similar reorganization;

    - the failure, neglect, refusal or inability to provide sufficient material, equipment, services or labor to perform under the terms of the construction contract if not diligently pursued within 15 days or cured within 30 days of notice;

    - the failure to make prompt payment of undisputed invoices due to subcontractors within 15 days of notice;

    - a disregard for or breach of any laws if not diligently pursued within 15 days or cured within 30 days of notice;

    - a breach of any representation or warranty given to us if not diligently pursued within 15 days or cured within 30 days of notice;

    - a failure to correct any defective work performed under the construction contract or within the warranty period if not diligently pursued within 15 days or cured within 30 days of notice; or

    - a default of a material obligation under the construction contract if not diligently pursued within 15 days or cured within 30 days of notice.

    We may also terminate the construction contract if BVZ Power Partners fails to substantially complete our power facility by the guaranteed completion date and cannot thereafter present a remedial plan that reasonably demonstrates that BVZ Power Partners can achieve substantial completion of our power facility by 300 days after the guaranteed completion date.

    If we terminate the construction contract early for cause then we may employ any other contractor to complete the work. BVZ Power Partners will be liable for any costs above the contract price. Upon termination by us, all liquidated damages then due must be paid by BVZ Power Partners.

    In addition, we may terminate the construction contract for convenience in whole or in part at any time. If this occurs then BVZ Power Partners must immediately cease their work, place no further orders, attempt to cancel any pending orders and execute only that work necessary for the preservation and protection of the already completed work. Upon a cancellation for convenience we are only liable to BVZ Power Partners for any unpaid aspects of their work properly performed by BVZ Power Partners, all retained amounts and all necessary costs of the termination.

    BVZ Power Partners may terminate the construction contract if we fail to pay undisputed amounts more than 90 days after they are due or if we fail to remedy any non-monetary default under the construction contract within 30 days of notice of such default.

CHANGES IN WORK

    No changes to the work or adjustments to the schedule, price or other agreed upon conditions may occur under the construction contract except in accordance with a change order in writing describing the change and its effect, if any, that is approved by the parties.

SUSPENSION

    We may suspend the performance of all or any portion of BVZ Power Partners' work. At any time thereafter, we may require BVZ Power Partners to resume performance of the suspended work. If this occurs we will extend the guaranteed completion dates and the construction schedule by a reasonable amount of time necessary to account for the suspended period and the contract price may be increased.

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Beginning 10 days after a payment is due, BVZ Power Partners may suspend their work during any period that we fail to pay to BVZ Power Partners any undisputed amounts.

INDEMNIFICATION

    BVZ Power Partners must indemnify us, our lenders and the independent engineer from any third party actions, proceedings, claims, damages, liabilities, interest, attorney's fees, costs and expenses arising from bodily injury or property damage caused by BVZ Power Partners' or its subcontractors' negligent act or omission or the presence, discharge, release or threatened release of any hazardous materials brought onto the site by BVZ Power Partners or a subcontractor.

    We and BVZ Power Partners must defend and indemnify each other against all claims made by any governmental authority claiming taxes, duties or fees that we or BVZ Power Partners, respectively, are responsible for. These tax indemnification obligations survive the completion of our power facility and the expiration or termination of the construction contract. They continue for the period of the applicable statute of limitations for the assessment and collection of these taxes.

FORCE MAJEURE

    Either party is excused from performing its obligations due to an event which is beyond its reasonable control, such as a tornado, which are commonly known as force majeure events. An event of force majeure under the construction contract is defined to mean any act or event beyond the control of, and without the fault or negligence of, the entity relying on the act or event, if it prevents performance of an obligation by that entity, and is reasonably unforeseeable. The contract provides examples of force majeure events such as acts of God, landslides, lightning, earthquakes, fires or explosions, floods, epidemic, hurricanes, tornadoes, abnormal severe storms, accidents or delays in transportation that are a direct result of events enumerated in the contract, acts of a public enemy, wars, blockades, riots, rebellions, sabotage, insurrections, governmental actions or inactions or civil disturbance and national, local or regional strikes. Regional or local strikes do not constitute force majeure events if they involve BVZ Power Partners' or any subcontractor's employees at the project. The following events do not constitute force majeure events under the construction contract:

    - financial inability;

    - inability to obtain labor, equipment or materials unless the inability is the result of a force majeure event;

    - equipment failures due to wear and tear or defects;

    - changes in market conditions that affect the costs of goods or services;
      and

    - the failure to timely apply for permits or approvals.

    BVZ Power Partners must give us notice within 24 hours after BVZ Power Partners has actual knowledge of a force majeure event. In this notice BVZ Power Partners must also identify the event, the effect, the anticipated delay and additional costs due to the force majeure event. If it is impracticable to give such information BVZ Power Partners will provide us with supplemental notices as is reasonably possible. Within 10 days of receipt of the notice we will alter the construction contract to account for the increased costs of performance and/or extension of time. If we do not accept BVZ Power Partners' force majeure finding then the propriety of the change order must be submitted to dispute resolution.

ASSIGNMENT

    We may assign all or part of our right, title and interest in the construction contract to any of our affiliates, our lenders or successors to the ownership of our power facility without the prior written

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consent of BVZ Power Partners. In any other case than listed in the previous sentence, prior written consent of BVZ Power Partners is required for an assignment.

    BVZ Power Partners cannot assign any part or all of its interest in the construction contract without our prior written consent.

                         ENGINEERING SERVICES AGREEMENT

    We entered into a contract with Black & Veatch, LLP dated as of July 24, 1998 for the engineering services related to construction of the following infrastructure for our power facility:

    - the gas pipeline;

    - the water intake system at Enid Lake;

    - the water pipeline;

    - the wastewater discharge line; and

    - our project's substation and transmission lines.

    In this capacity Black & Veatch, LLP must:

    - develop the conceptual design and the turnkey bid packages for these facilities; and

    - develop the conceptual design for the interconnection of the infrastructure provided under each of the other construction contracts for our power facility.

    We must:

    - obtain all necessary permits and licenses;

    - provide all of the required specifications;

    - provide Black & Veatch, LLP with any soil data; and

    - advise Black & Veatch, LLP of the existence of all hazardous materials and any related disposal plans.

    We must pay to Black & Veatch, LLP the sum of 2.1 times its payroll costs plus expenses upon receipt of an invoice. We also must pay a carrying charge of 1.5% per month on all amounts unpaid 30 days following an invoice. A total of approximately $269,000 has been paid under the terms of this agreement.

    This contract will remain in effect until Black & Veatch deems that it has fulfilled its obligations under the agreement or until the agreement is terminated or cancelled by either us or Black & Veatch.

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
                     COMBUSTION TURBINE PARTS BLANKET ORDER

    Through a letter agreement dated July 20, 1998, we have committed to purchase and Westinghouse Power Generation has agreed to sell combustion turbine parts for our power facility.

SPARE PARTS

    We must purchase from Westinghouse Power Generation all combustion turbine spare parts for a combustion turbine required during the earlier of:

    - the first 48,000 equivalent base load operating hours of the combustion turbine; or

    - the period ending eight years from commercial operation of the combustion turbine.

    The spare parts must be delivered within Westinghouse Power Generation's standard lead times, but in any event must be delivered within twelve months of the request. If we require the spare parts earlier than the standard lead times:

    - Westinghouse Power Generation must attempt to expedite the delivery;

    - both parties must attempt to agree on any additional charges to be paid by us for expediting the order; and

    - if Westinghouse Power Generation cannot deliver the parts quickly enough or we and Westinghouse Power Generation cannot agree on the additional charges, then we may purchase the spare parts from another source that can deliver the parts substantially earlier.

PRICE

    The price for the initial order of parts is $2,095,606. We will receive a 20% discount from the original agreement price adjusted for inflation for any subsequent orders. We may elect to re-negotiate the letter agreement if the market price of the spare parts significantly decreases.

WARRANTIES

    Westinghouse Power Generation warrants that all parts will be free of defects in workmanship and materials for the earliest of:

    - 42 months from delivery;

    - 12 months from installation in the combustion turbine;

    - 8,000 equivalent base load operating hours after installation in the combustion turbine; or

    - 400 equivalent starts.

    However, the warranty will not extend longer than one year after the expiration of the term of the letter agreement.

EQUIVALENT BASE LOAD OPERATING HOURS AND EQUIVALENT STARTS

    The timing of maintenance and parts purchases, the warranties and the term of the letter agreement are linked to the amount of wear and tear on the combustion turbine parts, which is measured according to equivalent base load operating hours and equivalent starts.

    Equivalent base load operating hours is a measurement of the operation time that will result in approximately the same wear and tear as one hour of operation at base load burning natural gas. One hour of operating on natural gas at base load is one equivalent base load operating hour. Some operations, such as operation burning fuel oil, will cause more than one hour of equivalent wear and

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tear. Therefore, one hour of operation on fuel oil is counted as more than one equivalent base load operating hour. Although our power facility will not have the capability to burn fuel oil, we may have some operations where equivalent base load operating hours accumulate more rapidly than for one hour of operations.

    Equivalent starts refers to the number of normal starts that would result in approximately the same wear and tear as that caused by a normal start burning natural gas. A normal start results when the unit is started on natural gas according to the manufacturer's procedures. An event such as a trip off-line, an accelerated start or a start on fuel oil are counted as more than one equivalent start.

                      OPERATION AND MAINTENANCE AGREEMENT

    We are party to an operation and maintenance agreement with Cogentrix Batesville Operations dated August 24, 1998, under which Cogentrix Batesville Operations must provide operation and maintenance services for most of our project. Cogentrix Batesville Operations is an affiliate of ours. We believe that the terms of the operation and maintenance agreement are commercially reasonable. The operation and maintenance services under the operation and maintenance agreement are divided into two phases, the pre-commencement phase and the operational phase. The term of the agreement is for 27 years after substantial completion of the first generating unit of our power facility.

PRE-COMMENCEMENT PHASE SERVICES

    The pre-commencement phase provides for the transition of our project from construction to completion and ends upon the substantial completion of the first unit. Cogentrix Batesville Operations' responsibilities during this phase include:

    - staffing and hiring;

    - recruiting and training the personnel to operate our project;

    - developing the on-site rules, regulations and procedures;

    - operating and maintaining our project (where not the obligation of BVZ Power Partners); and

    - providing a pre-commencement phase budget and monthly progress reports as described below.

OPERATIONAL PHASE SERVICES

    Cogentrix Batesville Operations responsibilities during the operational phase include:

    - performing all operation and maintenance for each unit and our project;

    - arranging for the procurement of all materials and services required for the operation and maintenance services;

    - performing the daily administration and coordination of the power purchase agreements and the electrical interconnection agreements;

    - performing the daily administration and coordination of the fuel supply;

    - providing all reports, data and other information required by any agreements or permits; and

    - providing an annual operating budget and an annual operating plan.

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PRE-COMMENCEMENT PHASE BUDGET

    Cogentrix Batesville Operations must submit a proposed pre-commencement phase budget that contains itemized estimates of:

    - payroll, relocation and recruitment costs of employees;

    - subcontractor costs;

    - insurance costs;

    - management fees; and

    - material and service costs.

OPERATIONAL PHASE BUDGET

    Prior to the operational phase of our project Cogentrix Batesville Operations must propose an annual operating budget that contains estimates of the items listed above under "--Pre-Commencement Phase Budget" and a proposed inventory plan. We must approve any variation in this estimate from the agreed upon pre-commencement phase budget or in any line item of the annual operating budget that is the greater of 10% of that line item or $25,000.

REPORTING

    Cogentrix Batesville Operations must submit the following reports:

    - monthly progress reports covering all maintenance and operations for that month, any procurements, capital improvements, labor relations and significant interactions with power purchasers, other utilities or governmental authorities and reimbursable costs from the budget;

    - an annual operating plan that, pending our approval, describes the annual operation;

    - an annual maintenance plan for our project including hours of operation, holidays to be observed, schedule of services, consumption of fuels, projections of electricity sales and any other information that we may require;

    - an annual report comparing our project's operations with the annual operating plan and annual operating budget;

    - a monthly report summarizing the daily amounts of fuel delivered and accepted at our project and consumed by each generating unit; and

    - a proposed operation and maintenance plan, including scheduled outages, major maintenance plans and a budget, for the next three years.

PAYMENT

    We must pay Cogentrix Batesville Operations:

    - all reimbursable costs; and

    - an operating fee. The fee will be $390,000, payable in ten monthly installments for the work performed during the pre-commencement phase. The fee will be $500,000 per year, adjusted for inflation, payable in equal monthly installments during the operational phase. The monthly fee is only paid if we have sufficient funds for our debt service and reserve accounts in accordance with the financing documents.

    We must also pay some subcontractors for materials and services outside the scope of Cogentrix Batesville Operations' obligation under the operation and maintenance agreement. For example, the

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
purchase of combustion turbine spare parts under the combustion turbine spare parts blanket order described above is outside of the operation and maintenance agreement.

TERMINATION

    We may terminate the operation and maintenance agreement if:

    - Cogentrix Batesville Operations fails to perform under the agreement in accordance with prudent operating practices and, as a result of this failure, an availability adjustment factor as calculated under each of the power purchase agreements of at least 92% is not maintained for any fifteen consecutive month period and cash distributions are prohibited from being distributed for two consecutive quarters;

    - an availability adjustment factor of 90% is not maintained for a 15 consecutive month period and during that period our senior debt service coverage ratio is less than 1.10:1.00 for two consecutive quarters;

    - damage to a substantial portion of our project that cannot be repaired within one calendar year occurs; or

    - a work stoppage occurs by Cogentrix Batesville Operations' on-site personnel and Cogentrix Batesville Operations fails to provide replacement workers within ten days.

    Upon termination, Cogentrix Batesville Operations must:

    - discontinue its services;

    - make reasonable efforts to cancel or assign to us or a replacement operator any subcontractor contracts; and

    - take any other action as may be reasonably requested by us.

    We must pay Cogentrix Batesville Operations any amounts due under the contract through the time of termination and for any reasonable costs they incur in implementing the termination.

DEFAULT

    Each of the following will constitute an event of default by either us or Cogentrix Batesville Operations under the operation and maintenance agreement:

    - a material breach of the agreement for which a cure is not being diligently pursued within 30 days and which has not been cured within 90 days of notice, unless a material breach has occurred three times in a twelve month period, in which case no cure period will apply;

    - the voluntary filing of a bankruptcy petition, liquidation or reorganization;

    - admission of insolvency or inability to pay debts;

    - the filing of an involuntary bankruptcy petition, liquidation or reorganization, for which a cure is not diligently pursued within 30 days and which has not been cured within 90 days of notice;

    - failure to maintain good standing in the relevant state of organization;
      or

    - assignment for the benefit of creditors.

    If the default is not cured as provided in the agreement, then the non-defaulting party may terminate the agreement, exercise any other remedy available to it under the agreement and/or pursue another remedy under law or in equity.

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
INDEMNIFICATION/LIMITATION ON LIABILITY

    Each party to the operation and maintenance agreement indemnifies, holds harmless and defends the other against all liabilities, claims, demands, suits, legal proceedings, judgments, awards, losses, damages, costs or expenses (including reasonable legal fees and expenses) for bodily injuries, death or tangible property damage of third parties caused by any negligent act or omission, willful misconduct or strict liability of the indemnifying party or of anyone acting under that party's direction and control, including subcontractors. With the exception of indemnities to third parties, neither parties' liability can exceed the pre-commencement phase fee if the liability accrues during the pre-commencement phase or the management fee for the year in which the liability accrues if the liability accrues during the operational phase.

HAZARDOUS MATERIALS

    We must indemnify, hold harmless and defend Cogentrix Batesville Operations against all liability and costs incurred under environmental laws based on or related to preexisting hazardous materials at the project site. Cogentrix Batesville Operations must indemnify, hold harmless and defend us against all liability and costs with respect to hazardous materials introduced on the project site because of the services provided by them in violation of applicable law. Cogentrix Batesville Operations must arrange for the proper collection, removal and disposal of any hazardous materials furnished, used, applied, generated or stored at the project site. All costs associated with the transporting and disposing of the hazardous materials to or from the project site are considered reimbursable costs.

ASSIGNMENT

    Cogentrix Batesville Operations cannot assign the operation and maintenance agreement without our prior written consent, except for the assignment to:

    - a successor as the result of a merger, consolidation or reorganization;

    - a purchaser of Cogentrix Batesville Operations that is experienced in the operation and maintenance of facilities like ours; or

    - an affiliate of Cogentrix Batesville Operations, as long as this transfer does not release Cogentrix Batesville Operations of its obligations.

                         MANAGEMENT SERVICES AGREEMENT

    We are party to a management services agreement with LS Power Management dated August 24, 1998 to provide for management and administrative services for our project. LS Power Management is an affiliate of ours. We believe that the terms of the management services agreement are commercially reasonable. The agreement commences upon the notice to proceed under the construction contract and ends 27 years after substantial completion of the first generating unit of our power facility.

    In providing the management and administrative services, LS Power Management must:

    - handle all financial matters;

    - perform all accounting tasks necessary to maintain accurate financial records of the business and prepare and file all necessary tax returns in cooperation with an independent public accounting firm;

    - prepare and submit all filings required under any laws, regulations or ordinances and procure and maintain all governmental approvals required;

    - engage and supervise any independent contractors;

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    - purchase any materials, supplies and equipment required;

    - procure and maintain all insurance required; and

    - supervise and monitor all of our contracts pertaining to the construction and operation of our project.

PAYMENTS

    We must pay LS Power Management:

    - reasonable and necessary expenses incurred in its performance under this contract, including the portion of employee salaries, other than executive officer salaries, attributable to the management of our project. LS Power Management must submit a yearly budget to us for our approval detailing these expenses. For the year ended December 31, 1999 and for the year ended December 31, 1998, LS Power Management billed us approximately $1,043,000 and $368,000, respectively. We must approve any variation in that budget; and

    - a fee. The fee will be $400,000 per year, adjusted for inflation, payable in equal monthly installments.

TERMINATION

    A material breach of the management services agreement or failure to cure a non-monetary breach within 30 days of notice constitutes grounds for termination of the agreement by the non-defaulting party. However, our failure to pay a disputed amount is not grounds for termination. LS Power Management may terminate the agreement after the first 10 years of service under the agreement. We may terminate the agreement if LS Power Management and its affiliates' ownership interest in us equals or falls below 10%, although we must pay LS Power Management's fee for 12 months after the termination.

INDEMNIFICATION

    LS Power Management must indemnify us and our affiliates and any party providing us senior debt financing from any claim, suit or judgment and costs and expenses that arise because of any act or omission on LS Power Management's part, up to a limit of $500,000. We must indemnify LS Power Management and its affiliates from any claim, suit or judgment and costs and expenses that arise because of any act or omission on our part or on the part of anyone, including LS Power Management, acting on our behalf, up to a limit of $500,000. However, our indemnity excludes any act or omission caused by a breach of the management services agreement or by any gross negligence or willful misconduct on the part of LS Power Management.

DISPUTE RESOLUTION

    Any dispute involving matters of accounting treatment must be resolved through the binding resolution of a three member accounting panel consisting of an accountant appointed by each party and a third party accountant. Any other claims must first be mediated by a senior manager of each party. Failing that, either party may seek legal remedies or arbitration.

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                ENTERGY INTERCONNECTION AND OPERATING AGREEMENT

    We are a party to an interconnection and operating agreement with Entergy, dated May 18, 1998, as amended as of August 18, 1998, which allows us to interconnect our power facility to Entergy's transmission system.

TERM OF AGREEMENT

    The term of this agreement is 35 years, commencing on the date our power facility is interconnected to Entergy's transmission system. The agreement automatically renews for succeeding five-year terms unless either party gives three years written notice prior to the date of termination.

OUR INTERCONNECTION FACILITIES

    We must design, construct, operate and maintain our interconnection facilities. Our interconnection facilities include all electric metering, protection and other facilities which are located on our side of the interconnection point. The interconnection point is located at Entergy's existing substation. The design specifications and requirements for our interconnection facilities must be reviewed and approved by Entergy.

ENTERGY'S INTERCONNECTION FACILITIES

    Entergy must design, construct, install, own, operate and maintain its interconnection facilities and system upgrades. Entergy's interconnection facilities will include all the necessary equipment required to interconnect Entergy's system with our interconnection facilities. We will reimburse Entergy for all reasonable costs associated with performing this work. The cost for the reimbursable interconnection facilities work is estimated to be approximately $1,100,000. Entergy has established its interconnection to our power facility substation and has completed final testing of its interconnection.

    Both parties have constructed their respective interconnection facilities to comply with the Entergy interconnection agreement and in response to the changing requirements of Entergy's systems. Both parties will makes changes to their facilities at our expense, unless the facilities are determined to be Entergy's interconnection facilities, in which case Entergy will install, own and maintain the facilities, but at our expense. In addition, both parties will install, own and maintain metering equipment. We are responsible for all costs of administration, initial installation and changes associated with metering.

TRANSMISSION SERVICE NOT INCLUDED

    The Entergy interconnection agreement does not cover transmission service. Under our power purchase agreements with Virginia Power and Aquila/UtiliCorp, the power purchasers are responsible for arranging the transmission services necessary for delivery from the interconnection point into and across Entergy's system. To the extent energy produced by our power facility is transmitted over Entergy's transmission system, the transmission service will be purchased at the rates established by Entergy's tariff.

COST OF UPGRADED FACILITIES AND SYSTEM UPGRADE CREDITS

    System upgrades include all upgrades or improvements made to Entergy's existing transmission system in order to interconnect and deliver energy from our power facility to Entergy's system. We will reimburse Entergy for all reasonable costs associated with performing this work. The cost of the upgrade work is estimated to be approximately $7,100,000. Entergy expects to complete its system upgrade work by December 1999. Entergy will credit us directly or through our power purchasers with a system upgrade credit equal to the charges we or our power purchasers pay for the transmission

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service under Entergy's tariff used to deliver power form our power facility.
The Entergy system upgrade credit will not exceed the cost of the Entergy system upgrades paid for by us.

CONTROL AND OPERATION

    We must operate our power facility to meet the voltage schedules designated by Entergy's operation personnel, which must be within the normal operating range of our power facility and consistent with the voltage schedules provided by the Tennessee Valley Authority. Consistent with Entergy's current effective transmission tariff, an appropriate adjustment to the charge for reactive supply and voltage control will be made to reflect the contribution of reactive supply and voltage support made by our power facility.

RESPONSIBILITY FOR SYSTEM PROTECTION

    We must install and maintain, at our own expense, adequate equipment required to protect Entergy's system and its customers from faults occurring at our power facility and to protect our interconnection facilities and our power facility from faults occurring on the Entergy system or other systems. At our own expense, we will maintain operating communications with Entergy's system dispatcher and will install a remote terminal unit to gather and transmit data from our meters to a location designated by Entergy.

DISCONNECTION OR CURTAILMENT OF OUR POWER FACILITY

    Entergy has the right to disconnect our interconnection facilities without notice if in Entergy's reasonable opinion a hazardous condition exists and immediate disconnection is necessary to protect persons, Entergy's facilities or other customer facilities from damage. Entergy will:

    - use reasonable care and cooperate reasonably with us to avoid and minimize interruptions in the acceptance of capacity and energy from our power facility,

    - keep us fully informed as to the anticipated duration of each interruption, and

    - restore connection and resume acceptance of capacity and energy from us as soon as practicable.

    Entergy has the right to curtail deliveries of energy from us or disconnect our interconnection facilities:

    - for our failure to comply with the material provisions of the Entergy interconnection agreement;

    - to overcome system reliability problems;

    - to facilitate restoration of line or equipment outages; or

    - for any reason otherwise permitted by applicable rules or regulations.

    Entergy will use reasonable care to avoid and minimize curtailments or disconnections and to coordinate any curtailments or disconnections with scheduled outages or maintenance of our power facility. Any interruption, curtailment or disconnection of our interconnection facilities will be done in accordance with good utility practice, will not be inconsistent with the open access transmission policies of the Federal Energy Regulatory Commission and will be limited to the extent necessary to effectively relieve the condition causing the interruption, curtailment or disconnection. Entergy will keep us fully informed as to the anticipated duration of each curtailment or disconnection, and will resume acceptance of deliveries of capacity and energy from us as soon as practicable.

    Entergy has the right to file rate schedules with the Federal Energy Regulatory Commission concerning any services Entergy deems necessary for reliable and orderly bulk power supply system

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management, including, but not limited to, any standby or related services that may arise from our failure to meet our schedule of deliveries across facilities covered by the interconnection agreement.

PAYMENTS

    We will reimburse Entergy for all actual costs reasonably incurred and properly documented by Entergy with respect to the design, construction and installation of Entergy's interconnection facilities, system upgrades and all related equipment. If we fail to make our monthly payments, Entergy has the right to suspend its performance of work or other obligations under the interconnection agreement until such time as any overdue amounts have been paid in full. Entergy has submitted invoices for reimbursement for a total of $6,286,000.

FORCE MAJEURE

    Entergy will not be responsible for any non-performance under the interconnection agreement to the extent due to a cause beyond Entergy's control, whether occurring on Entergy's electric system or any connecting electric system, as long as Entergy attempts in good faith and with reasonable diligence to alleviate such situation.

    We will not be responsible, to the extent due to a cause beyond our control, if we are unable to perform an obligation imposed on us by the interconnection agreement, except for the obligation to make payments of money, as long as we attempt in good faith and with reasonable diligence to alleviate the situation.

INDEMNITY

    We will indemnify and hold harmless Entergy from and against any and all losses and expenses arising from our power facility or our interconnection facilities. The indemnity will not apply if the injury or damage is due to the sole negligence or willful misconduct of Entergy.

ASSIGNMENT

    With the exception of specific circumstances outlined below, the Entergy interconnection agreement cannot be assigned by us or Entergy without the written consent of the other party, which consent cannot be unreasonably withheld. Each party may assign the interconnection agreement without consent in the case of the sale or merger of a substantial portion of its properties. We may assign the interconnection agreement to our lenders for a financing of our power facility without Entergy's consent.

              TENNESSEE VALLEY AUTHORITY INTERCONNECTION AGREEMENT

    We are party to an interconnection agreement with the Tennessee Valley Authority dated as of July 22, 1998 which allows us to interconnect our power facility to the Tennessee Valley Authority's transmission system.

TERM OF AGREEMENT AND AMENDMENTS

    The primary term of the Tennessee Valley Authority interconnection agreement is approximately 35 years. Any time after the fifth year, the Tennessee Valley Authority may request that we amend the agreement in order to make the agreement consistent with the Tennessee Valley Authority's then current standard interconnection agreement with other generating facilities similar to our power facility. If, despite good faith negotiation, we and the Tennessee Valley Authority fail to reach agreement on the proposed amendments within six months, the Tennessee Valley Authority may terminate the agreement upon giving us one years' prior notice.

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OUR INTERCONNECTION FACILITIES

    We must:

    - install, operate and maintain our interconnection facilities, which consist of the equipment on our side of the interconnection point which interconnects our power facility to the Tennessee Valley Authority's interconnection facilities;

    - provide battery and station service power for some of the Tennessee Valley Authority interconnection facilities;

    - make available to the Tennessee Valley Authority a portion of our switchhouse to be maintained and used by the Tennessee Valley Authority; and

    - provide the technical specifications and design drawings for the Tennessee Valley Authority system protection facilities to the Tennessee Valley Authority for review, inspection and approval.

    We are responsible for the cost of any future changes to our interconnection facilities due to changes in the Tennessee Valley Authority system conditions and requirements or any changes made at our discretion.

    Our interconnection facilities are currently interconnected to and are delivering power from the Tennessee Valley Authority interconnection facilities.

TENNESSEE VALLEY AUTHORITY INTERCONNECTION FACILITIES

    The Tennessee Valley Authority must install at our expense and thereafter own, operate and maintain the Tennessee Valley Authority interconnection facilities. The Tennessee Valley Authority has estimated the cost of their interconnection facilities to be $4 million. The Tennessee Valley Authority interconnection facilities include the communication facilities and other equipment located on the Tennessee Valley Authority's side of the interconnection point necessary to accept electrical energy from our power facility. The interconnection point is located at a Tennessee Valley Authority substation existing in Batesville, Mississippi.

    We will be responsible for the cost of any changes to the Tennessee Valley Authority's interconnection facilities that are required due to changes in the Tennessee Valley Authority's system conditions and requirements or due to our request.

    The Tennessee Valley Authority has completed its interconnection to our power facility substation and is providing permanent facility backfeed.

TRANSMISSION SERVICE NOT INCLUDED

    The Tennessee Valley Authority interconnection agreement does not cover transmission service. Under our power purchase agreements with Virginia Power and Aquila/Utilicorp, the power purchasers are responsible for arranging transmission services across the Tennessee Valley Authority's system for the term of the power purchase agreements. To the extent energy produced by our power facility is transmitted over the Tennessee Valley Authority's transmission system, the transmission service will be purchased at the rates established by the Tennessee Valley Authority's tariff.

COST OF UPGRADED FACILITIES AND SYSTEM UPGRADE CREDITS

    The Tennessee Valley Authority will need to upgrade some of its facilities in conjunction with the establishment of the point of interconnection. We will be responsible for all actual costs incurred by the Tennessee Valley Authority for the design, construction and installation of the upgraded facilities. The Tennessee Valley Authority has estimated the cost of their system upgrades to be $9.5 million. When changes to the upgraded facilities become necessary to ensure the protection and continued safe and

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reliable operation of the Tennessee Valley Authority's system, or when we request them, the Tennessee Valley Authority will make the changes at our expense.

    The Tennessee Valley Authority will credit us with a system upgrade credit equal to the charges for the transmission service used to deliver power from our power facility. A credit will continue to be paid by the Tennessee Valley Authority until credits have been paid equal to the cost of the Tennessee Valley Authority system upgrades paid for by us.

    The Tennessee Valley Authority expects to complete its system upgrades by April 1, 2000. The Tennessee Valley Authority has indicated that prior to completion of its system upgrades, its system is capable of accepting up to approximately 600 megawatts of total generation. We do not expect that this limitation will have any impact on BVZ Power Partners' schedule for commissioning of the generating units.

CONTROL AND OPERATION

    The Tennessee Valley Authority must submit to us a written voltage schedule consistent with the voltage schedules provided by Entergy. We must comply with the schedule and install, operate and maintain the equipment needed for compliance. If energy produced by our power facility is transmitted across the Tennessee Valley Authority system, an appropriate adjustment to the charge for reactive supply and voltage control will be made to reflect the contribution to reactive supply and voltage support made by our power facility.

    Each day we must inform the Tennessee Valley Authority of the forecasted hourly generation levels of our power facility for the following day, including any anticipated outages. We must ensure that there are a sufficient number of qualified personnel for operating and monitoring our power facility and for coordinating operations of our power facility with the Tennessee Valley Authority's system.

DISCONNECTION OR CURTAILMENT OF OUR POWER FACILITY

    Subject to good utility practice, the Tennessee Valley Authority may require us to disconnect our power facility from the Tennessee Valley Authority system or to interrupt, suspend or curtail deliveries from our power facility in the following circumstances:

    - if, in the Tennessee Valley Authority's sole opinion, a condition exists which presents a physical threat to persons or property such that disconnection appears necessary;

    - to overcome system reliability problems caused by an emergency or an outage of Tennessee Valley Authority equipment or generation facilities;

    - if necessary to construct, install, maintain, inspect or test any part of the interconnection facilities or any other affected part of the Tennessee Valley Authority system; or

    - to facilitate restoration of line or equipment outages.

    The Tennessee Valley Authority will restore connection and resume performance of its obligations under the interconnection agreement, as soon as practicable.

ENERGY SCHEDULE

    We must make every attempt to ensure that during each hour the amount of power provided is equal to or greater than the schedule of energy delivered by the Tennessee Valley Authority to third parties. In the event a difference occurs between the scheduled amount and the power provided, we will be required to pay the appropriate compensation applied to the difference, consistent with similar power production facilities, under comparable circumstances, located in the Tennessee Valley Authority control area.

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DEFAULT

    The Tennessee Valley Authority has the right to terminate the interconnection agreement upon defaults by us which include:

    - bankruptcy or insolvency which is not cured within 60 days of notice, with longer notice periods for involuntary bankruptcy or other proceedings;

    - delinquency in payments which is not cured within 30 days of notice;

    - refusal to comply with any material provision of the interconnection agreement regarding the balancing on an hourly basis of electrical output from our power facility and scheduling of energy to third parties which is not cured within 60 days of notice; or

    - failure to comply with any other material provision of the interconnection agreement which is not cured within 60 days of notice.

    When the interconnection agreement is terminated, other than as a result of the Tennessee Valley Authority's breach, we must pay the Tennessee Valley Authority for the cost of retiring its interconnection facilities. The Tennessee Valley Authority must abandon any land rights to property owned or controlled by us from which the Tennessee Valley Authority interconnection facilities are removed and for which the Tennessee Valley Authority no longer has any need.

PAYMENTS

    We are responsible for and must reimburse the Tennessee Valley Authority for all actual costs reasonably incurred and properly documented by the Tennessee Valley Authority with respect to the design, construction and installation of the Tennessee Valley Authority interconnection facilities, upgraded facilities and all related equipment. TVA has submitted invoices for reimbursement for a total of $12,556,000.

FORCE MAJEURE

    Neither party can be held responsible or liable for any non-performance of their respective obligations under the interconnection agreement to the extent due to a force beyond the non-performing party's reasonable control, as long as the non-performing party uses its best efforts to remedy its inability to perform.

INDEMNITY

    We must indemnify and hold harmless the Tennessee Valley Authority from and against all losses or expenses arising from our power facility or our interconnection facilities. The indemnity will not apply if the injury or damage is caused by the sole negligence or willful misconduct of the Tennessee Valley Authority.

ASSIGNMENT

    Neither party may assign the interconnection agreement without the written consent of the other party, which consent cannot be unreasonably withheld. No consent is required for:

    - assignments to an affiliate of the assignor, where the assignee has assumed all of the obligations of the assignor, provided that the assignee has demonstrated financial capacity at least equal to that of the assignor;

    - assignments due to the sale or merger of a substantial portion of a party's properties, including its interconnection facilities; or

    - our assignment of the agreement to our lenders.

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                   ANR GAS PIPELINE INTERCONNECTION AGREEMENT

    We entered into an interconnection agreement with ANR Pipeline Company dated July 29, 1998 to establish an interconnection in Sardis, Mississippi between the ANR Pipeline interstate natural gas pipeline system and our lateral natural gas pipeline.

DESIGN, ENGINEERING AND CONSTRUCTION

    Under the ANR Pipeline interconnection agreement, we are responsible for the design, engineering and construction of our interconnection facilities. In addition, we are responsible for the design and installation of a pressure control device to protect and isolate any pipeline facilities of third parties located downstream from our interconnection facilities. Each party must design, engineer and construct its portion of the interconnection. Each party will own title to its interconnection facilities and is responsible for insuring those interests. These interconnection facilities will be constructed and installed on land owned by ANR Pipeline at ANR Pipeline's Sardis Compressor Station.

    Prior to construction of the interconnection facilities, each party must submit to the other party for review and approval drawings, specifications and construction procedures for the interconnection facilities. The ANR Pipeline interconnection facilities have been completed, tested and are ready to be placed into service.

OWNERSHIP, COSTS AND EXPENSES

    We will be required to fully reimburse ANR Pipeline for all reasonable costs, up to $250,000, incurred by ANR Pipeline with respect to the design, engineering, construction, testing and placing in service of the ANR Pipeline interconnection facilities. We may also be required to reimburse ANR Pipeline for, and indemnify and hold ANR Pipeline harmless against, any incremental federal taxes that will be due by ANR Pipeline if the costs of the ANR Pipeline interconnection facilities are deemed to be a contribution in aid of construction under the Internal Revenue Code. ANR Pipeline must use commercially reasonable efforts to minimize these costs.

OPERATION AND MAINTENANCE

    Each party is generally responsible for the operation, maintenance, repair and replacement of its portion of the interconnection facilities, and for all associated cost, expense and risk. However, ANR Pipeline will:

    - operate and perform minor maintenance within the capability of ANR Pipeline's field technicians on the gas measurement equipment;

    - operate, but not maintain, that portion of our interconnection facilities located on ANR Pipeline-owned land at the Sardis Compressor Station; and

    - in the case of an emergency involving our interconnection facilities, take steps and incur expense as ANR Pipeline determines are necessary to abate the emergency and to safeguard life and property. We will reimburse ANR Pipeline for all costs and expenses reasonably incurred by ANR Pipeline with respect to emergencies.

    All gas delivered by ANR Pipeline to us at the interconnection facilities will conform to the specifications set forth in the General Terms and Conditions of ANR Pipeline's Federal Energy Regulatory Commission Gas Tariff, Second Revised Volume 1 or any successor to this tariff. The gas will be delivered at ANR Pipeline's prevailing line pressure. We and ANR Pipeline will each make reasonable efforts to control our and its respective prevailing line pressure to permit gas to enter our lateral pipeline.

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    Custody of the gas will transfer from ANR Pipeline to us or our power purchasers after it passes through the custody transfer point. The custody transfer point is located where the ANR Pipeline interconnection facilities and our interconnection facilities are connected. The actual quantity of gas delivered by ANR Pipeline to us will be determined using the recorded meter information at this custody transfer point.

PERMITS

    We and ANR Pipeline are responsible for securing and paying for all approvals, permits, certificates and authorizations required for the construction and operation of our individual portions of the interconnection facilities.

EASEMENT

    ANR Pipeline will grant us, on a fee-free basis, an easement for the parcels of land required for our interconnection facilities.

TERM AND TERMINATION

    The ANR Pipeline interconnection agreement will remain in full force and effect until it is terminated by the mutual agreement of both parties or our final removal and/or abandonment of our interconnection facilities. Upon notice, either party may terminate the interconnection agreement if the other party has materially breached its obligations.

LIABILITY AND INDEMNIFICATION

    Each party will indemnify the other party for losses, claims, liens, expenses and damages arising out of its performance or failure to perform its obligations under the interconnection agreement.

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ASSIGNMENT

    Neither party may assign the interconnection agreement without the written consent of the other party, which consent may not be unreasonably withheld, except that each party has the right to assign the agreement, without consent:

    - to a financially responsible affiliate with an equal or higher credit rating;

    - for reason of its financing; or

    - in our case, to a public or governmental entity for the financing of our power facility's infrastructure.

FORCE MAJEURE EVENT

    Neither party will be responsible or liable for any non-performance of its obligations under the interconnection agreement to the extent caused by an event of force majeure, so long as the non-performing party attempts in good faith and with reasonable diligence to remedy its inability to perform.

                       TENNESSEE GAS FACILITIES AGREEMENT

    We have entered into to a facilities agreement with Tennessee Gas dated June 23, 1998 to establish the tap facilities and connecting facilities for the interconnection between the Tennessee Gas natural gas pipeline system and our lateral natural gas pipeline.

TAP FACILITIES

    The Tennessee Gas tap facilities are those components (i.e., valves, pipe) which interconnect the existing Tennessee Gas natural gas pipeline with the Tennessee Gas connecting facilities.

    Tennessee Gas or its designee must design, install, construct, inspect and test the tap facilities. Tennessee Gas must apply for and obtain any applicable permits or approvals required for the construction, operation and maintenance of the tap facilities. Tennessee Gas will own the tap facilities. Construction of the tap facilities is complete.

    Tennessee Gas must operate, repair, replace and maintain the tap facilities at its own cost and expense. We must provide support for any regulatory authorization or permitting requirements necessary for the tap facilities.

    Tennessee Gas must ensure its work under the facilities agreement is in accordance with Tennessee Gas' design specifications, sound and prudent natural gas industry practice and applicable laws.

CONNECTING FACILITIES

    We must:

    - design, install, construct and test the connecting facilities;

    - submit drawings, required permits and documentation to Tennessee Gas for approval to verify compliance with applicable specifications;

    - make changes and modifications required to comply with Tennessee Gas specifications;

    - reimburse Tennessee Gas for the costs associated with inspections requested by us and with installation of the connecting facilities;

    - provide support for any regulatory authorization or permitting requirements necessary for any required Tennessee Gas connecting facilities;

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    - acquire all necessary rights-of-way and permits for the connecting facilities and for the site upon which the connecting facilities will be located;

    - provide pressure regulation and over-pressure protection for our facilities downstream of the connecting facilities;

    - inject odorant, if any, at levels required by regulatory authorities; and

    - operate and maintain the connecting facilities at our own cost and expense.

    Tennessee Gas is responsible for the operation of the measurement facilities.

    We must ensure that our work under the facilities agreement is in accordance with Tennessee Gas' design specifications, sound and prudent natural gas industry practice and applicable laws.

ACCESS

    Tennessee Gas has the right of access to the connecting facilities installed by us to install tap facilities and to inspect, test and witness our testing of the connecting facilities. Tennessee Gas also has the right to inspect the connecting facilities at all reasonable times to ensure that the facilities are installed, operated and maintained correctly.

PAYMENT

    We must pay Tennessee Gas for all costs they incur for the design, installation, inspection and testing of the tap facilities, inspection of the connecting facilities and any expenses incurred by Tennessee Gas for the installation of the connecting facilities. Tennessee Gas has notified us that the total cost may exceed the estimated cost of $231,000 by more than 20%. Tennessee Gas has submitted invoices for a total of $231,000.

TERM AND TERMINATION

    The term of the Tennessee Gas facilities agreement is from April 15, 1998 until the final removal and/or abandonment of any tap facilities and connecting facilities, unless sooner terminated by us or by Tennessee Gas:

    - as a result of our failure to make timely payments;

    - if gas has not flowed through the connecting facilities for a period of 12 consecutive months; or

    - in the event we have or our designee has caused the connecting facilities to be disconnected or removed.

    Tennessee Gas cannot cause the final removal and/or abandonment of any tap facilities and connecting facilities without approval of the Federal Energy Regulatory Commission.

LIABILITY AND INDEMNIFICATION

    Each party agrees to protect, defend, indemnify and hold harmless the other party from losses, claims, liens, demands and causes of action arising out of its negligence, gross negligence or willful misconduct solely related to activities performed under the Tennessee Gas facilities agreement.

LIENS

    Each party must notify the other of any lien encumbering the property of the other party on which interconnection related work is located. The other party can require a bond to indemnify it from the lien.

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ASSIGNMENT

    Neither party may assign the facilities agreement without the written consent of the other party, except that either party may assign to any subsidiary or affiliated company the performance and exercise of its obligations or rights as long as the assignee performs its obligations. We may assign the agreement to a public government entity without Tennessee Gas' consent.

FORCE MAJEURE

    Neither party is liable in damages for acts, omissions or circumstances as a result of force majeure, so long as suspension of performance is no longer than the duration of the force majeure.

                         WATER SUPPLY STORAGE AGREEMENT

    The water supply storage agreement with the United States of America represented by the District Engineer of the Vicksburg District of the United States Army Corps of Engineers, dated June 8, 1998, and amended March 15, 1999, provides for storage in Enid Lake of our industrial water supply. Enid Lake is approximately 15 miles south of our power facility site. The United States Army Corps of Engineers constructed and now operates the lake to control flooding in the region.

TERM

    The water supply storage agreement continues for the life of the Federal government's Enid Lake project. In the event the Federal government no longer operates Enid Lake, our rights associated with storage may continue if we execute a separate agreement or additional supplemental agreement with the new operator.

OUR RIGHTS

    We have an undivided 7.8% of the storage capacity in Enid Lake between the elevations of 205.0 and 230.0 feet. This is estimated to contain 4,500 acre-feet after adjustments for sediment deposits. We may withdraw water from Enid Lake to the extent that our storage space allows and we may construct any required works, plants and pipelines necessary for diverting or withdrawing the water. The Federal government must reserve 4,500 acre-feet of storage for us for up to 24 months while we design and construct our water intake storage structure. If we cannot complete construction within that time, we may terminate the water supply storage agreement.

RIGHTS OF THE FEDERAL GOVERNMENT

    The Federal government reserves the right to control and use all of the allocated storage in Enid Lake in order to control flooding in the area. The Federal government further reserves the right to take any necessary measures in its operation of Enid Lake to preserve life and any property, including the right not to make downstream releases as the Federal government deems necessary. The Federal government makes no representations to us with respect to the quality or availability of the water and assumes no responsibility for the treatment of the water. Nothing in the water supply storage agreement affects or diminishes the Federal government's statutory or sovereign powers with respect to the operation and maintenance of Enid Lake.

SEDIMENTATION SURVEYS

    The District Engineer will make sedimentation surveys during the term of the water supply storage agreement at intervals not to exceed 15 years unless the District Engineer determines that these surveys are unnecessary. If the District Engineer determines that Enid Lake has been affected by unanticipated sedimentation distribution then it will redistribute the sediment reserve storage space among all of the

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parties utilizing and served by Enid Lake, including our storage space. The total available storage space will be reallocated maintaining each party's proportionate share of Enid Lake.

USE OF WATER AND METERING

    We are solely responsible for the regulation of our water use. We must install metering devices to measure the amount of water withdrawn from Enid Lake and give monthly statements of our withdrawals to the Federal government. We must acquire any water rights required by state law or regulation for utilization of the storage. Prior to construction, the District Engineer must approve the design, location and installation of any facility built to withdraw water from the storage space.

PAYMENTS

    For the period of up to 24 months that we use the Federal government reserved 4,500 acre-feet of storage while our water intake structure is designed and constructed, we must pay to the Federal government $1.00 per acre-foot per year for the use of the Federal government reserved 4,500 acre-feet storage ($4,500 yearly).

    We must pay to the Federal government an amount equal to the cost allocated to the water storage rights acquired by us, which is 7.8% of the water storage rights at Enid Lake. Our cost is estimated to be $1,111,898, but may be adjusted in the year in which the initial payment is made. This cost is payable over the life of the Enid Lake flood control project, but not to exceed 30 years from the due date of the first annual payment. The first payment must be made the earlier of 30 days after our initial use of the storage or within 24 months after notification by the District Engineer that the water supply storage agreement is effective.

    The unpaid balance of our storage cost will accrue interest at a rate determined under Section 932 of the 1986 Water Resources Development Act. In 1998, the rate was 6.75%. At this interest rate our combined yearly principal and interest payments would total $81,800, with the first payment to be applied solely against the principal. The interest rate will be adjusted prior to the first payment to reflect the appropriate interest rate. Thereafter, the interest rate will be adjusted at five year intervals.

    In addition to the annual water storage cost, we must pay, annually, 0.682% of (1) the costs of any repair, rehabilitation or replacement of Enid Lake features as a result of any joint use with another entity utilizing Enid Lake and (2) the annual joint-use operation and maintenance expenses.

    Upon completion of all of our payments we have the permanent right to use the water supply storage space in Enid Lake so long as we continue to pay the annual operation and maintenance costs and costs of any necessary repairs, rehabilitation or replacement that Enid Lake requires.

ENVIRONMENTAL QUALITY

    During the construction, operation and maintenance of the water supply storage space we must prevent environmental pollution, particularly through the:

    - reduction of air pollution;

    - reduction of water pollution;

    - minimization of noise levels;

    - on-site and off-site disposal of waste; and

    - prevention of landscape damage and defacement.

RELEASE OR CLAIMS

    We release the Federal government, its officers, agents and employees from any liability for any claim of damages which may be asserted as a result of storage in Enid Lake, the withdrawal or release of the water from Enid Lake or the construction, operation and maintenance of our water supply facilities, except for damages due to the Federal government's negligence or fault.

ASSIGNMENT

    We cannot transfer or assign any rights or grant any interest, privilege or license in the water supply storage agreement without the approval of the Secretary of the Army or his duly authorized representative. The agent for the secured parties is a third party beneficiary of the water supply storage agreement.

                            AD VALOREM TAX CONTRACT

    Pursuant to an Ad Valorem Tax Contract dated as of August 28, 1998 with the County of Panola, Mississippi, the City of Batesville, Mississippi, the Mississippi Department of Economic and Community Development acting for and on behalf of the State of Mississippi and the Panola County Tax Assessor/ Collector, these government entities granted to us several tax reductions and incentives to construct our project in Batesville. The government entities have agreed that we are eligible for a fee-in-lieu-of-taxes of not less than one-third of our state and local taxes.

FEE-IN-LIEU OF TAXES AMOUNT

    The fee-in-lieu-of-taxes amount which we must pay equals one-third of the taxes assessed against us, our power facility, our inventories and any assessable interest of the industrial water supply system, the wastewater disposal system, the fire protection system and the lateral gas pipeline. The fee-in-lieu-of-taxes amount will never be less than $1,900,000 per year. The fee-in-lieu-of-taxes could also be affected by millage changes.

TERM

    The fee-in-lieu-of-taxes is for a 10 year period beginning on the first January 1st after our power facility has been substantially completed and we have spent at least $100,000,000 on the construction of our power facility. However, if both of these events occur between January 1st and March 1st of the same year then the term will commence on January 1st of that year.

FUTURE ADDITIONS

    To the extent lawfully permitted, the government entities party to the ad valorem tax contract will apply the contract to any expansions, improvements or equipment replacements so long as we comply with our material obligations under the ad valorem tax contract. If any of the exemptions or credits expire as a result of statute, then we are "grandfathered" into the exemptions or credits to the extent permissible under law.

TERMINATION

    We must maintain our power facility and keep it capable of being operated other than during periods when our power facility is not available because of maintenance or repair or for reasons beyond our control. If we fail to do so, the ad valorem tax contract will terminate on the January 1st following our failure.

ASSIGNABILITY

    We may assign the ad valorem tax contract as long we substantially comply with the terms of the contract and obtain written approval from Panola County.

                          INFRASTRUCTURE USE CONTRACTS

    We have entered into five agreements with Mississippi governmental entities with respect to the Panola County infrastructure. Under an inducement agreement, the State of Mississippi agreed to issue general obligation bonds to finance the infrastructure, Panola County (and ultimately the Industrial Development Authority) agreed to assume ownership of the infrastructure, and we agreed to operate and maintain both our power facility and the infrastructure. As contemplated by the inducement agreement, we have transferred to Panola County the construction contracts relating to the infrastructure and our title to the infrastructure already completed or under construction, together with permanent easements and real estate rights relating to the infrastructure sites. We paid the costs of developing and constructing the infrastructure until the State of Mississippi issued general obligation bonds to finance its reimbursement to us of our infrastructure costs and these transfers had been made. The State has reimbursed us for $14,278,000 of the costs that we incurred for development and easement acquisition activities, and for the construction of the infrastructure after April 11, 1999.

    Under the inducement agreement, we have promised to maintain our power facility and to keep it capable of being operated other than during periods when our power facility is not available because of maintenance or repair or for reasons beyond our control and to perform our obligations under the other infrastructure financing documents, including the use agreements for the lateral pipeline and the water supply and wastewater discharge systems. In the event we fail to do so, we would be responsible for paying to the State an amount equal to:

    (1) the outstanding principal amount of the general obligation bonds times a fraction the numerator of which is the number of months remaining in the term of the general obligation bonds and the denominator of which is the original number of months in the term of the general obligation bonds, plus

    (2) accrued interest on that principal amount, plus

    (3) the costs of redeeming the general obligation bonds.

    We also have entered into agreements with Panola County and the Industrial Development Authority that will allow us to use the Panola County infrastructure. We have entered into one use agreement with respect to the natural gas lateral pipeline and one use agreement with respect to the water supply and wastewater discharge systems. Each of these agreements is in the form of a lease. Each use agreement has an initial term which expires 30 years after substantial completion of our power facility. We may renew the use agreements for successive 10 year terms through the life of our power facility. In return for our use of the Panola County infrastructure, we promise to operate and maintain, or arrange for the operation and maintenance of, the Panola County infrastructure and to pay for all operation and maintenance expenses. We currently expect that the operation and maintenance of the natural gas lateral pipeline will be performed by Cogentrix Batesville Operations or another experienced gas pipeline operator, and that operation and maintenance of the water supply and wastewater discharge systems will be performed by Cogentrix Batesville Operations. We also currently expect that the City of Batesville, Mississippi will be an additional user of the capacity of the natural gas lateral pipeline which is in excess of the capacity required to operate our power facility. We currently expect that there may be additional users in the future of the water supply and wastewater discharge systems. In the case of any additional user of the water infrastructure, we have approval rights over the terms and conditions under which additional users will be provided access to use the water infrastructure, including cost sharing, indemnification and any restrictions resulting form regulatory limitations.

    In consideration for the approval of Yalobusha County, Mississippi and the Coffeeville School District to construct a portion of the Panola County infrastructure in that county and district, we have entered into an agreement with Yalobusha County, Mississippi and the Coffeeville School District to pay them an aggregate amount equal to $1,500,000. We must make this payment on or before the first day of February following the first full calendar year after the year in which our power facility is certified as being substantially complete.

    Finally, in consideration for our use of the Panola County infrastructure, we have entered into an agreement with, and have promised to pay, Panola Partnership, Inc., a Panola County governmental entity, a yearly payment equal to $300,000, which escalates at the compound rate of 2% per annum, so long as the inducement agreement and the use agreements described above remain in effect and are not terminated, other than as a result of a default by us.

                       DESCRIPTION OF THE EXCHANGE BONDS

GENERAL

    We and the Funding Corporation will issue the exchange bonds under the indenture dated May 21, 1999 among us, the Funding Corporation and The Bank of New York, as trustee. The exchange bonds will evidence the same indebtedness as the private bonds which they replace, and will be entitled to the benefits of the indenture. The form and terms of the exchange bonds are the same as the form and terms of the bonds, except that:

    (1) the exchange bonds will have been registered under the Securities Act, and, therefore, the exchange bonds will not bear legends restricting their transfer; and

    (2) holders of the exchange bonds will not be entitled to the rights of holders of the private bonds under the registration rights agreement that will terminate upon the consummation of the exchange offer.

    The terms of the exchange bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture. You can find the definitions of certain terms used in this description in Annex A to this prospectus. The following description is a summary of the material provisions of the exchange bonds and the indenture. It does not restate the exchange bonds and the indenture in their entirety. We urge you to read the exchange bonds and the indenture because they, and not this description, define your rights as a holder of the exchange bonds. You may obtain a copy of the exchange bonds and the indenture from us.

PRINCIPAL, MATURITY AND INTEREST

    We and the Funding Corporation will issue the exchange bonds in two series in the following total principal amounts: $150,000,000 7.164% series C senior secured bonds due 2014; and $176,000,000 8.160% series D senior secured bonds due 2025. The series C bonds will mature on January 15, 2014, and the Series D bonds will mature on July 15, 2025.

    Each series of exchange bonds will bear interest at the annual rate applicable to that series stated on the cover of this prospectus from May 21, 1999. We and the Funding Corporation will be required to pay interest on the bonds on each January 15 and July 15, commencing January 15, 2000, to the holders of record on the immediately preceding January 1 and July 1. Interest on the exchange bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 1999. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

    We and the Funding Corporation will be required to pay principal of the series C bonds as follows:

                                                              PERCENTAGE OF PRINCIPAL
PAYMENT DATE                                                      AMOUNT PAYABLE
------------                                                  -----------------------
July 15, 2001...............................................            2.75%
January 15, 2002............................................            2.75%
July 15, 2002...............................................            2.30%
January 15, 2003............................................            2.30%
July 15, 2003...............................................            2.45%
January 15, 2004............................................            2.45%
July 15, 2004...............................................            2.60%
January 15, 2005............................................            2.60%
July 15, 2005...............................................            3.80%
January 15, 2006............................................            3.80%
July 15, 2006...............................................            4.15%
January 15, 2007............................................            4.15%
July 15, 2007...............................................            4.20%
January 15, 2008............................................            4.20%
July 15, 2008...............................................            4.35%
January 15, 2009............................................            4.35%
July 15, 2009...............................................            4.50%
January 15, 2010............................................            4.50%
July 15, 2010...............................................            4.70%
January 15, 2011............................................            4.70%
July 15, 2011...............................................            5.10%
January 15, 2012............................................            5.10%
July 15, 2012...............................................            5.10%
January 15, 2013............................................            5.10%
July 15, 2013...............................................            4.00%
January 15, 2014............................................            4.00%

    We and the Funding Corporation will be required to pay principal of the series D bonds as follows:

                                                              PERCENTAGE OF PRINCIPAL
PAYMENT DATE                                                      AMOUNT PAYABLE
------------                                                  -----------------------
July 15, 2014...............................................            2.65%
January 15, 2015............................................            2.65%
July 15, 2015...............................................            2.85%
January 15, 2016............................................            2.85%
July 15, 2016...............................................            2.85%
January 15, 2017............................................            2.85%
July 15, 2017...............................................            3.00%
January 15, 2018............................................            3.00%
July 15, 2018...............................................            2.90%
January 15, 2019............................................            2.90%
July 15, 2019...............................................            3.45%
January 15, 2020............................................            3.45%
July 15, 2020...............................................            2.15%
January 15, 2021............................................            2.15%
July 15, 2021...............................................            5.25%
January 15, 2022............................................            5.25%
July 15, 2022...............................................            5.35%
January 15, 2023............................................            5.35%
July 15, 2023...............................................            5.40%
January 15, 2024............................................            5.40%
July 15, 2024...............................................            6.90%
January 15, 2025............................................            6.90%
July 15, 2025...............................................           14.50%

    The principal of, premium, if any, and interest on the exchange bonds will be payable, and the exchange bonds will be exchangeable and transferable, at the office or agency that we and the Funding Corporation maintain in the Borough of Manhattan, The City of New York for those purposes. Initially that office will be the office of the trustee located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration. Alternatively, at our option, we and the Funding Corporation may make interest payments on the exchange bonds by check mailed to the addresses of the persons entitled to payment as those addresses appear in the security register.

    The exchange bonds will not be entitled to the benefit of any sinking fund.

ISSUANCE OF ADDITIONAL BONDS

    We and the Funding Corporation may issue additional bonds under the indenture in accordance with the conditions described in the indenture. So long as we and the Funding Corporation comply with these conditions, the amount of additional bonds that we and the Funding Corporation can issue under the indenture is unlimited. Any additional bonds will rank equivalent in right of payment to the bonds and will vote on all matters with the bonds. For purposes of this "Description of the Exchange Bonds," reference to the bonds does not include additional bonds unless otherwise indicated. No offering of any additional bonds is being or will in any manner be deemed to be made by this prospectus. We describe the conditions under which we may issue additional bonds under the caption "Description of Principal Financing Documents--Covenants of Us and the Funding Corporation--Limitation on Our Indebtedness."

NONRECOURSE OBLIGATIONS

    The obligations to pay principal of, premium, if any, and interest on the exchange bonds will be obligations only of us and the Funding Corporation. None of our or the Funding Corporation's partners, shareholders, affiliates, employees, officers, directors or any other person or entity will guarantee the exchange bonds or have any obligation to make any payments on the exchange bonds.

SECURITY

    The exchange bonds will be secured by:

    - a mortgage on the Site and the Easements;

    - a security interest in substantially all of our personal property and all of the personal property of the Funding Corporation, other than the Aquila PPA Reserve Account;

    - a pledge by LSP Batesville Holding and LSP Energy of all of their interests in us;

    - a pledge by LSP Batesville Holding of all of the capital stock of LSP Energy; and

    - a pledge by LSP Batesville Holding of all of the capital stock of the Funding Corporation.


    Any additional bonds issued under the indenture will share equally and ratably in this collateral with the exchange bonds. Other indebtedness may also share equally and ratably in the collateral with the exchange bonds. See "Description of Principal Financing Documents--Indenture--Certain Covenants--Limitation on Liens." In addition, the lien in favor of the Collateral Agent under the security documents will automatically be released upon our conveyance or disposition of the assets described on page 150 of this prospectus under the caption "--Prohibition on Fundamental Changes and Disposition of Assets".


RANKING

    The exchange bonds:

    - will be senior secured obligations of us and the Funding Corporation;

    - will rank equivalent in right of payment to all of our other senior secured obligations and all those of the Funding Corporation; and

    - will rank senior in right of payment to all of our existing and future subordinated debt and all that of the Funding Corporation.

RATINGS

    Moody's and S&P have assigned the exchange bonds ratings of "Baa3" and "BBB-", respectively. Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of these ratings may be obtained only from the rating agencies. We cannot assure you that any ratings will remain in effect for any given period of time or that these ratings will not be lowered, suspended or withdrawn entirely by the applicable rating agency. Any lowering, suspension or withdrawal of a rating by a rating agency may have an adverse effect on the market price or marketability of the exchange bonds.

OPTIONAL REDEMPTION

    Each series of the exchange bonds will be redeemable, at our option, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of that series of exchange bonds, on any date prior to its maturity, at a redemption price equal to:

    - 100% of the outstanding principal amount of the exchange bonds being redeemed; plus

    - accrued and unpaid interest on the exchange bonds being redeemed to but not including the redemption date; PLUS

    - a Make-Whole Premium.

    In no event will the redemption price ever be less than 100% of the principal amount of the exchange bonds being redeemed plus accrued and unpaid interest on those bonds to the redemption date.

MANDATORY REDEMPTION

    IF A CASUALTY EVENT OCCURS

    If:

    - a Casualty Event occurs,

    - we receive more than $5,000,000 of Casualty Proceeds because of the Casualty Event, and

    - either:

     - we decide not to rebuild, repair or restore our project after the Casualty Event, or

     - our project cannot be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact,

then we and the Funding Corporation will have to use the Casualty Proceeds that we receive to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    If:

    - a Casualty Event occurs,

    - we receive Casualty Proceeds because of the Casualty Event,

    - our project can be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, and

    - more than $5,000,000 of Casualty Proceeds are left over after we finish rebuilding, repairing or restoring our project,

    then, after giving effect to the cost of such rebuilding, repairing or restoring of our project, we and the Funding Corporation will have to use the remaining Casualty Proceeds that we receive in excess of $5,000,000 to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the Casualty Event (after taking into consideration the rebuilding, repair or restoration) will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF AN EXPROPRIATION EVENT OCCURS

    If:

    - an Expropriation Event occurs,

    - we receive more than $5,000,000 of Expropriation Proceeds because of the Expropriation Event, and

    - either:

     - we decide not to rebuild, repair or restore our project after the Expropriation Event, or

     - our project cannot be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, then we and the Funding Corporation will have to use the Expropriation Proceeds that we receive to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    If:

    - an Expropriation Event occurs,

    - we receive Expropriation Proceeds because of the Expropriation Event,

    - our project can be rebuilt, repaired or restored to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, and

    - more than $5,000,000 of Expropriation Proceeds are left over after we finish rebuilding, repairing or restoring our project,

then, after giving effect to the cost of such rebuilding, repairing or restoring our project, we and the Funding Corporation will have to use the remaining Expropriation Proceeds that we receive in excess of $5,000,000 to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the Expropriation Event (after taking into consideration the rebuilding, repair or restoration) will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF A TITLE EVENT EXISTS

    If:

    - a Title Event exists,

    - the collateral agent receives more than $5,000,000 of Title Proceeds because of the Title Event, and

    - either:

     - we decide not to fix the Title Event, or

     - the Title Event cannot be fixed so that our project is able to operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact,

then we and the Funding Corporation will have to use the Title Proceeds that the collateral agent receives to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    If:

    - a Title Event exists,

    - the collateral agent receives Title Proceeds because of the Title Event,

    - the Title Event can be fixed so that our project can operate on a Commercially Feasible Basis and the independent engineer for our project confirms this fact, and

    - more than $5,000,000 of Title Proceeds are left over after the Title Event is fixed,

then, after giving effect to the fixing of the Title Event, we and the Funding Corporation will have to use the remaining Title Proceeds that the collateral agent receives in excess of $5,000,000 to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the Title Event (after taking into consideration the fixing of the Title Event) will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF ONE OR MORE OF OUR POWER CONTRACTS IS BOUGHT-OUT

    If we receive more than $10,000,000 of proceeds from PPA Buy-Outs, we and the Funding Corporation will have to use these proceeds to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the PPA Buy-Outs will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF WE RECEIVE PERFORMANCE LIQUIDATED DAMAGES

    If we receive more than $10,000,000 of Performance Liquidated Damages under the Construction Contract, we and the Funding Corporation will have to use these proceeds to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds unless we and the Funding Corporation receive written confirmation that the circumstance which resulted in our receipt of Performance Liquidated Damages will not result in a Rating Downgrade. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF WE RECEIVE DEFAULT EQUITY CONTRIBUTIONS

    If we receive Default Equity Contributions and the Senior Secured Parties decide to apply these Default Equity Contributions to the redemption or prepayment of Senior Secured Obligations in accordance with the Intercreditor Agreement, we and the Funding Corporation will have to use these proceeds to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment upon receipt of these proceeds. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

REDEMPTION AT THE OPTION OF THE BONDHOLDERS

    IF A CHANGE OF CONTROL OCCURS

    If a Change of Control occurs, any bondholder can request that we and the Funding Corporation redeem all or a portion of the exchange bonds held by that bondholder. In response to any such request, we and the Funding Corporation will be required to redeem all exchange bonds which are specified in the request at a redemption price equal to 101% of the outstanding principal amount of the exchange bonds being redeemed plus accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption.

    IF MONIES REMAIN ON DEPOSIT IN THE DISTRIBUTION SUSPENSE ACCOUNT

    If:

    - funds remain on deposit in the Distribution Suspense Account for at least 12 months in a row,

    - we and the Funding Corporation decide to have the Bondholders vote on whether we and the Funding Corporation should use these funds to redeem bonds, and

    - bondholders holding at least 66 2/3% of the outstanding bonds vote to have us and the Funding Corporation use these funds to redeem bonds,

then we and the Funding Corporation will have to use the funds which have remained on deposit in the Distribution Suspense Account for at least 12 months in a row to redeem exchange bonds and prepay any of the other Senior Secured Obligations that require prepayment under these circumstances. The redemption price for the exchange bonds being redeemed will be equal to 100% of the outstanding principal amount of the exchange bonds being redeemed PLUS accrued and unpaid interest on the exchange bonds being redeemed to but not including the date of redemption. If we and the Funding Corporation are not required to redeem bonds and prepay other Senior Secured Obligations with those funds following the vote of the bondholders, and if none of the other senior secured obligations requires us to apply these funds to their prepayment, then we will be permitted to distribute those funds to our partners without regard to the satisfaction of any Distribution Conditions relating to the Senior Debt Service Coverage Ratio or the Projected Senior Debt Service Coverage Ratio.

    TERMS OF MANDATORY REDEMPTION

    If the exchange bonds are redeemed because of any of the foregoing provisions, the proceeds used to redeem the exchange bonds will be applied:

    - pro rata to the exchange bonds and the other Senior Secured Obligations which require redemption or repayment, based upon the then outstanding principal amounts of the exchange bonds and those other Senior Secured Obligations; and

    - pro rata among each series of bonds and additional bonds issued upon the indenture, based upon the then outstanding principal amounts of each series of bonds and additional bonds.

    We and the Funding Corporation will mail a notice of redemption to each holder of the series of bonds or additional bonds being redeemed at that holder's address of record. Interest will cease to accrue on any series of bonds or additional bonds on and after the redemption date.

BOOK-ENTRY, DELIVERY AND FORM

    The exchange bonds will be represented by one or more global bonds in registered form issued to The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company. The trustee will act as custodian of each global bond for The Depository Trust Company or will appoint a sub-custodian to act in that capacity. Because a nominee of The Depository Trust Company will be the holder of record of each global bond, each person owning a beneficial interest in a global bond must rely upon the procedures of the institutions having accounts with The Depository Trust Company to exercise or be entitled to any of the rights of a holder.

    If you are an Institutional Accredited Investor, we and the Funding Corporation will issue your exchange bonds to you or your nominee as registered definitive exchange bonds, without coupons, rather than to Cede & Co. We and the Funding Corporation will also issue definitive bonds instead of global bonds if:

    - we or the Funding Corporation advise the trustee in writing that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as depositary for the exchange bonds and we and the Funding Corporation do not locate a qualified successor within 120 days;

    - we or the Funding Corporation elect to terminate the book-entry system through The Depository Trust Company for the exchange bonds; or

    - after an Event of Default occurs, beneficial owners of not less than 51% of the outstanding principal amount of the bonds represented by the global bonds advise the trustee through The Depository Trust Company in writing that the continuation of a book-entry system through The Depository Trust Company, or a successor, with respect to the bonds is no longer in the beneficial owners' best interest.

    The Depository Trust Company has advised us and the Funding Corporation as follows:

    - The Depository Trust Company is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act; and

    - The Depository Trust Company was created to hold securities of institutions that have accounts with The Depository Trust Company participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, eliminating the need for physical movement of securities certificates.

    Upon the issuance of the global bonds, The Depository Trust Company will credit on its book-entry registration and transfer system the respective principal amounts of the exchange bonds represented by the global bonds to the accounts of participants. Ownership of beneficial interests in the global bonds will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global bonds will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by The Depository Trust Company (with respect to participants' interests) and its participants (with respect to the owners of beneficial interests in the global bonds other than participants).

    Payment of principal of and interest on exchange bonds represented by the global bonds registered in the name of and held by The Depository Trust Company or its nominee will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner and holder of the global bonds.

    We and the Funding Corporation expect that The Depository Trust Company or its nominee, upon receipt of any payment of principal or interest in respect of a global bond, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global bond as shown on the records of The Depository Trust Company or its nominee. We and the Funding Corporation also expect that payments by participants to owners of beneficial interests in the global bonds held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of the participants. Neither we, the Funding Corporation, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the

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global bonds for any exchange bonds, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests, or for any other aspect of the relationship between The Depository Trust Company and its participants or the relationship between those participants and owners of beneficial interests in the global bonds owning through those participants.

TRANSFER AND EXCHANGE

    A bondholder may transfer or exchange exchange bonds only in accordance with the restrictions on transfer contained in the indenture. The security registrar and the trustee may require a bondholder, among other things, to furnish appropriate endorsements and transfer documents and we and the Funding Corporation may require a bondholder to pay any taxes and fees required by law or permitted by the indenture. We and the Funding Corporation are not required to transfer or exchange any exchange bond for a period of 15 days before a selection of exchange bonds to be redeemed.

    The registered holder of an exchange bond will be treated as the owner of the exchange bond for all purposes.

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                DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS

    Following are summaries of the financing documents that were executed for our issuance of the private bonds. We have filed the financing documents as exhibits to the registration statement of which this prospectus is a part.

                                   INDENTURE

GENERAL

    We and the Funding Corporation issued the private bonds, and will issue the exchange bonds, under the indenture. We and the Funding Corporation issued the private bonds in two series under two supplemental indentures which set forth the terms of each series, and we and the Funding Corporation will issue the exchange bonds in two series under two supplemental indentures which set forth the terms of each series.

COVENANTS OF US AND THE FUNDING CORPORATION

    The indenture contains various covenants, including the following:

    LIMITATION ON OUR INDEBTEDNESS

    We cannot create or incur or suffer to exist any Indebtedness, other than the following Indebtedness ("Permitted Indebtedness"):

    - the Senior Secured Obligations;

    - purchase money or capital lease obligations up to $5,000,000 incurred to finance readily replaceable personal property;

    - trade accounts payable, other than for borrowed money, which arise in the ordinary course of business and which are payable within 90 days;

    - guarantees of Permitted Indebtedness;

    - replacements for or financings of the Virginia Power letters of credit;

    - subordinated indebtedness issued to us by one of our partners or affiliates which is not secured by the collateral that secures the exchange bonds;

    - working capital loans up to $10,000,000 that are used to pay O&M Costs;

    - subject to the restrictions contained in the financing documents, Indebtedness incurred under any agreement providing for the issuance of one or more Debt Service Reserve L/Cs or Aquila Reserve L/Cs;

    - Indebtedness incurred for Required Modifications, as long as either of the following conditions is satisfied:

       (a) the minimum Projected Senior Debt Service Coverage Ratio for each fiscal year for the remaining term of the bonds, after taking into account this Indebtedness and provided that for purposes of this calculation operating revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its initial term unless an extension notice has been given under that agreement, is greater than or equal to:

           (1) 1.20/1.00 during the 100% PPA Period;

           (2) 1.35/1.00 during the Two-Thirds PPA Period; and

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           (3) 1.50/1.00 during the One-Third PPA Period and the Merchant
               Period, as certified by us and confirmed by the independent engineer for our project, or

       (b) the incurrence of this Indebtedness will not result in a Rating Downgrade;

    - Indebtedness incurred for Optional Modifications, as long as either of the following conditions is satisfied:

       (a) after taking into account this Indebtedness:

           (1) the minimum Projected Senior Debt Service Coverage Ratio for each fiscal year during the remaining term of the bonds is greater than or equal to the following ratios, provided that for purposes of this calculation operating revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its initial term unless an extension notice has been given in accordance with that agreement:

                (1) 1.45/1.00 during the 100% PPA Period;

                (2) 1.70/1.00 during Two-Thirds PPA Period; and

                (3) 2.00/1.00 during the One-Third PPA Period and the Merchant
                    Period, as certified by us and confirmed by the independent engineer for our project; and

           (2) the average annual Projected Senior Debt Service Coverage Ratio during the remaining term of the bonds is greater than or equal to the following ratios, provided that for purposes of this calculation operating revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its initial term unless an extension notice has been given in accordance with that agreement:

                (1) 1.45/1.00 during the 100% PPA Period;

                (2) 1.75/1.00 during the Two-Thirds PPA Period; and

                (3) 2.25/1.00 the One-Third PPA Period and the Merchant Period,
                    as certified by us and confirmed by the independent engineer for our project; or

       (b) the incurrence of this Indebtedness will not result in a Rating Downgrade;

    - Indebtedness incurred for Expansion Modifications, as long the incurrence of this Indebtedness will not result in a Rating Downgrade;

    - Bonding Arrangements for a Good Faith Contest or as otherwise permitted under the Transaction Documents; and

    - indemnities and similar obligations arising under the Transaction
      Documents.

    LIMITATION ON LIENS

    We cannot create or suffer to exist or permit any Lien upon any of our properties, other than the following Liens ("Permitted Liens"):

    - Liens specifically created or required to be created by the indenture or any other financing document;

    - Liens securing Senior Secured Obligations;

    - Liens for Bonding Arrangements permitted by the indenture consisting of Liens on cash collateral and related investments held as cash cover for the Bonding Arrangements in an

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      aggregate amount, at any time outstanding, not exceeding $7,000,000 plus monies from amounts otherwise available to our partners as a distribution permitted in accordance with the terms described under the caption "Distributions";

    - Liens for taxes which are either not yet due or are due but payable without penalty or are the subject of a Good Faith Contest;

    - any exceptions to title existing on May 21, 1999 and set forth on the Title Policy;

    - defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory Liens that do not materially impair the property affected and that do not individually or in the aggregate materially impair the value of the security interests granted under the Security Documents;

    - deposits or pledges to secure statutory obligations or appeals, release of attachments, stay of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business;

    - Liens for worker's compensation, unemployment insurance or other social security or pension or similar obligations;

    - legal or equitable encumbrances deemed to exist because of the existence of any litigation or other legal proceeding if they are the subject of a Good Faith Contest;

    - mechanics', workmen's, materialmen's, suppliers', construction or other similar Liens arising in the ordinary course of business or incident to the construction, operation, repair, restoration or improvement of any property for obligations which are not yet due or which are the subject of a Good Faith Contest;

    - Liens on assets acquired with the proceeds of permitted purchase money or capital lease obligations and Liens on cash collateral and related investments held as cash cover with respect to replacements for the Virginia Power Letter of Credit or Aquila/UtiliCorp letters of credit;

    - a Lien in favor of Aquila/UtiliCorp on the Aquila PPA Reserve Account;

    - Liens to secure any other Permitted Indebtedness, so long as such Liens:

       (a) are not superior in right to the Liens provided to the Bondholders under the Security Documents, and

       (b) secure such Indebtedness equally and ratably with the bonds or on a basis subordinated to the bonds; and

    - Liens substantially similar to certain of the Liens described above so long as any such Lien, if foreclosed upon, would not reasonably be expected to result in a Material Adverse Effect.

    DISTRIBUTIONS

    We cannot make a distribution to our equity holders unless the following conditions (the "Distribution Conditions") are satisfied on the distribution date:

    - all required transfers and payments described under the caption "--Common Agreement--Deposit and Disbursement of Funds" have been completed;

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    - immediately after giving effect to the proposed distribution, the Account
      Balance Amount will be equal to or greater than the Account Reserve Requirement (this condition applies only if the distribution date is not a Scheduled Payment Date);

    - no Default or Event of Default has occurred and is continuing or will result from the distribution;

    - if the Test Period consists entirely of the Two-Thirds PPA Period and/or the 100% PPA Period, the following conditions must be satisfied:

       (a) the Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the six-month period preceding the distribution date or, with respect to a distribution date that occurs within six months after the Commercial Operation Date, the period commencing on the Commercial Operation Date and ending on the distribution date, and

       (b) the Projected Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the six-month period succeeding the distribution date;

    - if a portion of the Test Period consists of the 100% PPA Period and/or the Two-Thirds PPA Period and a portion of the Test Period consists of the One-Third PPA Period and/or the Merchant Period, the following conditions must be satisfied:

       (a) for the portion of the Test Period which consists of the 100% PPA Period and/or the Two-Thirds PPA Period:

           (1) the Senior Debt Service Coverage Ratio for that portion is greater than or equal to the Required Ratio during the period beginning on the date which is six months prior to the distribution date and ending on the distribution date;

           (2) the Projected Senior Debt Service Coverage Ratio for that portion is greater than or equal to the Required Ratio during the period beginning on the distribution date and ending on the date which is six months after the distribution date; and

       (b) for the portion of the Test Period which consists of the One-Third PPA Period and/or the Merchant Period:

           (1) the Senior Debt Service Coverage Ratio for that portion is greater than or equal to the Required Ratio during the period beginning on the date which is one year prior to the distribution date and ending on the distribution date, PROVIDED that this portion will not be taken into account unless it consists of at least two fiscal quarters;

           (2) the Projected Senior Debt Service Coverage Ratio for the portion of the period described below which consists of the One-Third PPA Period and/or the Merchant Period is greater than or equal to the Required Ratio during the period beginning on the distribution date and ending on the later of (x) the date which is two years after the distribution date if that portion includes at least one year which consists entirely of the One-Third PPA Period and/or the Merchant Period and (y) the earliest date after the date described in clause (x) which results in that portion including at least one year which consists entirely of the One-Third PPA Period and/or the Merchant Period;

    - if the Test Period consists entirely of the One-Third PPA Period and/or the Merchant Period, the following conditions must be satisfied:

       (a) the Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the one-year period preceding the distribution date, and

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       (b) the Projected Senior Debt Service Coverage Ratio is greater than or equal to the Required Ratio for the two-year period succeeding the distribution date;

    - the funds in the Revenue Account, the O&M Account, the Major Maintenance Account and, after giving effect to the proposed distribution, the Distribution Suspense Account, will be sufficient, in our reasonable judgment, to meet our ongoing working capital needs;

    - the Completion Date has occurred; and

    - the distribution date is on or after the last business day of September 2000.

    Notwithstanding the foregoing, if, as described under the caption "Description of the Exchange Bonds--Redemption at the Option of the Bondholders," the bondholders elect not to require us to redeem bonds with amounts that have been on deposit in the Distribution Suspense Account for at least 12 months in a row, then we may, taking into consideration the terms of other facilities which may constitute Senior Secured Obligations (other than additional bonds issued under the indenture), distribute these amounts to our equity holders without regard to the satisfaction of the Senior Debt Service Coverage Ratio and the Projected Senior Debt Service Coverage Ratio tests set forth above, as long as we satisfy the other Distribution Conditions.

    AMENDMENTS TO PROJECT DOCUMENTS

    We cannot:

    - terminate, amend, waive or modify any of the Project Documents to which we are a party,

    - exercise any rights we may have to consent to any assignment of any of the Project Documents by the other Project Parties, or

    - exercise any option under any of the Project Documents to which we are a party unless the termination, amendment, waiver, modification, assignment or exercise:

    - would not reasonably be expected to result in a Material Adverse Effect, as certified in an officer's certificate supplied by us; or

    - is reasonably necessary in order to maintain a Power Purchase Agreement in full force and effect, as certified in an officer's certificate supplied by us; or

    - is necessary in order for us to be in compliance with applicable law or to be able to obtain or maintain, or comply with the terms and conditions of, any governmental approval necessary for us to conduct our business as currently conducted or as proposed to be conducted or to permit our project to maintain its certification as an Eligible Facility or us to maintain our certification as an EWG, as certified in an officer's certificate; or

    - is the result of:

       (a) a change in tariffs or similar publicly promulgated rates approved by any governmental authority which are incorporated by reference into a Project Document, or

       (b) implementation of provisions requiring adjustments to price or volume under, and in accordance with, the terms of a Project Document, if we exercise good faith and commercially reasonable efforts to negotiate price changes under these provisions for adjustments to price so as not to result in a Material Adverse Effect; or

    - is reasonably necessary in order to implement an Expansion Modification for which it has been determined that no Rating Downgrade will occur; or

    - is permitted by the covenant described under the caption "--Change
      Orders."

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    PROHIBITION ON FUNDAMENTAL CHANGES AND DISPOSITION OF ASSETS

    We cannot enter into any transaction of merger or consolidation, change our form of organization or our business, or liquidate or dissolve ourself, or suffer any liquidation or dissolution, unless contemporaneously reconstituted with no adverse effect on the Senior Secured Parties.

    We cannot purchase or otherwise acquire all or substantially all of the assets of any other person except as contemplated by the Transaction Documents.

    In addition, except as contemplated by the Transaction Documents, we cannot sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of our project except:

    - in the ordinary course of business to the extent that:

       (a) the property is worn out or is no longer useful or necessary for the operation of our project, or

       (b) the sale, lease or transfer is required to comply with any applicable law or to obtain, maintain or comply with the terms and conditions of any governmental approval necessary for us to conduct our business in accordance with the Project Documents;

    - under the Infrastructure Financing Documents or the Common Facilities Agreement; and

    - real property and related personal property and rights to be transferred to an Expansion Party for purposes of developing an Expansion, PROVIDED that such transfer

       (a) does not result in a Rating Downgrade or

       (b) (1) would not reasonably be expected to result in a Material Adverse Effect, as certified by us, and (2) will not have an adverse effect on the operation or technical integrity of our project, including, without limitation, as to availability and anticipated financial performance, as certified by the independent engineer for our project.

    Notwithstanding the foregoing, we may amend or otherwise modify any easement agreement in order to substitute easements or specify the location of an easement, so long as we are in compliance with the conditions contained in the indenture.

    INFRASTRUCTURE FINANCING DOCUMENTS

    We cannot approve, consent to or agree to any decision to permit any person to use the Panola County infrastructure under the terms of the Infrastructure Financing Documents, to the extent we have the right to do so under the Infrastructure Financing Documents, unless

    (1) we are required to permit the use of the Panola County infrastructure by such person under the Infrastructure Financing Documents or

    (2) such approval, consent or agreement would not reasonably be expected to result in (x) a Material Adverse Effect, as certified by us, or (y) a material adverse effect on the operation of the project, as confirmed in writing by the independent engineer for our project.

    REPLACEMENT POWER

    We cannot elect to provide Replacement Power unless we enter into an Acceptable Replacement Power Arrangement and we are physically constrained from generating and delivering power. However, if during any period our provision of Replacement Power causes us to incur cumulative losses of more than $5,000,000 over the losses we would have incurred if, during that period, we had elected a derating of capacity of our project under any Power Purchase Agreement, we will not be permitted to continue to provide Replacement Power unless the provision of Replacement Power would not reasonably be expected to result in a Material Adverse Effect, as certified by us.

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    ADDITIONAL DOCUMENTS

    We cannot enter into any material agreements, contracts or other arrangements or commitments other than the following:

    - the Transaction Documents;

    - power purchase agreements, fuel supply and transportation agreements, transmission agreements and other agreements, contracts or other arrangements entered into by us for the purchase of fuel for or the sale of electricity from our project, which, in each case, do not result in the breach of, or conflict with the terms of, any then-existing Power Purchase Agreement;

    - Acceptable Replacement Power Arrangements;

    - a Common Facilities Agreement, as long as the execution, delivery and performance by us of such agreement (a) does not result in a Rating Downgrade or (b) (1) would not reasonably be expected to result in a Material Adverse Effect, as certified by us, and (2) will not have an adverse effect on the operation or technical integrity of our project, including without limitation as to anticipated financial performance, as certified by the independent engineer for our project;

    - the Infrastructure Financing Documents; and

    - agreements, contracts or other arrangements or commitments which are:

       (a) contemplated by the Transaction Documents, or

       (b) entered into by us with respect to the disposition of assets which the financing documents permit us to sell, transfer, assign, lease or sublease, or

       (c) entered into by us in the ordinary course of business and which are included in the construction budget or the annual operating budget, or

       (d) in substitution for existing agreements, contracts or other arrangements which are on substantially similar terms and conditions, or

       (e) entered into for an Expansion and which (a) do not result in a Rating Downgrade or (b) would not reasonably be expected to result in a Material Adverse Effect.

    CHANGE ORDERS

    We cannot initiate or consent to any change order under the Construction Contract, unless either:

    - each of the following conditions is satisfied:

       (a) we certify to the trustee and the collateral agent that:

           (1) the change order would not reasonably be expected to result in a Material Adverse Effect;

           (2) the implementation of the change order is not reasonably expected to cause the Completion Date to occur after the Date Certain; and

           (3) the change order is reasonable and is consistent with sound engineering practice; and

       (b) unless the independent engineer for our project has concurred in writing with the certifications set forth in clauses (a)(1), (2) and
           (3), the change order does not individually exceed $3,000,000, or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the independent engineer, exceed $6,000,000; or

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    - each of the following conditions is satisfied:

       (a) the change order is for an Expansion and (1) does not result in a Rating Downgrade or (2) would not reasonably be expected to result in a Material Adverse Effect; and

       (b) unless the independent engineer for our project has approved such change order, the change order does not individually exceed $3,000,000, or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the independent engineer, exceed $6,000,000.

    FUEL PLAN

    We must deliver to the trustee, the collateral agent and the Rating Agencies a fuel plan reasonably acceptable to the independent engineer and the independent electricity market and fuel consultant for our project no later than six months prior to the earlier of the following:

    (1) the expiration of the term of the Virginia Power PPA; or

    (2) the expiration of the term of the Aquila PPA.

    ELECTRICITY MARKET UPDATES

    We must cause the independent electricity market and fuel consultant to provide updated electricity price projections in the following circumstances:

    (1) if we reasonably believe that updated projections are necessary to allow us to make certifications for purposes of making distributions; and

    (2) every three years if required to support those certifications.

    We also may be required to obtain a forecast prepared by the independent electricity market and fuel consultant supporting the operating revenue calculations prepared for the purpose of determining whether we are permitted to incur Additional Indebtedness.

    ADDITIONAL COVENANTS OF US

    We also must:

    (1) maintain our existence and properties;

    (2) obtain, maintain and comply with all necessary governmental approvals;

    (3) comply with applicable laws;

    (4) maintain insurance for our project;

    (5) keep the bonds equivalent in right of payment and ability to share in the collateral with our other senior debt;

    (6) deliver financial statements, notices of default, construction reports, notices of power purchase agreement buy-outs and other documents to the trustee;

    (7) construct our project in a timely manner in accordance with applicable law, prudent utility practices, governmental approvals and the Project Documents;

    (8) operate and maintain our project in compliance with prudent utility practices, applicable laws, governmental approvals and the Project Documents;

    (9) deliver annual operating budgets to the trustee, the collateral agent, the independent engineer for our project and the Rating Agencies;

    (10) prepare a major maintenance plan;

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    (11) submit an annual report covering the status of the insurance for our project;

    (12) provide the independent engineer for our project, the trustee and the collateral agent reasonable inspection rights and the right to witness the performance tests;

    (13) maintain our EWG status and our project's Eligible Facility status;

    (14) pay our taxes; and

    (15) use the proceeds from the sale of the bonds only for the purposes set forth in the indenture.

    We also cannot engage in the following activities:

    (1) conducting any business other than the construction, ownership, operation, maintenance, administration, financing and expansion of our project;

    (2) making investments other than Permitted Investments;

    (3) entering into non-arm's-length transactions with affiliates; and

    (4) establishing employee benefit plans which result in the imposition of material liabilities on us.

    The affirmative and negative covenants described above are affected by a number of important qualifications and exceptions which are set forth in full in the indenture.

    COVENANTS OF THE FUNDING CORPORATION

    The Funding Corporation must:

    (1) maintain its existence and properties;

    (2) obtain, maintain and comply with governmental approvals;

    (3) comply with applicable laws; and

    (4) pay its taxes.

    The Funding Corporation cannot engage in the following activities:

    (1) incurring any Indebtedness other than Permitted Indebtedness (which will be aggregated with all Permitted Indebtedness incurred by us whenever any Permitted Indebtedness is limited by an aggregate dollar limitation);

    (2) creating any Liens on its properties other than Permitted Liens;

    (3) engaging in any business other than the financing of our project;

    (4) merging, consolidating, changing its form of organization or liquidating or dissolving itself;

    (5) entering into non-arm's-length transactions with affiliates; and

    (6) making any investments other than Permitted Investments.

    The affirmative and negative covenants of the Funding Corporation described above are affected by a number of important qualifications and exceptions which are set forth in full in the indenture.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following events is an event of default under the indenture (an "Event of Default"):

    - we or the Funding Corporation fails to pay or cause to be paid any principal of, premium, if any, or interest on any bond when the same becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, and such failure continues uncured for 15 or more days; or

    - we make, or the Funding Corporation makes, a misrepresentation that results in, or is reasonably expected to result in, a Material Adverse Effect, and the misrepresentation or

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      Material Adverse Effect is not cured within 30 days, unless we or the
      Funding Corporation, as applicable, are diligently trying to cure the misrepresentation or Material Adverse Effect, in which case an Event of Default will not occur for an additional 90 days; or

    - we fail to perform or observe our covenant in the indenture to maintain adequate insurance for our project; PROVIDED, HOWEVER, that we will have five Business Days to correct or cause to be corrected any error in any endorsement (without regard to the date that we obtained knowledge of the error) before an Event of Default occurs; or

    - either we or the Funding Corporation fail to perform or observe in any material respect any covenant or agreement contained in the indenture related to maintenance of existence, use of proceeds, Indebtedness, Liens, nature of business, fundamental changes, sales of assets, investments or additional documents, and this failure continues uncured for 30 or more days after we or the Funding Corporation, as applicable, has knowledge of the failure; or

    - we or the Funding Corporation fail to perform or observe in any material respect any of our or its other covenants contained in the indenture or any other financing document and this failure is not cured within 30 days, unless we or the Funding Corporation, as applicable, are diligently trying to cure the failure, in which case an Event of Default will not occur for an additional 180 days; or

    - events of bankruptcy or insolvency with respect to us or the Funding Corporation occur; or

    - any Lien granted in the Security Documents ceases to be a perfected Lien in favor of the collateral agent on any material portion, taken individually or in the aggregate, of the collateral described in the security documents (other than with respect to property or assets which the terms of the financing documents permit us to convey or transfer) with the priority purported to be created by the Security Documents; or

    - any of the following circumstances (x) occurs with respect to any Transaction Document, (y) would reasonably be expected to result in a Material Adverse Effect and (z) is not cured within 180 days in accordance with the terms of the indenture:

       (a) a term of the Transaction Document (1) ceases to be a valid and binding obligation of the parties to the Transaction Document or
           (2) is declared unenforceable by a governmental authority; or

       (b) the Transaction Document is terminated prior to its normal expiration, which, in the case of any Power Purchase Agreement, will be deemed to be its initial term, without giving effect to any extension; or

       (c) a Project Party denies its liability under a Project Document or defaults on its obligation under a Project Document and any applicable grace or cure period has expired; or

    - we or the Funding Corporation fail to make any payment in respect of any Indebtedness, including Permitted Indebtedness, having an outstanding principal amount of more than $10,000,000 (other than any amount referred to above) when due (after the expiration of any applicable grace period), and a default and acceleration is declared with respect to such Indebtedness; or

    - a final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 is rendered against us or the Funding Corporation, and the same remains unpaid or unstayed for a period of 90 or more consecutive days after it is due and payable; or

    - LSP Batesville Holding fails to pay or cause to be paid when due any portion of the Total Equity Amount; or

    - an Event of Abandonment occurs.

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    In the case of an Event of Default arising from events of bankruptcy or insolvency with respect to us or the Funding Corporation, all outstanding bonds will become immediately due and payable without further action or notice. In the case of an Event of Default arising from a failure to pay principal of, premium, if any, or interest on the bonds, holders of at least 33 1/3% in principal amount of the then outstanding bonds may declare the bonds to be immediately due and payable. In the case of any other Event of Default, holders of at least a majority in principal amount of the then outstanding bonds may declare the bonds to be immediately due and payable. However, the exercise of remedies by the trustee or the holders following an Event of Default must be in accordance with the provisions of the Intercreditor Agreement, which are described below under the caption "--Intercreditor Agreement."

    The holders of not less than a majority in aggregate principal amount of the bonds outstanding may on behalf of the holders of all bonds waive any past Default or Event of Default and its consequences, except that (1) only the holders of all bonds affected may waive a Default or an Event of Default in the payment of the principal of and interest on, or other amounts due under, any outstanding bond, and (2) except as provided in clause (1), only the holders of all outstanding bonds affected may waive a Default or an Event of Default in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding bond affected.

DEFEASANCE

    We and the Funding Corporation may, at any time, terminate all of our and the Funding Corporation's obligations under the indenture, the bonds and the other financing documents which the bonds enjoy the benefit of, and may terminate the Liens of the Security Documents on the collateral to the extent that the Liens run to the benefit of the trustee, the bondholders or other agents under the indenture (a "Legal Defeasance"). In addition, we and the Funding Corporation may terminate, at any time, our and the Funding Corporation's obligations under any of the covenants under the indenture, the bonds and the other financing documents which the bonds enjoy the benefit of, and may terminate the Liens of the Security Documents on the collateral to the extent that the Liens run to the benefit of the trustee, the bondholders or other agents under the indenture, other than the covenants to maintain our and the Funding Corporation's existence and to make payments on the bonds out of the trusts described below (a "Covenant Defeasance").

    Each of the Legal Defeasance or the Covenant Defeasance may be exercised only if:

    - the Funding Corporation or we have irrevocably deposited or caused to be deposited in trust with the trustee cash, non-callable United States government obligations or a combination of trustee cash and non-callable United States government obligations in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of and interest on the bonds when due;

    - the Funding Corporation or we have delivered to the trustee an opinion of counsel to the effect that as of the date of the opinion, (1) the trust funds will not be affected by the rights of holders of Indebtedness other than the bonds and (2) other than customary assumptions and exceptions, the trust funds will not, on the 91st day following the deposit, be affected by any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

    - no Default or Event of Default has occurred and is continuing on the date of the deposit (other than from the incurrence of debt the proceeds of which will be used to defease the bonds);

    - the Legal Defeasance or Covenant Defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the financing documents) to which we or the Funding Corporation is a party or by which we or the Funding Corporation is bound;

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    - in the case of a Legal Defeasance, the Funding Corporation or we have delivered to the trustee an opinion of counsel confirming that (a) the Funding Corporation or we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will have to pay federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

    - in the case of a Covenant Defeasance, the Funding Corporation or we have delivered to the trustee an opinion of counsel confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will have to pay federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred; and

    - the Funding Corporation or we have delivered to the trustee an officer's certificate and opinion of counsel each stating that all conditions precedent which relate to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                          VIRGINIA POWER L/C AGREEMENT

GENERAL

    We have entered into the Virginia Power L/C Agreement under which the Virginia Power L/C Provider has issued and will issue letters of credit for our account in favor of Virginia Power to satisfy our obligation to provide credit support under the Virginia Power PPA. Our obligations under the Virginia Power L/C Agreement are Senior Secured Obligations and rank equal in right of payment with, and share equally and ratably in the collateral with, the bonds.

VIRGINIA POWER LETTERS OF CREDIT

    The Virginia Power letters of credit available to us under the Virginia Power L/C Agreement include:

    - a letter of credit in an initial amount of $5,660,000 issued in favor of Virginia Power to satisfy our obligation to provide completion security for the generating units dedicated to Virginia Power prior to the Commercial Operation Date for the Virginia Power dedicated units (the "Pre-COD Virginia Power L/C");

    - a letter of credit in an initial amount of $5,660,000 in favor of Virginia Power to satisfy our obligation to provide completion security for our replacement power obligations prior to the Commercial Operation Date for the Virginia Power dedicated units (the "Replacement Power Virginia Power L/C"); and

    - a letter of credit in an initial amount of $5,660,000 in favor of Virginia Power to satisfy our obligation to provide completion security for the Virginia Power dedicated units on and after the Commercial Operation Date for the Virginia Power dedicated units (the "Post-COD Virginia Power L/C").

    The Pre-COD Virginia Power L/C was issued on August 28, 1998 and will terminate on the earlier of (1) June 1, 2001 and (2) the Commercial Operation Date for the Virginia Power dedicated units.

    The Replacement Power Virginia Power L/C will be available on any date on which we are obligated to provide completion security for our replacement power obligations under the Virginia Power PPA until the earlier of (1) June 1, 2001 and (2) the Commercial Operation Date for the Virginia Power dedicated units.

    The Post-COD Virginia Power L/C will be available on the Commercial Operation Date for the Virginia Power dedicated units until three years after the earlier of (1) June 1, 2000 and (2) the Commercial Operation Date for the Virginia Power dedicated units.

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REPAYMENT

    Any drawings under the Pre-COD Virginia Power L/C or the Replacement Power Virginia Power L/C will be converted to loans ("LOC Loans") made to us by the banks under the Virginia Power L/C Agreement. We will not be required to make principal payments on outstanding LOC Loans prior to the earlier of
(1) June 1, 2001 and (2) the Commercial Operation Date for the Virginia Power dedicated units. On and after the earlier of those dates, we will be required to make quarterly payments of principal and interest on each LOC Loan in 20 mortgage type installments. Each LOC Loan will bear interest on the outstanding principal amount from the date the LOC Loan is made until the principal amount is paid in full, at a rate per annum equal to (1) the Base Rate plus the Applicable Margin or (2) the LIBOR Rate plus the Applicable Margin, at our election.

    The "Base Rate" will be equal to the higher of (x) the prime commercial lending rate published in the Eastern Edition of The Wall Street Journal and
(y) the rate equal to the Federal Funds Rate plus 1/2 of 1%.

    The "LIBOR Rate" will be determined by the agent under the Virginia Power L/C Agreement and will be equal to the offered rate for deposits in U.S. dollars in the London Interbank Market at approximately 11:00 a.m. (London time), which appears on the Reuters Monitor Money Rates Services, two Business Days prior to the first day of the interest period for the LIBOR Rate LOC Loan, divided by 100% minus the reserve requirement for the LIBOR Rate LOC Loan for the interest period.

    The "Applicable Margin" for Base Rate LOC Loans ranges from 0.625% to 0.875% per annum and the "Applicable Margin" for LIBOR Rate LOC Loans ranges from 1.50% to 1.75% per annum.

                                COMMON AGREEMENT

GENERAL

    We entered into the Common Agreement with the administrative agent, the collateral agent, the intercreditor agent, and the Funding Corporation on May 21, 1999. The Common Agreement sets forth, among other things, the terms upon which Operating Revenues, Equity Contributions and other amounts received by us or on our behalf are disbursed to pay construction costs, operation and maintenance costs, debt service and other amounts due from us.

DEPOSIT AND DISBURSEMENT OF FUNDS

    We must deposit into the Revenue Account all Operating Revenues, all post-completion delay damages under the Construction Contract and all other amounts required to be transferred to the Revenue Account under the Common Agreement or the Intercreditor Agreement. The administrative agent will disburse funds from the Revenue Account on the 15th day of each calendar month, or, if such day is not a business day, on the next succeeding business day (or more frequently if necessary to pay amounts described under clauses (1) and (2) of priority THIRD) as follows:

    - FIRST:

        (1) to the O&M Account in an amount sufficient to pay all O&M Costs, other than Operator Fees, due and payable on the disbursement date or reasonably expected to be due and payable within the next 30 days, to the extent the O&M Costs will not be paid for with the proceeds of loans made under the Working Capital Agreement; and

        (2) at our election, to the prepayment of amounts outstanding under the Working Capital Agreement if and to the extent that we are entitled to re-borrow the prepaid amounts under the Working Capital Agreement;

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    - SECOND, if the disbursement date occurs prior to the Completion Date, to the Construction Account in an amount equal to all amounts then remaining in the Revenue Account;

    - THIRD:

        (1) to the agent under the Virginia Power L/C Agreement in an amount sufficient to pay all reimbursement obligations, other than reimbursement obligations which have been converted into a term loan, then due under the Virginia Power L/C Agreement;

        (2) to the agent under any agreement providing for an Aquila Reserve L/C (if we or the Funding Corporation are obligated for the reimbursement of any draw under that letter of credit) in an amount sufficient to pay all reimbursement obligations, other than reimbursement obligations which have been converted into a term loan, then due under that agreement; and

        (3) if then required under the Aquila PPA, to the Aquila PPA Reserve Account in an amount which, together with all funds in that account and all amounts available for drawing under any Aquila Reserve L/C, is equal to the then current Aquila PPA Reserve Requirement;

    - FOURTH, to the Debt Service Payment Account in an amount equal to the following with respect to each credit facility (including each series of bonds) constituting Senior Indebtedness: (1) an amount equal to the Senior Secured Obligations Payments for such month, PLUS (2) interest, principal and other amounts scheduled to come due on any Senior Indebtedness during the period from and including that disbursement date through but excluding the next disbursement date and not otherwise accounted for under clause (1), together with any additional amount under this clause (2) as we deem prudent to deposit in respect of Senior Indebtedness not otherwise accounted for under this clause (2); PROVIDED, HOWEVER, that principal of Debt Service Reserve LOC Loans will not be paid under this priority FOURTH, but principal of Debt Service Reserve LOC Bonds will be paid under this priority FOURTH;

    - FIFTH, to the Major Maintenance Reserve Account in an amount equal to the Major Maintenance Reserve Requirement;

    - SIXTH:

        (1) first to the Debt Service Reserve Account in an amount which, together with all funds in this account and all amounts available for drawing under any Debt Service Reserve L/C, is equal to the then current Debt Service Reserve Requirement; and

        (2) second, to the DSRA LOC Payment Account in an amount which, together with all funds in this account, is equal to the principal amount of outstanding Debt Service Reserve LOC Loans for which we or the Funding Corporation are obligated;

    - SEVENTH, to the operator of our project in an amount sufficient to pay the Operator Fee then due and payable to the operator under the O&M Agreement; and

    - EIGHTH, to the Distribution Suspense Account in an amount equal to all monies left over in the Revenue Account after application of priority FIRST through priority SEVENTH.

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    The following chart shows the priority of transfers and payments from the
Revenue Account.

                                    [CHART]

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CONSTRUCTION ACCOUNT

    We have deposited the net proceeds of the private bonds, and will deposit all Ordinary Equity Contributions, all Net Pre-Completion Revenues and all delay liquidated damages and similar payments received prior to Completion into the Construction Account. Until the Completion Date, all amounts in the Construction Account will be available for withdrawal only (1) for the payment of Project Costs due and payable on the date of withdrawal or reasonably expected to be due and payable within the next 30 days and (2) to make the deposit into the account which we may establish for the benefit of the State of Mississippi and/or Panola County, as described under the caption "Use of Proceeds".

    We will be permitted to withdraw funds from the Construction Account to pay Project Costs if we deliver the following documents to the administrative agent:

    - a requisition certificate signed by one of our authorized officers which, among other things:

       (a) specifies the Project Costs that are due on the date of withdrawal or are reasonably expected to become due within the next 30 days;

       (b) certifies that construction of our power facility and the Panola County infrastructure are proceeding in accordance with their budgets and schedules;

       (c) certifies that no Default or Event of Default has occurred and is continuing; and

       (d) certifies that the funds in the Construction Account and all other funds available to pay Project Costs are sufficient to achieve Completion on or prior to the Date Certain.

    - a certificate of the independent engineer which, among other things:

       (a) states that Completion is estimated to occur on or prior to the Date Certain;

       (b) confirms that no errors in the requisition certificate described above have come to the attention of the independent engineer;

       (c) certifies that construction of our power facility and the Panola County infrastructure is proceeding in a workmanlike manner in accordance with their budgets and schedules; and

       (d) confirms that the funds available to pay the remaining Project Costs are sufficient to achieve Completion on or prior to the Date Certain.

    On the Completion Date, all funds in the Construction Account will first be transferred to the Debt Service Reserve Account until the funds in that account are equal to the Debt Service Reserve Requirement. Any remaining funds to the Revenue Account for application in accordance with the priority of payments described above under the caption "--Deposit and Disbursement of Funds."

O&M ACCOUNT

    Amounts on deposit in the O&M Account will be available to us to pay O&M Costs which are due and payable at the time of withdrawal, or are reasonably expected to be due and payable within the next 30 days, other than the Operator Fee and the major maintenance expenditures funded through the Major Maintenance Reserve Account. The administrative agent will be required to disburse amounts from the O&M Account upon our delivery of an officer's certificate specifying the amount to be disbursed and the name of, and wire transfer or other payment instructions for, each person to whom such amounts should be paid. Funds may be disbursed from the O&M Account more often than monthly if necessary to pay O&M Costs, other than the Operator Fee, which are due and payable on the date of disbursement.

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DEBT SERVICE PAYMENT ACCOUNT

    All amounts on deposit in the Debt Service Payment Account will be used to pay the principal of, premium, if any, interest, fees, indemnities and other amounts then due in respect of the bonds, the Virginia Power Letters of Credit and the other Senior Indebtedness (but not the principal of Debt Service Reserve LOC Loans).

DSRA LOC PAYMENT ACCOUNT

    All amounts on deposit in the DSRA LOC Payment Account will be used to pay the principal of Debt Service Reserve Loans then due.

RESERVE ACCOUNTS

    DEBT SERVICE RESERVE ACCOUNT

    The "Debt Service Reserve Requirement" for any disbursement date will be an amount equal to:

    (a) one-sixth of the difference between

    (x) (1) if the disbursement date is not a Scheduled Payment Date for the bonds, the principal and interest which will be due on the Senior Secured Obligations on or before the next Scheduled Payment Date for the bonds and
(2) if the disbursement date is a Scheduled Payment Date for the bonds, the principal and interest which is due and payable on the Senior Secured Obligations on such date and

    (y) the amount of funds already on deposit in the Debt Service Reserve Account on the previous Scheduled Payment Date for the bonds,

    PLUS

    (b) any shortfall in the funding of such amounts from any previous month since the previous Scheduled Payment Date for the bonds.

    We and the Funding Corporation, or any of our affiliates, may fund the Debt Service Reserve Requirement with cash or one or more Debt Service Reserve L/Cs as and to the extent provided under "--Letters of Credit." Funds in the Debt Service Reserve Account will be used to pay Senior Debt Service if funds in the Debt Service Payment Account are insufficient to make the payments. The collateral agent will withdraw funds from the Debt Service Reserve Account and draw on any Debt Service Reserve L/C on a pro rata basis to the extent possible.

    MAJOR MAINTENANCE RESERVE ACCOUNT

    The "Major Maintenance Reserve Requirement" initially will be equal to $1,215,000 per month. We may at our option adjust the Major Maintenance Reserve Requirement, and are required to do so if we determine that the current Major Maintenance Reserve Requirement for each month will not provide sufficient funding for the completion of all turbine overhauls through and including the next major overhaul, by providing the independent engineer with a proposed new schedule of monthly deposits to the Major Maintenance Reserve Account. The monthly deposits reflected in this proposed schedule need not be equal, but they must provide sufficient funds for the completion of all turbine overhauls through and including the next major overhaul. If the independent engineer approves this proposed schedule, then the monthly deposits reflected in the schedule will become the Major Maintenance Reserve Requirement for each month. Funds in the Major Maintenance Reserve Account will be used to pay the costs of major maintenance activities for the project.

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    AQUILA PPA RESERVE ACCOUNT

    The Aquila PPA Reserve Requirement will be equal to the amount of credit support that the Aquila PPA requires us to provide to Aquila/UtiliCorp. We can provide an Aquila Reserve L/C in lieu of depositing funds in the Aquila PPA Reserve Account, or can provide an Aquila Reserve L/C in order to withdraw all or a portion of the funds on deposit in the Aquila PPA Reserve Account, in each case as and to the extent provided under the caption "--Letters of Credit." Funds in the Aquila PPA Reserve Account will be used to make payments to Aquila as required under the Aquila PPA. If at the end of any disbursement date, the Aquila PPA Reserve Requirement is less than the funds on deposit in or credited to the Aquila PPA Reserve Account, all funds on deposit in the Aquila PPA Reserve Account in excess of the Aquila PPA Reserve Requirement will be transferred to the Revenue Account and/or we may substitute a new Aquila Reserve L/C in a lesser amount.

    LETTERS OF CREDIT

    Instead of depositing cash to maintain the Debt Service Reserve Requirement and/or the Aquila PPA Reserve Requirement, we may provide or cause to be provided one or more irrevocable direct pay letters of credit (with respect to the Debt Service Reserve Requirement, a "Debt Service Reserve L/C" and with respect to the Aquila PPA Reserve Requirement, an "Aquila Reserve L/C" and, collectively with the Debt Service Reserve L/C, the "Reserve Account L/Cs") issued by a bank or other financial institution rated at least A- by S&P and at least A3 by Moody's and naming the collateral agent as beneficiary. In addition, we may provide or cause to be provided a Debt Service Reserve L/C or an Aquila Reserve L/C in substitution for all or a portion of amounts then on deposit in the Debt Service Reserve Account or the Aquila PPA Reserve Account, as applicable. Provided that neither we nor the Funding Corporation has any reimbursement or other payment obligation in respect of any such Debt Service Reserve L/C or Aquila Reserve L/C furnished in substitution for amounts so on deposit, such amounts will be released from the accounts and distributed to or at the our direction without regard to any limitations on distributions contained in the financing documents. Any Reserve Account L/C for which we or the Funding Corporation has any reimbursement or other obligation must be issued under a reimbursement agreement which contains terms and conditions customary for facilities of this type. Neither we nor the Funding Corporation can be liable for the reimbursement of any draws under, or for any other costs in respect of, any Reserve Account L/C unless (1) the independent engineer for our project confirms that the minimum Senior Debt Service Coverage Ratio for any fiscal year during the remaining term of the bonds is greater than or equal to 1.45:1.00 and (2) the naming of us or the Funding Corporation, as applicable, as the account party for the Debt Service Reserve L/C or Aquila Reserve L/C, as applicable, will not result in a Ratings Downgrade.

    Each drawing under a Debt Service Reserve L/C in respect of which we or the Funding Corporation has responsibility for reimbursement or the payment of other costs will be converted into a Debt Service Reserve LOC Loan. Each Debt Service Reserve LOC Loan will mature not less than five years after the drawing giving rise to that Debt Service Reserve LOC Loan.

    The issuer of the Debt Service Reserve L/C may be permitted to convert its Debt Service Reserve LOC Loans into a substitute loan (a "Debt Service Reserve LOC Bond") which will amortize, will mature on the maturity date of the last series of bonds to mature, and will bear interest at a rate to be negotiated with the issuer of the Debt Service Reserve L/C. We will pay principal of and interest on the Debt Service Reserve LOC Bonds on each Scheduled Payment Date for the bonds under priority FOURTH under the caption "--Deposit and Disbursement of Funds."

DISTRIBUTION SUSPENSE ACCOUNT

    The Distribution Suspense Account will be funded with amounts remaining in the Revenue Account after all required disbursements have been made as described above under "--Deposit and

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Disbursement of Funds." On any date which is the 15th day of the month (or, if that day is not a business day, on the next succeeding business day) and on which the Distribution Conditions are satisfied, the following amount will be transferred to the "Distribution Account" for distribution to or as directed by us:

        (1) the sum of

           (a) the funds in the Distribution Suspense Account and

           (b) the aggregate of all funds in the Debt Service Reserve Account and the Debt Service Payment Account; less

        (2) the sum of

           (a) the Debt Service Reserve Requirement as of the next Scheduled Payment Date for the bonds (or, if that distribution date is a Scheduled Payment Date for the bonds, the Debt Service Reserve Requirement as of that date),

           (b) the Senior Indebtedness due and payable on the next Scheduled Payment Date for the bonds and

           (c) the Senior Indebtedness due and payable from and after the date of determination and prior to the next Scheduled Payment Date for the bonds.

PERMITTED INVESTMENTS

    Funds in the Accounts will be invested and reinvested in Permitted Investments at our written direction, which may be in the form of a standing instruction. However, if an Event of Default exists or we have not timely furnished a written direction or confirmed a standing instruction to the administrative agent, the administrative agent will invest these amounts only in Permitted Investments with a maturity of (1) 180 days or less prior to the Completion Date or (2) one year or less after the Completion Date. Any of our written directions with respect to the investment or reinvestment of amounts held in any Account must direct investment or reinvestment only in Permitted Investments that mature in amounts and have maturity dates or can be redeemed at the option of the holder on or prior to maturity as needed for the purposes of the Accounts. No Permitted Investments will mature more than (1) prior to the Completion Date, 180 days after the date acquired or (2) after the Completion Date, one year after the date acquired. Any income or gain realized from these investments will be deposited into the Account, or the sub-fund or sub account, from which the amounts came.

                          COLLATERAL AGENCY AGREEMENT

    We and Funding Corporation entered into the Collateral Agency Agreement with the trustee, the collateral agent, the intercreditor agent, the administrative agent, and the Virginia Power L/C Agent on May 21, 1999. In addition, we may cause each Additional Indebtedness Agent, on behalf of each Additional Indebtedness Holder, to become a party to the Collateral Agency Agreement. Pursuant to the Collateral Agency Agreement, the Senior Secured Parties, or their representatives party thereto, appoint the collateral agent to hold and administer the collateral that secures our obligations to them and to enter into and exercise remedies under the Security Documents on behalf of the Senior Secured Parties.

    The collateral agent will apply the proceeds of any collection, sale or other realization of all or any part of that collateral under the Security Documents as follows:

    - FIRST, to the payment of all reasonable costs and expenses relating to the sale of the Collateral and the collection of amounts owing under the Collateral Agency Agreement or relating to the

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      protection of the liens of the Security Documents, and all liability payments covered by the indemnity provisions of the financing documents;

    - SECOND, to the payment of accrued and unpaid interest on interest that became overdue on the Senior Secured Obligations, ratably, in an amount necessary to make the Senior Secured Parties current on interest on overdue interest to the same proportionate extent as the other Senior Secured Parties are then current on interest on overdue interest due;

    - THIRD, to the payment of accrued and unpaid interest on principal of the Senior Secured Obligations that became overdue, ratably, in an amount necessary to make the Senior Secured Parties current on interest on overdue principal due to the same proportionate extent as the other Senior Secured Parties are then current on interest on overdue principal due;

    - FOURTH, to the payment of any accrued but unpaid commitment fees or other fees for working capital facilities and letters of credit;

    - FIFTH, to the payment of the remaining Senior Secured Obligations outstanding; and

    - FINALLY, to the payment to us or our successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                            INTERCREDITOR AGREEMENT

    All of the existing senior secured parties, or an agent or trustee acting on their behalf, entered into the intercreditor agreement on the closing date for the private bonds. The existing senior secured parties include the bondholders, the bank which issued the standby letter of credit in favor of Virginia Power, the trustee for the bondholders, the collateral agent, the intercreditor agent and the securities intermediary. The intercreditor agreement includes, among other things:

    - the appointment of the intercreditor agent to act on behalf of the other senior secured parties in matters that involve more than one senior secured party or group of senior secured parties;

    - provisions regarding the sharing of the collateral among the senior secured parties;

    - the procedures for voting by the senior secured parties on matters that involve more than one senior secured party or group of senior secured parties;

    - the percentage of senior secured parties required to exercise remedies upon the occurrence of an event of default under a financing document; and

    - the percentage of senior secured parties required to amend financing documents under which more than one senior secured party or group of senior secured parties has rights.

    The percentages of senior secured parties required to exercise remedies and approve amendments to the financing documents are as follows:

    - the affirmative vote of persons holding at least 33 1/3% of the Senior Secured Obligations will be required to exercise remedies upon the occurrence of an Event of Default, or event of default under another facility which is a Senior Secured Obligation, relating to payment;

    - the affirmative vote of persons holding greater than 50% of the Senior Secured Obligations will be required to exercise remedies upon the occurrence of any other Event of Default, or event of default under another facility which is a Senior Secured Obligation;

    - the affirmative vote of persons holding greater than 50% of the Senior Secured Obligations will be required to amend financing documents and grant consents and approvals thereunder, other than with respect to certain fundamental decisions and with respect to financing documents, such as the indenture, specific to a particular facility constituting Senior Secured Obligations; and

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
    - the affirmative vote of persons holding 100% of the Senior Secured Obligations will be required to amend financing documents and grant consents and approvals with respect to fundamental decisions under the financing documents, including, without limitation, amendments, consents and approvals resulting in the release of collateral which secures the bonds.

                              EQUITY ARRANGEMENTS

EQUITY COMMITMENT OBLIGATION

    Pursuant to the Equity Contribution Agreement executed by LSP Batesville Holding on May 21, 1999 in favor of us and the collateral agent for the benefit of the bondholders and the other Senior Secured Parties, LSP Batesville Holding is required to make cash equity contributions to us in an aggregate amount of $54,000,000 (the "Total Equity Amount") from time to time after depletion of the proceeds of the bonds as requested by us to pay Project Costs.

    LSP Batesville Holding is also required to make a cash equity contribution in an amount equal to the Total Equity Amount less all previous equity contributions upon the earliest to occur of the following events:

    - an Event of Default;

    - the bankruptcy or insolvency of LSP Batesville Holding;

    - the withdrawal of all proceeds of the bonds from the Construction Account and our failure to request an equity contribution within 45 days after that withdrawal;

    - the Completion Date;

    - the Date Certain;

    - a downgrade of the ratings of the bank providing the Equity Letter of Credit below "A" by S&P and "A2" by Moody's and a failure by LSP Batesville Holding to replace the Equity Letter of Credit within 30 days of such downgrade; and

    - the termination or expiration of the Equity Letter of Credit and the failure by LSP Batesville Holding to replace the Equity Letter of Credit within 30 days prior to that termination or expiration.

    Any default equity contribution will be applied to pay Project Costs and/or to redeem the bonds and prepay other outstanding Senior Secured Obligations as determined by the Senior Secured Parties under the Intercreditor Agreement.

EQUITY LETTER OF CREDIT

    The Equity Contribution Agreement requires LSP Batesville Holding to deliver on May 21, 1999 a letter of credit to support its obligation to contribute equity to us. The Equity Letter of Credit delivered on May 21, 1999 names Cogentrix as the account party and the collateral agent as the beneficiary, and is issued by ANZ Investment Bank, a subsidiary of Australia and New Zealand Banking Group Limited. The collateral agent is permitted to draw on the Equity Letter of Credit upon any failure by LSP Batesville Holding to make a required equity contribution to us under the Equity Contribution Agreement.

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                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of the material federal income and estate tax considerations relevant to you if you exchange private bonds for exchange bonds. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which could be changed at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect tax consequences to you. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF EXCHANGING PRIVATE BONDS FOR EXCHANGE BONDS AND OWNING AND DISPOSING OF THE EXCHANGE BONDS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF PRIVATE BONDS FOR EXCHANGE BONDS

    The exchange of private bonds for exchange bonds in the exchange offer will not constitute a sale or an exchange for federal income tax purposes. The holder will have a basis for the exchange bonds equal to the basis of the private bonds and the holder's holding period for the exchange bonds will include the period during which the private bonds were held. Accordingly, such exchange will have no federal income tax consequences to holders of private bonds.

EXCHANGE BONDS

    This discussion assumes that you hold the exchange bonds as a "capital asset," generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not include all of the rules which may affect the United States tax treatment of your investment in the exchange bonds. For example, special rules not discussed here may apply to you if you are:

    - a broker-dealer, a dealer in securities or a financial institution;

    - an S corporation;

    - an insurance company;

    - a tax-exempt organization;

    - subject to the alternative minimum tax provisions of the Code;

    - holding the exchange bonds as part of a hedge, straddle or other risk reduction or constructive sale transaction; or

    - a nonresident alien or foreign corporation subject to net-basis United States federal income tax on income or gain derived from a exchange bond because such income or gain is effectively connected with the conduct of a United States trade or business.

UNITED STATES HOLDERS

    If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

    DEFINITION OF UNITED STATES HOLDER. You are a "United States Holder" if you hold the exchange bonds and you are:

    - a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

    - a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

    - an estate the income of which is subject to United States federal income tax regardless of its source; or

    - a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

    TAXATION OF STATED INTEREST. You must generally pay federal income tax on the interest on the exchange bonds:

    - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

    - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

    SALE OR OTHER TAXABLE DISPOSITION OF THE EXCHANGE BONDS. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange bond. The amount of your gain or loss equals the difference between the amount you receive for the exchange bond (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the exchange bond, minus your adjusted tax basis in the bond. Your initial tax basis in an exchange bond equals the price you paid for the bond (subject to any adjustment under the market discount rules and the acquisition premium rules discussed below).

    Subject to the discussions under the market discount rules and the acquisition premium rules discussed below, your gain or loss will generally be a long-term capital gain or loss if you have held the exchange bond for more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

    BOND PREMIUM AND MARKET DISCOUNT. If you purchased the private bonds at a premium, you may make an election to treat such premium as "amortizable bond premium." If the election is made, the amount of interest income that you must include in its gross income with respect to the private bonds and the exchange bonds for any taxable year will be reduced by the portion of such premium properly allocable to such year. For this purpose, the amount of "amortizable bond premium" will be the excess of the purchase price of the private bonds over their principal amount payable at maturity (or, if it results in a smaller amortizable bond premium attributable to the period of earlier call date, the amount payable on the earlier call date). An election, once made, would apply to all bonds (other than bonds the interest on which is excludable from gross income) held by you at the beginning of the first taxable year to which the election applies or which thereafter are acquired by you, and such election is irrevocable without the consent of the IRS. If you consider such an election, you are strongly advised to consult your own tax advisors.

    Alternatively, if the purchase price of the private bonds being exchanged for the exchange bonds was less than their principal amount (such difference being the market discount), the private bonds and the exchange bonds may be subject to the market discount rules. The market discount is generally deemed to be zero if the amount of market discount is less than 0.0025 of the principal amount multiplied by the number of complete years to maturity. If the private bonds were purchased at a market discount, you generally would be required to treat as ordinary income any gain recognized on the sale of the exchange bonds to the extent of the "accrued market discount" on the exchange bonds (which will include the market discount that accrued on the private bonds) at the time of a disposition of the exchange bonds, unless you make an election to accrue market discount as ordinary income over the term of the private bonds and the exchange bonds. Market discount generally would be treated as accruing on a straight-line basis over their term, or, at the holder's election, under a constant yield method. In addition, if the private bonds were purchased at a market discount, you may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the private bonds and the exchange bonds until they are disposed of in a taxable transaction.

    BACKUP WITHHOLDING. You may be subject to a 31% backup withholding tax when you receive interest payments on the exchange bonds or proceeds upon the sale or other disposition of an exchange bond. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the 31% backup withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:

    - the IRS notifies us or our agent that the TIN you provided is incorrect;

    - you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

    - you fail to certify under penalties of perjury that you are not subject to backup withholding.

    If the 31% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the Internal Revenue Service.

NON-UNITED STATES HOLDERS

    DEFINITION OF NON-UNITED STATES HOLDER. A "Non-United States Holder" is any person other than a United States Holder. Please note that if you are subject to United States federal income tax on a net basis on income or gain with respect to an exchange bond because such income or gain is effectively connected with the conduct of a United States trade or business, this disclosure does not cover the United States federal tax rules that apply to you.

INTEREST

    PORTFOLIO INTEREST EXEMPTION. You will generally not have to pay United States federal income tax on interest paid on the exchange bonds because of the "portfolio interest exemption" if either:

    - you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury: or

    - a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the exchange bond on your behalf, certifies to us or our agent under penalties of perjury that it has received IRS Form W-8 (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

However, you will not qualify for the portfolio interest exemption described above if:

    - you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

    - you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

    - you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

    WITHHOLDING TAX IF THE INTEREST IS NOT PORTFOLIO INTEREST. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the exchange bonds. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current regulations, on Form 1001. Successor forms will require additional information, as discussed below under the heading "--Non-United States Holders--New Withholding Regulations."

    REPORTING. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

    SALE OR OTHER DISPOSITION OF THE EXCHANGE BONDS. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of an exchange bond. You may, however, be subject to tax on such gain if:

    - you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition, in which case you may have to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain; or

    - you are a United States expatriot who meets certain conditions.

    UNITED STATES FEDERAL ESTATE TAXES. If you qualify for the portfolio interest exemption under the rules described above when you die, the exchange bonds will not be included in your estate for United States federal estate tax purposes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    PAYMENTS FROM UNITED STATES OFFICE. If you receive payments of interest or principal directly from us or through the United States Office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31% and information reporting.

    With respect to interest payments made on the exchange bonds, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8 or substitute form, that you are not a United States person in the manner described above under the heading "--Non-United States Holders--Interest."

    Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of an exchange bond, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8 or a substitute form, a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of an exchange bond, as described above under the heading "--Non-United States Holder--Sale or Other Disposition of Exchange Bonds," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

    PAYMENTS FROM FOREIGN OFFICE. If payments of principal and interest are made to you outside the United States by or through the foreign office of a foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of an exchange bond through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the payee is a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United

States federal income tax purposes, or that derives 50% of more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

    REFUNDS. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

    NEW WITHHOLDING REGULATIONS. New regulations relating to withholding tax on income paid to foreign persons (the "New Withholding Regulations") will generally be effective for payments made after December 31, 2000. The New Withholding Regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. For example, the new regulations will require new forms, which you will generally have to provide earlier than you would have had to provide replacements for expiring existing forms.

    The New Withholding Regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. The New Withholding Regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions on behalf of non-United States beneficial owners for which or for whom they receive payments. The New Withholding Regulations also amend the foreign broker office definition as it applies to partnerships.

    The New Withholding Regulations provide that certifications satisfying the requirements of the New Withholding Regulations will be deemed to satisfy the requirements of the Treasury Regulations now in effect. In any case, you will generally be required to provide certifications that comply with the provisions of the New Withholding Regulations, where required, not later than December 31, 2000, if you remain as a holder of the exchange bonds on that date, unless you receive payments on the bonds through a qualified intermediary (as defined in the New Withholding Regulations) that has provided a proper certification on your behalf. If you are a Non-United States Holder claiming benefit under an income tax treaty (and not relying on the portfolio interest exemption), you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the New Withholding Regulations' certification requirements.

    THE NEW WITHHOLDING REGULATIONS ARE COMPLEX AND THIS SUMMARY DOES NOT COMPLETELY DESCRIBE THEM. PLEASE CONSULT YOUR TAX ADVISOR TO DETERMINE HOW THE NEW WITHHOLDING REGULATIONS WILL AFFECT YOUR PARTICULAR CIRCUMSTANCES.

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
                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus for any resale of those exchange bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange bonds received in exchange for private bonds where the private bonds were acquired as a result of market making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer for resales of exchange bonds for a period ending 120 days after the registration statement of which this prospectus is a part has been declared effective, subject to extension, or, if earlier, when all exchange bonds have been disposed of by the participating broker-dealer.

    We will not receive any proceeds from any sale of exchange bonds by broker-dealers or any other persons. Exchange bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of those exchange bonds. Any broker-dealer that resells exchange bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal accompanying this prospectus states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of private bonds, including any broker-dealers, and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                         VALIDITY OF THE EXCHANGE BONDS

    The validity of the exchange bonds offered in this prospectus will be passed upon by Latham & Watkins, our counsel and the Funding Corporation's counsel.

                                    EXPERTS

    The financial statements of LSP Batesville Funding Corporation as of December 31, 1999 and 1998 and for year ended December 31, 1999 and the period from inception (August 3, 1998) to December 31, 1998, and of LSP Energy Limited Partnership (a Delaware limited partnership in the development stage) as of December 31, 1999 and 1998, and for each of the years ended December 31, 1999, 1998 and 1997, and for the period from inception (February 7, 1996) to December 31, 1999 and the balance sheets of LSP Energy, Inc. as of December 31, 1999 and 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

                              INDEPENDENT ENGINEER

    R.W. Beck, Inc. prepared the independent engineer's report included as Annex B to this prospectus. We include that report in this prospectus in reliance upon R.W. Beck's conclusions and their experience in the review of the design, development, construction and operation of cogeneration facilities. You should read the R.W. Beck report in its entirety for information with respect to our power facility and the related subjects discussed in the R.W. Beck report.

               INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT

    C.C. Pace Consulting, L.L.C. prepared the independent electricity market and fuel consultant's report included as Annex C to this prospectus. We include that report in this prospectus in reliance upon C.C. Pace's conclusions and their experience in analyzing power markets and fuel supply and transportation arrangements for independent power projects. You should read the C.C. Pace report in its entirety for information with respect to the southeastern power market and the availability of fuel supply and transportation arrangements to serve our power facility.

                             AVAILABLE INFORMATION

    We have filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the exchange bonds offered hereby. As permitted by the rules and regulations of the Commission, this prospectus omits certain information, exhibits and undertakings contained in the registration statement. For further information with respect to us, the Funding Corporation and the exchange bonds offered hereby, reference is made to the registration statement, including the exhibits and the financial statements, notes and schedules filed as a part of the registration statement of which this prospectus is a part. As a result of the exchange offer, we will become subject to the informational requirements of the Exchange Act. The registration statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by us and the Funding Corporation with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 6061-2511. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. The

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
Commission maintains a web site (http://www.sec.gov), that contains periodic reports, proxy and information statements and other information regarding registrants that file documents electronically with the Commission.

    Pursuant to the indenture, we have agreed to furnish to the trustee and to registered holders of the exchange bonds, without cost to the trustee or those registered holders, copies of all reports and other information that would be required to be filed by us and the Funding Corporation with the Commission under the Securities Exchange Act of 1934 (and, with respect to the annual information only, a report thereon by our and the Funding Corporation's certified independent accountants), whether or not we or the Funding Corporation are then required to file reports with the Commission. As a result of this exchange offer, we will become subject to the periodic reporting and other informational requirements of the Exchange Act. In the event that we cease to be subject to the informational requirements of the Exchange Act, we have agreed that, so long as any bonds remain outstanding, we will file with the Commission (but only if the Commission at such time is accepting such voluntary filings) and distribute to holders of the private bonds or the exchange bonds, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports that would have been required to be filed with the Commission under the Exchange Act. We will also furnish such other reports as we may determine or as may be required by law.

                       INDEX TO THE FINANCIAL STATEMENTS

    Our audited financial statements, and those of the Funding Corporation and LSP Energy and the related information listed below are set forth on pages F-2 through F-48 of this prospectus.

TITLE                                                           PAGE
-----                                                         --------
LSP Batesville Funding Corporation:
  Report of Independent Auditors............................  F-2
  Balance Sheets as of December 31, 1999 and 1998...........  F-3
  Statements of Operations for the year ended December 31,
    1999 and for the period from Inception (August 3, 1998)
    to December 31, 1998....................................  F-4
  Statements of Changes in Stockholder's Equity for the year ended December 31, 1999 and for the period from
    Inception (August 3, 1998) to December 31, 1998.........  F-5
  Statements of Cash Flows for the year ended December 31,
    1999 and for the period from Inception (August 3, 1998)
    to December 31, 1998....................................  F-6
  Notes to Financial Statements.............................  F-7

LSP Energy Limited Partnership:
  Report of Independent Auditors............................  F-11
  Balance Sheets as of December 31, 1999, and 1998..........  F-12
  Statements of Operations for the years ended December 31,
    1999, 1998 and 1997 and for the period from inception
    (February 7, 1996) to December 31, 1999.................  F-13
  Statements of Changes in Partners' Capital (Deficit) for
    the years ended December 31, 1999, 1998 and 1997 and for
    the period from inception (February 7, 1996)
    to December 31, 1999....................................  F-14
  Statements of Cash Flows for the years ended December 31,
    1999, 1998 and 1997 and for the period from inception
    (February 7, 1996) to December 31, 1999.................  F-15
  Notes to Financial Statements.............................  F-16

LSP Energy, Inc.
  Report of Independent Auditors............................  F-41
  Balance Sheets as of December 31, 1999 and 1998...........  F-42
  Notes to Financial Statement..............................  F-43

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
LSP Batesville Funding Corporation:

    We have audited the accompanying balance sheets of LSP Batesville Funding Corporation as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year ended December 31, 1999 and the period from inception (August 3, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP Batesville Funding Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and the period from inception (August 3, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Billings, Montana
February 7, 2000

                       LSP BATESVILLE FUNDING CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
                                     ASSETS
Current Asset--Cash.........................................   $1,000     $1,000
                                                               ======     ======

                  LIABILITY AND STOCKHOLDER'S EQUITY (DEFICIT)

Liability--Due to LSP Energy Limited Partnership............  $ 5,960     $   --
                                                              -------     ------
Common stock, $.01 par value, 1,000 shares authorized, 100
  shares issued and outstanding.............................        1          1
Additional paid-in-capital..................................      999        999
Accumulated Deficit.........................................   (5,960)        --
                                                              -------     ------

Total Stockholder's Equity (Deficit)........................   (4,960)     1,000
                                                              -------     ------

Total Liability and Stockholder's Equity (Deficit)..........  $ 1,000     $1,000
                                                              =======     ======

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

                            STATEMENTS OF OPERATIONS

                        YEAR ENDED DECEMBER 31, 1999 AND
          PERIOD FROM INCEPTION (AUGUST 3, 1998) TO DECEMBER 31, 1998

                                                                1999       1998
                                                              --------   --------
Revenues....................................................  $    --      $ --

General and administrative expenses.........................    5,960        --
                                                              -------      ----

    Net loss................................................  $(5,960)     $ --
                                                              =======      ====

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                          YEAR ENDED DECEMBER 31, 1999
        AND PERIOD FROM INCEPTION (AUGUST 3, 1998) TO DECEMBER 31, 1998

                                                                 ADDITIONAL      ACCUMULATED
                                                COMMON STOCK   PAID-IN-CAPITAL     DEFICIT      TOTAL
                                                ------------   ---------------   -----------   --------
Balance at inception..........................      $ --             $ --          $    --     $    --
Issuance of common stock......................         1              999               --       1,000
                                                    ----             ----          -------     -------
Balance at December 31, 1998..................      $  1             $999          $    --     $ 1,000

Net loss......................................        --               --           (5,960)     (5,960)
                                                    ----             ----          -------     -------
Balance at December 31, 1999..................      $  1             $999          $(5,960)    $(4,960)
                                                    ====             ====          =======     =======

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

                            STATEMENTS OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999
        AND PERIOD FROM INCEPTION (AUGUST 3, 1998) TO DECEMBER 31, 1998

                                                                1999       1998
                                                              --------   --------
Cash Flows from Operating Activities:
  Net loss..................................................  $(5,960)   $    --
  Adjustments to reconcile net loss to cash provided by
    operating activities:
  Increase in due to LSP Energy Limited Partnership.........    5,960         --
                                                              -------    -------
Cash provided by (used in) operating activities.............       --         --
                                                              -------    -------
Cash Flows from Investing Activities........................       --         --
                                                              -------    -------

Cash Flows from Financing Activities:
Issuance of common stock....................................       --      1,000
                                                              -------    -------
Cash provided by financing activities.......................       --      1,000
                                                              -------    -------
Increase in cash............................................       --      1,000
Cash, beginning of period...................................    1,000         --
                                                              -------    -------
Cash, end of period.........................................  $ 1,000    $ 1,000
                                                              =======    =======

                See accompanying notes to financial statements.

                       LSP BATESVILLE FUNDING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

    LSP Batesville Funding Corporation ("Funding") was established on August 3, 1998. Funding's business purpose is limited to maintaining its organization and activities necessary to facilitate the acquisition of financing by LSP Energy Limited Partnership ("the Partnership") from the institutional debt market and to offering debt securities. Funding is wholly owned by LSP Batesville Holding, LLC ("Holding"), a Delaware limited liability company.

    Holding was established on July 29, 1998 for the purpose of owning and managing the limited partnership interests of the Partnership, the common stock of LSP Energy, Inc., the general partner of the Partnership, and the common stock of Funding.

    The Partnership is a Delaware limited partnership formed in February 1996 to develop, finance, construct, own and operate a gas-fired electric generating facility with a design capacity of approximately 837 megawatts to be located in Batesville, Mississippi (the "Facility"). The Partnership has been in the development stage since its inception and is not expected to generate any operating revenues until the Facility achieves commercial operations. As with business ventures of this size and nature, the ultimate construction and operation of the Facility could be affected by many factors. Construction of the Facility is expected to be completed in the year 2000.

    Due to the insignificance of income tax effects applicable to Funding, the accompanying financial statements do not reflect any income tax effects.

2. FINANCING

    Effective August 28, 1998, the Partnership entered into agreements with a financial institution (the "Bank"), that provided for financing in the amount of $180,000,000 (the "Tranche A Credit Facility"). Borrowings from this financing were used for the development and construction of the Facility. The agreements also contemplated circumstances under which Funding and Holding would enter into agreements whereby they would issue bonds in the amounts of $100,000,000 (the "Tranche B Bond Facility") and $50,000,000 (the "Tranche C Bond Facility"), respectively, in order to further finance the construction of the Facility. The terms and conditions of the Tranche B Bond Facility and Tranche C Bond Facility were set forth in a letter agreement (the "Letter Agreement") entered into among the Partnership, Holding and Funding (collectively, the "Borrowers") and the Bank. Bonds under the Tranche B Bond Facility and Tranche C Bond Facility were never issued.

    Pursuant to the Letter Agreement, the Borrowers and the Bank, as underwriter, also agreed to pursue a capital markets offering during the last quarter of 1998. However, due to unfavorable capital markets conditions the capital markets offering was not completed. Alternatively, on December 15, 1998 the Partnership amended and restated the financing agreements entered into on August 28, 1998. The amended and restated agreements provided for financing in the amount of $305,000,000. The new financing consisted of a $305,000,000 three-year loan facility (the "Bank Credit Facility") entered into among the Partnership and a consortium of banks.

    The aggregate principal amount of all loans under the Bank Credit Facility could not exceed $305,000,000. The maturity date of loans outstanding under the Bank Credit Facility was the earlier of (a) December 15, 2001 and (b) the commitment termination date, as defined. At December 31, 1998, the Partnership had $78,000,000 of LIBOR loans outstanding under the Bank Credit Facility. Interest rates on the outstanding loans at December 31, 1998 ranged from 6.355% to 6.505%.

                       LSP BATESVILLE FUNDING CORPORATION

2. FINANCING (CONTINUED)
    Loans made under the Bank Credit Facility were secured by all of the assets and contract rights of the Partnership. In addition, each of the partners of the Partnership pledged its respective partnership interest in the Partnership.

    A common agreement (the "Common Agreement") tied all of the financing agreements together and set forth, among other things: (a) terms and conditions upon which loans and disbursements could be made under the Bank Credit Facility;
(b) the mechanism for which loan proceeds, operating revenues, equity contributions and other amounts received by the Partnership were disbursed to pay construction costs, operations and maintenance costs, debt service and other amounts due from the Partnership; (c) the conditions which had to be satisfied prior to making distributions from the Partnership; and (d) the covenants and reporting requirements the Partnership was required to be in compliance with during the term of the Common Agreement.

    The Common Agreement prohibited the Partnership from making distributions to its partners while loans made under the Bank Credit Facility were outstanding.

    The Common Agreement required compliance with covenants, including, among other things, compliance with reporting requirements and limitations or restrictions relating to the use of the proceeds under the Bank Credit Facility, additional indebtedness, and disposition of assets. The Common Agreement also described events of default which included, among others, failure to make payments in accordance with the terms of the Bank Credit Facility and failure to comply with agreements entered into by the Partnership.

    On May 21, 1999, the Partnership and Funding issued two series of Senior Secured Bonds (the "Bonds") in the following total principal amounts:
$150,000,000 7.164% Series A Senior Secured Bonds due 2014 and $176,000,000
8.160% Series B Senior Secured Bonds due 2025. Interest is payable semiannually on each January 15 and July 15, commencing January 15, 2000 to the holders of record on the immediately preceeding January 1 and July 1. On January 15, 2000, the Partnership made interest payments aggregating approximately $16,320,000. Interest on the Bonds accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Bonds may be increased under the circumstances described below.

    A portion of the proceeds from the issuance of the Bonds was used to repay the $136,600,000 of outstanding loans under the Bank Credit Facility. The remaining proceeds from the issuance of the Bonds are being used to pay a portion of the costs of completing the Facility.

    Principal payments are payable on each January 15 and July 15, commencing on July 15, 2001. Scheduled maturities of the Bonds are as follows:

1999..........................................  $         --
2000..........................................  $         --
2001..........................................  $  4,125,000
2002..........................................  $  7,575,000
2003..........................................  $  7,125,000
Thereafter....................................  $307,175,000
                                                ------------
Total.........................................  $326,000,000
                                                ============

                       LSP BATESVILLE FUNDING CORPORATION

2. FINANCING (CONTINUED)
    The Bonds are secured by substantially all of the personal property and contract rights of the Partnership and Funding. In addition, Holding and LSP Energy, Inc. have pledged all of their interests in the Partnership, and Holding has pledged all of the common stock of LSP Energy, Inc. and all of the common stock of Funding.

    The Bonds are senior secured obligations of the Partnership and Funding, rank equivalent in right of payment to all other senior secured obligations of the Partnership and Funding and rank senior in right of payment to all existing and future subordinated debt of the Partnership and Funding.

    The Bonds are redeemable, at the option of the Partnership and Funding, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of that series of Bonds, on any date prior to its maturity at a redemption price equal to 100% of the outstanding principal amount of the Bonds being redeemed, plus accrued and unpaid interest on the Bonds being redeemed and a make-whole premium. In no event will the redemption price ever be less than 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon.

    The Bonds are redeemable at the option of the bondholders if funds remain on deposit in the distribution account for at least 12 months in a row, and the Partnership and Funding cause the bondholders to vote on whether the Partnership and Funding should use those funds to redeem the Bonds, and holders of at least 66 2/3% of the outstanding Bonds vote to require the Partnership and Funding to use those funds to redeem the Bonds. If the Partnership and Funding are required to redeem Bonds with those funds, then the redemption price will be 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the Bonds being redeemed. In addition, if LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 51% of the capital stock of LSP Energy, Inc. (unless any or all of them maintain management control of the Partnership), or LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 10% of the ownership in the Partnership, then the Partnership and Funding must offer to purchase all of the Bonds at a purchase price equal to 101% of the outstanding principal amount of the Bonds plus accrued and unpaid interest unless the Partnership and Funding receive a confirmation of the then current ratings of the Bonds or at least 66 2/3% of the holders of the outstanding Bonds approve the change in ownership.

    The Trust Indenture for the Bonds (the "Trust Indenture") entered into among the Partnership, Funding and the Bank of New York, as Trustee (the "Trustee") contains covenants including, among others, limitations and restrictions relating to additional debt other than the Bonds, Partnership distributions, new and existing agreements, disposition of assets, and other activities. The Trust Indenture also describes events of default which include, among others, events involving bankruptcy of the Partnership or Funding, failure to make any payment of interest or principal on the Bonds and failure to perform or observe in any material respect any covenant or agreement contained in the Trust Indenture.

    Effective May 21, 1999, the Common Agreement was amended and restated (the "Amended and Restated Common Agreement"). The Amended and Restated Common Agreement sets forth, among other things; (a) the mechanism by which Bond proceeds, operating revenues, equity contributions and other amounts received by the Partnership are disbursed to pay construction costs, operations and

                       LSP BATESVILLE FUNDING CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

2. FINANCING (CONTINUED)
maintenance costs, debt service and other amounts due from the Partnership and
(b) the conditions which must be satisfied prior to making distributions from the Partnership.

    The Amended and Restated Common Agreement provides that the following conditions must be satisfied before making distributions from the Partnership to its partners: (1) the Partnership must have made all required disbursements to pay operating and maintenance expenses, management fees and expenses and debt service; (2) the Partnership must have set aside sufficient reserves to pay principal and interest payments on the Bonds and its other senior secured debt;
(3) there cannot exist any default or event of default under the Trust Indenture for the Bonds; (4) the Partnership's historical and projected debt service coverage ratios must equal or exceed the required levels; (5) the Partnership must have sufficient funds in its accounts to meet its ongoing working capital needs; (6) the Facility must be complete; and (7) the distributions must be made after the last business day of September 2000.

    The Amended and Restated Common Agreement requires that the Partnership set aside reserves for: (1) payments of scheduled principal and interest on the Bonds and the other senior secured debt of the Partnership and Funding; (2) the cost of performing periodic major maintenance on the Facility, including turbine overhauls; and (3) the credit support, if any, that the Partnership is required to provide to one of the Partnership's power purchasers.

    Under the terms and conditions of the Trust Indenture, the Partnership and Funding have agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") for a registered offer to exchange the Bonds for two series of debt securities (the "Exchange Bonds") which are in all material respects substantially identical to the Bonds. Upon such registration being effective, the Partnership and Funding will offer the Exchange Bonds in return for surrender of the Bonds. Interest on each Exchange Bond will accrue from the last date on which interest was paid on the Bond so surrendered or, if no interest has been paid, since the date of the issuance of the Bonds.

    If the Partnership and Funding do not begin the exchange offer or the SEC does not declare the registration effective within 270 days of May 21, 1999, the respective interest rates on the Bonds will increase by one-half of one percent effective on the 271st day following May 21, 1999. Such increase will remain in effect until the date on which the Partnership and Funding begin the exchange offer.

                          INDEPENDENT AUDITORS' REPORT

The Partners
LSP Energy Limited Partnership:

    We have audited the accompanying balance sheets of LSP Energy Limited Partnership (a Delaware limited partnership in the development stage) as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999 and for the period from inception (February 7, 1996) to December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP Energy Limited Partnership (a Delaware limited partnership in the development stage) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 and for the period from inception (February 7, 1996) to December 31, 1999, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Billings, Montana
February 7, 2000

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                  1999          1998
                                                              ------------   -----------
                           ASSETS

Current assets:
  Cash......................................................  $    202,924   $    83,866
  Investments held by Trustee, at amortized cost which
    approximates fair value.................................    53,547,410            --
  Spare parts inventory.....................................       733,462            --
  Other current assets......................................       174,174        57,067
                                                              ------------   -----------
    Total Current Assets....................................    54,657,970       140,933

Property and construction in progess........................   296,509,139    83,429,694

Debt issuance and financing costs, net of accumulated
  amortization of $4,046,139 in 1999 and $233,505 in 1998...    10,099,017    10,531,773
                                                              ------------   -----------
    Total Assets............................................  $361,266,126   $94,102,400
                                                              ============   ===========

        LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $  9,923,894   $13,507,883
  Contract retainage payable................................    11,944,208            --
  Accrued interest payable..................................    15,345,443       154,898
                                                              ------------   -----------
    Total Current Liabilities...............................    37,213,545    13,662,781

Contract retainage payable..................................            --     2,882,344
Bonds payable...............................................   326,000,000            --
Loans payable...............................................            --    78,000,000
                                                              ------------   -----------
    Total Liabilites........................................   363,213,545    94,545,125

Commitments and contingencies
Partners' Capital (Deficit).................................    (1,947,419)     (442,725)
                                                              ------------   -----------
    Total Liabilities and Partners' Capital (Deficit).......  $361,266,126   $94,102,400
                                                              ============   ===========

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS

                                                                                       INCEPTION
                                                  YEAR ENDED DECEMBER 31,          (FEBRUARY 7, 1996)
                                            ------------------------------------           TO
                                               1999         1998         1997      DECEMBER 31, 1999
                                            -----------   ---------   ----------   ------------------
Revenues..................................  $        --   $      --   $5,224,084       $5,382,289
Expenses:
  Operations and maintenance expenses.....      918,782          --           --          918,782
  Project management expenses.............      367,277     142,122           --          509,399
  General and administrative expenses.....      218,635     301,603        4,205          528,187
                                            -----------   ---------   ----------       ----------
Total expenses............................    1,504,694     443,725        4,205        1,956,368
                                            -----------   ---------   ----------       ----------
    Net income (loss).....................  $(1,504,694)  $(443,725)  $5,219,879       $3,425,921
                                            ===========   =========   ==========       ==========

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                FOR THE PERIOD FROM INCEPTION (FEBRUARY 7, 1996)
                              TO DECEMBER 31, 1999

                                                           LIMITED PARTNER    GENERAL PARTNER
                                        LIMITED PARTNER   -----------------   ---------------
                                        LSP BATESVILLE      GRANITE POWER       LSP ENERGY,
                                         HOLDING, LLC     PARTNERS II, L.P.        INC.            TOTAL
                                        ---------------   -----------------   ---------------   -----------
Balance at December 31, 1996..........    $        --         $   44,017         $    444       $    44,461
Net income............................             --          5,167,680           52,199         5,219,879
Distribution to partners..............             --         (5,211,697)         (52,643)       (5,264,340)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1997..........    $        --         $       --         $     --       $        --
Capital contributions.................             --                990               10             1,000
Transfer of partnership interests.....            990               (990)              --                --
Net loss..............................       (439,288)                --           (4,437)         (443,725)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1998..........    $  (438,298)        $       --         $ (4,427)      $  (442,725)
                                          -----------         ----------         --------       -----------
Net loss..............................     (1,489,647)                --          (15,047)       (1,504,694)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1999..........     (1,927,945)                --          (19,474)       (1,947,419)
                                          ===========         ==========         ========       ===========
Balance at inception..................    $        --         $       --         $     --       $        --
Capital contributions.................             --                990               10             1,000
Transfer of partnership interests.....            990               (990)              --                --
Net income (loss).....................    $(1,928,935)         5,320,597           34,259         3,425,921
Distributions to partners.............             --         (5,320,597)         (53,743)       (5,374,340)
                                          -----------         ----------         --------       -----------
Balance at December 31, 1999..........    $(1,927,945)        $       --         $(19,474)      $(1,947,419)
                                          ===========         ==========         ========       ===========

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                                                                                          INCEPTION
                                                                                                        (FEBRUARY 7,
                                                                   YEAR ENDED DECEMBER 31,                  1996)
                                                          ------------------------------------------   TO DECEMBER 31,
                                                              1999            1998          1997            1999
                                                          -------------   ------------   -----------   ---------------
Cash Flows from Operating Activities:
  Net income (loss).....................................  $  (1,504,694)  $   (443,725)  $ 5,219,879    $   3,425,921
  Adjustments to reconcile net income (loss) to cash
    provided by (used in) operating activities:
    Decrease in interest receivable net of accretion of
      purchase discount on escrow funds.................             --             --        44,461               --
    Increase in spare parts inventory...................       (733,462)            --            --         (733,462)
    Increase in other current assets....................       (117,107)       (57,067)           --         (174,174)
    Increase (decrease) in accounts payable.............     (3,583,989)    13,507,883            --        9,923,894
    Increase (decrease) in accrued interest on loans
      payable...........................................       (154,898)       154,898            --               --
                                                          -------------   ------------   -----------    -------------
Cash provided by (used in) operating activities.........     (6,094,150)    13,161,989     5,264,340       12,442,179
                                                          -------------   ------------   -----------    -------------
Cash Flows from Investing Activities:
  Investments held by Trustee...........................   (183,648,081)            --            --     (183,648,081)
  Investments drawn for property and construction in
    progress............................................    147,526,874             --            --      147,526,874
  Payments on property and construction in progress.....   (202,285,707)   (80,313,845)           --     (282,599,552)
                                                          -------------   ------------   -----------    -------------
Cash used in investing activities.......................   (238,406,914)   (80,313,845)           --     (318,720,759)
                                                          -------------   ------------   -----------    -------------
Cash Flows from Financing Activities:
  Debt issuance and financing costs.....................     (3,379,878)   (10,765,278)           --      (14,145,156)
  Proceeds from issuance of loans.......................     58,600,000     78,000,000            --      136,600,000
  Repayment of loans....................................   (136,600,000)            --            --     (136,600,000)
  Proceeds from issuance of bonds.......................    326,000,000             --            --      326,000,000
  Capital contributions.................................             --          1,000            --            1,000
  Distributions to partners.............................             --             --    (5,264,340)      (5,374,340)
                                                          -------------   ------------   -----------    -------------
Cash provided by (used in) financing activities.........    244,620,122     67,235,722    (5,264,340)     306,481,504
                                                          -------------   ------------   -----------    -------------
Increase in cash........................................        119,058         83,866            --          202,924
Cash, beginning of period...............................         83,866             --            --               --
                                                          -------------   ------------   -----------    -------------
Cash, end of period.....................................  $     202,924   $     83,866   $        --    $     202,924
                                                          =============   ============   ===========    =============
RECONCILIATION OF CHANGES IN PROPERTY AND CONSTRUCTION
  IN PROGRESS:

Increase in property and construction in progress.......  $(213,079,445)  $(83,429,694)  $        --    $(296,509,139)
Increase in contract retainage payable..................      9,061,864      2,882,344            --       11,944,208
Investment income on investments held by Trustee........     (3,148,444)            --            --       (3,148,444)
Reimbursement received from the State of Mississippi....    (14,277,759)            --            --      (14,277,759)
Amortization of debt issuance and financing costs.......      3,812,634        233,505            --        4,046,139

Increase in accrued interest payable on bonds...........     15,345,443             --            --       15,345,443
                                                          -------------   ------------   -----------    -------------
Payments on property and construction in progress.......  $(202,285,707)  $(80,313,845)  $        --    $(282,599,552)
                                                          =============   ============   ===========    =============

                See accompanying notes to financial statements.

                         LSP ENERGY LIMITED PARTNERSHIP
           (a Delaware Limited Partnership in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

    LSP Energy Limited Partnership (the "Partnership") is a Delaware limited partnership formed in February 1996 to develop, construct, own and operate a gas-fired electric generating facility with a design capacity of approximately 837 megawatts to be located in Batesville, Mississippi (the "Facility"). The 1% general partner of the Partnership is LSP Energy, Inc. ("Energy"). Granite Power Partners II, L.P. ("Granite") was the original 99% limited partner of the Partnership. The current 99% limited partner of the Partnership is LSP Batesville Holding, LLC ("Holding"), a Delaware limited liability company established on July 29, 1998. Granite is a Delaware limited partnership formed to develop independent power projects throughout the United States. The general partner of Granite is LS Power, LLC ("LS Power"), a Delaware limited liability company.

    Granite and Cogentrix/Batesville, LLC ("Cogentrix"), a Delaware limited liability company, entered into an operating agreement dated as of August 28, 1998 which was amended and restated on both December 15, 1998 and May 19, 1999 (as amended, the "Operating Agreement"). Pursuant to the Operating Agreement, Granite contributed to Holding its 99% limited partnership interest in the Partnership and all of the common stock of Energy, and Cogentrix agreed to contribute to Holding $54,000,000 of equity. Granite received an initial 47.85% membership interest in Holding and Cogentrix received an initial 52.15% membership interest in Holding.

    Pursuant to the Operating Agreement, Granite's and Cogentrix's membership interest may be adjusted to insulate Cogentrix's economic return from events, including: (i) a refinancing of the project debt, (ii) deviations of market prices from the market prices projected as of the closing date, (iii) an increase in debt service as a result of a draw on the Virginia Electric and Power Company ("VEPCO") completion security (see Note 4), (iv) inability to post a debt service letter of credit and distribute cash from the debt service reserve account to Cogentrix, by a certain date, due to insufficient cash funding of the debt service reserve account and (v) a termination by VEPCO of the VEPCO power purchase agreement (see Note 4). On the 25th anniversary of the delivery start date as defined in the VEPCO power purchase agreement Cogentrix's membership interest shall be reduced to 2%.

    Under the terms of the Operating Agreement, the issuance of two series of Senior Secured Bonds by the Partnership and LSP Batesville Funding Corporation on May 21, 1999 (see Note 5) resulted in a recalculation of the Granite and Cogentrix membership interests in Holding. Effective May 21, 1999 the revised Granite and Cogentrix membership interests were adjusted to 48.63% and 51.37%, respectively.

    Cogentrix's equity contribution to Holding will be contributed to the Partnership and used for the development and construction of the Facility. Cogentrix's equity contribution commitment is supported by an irrevocable letter of credit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The Partnership has been in the development stage since its inception and is not expected to generate any operating revenues until the Facility achieves commercial operations. Revenues in 1997 primarily represent a $5,000,000 option payment received by the Partnership under an option purchase agreement (the "Option Purchase Agreement") entered into in 1996 with a third party. Under the terms of the Option Purchase Agreement, the third party had the option to purchase 750 megawatts of

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) capacity and dispatchable energy for a defined term from the Partnership. Effective November 1, 1997, the Option Purchase Agreement expired unexercised. The Partnership has no continuing financial commitments under the Option Purchase Agreement and all funds earned under the Option Purchase Agreement were distributed to the partners of the Partnership prior to December 31, 1997.

    As with any new business venture of this size and nature, the ultimate operation of the Facility could be affected by many factors. Construction of the Facility is expected to be completed in 2000.

    PROJECT DEVELOPMENT COSTS

    On April 3, 1998, the AICPA Accounting Standards Executive Committee issued Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES ("SOP 98-5"). SOP 98-5 requires that costs incurred during start-up activities, including organization costs, be expensed as incurred. Generally, all start-up costs incurred that are not directly related to the acquisition or construction of long-lived tangible assets will be expensed.

    The Partnership adopted SOP 98-5 during 1998 and accordingly has expensed all start-up costs in the accompanying 1999 and 1998 statements of operations.

    INVESTMENTS HELD BY TRUSTEE

    At December 31, 1999, Investments Held by Trustee referred to in Note 5, consists of commercial paper with original maturities primarily of 90 days or less. All such commercial paper at December 31, 1999 matures prior to January 31, 2000. The Partnership acquired and classified these debt securities as held-to-maturity because of its intent and ability to hold them to maturity. At December 31, 1999, the fair value of each of these investment securities approximated its amortized cost.

    Held-to-maturity securities are carried at amortized cost, adjusted for amortization of premiums or accretion of discounts. Such amortization and accretion is included in interest income. Interest income is recognized when earned. Realized gains and losses, and declines in value judged to be other-than-temporary, are included in investment securities gains (losses). There were no sales of investment securities during 1999. Maturities of investment securities are reflected as investments drawn for property and construction in progress on the statement of cash flows.

    A trustee holds all of these investments and the use of the proceeds from maturities is restricted to payment of project costs.

    CONSTRUCTION IN PROGRESS

    All costs directly related to the acquisition and construction of long-lived assets are capitalized. Interest costs (including amortization of debt issuance and financing costs), net of interest income on excess proceeds from loans and bonds is capitalized during construction. As of December 31, 1999 and December 31, 1998, capitalized interest including amortization of debt issuance and financing costs was approximately $20,823,000 and $1,815,000, respectively, ($16,777,000 and $1,581,000, respectively, before amortization). Cash paid for interest was approximately $3,172,000 and $1,426,000 for the years ended December 31, 1999 and 1998, respectively, and approximately $4,598,000 for the period February 7, 1996 (inception) to December 31, 1999.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEBT ISSUANCE AND FINANCING COSTS

    The Partnership amortizes deferred debt issuance and financing costs over the expected term of the related debt using the effective interest method. Amortization of deferred financing costs is capitalized as part of construction in progress in the accompanying financial statements.

    ACCOUNTS PAYABLE

    As of December 31, 1999 and 1998, substantially all accounts payable were considered project costs and were eligible for payment from funds held by the trustee and unadvanced loan proceeds.

    USE OF ESTIMATES

    Management makes a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    INCOME TAXES

    Since the Partnership is not an income tax paying entity, the accompanying financial statements do not reflect any income tax effects.

3. PROPERTY AND CONSTRUCTION IN PROGRESS

    Property and construction in progress consist of the following at:

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Land and easements (see Note 4).............................  $    673,558    $ 1,398,071
Construction in progress....................................   295,835,581     82,031,623
                                                              ------------    -----------
                                                              $296,509,139    $83,429,694
                                                              ============    ===========

4. FACILITY CONTRACTS

    On May 18, 1998, the Partnership entered into a Power Purchase Agreement ("VEPCO PPA") with Virginia Electric and Power Company ("VEPCO"). Under the terms of the VEPCO PPA, the Partnership is obligated to sell and VEPCO is obligated to purchase approximately 558 megawatts of electrical capacity and dispatchable energy to be generated from two of the three Combined Cycle Units ("Unit" or "Units") at the Facility at prices set forth in the VEPCO PPA. The initial term of the VEPCO PPA is thirteen years, beginning on the earlier of commencement of commercial operations or June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. VEPCO has the option of extending the term of the VEPCO PPA for an additional twelve years by providing the Partnership written notice at least two years prior to the expiration of the initial term. The extended term may be terminated at any time by VEPCO with 18 months prior notice to the Partnership.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The VEPCO PPA is subject to specified construction and energy delivery milestone deadlines, including achieving commercial operations of the VEPCO Units by June 1, 2000, which date may be extended by a force majeure event or a delivery excuse.

    In the event the commercial operation date of the VEPCO units is delayed beyond June 1, 2000, which date may be extended by a force majeure event or delivery excuse, the Partnership may be responsible for replacement power during the period of delay, subject to a maximum of $20 per kilowatt of committed capacity from each VEPCO Unit. VEPCO may terminate the VEPCO PPA if the commercial operation date is not achieved by June 1, 2001, which date may be extended by a force majeure event or a delivery excuse.

    The terms of the VEPCO PPA require VEPCO to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    The reservation payment is a monthly payment based on the tested capacity of each VEPCO Unit adjusted to specific ambient conditions and the applicable reservation charge. The standard capacity reservation charge is $5.00 per megawatt per month, $6.00 per megawatt per month, and $4.50 per megawatt per month for contract years 1-5, 6-13, and 14-25, respectively. The supplemental (or augmented) capacity reservation charge is $3.25 per megawatt per month, $3.50 per megawatt per month, and $3.00 per megawatt per month for contract years 1-5, 6-13, and 14-25, respectively. The reservation payment may be adjusted downward due to low Unit reliability or availability. However, in the event of an extended forced outage the Partnership may elect to pay for or provide VEPCO with replacement power and, thereby, avoid a reduction in the reservation payment due to reduced availability.

    The energy payment is a monthly payment based on the amount of electricity delivered to VEPCO and an energy rate. The energy rate is $1.00 per megawatt-hour escalated by 3% per year. The start-up payment is a monthly payment based on the number of starts for a VEPCO Unit in excess of 250 per year and a start-up charge. The start charge is equal to $5,000 per Unit per start in excess of 250 per year.

    The system upgrade payment is a monthly payment based on VEPCO's receipt of a credit or discount for transmission service from the Tennessee Valley Authority ("TVA") and Entergy Mississippi, Inc. ("Entergy") due to the Partnership's payment for system upgrades on TVA's or Entergy's transmission systems. The system upgrade payment is due only to the extent that VEPCO receives such transmission service credit or discount.

    The guaranteed heat rate payment is a monthly payment based on the difference between the actual operating efficiency of the VEPCO Units and the operating efficiency that the Partnership has guaranteed. If the actual operating efficiency of the VEPCO Units is higher than the operating efficiency that the Partnership has guaranteed, VEPCO is required to pay the Partnership the fuel cost savings that resulted from such higher efficiency. If the actual operating efficiency of the VEPCO Units is lower than the operating efficiency that the Partnership has guaranteed, the Partnership is required to pay VEPCO the fuel cost expense that resulted from such lower efficiency.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The VEPCO PPA requires the Partnership and VEPCO to work together to develop an annual schedule for the maintenance based upon VEPCO's projected dispatch schedule. The Partnership has agreed not to schedule maintenance during the months of June, July, August, September, January and February without VEPCO's consent.

    The VEPCO PPA requires the Partnership to own, operate, maintain and control all of the electrical interconnection facilities up to the point of interconnection of the Facility with Entergy's and TVA's transmission systems. VEPCO is responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required beyond the interconnection points between the Facility and the TVA and Entergy transmission systems.

    The Partnership is required to obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline. The Partnership is also required to construct, operate and maintain the lateral natural gas pipeline.

    Under the VEPCO PPA either party is excused from performing its obligations due to force majeure events or events that are not in its reasonable control. The Partnership is not liable for or deemed in breach of the VEPCO PPA to the extent performance of its obligations is delayed or prevented by circumstances due to the non-performance of VEPCO. The VEPCO PPA is a tolling arrangement, whereby VEPCO is obligated to supply natural gas to each VEPCO Unit. VEPCO is obligated to arrange, procure, nominate, balance, transport and deliver to the Facility's lateral pipeline the amount of fuel necessary for each VEPCO Unit to generate its net electrical output.

    VEPCO is required to file reports and other information with the Securities and Exchange Commission. These materials are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.

    The following summarized balance sheets and income statements of VEPCO at September 30, 1999 and December 31, 1998 were obtained from the Securities and Exchange Commission's web site.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
CONDENSED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

    The summarized condensed financial information should be read in conjunction with the complete financial statements for the periods presented herein, the related notes to such financial statements and the respective independent auditors' report. The summarized condensed financial information also may not be indicative of the entity's ability to fulfill its obligations under the power purchase agreement.

ASSETS                                                        09/30/1999    12/31/1998
------                                                        -----------   -----------
Cash........................................................  $   115,100   $    49,600
Other Current Assets........................................    1,615,900     1,420,700
                                                              -----------   -----------
Current Assets..............................................    1,731,000     1,470,300
Property, Plant & Equipment, Net............................    9,007,400     9,081,900
Other Non-Current Assets....................................    1,116,900     1,432,700
                                                              -----------   -----------
Non-Current Assets..........................................   10,124,300    10,514,600
                                                              -----------   -----------
TOTAL ASSETS................................................  $11,855,300   $11,984,900
                                                              ===========   ===========
LIABILITIES & EQUITY
------------------------------------------------------------
Accounts Payable............................................  $   620,100   $   566,500
Other Current Liabilities...................................    1,488,200     1,208,100
                                                              -----------   -----------
Current Liabilities.........................................    2,108,300     1,774,600
Long Term Debt..............................................    3,486,700     3,464,700
Other Long-Term Liabilities.................................    1,937,600     2,123,900
                                                              -----------   -----------
Long-Term Liabilities.......................................    5,424,300     5,588,600
                                                              -----------   -----------
TOTAL LIABILITIES...........................................    7,532,600     7,363,200
                                                              -----------   -----------
Stockholders' Equity........................................    4,322,700     4,621,700
                                                              -----------   -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY....................  $11,855,300   $11,984,900
                                                              ===========   ===========

CONDENSED INCOME STATEMENT (IN THOUSANDS) (UNAUDITED)

                                                                 NINE
                                                                MONTHS         YEAR
                                                                 ENDED         ENDED
                                                              09/30/1999    12/31/1998
                                                              -----------   -----------
Sales.......................................................  $ 3,615,000   $ 4,284,600
Operating Expenses..........................................   (2,726,100)   (3,598,800)
                                                              -----------   -----------
Operating Income............................................      888,900       685,800
Other Income/(Expense)......................................       21,300        18,000
                                                              -----------   -----------
Interest Expense............................................     (220,500)     (316,600)
Income Taxes................................................     (241,300)     (157,300)
                                                              -----------   -----------
NET INCOME BEFORE EXTRAORDINARY ITEM........................      448,400       229,900
Extraordinary Item..........................................     (254,800)            0
                                                              -----------   -----------
NET INCOME..................................................  $   193,600   $   229,900
                                                              ===========   ===========

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    On May 21, 1998, the Partnership entered into a Power Purchase Agreement ("Aquila PPA") with Aquila Power Corporation ("Aquila") and UtiliCorp
United, Inc. ("Utilicorp"). Under the terms of the Aquila PPA, the Partnership is obligated to sell and Aquila is obligated to purchase approximately 279 megawatts of electrical capacity and dispatchable energy to be generated from one of the three Units at the Facility at prices set forth in the Aquila PPA. UtiliCorp has appointed Aquila as its agent under the Aquila PPA. The initial term of the Aquila PPA is fifteen years and seven months, beginning on June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. Aquila has the option of extending the term of the Aquila PPA for an additional five years by providing the Partnership written notice by the later of July 2013 or twenty-nine months prior to the expiration of the initial term.

    The Aquila PPA is subject to an energy delivery milestone deadline of June 1, 2000, which deadline may be extended by a force majeure event or a delivery excuse. In the event that commercial operation of the Aquila Unit is not achieved by such deadline, the Partnership may elect to incur an adjustment to the reservation payment to be received under the Aquila PPA or to be responsible for replacement power during the period of delay. Aquila may terminate the Aquila PPA if commercial operations of the Aquila Unit is not achieved by the first anniversary of the energy delivery milestone deadline, which deadline may be extended for up to one year by a force majeure event or delivery excuse.

    The terms of the Aquila PPA require Aquila to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    The reservation payment is a monthly payment based on the tested capacity of each Aquila Unit adjusted to specific ambient conditions and the applicable reservation charge. The capacity reservation charge for all capacity up to 267-megawatts is $4.90 per megawatt per month for the first 60 months and $5.00 per megawatt per month thereafter. The capacity reservation charge for all capacity in excess of 267-megawatts is $2.50 per megawatt per month through the term of the Aquila PPA. The reservation payment may be adjusted downward due to low Unit reliability or availability. However, in the event of an extended forced outage the Partnership may elect to pay for or provide Aquila with replacement power and, thereby, avoid a reduction in the reservation payment due to reduced availability.

    The energy payment is a monthly payment based on the amount of electricity delivered to Aquila and an energy rate. The energy rate is $1.00 per megawatt-hour escalated by the rate of change in the gross domestic product implicit price deflator index. The start-up payment is a monthly payment based on the number of starts for the Aquila Unit in excess of 200 per year and a start charge. The start charge is equal to $5,000 per Unit per start.

    The system upgrade payment is a monthly payment based on Aquila's receipt of a credit or discount for transmission service from TVA or Entergy due to the Partnership's payment for system upgrades on TVA's or Entergy's transmission systems. The system upgrade payment is due only to the extent that Aquila receives such transmission service credit or discount.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The guaranteed heat rate payment is a monthly payment based on the difference between the actual operating efficiency of the Aquila Unit and the operating efficiency that the Partnership has guaranteed. If the actual operating efficiency of the Aquila Unit is higher than the operating efficiency that the Partnership has guaranteed, Aquila is required to pay the Partnership the fuel cost savings that resulted from such higher efficiency. If the actual operating efficiency of the Aquila Unit is lower than the operating efficiency that the Partnership has guaranteed, the Partnership is required to pay Aquila the fuel cost expense that resulted from such lower efficiency.

    The Aquila PPA requires the Partnership and Aquila to work together to develop an annual schedule for the maintenance of the Aquila Unit based upon Aquila's projected dispatch schedule. The Partnership has agreed not to schedule maintenance during the period from June 15 through September 15 without Aquila's consent.

    The Aquila PPA requires the Partnership to own, operate, maintain and control all of the electrical interconnection facilities up to the point of interconnection of the Facility with Entergy's and TVA's transmission systems. Aquila is responsible for obtaining and paying for the provision of transmission services and any ancillary or control area services required beyond the interconnection points between the Facility and the TVA and Entergy transmission systems.

    The Partnership is required to obtain all governmental approvals required for the ownership, construction, operation and maintenance of the lateral natural gas pipeline. The Partnership is also required to construct and operate and maintain the lateral natural gas pipeline.

    Under the Aquila PPA either party is excused from performing its obligations due to force majeure events or events that are not in its reasonable control. The Partnership is not liable for or deemed in breach of the Aquila PPA to the extent performance of its obligations is delayed or prevented by circumstances due to the non-performance of Aquila. The Aquila PPA is a tolling arrangement, whereby Aquila is obligated to supply natural gas to the Aquila Unit. Aquila is obligated to arrange, procure, nominate, balance, transport and deliver to the Facility's lateral pipeline the amount of fuel necessary for the Aquila Unit to generate its net electrical output. The Partnership is obligated to administer gas imbalances on the Facility's lateral pipeline among all parties using the Facility's lateral pipeline.

    Utilicorp is required to file reports and other information with the Securities and Exchange Commission. These reports include information about Aquila because it is a wholly-owned subsidiary of UtiliCorp. The reports and other information filed by UtiliCorp are available on the Securities and Exchange Commission's web site, which can be accessed at HTTP://WWW.SEC.GOV.

    The following summarized condensed balance sheets and income statements of Utilcorp United Inc. at September 30, 1999 and December 31, 1998 were obtained from the Securities and Exchange Commission's web site.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
CONDENSED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

    The summarized condensed financial information should be read in conjunction with the complete financial statements for the periods presented herein, the related notes to such financial statements and the respective independent auditors' report. The summarized condensed financial information also may not be indicative of the entity's ability to fulfill its obligations under the power purchase agreement.

ASSETS                                                        09/30/1999    12/31/1998
------                                                        -----------   -----------
Cash........................................................  $   181,200   $   120,500
Other Current Assets........................................    3,120,800     1,784,300
                                                              -----------   -----------
Current Assets..............................................    3,302,000     1,904,800
Property, Plant & Equipment, Net............................    3,672,000     3,313,900
Other Non-Current Assets....................................    1,523,600       912,200
                                                              -----------   -----------
Non-Current Assets..........................................    5,195,600     4,226,100
                                                              -----------   -----------
TOTAL ASSETS................................................  $ 8,497,600   $ 6,130,900
                                                              ===========   ===========
LIABILITIES & EQUITY
------------------------------------------------------------
Accounts Payable............................................  $ 2,854,600   $ 1,415,300
Other Current Liabilities...................................      655,400       815,900
                                                              -----------   -----------
Current Liabilities.........................................    3,510,000     2,231,200
Long-Term Debt..............................................    2,234,200     1,376,600
Other Long-Term Liabilities.................................      895,800       976,800
                                                              -----------   -----------
Long-Term Liabilities.......................................    3,130,000     2,353,400
                                                              -----------   -----------
TOTAL LIABILITIES...........................................    6,640,000     4,584,600
                                                              -----------   -----------
Shareowners' Equity.........................................    1,857,600     1,546,300
                                                              -----------   -----------
TOTAL LIABILITIES & SHAREOWNERS' EQUITY.....................  $ 8,497,600   $ 6,130,900
                                                              ===========   ===========

CONDENSED INCOME STATEMENT (IN THOUSANDS) (UNAUDITED)

                                                                 NINE
                                                                MONTHS         YEAR
                                                                 ENDED         ENDED
                                                              09/30/1999    12/31/1998
                                                              -----------   -----------
Sales.......................................................  $14,235,400   $12,563,400
Cost of Sales...............................................  (13,390,200)  (11,596,000)
                                                              -----------   -----------
Gross Margin................................................      845,200       967,400
Operating Expenses..........................................     (577,100)     (726,600)
                                                              -----------   -----------
Operating Income............................................      268,100       240,800
Other Income/(Expense)......................................       43,700       110,600
Interest Expense............................................     (134,200)     (132,600)
Income Taxes................................................      (58,400)      (86,600)
                                                              -----------   -----------
NET INCOME..................................................  $   119,200   $   132,200
                                                              ===========   ===========

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    On July 22, 1998, the Partnership entered into a $240 million fixed price Turnkey Engineering, Procurement and Construction Contract ("Construction Agreement") with BVZ Power Partners--Batesville ("BVZ"), a joint venture formed by H.B. Zachary Company and a subsidiary of Black & Veatch, LLP. The obligations of BVZ are guaranteed by Black & Veatch, LLP and the entire Construction Agreement is backed by a performance bond. Under the terms of the Construction Agreement, BVZ has committed to develop and construct the Facility subject to the terms, deadlines and conditions set forth in the Construction Agreement. In the event the construction and start-up to specified performance levels of the two VEPCO Units and the Aquila Unit has not occurred on or prior to July 16, 2000, July 26, 2000 and July 31, 2000, as adjusted under the terms of the Construction Agreement ("Guaranteed Completion Dates"), respectively, then BVZ will be required under the contract to pay liquidated damages, subject to limits. In the event the construction and start-up of the entire Facility to specified performance levels occurs prior to the last Guaranteed Completion Date, then BVZ will be entitled to receive a bonus for early completion.

    At various times during the period between January 8, 1999 and January 15, 1999, BVZ's access to the construction site was limited as a result of the failure of the temporary access road. Due to delays in construction progress experienced by BVZ during this period, the Partnership and BVZ entered into a change order to the Construction Agreement to extend the Guaranteed Completion Dates by 7 days. This extension is reflected in the Guaranteed Completion Dates above.

    The Partnership received a force majeure notice from BVZ and the manufacturer of the steam turbine generators with respect to delays incurred during the transportation of one of the VEPCO Unit's steam turbine generator to the Facility. The Partnership requested that BVZ and the manufacturer provide additional information to support the claim of force majeure. In response to our request, the manufacturer has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. The Partnership does not believe that the delays in transportation of the steam turbine generator constitute a force majeure event. BVZ has stated that it is working extra hours, multiple shifts and weekends in an attempt to meet its originally projected target completion dates. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the BVZ Construction Agreement, BVZ would be entitled to a day for day extension of the guaranteed completion date with respect to that VEPCO Unit. We have informed VEPCO of the occurrence of a potential force majeure event as a result of a delay in the delivery of the VEPCO Unit's steam turbine generator that was beyond our reasonable control and without our fault or negligence. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the VEPCO PPA agreement, the date that we are required to deliver power under the VEPCO PPA agreement would be extended day for day for the number of days of the force majeure event. A final resolution of the issue has not yet occurred.

    A gap of 46 to 61 days currently exists between the Guaranteed Completion Dates and the guaranteed delivery start dates of June 1, 2000 under the VEPCO PPA and the Aquila PPA. This gap may be increased if BVZ is successful in its claim that the steam turbine delay constitutes a force majeure event and we are unsuccessful in our claim that the steam turbine delay constitutes a force majeure event under the VEPCO PPA agreement. This gap and any further delay in construction and start-up of the Facility beyond June 1, 2000, may obligate the Partnership to: (i) provide replacement

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
power to VEPCO or reimburse VEPCO for any incremental replacement power cost during the period of delay, up to a maximum of $11,320,000 and (ii) elect to, at the option of the Partnership, provide replacement power to Aquila, reimburse Aquila for any incremental replacement power cost during the period of delay, or elect to incur an adjustment to the reservation payment to be received under the Aquila PPA. The current construction schedule provided to the Partnership by BVZ anticipates that the construction and start-up of the two VEPCO Units and the Aquila Unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. The Partnership has notified both VEPCO and Aquila of these revised dates. Based upon the estimated completion date of June 5, 2000 for one of the VEPCO Units the Partnership will be obligated for the cost of replacement power for the period from June 1, 2000 to June 5, 2000. The Partnership has notified Aquila that it will elect to incur an adjustment to the reservation payment to be received for the period from June 1, 2000 to June 27, 2000 under the Aquila PPA. The estimated liability that may result from this period of delay, if any, cannot presently be determined.

    While BVZ will be obligated to pay liquidated damages for any failure to complete the construction and start-up of the Facility on or prior to one day after the Guaranteed Completion Dates, no delay damages will be due from BVZ with respect to any Unit during the respective gap periods described above. Because the delay liquidated damages are subject to limits, there can be no assurance that such liquidated damages will fully compensate the Partnership for replacement power costs or other costs associated with delays for which BVZ is responsible. The ultimate liability that would result from this delay, if any, cannot presently be determined.

    In accordance with the terms of the Construction Agreement, Granite made payments aggregating $1,742,500 during the months of July 1998 and August 1998, on behalf of the Partnership. Granite was reimbursed for these payments by the Partnership on August 28, 1998. As of December 31, 1999 and 1998, engineering, procurement and construction was estimated to be approximately 93% and 26% complete, respectively, and total costs incurred to date under the Construction Agreement were approximately $222,664,000 and $61,754,000, respectively, including retainage. At December 31, 1999 and December 31, 1998, the Partnership had retained construction contract payments under the Construction Agreement totaling approximately $11,091,000 and $2,882,000, respectively.

    The Partnership has entered into a contract with Kruger, Inc. ("Kruger") dated September 15, 1999 for the supply of water pretreatment system equipment. The lump sum price for this contract is approximately $415,000, which includes all costs associated with the engineering, manufacturing and delivery of the water pretreatment system equipment. As of December 31, 1999, approximately $166,000 of the contract had been completed and invoiced to the Partnership, including approximately $8,300 of retainage. During January 2000, all major equipment was delivered to the Facility. The obligations of Kruger are secured by a performance bond and a payment bond.

    The Partnership entered into a contract with Lauren Constructors, Inc. ("Lauren") dated October 19, 1999 for the engineering, procurement and construction of a water pretreatment system. The water pretreatment system will operate to help ensure that water supplied to the Facility is of the quality specified in the Construction Agreement with BVZ. The lump sum price for this contract is approximately $1,703,000. As of December 31, 1999, approximately $207,000 of the contract had been completed and invoiced to the Partnership including approximately $10,400 of retainage.

                         LSP ENERGY LIMITED PARTNERSHIP
           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    Lauren must pay the Partnership $5,000 per day for each day substantial completion of the water treatment system is delayed beyond April 7, 2000. The obligations of Lauren are secured by a performance bond and a payment bond.

    The Partnership has entered into electrical interconnection agreements with Tennessee Valley Authority (the "TVA Interconnection Agreement") and with Entergy Mississippi, Inc. (the "Entergy Interconnection Agreement" and together with the TVA Interconnection Agreement, the "Interconnection Agreements").

    The TVA Interconnection Agreement has a term of thirty-five years, subject to certain amendments for regulatory conformance on a non-discriminatory basis, which amendments could be proposed by the Tennessee Valley Authority at any time after five years from commencement of commercial operations. If the Partnership and TVA fail to reach agreement on such amendment within six months, TVA may terminate the TVA Interconnection Agreement upon giving the Partnership one years' notice.

    The TVA Interconnection Agreement provides for the cost of the interconnection facilities of approximately $4,000,000 and system upgrades of approximately $9,500,000 to be paid by the Partnership. As of December 31, 1999, total costs incurred under the TVA Interconnection Agreement were approximately $12,556,000. The partnership is entitled to receive system upgrade credits in the amount of incremental revenue received by Tennessee Valley Authority for future transmission services procured for the delivery of energy from the Facility. The amount of such credits, if any, may not exceed the total cost of the system upgrades paid for by the Partnership.

    The TVA Interconnection Agreement does not cover transmission service. Under our power purchase agreements with VEPCO and Aquila, the power purchasers are responsible for arranging transmission services across TVA's system for the term of the power purchase agreements. To the extent energy produced by the Facility is transmitted over TVA's transmission system, the transmission service will be purchased at the rates established by TVA's tariff.

    TVA must prepare and submit to the Partnership a written voltage schedule which shall be coordinated and be consistent with the voltage schedules provided by Entergy. The Partnership must comply with the schedule and install, operate and maintain the equipment needed for compliance. If energy produced by the Facility is transmitted across the TVA system, an appropriate adjustment for reactive supply and voltage control will be made to reflect the contribution to reactive supply and voltage support made by the Facility.

    On a daily basis, the Partnership must inform TVA as to the forecasted hourly generation levels of the Facility for the following day, including any anticipated outages. The Partnership must take all actions to assure that during each hour the amount of designated output is equal to or greater than the schedule of energy delivered by TVA to third parties. In the event a difference occurs between the scheduled amount and the designated output, the Partnership will be required to pay the appropriate charges or other compensation applied to the difference, which charges or compensation will be consistent with the charges or compensation applied to similar power production facilities, under comparable circumstances, located in the TVA control area.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)

    The Entergy Interconnection Agreement has a term of thirty-five years from the date when the interconnection facilities have been completed, automatically extending for subsequent five-year periods.

    The Entergy Interconnection Agreement provides for the cost of the interconnection facilities of approximately $1,100,000 and system upgrades of approximately $7,100,000 to be paid by the Partnership. As of December 31, 1999, total costs incurred under the Entergy Interconnection Agreement were approximately $6,286,000. The Partnership is entitled to receive system upgrade credits in the amount of incremental revenue received by Entergy for future transmission services procured for the delivery of energy from the Facility. The amount of such credits, if any, may not exceed the total cost of the system upgrades paid for by the Partnership.

    The Entergy Interconnection Agreement does not cover transmission service. Under our power purchase agreements with VEPCO and Aquila, the power purchasers are responsible for arranging transmission services across Entergy's system for the term of the power purchase agreements. To the extent energy produced by the Facility is transmitted over Entergy's transmission system, the transmission service will be purchased at the rates established by Entergy's tariff.

    The Partnership must operate the facility to meet the voltage schedules designated by Entergy, which must be within the normal operating range of the Facility and consistent with voltage schedules provided by TVA, which shall be coordinated and be consistent with the voltage schedules provided by Entergy. The Partnership must comply with the schedule and install, operate and maintain the equipment needed for compliance. If energy produced by the Facility is transmitted across the Entergy system, an appropriate adjustment for reactive supply and voltage control will be made to reflect the contribution to reactive supply and voltage support made by the Facility.

    The Partnership entered into an interconnection agreement with ANR Pipeline Company ("ANR") dated July 29, 1998 to establish an interconnection between the ANR interstate natural gas pipeline system and the Partnership's lateral natural gas pipeline. Each party must design, engineer, and construct its portion of the interconnection, own title to its interconnection and is responsible for insuring those interests.

    Under the terms of the interconnection agreement the Partnership is required to reimburse ANR for all reasonable costs, up to $250,000, incurred by ANR with respect to the design, engineering, construction, testing and placing in service of the ANR interconnection facilities. The Partnership may also be required to reimburse ANR for, and hold ANR harmless against, any incremental federal taxes that will be due by ANR if the costs of the ANR interconnection facilities are deemed to be a contribution in aid of construction under the Internal Revenue Code. ANR must use commercially reasonable efforts to minimize such costs.

    Each party is generally responsible for the operation, repair and replacement of its portion of the interconnection facilities, and for all associated cost, expense and risk. ANR will operate and perform minor maintenance within the capability of ANR's technicians on the gas measurement equipment, operate, but not maintain, that portion of the Partnership's interconnection facilities located on ANR owned land, and, in the case of an emergency involving the Partnership's interconnection facilities, take such steps and incur such expense as ANR determines are necessary to abate the emergency and to

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
safeguard life and property. The Partnership will reimburse ANR for all costs and expenses incurred by ANR with respect to such emergencies.

    All gas delivered by ANR to the Partnership at the interconnection facilities will conform to specifications set forth in ANR's tariff and will be delivered at ANR's prevailing line pressure. The Partnership and ANR will each make reasonable efforts to control their respective prevailing line pressure to permit gas to enter the Partnership's lateral pipeline.

    Custody of the gas will transfer from ANR to the Partnership or the Partnership's power purchasers after it passes through the custody transfer point. The custody transfer point is located where the ANR interconnection facilities and the Partnership's interconnection facilities are connected. The actual quantity of gas delivered by ANR to the Partnership will be determined using the recorded meter information at this custody transfer point.

    The ANR interconnection agreement is in full force and effect until terminated by the mutual agreement of both parties or the Partnership's final removal and/or abandonment of the Partnership's interconnection facilities. Upon notice, either party may terminate the ANR interconnection agreement if the other party materially breaches it obligation.

    The Partnership entered into a facilities agreement with Tennessee Gas Pipeline Company ("Tennessee Gas") dated June 23, 1998 to establish tap facilities and connecting facilities for an interconnection between the Tennessee Gas natural gas pipeline system and the Partnership's lateral natural gas pipeline. Tennessee Gas must design, engineer, install, construct, inspect, test and own the tap facilities. The Partnership must design, install, construct and test the connecting facilities. Tennessee Gas has the right of access to the connecting facilities installed by the Partnership to install tap facilities and to inspect, test and witness the Partnership's testing of the connecting facilities. Each party must ensure its work under the facilities agreement is in accordance with Tennessee Gas's design specifications, sound and prudent gas industry practice and applicable laws.

    Under the terms of the facilities agreement the Partnership is required to reimburse Tennessee Gas for all costs incurred by Tennessee Gas with respect to the design, engineering, installation construction, and testing of the tap facilities and any expenses incurred by Tennessee Gas with respect to the installation of the connecting facilities. As of November 30, 1999, Tennessee Gas provided notification that anticipated the total facilities cost may exceed the estimated cost of $231,000 by more than 20%.

    Tennessee Gas is responsible for the operation, repair, replacement and maintenance of the tap facilities, and for all associated cost, expense and risk. The Partnership will provide support for any regulatory authorization or permitting requirements for the tap facilities. Tennessee Gas has the right to inspect the connecting facilities at all reasonable times to ensure that the facilities are installed, operated and maintained correctly.

    The Tennessee Gas interconnection agreement is in full force and effect until the final removal and/or abandonment of the tap facilities and connecting facilities, unless terminated by the Partnership or by Tennessee Gas as a result of the Partnership's failure to make timely payments, if gas has not flowed through the connecting facilities for the previous period of 12 consecutive months or in the event the Partnership has caused the connecting facilities to be disconnected or removed. Tennessee

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
Gas cannot cause the final removal and/or abandonment of the tap facilities and connecting facilities without approval of the Federal Regulatory Commission.

    The Partnership entered into a contract with Black & Veatch, LLP dated as of July 24, 1998 for the engineering services related to construction of the Infrastructure and the Project's electrical substation and transmission lines. Under the terms of the contract, Black & Veatch, LLP developed the conceptual design and the bid packages for these facilities and developed the conceptual design for the interconnection of these facilities provided under each of the other construction contracts to the Facility. For the years ended December 31, 1999 and 1998, Black & Veatch had billed the Partnership for approximately $269,000 and $258,000, respectively, under the engineering services contract.

    The Partnership has entered into three contracts aggregating approximately $9,200,000 for the design and construction of an electrical substation and transmission line system (the "Partnership's Interconnection Facilities"). The Partnership's Interconnection Facilities are required to enable the Partnership to deliver the output of the Facility to the Tennessee Valley Authority and Entergy Mississippi, Inc. interconnection facilities. The Partnership will design, construct, own and operate the Partnership's Interconnection Facilities at its own expense.

    The Partnership entered into another contract with Lauren
Constructors, Inc. ("Lauren") dated January 13, 1999 for the design, engineering, procurement, construction and testing of electrical substation and transmission lines that will interconnect to the TVA and Entergy transmission systems. The lump sum price for this contract is approximately $4,714,000 including change orders. As of December 31, 1999 approximately $4,671,000 of the contract had been completed and invoiced to the Partnership, including retainage of approximately $228,000. The obligations of Lauren are secured by a performance bond and a payment bond.

    The Partnership has entered into a contract with North American
Transformer, Inc. ("North American") dated as of January 13, 1999 for the supply of four single phase transformers to be incorporated into our electrical substation. The lump sum price for this contract is approximately $3,683,000. As of December 31, 1999 the total contract had been invoiced to the Partnership including retainage of approximately $368,000. The obligations of North American are secured by a performance bond and a payment bond.

    The Partnership has entered into a contract with Siemens Power Transmission and Distribution, LLC ("Siemens") dated as of January 13, 1999 for the supply of thirteen circuit breakers to be incorporated into the Partnership's electrical substation. The lump sum price for this contract is approximately $722,000. As of December 31, 1999 the total contract had been invoiced to the Partnership, including retainage of approximately $72,000. The obligations of Siemens are secured by a performance bond and a payment bond.

    The Partnership entered into three contracts aggregating approximately $18,350,000 for the construction of the Facility's gas lateral pipeline and the pipelines through which the Facility will receive water and dispose of waste water (collectively the "Infrastructure"). These contracts were subsequently transferred to Panola County, Mississippi ("Panola County"). The Partnership has leased the Infrastructure under terms which provide the Partnership with the operational control and responsibility for the Infrastructure, and with the use of the Infrastructure for the full projected requirements of the Facility.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The Partnership has entered into a contract with Robinson Mechanical Contractors, Inc. ("Robinson") dated as of January 13, 1999 for the design, engineering, procurement, construction and testing of intake facilities that will withdraw water from Enid Lake and pump it to the Facility. The lump sum price for this contract is approximately $5,256,000 including change orders. Robinson is obligated to pay $5,000 for each day that completion of the water intake infrastructure is delayed beyond November 1, 1999. As of December 31, 1999 approximately $4,080,000 of the contract had been invoiced to the Partnership. As of December 31, 1999, the Partnership had outstanding accounts payable to Robinson of approximately $150,000. The obligations of Robinson are secured by a performance bond and a payment bond. Pursuant to a change order effective November 1, 1999, the Partnership transferred the water intake contract to Panola County; therefore, the Partnership is no longer entitled to receive liquidated damages under this contract.

    The Partnership has entered into a contract with Garney Companies, Inc. ("Garney") dated as of March 1, 1999 for the design, engineering, procurement, construction and testing of a water supply pipeline to transport water from Enid Lake to the Facility and a wastewater discharge pipeline to transport wastewater from the Facility to the Little Tallahatchie River. The lump sum price for this contract is approximately $4,528,000 including change orders. Garney is obligated to pay $5,000 for each day that final completion is delayed beyond November 1, 1999. As of December 31, 1999 the total contract had been invoiced to the Partnership. As of December 31, 1999, the Partnership had outstanding accounts payable to Garney of approximately $20,000. The obligations of Garney are secured by a performance bond and a payment bond. Pursuant to a change order effective November 1, 1999, the Partnership transferred the water supply and waste water pipeline contract to Panola County; therefore, the Partnership is no longer entitled to receive liquidated damages under this contract.

    The Partnership has entered into a contract with Big Warrior Corporation ("Big Warrior") dated as of February 4, 1999 for the design, engineering, procurement, construction and testing of a lateral gas pipeline and related facilities to transport natural gas from two interstate gas pipelines to the Partnership's Facility. The lump sum price for this contract is approximately $8,565,000 including change orders. Big Warrior is obligated to pay $5,000 for each day that initial operation of the gas pipeline is delayed beyond
October 1, 1999 and $10,000 for each day that final completion is delayed beyond November 1, 1999. As of December 31, 1999 approximately $8,450,000 of the contract had been completed and invoiced to the Partnership. As of December 31, 1999, the Partnership had no outstanding accounts payable to Big Warrior. The obligations of Big Warrior are secured by a performance bond and a payment bond. Pursuant to a change order effective November 1, 1999, the Partnership transferred the lateral gas pipeline contract to Panola County; therefore, the Partnership is no longer entitled to receive any liquidated damages under this contract.

    The Partnership has entered into five agreements with State of Mississippi governmental entities. Under an "Inducement Agreement," the State of Mississippi agreed to issue general obligations bonds (the "Municipal Bonds") to finance the Infrastructure, Panola County (and ultimately the Industrial Development Authority of Panola County) agreed to assume ownership of the Infrastructure, and the Partnership agreed to operate and maintain both the Facility and the Infrastructure. As contemplated by the Inducement Agreement, the Partnership has transferred to Panola County the construction contracts relating to the Infrastructure and its title to the Infrastructure already completed or under

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
construction, together with permanent easements and real estate rights relating to the Infrastructure sites. The Partnership paid the cost of constructing the Infrastructure until the State of Mississippi issued the Municipal Bonds to finance the Infrastructure and these transfers had been made. The State of Mississippi has reimbursed the Partnership for the costs that it incurred for development and easement acquisition activities and for the construction of the Infrastructure after April 11, 1999 and will pay any remaining costs due under the Infrastructure contracts up to a maximum aggregate amount of approximately $17,000,000. The Partnership has received approximately $14,278,000 of these funds as a reimbursement. This reimbursement has been reflected as a reduction in land and easements and construction in progress of approximately $899,000 and $13,379,000, respectively, in the accompanying financial statements.

    Under the Inducement Agreement, the Partnership has promised to maintain the Facility and to keep it capable of being operated other than during periods when the Facility is not available because of maintenance or repair or for reasons beyond the Partnership's control, and to perform the Partnership's obligations under the other Infrastructure agreements. In the event the Partnership fails to do so, the Partnership would be responsible for paying to the State an amount equal to (1) the outstanding principal amount of the Municipal Bonds times a fraction the numerator of which is the number of months remaining in the term of these bonds and the denominator of which is the original number of months in the term of these bonds plus (2) accrued interest on that principal amount plus
(3) the costs of redeeming these bonds.

    The Partnership has entered into agreements with the County and the IDA that will allow the Partnership to use the Infrastructure. The Partnership has entered into one agreement with respect to the natural gas lateral pipeline and one with respect to the water supply and wastewater discharge systems. Each of these agreements is in the form of a lease each with an initial term of 30 years. In return for the Partnership's use of the Infrastructure, the Partnership promises to operate and maintain, or arrange for the operation and maintenance of, the Infrastructure and to pay for all operation and maintenance expenses. The Partnership currently expects that the operation and maintenance of the natural gas lateral pipeline will be performed by the Operator or another experienced gas pipeline operator, and that operation and maintenance of the water supply and wastewater discharge systems will be performed by the Operator. The Partnership also currently expects that the City of Batesville, Mississippi will be an additional user of the capacity of the natural gas lateral pipeline which is in excess of the capacity required to operate the Facility. The Partnership currently expects that there may be additional users in the future of the water supply and wastewater discharge systems. In the case of any such additional user of the water infrastructure, the Partnership has approval rights over the terms and conditions (including cost sharing, indemnification and any restrictions resulting from regulatory limitations) pursuant to which such additional users will be provided access to use the water infrastructure.

    In consideration for the approval to locate a portion of the Infrastructure in Yalobusha County, Mississippi and the Coffeeville School District, the Partnership has entered into an agreement with Yalobusha County, Mississippi, and the Coffeeville School District to pay them an aggregate amount equal to $1,500,000. This payment will be due on or before the first day of February following the first full calendar year after the year in which the Facility is certified substantially complete. This payment will constitute a credit against the amount, if any, of any ad valorem real and/or personal property

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
taxes assessable against and leviable on or with respect to the assessable interest of the Partnership in the water intake Infrastructure. The Partnership estimates that this payment will be made in 2002.

    Finally, in consideration for its use of the Infrastructure, the Partnership has entered into an agreement with and has promised to pay Panola Partnership, Inc. (a County governmental entity) a yearly payment equal to $300,000, which escalates annually, so long as the Inducement Agreement and the use agreements described above remain in effect and are not terminated, other than as a result of a default by the Partnership.

    As with any major construction effort, construction of the facility involves many risks, including shortages of labor, work stoppages, labor disputes, weather interferences, engineering, environmental permitting or geological problems and unanticipated cost increases for reasons beyond the control of BVZ and the other contractors, the occurrence of which could give rise to delays, cost overruns or performance deficiencies, or otherwise adversely affect the design or operation of the Facility.

    The Partnership entered into a water supply storage agreement with the United States of America ("the Government"), represented by the District Engineer of the Vicksburg District of the United States Army Corps of Engineers (the "District Engineer"), that provides for storage in Enid Lake of the Partnership's industrial water supply. Enid Lake is approximately 15 miles south of the site of the Facility. The United States Army Corps of Engineers pursuant to the Flood Control Act of March 28, 1928, as amended, constructed and now operates the lake to control flooding in the region.

    The Water Supply Storage Agreement continues for the life of the Government's Enid Lake project. In the event the Government no longer operates Enid Lake, the Partnership's rights associated with storage may continue subject to the execution of a separate agreement or additional supplemental agreement with the new operator.

    The Partnership has an undivided 7.8% of the storage space in Enid Lake that is estimated to contain 4,500 acre-feet after adjustments for sediment deposits. The Partnership may withdraw water from Enid Lake to the extent that its storage space allows and the Partnership may construct any required works, plants and pipelines necessary for diverting or withdrawing such water. The Government must reserve 4,500 acre-feet of storage for the Partnership for up to 24 months while the Partnership designs and constructs the water intake storage structure. If the Partnership cannot complete construction within that time, the Partnership may terminate this agreement.

    For the period of up to 24 months that the Partnership uses the Government reserved 4,500 acre-feet of storage while its water intake structure is designed and constructed, the Partnership must pay to the Government $1.00 per acre-foot per year for the use of the Government reserved 4,500 acre-feet storage.

    The Partnership must pay to the Government an amount equal to the cost allocated to the water storage rights acquired by the Partnership, which is 7.8% of the water storage rights at Enid Lake. The Partnership's cost is estimated to be $1,100,000, subject to adjustments for the year the initial payment is made. This cost is payable over the life of the Enid Lake flood control project, but not to exceed 30 years from the due date of the first annual payment. The first payment must be made the earlier of 30 days after the Partnership's initial use of the storage or within 24 months after the Partnership's notification by the District Engineer that this water supply storage agreement is effective.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. FACILITY CONTRACTS (CONTINUED)
    The unpaid balance of the Partnership's storage cost will accrue interest at a rate determined pursuant to Section 932 of the 1986 Water Resources Development Act. In 1998, the rate was 6.75%. At this interest rate the Partnership's combined yearly principal and interest payments would total approximately $81,800, with the first payment to be applied solely against the principal. The interest rate will be adjusted prior to the first payment to reflect the appropriate interest rate. Thereafter, the interest rate will be adjusted at five year intervals.

    In addition to the annual water storage cost, the Partnership must pay, annually, 0.682% of (i) the costs of any repair, rehabilitation or replacement of Enid Lake features as a result of any joint use with another entity utilizing Enid Lake and (ii) the annual joint use operation and maintenance expenses.

    The Partnership entered into an Ad Valorem Tax Contract dated as of August 28, 1998, with the County of Panola, Mississippi, the City of Batesville, Mississippi, the Mississippi Department of Economic and Community Development acting for and on behalf of the State of Mississippi and the Panola County Tax Assessor/Collector (the "Government Entities"). The Government Entities granted to the Partnership several tax reductions and incentives to construct the Facility in Batesville. The Government Entities have agreed that the Partnership is eligible for a fee-in-lieu-of-taxes of not less than one-third of the Partnership's state and local taxes.

    The fee-in-lieu-of-taxes amount which the Partnership must pay equals one-third of the taxes assessed against the Partnership, the Facility, inventories and any assessable interest of the industrial water supply system, the wastewater disposal system, the fire protection system and the lateral gas pipeline, provided that the fee-in-lieu-of-taxes amount will never be less than $1,900,000 per year. The fee-in-lieu-of-taxes is also subject to all millage changes.

    The fee-in-lieu-of-taxes is for a 10 year period beginning on the first January 1st after the Facility has been substantially completed and the Partnership has spent at least $100,000,000 on the construction of the Facility. However, if both of these events occur between January 1st and March 1st of the same year then the term will commence on January 1st of that year. To the extent lawfully available, the Government Entities will apply this agreement to any expansions, improvements or equipment replacements provided that the Partnership complies with its material obligations under this ad valorem tax agreement.

    The Partnership must maintain the Facility and keep it capable of being operated other than during periods when the Facility is not available because of maintenance or repair or for reasons beyond the Partnership's control. If the Partnership fails to do so, this agreement will terminate on the January 1st following the Partnership's failure.

    These and other contracts and activities incident to the construction and ultimate operation of the Facility require various other commitments and obligations by the Partnership. Additionally, the contracts contain various restrictive covenants, which allow the contracted party to terminate the contract upon the occurrence of specified events or, in certain cases, default under other contractual commitments.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING

    Effective August 28, 1998, the Partnership entered into agreements with a financial institution (the "Bank"), that provided for financing in the amount of $180,000,000 (the "Tranche A Credit Facility"). Borrowings from this financing were used for the development and construction of the Facility. These agreements also contemplated circumstances under which LSP Batesville Funding Corporation ("Funding") and Holding would enter into agreements whereby they would issue bonds in the amounts of $100,000,000 (the "Tranche B Bond Facility") and $50,000,000 (the "Tranche C Bond Facility"), respectively, in order to further finance the construction of the facility. The terms and conditions of the Tranche B Bond Facility and Tranche C Bond Facility were set forth in a letter agreement (the "Letter Agreement") entered into among the Partnership, Holding and Funding (collectively, the "Borrowers") and the Bank. Bonds under the Tranche B Bond Facility and Tranche C Bond Facility were never issued.

    Pursuant to the Letter Agreement, the Borrowers and the Bank, as underwriter, also agreed to pursue a capital markets offering during the last quarter of 1998. However, due to unfavorable capital markets conditions the capital markets offering was not completed. Alternatively, on December 15, 1998 the Partnership amended and restated the financing agreements entered into on August 28, 1998. The amended and restated agreements provided for financing in the amount of $305,000,000. The new financing consisted of a $305,000,000 three-year loan facility (the "Bank Credit Facility") entered into among the Partnership and a consortium of banks.

    A common agreement (the "Common Agreement") tied all of the financing agreements together and set forth, among other things: (a) terms and conditions upon which loans and disbursements were to be made under the Bank Credit Facility; (b) the mechanism for which loan proceeds, operating revenues, equity contributions and other amounts received by the Partnership were disbursed to pay construction costs, operations and maintenance costs, debt service and other amounts due from the Partnership; (c) the conditions which had to be satisfied prior to making distributions from the Partnership; and (d) the covenants and reporting requirements the Partnership was required to be in compliance with during the term of the Common Agreement.

    The Common Agreement prohibited the Partnership from making any distributions to its partners while loans made under the Bank Credit Facility were outstanding.

    The Common Agreement also required the Partnership to set aside reserves for the cost of performing periodic major maintenance on the Facility, including turbine overhauls, and the credit support, if any, that the Partnership is required to provide to Aquila under the Aquila PPA.

    The aggregate principal amount of all loans under the Bank Credit Facility could not exceed $305,000,000. The maturity date of loans outstanding under the Bank Credit Facility was the earlier of (a) December 15, 2001 and (b) the commitment termination date, as defined.

    During the period from December 15, 1998 through May 21, 1999, interest rates on amounts outstanding, based on loan amounts designated by the Partnership, were (i) .125% above the higher of the Prime Rate or .50% above the Federal Funds Rate (collectively the "Base Rate") or (ii) 1.125% above the selected London Interbank Offered Rate ("LIBOR") term, not to exceed one year.

    Interest payments on Base Rate loans were payable quarterly. Interest payments on LIBOR loans were payable on the last day of the LIBOR loan term, or if the LIBOR loan term maturity was longer

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING (CONTINUED)
than three months, every three months after the date of such LIBOR loan. At December 31, 1998, the Partnership had $78,000,000 of LIBOR loans outstanding under the Bank Credit Facility. Interest rates on the outstanding loans at December 31, 1998 ranged from 6.355% to 6.505%.

    A quarterly commitment fee of .375% was incurred on the daily average unadvanced and available commitment under the Bank Credit Facility.

    The Partnership entered into a Letter of Credit and Reimbursement Agreement (the "LOC Agreement") with the Bank that provides for letter of credit commitments aggregating $16,980,000. The LOC Agreement provides for the Bank to issue three separate letters of credit ("Letter of Credit A", "Letter of Credit B" and "Letter of Credit C"). The letters of credit will be used to provide security in favor of VEPCO to support the Partnership's obligations under the VEPCO PPA. The LOC Agreement requires the Partnership to pay commitment fees quarterly in arrears, at varying rates on each letter of credit commitment until the expiration of each letter of credit commitment. The Partnership is required to reimburse the Bank for any drawings made by VEPCO under the letters of credit.

    On August 28, 1998, the Bank issued Letter of Credit A in the amount of $5,660,000 as security for the Partnership's replacement power obligation under the VEPCO PPA until the earlier of June 1, 2001 and the commercial operations date.

    On December 15, 1998, the Partnership and the Bank amended the LOC Agreement to conform its terms and conditions to the amended and restated Bank Credit Facility and Common Agreement.

    Loans made under the Bank Credit Facility were secured by all of the assets and contract rights of the Partnership. In addition, each of the partners had pledged its respective partnership interest in the Partnership as security for these loans.

    On May 21, 1999, the Partnership and Funding issued two series of Senior Secured Bonds (the "Bonds") in the following total principal amounts:
$150,000,000 7.164% Series A Senior Secured Bonds due 2014 and $176,000,000
8.160% Series B Senior Secured Bonds due 2025. Interest is payable semiannually on each January 15 and July 15, commencing January 15, 2000, to the holders of record on the immediately preceeding January 1 and July 1. On January 15, 2000, the Partnership made interest payments aggregating approximately $16,320,000. Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Bonds may be increased under the circumstances described below.

    A portion of the proceeds from the issuance of the Bonds was used to repay the $136,600,000 of outstanding loans under the Bank Credit Facility. The remaining proceeds from the issuance of the Bonds will be used to pay a portion of the costs of completing the Facility.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING (CONTINUED)
    Principal payments are payable on each January 15 and July 15, commencing on July 15, 2001. Scheduled maturities of the Bonds are as follows:

1999........................................................  $         --
2000........................................................            --
2001........................................................     4,125,000
2002........................................................     7,575,000
2003........................................................     7,125,000
Thereafter..................................................   307,175,000
                                                              ------------
Total.......................................................  $326,000,000
                                                              ============

    The Bonds are secured by substantially all of the personal property and contract rights of the Partnership and Funding. In addition, Holding and Energy have pledged all of their interests in the Partnership, and Holding has pledged all of the common stock of Energy and all of the common stock of Funding.

    The Bonds are senior secured obligations of the Partnership and Funding, rank equivalent in right of payment to all other senior secured obligations of the Partnership and Funding and rank senior in right of payment to all existing and future subordinated debt of the Partnership and Funding.

    The Bonds are redeemable, at the option of the Partnership and Funding, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of that series of Bonds, on any date prior to its maturity at a redemption price equal to 100% of the outstanding principal amount of the Bonds being redeemed, plus accrued and unpaid interest on the Bonds being redeemed and a make-whole premium. In no event will the redemption price ever be less than 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon.

    The Bonds are redeemable at the option of the bondholders if funds remain on deposit in the distribution account for at least 12 months in a row, and the Partnership and Funding cause the bondholders to vote on whether the Partnership and Funding should use those funds to redeem the Bonds, and holders of at least 66 2/3% of the outstanding Bonds vote to require the Partnership and Funding to use those funds to redeem the Bonds. If we are required to redeem Bonds with those funds, then the redemption price will be 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the Bonds being redeemed. In addition, if LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 51% of the capital stock of Energy (unless any or all of them maintain management control of the Partnership), or LS Power, LLC, Cogentrix Energy, Inc. and/or any qualified transferee collectively cease to own, directly or indirectly, at least 10% of the ownership in the Partnership, then the Partnership and Funding must offer to purchase all of the Bonds at a purchase price equal to 101% of the outstanding principal amount of the Bonds plus accrued and unpaid interest unless the Partnership and Funding receive a confirmation of the then current ratings of the Bonds or at least 66 2/3% of the holders of the outstanding Bonds approve the change in ownership.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING (CONTINUED)
    The Trust Indenture for the Bonds (the "Trust Indenture") entered into among the Partnership, Funding and the Bank of New York, as Trustee (the "Trustee") contains covenants including, among others, limitations and restrictions relating to additional debt other than the Bonds, Partnership distributions, new and existing agreements, disposition of assets, and other activities. The Trust Indenture also describes events of default which include, among others, events involving bankruptcy of the Partnership or Funding, failure to make any payment of interest or principal on the Bonds and failure to perform or observe in any material respect any covenant or agreement contained in the Trust Indenture.

    Effective May 21, 1999, the Common Agreement was amended and restated (the "Amended and Restated Common Agreement"). The Amended and Restated Common Agreement sets forth, among other things: (a) the mechanism by which Bond proceeds, operating revenues, equity contributions and other amounts received by the Partnership are disbursed to pay construction costs, operations and maintenance costs, debt service and other amounts due from the Partnership and
(b) the conditions which must be satisfied prior to making distributions from the Partnership.

    The Amended and Restated Common Agreement provides that the following conditions must be satisfied before making distributions from the Partnership to its partners: (1) the Partnership must have made all required disbursements to pay operating and maintenance expenses, management fees and expenses and debt service; (2) the Partnership must have set aside sufficient reserves to pay principal and interest payments on the Bonds and its other senior secured debt;
(3) there cannot exist any default or event of default under the Trust Indenture for the Bonds; (4) the Partnership's historical and projected debt service coverage ratios must equal or exceed the required levels; (5) the Partnership must have sufficient funds in its accounts to meet its ongoing working capital needs; (6) the Facility must be complete; and (7) the distributions must be made after the last business day of September 2000.

    The Amended and Restated Common Agreement requires that the Partnership set aside reserves for: (1) payments of scheduled principal and interest on the Bonds and the other senior secured debt of the Partnership and the Funding Corporation; (2) the cost of performing periodic major maintenance on the Facility, including turbine overhauls; and (3) the credit support, if any, that the Partnership is required to provide to Aquila under the Aquila PPA.

    The Partnership and Funding have agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") for a registered offer to exchange the Bonds for two series of debt securities (the "Exchange Bonds") which are in all material respects substantially identical to the Bonds. Upon such registration being effective, the Partnership and Funding will offer the Exchange Bonds in return for surrender of the Bonds. Interest on each Exchange Bond will accrue from the last date on which interest was paid on the Bond so surrendered or, if no interest has been paid, since the date of the issuance of the Bonds.

    If the Partnership and Funding do not begin the exchange offer within 270 days of May 21, 1998, the respective interest rates on the Bonds will increase by one-half of one percent effective on the 271st day following
May 21, 1998. Such increase will remain in effect until the date on which the Partnership and Funding begin the exchange offer.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Partnership's cash, investments held by Trustee, accounts payable and contract retainage payable approximate fair value because of the short maturities of these instruments. The estimated fair value of the Partnership's bonds payable at December 31, 1999, is approximately $16,111,000 lower than the historical carrying value of $326,000,000. The estimated fair value of outstanding loans payable at December 31, 1998 approximate their carrying value since the interest rates are variable.

7. PARTNERS' CAPITAL

    The amended and restated partnership agreement of the Partnership provides that profits and losses are generally allocated between the Partnership's partners, Energy and Holding, in proportion to the partners' respective partnership interests. Accordingly, 1% of the profits and losses of the Partnership are allocated to Energy and 99% of the profits and losses of the Partnership are allocated to Holding. Regular distributions made by the Partnership with available funds are first used to repay loans made by the partners to the Partnership and are then paid to the partners in proportion to their respective partnership interests. Any amounts available for distribution which are comprised of (1) the excess of (x) the net proceeds of the Bonds and committed equity contributions to the Partnership over (y) the aggregate of the project costs for the Facility, or (2) funds released from the debt service reserve account to the Partnership upon the posting of a letter of credit for that account, will be distributed to or as directed by Holding. The Amended and Restated Common Agreement includes conditions that the Partnership must satisfy before making distributions to its partners (see Note 5).

8. RELATED PARTY TRANSACTIONS

    All costs incurred through August 28, 1998 to develop the Facility, consisting principally of site development costs, engineering fees, legal and consulting fees, permitting costs, and LS Power employee and office costs have been expended by Granite. These costs were reimbursed and a development fee of $11,000,000 was paid to Granite on completion of construction financing on August 28, 1998 (see Note 5). The aggregate payment to Granite on August 28, 1998 was approximately $13,500,000. In addition, concurrent with the issuance of the Bonds, the Partnership paid a development fee of $3,000,000 to Granite.

    LS Power Management, LLC ("LSP Management"), a wholly owned subsidiary of LS Power, provides certain management services to the Partnership pursuant to a management services agreement. Under this management services agreement, LSP Management manages the business affairs of the Partnership during construction and operation of the Facility. LSP Management is reimbursed for its reasonable and necessary expenses incurred in performing its services, including salaries of its personnel, other than executive officers, to the extent related to services provided under the management services agreement. LSP Management will also receive a monthly management fee of approximately $33,300 during the construction and operation of the Facility. This management fee will be adjusted annually based on published indices. Management fee payments began during the third quarter of 1999. For the years ended December 31, 1999 and 1998, LSP Management billed the Partnership approximately $1,043,000 and $368,000, respectively, under the management services agreement.

                         LSP ENERGY LIMITED PARTNERSHIP

           (A DELAWARE LIMITED PARTNERSHIP IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

8. RELATED PARTY TRANSACTIONS (CONTINUED)

    The Facility is operated and maintained under a long-term operations and maintenance agreement with Cogentrix Batesville Operations, LLC (the "Operator"). The initial term of the operations and maintenance agreement is twenty-seven years. The Partnership has the option of extending the term of the agreement for successive two-year terms with one hundred and eighty days notice. Under the terms of the agreement the Partnership is required to pay the Operator a fixed fee of $390,000, payable in ten monthly installments, for services provided during construction of the Facility and a fixed monthly fee of approximately $42,000 during operation of the Facility. The Partnership is also required to reimburse the Operator for all labor costs, including payroll and taxes, subcontractor costs and other costs deemed reimbursable by the Partnership. The management fee will be adjusted annually based on published indices. For the year ended December 31, 1999 Cogentrix billed the Partnership approximately $984,000 under the operations and maintenance agreement.

9. DEPENDENCE ON THIRD PARTIES

    The Partnership is highly dependent on BVZ for the construction of the Facility, contractors for the construction of the interconnection facilities and the Operator for the operation and maintenance of the Facility. During the terms of the VEPCO PPA and Aquila PPA, the Partnership will be highly dependent on two utilities for the purchase of electric generating capacity and dispatchable energy from their respective Units at the Facility. Any material breach by any one of these parties of their respective obligations to the Partnership could affect the ability of the Partnership to make payments under the various financing agreements. In addition, bankruptcy or insolvency of other parties or default by such parties relative to their contractual or regulatory obligations could adversely affect the ability of the Partnership to make payments under the various financing agreements. If an agreement were to be terminated due to a breach of such agreement, the Partnership's ability to enter into a substitute agreement having substantially equivalent terms and conditions, or with an equally creditworthy third party, is uncertain and there can be no assurance that the Partnership will be able to make payments under the various financing agreements.

                          INDEPENDENT AUDITORS' REPORT

The Stockholder
LSP Energy, Inc.:

    We have audited the accompanying balance sheets of LSP Energy, Inc. as of December 31, 1999 and 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

    In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of LSP Energy, Inc. as of December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Billings, Montana
February 7, 2000

                                LSP ENERGY, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                1999       1998
                                                              --------   --------
                                ASSETS
ASSETS:
  Cash......................................................  $    990   $    990
                                                              --------   --------
    Total Assets............................................  $    990   $    990
                                                              ========   ========
            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
LIABILITIES:
  Due to Granite Power Partners II, L.P.....................  $  7,357   $  7,357
  Due to LSP Energy Limited Partnership.....................     5,001         --
  Equity in LSP Energy Limited Partnership deficit..........    19,474      4,427
                                                              --------   --------
    Total Liabilities.......................................    31,832     11,784
                                                              --------   --------
STOCKHOLDER'S DEFICIT
  Common stock, $.01 par value, 1,000 shares authorized, 20
    shares issued and outstanding...........................         1          1
  Additional paid-in-capital................................       999        999
  Accumulated deficit.......................................   (31,842)   (11,794)
                                                              --------   --------
      Total stockholder's equity (deficit)..................   (30,842)   (10,794)
                                                              --------   --------
    Total Liabilities and Stockholder's Equity (Deficit)....  $    990   $    990
                                                              ========   ========

                 See accompanying notes to financial statement.

                                LSP ENERGY, INC.

                          NOTES TO FINANCIAL STATEMENT

1. ORGANIZATION

    LSP Energy, Inc. (the "Company"), a Delaware corporation, is the general partner of a development stage limited partnership, LSP Energy Limited Partnership (the "Partnership"). The Company has a 1% general partnership interest in the Partnership. The Partnership is a Delaware limited partnership formed in February 1996 to develop, construct, own and operate a gas-fired electric generating facility with a design capacity of approximately 837 megawatts to be located in Batesville, Mississippi (the "Facility").

    The Company was originally wholly owned by Granite Power Partners II, L.P. ("Granite"). Granite also originally held a 99% limited partnership interest in the Partnership. Granite is a Delaware limited partnership formed to develop independent power projects throughout the United States. The general partner of Granite is LS Power, LLC ("LS Power"), a Delaware limited liability company.

    LSP Batesville Holding, LLC ("Holding"), a Delaware limited liability company, was established on July 29, 1998 for the purpose of owning the limited partnership interests of the Partnership, the common stock of the Company and the common stock of LSP Batesville Funding Corporation ("Funding"). Funding was established on August 3, 1998. Funding's business purpose is limited to maintaining its organization and activities necessary to facilitate the acquisition of financing by the Partnership from the institutional debt market and to offering debt securities.

    Granite and Cogentrix/Batesville, LLC ("Cogentrix"), a Delaware limited liability company, entered into an operating agreement dated as of August 28, 1998 which was amended and restated on both December 15, 1998 and May 19, 1999 (as amended, the "Operating Agreement"). Pursuant to the Operating Agreement, Granite contributed to Holding its 99% limited partnership interest in the Partnership and all of the common stock of Energy and Cogentrix agreed to contribute to Holding $54,000,000 of equity. Granite received an initial 47.85% membership interest in Holding and Cogentrix received an initial 52.15% membership interest in Holding.

    Under the terms of the Operating Agreement, the issuance of two series of Senior Secured Bonds by the Partnership and Funding on May 21, 1999 resulted in a recalculation of the Granite and Cogentrix membership interests in Holding. Effective May 21, 1999 the revised Granite and Cogentrix membership interests were adjusted to 48.63% and 51.37%, respectively.

    Cogentrix's equity contribution to Holding will be contributed to the Partnership and used for the development and construction of the Facility. Cogentrix's equity contribution commitment is supported by an irrevocable letter of credit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The Company's investment in the Partnership is accounted for under the equity method of accounting. Under the equity method, the investment is recorded at cost and adjusted by the Company's share of undistributed earnings and losses of the Partnership.

    By definition, the Company is liable for the obligations of the Partnership and as such records its equity in Partnership losses in excess of its investment. The Company will also record losses otherwise allocable to the limited partner of the Partnership if it is probable that Holding will be unable to bear their share of losses. At December 31, 1999, Holding has obtained an irrevocable letter of credit from an "A" S&P rated bank for the benefit of the Partnership for its $54,000,000 equity commitment. As

                                LSP ENERGY, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) such, the Company will not record the losses allocable to Holding until its allocable losses exceed its investment and collateralized guarantee.

    FEDERAL AND STATE INCOME TAXES

    Due to the insignificance of income tax effects applicable to the Company, the accompanying financial statements do not reflect any income tax effects.

    USE OF ESTIMATES

    Management makes a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. INVESTMENT

    The Company's investment in the Partnership is accounted for under the equity method of accounting.

    The Partnership has been in the development stage since its inception and is not expected to generate any operating revenues until the Facility achieves commercial operation, which is projected to occur during the second quarter of 2000. The Partnership has recorded net income of $3,425,921 for the period February 7, 1996 (inception) through December 31, 1999. Partnership net income consists primarily of a $5,000,000 option payment received by the Partnership under an option purchase agreement (the "Option Purchase Agreement") entered into in 1996 with a third party. Under the terms of the Option Purchase Agreement, the third party had the option to purchase 750 megawatts of capacity and dispatchable energy for a defined term from the Partnership. Effective November 1, 1997, the Option Purchase Agreement expired unexercised. The Partnership has no continuing financial commitments under the Option Purchase Agreement and all funds earned under the Option Purchase Agreement were distributed to the partners prior to December 31, 1997.

    The Company's share of such distributions was $52,643, which represented its 1% managing general partnership interest.

    As with any new business venture of this size and nature, the ultimate construction and operation of the Facility could be affected by many factors.

                                LSP ENERGY, INC.

3. INVESTMENT (CONTINUED)
    The Partnership's balance sheets and statements of operations at December 31, 1999 and 1998, were as follows:

BALANCE SHEETS

                                                        1999          1998
                                                    ------------   -----------
ASSETS
Cash..............................................  $    202,924   $    83,866
Investments held by Trustee.......................    53,547,410            --
Spare parts inventory.............................       733,462            --
Other assets......................................       174,174        57,067
Property and construction in progress.............   296,509,139    83,429,694
Debt issuance and financing costs, net............    10,099,017    10,531,773
                                                    ------------   -----------
  Total Assets....................................  $361,266,126   $94,102,400
                                                    ============   ===========

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Accounts payable and contract retainage payable...  $ 21,868,102   $16,390,227
Accrued interest payable..........................    15,345,443       154,898
Bonds payable.....................................   326,000,000            --
Loans payable.....................................            --    78,000,000
                                                    ------------   -----------
  Total Liabilities...............................   363,213,545    94,545,125
Partners' capital (deficit).......................    (1,947,419)     (442,725)
                                                    ------------   -----------
Total Liabilities and Partners' Capital
  (Deficit).......................................  $361,266,126   $94,102,400
                                                    ============   ===========

STATEMENTS OF OPERATIONS

                                                          1999         1998
                                                       -----------   ---------
Revenues.............................................  $        --   $      --
Operations and maintenance expenses..................      918,782          --
Project management expenses..........................      367,277     142,122
General and administrative expenses..................      218,635     301,603
                                                       -----------   ---------
  Net loss...........................................  $(1,504,694)  $(443,725)
                                                       ===========   =========

    On May 18, 1998, the Partnership entered into a Power Purchase Agreement ("VEPCO PPA") with Virginia Electric and Power Company ("VEPCO"). Under the terms of the VEPCO PPA, the Partnership is obligated to sell and VEPCO is obligated to purchase approximately 558 megawatts of electrical capacity and dispatchable energy to be generated from two of the three Combined Cycle Units ("Unit" or "Units") at the Facility at prices set forth in the VEPCO PPA. The initial term of the VEPCO PPA is thirteen years, beginning on the earlier of commencement of commercial operations or June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. VEPCO has the option of extending the term of the VEPCO PPA for an additional twelve years by providing the Partnership written notice at least two years prior to the expiration of the initial term. The extended term may be terminated at any time by VEPCO with 18 months prior notice to the Partnership.

                                LSP ENERGY, INC.

3. INVESTMENT (CONTINUED)
    The VEPCO PPA is subject to specified construction and energy delivery milestone deadlines, including achieving commercial operations of the VEPCO Units by June 1, 2000, which date may be extended by a force majeure event or a delivery excuse.

    In the event the commercial operation date of the VEPCO units is delayed beyond June 1, 2000, which date may be extended by a force majeure event or delivery excuse, the Partnership may be responsible for replacement power during the period of delay, subject to a maximum of $20 per kilowatt of committed capacity from each VEPCO Unit. VEPCO may terminate the VEPCO PPA if the commercial operation date is not achieved by June 1, 2001, which date may be extended by a force majeure event or a delivery excuse.

    The terms of the VEPCO PPA require VEPCO to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    On May 21, 1998, the Partnership entered into a Power Purchase Agreement ("Aquila PPA") with Aquila Power Corporation ("Aquila") and UtiliCorp United, Inc. ("Utilicorp"). Under the terms of the Aquila PPA, the Partnership is obligated to sell and Aquila is obligated to purchase approximately
279 megawatts of electrical capacity and dispatchable energy to be generated from one of the three Units at the Facility at prices set forth in the Aquila PPA. UtiliCorp has appointed Aquila as its agent under the Aquila PPA. The initial term of the Aquila PPA is fifteen years and seven months, beginning on June 1, 2000, which date may be extended by a force majeure event or a delivery excuse. Aquila has the option of extending the term of the Aquila PPA for an additional five years by providing the Partnership written notice by the later of July 2013 or twenty-nine months prior to the expiration of the initial term.

    The Aquila PPA is subject to an energy delivery milestone deadline of June 1, 2000, which deadline may be extended by a force majeure event or a delivery excuse. In the event that commercial operation of the Aquila Unit is not achieved by such deadline, the Partnership may elect to incur an adjustment to the Reservation payment to be received under the Aquila PPA or to be responsible for replacement power during the period of delay. Aquila may terminate the Aquila PPA if commercial operations of the Aquila Unit is not achieved by the first anniversary of the energy delivery milestone deadline, which deadline may be extended for up to one year by a force majeure event or delivery excuse.

    The terms of the Aquila PPA require Aquila to make payments to the Partnership including a reservation payment, an energy payment, a start-up payment, system upgrade payments and a guaranteed heat rate payment.

    On July 22, 1998, the Partnership entered into a $240 million fixed price Turnkey Engineering, Procurement and Construction Agreement ("Construction Agreement") with BVZ Power Partners & Batesville ("BVZ"), a joint venture formed by H.B. Zachary Company and a subsidiary of Black & Veatch, LLP. The obligations of BVZ are guaranteed by Black & Veatch, LLP and the entire Construction Agreement is backed by a performance bond. Under the terms of the Construction Agreement, BVZ has committed to develop and construct the Facility subject to the terms, deadlines and conditions set forth in the Construction Agreement. In the event the construction and start-up to specified performance levels of the two VEPCO Units and the Aquila Unit has not occurred on or prior to July 16, 2000, July 26, 2000 and July 31, 2000, as adjusted under the terms of the Construction

                                LSP ENERGY, INC.

3. INVESTMENT (CONTINUED)
Agreement ("Guaranteed Completion Dates"), respectively, then BVZ will be required under the contract to pay liquidated damages, subject to limits. In the event the construction and start-up of the entire Facility to specified performance levels occurs prior to the last Guaranteed Completion Date, then BVZ will be entitled to receive a bonus for early completion.

    At various times during the period between January 8, 1999 and January 15, 1999, BVZ's access to the construction site was limited as a result of the failure of the temporary access road. Due to delays in construction progress experienced by BVZ during this period, the Partnership and BVZ entered into a change order to the Construction Agreement to extend the Guaranteed Completion Dates by 7 days. This extension is reflected in the Guaranteed Completion Dates above.

    The Partnership received a force majeure notice from BVZ and the manufacturer of the steam turbine generators with respect to delays incurred during the transportation of one of the VEPCO Unit's steam turbine generator to the Facility. The Partnership requested that BVZ and the manufacturer provide additional information to support the claim of force majeure. In response to our request, the manufacturer has recently provided information indicating a total of 21 days of delay and an 18 day claim of force majeure for delay in the delivery of the steam turbine generator. The Partnership does not believe that the delays in transportation of the steam turbine generator constitute a force majeure event. BVZ has stated that it is working extra hours, multiple shifts and weekends in an attempt to meet its originally projected target completion dates. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the Construction Agreement, BVZ would be entitled to a day for day extension of the Guaranteed Completion Date with respect to that VEPCO unit. The Partnership has informed VEPCO of the occurrence of a potential force majeure event as a result of a delay in the delivery of the VEPCO unit's steam turbine generator that was beyond the Partnership's reasonable control and without the Partnership's fault or negligence. If it is determined that the delay in the delivery of the steam turbine constitutes a force majeure event under the VEPCO PPA, the date that the Partnership is required to deliver power under the VEPCO PPA would be extended day for day for the number of days of the force majeure event. A final resolution of the issue has not yet occurred.

    A gap of 46 to 61 days currently exists between the Guaranteed Completion Dates and the guaranteed delivery start date, which is June 1, 2000. Under the VEPCO PPA and Aquila PPA, this gap may be increased if BVZ is successful in its claim that the steam turbine delay constitutes a force majeure event and the Partnership is unsuccessful in our claim that the steam turbine delay constitutes a force majeure event under the VEPCO PPA. This gap and any delay in construction and start-up of the Facility beyond June 1, 2000, may obligate the Partnership to: (i) provide replacement power to VEPCO or reimburse VEPCO for any incremental replacement power cost during the period of delay, up to a maximum of $11,320,000 and (ii) elect to, at the option of the Partnership, provide replacement power to Aquila, reimburse Aquila for any incremental replacement power cost during the period of delay, or elect to incur an adjustment to the capacity payment to be received under the Aquila PPA.

    The current construction schedule provided to the Partnership by BVZ anticipates that the construction and start-up of the two VEPCO Units and the Aquila Unit will occur on May 10, 2000, June 5, 2000 and June 27, 2000, respectively. The Partnership has notified both VEPCO and Aquila of these revised dates. Based upon the estimated completion date of June 5, 2000 for one of the VEPCO Units the Partnership will be obligated for the cost of replacement power for the period from June 1,

                                LSP ENERGY, INC.

                    NOTES TO FINANCIAL STATEMENT (CONCLUDED)

3. INVESTMENT (CONTINUED)

2000 to June 5, 2000. The Partnership has notified Aquila that it will elect to incur an adjustment to the capacity payment to be received for the period from June 1, 2000 to June 22, 2000 under the Aquila PPA. The estimated liability that may result from this period of delay, if any, cannot presently be determined.

    While BVZ will be obligated to pay liquidated damages for any failure to complete the construction and start-up of the Facility on or prior to one day after the Guaranteed Completion Dates, no delay damages will be due from BVZ with respect to any Unit during the respective gap periods. Because the delay liquidated damages are subject to limits, there can be no assurance that such liquidated damages will fully compensate the Partnership for replacement power costs or other costs associated with delays for which BVZ is responsible. The ultimate liability that would result from this delay, if any, cannot presently be determined.

    On May 21, 1999, the Partnership and Funding issued two series of Senior Secured Bonds (the "Bonds") in the following total principal amounts:
$150,000,000 7.164% Series A Senior Secured Bonds due 2014 and $176,000,000
8.160% Series B Senior Secured Bonds due 2025. Interest is payable semiannually on each January 15 and July 15, commencing January 15, 2000, to the holders of record on the immediately preceeding January 1 and July 1. Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

    The Bonds are secured by substantially all of the personal property and contract rights of the Partnership and Funding. In addition, Holding and Energy have pledged all of their interests in the Partnership, and Holding has pledged all of the capital stock of Energy and all of the capital stock of Funding.

                                                                         ANNEX A

                                  DEFINITIONS

    "Acceptable PPA" means any of the Virginia Power PPA, the Aquila PPA or a Replacement PPA.

    "Acceptable Replacement Power Arrangement" means an agreement for the purchase of Replacement Power entered into or arranged for by us:

        (1) that would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the operation of the project (as certified by us);

        (2) (a) the counterparty of which or the credit support provider for such counterparty (including any parent of such counterparty which guarantees such counterparty's obligations) is rated at least "BBB-" by S&P or at least "Baa3" by Moody's, provided that such counterparty or such credit support provider, as applicable, will not be required to satisfy such rating standard if such counterparty has dedicated existing generating assets and capacity for the provision of such Replacement Power and such generating assets have a proven track record for satisfying the obligation to provide all of such Replacement Power,

           and

        (b) that has a term not exceeding 45 days; or

        (3) (a) the counterparty of which is reasonably experienced in the business of providing power for similar sized obligations and has a proven track record for satisfying the obligation to provide all of such Replacement Power

           and

        (b) that has a term not exceeding 48 hours.

    "Account Balance Amount" means the sum of

        (1) the funds in the Distribution Suspense Account

           and

        (2) the aggregate of all funds in the Debt Service Reserve Account and the Debt Service Payment Account.

    "Account Reserve Requirement" means, as of any date of determination, the sum of

        (1) the Debt Service Reserve Requirement as of the next Scheduled Payment Date for the bonds (or, if the date of determination is a Scheduled Payment Date for the bonds, the Debt Service Reserve Requirement as of such date),

        (2) the Senior Indebtedness due and payable on the next Scheduled Payment Date for the bonds

           and

        (3) the Senior Indebtedness due and payable from and after the date of determination and prior to the next Scheduled Payment Date for the bonds.

    "Accounts" means, collectively, the Construction Account, the Revenue Account, the O&M Account, the Debt Service Payment Account, the DSRA LOC Payment Account, the Debt Service Reserve Account, the Major Maintenance Reserve Account, the Aquila PPA Reserve Account, the Distribution Suspense Account and any other accounts as may be established pursuant to the Common Agreement.

    "Additional Indebtedness" means Indebtedness incurred in respect of Required Modifications, Optional Modifications or Expansion Modifications.

    "Additional Indebtedness Agent" means any agent, trustee or similar representative for the Additional Indebtedness Holders under an Additional Indebtedness Agreement.

    "Additional Indebtedness Agreement" means an agreement among us, an Additional Indebtedness Agent and Additional Indebtedness Holders pursuant to which the Additional Indebtedness Holders agree to provide Additional Indebtedness to the Partnership on the terms and conditions set forth therein and in accordance with the Financing Documents.

    "Additional Indebtedness Holders" means the financial institutions from time to time party to an Additional Indebtedness Agreement.

    "Additional Project Document" means any material contract or undertaking to which we are a party relating to the development, construction, operation, administration or maintenance of the project entered into after May 21, 1999, but excluding any Financing Document.

    "Aquila PPA" means the Power Purchase Agreement, dated May 21, 1998, by and among us, Aquila and UtiliCorp, as amended by (1) the Letter Agreement, dated July 16, 1998, by and among us, Aquila and UtiliCorp, and (2) the Letter Agreement, dated August 28, 1998, by and among us, Aquila and UtiliCorp.

    "Aquila PPA Reserve Account" means the account with this name established pursuant to the Common Agreement.

    "Aquila Reserve L/C" means any letter of credit provided by or on behalf of us to the administrative agent to satisfy the Aquila PPA Reserve Requirement as described under the caption "Description of Principal Financing
Documents--Common Agreement--Reserve Accounts--Letters of Credit."

    "Aquila Reserve L/C Agreement" means any agreement providing for the issuance of an Aquila Reserve L/C.

    "Bonds" means the private bonds and the exchange bonds.

    "Bondholder" means a person in whose name a private bond or an exchange bond is registered in the security register.

    "Bonding Arrangements" means surety bonds, performance bonds or similar arrangements with third-party sureties or indemnitors or similar persons.

    "Btu" means British Thermal unit, the amount of heat required to raise the temperature of 1 pound of pure water 1 degree F from 59 degrees F to 60 degrees F at a constant pressure of 14.73 pounds per square inch absolute.

    "Cash Available for Debt Service" means, for any period, Operating Revenues (excluding any receipts derived from the sale of any property pertaining to the project) for that period, minus (1) all O&M Costs for such period and (2) all deposits, if any, into the Major Maintenance Reserve Account for that period.

    "Casualty Event" means an event that causes all or a portion of the project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event.

    "Casualty Proceeds" means all insurance proceeds or other amounts actually received on account of a Casualty Event, except proceeds of delayed opening or business interruption insurance.

    "Change of Control" means:

        (1) LS Power, Cogentrix and/or any Qualified Transferee collectively cease to own, directly or indirectly, at least 51% of the capital stock of our general partner (unless any or all of them maintain management control of us); or

        (2) LS Power, Cogentrix and/or any Qualified Transferee collectively cease to own, directly or indirectly, at least 10% of the ownership and economic interests in us;

    PROVIDED that none of the events described in clauses (1) or (2) above will be deemed a "Change of Control" if (x) they will not result in a Rating Downgrade or (y) they are approved by Holders holding at least 66 2/3% in aggregate principal amount of the outstanding bonds.

    "Closing Date" means May 21, 1999.

    "Collateral" means all assets, rights, interests and other property in or upon which a security interest or Lien is or is purported to be granted to the Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Security Documents.

    "Commercial Operation Date" means the later to occur of the Commercial Operation Date under the Virginia Power PPA and the Commercial Operation Date under the Aquila PPA.

    "Commercially Feasible Basis" means that, following a Casualty Event, an Expropriation Event or a Title Event:

        (1) the Casualty Proceeds, the Expropriation Proceeds or the Title Proceeds, as the case may be, together with any other amounts that we or our the partners are irrevocably committed to contribute pursuant to support arrangements to Restore all or a portion, as the case may be, of our project, will be sufficient to permit such Restoration of our project;

        (2) the sum of (a) the proceeds of the business interruption insurance,
    (b) the monies available in the Construction Account and the O&M Account,
    (c) any amounts that we or our partners are irrevocably committed to contribute pursuant to support arrangements (without duplication of such amounts referred to in clause (1) above) and (d) the anticipated Operating Revenues during the estimated period of Restoration will be sufficient to pay all Senior Debt Service and O&M Costs (taking into account the limitation on the use of such funds set forth in the Common Agreement) during the estimated period of Restoration;

        (3) our project upon being Restored can be reasonably expected to produce Operating Revenues adequate to maintain (x) a Projected Senior Debt Service Coverage Ratio, for the period of four of our consecutive complete fiscal quarters commencing with our fiscal quarter beginning on or most recently after the projected date of Restoration, equal to or greater than
    1.3 to 1 during the 100% PPA Period and the Two-Thirds PPA Period and 1.75 to 1.0 during the One-Third PPA Period and the Merchant Period, and (y) a Projected Senior Debt Service Coverage Ratio, for each complete Fiscal Year commencing with the Fiscal Year beginning on or most recently after the projected date of Restoration, equal to or greater than 1.4 to 1 during the 100% PPA Period and the Two-Thirds PPA Period and 2.0 to 1.0 during the One-Third PPA Period and the Merchant Period, in each case taking into account any change in projected operating results due to the impairment of any portion of our project and any reduction in Senior Debt Service due to any partial redemption of the bonds pursuant to the Indenture or any partial prepayment of the amounts outstanding under the Virginia Power L/C Agreement; and

        (4) we reasonably believe that our project can be operated in accordance with the provisions of the Project Documents that are then in effect or that are expected to be in effect after the completion of the Restoration.

    "Commission" means the United States Securities and Exchange Commission.

    "Common Facilities Agreement" means an agreement between us and an Expansion Party which provides for the sharing of transmission lines, interconnections, utilities and other facilities among the first three units of our project and any Expansion.

    "Completion" means that:

        (1) Substantial Completion (as defined in the Construction Contract) of our power facility (as defined the Construction Contract) has occurred and been accepted under the Construction Contract, that all work necessary to achieve Substantial Completion under the Construction Contract has been performed in accordance with the Construction Contract and the requirements of all applicable governmental approvals, and that all liquidated damages then due and payable under the Construction Contract have been paid in full (other than those that are subject to a Good Faith Contest);

        (2) commercial operation under any Infrastructure Contracts has occurred and been accepted under these Infrastructure Contracts, that all work necessary to achieve completion under these Infrastructure Contracts has been performed in accordance with these Infrastructure Contracts and the requirements of all applicable governmental approvals;

        (3) the Commercial Operation Date has occurred; and

        (4) the independent engineer for our project has confirmed each of the events described in clauses (1) through (3) above.

    "Completion Date" means the date on which our project achieves Completion.

    "Construction Account" means the account with this name established pursuant to the Common Agreement.

    "Construction Contract" means the Turnkey Engineering, Procurement and Construction Agreement dated as of July 22, 1998 between us and BVZ Power Partners.

    "Date Certain" means June 1, 2001.

    "Debt Service Payment Account" means the account with this name established pursuant to the Common Agreement.

    "Debt Service Reserve Account" means the account with this name established pursuant to the Common Agreement.

    "Debt Service Reserve L/C" means any letter of credit provided by or on behalf of us to the administrative agent to satisfy the Debt Service Reserve Requirement as described under the caption "Description of Principal Financing Documents--Common Agreement--Reserve Accounts--Letters of Credit."

    "Debt Service Reserve L/C Agreement" means any agreement providing for the issuance of a Debt Service Reserve L/C.

    "Debt Service Reserve LOC Loans" means any loans made to us or the Funding Corporation under a Debt Service Reserve L/C Agreement.

    "Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

    "Default Equity Contribution" means an equity contribution made to us when an Event of Default or a bankruptcy event has occurred.

    "Distributable Amount" means the Account Balance Amount less the Account Reserve Requirement.

    "Distribution Suspense Account" means the account with this name established pursuant to the Common Agreement.

    "DSRA LOC Payment Account" means the account with this name established pursuant to the Common Agreement.

    "Easements" means the easements appurtenant, easements in gross, license agreements and other rights running in favor of us and/or appurtenant to the Site, including the easements and licenses described in the Title Policy.

    "Eligible Facility" means an "eligible facility" as that term is defined in 15 U.S.C. Section 79z-5a(a-2).

    "Equity Documents" means the Equity Contribution Agreement and the Equity Letter of Credit.

    "Event of Abandonment" means:

        (1) prior to the Completion Date,

        (a) the cessation or deferral of all or substantially all construction or completion of our project for more than 120 consecutive days, as this period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure, as defined in any of the Project Documents, so long as we are diligently proceeding to mitigate the consequences of the event, other than by reason of a Casualty Event or an Expropriation Event, or

        (b) the announcement by the Partnership of a decision to permanently cease or indefinitely defer the construction or completion of our project; or

        (2) after the Completion Date,

        (a) the suspension for more than 120 consecutive days, as this period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure, as defined in any of the Project Documents so long as we are diligently proceeding to mitigate the consequences of the event of all or substantially all operation of our project, other than (1) by reason of the failure to be dispatched or (2) by reason of the occurrence of a Casualty Event or an Expropriation Event, or

        (b) the announcement by us of a decision to permanently cease operation of our project.

    "EWG" or "Exempt Wholesale Generator" means an "exempt wholesale generator," as that term is defined in 15 U.S.C. Section79z-5a(a-1).

    "Expansion" means the improvements resulting from an Expansion Modification.

    "Expansion Modifications" means modifications or improvements to our project that are designed to materially increase the net generating capacity of our power facility, including without limitation the addition of a fourth combined-cycle generating unit at the Site. Expansion Modifications do not include modifications that are either Required Modifications or Optional Modifications.

    "Expansion Party" means any third person owning and otherwise responsible for the development, construction and operation of an Expansion.

    "Expropriation Event" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of a material part of the Collateral by any Governmental Authority unless such transfer or taking is the subject of a Good Faith Contest.

    "Expropriation Proceeds" means all insurance proceeds or other amounts, including instruments, actually received on account of an Expropriation Event unless such transfer or taking is the subject of a Good Faith Contest, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

    "Financing Documents" means, collectively, the Indenture, the supplemental indentures for the initial two series of bonds, the bonds, the Virginia Power L/C Agreement, any Working Capital Agreement, when entered into, any Debt Service Reserve L/C Agreement, to the extent we or the Funding Corporation is the account party to the Debt Service Reserve L/C issued thereunder, when entered into, any Aquila Reserve L/C Agreement, to the extent we or the Funding Corporation is the account party to the Aquila Reserve L/C issued thereunder, when entered into, any Additional Indebtedness Agreement, when entered into, the Security Documents and the Equity Documents.

    "Fiscal Year" means our accounting year commencing each year on January 1 and ending on December 31 or any other period adopted by us as an accounting year.

    "Good Faith Contest" means the contest of an item if

        (1) the item is diligently being contested in good faith by appropriate proceedings timely instituted,

        (2) adequate reserves are established in accordance with generally accepted accounting principles with respect to the contested item and held in cash or Permitted Investments, if the contested item individually or when taken together with all other contested items for which reserves are not at the time being held in cash or Permitted Investments could reasonably be expected to result in liability to us and the Funding Corporation in excess of $1,000,000,

        (3) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Effect,

        (4) any Lien filed in connection therewith will have been removed from the record by Bonding Arrangements by a reputable surety company, or title insurance or cash deposits are otherwise provided to assure the discharge of the Funding Corporation's or our obligation in connection therewith, provided that such cash deposits, in the aggregate, will not exceed $2,000,000,

        (5) the payment for any Tax, Lien or claim will have been made as is necessary to prevent the recordation of a tax deed or other similar instrument conveying our property or any portion thereof,

        (6) the failure to pay or comply with the contested item during the period of such Good Faith Contest would not reasonably be expected to result in a Material Adverse Effect and

        (7) neither we nor the Funding Corporation has knowledge of any actual or proposed deficiency or additional assessment in connection with the contest not otherwise satisfying the requirements of clauses (1) through
    (6).

    "Governmental Authority" means any government, governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality of any government (central or state), judicial, legislative or administrative body, federal, state or local, having jurisdiction over the matter or matters in question.

    "Heat rate" means a measure of generating station thermal efficiency, generally expressed in Btu per net kilowatt-hour. It is computed by dividing the total Btu content of fuel burned for electric generation by the resulting net kilowatt-hour generation.

    "Heating value" means the amount of heat produced by the complete combustion of a unit quantity of fuel. The gross or higher heating value is that which is obtained when all of the products of combustion are cooled to the temperature existing before combustion, the water vapor formed during combustion is condensed and all the necessary corrections have been made. The net or lower heating value is obtained by subtracting the latent heat of vaporization of the water vapor, formed by the combustion of the hydrogen in the fuel, from the gross or higher heating value.

    "Indebtedness" of any person at any date means, without duplication,

        (1) all obligations of that person for borrowed money,

        (2) all obligations of that person evidenced by bonds, debentures, notes or other similar instruments,

        (3) all obligations of that person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,

        (4) all obligations of that person under leases which are or should be, in accordance with generally accepted accounting principles, recorded as capital leases for which that person is liable,

        (5) all obligations of that person under interest rate or currency protection agreements or other hedging instruments,

        (6) all obligations of that person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property),

        (7) all deferred obligations of that person to reimburse any bank or other person for amounts paid or advanced under a letter of credit or other instrument,

        (8) all Indebtedness of others secured by a Lien on any asset of that person, whether or not that Indebtedness is assumed by that person, and

        (9) all Indebtedness of others guaranteed directly or indirectly by that person or as to which that person has an obligation substantially the economic equivalent of a guarantee or other arrangement to assure a creditor against loss.

    "Independent Consultants" means the independent engineer and the independent electricity market and fuel consultant.

    "Inducement Agreement" means the Inducement Agreement entered into by and among the Authority, Panola County, the Industrial Development Authority and us.

    "Infrastructure Contracts" means the construction contracts between us and each of Robinson Mechanical Contracts, Inc., Big Warrior Corporation and Garney Companies, Inc., which are described under the caption "Description of the Principal Project Documents--Other Construction and Engineering Contracts." We have assigned our interests under these contracts to Panola County.

    "Infrastructure Financing Documents" means the Use Agreements and the Inducement Agreement.

    "Initial Purchasers" means Credit Suisse First Boston Corporation, Scotia Capital Markets (USA) Inc., and TD Securities (USA) Inc.

    "Institutional Accredited Investors" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also Qualified Institutional Buyers.

    "Involuntary PPA Buy-Out" means any buy-out of a Power Purchase Agreement that is not voluntarily sought by us, but into which we are legally or practically required to enter by force or law or regulation, or by any actual or threatened Expropriation Event, or by an actual or threatened bankruptcy proceeding or other action adverse to the material rights and benefits granted to us under the Power Purchase Agreement on the part of, or an actual or threatened termination of the Power Purchase Agreement by, the purchaser of electricity under the Power Purchase Agreement.

    "Kilowatt" or "kW" means 1,000 watts.

    "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.

    "Loss Event" means a Casualty Event, an Expropriation Event or a Title
Event.

    "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any bond subject to redemption less the unpaid principal amount of that bond; provided that the Make-Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any bond subject to redemption is equal to the discounted present value of all principal and interest payments scheduled to become due in respect of that bond after the date of the redemption, calculated using a discount rate equal to the sum of

        (1) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of that bond and trading in the secondary market at the price closest to par

        and

        (2) 30 basis points in the case of the series C bonds and 50 basis points in the case of the series D bonds;

    PROVIDED, HOWEVER, that if there is no United States treasury security having an average life equal to the remaining average life of the bond, the discount rate will be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of the bond and trading in the secondary market at the price closest to par.

    "Material Adverse Effect" means:

        (1) a material adverse change in the status of our business, operations, property or financial condition or the business, operations, property or financial condition of the Funding Corporation; or

        (2) any event or occurrence of whatever nature which materially adversely affects (a) our or the Funding Corporation's ability to perform our or its obligations under any Transaction Document or (b) the perfection, validity or priority of the Senior Secured Parties' security interests in the Collateral.

    "Merchant Period" means any period during which less than 33% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "Moody's" means Moody's Investors Service, Inc.

    "Mortgage Estate" means the mortgage on and security interest in all our real property interests, including leasehold interests and easement interests, in the Site and all fixtures, equipment and improvements thereon granted by us to a trustee for the benefit of the collateral agent, acting on behalf of the Senior Secured Parties.

    "O&M Account" means the account with this name established pursuant to the Common Agreement.

    "O&M Costs" means all actual cash maintenance and operation costs incurred and paid for our project in any particular calendar or fiscal year or period to which the term is applicable, PROVIDED that if we elect to accrue property taxes or any other annual cost on a monthly basis and the property taxes and/or other annual costs are shown as a separate line item in the annual operating budget, the property taxes and/or such other annual costs will be factored into the calculation of Cash Available for Debt Service as accrued instead of according to when the property taxes and/or other annual costs are actually paid, including:

    - payments for fuel and/or tracking account payments made by us under the Power Purchase Agreements,

    - fuel costs incurred under Power Purchase Agreements other than the Virginia Power PPA or the Aquila PPA or when no Power Purchase Agreements are in effect,

    - additives or chemicals and transportation costs related thereto,

    - taxes other than those based upon our income,

    - insurance,

    - consumables,

    - payments under any lease,

    - payments pursuant to the O&M Agreement, other than the Operator Fee, the Parts Agreement and the Management Services Agreement,

    - legal fees and expenses paid by us in connection with the management, maintenance or operation of our project,

    - fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals and reasonable general and administrative expenses,

    but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of our indebtedness;

    PROVIDED that O&M Costs do not include

        (1) major maintenance expenditures to the extent paid with funds on deposit in the Major Maintenance Reserve Account,

        (2) distributions of any kind to us or our affiliates, other than payments under the Management Services Agreement and the O&M Agreement, except for the Operator Fee,

        (3) depreciation,

        (4) capital expenditures, other than those included in and approved as part of the annual operating budget or

        (5) payments made for Restoration of our project in accordance with the applicable provisions of the Common Agreement.

    "100% PPA Period" means any period during which 100% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "One-Third PPA Period" means any period during which at least 33% but less than 66 2/3% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "Operating Revenues" means all of the following, without duplication, received by us:

        (1) all payments received by us under the Power Purchase Agreements, including with respect to fuel;

        (2) proceeds of any business interruption insurance;

        (3) income derived from the sale or use of electric capacity or energy produced, transmitted or distributed by our project;

        (4) all other revenues from the operation of our project together with any receipts derived from the sale of any property pertaining to our project or incidental to the operation of our project, including, without limitation, transmission system upgrade credits;

        (5) the investment income on amounts in the Accounts, but solely to the extent deposited from time to time in the Revenue Account; and

        (6) all other deposits into the Revenue Account not included in clauses
    (1) through (5) above, including transfers from the Debt Service Reserve Account,

all as determined in conformity with cash accounting principles and excluding any payments received in connection with any buy-out of a Power Purchase Agreement.

    "Operator Fee" means the "Management Fee" due and payable to Cogentrix Batesville Operations pursuant to the O&M Agreement.

    "Optional Modifications" means discretionary modifications or improvements to the project other than Required Modifications or Expansion Modifications.

    "Ordinary Equity Contributions" means, all equity contributions other than Default Equity Contributions.

    "NOx" means oxides of nitrogen.

    "Panola Partnership Agreement" means the Agreement to be entered into by and between Panola Partnership, Inc. and us.

    "Performance Liquidated Damages" means the performance liquidated damages payable by BVZ Power Partners pursuant to the Construction Contract, in an amount and to the extent payable pursuant to the Construction Contract.

    "Permitted Investments" means

        (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof, having a maturity not exceeding

    (x) 180 days, prior to the Completion Date or (y) 364 days after the Completion Date, from the date of issuance;

        (2) time deposits and certificates of deposit having a maturity not exceeding (a) 180 days, prior to the Completion Date or (b) 364 days, after the Completion Date, of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000;

        (3) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 and commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding
    (x) 180 days, prior to the Completion Date, or (y) 364 days, after the Completion Date, from the date of acquisition;

        (4) fully secured repurchase obligations for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications established in clause (2) above or any financial institution having long term unsecured debt securities rated "A" or better by S&P or "A2" or better by Moody's, in connection with which such underlying securities are held in trust by a third party custodian;

        (5) high-grade corporate bonds rated at least "A" or the equivalent thereof by S&P or at least "Aa3" or the equivalent thereof by Moody's and having a maturity not exceeding (x) 180 days, prior to the Completion Date or (y) 364 days, after the Completion Date, and

        (6) money market funds having a rating in the highest investment category granted thereby by a Rating Agency at the time of acquisition, including any fund for which the trustee or an affiliate of the trustee serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that (a) the trustee or an affiliate of the trustee charges and collects fees and expenses from these funds for services rendered (provided that the charges, fees and expenses are on terms consistent with terms negotiated at arm's-length) and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to the Indenture.

    "Power Purchase Agreements" means the Aquila PPA, the Virginia Power PPA and any other agreement for the sale of all or a portion of the net electric capacity and generation from our power facility entered into by us from time to time.

    "PPA Buy-Outs" means a Voluntary PPA Buy-Out or an Involuntary PPA Buy-Out.

    "Project Costs" means the costs associated with the development, financing, design, engineering, acquisition, equipping, construction, assembly, inspection, testing, completion and start-up of our project, including the Panola County infrastructure. Project Costs include, without limitation, amounts advanced or payable under the Infrastructure Financing Documents, including any retention relating to construction costs paid or payable by us whenever due, management fees, including under the management services agreement, and Operator Fees payable prior to the commercial operation of the project and a development fee in the amount of $3,000,000 payable to one of our affiliates on May 21, 1999.

    "Project Documents" means the Construction Contract, Construction Contract Guarantee, the Infrastructure Contracts (until any such contract is transferred by us), the Power Purchase Agreements, the Fuel Interconnection Agreements, the Electric Interconnection Agreements, the Water Supply Storage Agreement, the O&M Agreement, the Partnership Agreement, the Consents, the Engineering Services Agreement, the Parts Agreement, the Management Services Agreement, the Ad Valorem Tax Agreement and, when entered into, any Additional Project Document.

    "Project Party" means any party to any Project Document other than us.

    "Projected Senior Debt Service Coverage Ratio" means, for any period, the ratio of

        (a) the aggregate of all Cash Available for Debt Service for that period to

        (b) the aggregate of all Senior Debt Service for that period, in each case calculated on a projected basis, using,

           (1) if the period in question is the 100% PPA Period, projections of Cash Available for Debt Service based on projected sales under the Power Purchase Agreements or Replacement PPAs, as applicable,

           (2) if the period in question is the Merchant Period, projections of Cash Available for Debt Service based on projected merchant sales, and

           (3) if the period in question is the One-Third PPA Period or the Two-Thirds PPA Period, projections of Cash Available for Debt Service based on the appropriate combination of projected sales under the Power Purchase Agreements or Replacement PPAs, as applicable, and projected merchant sales, and confirmed by the independent engineer for our project.

    "Qualified Institutional Buyer" means "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

    "Qualified Transferee" means any person that acquires after May 21, 1999 interests in us or our general partner so long as:

        (1) that person is, or is controlled by a person that is, reasonably experienced in the business of owning and operating facilities similar to our project;

        (2) that acquisition is in compliance with law and after giving effect to that acquisition (a) we will not as a result of such acquisition be in violation of any Applicable Laws, including, without limitation, all Governmental Approvals, the compliance with which is necessary to permit us to conduct our business in accordance with the Project Documents and to maintain our status as an Exempt Wholesale Generator and our project's status as an Eligible Facility, if we and our project were certified as such at the time of such acquisition, and the trustee has received opinions of counsel to that person and counsel to us to that effect, (b) no Default or Event of Default has occurred and be continuing and (c) that acquisition would not reasonably be expected to result in a Material Adverse Effect; and

        (3) to the extent relevant to that acquisition, the collateral agent has received a pledge of and lien on our general partnership interests or shares of capital stock of LSP Energy so acquired and we have furnished to the trustee, the collateral agent and the administrative agent those documents, certificates and opinions from counsel to that person and us as the trustee, the collateral agent and the administrative agent have reasonably required.

    "Rating Agency" means S&P or Moody's.

    "Rating Downgrade" means a downgrade in the then current ratings of the bonds by a Rating Agency either within a particular category or from one category to another.

    "Replacement Power" has the meaning given such term in the Power Purchase Agreements.

    "Replacement PPA" means a power purchase agreement in respect of which or that

        (1) the Rating Agencies confirm in writing that no downgrade of the ratings for the bonds will occur solely as a result of that Replacement PPA, or

        (2) (a) the counterparty of which or the credit support provider for that counterparty, including any parent of that counterparty which guarantees that counterparty's obligations, is rated at least BBB- by S&P and at least Baa3 by Moody's,

           (b) has a minimum term of one year and

           (c) the pricing and commercial terms of which are, as a whole, equivalent to or better than the pricing and commercial terms under the Power Purchase Agreement being replaced, as confirmed by the independent engineer for our project.

    "Required Modifications" means

        (1) those modifications or improvements reasonably necessary for us to maintain our status as an Exempt Wholesale Generator or our project to maintain its status as an Eligible Facility or for our project to remain in compliance with all applicable laws and governmental approvals and

        (2) those modifications or improvements reasonably necessary to achieve Completion after the application of all Ordinary Equity Contributions.

    "Required Ratio" means

        (1) with respect to the 100% PPA Period, 1.20/1.00,

        (2) with respect to the Two-Thirds PPA Period, 1.35/1.00,

        (3) with respect to the One-Third PPA Period, 1.55/1.00, and

        (4) with respect to the Merchant Period, 1.70/1.00.

    "Restoration" or "Restoring" means repairing, rebuilding or otherwise restoring our project due to the occurrence of a Casualty Event or an Expropriation Event or, with respect to any Title Event, curing such Title Event.

    "Revenue Account" means the account with this name established pursuant to the Common Agreement.

    "S&P" means Standard & Poor's Ratings Group.

    "Scheduled Payment Date" means

        (a) with respect to any bond or additional bond issued under the indenture governing the bonds, January 15 and July 15, and

        (b) with respect to any other amortizing Senior Secured Obligation, the date on which any principal is scheduled to become due, which will be on April 15, July 15, October 15 and January 15.

    "Security Documents" means the documents pursuant to which the Liens on the Collateral are pledged to the collateral agent.

    "Senior Debt Service" means, for any period, without duplication, (1) the aggregate of all fees payable to the Secured Parties during that period, plus
(2) the aggregate of all interest, principal and other amounts payable in respect of the Senior Secured Obligations during that period, but not including any interest during construction or other similar payments which are pre-funded with the proceeds of a debt issuance or otherwise.

    "Senior Debt Service Coverage Ratio" means for any period, the ratio of

        (1) the aggregate of all Cash Available for Debt Service for that period to

        (2) all Senior Debt Service for that period.

    "Senior Indebtedness" means the Senior Secured Obligations, together with our and the Funding Corporation's other Permitted Indebtedness, other than subordinated Indebtedness.

    "Senior Secured Obligations" means, collectively, without duplication:

        (1) all of our and the Funding Corporation's Indebtedness, financial liabilities and obligations of whatsoever nature and howsoever evidenced, including principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise, to the Senior Secured Parties under or pursuant to the Indenture, the bonds, any Working Capital Agreement, any Debt Service Reserve L/C Agreement, the Virginia Power L/C Agreement, any Aquila Reserve L/C Agreement, any Additional Indebtedness Agreement, the Security Documents, the Equity Documents, any other Financing Document or any other agreement, document or instrument evidencing, securing or relating to that indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements;

        (2) any and all sums advanced by the collateral agent in order to preserve the Collateral or preserve its security interest in the Collateral; and

        (3) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (1) and (2) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the collateral agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

    "Senior Secured Obligations Payments" means, on any monthly disbursement date, for any given facility constituting a series of Senior Secured Obligations, including the bonds, an amount equal to:

        (1)(a) a fraction the numerator of which is the number of months from and including the disbursement date to but excluding the immediately preceding Scheduled Payment Date for that facility constituting or series of Senior Secured Obligations and the denominator of which is the number of months from but excluding the immediately preceding Scheduled Payment Date to and including the next succeeding Scheduled Payment Date for that facility constituting or series of Senior Secured Obligations, or, if the disbursement date is on a Scheduled Payment Date for such facility constituting or series of Senior Secured Obligations, the Scheduled Payment Date

        MULTIPLIED BY

        (b) principal, interest and other amounts due or coming due in respect of those Senior Secured Obligations on the next succeeding Scheduled Payment Date therefor, or, if the disbursement date is on a Scheduled Payment Date for that facility constituting or series of Senior Secured Obligations, the Scheduled Payment Date,

        MINUS

        (2) the funds then on deposit in or credited to the Debt Service Payment Account in respect of the issuance or series of Senior Secured Obligations.

    "Senior Secured Parties" means

        (1) the bondholders,

        (2) the trustee,

        (3) the Securities Intermediary,

        (4) the Virginia Power L/C Banks, the Virginia Power L/C Issuer and the Virginia Power L/C Agent,

        (5) any Working Capital Bank and any Working Capital Agent,

        (6) any Additional Indebtedness Holder and any Additional Indebtedness Agent,

        (7) to the extent we or the Funding Corporation is the account party to any letter of credit related thereto, any Debt Service Reserve L/C Bank, any Debt Service Reserve L/C Issuer and any Debt Service Reserve L/C Agent,

        (8) to the extent we or the Funding Corporation is the account party to any letter of credit related thereto, any Aquila Reserve L/C Bank, any Aquila Reserve L/C Issuer and any Aquila Reserve L/C Agent,

        (9) the collateral agent,

        (10) the intercreditor agent and

        (11) the administrative agent, in each case to the extent such party is, or pursuant to the Intercreditor Agreement, it (or an agent on its behalf) becomes, a party to the Intercreditor Agreement.

    "Site" means the approximately 60 acre parcel of land located near Batesville, Mississippi on which our power facility will be located.

    "Test Period" means, for any distribution date, the period beginning one year prior to that distribution date and ending one year after that distribution date; PROVIDED that if we have received written notice from Virginia Power that Virginia Power has elected not to extend the Virginia Power PPA beyond the Initial Term, as defined in the Virginia Power PPA, the "Test Period" for any distribution date through the expiration of the Virginia Power PPA will be the period beginning one year prior to such distribution date and ending two years after that distribution date.

    "Therm" means a unit of heating value equivalent to 100,000 British thermal units (Btu).

    "Title Event" means the existence of any defect of title or lien or encumbrance on the Mortgage Estate, other than Permitted Liens in effect on May 21, 1999, that entitles the collateral agent to make a claim under the Title Policy.

    "Title Insurer" means First American Title Insurance Company.

    "Title Proceeds" means all amounts and proceeds actually received under any title insurance policy on account of a Title Event.

    "Title Policy" means the policy of title insurance issued by the Title Insurer dated as of May 21, 1999, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

    "Total Equity Amount" means $54,000,000.

    "Transaction Documents" means the Project Documents and the Financing Documents.

    "Two-Thirds PPA Period" means any period during which at least 66 2/3% but less than 100% of the then current capacity of our power facility is to be sold or otherwise disposed of under an Acceptable PPA.

    "Use Agreements" means, collectively, the Infrastructure Use Agreement (Water Supply System and Wastewater Disposal System) to be entered into by and among the Authority, the Mississippi Department of Economic and Community Development, Panola County, the Industrial Development Authority, and us and the Infrastructure Use Agreement (Lateral Pipeline) to be entered into by and among the Authority, the Mississippi Department of Economic and Community Development, Panola County, the Industrial Development Authority, the City of Batesville and us, the Panola Partnership Agreement and any other agreements that may be entered into by us pursuant to the terms of these agreements.

    "Virginia Power L/C Agent" means, initially, Credit Suisse First Boston, and any Person appointed as a substitute or replacement facility agent under the Virginia Power L/C Agreement.

    "Virginia Power L/C Agreement" means the Letter of Credit Agreement, dated as of August 28, 1998, as amended, among us, the Virginia Power L/C Agent, the Virginia Power L/C Issuer and the Virginia Power L/C Banks.

    "Virginia Power L/C Banks" mean the financial institutions from time to time party to the Virginia Power L/C Agreement.

    "Virginia Power L/C Provider" means Credit Suisse First Boston and any other issuer of a Virginia Power Letter of Credit.

    "Virginia Power Letter of Credit" means any letter of credit issued under the Virginia Power L/C Agreement.

    "Virginia Power PPA" means the Power Purchase Agreement, dated as of
May 18, 1998, between us and Virginia Power, as amended by the First Amendment to Power Purchase Agreement, dated as of July 22, 1998 and as amended by the Second Amendment to Power Purchase Agreement, dated as of August 11, 1998, between us and Virginia Power.

    "Voluntary PPA Buy-Outs" means any buy-out of a Power Purchase Agreement that is not an Involuntary PPA Buy-Out.

    "Watt" means the electric unit of real power or rate of doing work. The rate of energy transfer equivalent to one ampere flowing due to an electrical pressure of one volt at unity power factor.

    "Working Capital Agent" means any agent for the Working Capital Banks under a Working Capital Agreement.

    "Working Capital Agreement" means an agreement among us, the Working Capital Agent and the Working Capital Banks pursuant to which the Working Capital Banks agree to make working capital loans to us on the terms and conditions set forth in that agreement and in accordance with the Financing Documents; PROVIDED that any Working Capital Agreement must require that no working capital loans be outstanding for a period of at least ten days per year.

    "Working Capital Banks" means the financial institutions from time to time party to a Working Capital Agreement.

                                                                         ANNEX B

                         INDEPENDENT ENGINEER'S REPORT

    We have included this independent engineer's report prepared by R.W. Beck, Inc. in order to provide investors with an independent third-party analysis of, among other things:

    - the ability of the major project participants, including the construction contractor and the operator, to perform their obligations under the project contracts;

    - the feasibility of the technology to be used in our power facility;

    - the projected output of electricity from our power facility and the projected efficiency of our power facility;

    - the projected useful life of our power facility;

    - the environmental permits required for the construction and operation of our power facility and our power facility's ability to comply with these permits; and

    - the ability of our power facility to generate revenues which are sufficient for us to make payments on the bonds.

    We retained R.W. Beck, Inc. as an independent consultant in connection with the offering of the private bonds. R.W. Beck, Inc. is not an employee, affiliate or agent of us, and does not have any relationship to us other than as an independent consultant. We paid R.W. Beck, Inc. a fee for the consulting services provided to us in connection with the issuance of the private bonds.

                                                                         ANNEX B

                          INDEPENDENT ENGINEER'S REPORT

                         LSP ENERGY LIMITED PARTNERSHIP
                        BATESVILLE COMBINED-CYCLE PROJECT

                                    R W Beck

                                     [LOGO]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX B

                         INDEPENDENT ENGINEER'S REPORT

                         LSP ENERGY LIMITED PARTNERSHIP
                       BATESVILLE COMBINED-CYCLE PROJECT

                               TABLE OF CONTENTS

                                                                            Page

PROJECT PARTICIPANTS.........................................................B-2
  The Partnership............................................................B-6
  The Contractor.............................................................B-6
  The Operator...............................................................B-6

THE FACILITY.................................................................B-6
  Introduction...............................................................B-6
  The Site...................................................................B-6
    Site Access and Description..............................................B-6
    Site Arrangement.........................................................B-7
    Subsurface Conditions....................................................B-9
    Environmental Site Assessment...........................................B-10
    Site Summary............................................................B-10
  Description of Facility...................................................B-11
    Mechanical Equipment and Systems........................................B-11
    Fuel Supply.............................................................B-12
    Environmental Control Equipment.........................................B-12
    Structural..............................................................B-13
    Civil/Structural Design Criteria........................................B-13
    Electrical System and Control...........................................B-13
    Off-Site Requirements...................................................B-15
  Review of Technology......................................................B-16
    Combustion Turbine......................................................B-16
    Heat Rate...............................................................B-19
    Summary.................................................................B-20
  Reliability and Availability..............................................B-20
  Estimated Useful Life of Facility.........................................B-21
  Construction Status and Schedule..........................................B-21
  Performance Guarantees and Acceptance Tests...............................B-22
    Performance Guarantees..................................................B-22
    Acceptance Tests........................................................B-23
  Status of Permits and Approvals...........................................B-25

THE FINANCING OF THE PROJECT................................................B-27
  Facility Construction Cost................................................B-27
  Sources and Uses of Funds.................................................B-27

PROJECTED OPERATING RESULTS.................................................B-28
  Annual Operating Revenues.................................................B-28
    Revenues from the Sale of Electricity to Virginia Power.................B-28

                                     ANNEX B

                          INDEPENDENT ENGINEER'S REPORT

                         LSP ENERGY LIMITED PARTNERSHIP
                        BATESVILLE COMBINED CYCLE PROJECT

                          TABLE OF CONTENTS (Continued)

                                                                            Page
                                                                            ----

    Revenues from the Sale of Electricity to Aquila/UtiliCorp...............B-30
    Revenues from the Sale of Electricity to the Market.....................B-32
    Interest Income.........................................................B-32
  Annual Operating Expenses.................................................B-33
    Fuel Costs..............................................................B-33
    Operation and Maintenance...............................................B-33
  Annual Debt Service.......................................................B-33
  Debt Service Coverage.....................................................B-34
  Sensitivity Analyses......................................................B-34
  Summary Comparison of Projected Operating Results.........................B-35
  Liquidated Damages Analyses...............................................B-35

PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
IN THE PROJECTION OF OPERATING RESULTS......................................B-35

CONCLUSIONS.................................................................B-37

EXHIBITS....................................................................B-40
   EXHIBIT B-1  Base Case Projected Operating Results.......................B-40
   EXHIBIT B-2  Sensitivity Case A - Reduced Availability...................B-48
   EXHIBIT B-3  Sensitivity Case B - Increased Heat Rate....................B-55
   EXHIBIT B-4  Sensitivity Case C - Increased Operating Expenses...........B-62
   EXHIBIT B-5  Sensitivity Case D - Increased Inflation (4%)...............B-69
   EXHIBIT B-6  Sensitivity Case E - Increased Inflation (6%)...............B-76
   EXHIBIT B-7  Sensitivity Case F - Increased Gas Escalation...............B-83
   EXHIBIT B-8  Sensitivity Case G - Reduced Market Prices..................B-90
   EXHIBIT B-9  Sensitivity Case H - Reduced Market Prices, No Power
                Purchase Agreements Renewals ...............................B-97
   EXHIBIT B-10 Sensitivity Case I - No Power Purchase Agreements
                Renewals ..................................................B-104

                      Copyright (C) 1999, R. W. Beck, Inc.
                               All Rights Reserved

                            [LETTERHEAD OF R W BECK]

                                                                    May 13, 1999

LSP Energy Limited Partnership
c/o LS Energy, Inc.
Two Tower Center, 10th Floor
East Brunswick, New Jersey  08816

Credit Suisse First Boston
Eleven Madison Avenue
New York, NY  10010

Ladies and Gentlemen:

Subject:    Independent Engineer's Report on
            Batesville Combined-Cycle Project

            Presented herein is the report (the "Report") of our review and analyses of an 837 megawatt ("MW") combined-cycle plant under construction primarily in Batesville, Mississippi (the "Facility"). The Facility sponsor is LS Power, LLC ("LS Power"). The Facility will be owned by LSP Energy Limited Partnership (the "Partnership"), a Delaware limited partnership.

            The Facility is being designed and constructed by BVZ Power Partners-Batesville (the "Contractor") under a Turnkey Engineering, Procurement and Construction Agreement with the Partnership dated as of July 22, 1998, as amended, and the Notice To Proceed, dated August 28, 1998 (the "Construction Contract"), with the exception of certain infrastructure related to the Facility, including lateral gas pipelines, water intake structure and pipelines, transmission lines, and the electrical substation, which are the responsibility of the Partnership. This infrastructure is being designed and constructed under separate agreements between the Partnership and various contractors.. The Facility will be operated by CEI Batesville Operations, LLC (the "Operator"), pursuant to the Operation and Maintenance Agreement with the Partnership dated August 24, 1998 (the "O&M Agreement").

            A major portion of the costs of acquisition, design, and construction of the Facility is being provided for through the issuance of $150,000,000 of 7.164% Senior Secured Bonds due January 15, 2014 (the "Series A Bonds") and $176,000,000 of 8.160% Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Bonds"). A portion of the proceeds of the Bonds has been allocated in the construction budget for payment of interest accruing on the Bonds through June 1, 2000, to fund a debt service reserve fund equal to the next six months of principal and interest, and to pay transaction costs.

            The Facility and its related components are being constructed on a 60-acre parcel located in Batesville, Mississippi (the "Site"), as shown in Figure B-1. The Partnership purchased the Site from the Industrial Development Authority of the second Judicial District of Panola County, Mississippi (the "IDA") on August 28, 1998.

            The major equipment being incorporated into the Facility are: (1) three thermal-cycle combustion turbine generators ("CTGs"), Model 501F, manufactured by Westinghouse Power Generation ("Westinghouse"); (2) three heat recovery steam generators ("HRSGs") manufactured by Nooter/Eriksen; and (3) three steam turbine generators ("STGs") manufactured by ABB Power Generation ("ABB"). Control of oxides of nitrogen ("NOX") is to be achieved by equipping the CTGs with Dry Low NOX ("DLN") combustors.

                  Pursuant to the Construction Contract, the Contractor has agreed to design and construct the Facility to generate a guaranteed Maximum Unit Power Output, guaranteed Unit Power Output, and a guaranteed Unit Heat Rate as summarized in the "Performance Guarantees and Acceptance Tests" section of this Report. Electrical capacity and energy produced by the Facility will be sold to: (1) Virginia Electric and Power Company ("Virginia Power") pursuant to a Power Purchase Agreement with the Partnership dated May 18, 1998, as amended by the First Amendment to Power Purchase Agreement dated as of July 22, 1998 and the Second Amendment to Power Purchase Agreement dated as of August 11, 1998 (the "Virginia Power Purchase Agreement"), and (2) Aquila Energy Marketing Corporation and UtiliCorp United, Inc. (collectively, "Aquila/UtiliCorp") pursuant to a Power Purchase Agreement with the Partnership dated May 21, 1998 (the "Aquila/UtiliCorp Power Purchase Agreement" and, together with the Virginia Power Purchase Agreement, the "Power Purchase Agreements"). Natural gas fuel for the Project will be supplied by each power purchaser under tolling arrangements contained in the above-referenced respective Power Purchase Agreements.

            During the preparation of this Report, we have reviewed the executed agreements related to the development of the Facility to which the Partnership is a party. The executed agreements set forth the obligations of each of the parties with respect to the construction and operation of the Facility. As Independent Engineer, we have made no determination as to the validity and enforceability of these agreements; however, for the purposes of this Report, we have assumed these agreements will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

            In addition we have reviewed: (1) the Contractor's Scope of Services and Scope of Supply (the "Design Criteria"), which is an exhibit to the Construction Contract, and preliminary general engineering plans and specifications for the Facility; (2) the construction costs and schedule; (3) the separate agreements for the construction of certain infrastructure related to the Facility for the limited purpose of their consistency with the overall construction schedule and the inclusion of these costs in the overall construction costs; (4) the status of permits and approvals; and the environmental site assessment reports; (5) the Preliminary Site Investigation Report and the Subsurface Investigation Data Report; (6) the projected levels of production of the Facility; (7) the projected heat rate; (8) the projected operation and maintenance expenses; and (9) the projected revenues. Based on our review, we have prepared a projection of revenues, expenses, and debt service coverage ratios for the Facility (the "Projected Operating Results").

            During the course of our review, we have visited and made general field observations of the Site. The general field observations were visual, above-ground examinations of selected areas which we deemed adequate to comment on the existing condition of the Site and were not in the detail which would be necessary to reveal conditions with respect to safety; geological or environmental conditions; or the conformance with agreements, codes, permits, rules, or regulations of any party having jurisdiction with respect to the Facility or the Site.

            Certain analyses relied upon for the purposes of this Report, specifically those related to the price of fuel and the market clearing price of electricity, were performed by others and relied upon by us. The projections of
(1) fuel pricing for the purposes of projecting fuel-related components of the energy payments under the Power Purchase Agreements and during the merchant plant period of operation, and (2) the market clearing price of electricity for the term of the Bonds were estimated by C.C. Pace Consulting, L.L.C. ("C.C. Pace").

                              PROJECT PARTICIPANTS

            Those partners, contractors, vendors and other service providers responsible for the development, design, construction, and operation of the Facility are discussed below. Construction is being performed pursuant to the Construction Contract with the Contractor. Under the terms of the Construction Contract, the Contractor is responsible for the performance of all subcontractors and all vendors providing equipment for the Facility, with the exception of the contracts for the construction of certain infrastructure related to the Facility. Under the O&M Agreement, the Operator is responsible for the performance of all subcontractors which it engages related to the operation of the Facility. We are of the opinion that the Contractor and the Operator have previously demonstrated the capability to perform their responsibilities under the Construction Contract and the O&M Agreement, respectively.

The Partnership

            The Partnership was formed to develop, design, construct, finance, own, operate, and maintain the Facility. The general and limited partners in the Partnership are LSP Energy, Inc. and LSP Batesville Holding, LLC. These entities are affiliates of LS Power and Cogentrix Energy, Inc. ("CEI").

            LS Power is a privately-owned independent power producer that develops, finances, owns, and manages cogeneration and independent power projects. Since 1990, LS Power and its affiliates have completed development of over 2,000 MW of power generation capacity with approximately 1,400 MW of additional capacity under development.

            Cogentrix Energy, Inc is an independent power producer that acquires, develops, owns and operates electric generating facilities, principally in the United States. Cogentrix has net ownership interest in 26 facilities comprising approximately 2,110 MW.

The Contractor

            The Contractor is responsible for the Construction Contract, which includes the design, engineering, procurement, construction, start-up, and testing of the Facility in accordance with the Construction Contract. The Contractor was formed as a partnership in 1994 between Black & Veatch and H.B. Zachry Company, both of which independently have extensive experience on similar projects, to engineer, procure, and construct power plant projects. The Contractor has experience on similar projects both domestically and internationally. H. B. Zachry Company reports that total contracts in hand exceed one billion dollars. Black and Veatch reports that since 1990 it has completed, or has in progress, EPC projects totaling over 9 billion dollars and from 1987 to 1996 it was awarded 62,530 MW in new power plant projects.

            Included in the Contractor's design-construct portfolio is: (1) the Tenaska IV Partners, Ltd. Plant, a 258 MW gas-fired combined cycle cogeneration facility in Cleburne, Texas, which has Westinghouse 501F CTGs, three pressure level, supplementary fired HRSGs, and a Westinghouse reheat steam turbine; and
(2) the E.I. Mid-Georgia Kathleen Project, a 250 MW combined cycle cogeneration facility in Georgia which has two Westinghouse 501D5A combustion turbines with dry low NOX combustors, a 100 MW non-reheat MHI steam turbine generator and two Nooter/Erikson HRSGs.

The Operator

            The O&M Agreement is based on compensation and reimbursement to the Operator, a subsidiary of CEI, for all reimbursable costs, services and management fees. In accordance with the O&M Agreement, CEI has commenced Pre-Commencement Phase Services for the Facility.

            CEI has both owned and operated fossil fuel facilities since 1985. CEI owns and operates ten coal and four natural gas facilities, which generate approximately 1,864 MW of electricity for sale. Two of the facilities utilize Westinghouse 501F machines and one facility utilizes a General Electric 7FA machine.

            CEI has more than 400 employees with direction for safety and other programs provided from its Charlotte, NC operations division. To emphasize focus for its personnel, CEI reports it offers an incentive program based on pre-determined goals for plant output, efficiency and performance. Each employee is paid a bonus based on the output and efficiency relative to the pre-determined goals.

            CEI has developed its own computer-based maintenance management system that incorporates areas of preventive maintenance, corrective maintenance and maintenance history. Plant performance testing is used to complement predictive maintenance measures. CEI has reported an operating record of over 95 percent availability for electric capacity.

                                   Figure B-1
                       Batesville Combined-Cycle Project
                                 Site Location


                               [GRAPHIC OMITTED]

                                   Figure B-2
                       Batesville Combined-Cycle Project
                              Off-Site Requirements


                               [GRAPHIC OMITTED]

                                  THE FACILITY

Introduction

            This section describes the Site and the environmental site assessments for the Facility, the equipment and systems, the technology, the reliability and availability, the estimated useful life, the construction status and schedule, the performance guarantees and tests, and the status of permits and approvals of the Facility.

            The Facility is a combined-cycle electric generating facility being designed to produce approximately 837 MW of electricity. The Facility is under construction on an approximately 60-acre parcel of land located within the Batesville Industrial Park in the City of Batesville, Mississippi, as shown on Figure B-1, Site Location.

            Major components of the Facility will include three power trains that can be operated independently. Each train consists of a CTG, a HRSG, and a STG. The CTGs and the duct burners incorporated in the HRSGs will only fire natural gas.

            Off-site connections are shown on Figure B-2, Off-Site Requirements. The electrical interconnection will be via a new switchyard on the project site and high voltage connections to the Batesville Substation along approximately 1,500 feet of Project-owned property, and along the transmission line right of way. The Batesville Substation is shared between TVA and Entergy allowing for direct access to either transmission system through interconnection points with each utility. The Facility, through interstate gas pipeline connections with ANR Pipeline Company ("ANR") and Tennessee Gas Pipeline Company ("TGPL"), will have access to multiple supply basins in the United States and Canada plus indirect access to two other pipeline systems (Texas Gas and Trunkline Gas). Procurement and delivery of fuel will be performed by the power purchasers during the terms of the Power Purchase Agreements, and may be the responsibility of the Partnership after the expiration of the Power Purchase Agreements.

            The Facility's potable water needs will be supplied by a permanent connection to the Batesville municipal water system which has a potable water main adjacent to the Site. Sanitary waste will be disposed of by a connection to the Batesville sanitary sewer system. As of the date of this Report the Facility is being served by temporary connections to the Batesville potable water and sewer lines. The Facility's process water needs will be obtained from Enid Lake pursuant to a Water Supply Storage Agreement between the Partnership and the US Army Corps of Engineers dated June 8, 1998, and the State of Mississippi Department of Environmental Quality Office of Land and Water Resources Permit issued November 25, 1997. Process wastewater, after treatment on site, will be discharged to the Little Tallahatchie River northwest of the site via a pipeline. Stormwater runoff from the Site will be discharged to an unnamed tributary of the Little Tallahatchie River in accordance with the Facility's National Pollution Discharge Elimination System ("NPDES") permit for stormwater discharge.

The Site

            The main portion of the Facility is being constructed on property located in the Batesville Industrial Park in the City of Batesville, Mississippi. The Partnership purchased the Site from the IDA on August 28, 1998. The deed is subject to restrictive covenants which govern the development of the land, and the Partnership is currently working with the IDA toward a waiver of ambiguous items and acknowledgment of compliance with the terms of the covenants. The Facility also requires easements for construction of one or more gas pipeline connections, a process water supply pipeline, a wastewater discharge pipeline, and the electrical transmission line connections (the "Easements"). The Site is described below, and the Easements are described under the Off-Site Requirements section.

      Site Access and Description

            Vehicle access to the Site is relatively convenient over federal, state and local roads. From the north, starting at the nearest international airport in Memphis Tennessee, Interstate Highway 55 South provides access to Mississippi State Route 35 ("Rt. 35") south and a two lane paved road named Brewer Road (shown as Keating or Ballentine Road on some maps) currently provides access east from Rt. 35 to the Site in the Batesville Industrial Park. Portions of the industrial park border the east side of Rt. 35 and a new two lane paved access road is to be constructed into the industrial park. The main access to the Site will be from this new access road. From the south, the Site is accessible via Interstate 55 north to Mississippi State Route 6 ("Rt. 6") West into Batesville and then Rt. 35 north (or Rt. 51 north to Rt.
35) to the Batesville Industrial Park. There is already some industrial development at the industrial park. The park is serviced by the surrounding roadways.

            The main line of the Illinois Central Gulf Railroad runs along the west side of Rt. 35 and passes approximately 1,000 feet to the northwest of the Site. The Mississippi River, accessible approximately 38 miles from the site, is the closest navigable waterway. Due to the distance to the river, water-borne deliveries of equipment and materials are not practical.

            The main components of the Facility are being constructed on the Site, which consists of approximately 60 acres of property within an approximately 200-acre addition to the existing Batesville Industrial Park. The Site is located in Panola County, Mississippi in portions of both the NW quarter of Section 3 and the NE quarter of Section 4, Township 9S, Range 7W. The Site is bordered to: (1) the north by vacant land in the Batesville Industrial Park and the existing Harmon Industrial Park; (2) the east by vacant land in the Batesville Industrial Park; (3) the south by Brewer Road, beyond which is vacant land, a portion of which is currently planned for a commercial/residential development; and (4) the west by Tri Star Mechanical Contractors ("Tri Star"), Serta Mattress Company ("Serta"), Rt. 35, and Thermos ("Thermos") Manufacturing Company (west of Rt. 35). The northern two-thirds of the Site is relatively level while the southern third of the site slopes gradually upward. Site elevation varies from approximately 215 to 260 feet above mean sea level. The Site is mostly clear of large vegetation and has no known above- or below-grade structures, with the exception of the existing electric transmission lines and natural gas pipeline that cross the southern portion of the site. Former use of the land was limited to agriculture. The existing drainage pattern runs to the North by Northeast towards the unnamed tributary of the Little Tallahatchie River, which crosses the northeast corner of the Site. A Preliminary Site Investigation report, covering the entire Batesville Industrial Park site, was prepared by Allan & Hoshall and dated March 1991. This report states that "the Federal Emergency Management Agency's ("FEMA") Flood Insurance Rate Map for the Batesville area does not indicate any floodplains or floodway areas on the Industrial Park Site".

      Site Arrangement

            Based on information provided by the Contractor, the main power block (the "Power Block"), including the generation area, multi-purpose building, parking, storage tanks for various fluids, cooling tower, switchyard, and substation areas comprises approximately 30 acres. The remaining Site area is available for laydown, construction office space, and open area. As shown on Figure B-3, Site Arrangement, the Power Block is located towards the northern side of the Site, adjacent to the new Industrial Park Access Road that is to be constructed from Rt. 35, and is also approximately centered on the Site in the east-west direction. Access to the Site is currently provided by a temporary road constructed by the Partnership from Rt. 35.

            The three CTG and HRSG trains are oriented north-to-south with the HRSGs on the north end. The three STGs are located east of each CTG. The switchyard and substation are located on the south end of the CTGs, and the multi-purpose building, storage tanks and parking lot are located north of the HRSGs. The cooling tower is located to the east, with its axis oriented north-south. The gas pipeline interconnection enters the Site from the west, the process water supply pipeline enters from the east and the potable water and sewer interconnections are to the south. The process wastewater discharge pipeline leaves the Site via an easement to the northwest.

            A plant access road system is to be provided consisting of a loop around the Power Block area with connecting roadways to serve all of the major equipment, the parking area and the multi-purpose building. Access to the Power Block area will be through two gates from the new Industrial Park access road. The area inside the loop road, around the CTGs, HRSGs and STGs, is to be surfaced with crushed stone and will provide an additional means of temporary access if required.

                                   Figure B-3
                        Batesville Combined-Cycle Project
                                Site Arrangement

                                [GRAPHIC OMITTED]

      Subsurface Conditions

            A preliminary subsurface exploration for the Batesville Industrial Park was performed by Professional Service Industries, Inc. ("PSI") in connection with a preliminary investigation of the proposed Batesville Industrial Park site. PSI's report was included in the Preliminary Site Investigation report prepared by Allan & Hoshall and dated March 1991. This investigation included information applicable to the Site.

            A more specific subsurface investigation for the Site was recently performed by PSI under the direction of the Contractor. The data collected during this recent investigation is presented in a report prepared by the Contractor and dated July 1998 (the "Subsurface Investigation Data Report").

            The work documented in the Preliminary Site Investigation Report included a limited boring program of 10 borings, with a maximum depth of 20.5 feet, spread across the industrial park property. Two of these borings were located within the limits of the Site. Generally, the soils encountered were composed of an upper stratum of fine-grained soils (silt or clay) underlain by a lower stratum of sand or clayey sand. The upper stratum ranged from 8 to 15.5 feet thick. The Preliminary Site Investigation Report noted that the fine-grained soils in the upper stratum are likely to be very sensitive to changes in moisture content and that isolated areas of wet and soft soils should be undercut and replaced with properly compacted fill. During the preliminary investigation, ground water was found at depths ranging from 3.3 to 18.5 feet in four of the borings, while the other six borings were dry.

            The investigation documented in the Subsurface Investigation Data Report was more detailed and Site specific than the Preliminary Site Investigation Report data, and included 14 soil borings ranging in depth from 18 feet to 65 feet below ground surface, installation of 3 piezometers to monitor groundwater elevations, 4 soil resistivity tests, and laboratory tests on selected samples. The boring location plan included with the Subsurface Investigation Data Report indicates that these 14 borings provide good coverage of the area of the Site where the major portions of the Facility will be constructed. The borings confirm an upper subsurface stratum of fine grained soils including clayey silts, sandy silts and silty sands, and an underlying stratum of layers of sands, silty sands and silty clays, including a dense sand layer. The top elevation of the dense sand layer varies across the site, but was located at 25 to 35 feet below grade in most of the borings. Groundwater levels at the Site were measured during the field testing and one week after the testing at the sites of the 3 piezometers and were found to be approximately 10 feet below grade at two locations, but varied from 10 feet just after drilling to less than one foot below grade a week later at the location of piezometer PZ-9. No notation was made in the report as to the possible reasons for this high apparent water table.

            The Preliminary Site Investigation Report states that subsurface conditions encountered during the exploration appear to be adequate to support foundations required by typical one, or two story industrial buildings using typical shallow foundation construction, and provides a range of allowable soil bearing capacities for design. This implies that the Facility's lightly loaded structures can be supported on shallow spread footing or mats. The Preliminary Site Investigation Report also states that these soils will adequately support typical roadway and parking area pavements. The Subsurface Investigation Data Report contains only factual data as determined by the field investigation and laboratory test program and indicates that no analysis, engineering or reduction of data was performed and no conclusions or recommendations for site-work and foundation design are presented. However, the Design Criteria in the Construction Contract indicate that "Based on the Subsurface Investigation Data Report included in Attachment I-1, auger cast piling for heavily loaded foundations such as the CTG, STG, HRSG and Step up transformer is included". No criteria for the diameter, capacity, or length of the piling, or for the allowable bearing capacity of shallow foundations is provided in the Design Criteria. This indicates that analysis, engineering and reduction of the data presented in the Subsurface Investigation Data Report, and development of conclusions and recommendations (detailed design criteria) for site-work and foundation design must be completed by the Contractor during the detailed design of the Facility. The contract wording is similar to that we have seen in contracts for similar projects, the Site Conditions clause of the Construction Contract appears to properly assign the subsurface risk to the Contractor and indicates that the only exceptions, or basis for change orders, will be the discovery of pre-existing hazardous materials, archaeological remains or artifacts.

      Environmental Site Assessment

            We have reviewed the Phase I Environmental Site Assessment ("ESA"), dated May 20, 1998, for the power plant site and associated right-of-ways prepared by ECO-Systems, Inc., for the Partnership. The properties included in the environmental site assessment are the power plant site, the transmission line right-of-way, the wastewater pipeline right-of-way, and the water supply pipeline right-of-way. The properties mostly lie within Panola County with portions of the right-of-ways and water intake structure extending into Yalobusha County, Mississippi. The objective of the environmental site assessment was to discover readily-identifiable environmental impacts and liabilities associated with the subject property. Specifically, the environmental site assessment included: (1) a records review; (2) site reconnaissance; (3) interviews with personnel knowledgeable about the property; and (4) the preparation of a report with the findings of the environmental site assessment.

            The power plant site consists of approximately 60 acres of cleared woods and former farmland which is part of a 200 acre addition to an existing industrial park. The right-of-ways (the wastewater pipeline route is one mile, the water supply route is 13.5 miles, and the transmission line properties are seven acres) consist of primarily open pasture farmland, and undeveloped areas. The subject properties are also bordered by certain industries located in the industrial park.

            The power plant site environmental site assessment report concludes that based on the database search, no historical records contained in the database appear to have identified an area of concern with the potential to have impacted the properties. Furthermore, the assessment did not reveal evidence of recognized environmental conditions in connection with the properties investigated.

            We have also reviewed another environmental site assessment, dated June 9, 1998, for the natural gas pipeline right-of-way and associated easements prepared by ECO-Systems, Inc., for the Partnership. The properties included in this environmental site assessment are a 14-mile stretch extending from the Site to the ANR Pipeline Company Sardis Station. The properties lie within Panola County, Mississippi. The objective of the environmental site assessment was to discover readily-identifiable environmental impacts and liabilities associated with the subject property. Specifically, the environmental site assessment included: (1) a records review; (2) site reconnaissance; (3) interviews with personnel knowledgeable about the property; and (4) the preparation of a report with the findings of the environmental site assessment.

            The natural gas pipeline right-of-way environmental site assessment report concludes that based on the database search, no historical records contained in the database appears to have identified an area of concern with the potential to have impacted the properties. Furthermore, the assessment did not reveal evidence of recognized environmental conditions in connection with the properties investigated.

      Site Summary

            Based on our review, we are of the opinion that sufficient data has been gathered at the Site to perform the geotechnical analysis, engineering, and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria needed to properly complete the Facility design. With proper foundation design, and adequate construction controls to minimize the change in moisture content of the Site soils, the Site should be suitable for construction and operation of the Facility.

            Based on our review of the environmental site assessments for the power plant site, the transmission line right-of-way, the wastewater pipeline right-of-way, the water supply pipeline right-of-way, and the natural gas pipeline right-of-way, we are of the opinion that there are no significant risks identified regarding environmental contamination at the Site and that there are no Site contamination issues that require substantial investigations or significant allocation of funds.

Description of Facility

      Mechanical Equipment and Systems

            Each of the three natural gas fired 501F CTGs, nominally rated at 185,000 kW each, exhaust into a three-pressure, reheat HRSG with supplemental firing for increased steam generation. The CTGs are equipped with DLN combustors for emissions control. Combustion air conditioning consists of pulse-type, self-cleaning air filters as well as evaporative coolers to reduce the inlet air temperature for increased CTG performance during times of high ambient temperature. The CTGs are also equipped for steam injection to augment power production. Each CTG is capable of starting up by electricity being backfed from the utility grid. An on-line and off-line compressor water wash system is also provided.

            The three-pressure HRSGs will generate high pressure ("HP"), intermediate pressure ("IP") and low pressure ("LP") steam at pressures and temperatures of 1676 psia/1052(0)F, 382 psia/578(0)F and 54 psia/561(0)F, respectively when not using duct burners for supplemental firing and at 59(0)F ambient temperature. In addition, the design reheat outlet conditions are 350 psia/997(0)F under these conditions. The HRSGs are equipped with duct burners located at the gas inlet to the HRSGs. These duct burners will allow supplemental firing of gas to increase the temperature of the CTG exhaust gas flow to the HRSG. Increasing the temperature of the gas flow increases steam generation in the HRSG. At maximum load the duct burner will use approximately 12 percent of the total fuel consumption of the Facility. When using the duct burners for supplemental firing, the HP steam flow increases from approximately 422,400 lb/hr to 575,400 lb/hr with pressures increasing and temperatures decreasing. The HP steam outlet conditions change to 2,080 psia/1027(0)F. A portion of this increased steam flow using duct burners is used for injection into the CTGs for power augmentation. The HRSG is also equipped with a Selective Catalytic Reduction ("SCR") system to limit NOX emissions. The HRSGs also have provisions to allow the future installation of a catalyst to reduce carbon monoxide ("CO") if required. The HRSGs utilize a cascading blowdown system along with drum chemicals to control boiler water chemistry. Each HRSG has an HP, IP and a LP economizer section.

            The STGs are reheat units with axial exhaust, each nominally rated at 92,000 kW. The exhaust of each steam turbine is directed to its own water-cooled condenser. Circulating water from each condenser is routed to a common forced-draft cooling tower. The cooling tower is positioned so as to be oriented in the direction of the prevailing wind and to minimize the length of the circulating water pipe. The condenser is a shell-and-tube type deaerating condenser with the ability to operate with 100 percent of the HRSG output (without duct burners) bypassing the steam turbine and being sent to the condenser. Each condenser is equipped with a steam jet air removal system.

            The HP steam from each HRSG is sent to its associated STG. The IP steam from each HRSG is combined with the cold reheat steam coming from the STG. This combined cold reheat/IP steam is reheated in the HRSG and sent to the STG for admission to an intermediate pressure stage in the turbine. The LP steam from each HRSG is also sent to the STG for admission to a low-pressure stage in the turbine. When steam is injected to the CTG for power augmentation, a portion of the cold reheat steam is used for this purpose. Each power train will utilize two 50 percent condensate pumps and two 50 percent feedwater pumps, with an uninstalled spare of each type of pump providing redundancy for all three power trains. The common circulating water system will have three one-third capacity pumps. The cooling tower will also provide auxiliary cooling water for equipment cooling via two 100-percent cooling water pumps.

            Raw water required by the Facility for cooling tower make-up, boiler make-up and fire protection will be pumped to the 640,000 gallon raw water storage tank at the site via a new 14-mile water supply pipeline from Enid Lake. It has been recently determined that lake water sample analyses provided to the Contractor prior to the NTP are not representative of actual conditions. The Contractor, Partnership and Operator agree that pretreatment of the raw water is required before the water can be used in the cooling tower and other equipment. The Contractor and Partnership are in the process of developing an appropriate pretreatment system. Wastewater will be treated and eventually disposed of in the Tallahatchie River. These systems are further described in the section entitled "Off-Site Requirements".

            The demineralized boiler feedwater make-up system consists of two 50 percent capacity demineralizer trains. These two demineralizer trains provide enough demineralized water to allow operation with continuous steam injection to the CTGs. The system also has an 800,000 gallon demineralized water storage tank.

            The fire protection system is supplied with water from two 100 percent fire pumps, one motor-driven pump and one diesel engine-driven pump. These pumps take suction from the 640,000 gallon raw water storage tank, which is configured to provide 200,000 gallons of water dedicated to the fire protection system. A fire main with hydrants serves the site and buildings. Sprinkler systems protect the transformers, STG bearings and lube oil reservoirs. The cooling tower is protected by a dry pipe sprinkler system.

            Natural gas is to be supplied to the site boundary via a new gas supply line, which is further discussed in the section entitled "Off-Site Requirements". Each CTG will have a gas scrubber to remove small amounts of particulate matter and liquids.

            The instrument and service air needs are supplied by two 50-percent-capacity rotary screw compressors. The instrument air will be conditioned by passing through two 100-percent-capacity coalescing filters, one 100-percent regenerative dual tower desiccant-type air dryer and after filters. The dryer and filters produce instrument air with a dewpoint of -40(degree)F. A five-minute compressed air storage tank provides surge capacity. Backup air is provided by an air bleed from the CTG compressors.

      Fuel Supply

            Under the terms of the Virginia Power Purchase Agreement and the Aquila/UtiliCorp Power Purchase Agreement, Virginia Power and Aquila/UtiliCorp are responsible for the procurement, payment, transportation and delivery to the fuel metering points of the natural gas fuel required for the dispatch of the respective Dedicated Units. Information provided by the Partnership regarding the historical fuel quality of the gas in the ANR and Tennessee pipelines indicates that this natural gas has met the pressure and quality requirements of the CTG manufacturer's specifications.

      Environmental Control Equipment

            Air Pollution Control

            The three Westinghouse 501F CTGs are to be equipped with DLN combustors, a technology that has been developed by Westinghouse and its alliance partners over several years. The CTGs are designed to utilize water or steam injection while firing natural gas. NOX Emissions control is provided by DLN combustors and Selective Catalytic Reduction ("SCR") systems. The Construction Contract guarantees NOX emissions to 9 ppmvd, corrected to 15 percent oxygen when firing natural gas. Emissions are measured at the stack. The Westinghouse Warranty Data Sheet indicates emissions from the CTGs prior to the SCR. The sheet indicates a NOX guarantee of 25 ppmvd from base load to 70 percent and 45 ppmvd from 70 percent to 50 percent .

            Emissions of other pollutants from operation of the Facility are to be controlled primarily by burning clean fuels, by the inherently high combustion efficiency of the CTGs and the use of SCR. We can identify no reason why the emissions guarantees of the Construction Contract and the emissions limitations of the applicable air permits cannot be met by the Facility provided the SCR systems are properly designed and sized.

            A continuous emission monitoring system ("CEMS") to measure the concentrations of NOX, CO, and O2 will be installed.

            Wastewater Disposal

            Facility wastewater will be pre-treated utilizing an oil-water separator and pH control and pumped to the Little Tallahatchie River. Sanitary waste will be delivered to the municipal sewer system. Wastewater effluent quality to the Partnership is guaranteed under the Construction Contract.

            Noise Control

            The Construction Contract requires that the Facility will be designed to meet the near field sound levels recommended by OSHA for plant equipment at base load operation, exclusive of transients, start-up and shut-down, and off normal and emergency conditions.

            The far field sound level has been guaranteed in the Construction Contract, Attachment 1, Exhibit A. The near field sound level has been guaranteed in the Construction Contract in accordance with OSHA. Sound shrouds may be furnished by the Contractor to meet OSHA requirements.

      Structural

            Because the Facility is essentially an outdoor installation, buildings are limited. The CTGs, and STGs are to be set on reinforced concrete foundations with pilings and furnished with walk-in enclosures which will provide for weather protection and reduction of noise but still allow regular maintenance. As specified in the Design Criteria included in the Construction Contract the Facility will have one large Multi-purpose Building. The Multi-purpose Building is to house the water treatment equipment, the control room, control and electrical equipment, warehouse space (minimum 2,000 square feet), repair shops (minimum 2,000 square feet), and an operator's administration area (minimum 3,000 square feet) consisting of air conditioned and heated offices, conference/training room, locker rooms, showers and sanitary facilities. The building is to be an insulated pre-engineered metal building approximately 100 foot by 160 foot in plan with an 18-foot eave height and concrete foundations and floor slab. The control room, locker rooms, offices, kitchen/lunch room and conference room are to be air-conditioned.

            The remainder of the equipment and facilities will be located outside on concrete foundations.

      Civil/Structural Design Criteria

            We have reviewed civil/structural provisions of the Design Criteria included in the Construction Contract and find that they provide detailed recommendations for design and construction and references to local, state and national building codes and standards.

      Electrical System and Control

            The electrical and control system of the Facility is designed to generate power in six generators, transfer the power to the transmission systems of both TVA and Entergy, power the auxiliary electrical equipment associated with the generators and the balance of the plant, and to control the processes required to operate all the facilities. The six generators include three with an output voltage of 18 kV associated with three combustion turbine units and three with an output voltage of 13.8 kV associated with three steam turbines. All generators will be rated for the full output of the prime mover to which they are connected. All six generators are individually connected to a 161 kV switchyard via isolated phase bus duct and generator step-up transformers which raise the generator output voltage to the switchyard voltage which matches that of the transmission system. In the unit connected configuration, the circuit breaker(s) in the switchyard provide isolation and protection of the generator(s) and the generator step up transformer(s). The transformers are indicated to be sized for the maximum output of the generators. The bus duct conductor material will be either aluminum or copper.

            There is no black start capability. Normally auxiliary power will be delivered from the switchyard via two unit auxiliary power transformers. Start-up power will be purchased from TVA or Entergy. Prior to completion of the substation and interconnection with TVA and Entergy, startup power is expected to be taken from a temporary connection off the TVA Oxford transmission line to an auxiliary power transformer. Each of these transformers reported to be sufficient to allow either transformer to carry the entire Facility load in the event of a failure of one of these units. The two unit auxiliary transformers are connected to a double ended lineup of 4.16 kV switchgear which serves as the main distribution center for electric power in the Facility. The lineup includes a main circuit breaker for each of the transformers, a bus tie breaker, medium voltage motor starters for motors greater than 250HP and feeder circuit breakers to provide power to four 4.16 kV-480V transformers to supply the 480V system. The 4.16 kV-480V transformers are used to feed two double ended 480V unit substations. Each of the unit substations is fed by two of the transformers, which are individually rated to carry the entire unit substation. These unit substations are designed with two main circuit breakers and a bus tie circuit breaker, to allow one or both of the connected transformers to carry the load on the substation, and feeder circuit breakers to distribute power to motor control centers ("MCC") throughout the plant. The MCC contain motor starters to feed motors up to 200HP, as well as circuit breakers to feed lighting and panelboards via small dry-type step down transformers as required.

            There are appropriate protective relaying systems included in the design of the Facility to limit the impact of electrical equipment faults to the immediate area of the failed piece of equipment. The Facility design includes a 125Vdc system consisting of a station battery and dual redundant chargers to provide switchgear control power, power to the STG and CTG shut-down systems and other essential control and instrumentation systems. The 125Vdc system also supplies the Uninterruptible Power Supply system ("UPS") which converts the 125Vdc to 120Vac upon loss of normal power supply in the plant to operate the DCS and other control functions. The Facility design also includes lighting, grounding, lightning protection, cathodic protection (if required) and other electrical equipment and systems typically included in a project of this type.

            The Facility uses a distributed control system ("DCS") to integrate the overall operation of the various systems and equipment within the plant. The DCS will directly process most of the balance of plant instrument and control loops and also communicate directly with the control systems provided with the combustion and steam turbine-generator packages. It will also communicate with the interconnected utilities' system operations centers for load control and other data related to the dispatch of the Facility. The DCS is provided with multiple workstations for operator interface and the level of redundancy, in terms of power supply, processors and input/output ("I/O"), that would be expected for reliable operation of a plant of this type.

            Every organization in the country is faced with a potential problem on January 1, 2000 when the calendars on the millions of computers and microprocessors in the country change from the year 99 to 00 and certain other dates (for example, but not limited to, Leap Year and 9/9/99), (the "Y2K Issue"). It is unclear at this time how extensive the Y2K Issue may be, but organizations should be reviewing their systems and undertaking whatever remediation is required. The Y2K Issue occurs when computers or microcomputers which use two-digit years misinterpret the year 2000 to be "00", zero, 1900, or some other erroneous date. Some embedded software or hardware does not recognize the year 2000 as a Leap Year or recognize 9/9/99 as an error code. It is uncertain what action will be initiated by computers or microprocessors which are programmed (software or firm-ware) with these instructions. The Y2K Issue has the potential to affect any computer system, including hardware that is microprocessor based, software, and databases at, among other places, administration/office facilities, electric generating power plants, and transmission and distribution systems. The Y2K Issue has the potential to impact organizations like the Partnership in several ways. First, it could impact the financial records of the Partnership; second, it could impact the operating data of the Facility; and third, it could impact the instruments and controls of the Facility. Although the Y2K Issue has received considerable publicity as it relates to computer information systems such as billing and financial systems, the problems regarding process control or embedded systems in operational equipment have received limited attention. This includes instrument and control systems for power plants and SCADA systems for substation, transmission and distribution facilities. The potential problems with these operating facilities are significant as is the effort required to identify and correct the problems.

            Additionally, the Y2K Issue has the potential to affect other organizations, whose continued performance could be critical to the operation of the Facility. These other organizations may be located either "upstream" or "downstream" of the Facility.

            We have reviewed this matter with the management of the Partnership and they have advised that the Construction Contract requirement that the Facility be "Year 2000 Compliant" is considered sufficient, and is the responsibility of the Contractor per the Construction Contract. The Construction Contract defines "Year 2000" Compliant" to mean, with respect to the Work, including without limitation any computer hardware, software and firmware supplied by Contractor or its Subcontractors, that such Work, without any operator intervention, will operate accurately and, without interruption, accept, process and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries.

            Evaluation of the actual status of the entities with whom the Partnership has business or operational relations, relative to the Y2K Issue is well beyond the scope of this Report. We have not been engaged to conduct, and in fact have not conducted, any independent evaluation or on-site testing of the aforesaid entities in any way to independently ascertain the actual hardware and software status. We caution that it is entirely possible that presently unknown conditions could arise which lead to significant operational and/or administrative problems, and that these problems could have an adverse impact on the Facility.

      Off-Site Requirements

            Water Supply

            The potable water requirements of the Facility will be served by a new 8-inch line, approximately 1,500 feet long, which will tie into the municipal water system. The new 8-inch line will be installed by the Partnership or the municipality. The process water needs of the Facility will be serviced by the raw water system. The raw water system will transport water from Enid Lake to the Facility through a dedicated water line. The raw water system will consist of three 50-percent pumps at a new intake structure at Enid Lake and approximately 13.5 miles of 24-inch diameter pipe to convey the water to the Facility. At the site the water will be received by the

640,000-gallon raw water storage tank. Both the intake structure and pipeline are currently being constructed by the Partnership.

            Enid Lake was formed by the U.S. Army Corps of Engineers by constructing the 85 ft high, 8,400 ft long Enid Dam on the Yocona River in 1952. The flood control lake contains drainage from 560 square miles and has between 65 miles and 220 miles of shoreline, depending on its fluctuating level. The level rises from el. 230, its lowest level, to el. 268, its flood control pool level.

            The raw water line right-of-way ("ROW") is approximately 13.5 miles long by 25 feet wide and extends from the northwest end of Enid Lake at the water intake structure location, north/northwestward toward Interstate 55 ("I-55") near the Yalobusha/Panola county line. The raw water line ROW turns north and follows the east side of Leslie Road before following an existing Entergy electrical transmission right-of-way to approximately one-half mile south of McNeely Road where the raw water line ROW begins to follow Johnson Creek. The raw water line ROW proceeds along Johnson Creek to approximately one-quarter mile north of McNeely Road where it begins to follow Hurt Creek. The raw water line ROW follows Hurt Creek until it reaches Shiloh Road where it again begins to follow the Entergy right-of-way lying just east of I-55. Approximately one-half mile north of Shiloh Road, the raw water line ROW begins to run 25 feet east of I-55, north to Brewer Road. The raw water line ROW then crosses I-55 and proceeds westward on the north side of Brewer Road to the Site.

            The Corps of Engineer's Report ("COE Report") which recommended the reallocation of water from Enid Lake to the Facility also considered alternative water supplies for the Facility. There were two alternatives in the COE Report that were technically viable, but had higher evaluated costs than the recommended reallocation from Enid Lake. One alternative was a new groundwater wellfield in the Mississippi River Valley Alluvium aquifer located approximately 11 miles west of the Site. The other alternative was the damming of a creek and the creation of a new single purpose water supply located approximately 10 miles to the southeast of the Site.

            Wastewater Disposal

            Process wastewater is collected and treated by the Facility, as described in the "Environmental Control Systems" Section of this Report. The wastewater will be discharged to the Little Tallahatchie River. The wastewater pipeline is currently being installed by the Partnership. The sanitary wastes will be discharged to the municipal sewer system via a new 2,500-foot sewer line.

            The wastewater line ROW is one mile long by 25 feet wide and extends from the Site to the Little Tallahatchie River. This tract of land is almost entirely wooded and parallels a small, unnamed creek running from the Industrial Park to the river. The ROW is bordered to the southwest by Thermos as it crosses Rt. 35; to the north and to the east by more variably wooded terrain; and, to the south by Rt. 35 and Illinois Central Gulf Railroad, across from which lies the north corner of the cleared Industrial Park site.

            Electrical Interconnection

            A substation adjacent to the Site is currently being designed and installed by the Partnership, which will serve to integrate the output of the six generators, the input to the two station auxiliary transformers and the transmission lines which tie the Facility to the Entergy and TVA portions of the Batesville Substation approximately one-half mile from the site. Based on the information contained in the Interconnection Agreements between the Partnership and both TVA and Entergy the substation will operate at 161 kV and include circuit breakers, switches, protective relaying, metering and other equipment necessary to meet the utility grade requirements for a substation acceptable and subject to the approval of both of the utilities. In addition, there will be a 161-230 kV step-up transformer to raise the voltage on the tie line to the Entergy facilities at the Batesville Substation, which is operated at 230 kV. The construction of the interconnecting substation also includes the tie lines to the Batesville Substation.

            In addition, there are system improvements on both the TVA and Entergy systems in terms of both equipment replacement and transmission line upgrades that are required to allow the Facility to transmit power through the utility systems without overloading. These improvements are being made by the utilities and paid for by the Partnership.

            The transmission line ROW consists of approximately seven acres of open farmland with small patches of trees. This property lies to the southwest of the Site. It is bordered to the west by Rt. 35; to the north by

Serta and Tri Star; to the east and south by pasture/rural land; and to the southwest by the TVA and Entergy electrical substations to which the transmission line ROW connects.

            Natural Gas Interconnection

            The Facility will be interconnected to the interstate natural gas pipeline system through a new 20-inch diameter line that is currently being installed by the Partnership. This 14.6-mile natural gas line runs from ANR's existing Sardis Compressor Station located near Delta, Mississippi to the Site. The gas interconnection pipeline ROW is 25 feet wide and runs from the Sardis Compressor Station along Silo Road then southeast along Sandbed Road and across Peach Creek. The easement then runs southeast, paralleling the Mississippi Power & Light ("MP&L") transmission line ROW, crossing the MC/VOR Drainage Canal and Amistead Creek. At the point where it crosses the TGPL's ROW, taps off of two TGPL lines will join the interconnection line as it continues along the MP&L ROW. The gas interconnection ROW turns east along the north bank of the Little Tallahatchie River, crosses U.S. Rt. 51 and then turns south alongside a second MP&L ROW and crosses the Little Tallahatchie River. The gas interconnection ROW continues south along the MP&L ROW, turns southeast, crosses the Illinois Central Gulf Railroad ROW and state Rt. 35. The gas interconnection ROW then turns east terminating at the Site.

            The interconnection agreements with ANR and TGPL both provide for interconnection facilities with the capability of flowing up to 216 million standard cubic feet per day of gas, which provides fully independent sourcing capabilities. Gas metering stations will be located at the Sardis Compressor Station and at the tap location on the TGPL pipelines.

Review of Technology

      Combustion Turbine

            The Facility is based on a combined-cycle technology, a technology which has many years experience in cogeneration applications and the independent power industry. This section comprises a discussion of the combustion turbine.

            In general, the Facility will utilize equipment common in the industry and with substantial operating history. However, the Westinghouse CTG model 501F equipped with the DLN combustion system (the "501F-DLN") is a relatively new application in the marketplace. Therefore, to aid in the assessment of technology risk, the development and risk of the 501F-DLN is addressed in this section. Our assessment of the 501F-DLN and its suitability for the Facility is based on discussions with Westinghouse and published literature provided by Westinghouse, discussions with the owners of other Westinghouse CTGs, and information gathered during our review of other Westinghouse based facilities.

            The 501F is a 3,600 rpm heavy duty combustion turbine designed to serve the 60 Hertz ("Hz") power generation needs for utility and industrial service. The 501F was jointly developed by Westinghouse and Mitsubishi Heavy Industries, Ltd. ("MHI") and is the fifth generation of Westinghouse combustion turbine engines. This edition, the "F" technology, includes increases in air flow and firing temperature, improved component efficiencies, and advances in materials and turbine cooling.

            To verify the basic design concepts of the 501F, full load shop tests were completed at MHI's Takasago Machinery Works in the summer of 1989. After the 1989 tests, several design enhancements were made and further testing was conducted in 1991. Tests included starting and acceleration evaluations, loading and unloading evaluations, cooling circuit flow modulation, part load and full load performance, emissions testing of both the conventional "wet" system combustors and the DLN systems combustors, and various system evaluations. The design tested in 1991 was the basis for the production model of the 501F. There are currently thirty 501Fs and one 701F (a 50 Hz model of the 501F) manufactured by Westinghouse in operation worldwide, as shown in Table 1.

                                     Table 1
                       Projects Utilizing the 501F or 701F

     Westinghouse                                                                         Operation
  Commercial Customer            Station                 Country       Quantity/Model       Date
  -------------------            -------                 -------       --------------     ---------
MHI/K-Point Station          K-Point                   Japan              (1) 701F           1992
Florida Power & Light Co.    Lauderdale                USA                (4) 501F           1993
Kyushu Electric Power Co.    Shinohita (1)             Japan              (4) 501F           1994
Kansai Electric Power Co.    Himeji I (1)              Japan              (3) 501F           1994
Chubu Electric Power Co.     Chita (1)                 Japan              (2) 501F
Chubu Electric Power Co.     Kawagoe (1)               Japan              (7) 501F
Korea Electric Power Co.     Ulsan (1)                 Korea              (4) 501F           1996
Tenaska IV                   Brazos                    USA                (1) 501F           1997
LS Power                     Whitewater (1)            USA                (1) 501F           1997
LS Power                     Cottage Grove (1)         USA                (1) 501F           1997
Empire State Line            Unit 2 (1)                USA                (1) 501F           1997
Termoflores                  Las Flores 3 (1)          Colombia           (1) 501F           1997
Calpine                      Pasadena (1)              USA                (1) 501F           1997
Termovalle                   Termovalle (1)            Colombia           (1) 501F           1998
Termomerilelectrica          Merilelectrica (1)        Colombia           (1) 501F           1998
InterGen                     TermoEmcali (1)           Colombia           (1) 501F           1998
CFE                          El Sauz (1)               Mexico             (1) 501F           1998
CFE                          Hermosillo (1)            Mexico             (1) 501F           1998
CFE                          Huinala (1)               Mexico             (1) 501F           1998
AES Americas                 Uruguaiana (1)            Brazil             (2) 501F           1998
Thai Oil                     Refinery (1)              Thailand           (2) 701F           1998
KMR Power                    TermoCandelaria (1)       Colombia           (2) 501F           1999
Enron                        Penuelas (1)              Puerto Rico        (2) 501F           1999
PREPA                        Abengoa                   Puerto Rico        (2) 501F           1999
El Dorado Energy             El Dorado (1)             USA                (2) 501F           1999
AES                          Merida                    Mexico             (2) 501F           2000
Nova Chemical                (1)                       Canada             (2) 501F           2000
CLECO                        (1)                       USA                (3) 501F           2000
ENRON                        (1)                       USA                (2) 501F           2000

----------

(1) Denotes Plants with DLN combustion systems.

            In addition, Westinghouse reports and Table 1 shows, twenty-five additional 501F CTGs and two 701F CTGs that are expected to be in operation prior to, or concurrent with, the start-up of the Facility. These 501F CTGs will include a rotor inlet temperature and compressor ratio similar to that proposed for the Facility. Westinghouse 501F CTGs began commercial operation in 1993 and have 250,000 hours of operating history.

            While the 501F has a reasonably long operating history, the Westinghouse model 501F when used with the DLN combustion system (the "501F-DLN"), which is to be used on the Facility, is still relatively new in the marketplace. There are nine units currently in operation utilizing this specific configuration. The following section contains a discussion of the 501F-DLN combustion turbine and the problems which were encountered during start-up and early operation at two (the "Early Plants") of these nine operating units. Since the commissioning of the Early Plants, three 501F-DLN based simple cycle units have been commissioned, two in Colombia (the "Colombian Plants") and one other unit located in the United States. There were also three combined-cycle units, with two in Colombia and one in the United States.

            Performance and Emissions Issues

            The Westinghouse 501F-DLN combustion turbine performance and emissions deficiencies are similar at each of the Early Plants, each of which is a dual fuel unit. At the Early Plants , the heat rate on natural gas was 2-3 percent above the construction contract performance guarantees while combustion turbine NOX emissions were higher than expected. At this time, Westinghouse has developed a number of modifications to address the performance and emissions problems of the 501F-DLN combustion turbine at the Early Plants. Westinghouse implemented these modifications on the combustion turbines at the Early Plants during late 1998 and conducted further tuning and performance re-testing by the end of 1998. One installation, with four 501F-DLN Combined Cycle units, was commissioned prior to the Early Plants and Westinghouse reports that it operated within expected emission limits. The remaining six 501F-DLN installations have come on line in recent years and Westinghouse reports that they operated within the expected emissions limits.

            Like the Facility, each of the two Colombian Plants is equipped to burn only natural gas. During performance testing and early operation, Westinghouse reports neither of the Colombian Plants has experienced the same problems with heat rate and power output. These Colombian Plants have reportedly met contract performance guarantees and NOX emission limits. Westinghouse reports that the commissioning and early operation of the Colombian Plants shows that the heat rate and power output problems experienced at the Early Plants did not recur. Under the terms of the Construction Contract, the Contractor has guaranteed that the NOX emissions from the power trains would not exceed 9 ppm. In addition, given the expected NOX emissions at the outlet of the CTG, the SCR technology expected to be utilized at the Facility can be capable, if properly designed with adequate margin, of achieving the level of NOX reduction required with NOX inlet levels consistent with NOX levels observed in currently operating 501F-DLN combustion turbines.

            A summary of the combined stack emissions guarantees contained within the Construction Contract is indicated in Table 2 below.

                                     Table 2
      Summary of Construction Contract Combined Stack Emissions Guarantees

----------------------------------------------------------------------------------------------------
   Steam Injection                         Maximum         Maximum          None             None
----------------------------------------------------------------------------------------------------
   Duct Firing                             Maximum           None           None             None
----------------------------------------------------------------------------------------------------
   CTG Load                              CTG at Full     CTG at Full    CTG from 75%    CTG from 50%
                                            Load             Load       to 100% Load    to 75% Load
----------------------------------------------------------------------------------------------------
Pollutants
----------------------------------------------------------------------------------------------------
   Nitrogen Oxides ("NOX")               9.0 ppmvd        9.0 ppmvd      9.0 ppmvd        9.0 ppmvd
                                          @ 15% O2        @ 15% O2        @ 15% O2        @ 15% O2
----------------------------------------------------------------------------------------------------
   Carbon Monoxide ("CO")                30.3 ppmvd      30.3 ppmvd      30.3 ppmvd       200 ppmvd
----------------------------------------------------------------------------------------------------
   Volatile Organic Compounds ("VOC")    9.3 ppmvd        9.3 ppmvd      9.3 ppmvd        20 ppmvd
----------------------------------------------------------------------------------------------------
   Opacity                                  20%              20%            20%              20%
----------------------------------------------------------------------------------------------------
   Ammonia ("NH4") Slip                  20.0 ppmvd      20.0 ppmvd      20.0 ppmvd      20.0 ppmvd
----------------------------------------------------------------------------------------------------

            Blade Cracking Issues

            The Westinghouse 501F-DLN combustion turbines at the Early Plants have experienced power turbine blade cracking in two areas. In the first area, the cracks were occurring at the roots of the first stage blades where the rotating blades fit into the turbine shaft. Investigation showed that the blades were fitted too tightly into the rotating shaft such that during start-up, the blades were thermally expanding faster than the shaft itself. Westinghouse machined more space between the blades to allow for adequate differential expansion between the relatively hotter blades and the relatively cooler shaft. This work has been completed and there is no sign of additional problems in this regard. Westinghouse is continuing to monitor the issue by means of frequent boroscope inspections. Blade cracking has the potential to affect plant operation.

            While the blade root cracking problem appears to have been resolved, boroscope inspections have recently revealed new blade cracking in a different area on the power turbine blades. Westinghouse has investigated the problem and found that the new cracks are not in a critical, highly stressed area of the blades. Westinghouse does not consider these cracks to be a threat to the integrity of the machines at this time; however, Westinghouse is continuing to monitor the cracks for further growth and may take further action if deemed necessary to assure that summer availability goals will be achieved.

            Should these problems occur on the Facility, the Construction Contract contains warranty provisions requiring the Contractor to correct them. In addition, the number of 501F-DLN units planned to be commissioned prior to the commissioning of the Facility suggests that Westinghouse has sufficient time to identify and correct such problems, should they occur, before the commissioning of the Facility.

            Based on the foregoing, we believe that the technology risk at the Facility is mitigated by: (1) the fact that the 501F-DLN at the Facility is a single fuel, rather than a dual fuel design; (2) Westinghouse's ability to make on-going adjustments and design refinements to the 501F-DLN based on the experience at other facilities scheduled to reach commissioning prior to the completion of the Facility; and (3) the capability of a properly designed SCR system to maintain Facility NOX emissions at or below allowed levels while accommodating CTG outlet NOX emissions levels that are comparable to facilities which have experienced the emissions problems described herein.

      Heat Rate

            The Construction Contract Unit Heat Rate guarantee is stated on a gross reading at the high side of the generator step-up transformer basis, rather than on a "net plant" basis, and is 6,769 Btu/kWh higher heating value ("HHV") at 95(Degree)F, 60 percent relative humidity, 14.577 psia, and 0.90 generator power factor. This gross heat rate is guaranteed for the unfired, non-power augmented case. No gross or net heat rate guarantee for the supplementary-fired, power augmented case was required by the Construction Contract.

            There is a fixed commercial tolerance, or deadband, of plus or minus
1.25 percent on the Construction Contract heat rate guarantee. Accounting for the potential impact of the 1.25 percent tolerance and adjusting for the guaranteed auxiliary load of 15,300 kW for the unfired, non-power augmented condition, the equivalent net plant heat rate is 7,000 Btu/kWh HHV at 95(Degree)F.

            The net plant heat rate for the supplemental fired, power augmented condition, with adjustments for the maximum guaranteed auxiliary load of 18,900 kW and the commercial tolerance band is 7,397 Btu/kWh (HHV) at 95(degree)F.

            Adjusting the equivalent net plant heat rate at 95(Degree)F for recoverable/operational degradation (fouling), short-term test vs. long term commercial operating conditions, non-recoverable equipment degradation, upside tuning potential, average annual ambient conditions, and the expected dispatch scenario developed by C. C. Pace, we have projected the levelized annual average net plant heat rate to be approximately 7,050 Btu/kWh (HHV).

      Summary

            Based on our review, we are of the opinion that the proposed method of design, construction, operation, and maintenance of the Facility has been developed in accordance with generally acceptable industry practice and has taken into consideration the current environmental, license and permit requirements that the Facility must meet.

            After consideration of the emissions and blade cracking issues experienced with the two dual-fuel installations of the 501F-DLN type of combustion turbine being installed at the Facility as described herein, and the effect that single-fuel firing, higher allowable NOX emission limits, and the other mitigating factors described herein have on these emissions and blade cracking issues, we are of the opinion that the combined-cycle technology proposed for the Facility is a sound, proven method of energy generation and recovery.

            Based on our review, we are of the opinion that if designed, constructed, operated, and maintained as currently proposed by the Partnership, the Contractor, and the Operator, the Facility should be capable of passing the Acceptance Tests pursuant to the Construction Contract and satisfying the current environmental, license, and permit requirements which the Facility must meet.

            Based on our review, we are of the opinion that if designed, constructed, operated and maintained as currently proposed and dispatched as projected by C. C. Pace, the Facility should be capable of achieving an average annual output of 806,100 kW and an average annual net plant heat rate of 7,050 Btu/kWh (HHV).

Reliability and Availability

            For the purposes of estimating energy delivered by the Facility, plant availability was projected on an average annual basis based on indices as defined by the North American Electric Reliability Council ("NERC"), modified as necessary to conform to the Power Purchase Agreements. Our opinions regarding average annual outage rates and availability factors are based on the assumption that all annual scheduled maintenance outages will be scheduled and performed during the Off-Peak periods, as required by the Power Purchase Agreements.

            We have assembled statistical information on the historical availability of combined-cycle plants and have researched a variety of published reports and studies regarding gas turbine plant availability by vendors, operators and engineering firms and commercially available databases, such as those published by the NERC and Strategic Power Systems. The data we have reviewed represents the experience of both utility and non-utility owned facilities, aeroderivative and heavy-duty industrial frame-type gas turbine plants. Our review of the data indicates that non-utility owned combined-cycle plants in full dispatch service on average achieve annual availabilities, calculated using generally accepted methods, which include the allowance for scheduled and forced outages in the range of 88 percent to 96 percent, with the average being 92 percent.

            Under the terms of the Power Purchase Agreements, the Facility is allowed specified amounts of forced outage hours. If these forced outage allowances are exceeded, reservation payments will be reduced. Under the terms of the Virginia Power Purchase Agreement, capacity payments are reduced if the equivalent forced outage hours exceed 369 hours through May 31, 2001 and 245 hours per year thereafter. This is equivalent to a forced outage rate of 2.8 percent, which is also equivalent to a contract availability of 97.2 percent. Under the terms of the Aquila/UtiliCorp Power Purchase Agreement, capacity payments are reduced in the event that the annual contract availability, which excludes forced outages, is less than 97 percent. The Power Purchase Agreements contain notice provisions which can, in some circumstances, allow the Partnership to effectively take deferrable forced outages as scheduled outages. In addition, the Partnership is allowed to purchase replacement power to avoid being charged for a forced outage hour. Based on this flexibility allowed by the Power Purchase Agreements, we believe that the Facility should be capable of achieving a forced outage rate of 2.8 percent per year.

            Based on our review, we are of the opinion that the Facility should be capable of achieving a contract availability under the Power Purchase Agreements with Virginia Power and Aquila/UtiliCorp required to avoid reductions in the reservation payments under those agreements.

            The stipulated average availability factors represent the projected average availabilities expected of the Facility over the term of the Bonds. There may be years when the actual availability factors are above or below the average availability factors stipulated herein. However, for the purpose of the Projected Operating Results, we have utilized this average annual availability factor.

Estimated Useful Life of Facility

            Based on our review, we are of the opinion that assuming: (1) the Facility is designed, constructed, operated, and maintained as proposed by the Partnership, the Contractor, and the Operator; (2) all equipment is operated in accordance with manufacturers' recommendations; (3) all required repairs, refurbishments and replacements are made on a timely basis; and (4) natural gas and water used by the Facility are within the expected range with respect to quantity and quality, then the Facility will have a useful life extending beyond the term of the Bonds.

Construction Status and Schedule

            The Contractor commenced mobilization at the Site in October 1998. The Contractor has provided summary and look ahead schedules as of March 31, 1999. As of that date, the Contractor reported focusing on engineering, design, procurement, planning/scheduling and construction activities. As of the end of March, engineering is reported to be approximately 59 percent complete with procurement approximately 70 percent complete, based on the value of equipment purchased, and construction is 7 percent complete. Overall the Project is reported to be approximately 62 percent complete. Construction staffing is increasing and as of March 31, the Contractor reports 221 were working at the Site. The Contractor's schedule is based on working five ten-hour days a week with spot overtime and makeup time as required to meet the schedule. Construction work currently is concentrated on underground piping and electrical conduit, and preparation of foundations. In March, the first sections of the Unit 1 HRSG were delivered to the Site and erection commenced. CTGs are currently scheduled to commence shipment on June 15, 1999 and STGs on August 16, 1999. On April 28, 1999, the Contractor submitted a Force Majeure Event Notification to the Partnership because of a strike that began on April 26, 1999 at the Westinghouse manufacturing facility, which is manufacturing the generators for the combustion turbines. The Partnership reports that Westinghouse has verbally informed them that the strike has been settled in a manner that should not adversely impact its schedule for completing the generators for the Facility.

            The Contractor has guaranteed completion by July 16, 2000 for Unit 1, July 26, 2000 for Unit 2 and July 31, 2000 for Unit 3. The Contractor's
schedule is based on a target completion date that is earlier than the contractually guaranteed completion date. The schedule provides the Contractor's planned completion of the Project based on the Target Operation of the Unit 1 on March 16, 2000, the Target Operation of Unit 2 on April 1, 2000 and the Target Operation of Unit 3 on May 1, 2000. The early completion bonus provisions of the Construction Contract provide the Contractor financial incentive to attempt to achieve early completion.

            The Partnership is responsible for completion of the Infrastructure Work such that it supports the planned completion and start-up of the Facility by the Contractor per Exhibit R, Owner's Obligations, to the Construction Contract. The Partnership is responsible for prosecution of the infrastructure utility work required by the Project. This work includes the supply of potable water and connection of the site sanitary sewer system to the City of Batesville systems; installation of the raw water supply system from Enid Lake to the Site; installation of the waste-water discharge pipeline; installation of a natural gas lateral pipeline interconnecting the Facility to two interstate natural gas pipelines; and finally, installation of the electrical interconnection systems required to connect the Facility to two electrical transmission grid systems (collectively, the "Infrastructure Work").

            The infrastructure contracts for which the Partnership is responsible have all been executed. The water supply and wastewater pipelines are being laid and are scheduled to be completed by July 17, 1999. The water intake structure at Lake Enid is expected to be completed by October 31, 1999. Completion of the water intake by October 31, 1999 does not meet the Partnership's obligation to the Contractor to have raw water supply available for the demineralizer system to be placed in service by September 22, 1999. The Contractor has expressed its willingness to accept potable water instead. The Partnership is currently planning to increase the size of the potable water line to the Facility to provide the flow rate required.

            The fuel gas pipeline contractor has ordered pipe and is scheduled to mobilize in May 1999, is scheduled for initial operation by September 23, 1999, and to be completed by October 15, 1999. The electrical contractor constructing the electrical substation/interconnection facilities has mobilized at the Site and is scheduled to be completed on December 1, 1999. TVA and Entergy are scheduled to have their system upgrades and interconnections completed by November 19, 1999 and December 20, 1999, respectively.

            Neither the substation/interconnection facilities nor the TVA and Entergy upgrades and interconnections are scheduled to be completed in time to energize the step-up transformers and supply backfeed power to the Facility by September 1, 1999 as required by the Construction Contract. The Partnership is therefore arranging to have TVA provide a temporary 161 kV power supply to one of the Facility's auxiliary transformers from the TVA Oxford transmission line.

            Based on our review and assuming the absence of events such as delivery delays, labor difficulties, unusually adverse weather conditions, force majeure events, the discovery of hazardous materials or waste not previously known or other abnormal events that are prejudicial to normal construction or installation, and although the construction contracts that the Partnership has entered into for the electrical substation, transmission lines, and water infrastructure do not provide for the facilities to be completed by the dates by which the Contractor needs electrical backfeed and water in order to conduct certain tests, we are of the opinion that commercial operation of the Facility by June 1, 2000 is achievable and within the previously demonstrated capabilities of the Contractor and the Partnership using generally accepted construction and project management practices. It should be noted that the Partnership will not receive any liquidated damages for delays until the day following the guaranteed completion dates under the Construction Contract.

            If Substantial Completion of a unit has not occurred on or prior to the unit's Guaranteed Completion Date, then liquidated damages (a) in an amount of $43,333 per unit per day in the months of May through September and (b) in an amount of $33,333 per unit in the months of October through April, shall be paid by the Contractor to the Partnership.

            In the event Substantial Completion of three units occurs prior to the Guaranteed Completion Date, then $50,000 per day shall be paid by the Partnership to the Contractor, but not to exceed $3,000,000.

Performance Guarantees and Acceptance Tests

      Performance Guarantees

            Under the terms of the Construction Contract, the Contractor guarantees the thermodynamic performance of the Facility with respect to: (1) gross electrical power output per unit with duct firing and power augmentation in service ("Maximum Unit Power Output"); (2) gross electrical power output per unit without duct firing and power augmentation in service ("Unit Power Output"); (3) gross plant heat rate without duct firing and power augmentation in service ("Unit Heat Rate"), (4) total auxiliary power load for all three units with duct firing and power augmentation in service ("Maximum Auxiliary Load"); and (5) total auxiliary power load for all three units without duct firing and power augmentation in service ("Auxiliary Load"). These performance guarantees and the conditions under which they are guaranteed, are summarized in Table 3 below:

                                     Table 3
                             Performance Guarantees

               Maximum Unit Power Output (fired)    285,400 kW (gross, per unit)
               Unit Power Output (unfired)          248,290 kW (gross, per unit)
               Unit Heat Rate (unfired)             6,769 Btu/kWh HHV (gross)
               Maximum Auxiliary Load (fired)       18,890 kW (total 3 units)
               Auxiliary Load (unfired)             15,300 kW (total 3 units)
               Ambient Dry Bulb Temperature         95(degree)F
               Relative Humidity                    60 Percent
               Barometric Pressure                  14.577 psia
               Fuel                                 Natural Gas (per spec.)
               Generator Power Factor               0.90 lagging
               Evaporative Cooler(s)                In Service
               HRSG Blowdown                        0% (isolated)
               Emissions Compliance                 Per CEMS or alternate

            The Maximum Unit Power Output and the Unit Power Output guarantees are subject to fixed commercial tolerances of 0.75 percent. The Unit Heat Rate guarantee is subject to a fixed commercial tolerance of 1.25 percent. The Contractor is also entitled to degradation credits after more than 400 CTG fired hours or 250 equivalent starts at the time of initial testing. CTG degradation credits are capped at 2.5 Percent for CTG gross power. CTG heat rate degradation credits are to be two-thirds of the percentage calculated for power.

            We have received and reviewed heat balance data and preliminary major equipment performance data from the Contractor. We have not reviewed performance information covering all individual equipment components and piping systems, however, the performance levels represented in the heat balance data sheets were generally found to be within the ranges we have seen specified or demonstrated on comparable equipment of similar size and type. The heat balances data and equipment data reviewed, while preliminary and subject to modification, appear to support the overall plant thermodynamic performance guarantees stated above.

            Additional plant and equipment guarantees related to initial reliability, long-term dispatch availability, stack emissions, sound level, start-up durations, and various plant equipment capabilities are included in the Construction Contract and are discussed below under the applicable Acceptance Tests.

      Acceptance Tests

            In order to demonstrate that the Facility meets or exceeds the Performance Guarantees, the Construction Contract requires the Contractor to successfully complete certain performance, reliability, emissions, and demonstration-type tests (collectively, the "Acceptance Tests"). The Acceptance Tests are required to be conducted and passed, at Performance Minimums where applicable, as a requirement of Substantial Completion, except as otherwise noted below.

            The Performance Minimums are defined as follows: Maximum Unit Power Output Test, 94.25 percent of guarantee; Unit Power Output Test, 96.25 percent of guarantee; and Unit Heat Rate Test, 104.25 percent of guarantee. Performance Minimums are calculated without the benefit of commercial tolerances.

            The Acceptance Tests include the following:

            o     Maximum Unit Power Output Test - 4 continuous hours within an
                     8-hour period
            o     Unit Power Output Test - 4 continuous hours within an 8-hour period
            o     Unit Heat Rate Test - 4 continuous hours within an 8-hour
                     period
            o     Maximum Auxiliary Load Test - 4 continuous hours within an
                     8-hour period
            o     Auxiliary Load Test - 4 continuous hours within an 8-hour
                     period
            o     Reliability Test - 96-hour test with duct firing and power augmentation with 99 percent Equivalent Availability Factor for 88 hours, 70 percent unfired output minimum, and no trips allowed
            o Availability Test - rolling 480-hour test with 95 percent Availability Factor (required for Final Completion only)
            o     Stack Emissions Test - emissions per contract (required for
                     Final Completion only)
            o     Sound Level Test - sound levels per contract (required for
                     Final Completion only)
            o     Cold Start-up Duration Test - 210 minutes maximum
            o     Hot Start-up Duration Test - 130 minutes maximum
            o     Cooling Tower
            o     Test Capability Tests (see below)
            o     CTG Benchmark Test

            Capability Tests include the following Substantial Completion Capability Tests; the Ramp Rate Test and the Minimum Load Operation. Capability Tests also include the following Final Completion Capability Tests; Duct Burner Capacity Test, Water/Steam Purity Test, Steam Turbine Bypass Test, Facility Backup Power Transfer Test, Boiler Feed Pump Trip Test, Wastewater Discharge Test, Demineralizer Capacity Demonstration Test, and Power Factor Test.

            Utility Tests described in the Power Purchase Agreements are not currently included in the scope of the Construction Contract and will need to be conducted by the Partnership.

            Various liquidated damages are available under the Construction Contract. The liquidated damage calculations include allowances for commercial tolerance bands. The tolerances are 0.75 percent with respect to Unit Power Output and Maximum Unit Power Output, and 1.25 percent with respect to Unit Heat Rate and are based on assumed accuracies, or uncertainty. Both tolerance allowances are subject to adjustment if the actual accuracy of either the Partnership's electrical meter or the fuel supply meter is such that the uncertainty of either is higher than assumed. The various liquidated damages are as follows:

            (1) If the Unit Power Output is below guaranteed output, the Contractor shall pay $800 per kW of shortfall.

            (2) If the Maximum Unit Power Output exceeds the guaranteed output, the Partnership shall pay $400 per kW of excess.

            (3) If the Unit Heat Rate is greater than guaranteed, the Contractor shall pay $67,200 per Btu/kWh.

            (4) If the Auxiliary Load is greater than guaranteed, the Contractor shall pay $800 per kW.

                  If the Auxiliary Load is less than guaranteed, the Partnership shall pay $800 per kW plus $200 per kW times the difference between the adjusted auxiliary load kW credit minus the facility power shortfall.

                  If the auxiliary load heat rate is greater than guaranteed, the Contractor shall pay $201,600 per Btu/kWh times the auxiliary load exceedance. If the auxiliary load heat rate is less than guaranteed, the Partnership shall pay $201,600 per Btu/kWh times the lesser if the auxiliary load heat rate credit and the facility heat rate exceedance.

            (5) If the Maximum Auxiliary Load is greater than guaranteed, the Contractor shall pay $400 per kW. If the Maximum Auxiliary Load is less than guaranteed, the Partnership shall pay $400 per kW times the lesser of the Maximum Auxiliary Load kW credit and the Maximum Unit Output shortfall.

            (6) If the cooling tower performance is poorer than guaranteed, the Contractor shall pay $800 per kW by which amount the Unit Power Output is less; and shall pay $67,200 per Btu/kWh by which the Unit Heat Rate exceeds the Unit Heat Rate guarantee; and shall pay $400 per kW by which amount the Maximum Unit Power Output is less than guaranteed.

            The aggregate of schedule and performance bonuses the Contractor may earn shall not exceed $5,000,000. The aggregate of Contractor liquidated damages liability shall not exceed 30 percent of the Construction Contract price.

            Based on our review, we are of the opinion that the scope and duration of the Acceptance Tests included in the Construction Contract are similar to the tests of other projects with which we are familiar and should be adequate to verify the guarantees in accordance with the Construction Contract.

Status of Permits and Approvals

            The Facility must be designed, constructed, and operated in accordance with applicable environmental laws, regulations, policies, codes and standards. Based on our review, we are of the opinion that the Partnership has received the key environmental permits and approvals required from the various federal, state, and local agencies that are currently necessary to construct the Facility. While not all required permits and approvals have been issued, including some which cannot be obtained until the Facility is ready to operate, we are not aware of any technical circumstances that would prevent the issuance of the remaining permits.

            The status of the key permits and approvals required for construction and operation of the Facility is presented in Table 4, which is based on our review of documents including permit applications, permits received, and related agency correspondence provided by the Partnership.

            The DEQ co-issued both a Prevention of Significant Deterioration Permit To Construct ("PSD Permit") and an Air Permit To Operate ("Air Permit") on November 25, 1997. The permits were modified on July 14, 1998. The permits limit oil firing to 876 hours per year (i.e., 10 percent maximum annual use), which allows the Facility to be defined a "Gas-Fired Unit" under applicable federal regulations.

            On July 14, 1998, the DEQ modified both the PSD Permit and Air Permit to incorporate a change in project design as requested by the Partnership on July 13, 1998. These permit modifications included changing the CTGs to Westinghouse Model 501-F units with a corresponding decrease in unit electric output to 185,000 kW and increasing the supplemental duct firing fuel input rate of the HRSGs to 268.0 MMBtu/hr. No other Permit changes appear to have been made.

                                     Table 4
                       Status of Key Permits and Approvals

====================================================================================================================================
                                      TYPE OF
     AGENCY           PERMIT           ACTION                     REASON FOR ACTION                             STATUS
------------------------------------------------------------------------------------------------------------------------------------
FEDERAL/STATE
------------------------------------------------------------------------------------------------------------------------------------
FERC             Exempt Wholesale   FERC                Required for status as an exempt wholesale   Notice in Federal Register 63
                 Generator Status   Certification       generator of electricity pursuant to the     FR 16, 489
                                                        Public Utilities Holding Company Act         Authorized by FERC: April 28,
                                                                                                     1998
                                                                                                     Docket # EG98-59-000
------------------------------------------------------------------------------------------------------------------------------------
Department of    Certification      Self-Certification  Required for energy facilities that will     Self-Certification submitted to
  Energy         Alternate Fuel                         burn fossil fuels other than coal.           DOE on March 19, 1998
                 Capability                             Compliance with Industrial Fuel Use Act
------------------------------------------------------------------------------------------------------------------------------------
EPA & DEQ        NPDES - runoff     Notice of           Required for runoff control from the         Received October 23, 1998
                 during             Intent under        site(s) during construction
                 construction       General Permit
                                    Program
------------------------------------------------------------------------------------------------------------------------------------
EPA & DEQ        PSD Permit to      Permit              Required for the construction of an air      PSD Permit # 2100-00054
                 Construct                              emissions source under Prevention of         Issued:  November 25, 1997;
                                                        Significant Deterioration Program of the     Modified: July 14, 1998
                                                        Clean Air Act
------------------------------------------------------------------------------------------------------------------------------------
EPA & DEQ        Air Permit to      Permit              Required for the operation of an air         PSD Permit # 2100-00054
                 Operate                                emissions source under Prevention of         Issued:  November 25, 1997;
                                                        Significant Deterioration of the Clean Air   Modified: July 14, 1998
                                                        Act and the Mississippi Air and Water
                                                        Pollution Control Law
------------------------------------------------------------------------------------------------------------------------------------
DEQ              Title V - Permit   Permit              Required for the air emission source         To be obtained by the
                 to Operate                                                                          Partnership; application must
                                                                                                     be submitted within 12 months
                                                                                                     of commencing operation
------------------------------------------------------------------------------------------------------------------------------------
DEQ              Title IV - Acid    Permit              Required for the air emission source prior   To be obtained by the
                 Rain Permit                            to start of operations                       Partnership; application was
                                                                                                     submitted on June 2, 1998.  The
                                                                                                     DEQ indicates separate issuance
                                                                                                     by end of 1998 and then to be
                                                                                                     rolled up into Title V Permit
                                                                                                     when issued
------------------------------------------------------------------------------------------------------------------------------------
EPA              Spill Prevention   Self-Certification  Required for Oil Pollution Prevention        To be prepared by the
                 Control and                            Regulations (40 CFR 112) for facilities      Partnership within six months
                 Countermeasure                         meeting certain requirements, including      after start of operations
                 Plan                                   oil storage in electrical transformers
------------------------------------------------------------------------------------------------------------------------------------
EPA              Hazardous Waste    Registration        Required if hazardous wastes are to be       To be obtained, if required by
                 Identification                         generated or stored at the site              the Partnership
                 Number
------------------------------------------------------------------------------------------------------------------------------------
Department of    Nationwide         Permit              Required for construction of intake          Nationwide Permits #7, 12, 14,
  the Army       Permits and                            structure, water supply and discharge        25 & 26 General Permit # 22,
                 General Permit                         pipeline, outfall pipe(s), access road(s),   Authorization #144 Issued:
                                                        tower footing(s), and fill in waterways      December 4, 1997
                                                        areas
------------------------------------------------------------------------------------------------------------------------------------
Department of    Permit for Gas     Permit(s)           Required for construction of gas pipeline    Nationwide Permit #12
  the Army       Transmission Line
------------------------------------------------------------------------------------------------------------------------------------
Federal          Notice of          Permit              Required for construction of exhaust         Notified by the Partnership on
  Aviation       Proposed                               stack, the three electric transmission       May 12, 1998
  Administration Construction                           lines, and temporary construction cranes
------------------------------------------------------------------------------------------------------------------------------------
DEQ              Water Use Permit   Permit              Required to divert or withdraw water for     Permit # MS-SW-02744
                                                        the Facility from public waters,             Issued:  November 25, 1997;
                                                        specifically Enid Lake                       Expires:  November 25, 2007
                                                                                                     Limited to 12,300 acre-feet per
                                                                                                     year and 7,600 gallons per
                                                                                                     minute
------------------------------------------------------------------------------------------------------------------------------------
Public Service   Order Granting     Docket Order        Required to authorize the Partnership to     Docket No. 97-UA-513
  Commission     Certificate of                         acquire, install, construct, own, operate,   Ordered:  December 12, 1997;
                 Public                                 and maintain certain electric generation     No expiration
                 Convenience and                        equipment
                 Necessity
------------------------------------------------------------------------------------------------------------------------------------
LOCAL
------------------------------------------------------------------------------------------------------------------------------------
City of          Zoning Approval    Approval            Required for construction and operation of   Issued:  April 24, 1997
  Batesville                                            Facility in a Heavy Industrial Zone
------------------------------------------------------------------------------------------------------------------------------------
Local Building   Building Permit    Permit              Required for compliance with local           Permit number
  Department                                            building codes and standards                 issued September 9, 1998
------------------------------------------------------------------------------------------------------------------------------------
Local Building   Certificate of     Certificate         Required to demonstrate project completion   To be obtained by the
  Department     Occupancy                                                                           Contractor at project
                                                                                                     completion
------------------------------------------------------------------------------------------------------------------------------------
Local Fire       Safety Approval    Approval            Required to demonstrate compliance with      To be obtained by the
  Marshall                                              fire safety regulations                      Contractor
====================================================================================================================================

                          THE FINANCING OF THE PROJECT

Facility Construction Cost

            The Construction Contract includes a fixed price, including change orders, of approximately $239,967 (the "Construction Contract Price"). The Contractor's estimates which serve as the basis of the Construction Contract Price are based on the requirements as stated in the Partnership's request for a proposal, design drawings, site plans and general arrangement drawings, quotes obtained from manufacturers, suppliers, vendors and subcontractors with whom the Contractor is familiar and from in-house knowledge and experience gained by the Contractor on other similar projects.

            The Partnership has estimated other construction costs of $71,345,000 (the "Other Construction Costs"), which are based on the aggregate of $5,273,000 for start-up and spare parts, $2,466,000 for contractor's fee, $1,987,000 for construction management, $27,669,000 for infrastructure-gas/water/electrical system costs, $21,859,000 for electrical interconnection costs, $1,442,000 for land and easements costs, and $10,649,000 for project contingency (the "Project Contingency"). The Project Contingency equates to approximately 5.8 percent of the aggregate of the expected balance of the Construction Contract Price of $144,281,000, $24,703,000 for gas, water, and electrical infrastructure work, and the Partnership's estimate of $15,458,000 for electrical interconnection costs. The Project Contingency is consistent with other projects at a similar stage of completion with which we are familiar. The aggregate of the Other Construction Costs of $71,345,000 and the Construction Contract Price of $239,967,000 is $311,312,000 (the "Total Construction Cost").

                                     Table 6
                            Total Construction Costs
                                     ($000)

                                                          Total(1)   Remaining
                                                          --------   ---------

            Construction Contract Price                   $239,967   $144,281
            Other Construction Costs
                  Start-up and Spare Parts                   5,273      5,273
                  Contractor's Fee                           2,466      1,944
                  Construction Management                    1,987      1,419
                  Infrastructure - Gas/Water/Electrical     27,669     24,703
                  Electrical Interconnection                21,859     15,458
                  Land and Easements                         1,442          0
                  Project Contingency                       10,649     10,649
                                                          --------   --------
                  Subtotal - Other Construction Costs       71,345     59,446
            Total Construction Cost                       $311,312   $203,727

            (1) - Total cost of construction from Notice-to-Proceed, as estimated by the Partnership.

            Based on our review, we are of the opinion that the estimates which serve as the basis for the Construction Contract Price and the Total Construction Cost were prepared in accordance with generally accepted engineering and estimating practices and methods. The Construction Contract Price and the Total Construction Cost, including the Project Contingency, are comparable to the costs and contingency of similar projects at a similar stage of completion and utilizing similar technologies with which we are familiar.

Sources and Uses of Funds

            The estimated sources and uses of funds in connection with the financing of the Facility, as estimated by the Partnership, are set forth in Table 7.

                                     Table 7
                     Estimated Sources and Uses of Funds (1)
                                     ($000)

            Sources of Funds
                The Bonds                                   $326,000
                Partner Equity Contributions                  54,000
                                                            --------
                Total Sources of Funds                      $380,000
                                                            ========
            Uses of Funds
                Term and Construction Loan Payment          $136,600
                Remaining Construction Cost                  203,727
                Financing and Development Fees                 5,392
                Debt Service Reserve                          12,551
                Net Interest During Construction              21,730
                                                            --------
            Total Uses of Funds                             $380,000
                                                            ========

            (1) - As estimated by the Partnership.

            Based upon the interest and reinvestment rates as estimated by Credit Suisse First Boston (the "Initial Purchasers") and the total uses of funds as estimated by the Partnership, we are of the opinion that the principal amount of the Bonds, when combined with the $54,000,000 of equity that the Partnership expects will be contributed by its parent and interest income during the construction period, should be sufficient to fund the Total Construction Cost and interest on the Bonds through June 1, 2000.

                           PROJECTED OPERATING RESULTS

            We have reviewed estimates and projections of electrical generating capacity, fuel consumption, and capital and operating costs of the Facility made available to us by the Partnership and the Operator. On the basis of our review of such data, we have prepared the Project Operating Results. For purposes of preparing the Projected Operating Results we have assumed that the Facility will be fully operational by June 1, 2000. The Projected Operating Results are presented herein for each year ending December 31, beginning June 1, 2000 through July 1, 2025, the date upon which the final deposit to the Trustee is due on the Bonds. Revenues will be derived from the sale of electricity from the three generating units, which comprise the Facility. The electric output of one of the generating units is dedicated to Aquila/UtiliCorp and the output of the other two generating units is dedicated to Virginia Power pursuant to the Power Purchase Agreements. At the termination of each of the Power Purchase Agreements, revenues will be derived from the sale of power from the units to the market over the remaining term of the Bonds. Revenues will also be derived to a lesser extent, from the interest income on certain funds created pursuant to the Bonds. Expenses will consist of the cost of fuel based on a unit fuel cost estimated by C.C. Pace, operations and maintenance expenses, property taxes, replacement power, general and administrative expenses, as estimated by the Partnership and debt service on the Bonds, as estimated by the Initial Purchasers. The Projected Operating Results are set forth in Exhibits B-1 to B-10. The Projected Operating Results are based on current contractual commitments as described herein and have been prepared using assumptions and considerations set forth in this Report.

Annual Operating Revenues

      Revenues from the Sale of Electricity to Virginia Power

            Commencing with the commercial operation date, scheduled for June 1, 2000, the Partnership shall receive from Virginia Power monthly reservation, energy, replacement power fuel, excess start-up, tracking account, and transmission system upgrade credit payments. The initial term of the Virginia Power Purchase Agreement is 13 years from the commercial operation date.

            The term of the Virginia Power Purchase Agreement may be extended for an additional 12 years (the "Extended Term"), provided that Virginia Power requests in writing an extension of the Virginia Power Purchase Agreement not less than two years prior to expiration of the initial 13-year term. For purposes of the Base Case Projected Operating Results, it has been assumed that Virginia Power will choose the Extended Term because the projected market prices are higher than Virginia Power's cost under the Virginia Power Purchase Agreement.

            Reservation Payment

            Reservation payments are based on Summer Condition Standard Capacity and Summer Condition Supplemental Capacity for the dedicated Virginia Power units. The Summer Condition Standard Capacity and Summer Condition Supplemental Capacity will be based on performance tests performed in each 12-month period after commercial operation. Summer Condition Standard Capacity will be measured as the generating capacity of the unit at full combustion turbine output without duct firing or steam injection at 95(Degree)F and 60 percent relative humidity. Summer Condition Supplemental Capacity will be measured as the additional generating capacity derived from duct firing and steam injection. In no event can the sum of the Summer Condition Standard Capacity and the Summer Condition Supplemental Capacity be greater than 283 MW or less than 241 MW. The reservation charge is $5.00 per kW-month for Summer Condition Standard Capacity for the first 5 years following commercial operation, $6.00 per kW-month for the next 8 years and $4.50 per kW-month for the 12-year extension term. The reservation charge is $3.25 per kW-month for Summer Condition Supplemental Capacity for the first five years, $3.50 per kW-month for the next eight years, and $3.00 per kW-month for the 12-year extension term. The capacity charge is the product of the Summer Condition Capacity and the appropriate reservation charge. The reservation payment is determined by multiplying the sum of the Summer Condition Standard Capacity charge and the Summer Condition Supplemental Capacity Charge by the Availability Adjustment Factor. Pursuant to the Virginia Power Purchase Agreement, the Availability Adjustment Factor is equal to 1.0 in the event that the Facility's equivalent forced outage hours are less than 369 in the first twelve months and 245 hours per year thereafter. The Availability Adjustment Factor is equivalent to the ratio of 8,760 hours less the equivalent forced outage hours divided by 8,760 hours less the allowance for forced outage hours. If the annual equivalent forced outage hours exceed 1,752 hours or 2,628 hours, the amount by which equivalent forced outage hours exceed these levels are increased by 25 percent and 40 percent, respectively, thereby creating a further Availability Adjustment Factor penalty.

            For the purpose of estimating the capacity for the reservation payment under the Virginia Power Purchase Agreement, we have assumed: (1) a Summer Condition Standard Capacity and Summer Condition Supplemental Capacity, after allowing for degradation and expected actual operation condition, of 473,000 kW and 69,800 kW, respectively; (2) an Availability Adjustment Factor of 1.0, based on an annual contract availability, which excludes scheduled maintenance, of 95.8 percent during the first twelve months and 97.2 percent thereafter; and (3) Virginia Power will exercise its option to extend the Virginia Power Purchase Agreement for the Extended Term.

            The Energy Policy Act of 1992 (the "Act") fundamentally changed the Federal regulation of the electric utility industry. The Act provides for, among other matters, open access to transmission facilities for transactions involving sales of electric energy for subsequent resale by a receiving entity, or "wholesale sales". This is changing the level of control that a utility owning transmission facilities has over its facilities and is changing the arrangements between parties for transmission services. The authority for retail wheeling, which allows a customer located in one utility's service area to obtain power from another utility or non-utility source, is specifically excluded from the enhanced authority granted to the FERC under the Act. This leaves authority for retail wheeling with individual state legislative and regulatory bodies. Several states are now receiving and considering requests to facilitate retail wheeling. Federal legislation has also been introduced which, if passed, would extend retail wheeling to all states. One potential effect of the proposed changes is that utilities or electric service providers with low-cost power may be better able to compete for new customers and retain existing ones. Future legislative and regulatory actions will likely continue to affect developments related to both wholesale and retail wheeling. At this time we cannot predict what impact changes in legislation, regulation or market conditions will have on the ability or willingness of Virginia Power and Aquila/UtiliCorp to pay the stipulated capacity costs contained in the Power Purchase Agreements. Accordingly, we have therefore assumed that the capacity pricing provisions contained in the Power Purchase Agreements will remain effective throughout the term of the Power Purchase Agreements.

            Energy Payment and Tracking Account

            The energy payment is equal to the product of: (1) the sum of the energy generated by the unit dedicated to Virginia Power and the energy supplied as replacement power which is delivered to Virginia Power at the interconnection point, and (2) $1.00 per MWh, escalated at a contractually fixed escalation rate of 3.0 percent per year commencing on June 1, 2000.

            The tracking account payment or credit is equal to the monthly summation of the product of the hourly delivered cost of fuel and the hourly difference determined by the actual amount of fuel required to produce the net output delivered to Virginia Power less the fuel amount estimated to produce such output based on the guaranteed heat rate under the Virginia Power Purchase Agreement. Pursuant to the Virginia Power Purchase Agreement, the guaranteed heat rate is a function of the hourly energy dispatched from the unit divided by the Standard Capacity taking into account ambient conditions when the energy dispatched in an hour is less than the Standard Capacity. The guaranteed heat rate associated with energy dispatched above Standard Capacity is based on a formula also set forth in the Virginia Power Purchase Agreement.

            For purposes of estimating the energy payments from Virginia Power, we have assumed: (1) an annual average net capacity of 537,400 kW; (2) capacity factors as projected by C.C. Pace adjusted for our availability assumptions; (3) a resulting guaranteed heat rate under the Virginia Power Purchase Agreement of approximately 7,105 Btu/kWh over the period 2000-2025; (4) an actual Facility heat rate of 7,050 Btu/kWh; and (5) an annual average delivered cost of fuel, as estimated by C.C. Pace, of $2.30/MMBtu in 1998 dollars escalated at 0.5 percent above the assumed general inflation rate. The guaranteed heat rate under the Virginia Power Purchase Agreement was estimated based upon a net capacity at 95(Degree)F without augmentation of 473,000 kW and a supplemental capacity at 95(Degree)F due to augmentation of 69,800 kW, which have been adjusted for assumed actual ambient conditions and dispatch of the Facility as projected by C.C. Pace. The dispatch of the unit at various ambient conditions was based on information from C.C. Pace.

            Replacement Power Fuel Payment

            The replacement power fuel payment is based on the product of the delivered cost of fuel, the guaranteed heat rate, and the amount of energy supplied as replacement power by the Partnership. The Partnership has the option of having Virginia Power provide replacement power, or being penalized by the availability adjustment factor. If replacement power is provided by Virginia Power, the Partnership must pay Virginia Power the positive difference, if any between replacement power cost and contract energy cost. For purposes of the Projected Operating Results, no replacement power was assumed.

            Excess Start-up Payment

            The Facility will receive excess start-up payments for start-ups in the event the number of start-ups for a unit exceeds 250 per contract year. Virginia Power will pay the Partnership the amount of $5,000 for each excess start-up. For the purposes of the Projected Operating Results, no excess start-ups were assumed.

            System Upgrade Credits

            Based on the installation of the electrical infrastructure, the Partnership will receive a system upgrade credit based on the amount of payment, credit or discount received by Virginia Power under its transmission service agreement with Entergy and TVA as described in the Interconnection Agreement between TVA and the Partnership, and the Interconnection and Operating Agreement between the Partnership and Entergy, and the Power Purchase Agreements. The total amount is not to exceed two-thirds of the total reimbursable transmission system upgrade cost, which is currently estimated by the Partnership to be approximately $20,000,000. The annual system upgrade credit has been included based on two-thirds of the total system upgrade credit estimate prepared by C.C. Pace of $3,400,000 per year until the balance is repaid in the sixth year of operation.

      Revenues from the Sale of Electricity to Aquila/UtiliCorp

            Commencing with the commercial operation date, scheduled for June 1, 2000, the Partnership receives from Aquila/UtiliCorp monthly reservation, energy, replacement power fuel, excess start-up, tracking account; and transmission system upgrade credit payments. The initial term of the Aquila/UtiliCorp Power Purchase Agreement is 15 years, 7 months from the commercial operation date. The Aquila/UtiliCorp Power Purchase Agreement may be extended an additional 5 years at Aquila/UtiliCorp's option, provided that Aquila/UtiliCorp notifies the Partnership by the later of July 31, 2013 or twenty-nine (29) months prior to the expiration of the initial term. For purposes of Projected Operating Results, it was assumed that Aquila/UtiliCorp would extend the term of the Aquila/UtiliCorp Power Purchase Agreement because the projected market prices are higher than Aquila/UtiliCorp's cost under the Aquila/UtiliCorp Power Purchase Agreement.

            Reservation Payment

            Reservation payments are based on Standard Capacity, Supplemental Capacity and Surplus Supplemental Capacity. The Standard Capacity, Supplemental Capacity and Surplus Supplemental Capacity will be based on performance tests performed in each 12-month period after commercial operation. Standard Capacity will be measured as the generating capacity of the unit at full combustion turbine output without duct firing or steam injection at 95(Degree)F and 60 percent relative humidity. Supplemental Capacity will be measured as the additional amount of capacity with duct firing and steam injection, up to 267,000 kW. Surplus Supplemental Capacity is equal to the total capacity above 267 MW at 95(Degree)F and 60 percent relative humidity. The reservation payment is equal to $4.90 per kW-month for Standard Capacity and Supplemental Capacity for the first 60 months following commercial operation, and $5.00 per kW-month for the remainder of the initial term and extension period. The reservation payment is $2.50 per kW-month for Surplus Supplemental Capacity for the initial term and the extension period. The reservation payment is subject to a monthly and annual adjustment for availability. Reservation payments are reduced if the monthly availability excluding periods of force majeure and Delivery Excuse on a cumulative weighted average is less than 96 percent, or if the annual availability excluding periods of force majeure and Delivery Excuse is less than 97 percent. In the event that the availability is less than the contractual requirements, the reservation payment is multiplied by an availability adjustment factor equal to the ratio of the actual contract availability and the appropriate monthly or annual availability criteria.

            For the purpose of estimating the capacity for the reservation payment under the Aquila/UtiliCorp Power Purchase Agreement, we have assumed:
(1) a Summer Condition Standard Capacity, Summer Condition Supplemental Capacity, and Surplus Supplemental Capacity, after allowing for degradation and expected actual operation condition, of 236,500 kW, 30,500 kW, and 4,400 kW, respectively; (2) an annual availability adjustment factor of 1.0, based on an annual contract availability, which excludes scheduled maintenance, of 97.2 percent; and (3) Aquila/UtiliCorp will exercise its option to extend the Aquila/UtiliCorp Power Purchase Agreement.

            Energy Payment and Tracking Account

            The Energy Payment is equal to the product of: (1) the sum of the energy generated by the unit and the energy supplied as replacement power which is delivered to Aquila/UtiliCorp at the interconnection point, and (2) $1.00 per MWh, escalated at the ratio of the current Gross Domestic Product Implicit Price Deflator ("GDP-IPD") to the January 1, 1997 GDP-IDP of 110.95.

            The tracking account payment or credit is equal to the monthly summation of the product of the hourly delivered cost of fuel and the hourly difference determined by the actual amount of fuel required to produce the net output delivered to Aquila/UtiliCorp less the fuel amount estimated to produce such output based on the heat rate guaranteed under the Aquila/UtiliCorp Power Purchase Agreement. Pursuant to the Aquila/UtiliCorp Power Purchase Agreement, the guaranteed heat rate is a function of the hourly energy dispatched from the unit divided by the Standard Capacity taking into account ambient conditions when the energy dispatched in an hour is less than the Standard Capacity. The guaranteed heat rate associated with energy dispatched above Standard Capacity is based on a formula also set forth in the Aquila/UtiliCorp Power Purchase Agreement.

            For purposes of estimating the energy payments from Aquila/UtiliCorp, we have assumed: (1) an annual average net capacity 268,700 kW; (2) capacity factors as projected by C.C. Pace and adjusted for our availability assumptions; (3) a resulting guaranteed heat rate under the Aquila/UtiliCorp Power Purchase Agreement of approximately 7,040 Btu/kWh over the period 2000-2020; (4) an actual Facility heat rate of 7,050 Btu/kWh; and

(5) an annual average delivered cost of fuel, as estimated by C.C. Pace, of $2.30/MMBtu in 1998 dollars escalated at 0.5 percent above the assumed general inflation rate. The guaranteed heat rate under the Aquila/UtiliCorp Power Purchase Agreement was estimated based upon a net capacity at 95(Degree)F without augmentation of 236,500 kW and a supplemental capacity at 90(Degree)F due to augmentation of 34,900 kW, which have been adjusted for assumed actual ambient conditions and dispatch of the Facility as projected by C.C. Pace. The dispatch of the unit at various ambient conditions was based on information from C.C. Pace.

            Replacement Power Fuel Payment

            The replacement power fuel payment is based on the product of the Delivered Cost of Fuel, the guaranteed heat rate, and the amount of energy supplied as replacement power by the Partnership. During a forced outage the Partnership has the option of providing replacement power or being penalized through the availability adjustment factor. If replacement power is provided, Aquila/UtiliCorp will pay the Partnership replacement power fuel payments in an amount per MWh which is equal to the delivered cost of fuel times the guaranteed heat rate. For purposes of the Projected Operating Results, no replacement power was assumed.

            Excess Start-up Payment

            The Facility will receive excess start-up payments for start-ups in the event the number of start-ups for a unit exceeds 200 per contract year. Aquila/UtiliCorp will pay the Seller the amount of $5,000 for each excess start-up. The payment will be made monthly as each additional excess start-up occurs. For the purposes of the Projected Operating Results, no excess start-ups were assumed.

            System Upgrade Credits

            Based on the installation of the electrical infrastructure, the Partnership will receive a system upgrade credit based on the amount of payment, credit or discount received by Aquila/UtiliCorp under its transmission service agreement with Entergy and TVA as described in the Interconnection Agreement between TVA and the Partnership, and the Interconnection and Operating Agreement between the Partnership and Entergy, and the Power Purchase Agreements. The total amount is not to exceed one-third of the total reimbursable transmission system upgrade cost, which is currently estimated by the Partnership to be approximately $20,000,000. The annual system upgrade credit has been included based on one-third of the total system upgrade credit estimate prepared by C.C. Pace of $3,400,000 per year until the balance is repaid in the sixth year of operation.

      Revenues from the Sale of Electricity to the Market

            After the termination of the Power Purchase Agreements with Aquila/UtiliCorp and Virginia Power which are assumed to be December 31, 2020 and May 31, 2025, respectively, the Partnership has projected that the available output which would no longer be dedicated to the purchasers, will be sold to the market at the forecasted market clearing price. For purposes of the Projected Operating Results we have assumed the market clearing price forecast prepared by C.C. Pace. The dispatch of the units in the market was based on capacity factors also provided by C.C. Pace. The projected revenues are assumed to be the product of the net output of the non-dedicated units at the assumed capacity factor multiplied by the forecast average market-based revenues projected by C.C. Pace.

      Interest Income

            Pursuant to the Indenture, a debt service reserve fund will be created for the Bonds (the "Debt Service Reserve Account"). We have included interest income on the Debt Service Reserve Account at a rate, as estimated by the Initial Purchasers, of 5.5 percent per year. The initial deposit to the Debt Service Reserve Account is $12,551,000. The annual Debt Service Reserve Account requirement is assumed to be equal to the next semi-annual debt service payment. Any required additions to the Debt Service Reserve Account are to be made from funds available after the payment of debt service. Interest income and excess funds in the Debt Service Reserve Account are to be transferred to the Revenue Account and will be available to pay debt service.

            The Major Maintenance Reserve Account is to be funded through annual deposits which were based on a schedule projected by the Partnership based on the base case dispatch estimated by C.C. Pace. Deposits to the Major Maintenance Reserve Account will be made after the payment of debt service on the Bonds. We have included interest income on the Major Maintenance Reserve Account at a reinvestment rate, as estimated by the Initial Purchasers, of 5.5 percent per year. Interest income on the Major Maintenance Reserve Account has been assumed to be retained in the Major Maintenance Reserve Account.

Annual Operating Expenses

      Fuel Costs

            We have reviewed the potential for the Facility to experience an increase in net plant heat rate, therefore the potential for an increase in fuel costs, over the term of the Bonds. The adjustment to the net plant heat rate, to reflect average annual operations, part-load conditions, and ambient conditions was assumed to be 4.2 percent above the guaranteed net plant heat rate at 95oF, 60 percent relative humidity. This adjustment reflected the assumed dispatch estimated by C.C. Pace. Fuel prices were based on an assumed gas price of $2.30/MMBtu in 1998, including transportation, and an assumed escalation of 0.5 percent above inflation as provided by C.C. Pace. During the term of the Power Purchase Agreements, fuel will be provided and paid for by Aquila/UtiliCorp and Virginia Power under a tolling arrangement. After the term of the Power Purchase Agreements, the Partnership is assumed to procure and pay for fuel.

      Operation and Maintenance

            The Partnership's estimate of operating and maintenance expenses includes provision for labor, repair and maintenance, including renewals and replacements, utilities, and consumables. The Partnership has estimated that the Operator will receive an annual fee of $500,000 in the first year of operation, escalating at the rate of change in the GDP-IPD thereafter. Pursuant to the Financing Documents and the O&M Agreement, the Operator's fee is subordinated to all debt service and reserve fund obligations.

            We have included deposits to the Major Maintenance Reserve Account as required pursuant to the Financing Documents based on a schedule of deposits projected by the Partnership based on the base case dispatch estimated by C.C. Pace. The cost of overhauls which is to be funded from the Major Maintenance Reserve Fund is based on information provided by the Partnership based on an inflation rate of 2.6 percent. Based upon an assumed rate of inflation of 2.6 percent per year, the deposits to the Major Maintenance Reserve Account as shown in the Projected Operating Results are estimated to be sufficient to fund the projected major maintenance costs in all years.

            Based on our review, we are of the opinion that the basis for the Partnership's estimates of the cost of operating and maintaining the Facility, including provision for major maintenance, is reasonable.

            The Partnership has also estimated general and administrative expenses, property taxes, insurance, site use fee, corps of engineers' fees, lateral pipeline operations and maintenance, electrical transmission operations and maintenance, backup power expenses, trustee and rating agency fees, and other expenses, all of which are assumed to increase at the projected rate of change in inflation of 2.6 percent per year, with the exception of Panola fees, property taxes, corps of engineers' fees, trustee and rating agency fees, and the site use fees, which were based on the estimates provided by the Partnership. The Partnership's local counsel has stated that the first property taxes are expected to be due in year 2002.

Annual Debt Service

            Based on information provided by the Initial Purchasers, we have included debt service payments based on the principal amount of the Bonds of $326,000,000 at a weighted average interest rate of approximately 7.70 percent, as reported by the Initial Purchasers. Semi-annual principal payments are due each January 15 and July 15. Monthly deposits to the Trustee are assumed to be made on the first of each month prior to the due dates. Interest is assumed to be paid from the proceeds of the Bonds through the June 1, 2000 deposit. The Indenture defines Debt Service to include Letter-of-Credit fees. The Initial Purchasers have estimated the Letter-of-Credit fees to be $92,000 per year for the first five years of operation and $64,000 per year thereafter.

Debt Service Coverage

            The debt service coverage ratio has been calculated as the Cash Available for Debt Service divided by the Debt Service (the "Debt Service Coverage Ratio"). The Indenture defines Cash Available for Debt Service to exclude the deposits to the Major Maintenance Reserve Account, although the deposits to the Major Maintenance

Reserve Account are subordinate to the payment of Debt Service. On the basis of our studies and analyses of the Facility and the assumptions set forth in this Report, we are of the opinion that, for the Base Case Projected Operating Results, which assumes the extension of the Virginia Power and the Aquila/UtiliCorp Power Purchase Agreements, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including deposits to the Major Maintenance Reserve Account), fuel expense, and other operating expenses and to provide an annual Debt Service Coverage Ratio of at least 1.42 in each year during the term of the Bonds and a weighted average Debt Service Coverage Ratio of 1.63 over the term of the Bonds. The average coverage has been calculated as the total net operating revenues divided by the total Debt Service over the term of the Bonds. Annual Debt Service Coverage Ratios for the term of the Bonds are presented in Exhibit B-1.

Sensitivity Analyses

            Due to the uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that certain circumstances and events may differ from those assumed and described herein and that such will affect the results of our Base Case Projected Operating Results for the Facility. In order to demonstrate the impact of certain circumstances on the Base Case Projected Operating Results, certain sensitivity analyses have been developed. It should be noted that other examples could have been considered and those presented are not intended to reflect the full extent of possible impacts on the Facility. The sensitivities are not presented in any particular order with regard to the likelihood of any case actually occurring. In addition, no assurance can be given that all relevant sensitivities have been presented, that the level of each sensitivity is the appropriate level for testing purposes, or that only one (rather than a combination of more than one) of such variations or sensitivities could impact the Facility in the future.

            These sensitivity analyses present the Projected Operating Results assuming, respectively, that: and (a) the Facility contract availability is reduced by 5 percentage points from the Base Case; (b) the Facility heat rate is 5 percent higher than that assumed in the Base Case; (c) the Facility non-fuel operating expenses are 10 percent higher than that assumed in the Base Case; (d) the rate of general inflation is 4.0 percent per year, or 1.4 percent above the Base Case assumption, which also increases the natural gas escalation rate to
4.5 percent per year, (e) the rate of general inflation is 6.0 percent per year, or 3.4 percent above the Base Case assumption, which also increases the natural gas escalation rate to 6.5 percent per year; (f) escalation for natural gas fuel expense for the Facility increases to 1.0 percent above inflation while market prices are assumed to remain the same as the Base Case; (g) average market energy prices are equal to the Downside Case prepared by C.C. Pace; (h) average market energy prices are equal to the Downside Case prepared by C.C. Pace and the Power Purchase Agreements are not renewed; and (i) the Power Purchase Agreements are not renewed. The sensitivity analyses are presented as Exhibits B-2 through B-9 to this Report. In preparing these sensitivity analyses, we have assumed that there would be no liquidated damage payments made by the Contractor under the Construction Contract. For the purposes of sensitivity case (a), we have not taken into consideration any potential reduction in major maintenance costs resulting from lower levels of operation. For the purposes of sensitivity cases (a) and (b), C.C. Pace has estimated that it is reasonable to assume that the dispatch and market prices would not change from the Base Case. For the purposes of sensitivity cases (d) and (e), the Initial Purchasers have estimated that the reinvestment rate on the Debt Service Reserve Account and Major Maintenance Reserve Account would be equal to 6.5 and 8.5 percent per year, respectively. In addition, the Partnership has provided additional projections of deposits to the Major Maintenance Reserve Account for sensitivity cases (d) and (e).

            Sensitivity case (h) includes a combination of certain other sensitivity case assumptions. The particular combination is not intended to present a combination of events that would cause the most significant impact to the Facility, nor does it represent the only possible combinations of variables that could simultaneously occur.

Summary Comparison of Projected Operating Results

            A summary of the debt service coverages on the Bonds for the Base Case Projected Operating Results and each sensitivity case is presented in Table 8.

                                     Table 8
                         Projected Debt Service Coverage

         Base Case                                                  Sensitivity Cases
         ---------                                                  -----------------

                       A            D           C            D             E             F            G            H          I
                                                                                                               No Renewal
                                                                                                                of PPAs &
  Year                                      Increased    Increased      Increased      Increased    Reduced      Reduced      No
 Ending              Reduced    Increased   Operating    Inflation      Inflation         Gas       Market       Market       PPA
 Dec 31           Availability  Heat Rate   Expenses       (4%)           (6%)        Escalation    Prices       Prices     Renewal
 ------           ------------  ---------   --------       ----           ----        ----------    ------       ------     -------
  2000     1.45       1.37        1.29        1.38         1.76           1.74           1.45        1.44         1.44        1.45
  2001     1.43       1.36        1.31        1.40         1.41           1.38           1.43        1.42         1.42        1.43
  2002     1.43       1.35        1.30        1.39         1.40           1.37           1.43        1.42         1.42        1.43
  2003     1.43       1.35        1.30        1.39         1.40           1.37           1.43        1.42         1.42        1.43
  2004     1.43       1.35        1.29        1.39         1.40           1.37           1.43        1.42         1.42        1.43
  2005     1.42       1.34        1.29        1.38         1.39           1.36           1.42        1.41         1.41        1.42
  2010     1.43       1.34        1.28        1.39         1.35           1.27           1.43        1.41         1.41        1.43
  2015     1.50       1.39        1.27        1.43         1.41           1.24           1.50        1.47         2.97        3.40
  2020     1.92       1.78        1.57        1.81         1.69           1.32           1.93        1.90         5.70        6.66
Minimum    1.42       1.33        1.24        1.36         1.35           1.24           1.42        1.41         1.41        1.42
Average    1.63       1.52        1.45        1.57         1.67           1.78           1.60        1.57         2.39        2.66

Liquidated Damages Analyses

            We have performed a series of analyses to estimate the impact on the average debt service coverage ratio if the Facility fails to pass certain performance tests and there is a long-term performance deficiency over the term of the Bonds. In these analyses, we have assumed that, if performance liquidated damages are paid to the Partnership by the Contractor the total damages payment will be used to redeem the principal of the Bonds on a pro rata basis. These analyses have been performed to demonstrate the sufficiency of the performance liquidated damages for the Maximum Unit Power Output, Unit Power Output, and Unit Heat Rate to maintain debt service coverage at the level projected in the Base Case Projected Operating Results. Under the terms of the Construction Contract, the Facility must meet Performance Minimums equivalent to a deficiency in Maximum Unit Power Output of 5.75 percent, in Unit Power Output of 3.75 percent, and in Unit Heat Rate of 4.25 percent. These analyses assume that: (1) only one type of performance deficiency would occur at a time; (2) the deficiency would exist in all units; and (3) that the maximum liquidated damages of 30 percent of the Construction Contract Price would be available to pay the damages associated with that deficiency.

            Based on these analyses, we are of the opinion that, if the Contractor pays the Partnership performance liquidated damages due to a failure to achieve the Maximum Unit Power Output, Unit Power Output, or Unit Heat Rate, then the weighted average Debt Service Coverage Ratio over the term of the Bonds is projected to remain at the same level as in the Base Case Projected Operating Results for a deficiency consistent with the Performance Minimums for Maximum Unit Power Output, Unit Power Output, and Unit Heat Rate set forth in the Construction Contract.

                    PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
                     IN THE PROJECTION OF OPERATING RESULTS

            In the preparation of this Report and the opinions that follow, we have made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. While we believe the use of such information and assumptions to be reasonable for the purposes of our Report, we offer no other assurances with respect thereto and some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those projected herein.

This Report summarizes our work up to the date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

            The principal considerations and assumptions made by us in developing the Base Case Projected Operating Results and the principal information provided to us by others include the following:

            1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the Facility and their operations. However, for purposes of this Report, we have assumed that all such contracts, agreements, rules and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

            2. The Construction Contract will be implemented as described to us by the Partnership and the Contractor.

            3. The Contractor has taken into account the information in the Preliminary Site Investigation report and the Subsurface Investigation Data Report; complete the geotechnical analysis, engineering, and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria; and take into account those recommendations during the design and construction of the Facility.

            4. The Contractor and the Operator will construct and operate the Facility as currently proposed in the Construction Contract and the O&M Agreement.

            5. The Contractor will undertake generally accepted project management techniques to closely monitor construction and will react in a timely fashion to lagging performance such that the Facility will be constructed in accordance with the construction schedule developed by the Contractor.

            6. The Operator will maintain the Facility in accordance with generally accepted industry practices, make all required renewals and replacements in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

            7. The Operator will employ qualified and competent personnel who will properly operate and maintain the equipment in accordance with the manufacturers' recommendations and generally accepted engineering practice and will generally operate the Facility in a sound and businesslike manner.

            8. Inspections, overhauls, repairs, and modifications will be planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

            9. The design parameters and delivery dates of the major equipment incorporated in the Facility will conform to performance and design data in the Construction Contract and the construction schedule submitted by the Contractor.

            10. The three units will meet the emission guarantees in the Construction Contract. Any exceedances will be resolved by the Contractor in a manner which does not increase the Total Construction Cost, the construction schedule, Facility availability, or Facility operating and maintenance costs.

            11. All permits and approvals necessary to construct and operate the Facility will be obtained on a timely basis and any changes in required permits and approvals will not require changes in design resulting in either material delays in the scheduled Commercial Operation Date of the Facility or in significant increases in the costs of the Facility.

            12. There will be no increases in the Construction Contract Price and the Other Construction Costs of the Facility that are greater than the funded Project Contingency.

            13. There will be no excess start-ups as defined in the Power Purchase Agreement.

            14. The market clearing price used for projecting the sales revenue received by the Partnership after the termination of the Power Purchase Agreements will be as estimated by C.C. Pace. The capacity factors of the Facility and associated market-based revenues assuming an economic dispatch in a market environment will be as estimated by C.C. Pace.

            15. Upon commercial operation, the Debt Service Reserve Account will earn interest at a rate of 5.5 percent, as estimated by the Initial Purchasers. The Major Maintenance Reserve Fund will earn interest at a rate of 5.5 percent, as estimated by the Initial Purchasers.

            16. The Virginia Power letters of credit will not be drawn upon.

            17. The GDP-IPD and general inflation will escalate at a rate of 2.6 percent per year, and the average 1998 natural gas Price will be $2.30/MMBtu and will escalate at a rate of 0.5 percent per year above inflation, as estimated by C.C. Pace.

            18. The non-fuel operating and maintenance expenses of the Facility, including the cost of overhauls, will be equal to those estimated by the Partnership, and will increase at a rate of 2.6 percent per year, except for property taxes, corps of engineer's fees, trustee and rating agency fees and site use fees, which were based on estimates prepared by the Partnership. Deposits to the Major Maintenance Reserve Fund will be as estimated by the Partnership. The cost of major maintenance will be as estimated by the Partnership as adjusted for the assumed rate of change in general inflation.

            19. The principal amount of the Bonds will be $326,000,000.

            20. The annual interest rate on the Series A and Series B Bonds outstanding upon commencement of commercial operation will be 7.164 and
      8.16 percent, respectively, as reported by the Initial Purchasers. Interest will be funded from the proceeds of the Bonds through the June 1, 2000 deposit to the Trustee.

            21. The amortization schedule of the Bonds will be as estimated by the Initial Purchasers.

            22. If performance liquidated damages are paid to the Partnership by the Contractor, the total damages payment will be paid on the Substantial Completion Date and will be used to repay the Bonds on a pro rata basis.

                                   CONCLUSIONS

            Set forth below are the principal opinions which we have reached regarding our review of the Facility. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Report should be read in its entirety. On the basis of our studies, analyses, and investigations of the Facility and the assumptions set forth in this Report, we are of the opinion that:

            1. The Contractor and the Operator have previously demonstrated the capability to perform their responsibilities under the Construction Contract and the O&M Agreement, respectively.

            2. Sufficient data has been gathered at the Site to perform the geotechnical analysis, engineering, and reduction of data required to provide the geotechnical recommendations and detailed site-work and foundation design criteria needed to properly complete the Facility design. With proper foundation design, and adequate construction controls to minimize the change in moisture content of the Site soils, the Site should be suitable for construction and operation of the Facility.

            3. Based upon our review of the environmental site assessments for the power plant site, the transmission line right-of-way, the wastewater pipeline right-of-way, the water supply pipeline right-of-way, and the natural gas pipeline right-of-way:

                  o     there are no significant risks identified regarding
                        environmental contamination at the Site; and
                  o     there are no Site contamination issues that require
                        substantial investigations or significant allocation of funds.

            4. The proposed method of design, construction, operation, and maintenance of the Facility has been developed in accordance with generally acceptable industry practice and has taken into consideration the current environmental, license and permit requirements that the Facility must meet.

            5. After consideration of:

                  o the emissions and blade cracking issues experienced with the two dual-fuel installations of the 501F-DLN type of combustion turbine being installed at the Facility as described herein, and

                  o the effect that single-fuel firing, higher allowable NOX emission limits, and the other mitigating factors described herein have on these emissions and blade cracking issues,

the combined-cycle technology proposed for the Facility is a sound, proven method of energy generation and recovery.

            6. If designed, constructed, operated, and maintained as currently proposed by the Partnership, the Contractor, and the Operator, the Facility should be capable of passing the Acceptance Tests included in the Construction Contract and satisfying the current environmental, license, and permit requirements which the Facility must meet.

            7. If designed, constructed, operated and maintained as currently proposed and dispatched as projected by C. C. Pace, the Facility should be capable of achieving:

                  o     an average annual output of 806,100 kW; and
                  o     an average annual net plant heat rate of 7,050 Btu/kWh
                        (HHV).

            8. The Facility should be capable of achieving a contract availability under the Power Purchase Agreements with Virginia Power and Aquila/UtiliCorp required to avoid reductions in the reservation payments under those agreements.

            9. Assuming:

                  o the Facility is designed, constructed, operated, and maintained as proposed by the Partnership, the Contractor, and the Operator;
                  o all equipment is operated in accordance with manufacturers' recommendations;
                  o all required repairs, refurbishments and replacements are made on a timely basis; and
                  o natural gas and water used by the Facility are within the expected range with respect to quantity and quality,

      then the Facility will have a useful life extending beyond the term of the Bonds.

            10. Assuming the absence of events such as:

                  o     delivery delays;
                  o     labor difficulties;
                  o     unusually adverse weather conditions;
                  o     force majeure events;
                  o the discovery of hazardous materials or wastes not previously known; or
                  o other abnormal events prejudicial to normal construction or installation,

           and although the construction contracts that the Partnership has entered into for the electrical substation, transmission lines, and water infrastructure do not provide for the facilities to be completed by the dates by which the Contractor needs electrical backfeed and water in order to conduct certain tests, commercial operation of the Facility by June 1, 2000 is achievable and within the previously demonstrated capabilities of the Contractor and the Partnership using generally accepted construction and project management practices.

            11. The scope and duration of the Acceptance Tests included in the Construction Contract are similar to the tests of other projects with which we are familiar and should be adequate to verify the performance guarantees in accordance with the Construction Contract.

            12. The Partnership has received the key environmental permits and approvals required from the various federal, state, and local agencies that are currently necessary to construct the Facility. While not all the required permits and approvals have been issued, including some which cannot be obtained until the Facility is ready to operate, we are not aware of any technical circumstances that would prevent the issuance of the remaining permits.

            13. The estimates which serve as the basis for the Construction Contract Price and the Total Construction Cost were prepared in accordance with generally accepted engineering and estimating practices and methods. The Construction Contract Price and the Total Construction Cost, including the

      Project Contingency, are comparable to the costs and contingency of similar projects at a similar stage of completion and utilizing similar technologies with which we are familiar.

            14. Based upon the interest and reinvestment rates as estimated by the Initial Purchasers and the total uses of funds as estimated by the Partnership, the principal amount of the Bonds, when combined with the $54,000,000 of equity that the Partnership expects will be contributed by its parent and interest income during the construction period, should be sufficient to fund the Total Construction Cost and interest on the Bonds through June 1, 2000.

            15. The basis for the Partnership's estimates of the cost of operating and maintaining the Facility, including provision for major maintenance, is reasonable.

            16. For the Base Case Projected Operating Results, which assumes the extension of the Virginia Power and the Aquila/UtiliCorp Power Purchase Agreements, the projected revenues from the sale of electricity are adequate:

                  o to pay annual operating and maintenance expenses (including deposits to the Major Maintenance Reserve Account), fuel expense, and other operating expenses; and
                  o to provide an annual Debt Service Coverage Ratio of at least 1.42 in each year during the term of the Bonds and a weighted average Debt Service Coverage Ratio of 1.63 over the term of the Bonds.

            17. If the Contractor pays the Partnership performance liquidated damages due to a failure to achieve the Maximum Unit Power Output, Unit Power Output or Unit Heat Rate, then the weighted average Debt Service Coverage Ratio over the term of the Bonds is projected to remain at the same level as in the Base Case Projected Operating Results for a deficiency consistent with the Performance Minimums for Maximum Unit Power Output, Unit Power Output, and Unit Heat Rate set forth in the Construction Contract.


                                                 Respectfully submitted,

                                                 /s/  R. W. BECK, INC.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   Exhibit B-1

                               Batesville Project
                           Projected Operating Results

                                    Base Case

Year Ending December 31,                           2000(1)       2001        2002       2003        2004        2005       2006
------------------------                           -------       ----        ----       ----        ----        ----       ----
PERFORMANCE
  Plant Output (kW)(2)                              806,100     806,100     806,100    806,100     806,100     806,100    806,100
  Availability Factor (%)(3)                         92.00%      92.00%      92.00%     92.00%      92.00%      92.00%     92.00%
  Capacity Factor (4)                                66.71%      63.73%      63.73%     63.29%      62.85%      62.04%     61.23%
  Sales to Virginia Power
    Annual Average Capacity (kW)                    537,400     537,400     537,400    537,400     537,400     537,400    537,400
    Summer Cond. Standard Capacity (kW)(5)          473,000     473,000     473,000    473,000     473,000     473,000    473,000
    Summer Cond. Supplemental Capacity (kW)(5)       69,800      69,800      69,800     69,800      69,800      69,800     69,800
    Contract Availability (%)(6)                     97.20%      97.20%      97.20%     97.20%      97.20%      97.20%     97.20%
    Energy Sales (MWh)                            1,832,000   3,000,000   3,000,000  2,979,300   2,958,700   2,920,700  2,882,700
    Contract Heat Rate (Btu/kWh)(7)                   7,124       7,124       7,124      7,124       7,124       7,124      7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                    268,700     268,700     268,700    268,700     268,700     268,700    268,700
    Standard Capacity (kW)(5)                       236,500     236,500     236,500    236,500     236,500     236,500    236,500
    Supplemental Capacity (kW)(5)                    30,500      30,500      30,500     30,500      30,500      30,500     30,500
    Surplus Supplemental Capacity (kW)(8)             4,400       4,400       4,400      4,400       4,400       4,400      4,400
    Contract Availability (%)(6)                     97.20%      97.20%      97.20%     97.20%      97.20%      97.20%     97.20%
    Energy Sales (MWh)                              916,000   1,500,000   1,500,000  1,489,700   1,479,300   1,460,300  1,441,300
    Contract Heat Rate (Btu/kWh)(9)                   7,061       7,061       7,061      7,061       7,061       7,061      7,061
  Market Energy Sales                                     0           0           0          0           0           0          0
  Heat Rate (Btu/kWh)(10)                             7,052       7,052       7,052      7,052       7,052       7,052      7,052
  Fuel Consumption (BBtu)                            19,379      31,734      31,734     31,515      31,297      30,895     30,493

COMMODITY PRICES
  General Inflation (%)(11)                            2.60        2.60        2.60       2.60        2.60        2.60       2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30      57.30       57.30       63.62      68.14
    Energy Rate ($/MWh)(13)                           $1.18        1.20        1.24       1.27        1.31        1.36       1.39
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33      58.33       58.33       59.51      59.51
    Energy Rate ($/MWh)(15)                           $1.09        1.12        1.15       1.18        1.21        1.24       1.27
  Market Electricity Rates (16)                      $34.55       35.56       36.59      37.95       39.36       40.54      41.75
  Natural Gas Price ($/MMBtu)(17)                    $2.445       2.521       2.599      2.679       2.762       2.848      2.936

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                    $18,143      31,102      31,102     31,102      31,102      34,535     36,988
        Energy                                       $1,832       3,060       3,150      3,218       3,284       3,359      3,402
        Tracking Account Payment                       $322         544         561        575         588         599        609
        Transmission (18)                            $1,322       2,267       2,267      2,267       2,267       2,267        678
    Aquila/UtiliCorp
        Capacity                                     $9,235      15,832      15,832     15,832      15,832      16,152     16,152
        Energy                                         $980       1,647       1,690      1,722       1,754       1,777      1,799
        Tracking Account Payment                        $20          34          35         36          37          37         38
        Transmission (18)                              $661       1,133       1,133      1,133       1,133       1,133        339
    Market                                               $0           0           0          0           0           0          0
  Interest Income (19)                                 $403         917         864        863         861         944        951
                                                    -------      ------      ------     ------      ------      ------     ------
  Total Operating Revenues                          $32,919      56,536      56,634     56,747      56,858      60,803     60,956

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                           $0           0           0          0           0           0          0
  Labor                                                $963       1,693       1,737      1,782       1,829       1,876      1,925
  Deposits to Major Maintenance Reserve (21)         $8,500       4,525       4,525      4,525       4,525       4,525      4,525
  Corps of Engineers                                    $64         111         111        111         111         111        111
  Subcontractor                                        $115         203         208        214         219         225        231
  Lateral Pipeline O&M                                  $10          18          19         19          20          20         21
  Back Up Power                                        $158         279         286        294         302         309        317
  Balance of Plant Parts                               $231         387         396        407         413         421        424
  Equipment and Materials                              $173         293         302        304         311         315        320
  Water Treatment Chemicals                             $98         164         168        171         175         177        179
  SCR Chemicals                                         $77         126         131        134         138         136        138
  Supply/Waste Water Pumping Costs                     $102         171         176        179         182         184        186
  Electrical Transmission O&M                            $6          10          10         11          11          11         12
  Insurance                                            $346         609         625        641         658         675        692
  Administrative & General                             $462         812         833        855         877         900        923
  Property Taxes (22)                                    $0           0       1,900      1,900       1,900       1,900      1,900
  Panola Partnership / Inducement A Payments           $175         306         312        318         325         331        338
  Trustee & Rating Agency Fees                          $54          93          93         93          93          93         93
                                                    -------      ------      ------     ------      ------      ------     ------
  Total Operating Expenses                          $11,534       9,800      11,832     11,958      12,089      12,209     12,335

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                 $21,385      46,736      44,802     44,789      44,769      48,594     48,621

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                            $150,000     150,000     141,750    134,850     127,500     119,700    108,300
    Principal                                            $0       8,250       6,900      7,350       7,800      11,400     12,450
    Interest                                         $6,269      10,598      10,031      9,529       8,994       8,371      7,536
  Series B Bonds
    Balance Outstanding                            $176,000     176,000     176,000    176,000     176,000     176,000    176,000
    Principal                                            $0           0           0          0           0           0          0
    Interest                                         $8,378      14,362      14,362     14,362      14,362      14,362     14,362
  Letter-of-Credit Fees                                 $54          92          92         92          92          75         64
                                                    -------      ------      ------     ------      ------      ------     ------
  Total Debt Service                                $14,700      33,302      31,385     31,333      31,248      34,208     34,411

TRANSFERS FROM DSRA (25)                                 $0         971          22         38           0           0        371

ANNUAL DEBT SERVICE COVERAGE (26)                      1.45        1.43        1.43       1.43        1.43        1.42       1.42
AVERAGE DEBT COVERAGE (27)                             1.63
MINIMUM SENIOR DEBT COVERAGE                           1.42

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account         $4,128        (971)        (22)       (38)      1,521         117       (371)
  Debt Service Reserve Account Balance (28)         $16,679      15,708      15,686     15,648      17,168      17,285     16,914

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)       $8,500       4,525       4,525      4,525       4,525       4,525      4,525
  Major Overhaul Expenses (29)                           $0       5,850           0      2,821      11,768           0      3,047
  Major Maintenance Reserve Balance (30)             $8,500       7,643      12,588     14,984       8,565      13,561     15,785

Year Ending December 31,                             2007        2008
------------------------                             ----        ----
PERFORMANCE
  Plant Output (kW)(2)                              806,100     806,100
  Availability Factor (%)(3)                         92.00%      92.00%
  Capacity Factor (4)                                60.91%      60.58%
  Sales to Virginia Power
    Annual Average Capacity (kW)                    537,400     537,400
    Summer Cond. Standard Capacity (kW)(5)          473,000     473,000
    Summer Cond. Supplemental Capacity (kW)(5)       69,800      69,800
    Contract Availability (%)(6)                     97.20%      97.20%
    Energy Sales (MWh)                            2,867,300   2,852,000
    Contract Heat Rate (Btu/kWh)(7)                   7,124       7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                    268,700     268,700
    Standard Capacity (kW)(5)                       236,500     236,500
    Supplemental Capacity (kW)(5)                    30,500      30,500
    Surplus Supplemental Capacity (kW)(8)             4,400       4,400
    Contract Availability (%)(6)                     97.20%      97.20%
    Energy Sales (MWh)                            1,433,700   1,426,000
    Contract Heat Rate (Btu/kWh)(9)                   7,061       7,061
  Market Energy Sales                                     0           0
  Heat Rate (Btu/kWh)(10)                             7,052       7,052
  Fuel Consumption (BBtu)                            30,331      30,168

COMMODITY PRICES
  General Inflation (%)(11)                            2.60        2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)               68.14       68.14
    Energy Rate ($/MWh)(13)                            1.43        1.47
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)               59.51       59.51
    Energy Rate ($/MWh)(15)                            1.31        1.34
  Market Electricity Rates (16)                       42.82       43.92
  Natural Gas Price ($/MMBtu)(17)                     3.027       3.121

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                     36,988      36,988
        Energy                                        3,469       3,565
        Tracking Account Payment                        625         641
        Transmission (18)                                 0           0
    Aquila/UtiliCorp
        Capacity                                     16,152      16,152
        Energy                                        1,836       1,874
        Tracking Account Payment                         39          40
        Transmission (18)                                 0           0
    Market                                                0           0
  Interest Income (19)                                  930         918
                                                     ------      ------
  Total Operating Revenues                           60,039      60,178

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                            0           0
  Labor                                               1,975       2,026
  Deposits to Major Maintenance Reserve (21)          4,525       4,975
  Corps of Engineers                                    111         111
  Subcontractor                                         237         243
  Lateral Pipeline O&M                                   21          22
  Back Up Power                                         325         333
  Balance of Plant Parts                                434         441
  Equipment and Materials                               327         334
  Water Treatment Chemicals                             183         187
  SCR Chemicals                                         142         145
  Supply/Waste Water Pumping Costs                      189         193
  Electrical Transmission O&M                            12          12
  Insurance                                             710         729
  Administrative & General                              947         972
  Property Taxes (22)                                 1,900       1,900
  Panola Partnership / Inducement A Payments            345         351
  Trustee & Rating Agency Fees                           93          93
                                                     ------      ------
  Total Operating Expenses                           12,476      13,067

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                  47,563      47,111

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                              95,850      83,250
    Principal                                        12,600      13,050
    Interest                                          6,641       5,730
  Series B Bonds
    Balance Outstanding                             176,000     176,000
    Principal                                             0           0
    Interest                                         14,362      14,362
  Letter-of-Credit Fees                                  64          64
                                                     ------      ------
  Total Debt Service                                 33,667      33,206

TRANSFERS FROM DSRA (25)                                226         242

ANNUAL DEBT SERVICE COVERAGE (26)                      1.42        1.43
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account           (226)       (242)
  Debt Service Reserve Account Balance (28)          16,688      16,445

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)        4,525       4,975
  Major Overhaul Expenses (29)                        3,126           0
  Major Maintenance Reserve Balance (30)             18,052      24,020


                                   B-40 & B-41

                                   Exhibit B-1

                               Batesville Project
                           Projected Operating Results

                                    Base Case

Year Ending December 31,                              2009       2010        2011        2012       2013        2014        2015
------------------------                              ----       ----        ----        ----       ----        ----        ----
PERFORMANCE
  Plant Output (kW)(2)                               806,100    806,100     806,100     806,100    806,100     806,100     806,100
  Availability Factor (%)(3)                          92.00%     92.00%      92.00%      92.00%     92.00%      92.00%      92.00%
  Capacity Factor (4)                                 60.08%     59.58%      59.05%      58.53%     57.81%      57.10%      56.02%
  Sales to Virginia Power
    Annual Average Capacity (kW)                     537,400    537,400     537,400     537,400    537,400     537,400     537,400
    Summer Cond. Standard Capacity (kW)(5)           473,000    473,000     473,000     473,000    473,000     473,000     473,000
    Summer Cond. Supplemental Capacity (kW)(5)        69,800     69,800      69,800      69,800     69,800      69,800      69,800
    Contract Availability (%)(6)                      97.20%     97.20%      97.20%      97.20%     97.20%      97.20%      97.20%
    Energy Sales (MWh)                             2,828,300  2,804,700   2,780,000   2,755,300  2,721,700   2,688,000   2,637,300
    Contract Heat Rate (Btu/kWh)(7)                    7,124      7,124       7,124       7,124      7,124       7,124       7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                     268,700    268,700     268,700     268,700    268,700     268,700     268,700
    Standard Capacity (kW)(5)                        236,500    236,500     236,500     236,500    236,500     236,500     236,500
    Supplemental Capacity (kW)(5)                     30,500     30,500      30,500      30,500     30,500      30,500      30,500
    Surplus Supplemental Capacity (kW)(8)              4,400      4,400       4,400       4,400      4,400       4,400       4,400
    Contract Availability (%)(6)                      97.20%     97.20%      97.20%      97.20%     97.20%      97.20%      97.20%
    Energy Sales (MWh)                             1,414,200  1,402,300   1,390,000   1,377,700  1,360,800   1,344,000   1,318,700
    Contract Heat Rate (Btu/kWh)(9)                    7,061      7,061       7,061       7,061      7,061       7,061       7,061
  Market Energy Sales                                      0          0           0           0          0           0           0
  Heat Rate (Btu/kWh)(10)                              7,052      7,052       7,052       7,052      7,052       7,052       7,052
  Fuel Consumption (BBtu)                             29,918     29,668      29,407      29,146     28,790      28,434      27,898

COMMODITY PRICES
  General Inflation (%)(11)                             2.60       2.60        2.60        2.60       2.60        2.60        2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)               $68.14      68.14       68.14       68.14      58.54       51.69       51.69
    Energy Rate ($/MWh)(13)                            $1.52       1.57        1.62        1.66       1.71        1.76        1.82
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)               $59.51      59.51       59.51       59.51      59.51       59.51       59.51
    Energy Rate ($/MWh)(15)                            $1.38       1.41        1.45        1.49       1.53        1.57        1.61
  Market Electricity Rates (16)                       $45.31      46.74       48.69       50.71      52.36       54.07       56.68
  Natural Gas Price ($/MMBtu)(17)                     $3.218      3.318       3.421       3.527      3.636       3.749       3.865

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                     $36,988     36,988      36,988      36,988     31,777      28,055      28,055
        Energy                                        $3,649      3,730       3,809       3,885      3,946       4,005       4,061
        Tracking Account Payment                        $655        670         685         700        712         725         734
        Transmission (18)                                 $0          0           0           0          0           0           0
    Aquila/UtiliCorp
        Capacity                                     $16,152     16,152      16,152      16,152     16,152      16,152      16,152
        Energy                                        $1,906      1,940       1,973       2,006      2,033       2,060       2,074
        Tracking Account Payment                         $41         42          43          44         45          45          46
        Transmission (18)                                 $0          0           0           0          0           0           0
    Market                                                $0          0           0           0          0           0           0
  Interest Income (19)                                  $904        894         900         869        749         651         650
                                                     -------     ------      ------      ------     ------      ------      ------
  Total Operating Revenues                           $60,294     60,416      60,549      60,643     55,414      51,694      51,772

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                            $0          0           0           0          0           0           0
  Labor                                               $2,079      2,133       2,189       2,246      2,304       2,364       2,425
  Deposits to Major Maintenance Reserve (21)          $5,348      5,749       6,180       6,644      7,142       5,000       5,375
  Corps of Engineers                                    $111        111         111         111        111         111         111
  Subcontractor                                         $249        256         262         269        276         283         291
  Lateral Pipeline O&M                                   $22         23          24          24         25          26          26
  Back Up Power                                         $343        351         361         370        379         389         399
  Balance of Plant Parts                                $450        459         463         471        478         484         487
  Equipment and Materials                               $339        345         350         355        359         367         368
  Water Treatment Chemicals                             $190        193         196         200        202         205         207
  SCR Chemicals                                         $148        151         154         157        159         161         162
  Supply/Waste Water Pumping Costs                      $195        202         204         207        208         214         214
  Electrical Transmission O&M                            $12         13          13          13         14          14          15
  Insurance                                             $748        767         787         808        829         850         872
  Administrative & General                              $997      1,023       1,050       1,077      1,105       1,134       1,163
  Property Taxes (22)                                 $1,900      1,900       1,900       4,438      4,386       4,489       4,358
  Panola Partnership / Inducement A Payments            $359        366         373         380        388         396         404
  Trustee & Rating Agency Fees                           $93         93          93          93         93          93          93
                                                     -------     ------      ------      ------     ------      ------      ------
  Total Operating Expenses                           $13,583     14,135      14,710      17,863     18,458      16,580      16,970

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                  $46,711     46,281      45,839      42,780     36,956      35,114      34,802

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                              $70,200     56,700      42,600      27,300     12,000           0           0
    Principal                                        $13,500     14,100      15,300      15,300     12,000           0           0
    Interest                                          $4,787      3,809       2,778       1,682        645           0           0
  Series B Bonds
    Balance Outstanding                             $176,000    176,000     176,000     176,000    176,000     176,000     166,672
    Principal                                             $0          0           0           0          0       9,328      10,032
    Interest                                         $14,362     14,362      14,362      14,362     14,362      14,171      13,396
  Letter-of-Credit Fees                                  $64         64          64          64         64          64          64
                                                     -------     ------      ------      ------     ------      ------      ------
  Total Debt Service                                 $32,713     32,335      32,503      31,407     27,070      23,563      23,492

TRANSFERS FROM DSRA (25)                                $184          0         548       2,198      1,766          29         409

ANNUAL DEBT SERVICE COVERAGE (26)                       1.43       1.43        1.43        1.43       1.43        1.49        1.50
AVERAGE DEBT COVERAGE (27)                              1.63
MINIMUM SENIOR DEBT COVERAGE                            1.42

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account           ($184)        95        (548)     (2,198)    (1,766)        (29)       (409)
  Debt Service Reserve Account Balance (28)          $16,262     16,357      15,809      13,611     11,845      11,816      11,407

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)        $5,348      5,749       6,180       6,644      7,142       5,000       5,375
  Major Overhaul Expenses (29)                       $19,843     10,269           0       6,447     21,249           0       5,091
  Major Maintenance Reserve Balance (30)             $10,846      6,923      13,484      14,423      1,109       6,170       6,793

Year Ending December 31,                               2016        2017
------------------------                               ----        ----
PERFORMANCE
  Plant Output (kW)(2)                                806,100     806,100
  Availability Factor (%)(3)                           92.00%      92.00%
  Capacity Factor (4)                                  54.95%      54.17%
  Sales to Virginia Power
    Annual Average Capacity (kW)                      537,400     537,400
    Summer Cond. Standard Capacity (kW)(5)            473,000     473,000
    Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800
    Contract Availability (%)(6)                       97.20%      97.20%
    Energy Sales (MWh)                              2,586,700   2,550,000
    Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                      268,700     268,700
    Standard Capacity (kW)(5)                         236,500     236,500
    Supplemental Capacity (kW)(5)                      30,500      30,500
    Surplus Supplemental Capacity (kW)(8)               4,400       4,400
    Contract Availability (%)(6)                       97.20%      97.20%
    Energy Sales (MWh)                              1,293,300   1,275,000
    Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061
  Market Energy Sales                                       0           0
  Heat Rate (Btu/kWh)(10)                               7,052       7,052
  Fuel Consumption (BBtu)                              27,362      26,974

COMMODITY PRICES
  General Inflation (%)(11)                              2.60        2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)                 51.69       51.69
    Energy Rate ($/MWh)(13)                              1.88        1.93
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)                 59.51       59.51
    Energy Rate ($/MWh)(15)                              1.65        1.69
  Market Electricity Rates (16)                         59.38       61.45
  Natural Gas Price ($/MMBtu)(17)                       3.985       4.108

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                       28,055      28,055
        Energy                                          4,113       4,157
        Tracking Account Payment                          742         754
        Transmission (18)                                   0           0
    Aquila/UtiliCorp
        Capacity                                       16,152      16,152
        Energy                                          2,087       2,111
        Tracking Account Payment                           46          47
        Transmission (18)                                   0           0
    Market                                                  0           0
  Interest Income (19)                                    627         619
                                                       ------      ------
  Total Operating Revenues                             51,822      51,895

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                              0           0
  Labor                                                 2,488       2,553
  Deposits to Major Maintenance Reserve (21)            5,778       6,211
  Corps of Engineers                                      111         111
  Subcontractor                                           298         306
  Lateral Pipeline O&M                                     27          28
  Back Up Power                                           409         421
  Balance of Plant Parts                                  493         497
  Equipment and Materials                                 369         375
  Water Treatment Chemicals                               208         210
  SCR Chemicals                                           163         164
  Supply/Waste Water Pumping Costs                        217         218
  Electrical Transmission O&M                              15          15
  Insurance                                               895         918
  Administrative & General                              1,193       1,224
  Property Taxes (22)                                   4,239       4,180
  Panola Partnership / Inducement A Payments              412         420
  Trustee & Rating Agency Fees                             93          93
                                                       ------      ------
  Total Operating Expenses                             17,408      17,944

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                    34,414      33,951

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                                     0           0
    Principal                                               0           0
    Interest                                                0           0
  Series B Bonds
    Balance Outstanding                               156,640     146,608
    Principal                                          10,032      10,560
    Interest                                           12,577      11,748
  Letter-of-Credit Fees                                    64          64
                                                       ------      ------
  Total Debt Service                                   22,673      22,372

TRANSFERS FROM DSRA (25)                                  145         607

ANNUAL DEBT SERVICE COVERAGE (26)                        1.52        1.54
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account             (145)       (607)
  Debt Service Reserve Account Balance (28)            11,262      10,655

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)          5,778       6,211
  Major Overhaul Expenses (29)                              0       4,040
  Major Maintenance Reserve Balance (30)               12,945      15,828


                                   B-42 & B-43

                                   Exhibit B-1

                               Batesville Project
                           Projected Operating Results

                                    Base Case

Year Ending December 31,                           2018        2019       2020        2021        2022       2023        2024
------------------------                           ----        ----       ----        ----        ----       ----        ----
PERFORMANCE
  Plant Output (kW)(2)                            806,100     806,100    806,100     806,100     806,100    806,100     806,100
  Availability Factor (%)(3)                       92.00%      92.00%     92.00%      92.00%      92.00%     92.00%      92.00%
  Capacity Factor (4)                              53.39%      53.11%     52.82%      52.04%      50.26%     49.41%      48.50%
  Sales to Virginia Power
    Annual Average Capacity (kW)                  537,400     537,400    537,400     537,400     537,400    537,400     537,400
    Summer Cond. Standard Capacity (kW)(5)        473,000     473,000    473,000     473,000     473,000    473,000     473,000
    Summer Cond. Supplemental Capacity (kW)(5)     69,800      69,800     69,800      69,800      69,800     69,800      69,800
    Contract Availability (%)(6)                   97.20%      97.20%     97.20%      97.20%      97.20%     97.20%      97.20%
    Energy Sales (MWh)                          2,513,300   2,500,000  2,486,700   2,450,000   2,366,000  2,326,000   2,283,300
    Contract Heat Rate (Btu/kWh)(7)                 7,124       7,124      7,124       7,124       7,124      7,124       7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                  268,700     268,700    268,700     268,700     268,700    268,700     268,700
    Standard Capacity (kW)(5)                     236,500     236,500    236,500     236,500     236,500    236,500     236,500
    Supplemental Capacity (kW)(5)                  30,500      30,500     30,500      30,500      30,500     30,500      30,500
    Surplus Supplemental Capacity (kW)(8)           4,400       4,400      4,400       4,400       4,400      4,400       4,400
    Contract Availability (%)(6)                   97.20%      97.20%     97.20%      97.20%      97.20%     97.20%      97.20%
    Energy Sales (MWh)                          1,256,700   1,250,000  1,243,300           0           0          0           0
    Contract Heat Rate (Btu/kWh)(9)                 7,061       7,061      7,061       7,061       7,061      7,061       7,061
  Market Energy Sales                                   0           0          0   1,225,000   1,183,000  1,163,000   1,141,700
  Heat Rate (Btu/kWh)(10)                           7,052       7,052      7,052       7,052       7,052      7,052       7,052
  Fuel Consumption (BBtu)                          26,586      26,445     26,304      25,916      25,028     24,604      24,153

COMMODITY PRICES
  General Inflation (%)(11)                          2.60        2.60       2.60        2.60        2.60       2.60        2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)            $51.69       51.69      51.69       51.69       51.69      51.69       51.69
    Energy Rate ($/MWh)(13)                         $1.98        2.04       2.10        2.17        2.23       2.31        2.38
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)            $59.51       59.51      59.51        0.00        0.00       0.00        0.00
    Energy Rate ($/MWh)(15)                         $1.74        1.78       1.83        0.00        0.00       0.00        0.00
  Market Electricity Rates (16)                    $63.59       65.17      66.79       70.04       71.91      73.50       76.13
  Natural Gas Price ($/MMBtu)(17)                  $4.236       4.367      4.502       4.642       4.786      4.934       5.087

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                  $28,055      28,055     28,055      28,055      28,055     28,055      28,055
        Energy                                     $4,222       4,325      4,426       4,508       4,472      4,536       4,589
        Tracking Account Payment                     $766         786        806         819         815        826         836
        Transmission (18)                              $0           0          0           0           0          0           0
    Aquila/UtiliCorp
        Capacity                                  $16,152      16,152     16,152           0           0          0           0
        Energy                                     $2,134       2,178      2,223           0           0          0           0
        Tracking Account Payment                      $48          49         50           0           0          0           0
        Transmission (18)                              $0           0          0           0           0          0           0
    Market                                             $0           0          0      85,799      85,070     85,481      86,918
  Interest Income (19)                               $586         616        463         746         715        677         780
                                                  -------      ------     ------     -------     -------    -------     -------
  Total Operating Revenues                        $51,963      52,161     52,176     119,927     119,127    119,575     121,179

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                         $0           0          0      40,098      39,924     40,465      40,956
  Labor                                            $2,619       2,688      2,757       2,829       2,903      2,978       3,056
  Deposits to Major Maintenance Reserve (21)       $6,677       7,178      7,717       8,295       8,917      9,586         525
  Corps of Engineers                                 $111         111        111         111         111        111         111
  Subcontractor                                      $314         322        331         339         348        357         366
  Lateral Pipeline O&M                                $28          29         30          31          31         32          33
  Back Up Power                                      $432         442        454         465         478        490         503
  Balance of Plant Parts                             $501         514        522         529         525        530         534
  Equipment and Materials                            $377         386        395         397         394        398         401
  Water Treatment Chemicals                          $213         217        221         224         222        224         225
  SCR Chemicals                                      $166         169        172         173         174        174         175
  Supply/Waste Water Pumping Costs                   $222         225        231         232         231        234         233
  Electrical Transmission O&M                         $16          16         17          17          17         18          18
  Insurance                                          $942         967        992       1,018       1,044      1,071       1,099
  Administrative & General                         $1,256       1,289      1,322       1,357       1,392      1,428       1,465
  Property Taxes (22)                              $4,065       3,965      4,124       4,244       4,331      4,161       3,921
  Panola Partnership / Inducement A Payments         $428         437        446         455         464        473         483
  Trustee & Rating Agency Fees                        $93          93         93          93          93         93          93
                                                  -------      ------     ------     -------     -------    -------     -------
  Total Operating Expenses                        $18,460      19,048     19,935      60,907      61,599     62,823      54,197

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)               $33,503      33,113     32,241      59,020      57,528     56,752      66,982

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                                $0           0          0           0           0          0           0
    Principal                                          $0           0          0           0           0          0           0
    Interest                                           $0           0          0           0           0          0           0
  Series B Bonds
    Balance Outstanding                          $136,048     125,840    113,696     106,128      87,648     68,816      49,808
    Principal                                     $10,208      12,144      7,568      18,480      18,832     19,008      24,288
    Interest                                      $10,893      10,021      9,123       8,283       6,768      5,228       3,569
  Letter-of-Credit Fees                               $64          64         64          64          64         64          64
                                                  -------      ------     ------     -------     -------    -------     -------
  Total Debt Service                              $21,165      22,229     16,755      26,827      25,664     24,300      27,921

TRANSFERS FROM DSRA (25)                               $0       2,783          0         578         680          0           0

ANNUAL DEBT SERVICE COVERAGE (26)                    1.58        1.61       1.92        2.22        2.27       2.34        2.40
AVERAGE DEBT COVERAGE (27)                           1.63
MINIMUM SENIOR DEBT COVERAGE                         1.42

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account         $552      (2,783)     5,147        (578)       (680)     1,864      12,385
  Debt Service Reserve Account Balance (28)       $11,206       8,423     13,570      12,992      12,312     14,176      26,561

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)     $6,677       7,178      7,717       8,295       8,917      9,586         525
  Major Overhaul Expenses (29)                    $21,486           0     10,061           0      14,894          0      17,861
  Major Maintenance Reserve Balance (30)           $1,890       9,172      7,332      16,030      10,935     21,122       4,948

Year Ending December 31,                           2025(1)
------------------------                           -------
PERFORMANCE
  Plant Output (kW)(2)                            806,100
  Availability Factor (%)(3)                       92.00%
  Capacity Factor (4)                              47.19%
  Sales to Virginia Power
    Annual Average Capacity (kW)                  537,400
    Summer Cond. Standard Capacity (kW)(5)        473,000
    Summer Cond. Supplemental Capacity (kW)(5)     69,800
    Contract Availability (%)(6)                   97.20%
    Energy Sales (MWh)                            925,600
    Contract Heat Rate (Btu/kWh)(7)                 7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                  268,700
    Standard Capacity (kW)(5)                     236,500
    Supplemental Capacity (kW)(5)                  30,500
    Surplus Supplemental Capacity (kW)(8)           4,400
    Contract Availability (%)(6)                   97.20%
    Energy Sales (MWh)                                  0
    Contract Heat Rate (Btu/kWh)(9)                 7,061
  Market Energy Sales                             740,400
  Heat Rate (Btu/kWh)(10)                           7,052
  Fuel Consumption (BBtu)                          11,749

COMMODITY PRICES
  General Inflation (%)(11)                          2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)             43.07
    Energy Rate ($/MWh)(13)                          2.45
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)              0.00
    Energy Rate ($/MWh)(15)                          0.00
  Market Electricity Rates (16)                     78.65
  Natural Gas Price ($/MMBtu)(17)                   5.245

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                   11,688
        Energy                                      1,916
        Tracking Account Payment                      350
        Transmission (18)                               0
    Aquila/UtiliCorp
        Capacity                                        0
        Energy                                          0
        Tracking Account Payment                        0
        Transmission (18)                               0
    Market                                         58,232
  Interest Income (19)                                730
                                                   ------
  Total Operating Revenues                         72,916

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                     27,384
  Labor                                             1,567
  Deposits to Major Maintenance Reserve (21)          282
  Corps of Engineers                                   55
  Subcontractor                                       188
  Lateral Pipeline O&M                                 17
  Back Up Power                                       359
  Balance of Plant Parts                              267
  Equipment and Materials                             200
  Water Treatment Chemicals                           112
  SCR Chemicals                                        88
  Supply/Waste Water Pumping Costs                    117
  Electrical Transmission O&M                           9
  Insurance                                           564
  Administrative & General                            752
  Property Taxes (22)                               1,795
  Panola Partnership / Inducement A Payments          246
  Trustee & Rating Agency Fees                         46
                                                   ------
  Total Operating Expenses                         34,048

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                38,868

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                                 0
    Principal                                           0
    Interest                                            0
  Series B Bonds
    Balance Outstanding                            25,520
    Principal                                      25,520
    Interest                                        1,041
  Letter-of-Credit Fees                                32
                                                   ------
  Total Debt Service                               26,593

TRANSFERS FROM DSRA (25)                           26,561

ANNUAL DEBT SERVICE COVERAGE (26)                    2.46
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account      (26,561)
  Debt Service Reserve Account Balance (28)             0

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)        282
  Major Overhaul Expenses (29)                          0
  Major Maintenance Reserve Balance (30)            5,366


                                   B-44 & B-45

                            Footnotes to Exhibit B-1

1. Represents six months of operation for 1999 based on a Commercial Operation Date of June 1, 2000, and six months of operation for 2025 based on the months during which deposits to the Trustee will be required for the final amortization of the Bonds on July 15, 2025.

2.    Plant output for purposes of determining the energy output based on three
      (3) units with a total net capacity of 268,700 kW per unit, based on guaranteed gross capacity adjusted for allowed measurement margin, auxiliary loads, degradation and adjustments, and normal operating conditions.

3. Annual average availability estimate includes allowances for scheduled maintenance, major overhauls and forced outages.

4. The capacity factor is based on the typical dispatch projected by C.C. Pace adjusted to reflect R. W. Beck availability assumptions.

5. Pursuant to the Aquila/UtiliCorp and Virginia Power Purchase Agreements, capacity ratings are based on test conditions and do not include adjustments for normal operating conditions. Under the Aquila/UtiliCorp Power Purchase Agreement, Supplemental Capacity is limited to the additional capacity up to a total capacity of 267,000 kW.

6. Based on availability including unscheduled forced outage hours, but excluding scheduled maintenance.

7. Estimated based on the terms of the Virginia Power Purchase Agreement and the dispatch projected by C.C. Pace.

8. Pursuant to the Aquila/UtiliCorp Power Purchase Agreement, Surplus Supplemental Capacity is the amount by which the sum of standard and supplemental capacity exceed 267,000 kW adjusted to ambient conditions of 95oF and 60 percent relative humidity.

9. Estimated based on the terms of the Aquila/UtiliCorp Power Purchase Agreement and the dispatch projected by C.C. Pace.

10. Net heat rate based on gross guaranteed heat rate adjusted for allowed test margin, auxiliary energy requirements, degradation and adjustments, and seasonality and part-load operating conditions. The adjustment for seasonality and part-load operating conditions was based on projected dispatch provided by C.C. Pace.

11. General inflation and the GDP-IPD assumed to increase at a rate of 2.6 percent per year.

12. The capacity rates pursuant to the Virginia Power Purchase Agreement are equal to the sum of the Summer Condition Standard Capacity charge and the Summer Condition Supplemental Capacity charge times the Availability Adjustment Factor. The Summer Condition Standard Capacity charge is equal to $5.00 per kW-month for the first 60 months following commercial operation, and $6.00 next 8 years and $4.50/kW-month for the remainder of the term, if extended. The Summer Condition Supplemental Capacity charge is equal to $3.25 per kW-month for the first five years, $3.50 per kW-month for the next eight years, and $3.00 per kW-month for the remainder of the term, if extended. The Availability Adjustment Factor is equal to 1.0 unless the contract availability is less than 97.2 percent.

13. The energy rate pursuant to the Virginia Power Purchase Agreement is equal to the sum of the energy payment, fuel expense, and the Tracking Account payment divided by energy sales to Virginia Power. The energy payment is equal to a rate of $1.0 per MWh escalated at the GDP-IPD index from June 1, 2000. The fuel expense is assumed to be the actual fuel expense based on an assumed average annual net heat rate of 7,050 Btu/kWh. The Tracking Account payment reflects the difference in fuel cost between actual fuel expense and the fuel expense based on the guaranteed heat rate.

14. The capacity rates pursuant to the Aquila/UtiliCorp Purchase Power Agreement are equal to the sum of the reservation charge and the Surplus Supplemental Capacity charge times the Availability Adjustment Factor. The reservation charge, which is applicable to the first 267,000 kW of capacity is equal to $4.90 per kW-month for the first 60 months following commercial operation, $5.00 per kW-month for the reminder of the initial term of 15 years, 7 months and the extended term of five years. The Surplus Supplemental Capacity charge, which is applicable to capacity above 267,000 kW, is equal to $2.50 per kW-month for the 15-year, 7-month and the extended term of five years. The availability adjustment factor is equal to 1.0 unless the contract availability is less than 97 percent.

15. The energy rate pursuant to the Aquila/UtiliCorp Power Purchase Agreement is presented as the sum of the energy expense, fuel expense, and the Tracking Account payment divided by energy sales to Aquila/UtiliCorp. The energy payment is equal to the product of energy sales and a rate of $1.0 per MWh escalated at the GDP-IPD index from January 1, 1997. The fuel expense is assumed to be the actual fuel expense based on an assumed average annual net heat rate of 7,050 Btu/kWh. The Tracking Account payment reflects the difference in fuel cost between actual fuel expense and the fuel expense based on the guaranteed heat rate.

16. Market electricity rates as estimated by C.C. Pace adjusted to reflect the assumed general escalation rate of 2.6 percent per year.

17. Natural gas prices have been estimated by C.C. Pace and are based on the price of gas delivered to Mississippi of $2.30/MMBtu in 1998 dollars, escalated at 0.5 percent above general inflation.

                            Footnotes to Exhibit B-1
                                   (Continued)

18. Transmission revenues are based on the Partnership receiving a credit against transmission service charges in an amount equal to system upgrades made by Partnership pursuant to the Interconnection and Operating Agreements between the Partnership and Entergy and TVA, respectively. These agreements state that Entergy and TVA shall credit against the Partnership's use an amount equal to the equivalent point-to-point transmission service rate for such services until such time as the cost of the system upgrades has been fully offset. The Power Purchase Agreements state that to the extent the purchaser's receive such credit under transmission service agreements with Entergy and TVA, the purchaser will pay the Partnership an amount equal to such credit. Based on C. C. Pace, the total amount of the credit is assumed to be approximately $3,400,000 per year. The total amount will not exceed the reimbursable cost of transmission system upgrades which have been estimated by the Partnership to be $20,000,000.

19. Based on a reinvestment rate on the Debt Service Reserve Account of 5.5 percent, as estimated by the Initial Purchasers. The Debt Service Reserve Account requirements are equal to the next semiannual debt service payment.

20. Non-fuel operating expenses estimated by the Partnership and escalated at the change in inflation, with the exception of property taxes, the Panola Partnership/Inducement fee, and the Corps of Engineer's fee. Also as estimated by the Partnership, Panola Partnership inducement fee was assumed to increase at 2.0 percent per year, and the Corps of Engineers' fee for the use of Lake Enid was assumed to remain flat.

21. Payments into Major Maintenance Reserve Account are based on a projected schedule of deposits provided by the Partnership.

22. The Partnership's local counsel has determined that the first property tax payment will be due in 2002.

23. Pursuant to the Indenture, Cash Available for Debt Service includes the deposits into the Major Maintenance Reserve Account, although these deposits will be made after the payment of Debt Service.

24. Based on a principal amount of the Series A Bonds of $150,000,000 at an interest rate, as reported by the Initial Purchasers, of 7.164 percent and a principal amount of the Series B Bonds of $176,000,000 at an interest rate, as reported by the Initial Purchasers, of 8.16 percent. Monthly deposits to the Trustee are assumed to be made on the first of each month prior to the due dates. Interest is to be funded from the proceeds of the Bonds through the June 1, 2000 deposit. Pursuant to the Indenture, letter-of-credit fees are included in the definition of Debt Service.

25. Represents any required transfers from the Debt Service Reserve Account to meet debt service requirements. Amounts in excess of the Debt Service Reserve Account requirement are to be transferred to the Revenue Account.

26.   As defined in the Indenture.

27. Weighted average debt service coverage calculated as total net revenues over the term of the Bonds divided by total Debt Service over the same period.

28. Based on an initial Debt Service Reserve Account deposit of $12,551,000, which is to be funded from the proceeds of the Bonds. The Debt Service Reserve Account requirement is equal to the next semi-annual debt service payment.

29. Major turbine overhaul expenses as estimated by the Partnership, adjusted to reflect a general inflation rate of 2.6 percent per year.

30. Balance includes interest income based on a reinvestment rate of 5.5 percent per year, as estimated by the Initial Purchasers.

                                   Exhibit B-2

                               Batesville Project
                           Projected Operating Results

                      Sensitivity A - Reduced Availability

Year Ending December 31,                            2000(1)         2001           2002          2003           2004          2005
------------------------                            -------         ----           ----          ----           ----          ----

PERFORMANCE
  Plant Output (kW)(2)                               806,100       806,100        806,100       806,100        806,100       806,100
  Availability Factor (%)(3)                          87.00%        87.00%         87.00%        87.00%         87.00%        87.00%
  Capacity Factor (4)                                 63.61%        60.84%         60.84%        60.04%         59.24%        58.89%
  Sales to Virginia Power
    Annual Average Capacity (kW)                     537,400       537,400        537,400       537,400        537,400       537,400
    Summer Cond. Standard Capacity (kW)(5)           473,000       473,000        473,000       473,000        473,000       473,000
    Summer Cond. Supplemental Capacity (kW)(5)        69,800        69,800         69,800        69,800         69,800        69,800
    Contract Availability (%)(6)                      92.20%        92.20%         92.20%        92.20%         92.20%        92.20%
    Energy Sales (MWh)                             1,746,700     2,864,000      2,864,000     2,826,300      2,788,700     2,772,300
    Contract Heat Rate (Btu/kWh)(7)                    7,124         7,124          7,124         7,124          7,124         7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                     268,700       268,700        268,700       268,700        268,700       268,700
    Standard Capacity (kW)(5)                        236,500       236,500        236,500       236,500        236,500       236,500
    Supplemental Capacity (kW)(5)                     30,500        30,500         30,500        30,500         30,500        30,500
    Surplus Supplemental Capacity (kW)(8)              4,400         4,400          4,400         4,400          4,400         4,400
    Contract Availability (%)(6)                      92.20%        92.20%         92.20%        92.20%         92.20%        92.20%
    Energy Sales (MWh)                               873,300     1,432,000      1,432,000     1,413,200      1,394,300     1,386,200
    Contract Heat Rate (Btu/kWh)(9)                    7,061         7,061          7,061         7,061          7,061         7,061
  Market Energy Sales                                      0             0              0             0              0             0
  Heat Rate (Btu/kWh)(10)                              7,052         7,052          7,052         7,052          7,052         7,052
  Fuel Consumption (BBtu)                             18,476        30,295         30,295        29,897         29,499        29,326

COMMODITY PRICES
  General Inflation (%)(11)                             2.60          2.60           2.60          2.60           2.60          2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)               $55.15         54.69          54.35         54.35          54.35         60.35
    Energy Rate ($/MWh)(13)                            $1.18          1.20           1.24          1.27           1.31          1.36
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)               $55.45         55.45          55.45         55.45          55.45         56.57
    Energy Rate ($/MWh)(15)                            $1.09          1.12           1.15          1.18           1.21          1.24
  Market Electricity Rates (16)                       $34.91         35.77          36.65         38.17          39.75         40.89
  Natural Gas Price ($/MMBtu)(17)                     $2.445         2.521          2.599         2.679          2.762         2.848

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                     $17,463        29,684         29,502        29,502         29,502        32,759
        Energy                                        $1,747         2,921          3,007         3,052          3,095         3,188
        Tracking Account Payment                        $307           520            536           545            555           568
        Transmission (18)                             $1,322         2,267          2,267         2,267          2,267         2,267
    Aquila/UtiliCorp
        Capacity                                      $8,778        15,049         15,049        15,049         15,049        15,353
        Energy                                          $934         1,572          1,613         1,633          1,653         1,686
        Tracking Account Payment                         $19            32             33            34             35            36
        Transmission (18)                               $661         1,133          1,133         1,133          1,133         1,133
    Market                                                $0             0              0             0              0             0
  Interest Income (19)                                  $403           917            864           863            861           944
                                                   ---------     ---------      ---------     ---------      ---------     ---------
  Total Operating Revenues                           $31,635        54,095         54,005        54,079         54,150        57,934

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                            $0             0              0             0              0             0
  Labor                                                 $963         1,693          1,737         1,782          1,829         1,876
  Deposits to Major Maintenance Reserve (21)          $8,500         4,525          4,525         4,525          4,525         4,525
  Corps of Engineers                                     $64           111            111           111            111           111
  Subcontractor                                         $115           203            208           214            219           225
  Lateral Pipeline O&M                                   $10            18             19            19             20            20
  Back Up Power                                         $158           279            286           294            302           309
  Balance of Plant Parts                                $220           369            378           386            389           399
  Equipment and Materials                               $165           279            288           288            293           299
  Water Treatment Chemicals                              $93           157            161           163            165           168
  SCR Chemicals                                          $73           120            125           127            130           129
  Supply/Waste Water Pumping Costs                       $97           163            168           170            172           175
  Electrical Transmission O&M                             $6            10             10            11             11            11
  Insurance                                             $346           609            625           641            658           675
  Administrative & General                              $462           812            833           855            877           900
  Property Taxes (22)                                     $0             0          1,900         1,900          1,900         1,900
  Panola Partnership / Inducement A Payments            $175           306            312           318            325           331
  Trustee & Rating Agency Fees                           $54            93             93            93             93            93
                                                   ---------     ---------      ---------     ---------      ---------     ---------
  Total Operating Expenses                           $11,501         9,747         11,779        11,897         12,019        12,146

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                  $20,134        44,348         42,226        42,182         42,131        45,788

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                             $150,000       150,000        141,750       134,850        127,500       119,700
    Principal                                             $0         8,250          6,900         7,350          7,800        11,400
    Interest                                          $6,269        10,598         10,031         9,529          8,994         8,371
  Series B Bonds
    Balance Outstanding                             $176,000       176,000        176,000       176,000        176,000       176,000
    Principal                                             $0             0              0             0              0             0
    Interest                                          $8,378        14,362         14,362        14,362         14,362        14,362
  Letter-of-Credit Fees                                  $54            92             92            92             92            75
                                                   ---------     ---------      ---------     ---------      ---------     ---------
  Total Debt Service                                 $14,700        33,302         31,385        31,333         31,248        34,208

TRANSFERS FROM DSRA (25)                                  $0           971             22            38              0             0

ANNUAL DEBT SERVICE COVERAGE (26)                       1.37          1.36           1.35          1.35           1.35          1.34
AVERAGE DEBT COVERAGE (27)                              1.52
MINIMUM SENIOR DEBT COVERAGE                            1.33

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account          $4,128          (971)           (22)          (38)         1,521           117
  Debt Service Reserve Account Balance (28)          $16,679        15,708         15,686        15,648         17,168        17,285

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)        $8,500         4,525          4,525         4,525          4,525         4,525
  Major Overhaul Expenses (29)                            $0         5,850              0         2,821         11,768             0
  Major Maintenance Reserve Balance (30)              $8,500         7,643         12,588        14,984          8,565        13,561

Year Ending December 31,                             2006          2007          2008
------------------------                             ----          ----          ----

PERFORMANCE
  Plant Output (kW)(2)                               806,100       806,100       806,100
  Availability Factor (%)(3)                          87.00%        87.00%        87.00%
  Capacity Factor (4)                                 58.54%        57.89%        57.24%
  Sales to Virginia Power
    Annual Average Capacity (kW)                     537,400       537,400       537,400
    Summer Cond. Standard Capacity (kW)(5)           473,000       473,000       473,000
    Summer Cond. Supplemental Capacity (kW)(5)        69,800        69,800        69,800
    Contract Availability (%)(6)                      92.20%        92.20%        92.20%
    Energy Sales (MWh)                             2,756,000     2,725,300     2,694,700
    Contract Heat Rate (Btu/kWh)(7)                    7,124         7,124         7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                     268,700       268,700       268,700
    Standard Capacity (kW)(5)                        236,500       236,500       236,500
    Supplemental Capacity (kW)(5)                     30,500        30,500        30,500
    Surplus Supplemental Capacity (kW)(8)              4,400         4,400         4,400
    Contract Availability (%)(6)                      92.20%        92.20%        92.20%
    Energy Sales (MWh)                             1,378,000     1,362,700     1,347,300
    Contract Heat Rate (Btu/kWh)(9)                    7,061         7,061         7,061
  Market Energy Sales                                      0             0             0
  Heat Rate (Btu/kWh)(10)                              7,052         7,052         7,052
  Fuel Consumption (BBtu)                             29,153        28,829        28,504

COMMODITY PRICES
  General Inflation (%)(11)                             2.60          2.60          2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)                64.64         64.64         64.64
    Energy Rate ($/MWh)(13)                             1.39          1.43          1.47
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)                56.57         56.57         56.57
    Energy Rate ($/MWh)(15)                             1.27          1.31          1.34
  Market Electricity Rates (16)                        42.06         42.89         43.73
  Natural Gas Price ($/MMBtu)(17)                      2.936         3.027         3.121

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                      35,085        35,085        35,085
        Energy                                         3,252         3,298         3,368
        Tracking Account Payment                         583           594           606
        Transmission (18)                                678             0             0
    Aquila/UtiliCorp
        Capacity                                      15,353        15,353        15,353
        Energy                                         1,720         1,745         1,770
        Tracking Account Payment                          36            37            38
        Transmission (18)                                339             0             0
    Market                                                 0             0             0
  Interest Income (19)                                   951           930           918
                                                   ---------     ---------     ---------
  Total Operating Revenues                            57,997        57,042        57,138

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                             0             0             0
  Labor                                                1,925         1,975         2,026
  Deposits to Major Maintenance Reserve (21)           4,525         4,525         4,975
  Corps of Engineers                                     111           111           111
  Subcontractor                                          231           237           243
  Lateral Pipeline O&M                                    21            21            22
  Back Up Power                                          317           325           333
  Balance of Plant Parts                                 405           413           416
  Equipment and Materials                                306           311           315
  Water Treatment Chemicals                              171           174           176
  SCR Chemicals                                          132           135           137
  Supply/Waste Water Pumping Costs                       178           180           182
  Electrical Transmission O&M                             12            12            12
  Insurance                                              692           710           729
  Administrative & General                               923           947           972
  Property Taxes (22)                                  1,900         1,900         1,900
  Panola Partnership / Inducement A Payments             338           345           351
  Trustee & Rating Agency Fees                            93            93            93
                                                   ---------     ---------     ---------
  Total Operating Expenses                            12,280        12,414        12,993

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                   45,717        44,628        44,145

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                              108,300        95,850        83,250
    Principal                                         12,450        12,600        13,050
    Interest                                           7,536         6,641         5,730
  Series B Bonds
    Balance Outstanding                              176,000       176,000       176,000
    Principal                                              0             0             0
    Interest                                          14,362        14,362        14,362
  Letter-of-Credit Fees                                   64            64            64
                                                   ---------     ---------     ---------
  Total Debt Service                                  34,411        33,667        33,206

TRANSFERS FROM DSRA (25)                                 371           226           242

ANNUAL DEBT SERVICE COVERAGE (26)                       1.34          1.33          1.34
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account            (371)         (226)         (242)
  Debt Service Reserve Account Balance (28)           16,914        16,688        16,445

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)         4,525         4,525         4,975
  Major Overhaul Expenses (29)                         3,047             0         3,207
  Major Maintenance Reserve Balance (30)              15,785        21,178        24,111


                                   B-48 & B-49

                                   Exhibit B-2

                               Batesville Project
                           Projected Operating Results

                      Sensitivity A - Reduced Availability

Year Ending December 31,                             2009          2010          2011        2012          2013           2014
------------------------                             ----          ----          ----        ----          ----           ----

PERFORMANCE
  Plant Output (kW)(2)                                806,100     806,100       806,100     806,100       806,100        806,100
  Availability Factor (%)(3)                           87.00%      87.00%        87.00%      87.00%        87.00%         87.00%
  Capacity Factor (4)                                  57.16%      57.07%        56.31%      55.56%        55.03%         54.51%
  Sales to Virginia Power
    Annual Average Capacity (kW)                      537,400     537,400       537,400     537,400       537,400        537,400
    Summer Cond. Standard Capacity (kW)(5)            473,000     473,000       473,000     473,000       473,000        473,000
    Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800        69,800      69,800        69,800         69,800
    Contract Availability (%)(6)                       92.20%      92.20%        92.20%      92.20%        92.20%         92.20%
    Energy Sales (MWh)                              2,690,700   2,686,700     2,651,000   2,615,300     2,590,700      2,566,000
    Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124         7,124       7,124         7,124          7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                      268,700     268,700       268,700     268,700       268,700        268,700
    Standard Capacity (kW)(5)                         236,500     236,500       236,500     236,500       236,500        236,500
    Supplemental Capacity (kW)(5)                      30,500      30,500        30,500      30,500        30,500         30,500
    Surplus Supplemental Capacity (kW)(8)               4,400       4,400         4,400       4,400         4,400          4,400
    Contract Availability (%)(6)                       92.20%      92.20%        92.20%      92.20%        92.20%         92.20%
    Energy Sales (MWh)                              1,345,300   1,343,300     1,325,500   1,307,700     1,295,300      1,283,000
    Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061         7,061       7,061         7,061          7,061
  Market Energy Sales                                       0           0             0           0             0              0
  Heat Rate (Btu/kWh)(10)                               7,052       7,052         7,052       7,052         7,052          7,052
  Fuel Consumption (BBtu)                              28,462      28,420        28,042      27,665        27,404         27,143

COMMODITY PRICES
  General Inflation (%)(11)                              2.60        2.60          2.60        2.60          2.60           2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)                $64.64       64.64         64.64       64.64         55.53          49.03
    Energy Rate ($/MWh)(13)                             $1.52        1.57          1.62        1.66          1.71           1.76
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)                $56.57       56.57         56.57       56.57         56.57          56.57
    Energy Rate ($/MWh)(15)                             $1.38        1.41          1.45        1.49          1.53           1.57
  Market Electricity Rates (16)                        $45.28       46.89         48.85       50.88         52.38          53.92
  Natural Gas Price ($/MMBtu)(17)                      $3.218       3.318         3.421       3.527         3.636          3.749

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                      $35,085      35,085        35,085      35,085        30,142         26,612
        Energy                                         $3,471       3,573         3,632       3,688         3,757          3,823
        Tracking Account Payment                         $623         642           653         664           678            693
        Transmission (18)                                  $0           0             0           0             0              0
    Aquila/UtiliCorp
        Capacity                                      $15,353      15,353        15,353      15,353        15,353         15,353
        Energy                                         $1,814       1,858         1,881       1,904         1,935          1,966
        Tracking Account Payment                          $39          40            41          42            42             43
        Transmission (18)                                  $0           0             0           0             0              0
    Market                                                 $0           0             0           0             0              0
  Interest Income (19)                                   $904         894           900         869           749            651
                                                    ---------   ---------     ---------   ---------     ---------      ---------
  Total Operating Revenues                            $57,290      57,445        57,545      57,604        52,657         49,141

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                             $0           0             0           0             0              0
  Labor                                                $2,079       2,133         2,189       2,246         2,304          2,364
  Deposits to Major Maintenance Reserve (21)           $5,348       5,749         6,180       6,644         7,142          5,000
  Corps of Engineers                                     $111         111           111         111           111            111
  Subcontractor                                          $249         256           262         269           276            283
  Lateral Pipeline O&M                                    $22          23            24          24            25             26
  Back Up Power                                          $343         351           361         370           379            389
  Balance of Plant Parts                                 $428         439           441         447           455            462
  Equipment and Materials                                $323         330           334         337           342            350
  Water Treatment Chemicals                              $181         185           187         190           193            196
  SCR Chemicals                                          $141         145           147         149           152            154
  Supply/Waste Water Pumping Costs                       $186         193           195         196           198            204
  Electrical Transmission O&M                             $12          13            13          13            14             14
  Insurance                                              $748         767           787         808           829            850
  Administrative & General                               $997       1,023         1,050       1,077         1,105          1,134
  Property Taxes (22)                                  $1,900       1,900         1,900       4,438         4,386          4,489
  Panola Partnership / Inducement A Payments             $359         366           373         380           388            396
  Trustee & Rating Agency Fees                            $93          93            93          93            93             93
                                                    ---------   ---------     ---------   ---------     ---------      ---------
  Total Operating Expenses                            $13,520      14,077        14,647      17,792        18,392         16,515

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                   $43,770      43,368        42,898      39,812        34,265         32,626

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                               $70,200      56,700        42,600      27,300        12,000              0
    Principal                                         $13,500      14,100        15,300      15,300        12,000              0
    Interest                                           $4,787       3,809         2,778       1,682           645              0
  Series B Bonds
    Balance Outstanding                              $176,000     176,000       176,000     176,000       176,000        176,000
    Principal                                              $0           0             0           0             0          9,328
    Interest                                          $14,362      14,362        14,362      14,362        14,362         14,171
  Letter-of-Credit Fees                                   $64          64            64          64            64             64
                                                    ---------   ---------     ---------   ---------     ---------      ---------
  Total Debt Service                                  $32,713      32,335        32,503      31,407        27,070         23,563

TRANSFERS FROM DSRA (25)                                 $184           0           548       2,198         1,766             29

ANNUAL DEBT SERVICE COVERAGE (26)                        1.34        1.34          1.34        1.34          1.33           1.39
AVERAGE DEBT COVERAGE (27)                               1.52
MINIMUM SENIOR DEBT COVERAGE                             1.33

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account            ($184)         95          (548)     (2,198)       (1,766)           (29)
  Debt Service Reserve Account Balance (28)           $16,262      16,357        15,809      13,611        11,845         11,816

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)         $5,348       5,749         6,180       6,644         7,142          5,000
  Major Overhaul Expenses (29)                        $19,843           0        10,536       6,447             0         21,802
  Major Maintenance Reserve Balance (30)              $10,942      17,293        13,888      14,849        22,808          7,260

Year Ending December 31,                              2015           2016          2017
------------------------                              ----           ----          ----

PERFORMANCE
  Plant Output (kW)(2)                                806,100        806,100       806,100
  Availability Factor (%)(3)                           87.00%         87.00%        87.00%
  Capacity Factor (4)                                  53.29%         52.07%        51.41%
  Sales to Virginia Power
    Annual Average Capacity (kW)                      537,400        537,400       537,400
    Summer Cond. Standard Capacity (kW)(5)            473,000        473,000       473,000
    Summer Cond. Supplemental Capacity (kW)(5)         69,800         69,800        69,800
    Contract Availability (%)(6)                       92.20%         92.20%        92.20%
    Energy Sales (MWh)                              2,508,700      2,451,300     2,420,300
    Contract Heat Rate (Btu/kWh)(7)                     7,124          7,124         7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                      268,700        268,700       268,700
    Standard Capacity (kW)(5)                         236,500        236,500       236,500
    Supplemental Capacity (kW)(5)                      30,500         30,500        30,500
    Surplus Supplemental Capacity (kW)(8)               4,400          4,400         4,400
    Contract Availability (%)(6)                       92.20%         92.20%        92.20%
    Energy Sales (MWh)                              1,254,300      1,225,700     1,210,200
    Contract Heat Rate (Btu/kWh)(9)                     7,061          7,061         7,061
  Market Energy Sales                                       0              0             0
  Heat Rate (Btu/kWh)(10)                               7,052          7,052         7,052
  Fuel Consumption (BBtu)                              26,537         25,930        25,602

COMMODITY PRICES
  General Inflation (%)(11)                              2.60           2.60          2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)                 49.03          49.03         49.03
    Energy Rate ($/MWh)(13)                              1.82           1.88          1.93
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)                 56.57          56.57         56.57
    Energy Rate ($/MWh)(15)                              1.61           1.65          1.69
  Market Electricity Rates (16)                         56.72          59.63         61.47
  Natural Gas Price ($/MMBtu)(17)                       3.865          3.985         4.108

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                       26,612         26,612        26,612
        Energy                                          3,863          3,898         3,945
        Tracking Account Payment                          698            703           716
        Transmission (18)                                   0              0             0
    Aquila/UtiliCorp
        Capacity                                       15,353         15,353        15,353
        Energy                                          1,973          1,978         2,003
        Tracking Account Payment                           44             44            45
        Transmission (18)                                   0              0             0
    Market                                                  0              0             0
  Interest Income (19)                                    650            627           619
                                                    ---------      ---------     ---------
  Total Operating Revenues                             49,193         49,215        49,293

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                              0              0             0
  Labor                                                 2,425          2,488         2,553
  Deposits to Major Maintenance Reserve (21)            5,375          5,778         6,211
  Corps of Engineers                                      111            111           111
  Subcontractor                                           291            298           306
  Lateral Pipeline O&M                                     26             27            28
  Back Up Power                                           399            409           421
  Balance of Plant Parts                                  463            467           472
  Equipment and Materials                                 350            349           356
  Water Treatment Chemicals                               196            197           200
  SCR Chemicals                                           154            154           156
  Supply/Waste Water Pumping Costs                        203            206           207
  Electrical Transmission O&M                              15             15            15
  Insurance                                               872            895           918
  Administrative & General                              1,163          1,193         1,224
  Property Taxes (22)                                   4,358          4,239         4,180
  Panola Partnership / Inducement A Payments              404            412           420
  Trustee & Rating Agency Fees                             93             93            93
                                                    ---------      ---------     ---------
  Total Operating Expenses                             16,898         17,331        17,871

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                    32,295         31,884        31,422

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                                     0              0             0
    Principal                                               0              0             0
    Interest                                                0              0             0
  Series B Bonds
    Balance Outstanding                               166,672        156,640       146,608
    Principal                                          10,032         10,032        10,560
    Interest                                           13,396         12,577        11,748
  Letter-of-Credit Fees                                    64             64            64
                                                    ---------      ---------     ---------
  Total Debt Service                                   23,492         22,673        22,372

TRANSFERS FROM DSRA (25)                                  409            145           607

ANNUAL DEBT SERVICE COVERAGE (26)                        1.39           1.41          1.43
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account             (409)          (145)         (607)
  Debt Service Reserve Account Balance (28)            11,407         11,262        10,655

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)          5,375          5,778         6,211
  Major Overhaul Expenses (29)                              0          5,224             0
  Major Maintenance Reserve Balance (30)               13,034         14,305        21,303


                                   B-50 & B-51

                                   Exhibit B-2

                               Batesville Project
                           Projected Operating Results

                      Sensitivity A - Reduced Availability

Year Ending December 31,                             2018          2019         2020        2021        2022        2023
------------------------                             ----          ----         ----        ----        ----        ----

PERFORMANCE
  Plant Output (kW)(2)                                806,100     806,100      806,100     806,100     806,100     806,100
  Availability Factor (%)(3)                           87.00%      87.00%       87.00%      87.00%      87.00%      87.00%
  Capacity Factor (4)                                  50.75%      50.85%       50.95%      48.40%      47.41%      46.39%
  Sales to Virginia Power
    Annual Average Capacity (kW)                      537,400     537,400      537,400     537,400     537,400     537,400
    Summer Cond. Standard Capacity (kW)(5)            473,000     473,000      473,000     473,000     473,000     473,000
    Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800       69,800      69,800      69,800      69,800
    Contract Availability (%)(6)                       92.20%      92.20%       92.20%      92.20%      92.20%      92.20%
    Energy Sales (MWh)                              2,389,300   2,394,000    2,398,700   2,278,700   2,232,000   2,184,000
    Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124        7,124       7,124       7,124       7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                      268,700     268,700      268,700     268,700     268,700     268,700
    Standard Capacity (kW)(5)                         236,500     236,500      236,500     236,500     236,500     236,500
    Supplemental Capacity (kW)(5)                      30,500      30,500       30,500      30,500      30,500      30,500
    Surplus Supplemental Capacity (kW)(8)               4,400       4,400        4,400       4,400       4,400       4,400
    Contract Availability (%)(6)                       92.20%      92.20%       92.20%      92.20%      92.20%      92.20%
    Energy Sales (MWh)                              1,194,700   1,197,000    1,199,300           0           0           0
    Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061        7,061       7,061       7,061       7,061
  Market Energy Sales                                       0           0            0   1,139,300   1,116,000   1,092,000
  Heat Rate (Btu/kWh)(10)                               7,052       7,052        7,052       7,052       7,052       7,052
  Fuel Consumption (BBtu)                              25,274      25,324       25,373      24,104      23,610      23,102

COMMODITY PRICES
  General Inflation (%)(11)                              2.60        2.60         2.60        2.60        2.60        2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)                $49.03       49.03        49.03       49.03       49.03       49.03
    Energy Rate ($/MWh)(13)                             $1.98        2.04         2.10        2.17        2.23        2.31
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)                $56.57       56.57        56.57        0.00        0.00        0.00
    Energy Rate ($/MWh)(15)                             $1.74        1.78         1.83        0.00        0.00        0.00
  Market Electricity Rates (16)                        $63.36       65.23        67.15       70.20       71.23       73.71
  Natural Gas Price ($/MMBtu)(17)                      $4.236       4.367        4.502       4.642       4.786       4.934

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                      $26,612      26,612       26,612      26,612      26,612      26,612
        Energy                                         $4,014       4,142        4,270       4,193       4,218       4,259
        Tracking Account Payment                         $729         753          778         762         769         776
        Transmission (18)                                  $0           0            0           0           0           0
    Aquila/UtiliCorp
        Capacity                                      $15,353      15,353       15,353           0           0           0
        Energy                                         $2,029       2,086        2,144           0           0           0
        Tracking Account Payment                          $46          47           49           0           0           0
        Transmission (18)                                  $0           0            0           0           0           0
    Market                                                 $0           0            0      79,979      79,493      80,491
  Interest Income (19)                                   $586         616          463         746         715         677
                                                    ---------   ---------    ---------   ---------   ---------   ---------
  Total Operating Revenues                            $49,368      49,608       49,668     112,291     111,807     112,814

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                             $0           0            0      37,293      37,663      37,995
  Labor                                                $2,619       2,688        2,757       2,829       2,903       2,978
  Deposits to Major Maintenance Reserve (21)           $6,677       7,178        7,717       8,295       8,917       9,586
  Corps of Engineers                                     $111         111          111         111         111         111
  Subcontractor                                          $314         322          331         339         348         357
  Lateral Pipeline O&M                                    $28          29           30          31          31          32
  Back Up Power                                          $432         442          454         465         478         490
  Balance of Plant Parts                                 $477         492          504         492         496         498
  Equipment and Materials                                $358         370          381         369         372         373
  Water Treatment Chemicals                              $202         208          214         208         209         210
  SCR Chemicals                                          $158         162          166         161         164         164
  Supply/Waste Water Pumping Costs                       $211         215          223         215         218         219
  Electrical Transmission O&M                             $16          16           17          17          17          18
  Insurance                                              $942         967          992       1,018       1,044       1,071
  Administrative & General                             $1,256       1,289        1,322       1,357       1,392       1,428
  Property Taxes (22)                                  $4,065       3,965        4,124       4,244       4,331       4,161
  Panola Partnership / Inducement A Payments             $428         437          446         455         464         473
  Trustee & Rating Agency Fees                            $93          93           93          93          93          93
                                                    ---------   ---------    ---------   ---------   ---------   ---------
  Total Operating Expenses                            $18,387      18,984       19,882      57,992      59,251      60,257

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                   $30,981      30,624       29,786      54,299      52,556      52,557

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                                    $0           0            0           0           0           0
    Principal                                              $0           0            0           0           0           0
    Interest                                               $0           0            0           0           0           0
  Series B Bonds
    Balance Outstanding                              $136,048     125,840      113,696     106,128      87,648      68,816
    Principal                                         $10,208      12,144        7,568      18,480      18,832      19,008
    Interest                                          $10,893      10,021        9,123       8,283       6,768       5,228
  Letter-of-Credit Fees                                   $64          64           64          64          64          64
                                                    ---------   ---------    ---------   ---------   ---------   ---------
  Total Debt Service                                  $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                   $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                        1.46        1.50         1.78        2.05        2.07        2.16
AVERAGE DEBT COVERAGE (27)                               1.52
MINIMUM SENIOR DEBT COVERAGE                             1.33

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account             $552      (2,783)       5,147        (578)       (680)      1,864
  Debt Service Reserve Account Balance (28)           $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)         $6,677       7,178        7,717       8,295       8,917       9,586
  Major Overhaul Expenses (29)                         $4,145      22,045            0      10,323           0      15,281
  Major Maintenance Reserve Balance (30)              $25,007      11,515       19,865      18,930      28,888      24,782

Year Ending December 31,                                2024       2025(1)
------------------------                                ----       -------

PERFORMANCE
  Plant Output (kW)(2)                                 806,100     806,100
  Availability Factor (%)(3)                            87.00%      87.00%
  Capacity Factor (4)                                   46.17%      44.92%
  Sales to Virginia Power
    Annual Average Capacity (kW)                       537,400     537,400
    Summer Cond. Standard Capacity (kW)(5)             473,000     473,000
    Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800
    Contract Availability (%)(6)                        92.20%      92.20%
    Energy Sales (MWh)                               2,173,300     881,100
    Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124
  Sales to Aquila/UtiliCorp
    Annual Average Capacity (kW)                       268,700     268,700
    Standard Capacity (kW)(5)                          236,500     236,500
    Supplemental Capacity (kW)(5)                       30,500      30,500
    Surplus Supplemental Capacity (kW)(8)                4,400       4,400
    Contract Availability (%)(6)                        92.20%      92.20%
    Energy Sales (MWh)                                       0           0
    Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061
  Market Energy Sales                                1,086,700     704,900
  Heat Rate (Btu/kWh)(10)                                7,052       7,052
  Fuel Consumption (BBtu)                               22,990      11,184

COMMODITY PRICES
  General Inflation (%)(11)                               2.60        2.60
  Virginia Power Electricity Rates
    Average Capacity Rate ($/kW-yr)(12)                  49.03       40.85
    Energy Rate ($/MWh)(13)                               2.38        2.45
  Aquila/UtiliCorp Electricity Rates
    Average Capacity Rate ($/kW-yr)(14)                   0.00        0.00
    Energy Rate ($/MWh)(15)                               0.00        0.00
  Market Electricity Rates (16)                          76.79       78.79
  Natural Gas Price ($/MMBtu)(17)                        5.087       5.245

OPERATING REVENUES ($000)
  Revenue from Electricity Sales
    Virginia Power
        Capacity                                        26,612      11,087
        Energy                                           4,368       1,824
        Tracking Account Payment                           796         333
        Transmission (18)                                    0           0
    Aquila/UtiliCorp
        Capacity                                             0           0
        Energy                                               0           0
        Tracking Account Payment                             0           0
        Transmission (18)                                    0           0
    Market                                              83,448      55,539
  Interest Income (19)                                     780         730
                                                     ---------     -------
  Total Operating Revenues                             116,004      69,512

OPERATING EXPENSES ($000)(20)
  Fuel Expense                                          38,983      26,071
  Labor                                                  3,056       1,567
  Deposits to Major Maintenance Reserve (21)               525         282
  Corps of Engineers                                       111          55
  Subcontractor                                            366         188
  Lateral Pipeline O&M                                      33          17
  Back Up Power                                            503         359
  Balance of Plant Parts                                   509         254
  Equipment and Materials                                  381         190
  Water Treatment Chemicals                                214         107
  SCR Chemicals                                            166          84
  Supply/Waste Water Pumping Costs                         222         111
  Electrical Transmission O&M                               18           9
  Insurance                                              1,099         564
  Administrative & General                               1,465         752
  Property Taxes (22)                                    3,921       1,795
  Panola Partnership / Inducement A Payments               483         246
  Trustee & Rating Agency Fees                              93          46
                                                     ---------     -------
  Total Operating Expenses                              52,148      32,697

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                     63,856      36,815

ANNUAL DEBT SERVICE (24)
  Series A Bonds
    Balance Outstanding                                      0           0
    Principal                                                0           0
    Interest                                                 0           0
  Series B Bonds
    Balance Outstanding                                 49,808      25,520
    Principal                                           24,288      25,520
    Interest                                             3,569       1,041
  Letter-of-Credit Fees                                     64          32
                                                     ---------     -------
  Total Debt Service                                    27,921      26,593

TRANSFERS FROM DSRA (25)                                     0      26,561

ANNUAL DEBT SERVICE COVERAGE (26)                         2.29        2.38
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
  Payments into Debt Service Reserve Account            12,385     (26,561)
  Debt Service Reserve Account Balance (28)             26,561           0

MAJOR MAINTENANCE RESERVE
  Payments into Major Maintenance Reserve (21)             525         282
  Major Overhaul Expenses (29)                               0           0
  Major Maintenance Reserve Balance (30)                26,670      27,685


                                   B-52 & B-53

                            Footnotes to Exhibit B-2

The footnotes to Exhibit B-2 are the same as the footnotes for Exhibit B-1, except:

3. Assumed to be 5 percentage points less than that assumed in the Base Case and no liquidated damage payments are due from the Contractor.

6. Assumed to be 5 percentage points less than that assumed in the Base Case and no liquidated damage payments are due from the Contractor.

21. Assumes no reduction in major maintenance requirements due to decreased availability.

                                    Exhibit B-3

                                Batesville Project
                            Projected Operating Results

                        Sensitivity B - Increased Heat Rate

Year Ending December 31,                                    2000(1)       2001        2002        2003        2004        2005
------------------------                                   --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                     66.71%      63.73%      63.73%      63.29%      62.85%      62.04%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,832,000   3,000,000   3,000,000   2,979,300   2,958,700   2,920,700
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                916,000   1,500,000   1,500,000   1,489,700   1,479,300   1,460,300
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                          0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                  7,405       7,405       7,405       7,405       7,405       7,405
     Fuel Consumption (BBtu)                                 20,348      33,321      33,321      33,091      32,862      32,440

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                            $0.31        0.31        0.32        0.33        0.33        0.35
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                            $0.23        0.23        0.23        0.24        0.24        0.24
     Market Electricity Rates (16)                           $34.55       35.56       36.59       37.95       39.36       40.54
     Natural Gas Price ($/MMBtu)(17)                         $2.445       2.521       2.599       2.679       2.762       2.848

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                        $1,832       3,060       3,150       3,218       3,284       3,359
               Tracking Account Payment                     ($1,257)     (2,122)     (2,188)     (2,240)     (2,293)     (2,334)
               Transmission (18)                             $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                      $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                          $980       1,647       1,690       1,722       1,754       1,777
               Tracking Account Payment                       ($769)     (1,299)     (1,339)     (1,371)     (1,404)     (1,429)
               Transmission (18)                               $661       1,133       1,133       1,133       1,133       1,133
          Market                                                 $0           0           0           0           0           0
     Interest Income (19)                                      $403         917         864         863         861         944
                                                             ------      ------      ------      ------      ------      ------
     Total Operating Revenues                               $30,550      52,537      52,511      52,525      52,535      56,404

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0           0           0           0           0
     Labor                                                     $963       1,693       1,737       1,782       1,829       1,876
     Deposits to Major Maintenance Reserve (21)              $8,500       4,525       4,525       4,525       4,525       4,525
     Corps of Engineers                                         $64         111         111         111         111         111
     Subcontractor                                             $115         203         208         214         219         225
     Lateral Pipeline O&M                                       $10          18          19          19          20          20
     Back Up Power                                             $158         279         286         294         302         309
     Balance of Plant Parts                                    $231         387         396         407         413         421
     Equipment and Materials                                   $173         293         302         304         311         315
     Water Treatment Chemicals                                  $98         164         168         171         175         177
     SCR Chemicals                                              $77         126         131         134         138         136
     Supply/Waste Water Pumping Costs                          $102         171         176         179         182         184
     Electrical Transmission O&M                                 $6          10          10          11          11          11
     Insurance                                                 $346         609         625         641         658         675
     Administrative & General                                  $462         812         833         855         877         900
     Property Taxes (22)                                         $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                $175         306         312         318         325         331
     Trustee & Rating Agency Fees                               $54          93          93          93          93          93
                                                             ------      ------      ------      ------      ------      ------
     Total Operating Expenses                               $11,534       9,800      11,832      11,958      12,089      12,209

CASH AVAILABLE
       FOR DEBT SERVICE ($000)(23)                          $19,016      42,737      40,679      40,567      40,446      44,195

Year Ending December 31,                                        2006        2007        2008
------------------------                                       ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                     806,100     806,100     806,100
     Availability Factor (%)(3)                                92.00%      92.00%      92.00%
     Capacity Factor (4)                                       61.23%      60.91%      60.58%
     Sales to Virginia Power
          Annual Average Capacity (kW)                        537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)              473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)           69,800      69,800      69,800
          Contract Availability (%)(6)                         97.20%      97.20%      97.20%
          Energy Sales (MWh)                                2,882,700   2,867,300   2,852,000
          Contract Heat Rate (Btu/kWh)(7)                       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                        268,700     268,700     268,700
          Standard Capacity (kW)(5)                           236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                        30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                 4,400       4,400       4,400
          Contract Availability (%)(6)                         97.20%      97.20%      97.20%
          Energy Sales (MWh)                                1,441,300   1,433,700   1,426,000
          Contract Heat Rate (Btu/kWh)(9)                       7,061       7,061       7,061
     Market Energy Sales                                            0           0           0
     Heat Rate (Btu/kWh)(10)                                    7,405       7,405       7,405
     Fuel Consumption (BBtu)                                   32,017      31,847      31,677

COMMODITY PRICES
     General Inflation (%)(11)                                   2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                  68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                               0.36        0.36        0.37
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                  59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                               0.24        0.24        0.24
     Market Electricity Rates (16)                              41.75       42.82       43.92
     Natural Gas Price ($/MMBtu)(17)                            2.936       3.027       3.121

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                        36,988      36,988      36,988
               Energy                                           3,402       3,469       3,565
               Tracking Account Payment                        (2,375)     (2,436)     (2,498)
               Transmission (18)                                  678           0           0
          Aquila/UtiliCorp
               Capacity                                        16,152      16,152      16,152
               Energy                                           1,799       1,836       1,874
               Tracking Account Payment                        (1,454)     (1,491)     (1,529)
               Transmission (18)                                  339           0           0
          Market                                                    0           0           0
     Interest Income (19)                                         951         930         918
                                                               ------      ------      ------
     Total Operating Revenues                                  56,479      55,448      55,470

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                   0           0           0
     Labor                                                      1,925       1,975       2,026
     Deposits to Major Maintenance Reserve (21)                 4,525       4,525       4,975
     Corps of Engineers                                           111         111         111
     Subcontractor                                                231         237         243
     Lateral Pipeline O&M                                          21          21          22
     Back Up Power                                                317         325         333
     Balance of Plant Parts                                       424         434         441
     Equipment and Materials                                      320         327         334
     Water Treatment Chemicals                                    179         183         187
     SCR Chemicals                                                138         142         145
     Supply/Waste Water Pumping Costs                             186         189         193
     Electrical Transmission O&M                                   12          12          12
     Insurance                                                    692         710         729
     Administrative & General                                     923         947         972
     Property Taxes (22)                                        1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                   338         345         351
     Trustee & Rating Agency Fees                                  93          93          93
                                                               ------      ------      ------
     Total Operating Expenses                                  12,335      12,476      13,067

CASH AVAILABLE
       FOR DEBT SERVICE ($000)(23)                             44,144      42,972      42,403

                                    Exhibit B-3

                                Batesville Project
                            Projected Operating Results

                        Sensitivity B - Increased Heat Rate

Year Ending December 31,                                    2000(1)       2001        2002        2003        2004        2005
------------------------                                   --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                              $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                              $0       8,250       6,900       7,350       7,800      11,400
          Interest                                           $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                              $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                              $0           0           0           0           0           0
          Interest                                           $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                      $54          92          92          92          92          75
                                                             ------      ------      ------      ------      ------      ------
     Total Debt Service                                     $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                         $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                              1.29        1.31        1.30        1.30        1.29        1.29
AVERAGE DEBT COVERAGE (27)                                     1.45
MINIMUM SENIOR DEBT COVERAGE                                   1.24

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account             $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)             $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $8,500       4,525       4,525       4,525       4,525       4,525
      Major Overhaul Expenses (29)                               $0       5,850           0       2,821      11,768           0
      Major Maintenance Reserve Balance (30)                 $8,500       7,643      12,588      14,984       8,565      13,561

Year Ending December 31,                                        2006        2007        2008
------------------------                                       ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                 108,300      95,850      83,250
          Principal                                            12,450      12,600      13,050
          Interest                                              7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                                 176,000     176,000     176,000
          Principal                                                 0           0           0
          Interest                                             14,362      14,362      14,362
     Letter-of-Credit Fees                                         64          64          64
                                                               ------      ------      ------
     Total Debt Service                                        34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                          371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                                1.29        1.28        1.28
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                 (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)                16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)              4,525       4,525       4,975
      Major Overhaul Expenses (29)                              3,047       3,126           0
      Major Maintenance Reserve Balance (30)                   15,785      18,052      24,020

                                    Exhibit B-3

                                Batesville Project
                            Projected Operating Results

                        Sensitivity B - Increased Heat Rate

Year Ending December 31,                                     2009         2010        2011        2012         2013        2014
------------------------                                    ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                     60.08%      59.58%      59.05%      58.53%       57.81%      57.10%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                              2,828,300   2,804,700   2,780,000   2,755,300    2,721,700   2,688,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                              1,414,200   1,402,300   1,390,000   1,377,700    1,360,800   1,344,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                          0           0           0           0            0           0
     Heat Rate (Btu/kWh)(10)                                  7,405       7,405       7,405       7,405        7,405       7,405
     Fuel Consumption (BBtu)                                 31,414      31,151      30,877      30,603       30,229      29,855

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60        2.60         2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $68.14       68.14       68.14       68.14        58.54       51.69
           Energy Rate ($/MWh)(13)                            $0.39        0.40        0.41        0.42         0.43        0.44
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                            $0.24        0.24        0.24        0.24         0.24        0.24
     Market Electricity Rates (16)                           $45.31       46.74       48.69       50.71        52.36       54.07
     Natural Gas Price ($/MMBtu)(17)                         $3.218       3.318       3.421       3.527        3.636       3.749

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $36,988      36,988      36,988      36,988       31,777      28,055
               Energy                                        $3,649       3,730       3,809       3,885        3,946       4,005
               Tracking Account Payment                     ($2,554)     (2,611)     (2,668)     (2,726)      (2,777)     (2,827)
               Transmission (18)                                 $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                     $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                        $1,906       1,940       1,973       2,006        2,033       2,060
               Tracking Account Payment                     ($1,564)     (1,599)     (1,634)     (1,669)      (1,700)     (1,731)
               Transmission (18)                                 $0           0           0           0            0           0
          Market                                                 $0           0           0           0            0           0
     Interest Income (19)                                      $904         894         900         869          749         651
                                                             ------      ------      ------      ------       ------      ------
     Total Operating Revenues                               $55,481      55,494      55,519      55,504       50,180      46,364

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0           0           0            0           0
     Labor                                                   $2,079       2,133       2,189       2,246        2,304       2,364
     Deposits to Major Maintenance Reserve (21)              $5,348       5,749       6,180       6,644        7,142       5,000
     Corps of Engineers                                        $111         111         111         111          111         111
     Subcontractor                                             $249         256         262         269          276         283
     Lateral Pipeline O&M                                       $22          23          24          24           25          26
     Back Up Power                                             $343         351         361         370          379         389
     Balance of Plant Parts                                    $450         459         463         471          478         484
     Equipment and Materials                                   $339         345         350         355          359         367
     Water Treatment Chemicals                                 $190         193         196         200          202         205
     SCR Chemicals                                             $148         151         154         157          159         161
     Supply/Waste Water Pumping Costs                          $195         202         204         207          208         214
     Electrical Transmission O&M                                $12          13          13          13           14          14
     Insurance                                                 $748         767         787         808          829         850
     Administrative & General                                  $997       1,023       1,050       1,077        1,105       1,134
     Property Taxes (22)                                     $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                $359         366         373         380          388         396
     Trustee & Rating Agency Fees                               $93          93          93          93           93          93
                                                             ------      ------      ------      ------       ------      ------
     Total Operating Expenses                               $13,583      14,135      14,710      17,863       18,458      16,580

CASH AVAILABLE
       FOR DEBT SERVICE ($000)(23)                          $41,898      41,359      40,809      37,641       31,722      29,784

Year Ending December 31,                                    2015        2016        2017
------------------------                                   ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                 806,100     806,100     806,100
     Availability Factor (%)(3)                            92.00%      92.00%      92.00%
     Capacity Factor (4)                                   56.02%      54.95%      54.17%
     Sales to Virginia Power
          Annual Average Capacity (kW)                    537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)          473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)       69,800      69,800      69,800
          Contract Availability (%)(6)                     97.20%      97.20%      97.20%
          Energy Sales (MWh)                            2,637,300   2,586,700   2,550,000
          Contract Heat Rate (Btu/kWh)(7)                   7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                    268,700     268,700     268,700
          Standard Capacity (kW)(5)                       236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                    30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)             4,400       4,400       4,400
          Contract Availability (%)(6)                     97.20%      97.20%      97.20%
          Energy Sales (MWh)                            1,318,700   1,293,300   1,275,000
          Contract Heat Rate (Btu/kWh)(9)                   7,061       7,061       7,061
     Market Energy Sales                                        0           0           0
     Heat Rate (Btu/kWh)(10)                                7,405       7,405       7,405
     Fuel Consumption (BBtu)                               29,293      28,730      28,323

COMMODITY PRICES
     General Inflation (%)(11)                               2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                           0.46        0.47        0.48
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                           0.24        0.24        0.24
     Market Electricity Rates (16)                          56.68       59.38       61.45
     Natural Gas Price ($/MMBtu)(17)                        3.865       3.985       4.108

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    28,055      28,055      28,055
               Energy                                       4,061       4,113       4,157
               Tracking Account Payment                    (2,860)     (2,892)     (2,939)
               Transmission (18)                                0           0           0
          Aquila/UtiliCorp
               Capacity                                    16,152      16,152      16,152
               Energy                                       2,074       2,087       2,111
               Tracking Account Payment                    (1,751)     (1,771)     (1,800)
               Transmission (18)                                0           0           0
          Market                                                0           0           0
     Interest Income (19)                                     650         627         619
                                                           ------      ------      ------
     Total Operating Revenues                              46,381      46,371      46,354

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               0           0           0
     Labor                                                  2,425       2,488       2,553
     Deposits to Major Maintenance Reserve (21)             5,375       5,778       6,211
     Corps of Engineers                                       111         111         111
     Subcontractor                                            291         298         306
     Lateral Pipeline O&M                                      26          27          28
     Back Up Power                                            399         409         421
     Balance of Plant Parts                                   487         493         497
     Equipment and Materials                                  368         369         375
     Water Treatment Chemicals                                207         208         210
     SCR Chemicals                                            162         163         164
     Supply/Waste Water Pumping Costs                         214         217         218
     Electrical Transmission O&M                               15          15          15
     Insurance                                                872         895         918
     Administrative & General                               1,163       1,193       1,224
     Property Taxes (22)                                    4,358       4,239       4,180
     Panola Partnership / Inducement A Payments               404         412         420
     Trustee & Rating Agency Fees                              93          93          93
                                                           ------      ------      ------
     Total Operating Expenses                              16,970      17,408      17,944

CASH AVAILABLE
       FOR DEBT SERVICE ($000)(23)                         29,411      28,963      28,410

                                    Exhibit B-3

                                Batesville Project
                            Projected Operating Results

                        Sensitivity B - Increased Heat Rate

Year Ending December 31,                                     2009         2010        2011        2012         2013        2014
------------------------                                    ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                               $70,200      56,700      42,600      27,300       12,000           0
          Principal                                         $13,500      14,100      15,300      15,300       12,000           0
          Interest                                           $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                              $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                              $0           0           0           0            0       9,328
          Interest                                          $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                      $64          64          64          64           64          64
                                                             ------      ------      ------      ------       ------      ------
     Total Debt Service                                     $32,713      32,335      32,503      31,407       27,070      23,563


TRANSFERS FROM DSRA (25)                                       $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                              1.29        1.28        1.27        1.27         1.24        1.27
AVERAGE DEBT COVERAGE (27)                                     1.45
MINIMUM SENIOR DEBT COVERAGE                                   1.24

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)             $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $5,348       5,749       6,180       6,644        7,142       5,000
      Major Overhaul Expenses (29)                          $19,843      10,269           0       6,447       21,249           0
      Major Maintenance Reserve Balance (30)                $10,846       6,923      13,484      14,423        1,109       6,170

Year Ending December 31,                                     2015        2016        2017
------------------------                                    ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                    0           0           0
          Principal                                              0           0           0
          Interest                                               0           0           0
     Series B Bonds
          Balance Outstanding                              166,672     156,640     146,608
          Principal                                         10,032      10,032      10,560
          Interest                                          13,396      12,577      11,748
     Letter-of-Credit Fees                                      64          64          64
                                                            ------      ------      ------
     Total Debt Service                                     23,492      22,673      22,372


TRANSFERS FROM DSRA (25)                                       409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                             1.27        1.28        1.30
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)             11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           5,375       5,778       6,211
      Major Overhaul Expenses (29)                           5,091           0       4,040
      Major Maintenance Reserve Balance (30)                 6,793      12,945      15,828

                                    Exhibit B-3

                                Batesville Project
                            Projected Operating Results

                        Sensitivity B - Increased Heat Rate

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                      53.39%      53.11%       52.82%      51.39%      49.45%      48.80%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,513,300   2,500,000    2,486,700   2,419,300   2,328,000   2,297,300
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,256,700   1,250,000    1,243,300           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                           0           0            0   1,209,700   1,164,000   1,148,700
     Heat Rate (Btu/kWh)(10)                                   7,405       7,405        7,405       7,405       7,405       7,405
     Fuel Consumption (BBtu)                                  27,915      27,767       27,619      26,871      25,857      25,516

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60         2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $51.69       51.69        51.69       51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                             $0.49        0.50         0.52        0.54        0.55        0.57
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51        59.51        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                             $0.24        0.24         0.24        0.00        0.00        0.00
     Market Electricity Rates (16)                            $63.59       65.17        66.79       70.58       72.58       73.97
     Natural Gas Price ($/MMBtu)(17)                          $4.236       4.367        4.502       4.642       4.786       4.934

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $28,055      28,055       28,055      28,055      28,055      28,055
               Energy                                         $4,222       4,325        4,426       4,452       4,400       4,480
               Tracking Account Payment                      ($2,987)     (3,063)      (3,141)     (3,151)     (3,126)     (3,181)
               Transmission (18)                                  $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152       16,152           0           0           0
               Energy                                         $2,134       2,178        2,223           0           0           0
               Tracking Account Payment                      ($1,829)     (1,876)      (1,923)          0           0           0
               Transmission (18)                                  $0           0            0           0           0           0
          Market                                                  $0           0            0      85,381      84,483      84,969
     Interest Income (19)                                       $586         616          463         746         715         677
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Revenues                                $46,333      46,387       46,254     115,482     114,527     115,000

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0            0      41,577      41,247      41,966
     Labor                                                    $2,619       2,688        2,757       2,829       2,903       2,978
     Deposits to Major Maintenance Reserve (21)               $6,677       7,178        7,717       8,295       8,917       9,586
     Corps of Engineers                                         $111         111          111         111         111         111
     Subcontractor                                              $314         322          331         339         348         357
     Lateral Pipeline O&M                                        $28          29           30          31          31          32
     Back Up Power                                              $432         442          454         465         478         490
     Balance of Plant Parts                                     $501         514          522         523         517         524
     Equipment and Materials                                    $377         386          395         392         388         393
     Water Treatment Chemicals                                  $213         217          221         221         218         221
     SCR Chemicals                                              $166         169          172         171         171         172
     Supply/Waste Water Pumping Costs                           $222         225          231         229         227         231
     Electrical Transmission O&M                                 $16          16           17          17          17          18
     Insurance                                                  $942         967          992       1,018       1,044       1,071
     Administrative & General                                 $1,256       1,289        1,322       1,357       1,392       1,428
     Property Taxes (22)                                      $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                 $428         437          446         455         464         473
     Trustee & Rating Agency Fees                                $93          93           93          93          93          93
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Expenses                                $18,460      19,048       19,935      62,367      62,897      64,305

CASH AVAILABLE
       FOR DEBT SERVICE ($000)(23)                           $27,873      27,339       26,319      53,115      51,630      50,695

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100      806,100
     Availability Factor (%)(3)                              92.00%       92.00%
     Capacity Factor (4)                                     47.68%       46.46%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800       69,800
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                              2,244,700      911,400
          Contract Heat Rate (Btu/kWh)(7)                     7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700      268,700
          Standard Capacity (kW)(5)                         236,500      236,500
          Supplemental Capacity (kW)(5)                      30,500       30,500
          Surplus Supplemental Capacity (kW)(8)               4,400        4,400
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                                      0            0
          Contract Heat Rate (Btu/kWh)(9)                     7,061        7,061
     Market Energy Sales                                  1,122,300      729,100
     Heat Rate (Btu/kWh)(10)                                  7,405        7,405
     Fuel Consumption (BBtu)                                 24,931       12,147

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60         2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                51.69        43.07
           Energy Rate ($/MWh)(13)                             0.58         0.60
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 0.00         0.00
           Energy Rate ($/MWh)(15)                             0.00         0.00
     Market Electricity Rates (16)                            76.89        79.33
     Natural Gas Price ($/MMBtu)(17)                          5.087        5.245

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      28,055       11,688
               Energy                                         4,512        1,887
               Tracking Account Payment                      (3,204)      (1,341)
               Transmission (18)                                  0            0
          Aquila/UtiliCorp
               Capacity                                           0            0
               Energy                                             0            0
               Tracking Account Payment                           0            0
               Transmission (18)                                  0            0
          Market                                             86,294       57,840
     Interest Income (19)                                       780          730
                                                             ------       ------
     Total Operating Revenues                               116,437       70,803

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                            42,273       28,314
     Labor                                                    3,056        1,567
     Deposits to Major Maintenance Reserve (21)                 525          282
     Corps of Engineers                                         111           55
     Subcontractor                                              366          188
     Lateral Pipeline O&M                                        33           17
     Back Up Power                                              503          359
     Balance of Plant Parts                                     525          262
     Equipment and Materials                                    394          197
     Water Treatment Chemicals                                  221          111
     SCR Chemicals                                              172           87
     Supply/Waste Water Pumping Costs                           229          115
     Electrical Transmission O&M                                 18            9
     Insurance                                                1,099          564
     Administrative & General                                 1,465          752
     Property Taxes (22)                                      3,921        1,795
     Panola Partnership / Inducement A Payments                 483          246
     Trustee & Rating Agency Fees                                93           46
                                                             ------       ------

     Total Operating Expenses                                55,487       34,966

CASH AVAILABLE
       FOR DEBT SERVICE ($000)(23)                           60,950       35,837

                                    Exhibit B-3

                                Batesville Project
                            Projected Operating Results

                        Sensitivity B - Increased Heat Rate

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     $0           0            0           0           0           0
          Principal                                               $0           0            0           0           0           0
          Interest                                                $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                               $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                          $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                           $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                       $64          64           64          64          64          64
                                                              ------      ------       ------      ------      ------      ------
     Total Debt Service                                      $21,165      22,229       16,755      26,827      25,664      24,300


TRANSFERS FROM DSRA (25)                                          $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                               1.32        1.36         1.57        2.00        2.04        2.09
AVERAGE DEBT COVERAGE (27)                                      1.45
MINIMUM SENIOR DEBT COVERAGE                                    1.24

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)              $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $6,677       7,178        7,717       8,295       8,917       9,586
      Major Overhaul Expenses (29)                           $21,486           0       10,061           0      14,894           0
      Major Maintenance Reserve Balance (30)                  $1,890       9,172        7,332      16,030      10,935      21,122

Year Ending December 31,                                       2024        2025(1)
------------------------                                      ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0            0
          Principal                                                0            0
          Interest                                                 0            0
     Series B Bonds
          Balance Outstanding                                 49,808       25,520
          Principal                                           24,288       25,520
          Interest                                             3,569        1,041
     Letter-of-Credit Fees                                        64           32
                                                              ------       ------
     Total Debt Service                                       27,921       26,593


TRANSFERS FROM DSRA (25)                                           0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                               2.18         2.35
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              12,385      (26,561)
      Debt Service Reserve Account Balance (28)               26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)               525          282
      Major Overhaul Expenses (29)                            17,861            0
      Major Maintenance Reserve Balance (30)                   4,948        5,366

                            Footnotes to Exhibit B-3


The footnotes to Exhibit B-3 are the same as the footnotes for Exhibit B-1, except:

10. Assumes Facility heat rate is 5 percent higher than that assumed in the Base Case and no liquidated damage payments are due from the Contractor.

                                   Exhibit B-4

                               Batesville Project
                           Projected Operating Results

                  Sensitivity C - Increased Operating Expenses

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                    66.71%      63.73%      63.73%      63.29%      62.85%      62.04%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,832,000   3,000,000   3,000,000   2,979,300   2,958,700   2,920,700
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               916,000   1,500,000   1,500,000   1,489,700   1,479,300   1,460,300
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                         0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                19,379      31,734      31,734      31,515      31,297      30,895

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                           $1.18        1.20        1.24        1.27        1.31        1.36
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                           $1.09        1.12        1.15        1.18        1.21        1.24
     Market Electricity Rates (16)                          $34.55       35.56       36.59       37.95       39.36       40.54
     Natural Gas Price ($/MMBtu)(17)                        $2.445       2.521       2.599       2.679       2.762       2.848

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                       $1,832       3,060       3,150       3,218       3,284       3,359
               Tracking Account Payment                       $322         544         561         575         588         599
               Transmission (18)                            $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                     $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                         $980       1,647       1,690       1,722       1,754       1,777
               Tracking Account Payment                        $20          34          35          36          37          37
               Transmission (18)                              $661       1,133       1,133       1,133       1,133       1,133
          Market                                                $0           0           0           0           0           0
     Interest Income (19)                                     $403         917         864         863         861         944
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Revenues                              $32,919      56,536      56,634      56,747      56,858      60,803

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               $0           0           0           0           0           0
     Labor                                                  $1,059       1,862       1,911       1,961       2,012       2,064
     Deposits to Major Maintenance Reserve (21)             $9,350       4,978       4,978       4,978       4,978       4,978
     Corps of Engineers                                        $71         122         122         122         122         122
     Subcontractor                                            $127         223         229         235         241         247
     Lateral Pipeline O&M                                      $11          20          21          21          22          22
     Back Up Power                                            $175         307         315         323         331         340
     Balance of Plant Parts                                   $253         428         437         447         453         460
     Equipment and Materials                                  $192         320         329         335         342         346
     Water Treatment Chemicals                                $107         180         185         189         192         195
     SCR Chemicals                                             $82         140         144         147         151         153
     Supply/Waste Water Pumping Costs                         $113         189         194         197         200         202
     Electrical Transmission O&M                                $6          11          11          12          12          12
     Insurance                                                $381         670         687         705         724         742
     Administrative & General                                 $508         893         917         940         965         990
     Property Taxes (22)                                        $0           0       2,090       2,090       2,090       2,090
     Panola Partnership / Inducement A Payments               $193         337         343         350         357         364
     Trustee & Rating Agency Fees                              $59         102         102         102         102         102
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Expenses                              $12,687      10,782      13,015      13,154      13,294      13,429

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                       $20,232      45,754      43,619      43,593      43,564      47,374

Year Ending December 31,                                    2006        2007        2008
------------------------                                   ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                 806,100     806,100     806,100
     Availability Factor (%)(3)                            92.00%      92.00%      92.00%
     Capacity Factor (4)                                   61.23%      60.91%      60.58%
     Sales to Virginia Power
          Annual Average Capacity (kW)                    537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)          473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)       69,800      69,800      69,800
          Contract Availability (%)(6)                     97.20%      97.20%      97.20%
          Energy Sales (MWh)                            2,882,700   2,867,300   2,852,000
          Contract Heat Rate (Btu/kWh)(7)                   7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                    268,700     268,700     268,700
          Standard Capacity (kW)(5)                       236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                    30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)             4,400       4,400       4,400
          Contract Availability (%)(6)                     97.20%      97.20%      97.20%
          Energy Sales (MWh)                            1,441,300   1,433,700   1,426,000
          Contract Heat Rate (Btu/kWh)(9)                   7,061       7,061       7,061
     Market Energy Sales                                        0           0           0
     Heat Rate (Btu/kWh)(10)                                7,052       7,052       7,052
     Fuel Consumption (BBtu)                               30,493      30,331      30,168

COMMODITY PRICES
     General Inflation (%)(11)                               2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                           1.39        1.43        1.47
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                           1.27        1.31        1.34
     Market Electricity Rates (16)                          41.75       42.82       43.92
     Natural Gas Price ($/MMBtu)(17)                        2.936       3.027       3.121

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    36,988      36,988      36,988
               Energy                                       3,402       3,469       3,565
               Tracking Account Payment                       609         625         641
               Transmission (18)                              678           0           0
          Aquila/UtiliCorp
               Capacity                                    16,152      16,152      16,152
               Energy                                       1,799       1,836       1,874
               Tracking Account Payment                        38          39          40
               Transmission (18)                              339           0           0
          Market                                                0           0           0
     Interest Income (19)                                     951         930         918
                                                           ------      ------      ------
     Total Operating Revenues                              60,956      60,039      60,178

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               0           0           0
     Labor                                                  2,118       2,173       2,229
     Deposits to Major Maintenance Reserve (21)             4,978       4,978       5,473
     Corps of Engineers                                       122         122         122
     Subcontractor                                            254         261         267
     Lateral Pipeline O&M                                      23          23          24
     Back Up Power                                            348         358         368
     Balance of Plant Parts                                   467         477         483
     Equipment and Materials                                  350         357         364
     Water Treatment Chemicals                                197         201         205
     SCR Chemicals                                            156         155         158
     Supply/Waste Water Pumping Costs                         203         211         214
     Electrical Transmission O&M                               13          13          13
     Insurance                                                762         782         802
     Administrative & General                               1,016       1,042       1,069
     Property Taxes (22)                                    2,090       2,090       2,090
     Panola Partnership / Inducement A Payments               372         379         387
     Trustee & Rating Agency Fees                             102         102         102
                                                           ------      ------      ------
     Total Operating Expenses                              13,571      13,724      14,370

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                       47,385      46,315      45,808

                                   Exhibit B-4

                               Batesville Project
                           Projected Operating Results

                  Sensitivity C - Increased Operating Expenses

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                             $0       8,250       6,900       7,350       7,800      11,400
          Interest                                          $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                             $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                             $0           0           0           0           0           0
          Interest                                          $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                     $54          92          92          92          92          75
                                                            ------      ------      ------      ------      ------      ------
     Total Debt Service                                    $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                        $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                             1.38        1.40        1.39        1.39        1.39        1.38
AVERAGE DEBT COVERAGE (27)                                    1.57
MINIMUM SENIOR DEBT COVERAGE                                  1.36

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)            $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          $9,350       4,978       4,978       4,978       4,978       4,978
      Major Overhaul Expenses (29)                              $0       5,850           0       2,821      11,768           0
      Major Maintenance Reserve Balance (30)                $9,350       8,992      14,465      17,418      11,586      17,201

Year Ending December 31,                                    2006        2007        2008
------------------------                                   ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             108,300      95,850      83,250
          Principal                                        12,450      12,600      13,050
          Interest                                          7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                             176,000     176,000     176,000
          Principal                                             0           0           0
          Interest                                         14,362      14,362      14,362
     Letter-of-Credit Fees                                     64          64          64
                                                           ------      ------      ------
     Total Debt Service                                    34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                      371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                            1.39        1.38        1.39
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account             (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)            16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          4,978       4,978       5,473
      Major Overhaul Expenses (29)                          3,047       3,126           0
      Major Maintenance Reserve Balance (30)               20,078      23,034      29,774

                                   Exhibit B-4

                               Batesville Project
                           Projected Operating Results

                  Sensitivity C - Increased Operating Expenses

Year Ending December 31,                                     2009         2010        2011        2012         2013        2014
------------------------                                    ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                     60.08%      59.58%      59.05%      58.53%       57.81%      57.10%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                              2,828,300   2,804,700   2,780,000   2,755,300    2,721,700   2,688,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                              1,414,200   1,402,300   1,390,000   1,377,700    1,360,800   1,344,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                          0           0           0           0            0           0
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                 29,918      29,668      29,407      29,146       28,790      28,434

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60        2.60         2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $68.14       68.14       68.14       68.14        58.54       51.69
           Energy Rate ($/MWh)(13)                            $1.52        1.57        1.62        1.66         1.71        1.76
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                            $1.38        1.41        1.45        1.49         1.53        1.57
     Market Electricity Rates (16)                           $45.31       46.74       48.69       50.71        52.36       54.07
     Natural Gas Price ($/MMBtu)(17)                         $3.218       3.318       3.421       3.527        3.636       3.749

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $36,988      36,988      36,988      36,988       31,777      28,055
               Energy                                        $3,649       3,730       3,809       3,885        3,946       4,005
               Tracking Account Payment                        $655         670         685         700          712         725
               Transmission (18)                                 $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                     $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                        $1,906       1,940       1,973       2,006        2,033       2,060
               Tracking Account Payment                         $41          42          43          44           45          45
               Transmission (18)                                 $0           0           0           0            0           0
          Market                                                 $0           0           0           0            0           0
     Interest Income (19)                                      $904         894         900         869          749         651
                                                             ------      ------      ------      ------       ------      ------
     Total Operating Revenues                               $60,294      60,416      60,549      60,643       55,414      51,694

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0           0           0            0           0
     Labor                                                   $2,287       2,346       2,407       2,470        2,534       2,600
     Deposits to Major Maintenance Reserve (21)              $5,883       6,324       6,798       7,308        7,856       5,500
     Corps of Engineers                                        $122         122         122         122          122         122
     Subcontractor                                             $274         281         289         296          304         312
     Lateral Pipeline O&M                                       $25          25          26          27           27          28
     Back Up Power                                             $376         386         396         407          417         429
     Balance of Plant Parts                                    $492         501         513         521          527         532
     Equipment and Materials                                   $373         379         384         393          396         403
     Water Treatment Chemicals                                 $209         213         216         220          223         226
     SCR Chemicals                                             $161         164         167         169          176         177
     Supply/Waste Water Pumping Costs                          $216         219         225         227          233         234
     Electrical Transmission O&M                                $14          14          14          15           15          16
     Insurance                                                 $823         844         866         889          912         935
     Administrative & General                                $1,097       1,125       1,155       1,185        1,215       1,247
     Property Taxes (22)                                     $2,090       2,090       2,090       4,882        4,825       4,938
     Panola Partnership / Inducement A Payments                $394         402         410         419          427         435
     Trustee & Rating Agency Fees                              $102         102         102         102          102         102
                                                             ------      ------      ------      ------       ------      ------
     Total Operating Expenses                               $14,938      15,537      16,180      19,652       20,311      18,236

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                        $45,356      44,879      44,369      40,991       35,103      33,458

Year Ending December 31,                                      2015        2016        2017
------------------------                                     ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%
     Capacity Factor (4)                                     56.02%      54.95%      54.17%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              2,637,300   2,586,700   2,550,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,318,700   1,293,300   1,275,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061
     Market Energy Sales                                          0           0           0
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 27,898      27,362      26,974

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                             1.82        1.88        1.93
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                             1.61        1.65        1.69
     Market Electricity Rates (16)                            56.68       59.38       61.45
     Natural Gas Price ($/MMBtu)(17)                          3.865       3.985       4.108

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      28,055      28,055      28,055
               Energy                                         4,061       4,113       4,157
               Tracking Account Payment                         734         742         754
               Transmission (18)                                  0           0           0
          Aquila/UtiliCorp
               Capacity                                      16,152      16,152      16,152
               Energy                                         2,074       2,087       2,111
               Tracking Account Payment                          46          46          47
               Transmission (18)                                  0           0           0
          Market                                                  0           0           0
     Interest Income (19)                                       650         627         619
                                                             ------      ------      ------
     Total Operating Revenues                                51,772      51,822      51,895

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 0           0           0
     Labor                                                    2,668       2,737       2,808
     Deposits to Major Maintenance Reserve (21)               5,913       6,356       6,833
     Corps of Engineers                                         122         122         122
     Subcontractor                                              320         328         337
     Lateral Pipeline O&M                                        29          30          30
     Back Up Power                                              439         450         462
     Balance of Plant Parts                                     538         539         547
     Equipment and Materials                                    404         407         413
     Water Treatment Chemicals                                  227         229         231
     SCR Chemicals                                              178         178         180
     Supply/Waste Water Pumping Costs                           237         237         241
     Electrical Transmission O&M                                 16          16          17
     Insurance                                                  960         985       1,010
     Administrative & General                                 1,280       1,313       1,347
     Property Taxes (22)                                      4,794       4,663       4,598
     Panola Partnership / Inducement A Payments                 444         453         462
     Trustee & Rating Agency Fees                               102         102         102
                                                             ------      ------      ------
     Total Operating Expenses                                18,671      19,145      19,740

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                         33,101      32,677      32,155

                                   Exhibit B-4

                               Batesville Project
                           Projected Operating Results

                  Sensitivity C - Increased Operating Expenses

Year Ending December 31,                                     2009         2010        2011        2012         2013        2014
------------------------                                    ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                               $70,200      56,700      42,600      27,300       12,000           0
          Principal                                         $13,500      14,100      15,300      15,300       12,000           0
          Interest                                           $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                              $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                              $0           0           0           0            0       9,328
          Interest                                          $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                      $64          64          64          64           64          64
                                                             ------      ------      ------      ------       ------      ------
     Total Debt Service                                     $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                       $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                              1.39        1.39        1.38        1.38         1.36        1.42
AVERAGE DEBT COVERAGE (27)                                     1.57
MINIMUM SENIOR DEBT COVERAGE                                   1.36

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)             $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $5,883       6,324       6,798       7,308        7,856       5,500
      Major Overhaul Expenses (29)                          $19,843      10,269           0       6,447       21,249           0
      Major Maintenance Reserve Balance (30)                $17,452      14,467      22,061      24,135       12,069      18,233

Year Ending December 31,                                      2015        2016        2017
------------------------                                     ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     0           0           0
          Principal                                               0           0           0
          Interest                                                0           0           0
     Series B Bonds
          Balance Outstanding                               166,672     156,640     146,608
          Principal                                          10,032      10,032      10,560
          Interest                                           13,396      12,577      11,748
     Letter-of-Credit Fees                                       64          64          64
                                                             ------      ------      ------
     Total Debt Service                                      23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                        409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                              1.43        1.45        1.46
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)              11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            5,913       6,356       6,833
      Major Overhaul Expenses (29)                            5,091           0       4,040
      Major Maintenance Reserve Balance (30)                 20,058      27,517      31,823

                                   Exhibit B-4

                               Batesville Project
                           Projected Operating Results

                  Sensitivity C - Increased Operating Expenses

Year Ending December 31,                                       2018         2019         2020        2021        2022        2023
------------------------                                      ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                     806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                                92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                       53.39%      53.11%       52.82%      52.04%      50.26%      49.41%
     Sales to Virginia Power
          Annual Average Capacity (kW)                        537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)              473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)           69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                         97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                2,513,300   2,500,000    2,486,700   2,450,000   2,366,000   2,326,000
          Contract Heat Rate (Btu/kWh)(7)                       7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                        268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                           236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                        30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                 4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                         97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                1,256,700   1,250,000    1,243,300           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                       7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                            0           0            0   1,225,000   1,183,000   1,163,000
     Heat Rate (Btu/kWh)(10)                                    7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                   26,586      26,445       26,304      25,916      25,028      24,604

COMMODITY PRICES
     General Inflation (%)(11)                                   2.60        2.60         2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 $51.69       51.69        51.69       51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                              $1.98        2.04         2.10        2.17        2.23        2.31
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 $59.51       59.51        59.51        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                              $1.74        1.78         1.83        0.00        0.00        0.00
     Market Electricity Rates (16)                             $63.59       65.17        66.79       70.04       71.91       73.50
     Natural Gas Price ($/MMBtu)(17)                           $4.236       4.367        4.502       4.642       4.786       4.934

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       $28,055      28,055       28,055      28,055      28,055      28,055
               Energy                                          $4,222       4,325        4,426       4,508       4,472       4,536
               Tracking Account Payment                          $766         786          806         819         815         826
               Transmission (18)                                   $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                       $16,152      16,152       16,152           0           0           0
               Energy                                          $2,134       2,178        2,223           0           0           0
               Tracking Account Payment                           $48          49           50           0           0           0
               Transmission (18)                                   $0           0            0           0           0           0
          Market                                                   $0           0            0      85,799      85,070      85,481
     Interest Income (19)                                        $586         616          463         746         715         677
                                                               ------      ------       ------      ------      ------      ------
     Total Operating Revenues                                 $51,963      52,161       52,176     119,927     119,127     119,575

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                  $0           0            0      40,098      39,924      40,465
     Labor                                                     $2,881       2,956        3,033       3,112       3,193       3,276
     Deposits to Major Maintenance Reserve (21)                $7,345       7,896        8,488       9,125       9,809      10,545
     Corps of Engineers                                          $122         122          122         122         122         122
     Subcontractor                                               $345         354          364         373         383         393
     Lateral Pipeline O&M                                         $31          32           33          34          34          35
     Back Up Power                                               $475         487          500         513         526         539
     Balance of Plant Parts                                      $554         563          574         581         578         583
     Equipment and Materials                                     $415         424          433         437         433         440
     Water Treatment Chemicals                                   $234         239          244         246         244         246
     SCR Chemicals                                               $181         188          190         191         192         192
     Supply/Waste Water Pumping Costs                            $241         248          254         257         252         255
     Electrical Transmission O&M                                  $17          18           18          19          19          20
     Insurance                                                 $1,036       1,063        1,091       1,119       1,149       1,178
     Administrative & General                                  $1,382       1,418        1,455       1,493       1,531       1,571
     Property Taxes (22)                                       $4,472       4,362        4,536       4,668       4,764       4,577
     Panola Partnership / Inducement A Payments                  $471         481          490         500         510         520
     Trustee & Rating Agency Fees                                $102         102          102         102         102         102
                                                               ------      ------       ------      ------      ------      ------
     Total Operating Expenses                                 $20,304      20,953       21,927      62,990      63,765      65,059

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                          $31,659      31,208       30,249      56,937      55,362      54,516

Year Ending December 31,                                        2024        2025(1)
------------------------                                       ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                     806,100      806,100
     Availability Factor (%)(3)                                92.00%       92.00%
     Capacity Factor (4)                                       48.50%       47.19%
     Sales to Virginia Power
          Annual Average Capacity (kW)                        537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)              473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)           69,800       69,800
          Contract Availability (%)(6)                         97.20%       97.20%
          Energy Sales (MWh)                                2,283,300      925,600
          Contract Heat Rate (Btu/kWh)(7)                       7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                        268,700      268,700
          Standard Capacity (kW)(5)                           236,500      236,500
          Supplemental Capacity (kW)(5)                        30,500       30,500
          Surplus Supplemental Capacity (kW)(8)                 4,400        4,400
          Contract Availability (%)(6)                         97.20%       97.20%
          Energy Sales (MWh)                                        0            0
          Contract Heat Rate (Btu/kWh)(9)                       7,061        7,061
     Market Energy Sales                                    1,141,700      740,400
     Heat Rate (Btu/kWh)(10)                                    7,052        7,052
     Fuel Consumption (BBtu)                                   24,153       11,749

COMMODITY PRICES
     General Inflation (%)(11)                                   2.60         2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                  51.69        43.07
           Energy Rate ($/MWh)(13)                               2.38         2.45
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                   0.00         0.00
           Energy Rate ($/MWh)(15)                               0.00         0.00
     Market Electricity Rates (16)                              76.13        78.65
     Natural Gas Price ($/MMBtu)(17)                            5.087        5.245

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                        28,055       11,688
               Energy                                           4,589        1,916
               Tracking Account Payment                           836          350
               Transmission (18)                                    0            0
          Aquila/UtiliCorp
               Capacity                                             0            0
               Energy                                               0            0
               Tracking Account Payment                             0            0
               Transmission (18)                                    0            0
          Market                                               86,918       58,232
     Interest Income (19)                                         780          730
                                                               ------       ------
     Total Operating Revenues                                 121,179       72,916

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                              40,956       27,384
     Labor                                                      3,361        1,724
     Deposits to Major Maintenance Reserve (21)                   578          310
     Corps of Engineers                                           122           61
     Subcontractor                                                403          207
     Lateral Pipeline O&M                                          36           19
     Back Up Power                                                554          396
     Balance of Plant Parts                                       586          293
     Equipment and Materials                                      442          220
     Water Treatment Chemicals                                    248          124
     SCR Chemicals                                                192           97
     Supply/Waste Water Pumping Costs                             257          128
     Electrical Transmission O&M                                   20           10
     Insurance                                                  1,209          620
     Administrative & General                                   1,612          827
     Property Taxes (22)                                        4,313        1,975
     Panola Partnership / Inducement A Payments                   531          271
     Trustee & Rating Agency Fees                                 102           51
                                                               ------       ------
     Total Operating Expenses                                  55,522       34,717

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                           65,657       38,199

                                   Exhibit B-4

                               Batesville Project
                           Projected Operating Results

                  Sensitivity C - Increased Operating Expenses

Year Ending December 31,                                       2018         2019         2020        2021        2022        2023
------------------------                                      ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      $0           0            0           0           0           0
          Principal                                                $0           0            0           0           0           0
          Interest                                                 $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                                $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                           $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                            $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                        $64          64           64          64          64          64
                                                               ------      ------       ------      ------      ------      ------
     Total Debt Service                                       $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                           $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                                1.50        1.53         1.81        2.14        2.18        2.24
AVERAGE DEBT COVERAGE (27)                                       1.57
MINIMUM SENIOR DEBT COVERAGE                                     1.36

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                 $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)               $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             $7,345       7,896        8,488       9,125       9,809      10,545
      Major Overhaul Expenses (29)                            $21,486           0       10,061           0      14,894           0
      Major Maintenance Reserve Balance (30)                  $19,432      28,397       28,386      39,072      36,136      48,668

Year Ending December 31,                                        2024        2025(1)
------------------------                                       ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                       0            0
          Principal                                                 0            0
          Interest                                                  0            0
     Series B Bonds
          Balance Outstanding                                  49,808       25,520
          Principal                                            24,288       25,520
          Interest                                              3,569        1,041
     Letter-of-Credit Fees                                         64           32
                                                               ------       ------
     Total Debt Service                                        27,921       26,593

TRANSFERS FROM DSRA (25)                                            0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                                2.35         2.44
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               12,385      (26,561)
      Debt Service Reserve Account Balance (28)                26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)                578          310
      Major Overhaul Expenses (29)                             17,861            0
      Major Maintenance Reserve Balance (30)                   34,062       35,309

                            Footnotes to Exhibit B-4

The footnotes to Exhibit B-4 are the same as the footnotes for Exhibit B-1, except:

20. Non-fuel related operating and maintenance costs assumed to be 10 percent higher than that assumed in the Base Case.

21.   Assumed to be 10 percent higher than that assumed in the Base Case.

                                   Exhibit B-5

                               Batesville Project
                           Projected Operating Results

                    Sensitivity D - Increased Inflation (4%)

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                    66.71%      63.73%      63.73%      63.29%      62.85%      62.04%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,832,000   3,000,000   3,000,000   2,979,300   2,958,700   2,920,700
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               916,000   1,500,000   1,500,000   1,489,700   1,479,300   1,460,300
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                         0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                19,379      31,734      31,734      31,515      31,297      30,895

COMMODITY PRICES
     General Inflation (%)(11)                                4.00        4.00        4.00        4.00        4.00        4.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                           $1.18        1.21        1.25        1.29        1.33        1.38
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                           $1.12        1.17        1.21        1.26        1.31        1.37
     Market Electricity Rates (16)                          $35.50       37.03       38.63       40.61       42.69       44.57
     Natural Gas Price ($/MMBtu)(17)                        $2.512       2.625       2.743       2.866       2.995       3.130

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                       $1,832       3,060       3,150       3,218       3,284       3,359
               Tracking Account Payment                       $331         567         592         615         638         658
               Transmission (18)                            $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                     $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                       $1,007       1,715       1,784       1,842       1,903       1,953
               Tracking Account Payment                        $21          35          37          38          40          41
               Transmission (18)                              $661       1,133       1,133       1,133       1,133       1,133
          Market                                                $0           0           0           0           0           0
     Interest Income (19)                                     $476       1,084       1,021       1,020       1,017       1,116
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Revenues                              $33,028      56,795      56,918      57,067      57,216      61,215

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               $0           0           0           0           0           0
     Labor                                                    $976       1,740       1,809       1,882       1,957       2,035
     Deposits to Major Maintenance Reserve (21)             $4,100       5,475       5,475       5,475       5,475       5,475
     Corps of Engineers                                        $64         111         111         111         111         111
     Subcontractor                                            $117         209         217         226         235         244
     Lateral Pipeline O&M                                      $11          19          20          20          21          22
     Back Up Power                                            $163         291         303         315         328         341
     Balance of Plant Parts                                   $234         401         414         429         444         456
     Equipment and Materials                                  $176         302         311         322         333         342
     Water Treatment Chemicals                                 $99         169         175         181         187         192
     SCR Chemicals                                             $77         131         135         143         146         149
     Supply/Waste Water Pumping Costs                         $102         176         180         188         195         197
     Electrical Transmission O&M                                $6          10          11          11          12          12
     Insurance                                                $351         626         651         677         704         732
     Administrative & General                                 $468         834         868         902         939         976
     Property Taxes (22)                                        $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments               $175         306         312         318         325         331
     Trustee & Rating Agency Fees                              $54          93          93          93          93          93
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Expenses                               $7,173      10,893      12,985      13,193      13,405      13,608

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                        $25,855      45,902      43,933      43,874      43,811      47,607

Year Ending December 31,                                      2006        2007        2008
------------------------                                     ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%
     Capacity Factor (4)                                     61.23%      60.91%      60.58%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              2,882,700   2,867,300   2,852,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,441,300   1,433,700   1,426,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061
     Market Energy Sales                                          0           0           0
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 30,493      30,331      30,168

COMMODITY PRICES
     General Inflation (%)(11)                                 4.00        4.00        4.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                             1.42        1.46        1.51
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                             1.42        1.48        1.54
     Market Electricity Rates (16)                            46.53       48.38       50.30
     Natural Gas Price ($/MMBtu)(17)                          3.271       3.418       3.572

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      36,988      36,988      36,988
               Energy                                         3,402       3,469       3,565
               Tracking Account Payment                         679         706         733
               Transmission (18)                                678           0           0
          Aquila/UtiliCorp
               Capacity                                      16,152      16,152      16,152
               Energy                                         2,005       2,074       2,146
               Tracking Account Payment                          42          44          46
               Transmission (18)                                339           0           0
          Market                                                  0           0           0
     Interest Income (19)                                     1,124       1,099       1,085
                                                             ------      ------      ------
     Total Operating Revenues                                61,408      60,532      60,715

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 0           0           0
     Labor                                                    2,117       2,201       2,289
     Deposits to Major Maintenance Reserve (21)               5,475       5,475       5,738
     Corps of Engineers                                         111         111         111
     Subcontractor                                              254         264         274
     Lateral Pipeline O&M                                        23          24          25
     Back Up Power                                              354         369         382
     Balance of Plant Parts                                     467         482         501
     Equipment and Materials                                    350         361         376
     Water Treatment Chemicals                                  197         204         211
     SCR Chemicals                                              156         159         163
     Supply/Waste Water Pumping Costs                           203         211         218
     Electrical Transmission O&M                                 13          13          14
     Insurance                                                  761         792         823
     Administrative & General                                 1,015       1,056       1,098
     Property Taxes (22)                                      1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                 338         345         351
     Trustee & Rating Agency Fees                                93          93          93
                                                             ------      ------      ------
     Total Operating Expenses                                13,827      14,060      14,567

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          47,581      46,472      46,148

                                   Exhibit B-5

                               Batesville Project
                           Projected Operating Results

                    Sensitivity D - Increased Inflation (4%)

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                             $0       8,250       6,900       7,350       7,800      11,400
          Interest                                          $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                             $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                             $0           0           0           0           0           0
          Interest                                          $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                     $54          92          92          92          92          75
                                                            ------      ------      ------      ------      ------      ------
     Total Debt Service                                    $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                        $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                             1.76        1.41        1.40        1.40        1.40        1.39
AVERAGE DEBT COVERAGE (27)                                    1.67
MINIMUM SENIOR DEBT COVERAGE                                  1.35

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)            $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          $4,100       5,475       5,475       5,475       5,475       5,475
      Major Overhaul Expenses (29)                              $0       6,092           0       3,019      12,765           0
      Major Maintenance Reserve Balance (30)                $4,100       3,750       9,469      12,540       6,065      11,934

Year Ending December 31,                                      2006        2007        2008
------------------------                                     ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                               108,300      95,850      83,250
          Principal                                          12,450      12,600      13,050
          Interest                                            7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                               176,000     176,000     176,000
          Principal                                               0           0           0
          Interest                                           14,362      14,362      14,362
     Letter-of-Credit Fees                                       64          64          64
                                                             ------      ------      ------
     Total Debt Service                                      34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                        371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                              1.39        1.39        1.40
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)              16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            5,475       5,475       5,738
      Major Overhaul Expenses (29)                            3,395       3,531           0
      Major Maintenance Reserve Balance (30)                 14,790      17,695      24,583

                                   Exhibit B-5

                               Batesville Project
                           Projected Operating Results

                    Sensitivity D - Increased Inflation (4%)

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                      60.08%      59.58%      59.05%      58.53%       57.81%      57.10%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               2,828,300   2,804,700   2,780,000   2,755,300    2,721,700   2,688,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               1,414,200   1,402,300   1,390,000   1,377,700    1,360,800   1,344,000
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                           0           0           0           0            0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                  29,918      29,668      29,407      29,146       28,790      28,434

COMMODITY PRICES
     General Inflation (%)(11)                                  4.00        4.00        4.00        4.00         4.00        4.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $68.14       68.14       68.14       68.14        58.54       51.69
           Energy Rate ($/MWh)(13)                             $1.56        1.61        1.66        1.72         1.77        1.82
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                             $1.60        1.66        1.73        1.80         1.87        1.95
     Market Electricity Rates (16)                            $52.60       55.00       58.07       61.30        64.17       67.17
     Natural Gas Price ($/MMBtu)(17)                          $3.733       3.901       4.076       4.260        4.451       4.652

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $36,988      36,988      36,988      36,988       31,777      28,055
               Energy                                         $3,649       3,730       3,809       3,885        3,946       4,005
               Tracking Account Payment                         $760         788         816         845          872         900
               Transmission (18)                                  $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                         $2,213       2,282       2,353       2,425        2,491       2,559
               Tracking Account Payment                          $48          49          51          53           55          56
               Transmission (18)                                  $0           0           0           0            0           0
          Market                                                  $0           0           0           0            0           0
     Interest Income (19)                                     $1,069       1,057       1,063       1,028          885         770
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Revenues                                $60,878      61,046      61,231      61,375       56,178      52,497

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0           0           0            0           0
     Labor                                                    $2,381       2,476       2,575       2,678        2,785       2,897
     Deposits to Major Maintenance Reserve (21)               $7,500       7,900       8,250       8,500        8,750       6,159
     Corps of Engineers                                         $111         111         111         111          111         111
     Subcontractor                                              $285         297         309         321          334         347
     Lateral Pipeline O&M                                        $26          27          28          29           30          31
     Back Up Power                                              $398         414         430         448          466         484
     Balance of Plant Parts                                     $513         530         546         562          580         593
     Equipment and Materials                                    $386         400         413         426          437         448
     Water Treatment Chemicals                                  $217         224         231         238          245         251
     SCR Chemicals                                              $170         177         179         186          192         198
     Supply/Waste Water Pumping Costs                           $225         231         242         248          253         262
     Electrical Transmission O&M                                 $14          15          15          16           17          17
     Insurance                                                  $856         891         926         963        1,002       1,042
     Administrative & General                                 $1,142       1,188       1,235       1,284        1,336       1,389
     Property Taxes (22)                                      $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                 $359         366         373         380          388         396
     Trustee & Rating Agency Fees                                $93          93          93          93           93          93
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Expenses                                $16,576      17,240      17,856      20,921       21,405      19,207

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          $44,302      43,806      43,375      40,454       34,773      33,290

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%
     Capacity Factor (4)                                      56.02%      54.95%      54.17%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,637,300   2,586,700   2,550,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,318,700   1,293,300   1,275,000
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061
     Market Energy Sales                                           0           0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  27,898      27,362      26,974

COMMODITY PRICES
     General Inflation (%)(11)                                  4.00        4.00        4.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                              1.89        1.96        2.01
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                              2.02        2.10        2.19
     Market Electricity Rates (16)                             71.36       75.79       79.50
     Natural Gas Price ($/MMBtu)(17)                           4.861       5.080       5.308

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       28,055      28,055      28,055
               Energy                                          4,061       4,113       4,157
               Tracking Account Payment                          923         946         975
               Transmission (18)                                   0           0           0
          Aquila/UtiliCorp
               Capacity                                       16,152      16,152      16,152
               Energy                                          2,611       2,663       2,731
               Tracking Account Payment                           58          59          61
               Transmission (18)                                   0           0           0
          Market                                                   0           0           0
     Interest Income (19)                                        768         741         732
                                                              ------      ------      ------
     Total Operating Revenues                                 52,628      52,729      52,862

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                  0           0           0
     Labor                                                     3,013       3,133       3,258
     Deposits to Major Maintenance Reserve (21)                6,714       7,319       7,978
     Corps of Engineers                                          111         111         111
     Subcontractor                                               361         376         391
     Lateral Pipeline O&M                                         33          34          35
     Back Up Power                                               504         524         545
     Balance of Plant Parts                                      605         617         635
     Equipment and Materials                                     455         466         478
     Water Treatment Chemicals                                   257         262         268
     SCR Chemicals                                               202         206         210
     Supply/Waste Water Pumping Costs                            265         272         279
     Electrical Transmission O&M                                  18          19          20
     Insurance                                                 1,084       1,127       1,172
     Administrative & General                                  1,445       1,503       1,563
     Property Taxes (22)                                       4,358       4,239       4,180
     Panola Partnership / Inducement A Payments                  404         412         420
     Trustee & Rating Agency Fees                                 93          93          93
                                                              ------      ------      ------
     Total Operating Expenses                                 19,922      20,713      21,636

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           32,706      32,016      31,226

                                   Exhibit B-5

                               Batesville Project
                           Projected Operating Results

                    Sensitivity D - Increased Inflation (4%)

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                $70,200      56,700      42,600      27,300       12,000           0
          Principal                                          $13,500      14,100      15,300      15,300       12,000           0
          Interest                                            $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                               $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                               $0           0           0           0            0       9,328
          Interest                                           $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                       $64          64          64          64           64          64
                                                              ------      ------      ------      ------       ------      ------
     Total Debt Service                                      $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                        $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                               1.36        1.35        1.35        1.36         1.35        1.41
AVERAGE DEBT COVERAGE (27)                                      1.67
MINIMUM SENIOR DEBT COVERAGE                                    1.35

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)              $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $7,500       7,900       8,250       8,500        8,750       6,159
      Major Overhaul Expenses (29)                           $23,033      12,083           0       7,794       26,040           0
      Major Maintenance Reserve Balance (30)                 $10,648       7,157      15,872      17,610        1,465       7,719

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0           0           0
          Principal                                                0           0           0
          Interest                                                 0           0           0
     Series B Bonds
          Balance Outstanding                                166,672     156,640     146,608
          Principal                                           10,032      10,032      10,560
          Interest                                            13,396      12,577      11,748
     Letter-of-Credit Fees                                        64          64          64
                                                              ------      ------      ------
     Total Debt Service                                       23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                         409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                               1.41        1.42        1.42
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)               11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             6,714       7,319       7,978
      Major Overhaul Expenses (29)                             6,411           0       5,227
      Major Maintenance Reserve Balance (30)                   8,524      16,397      20,214

                                   Exhibit B-5

                               Batesville Project
                           Projected Operating Results

                    Sensitivity D - Increased Inflation (4%)

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                      53.39%      53.11%       52.82%      52.04%      50.26%      49.41%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,513,300   2,500,000    2,486,700   2,450,000   2,366,000   2,326,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,256,700   1,250,000    1,243,300           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                           0           0            0   1,225,000   1,183,000   1,163,000
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  26,586      26,445       26,304      25,916      25,028      24,604

COMMODITY PRICES
     General Inflation (%)(11)                                  4.00        4.00         4.00        4.00        4.00        4.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $51.69       51.69        51.69       51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                             $2.08        2.15         2.22        2.30        2.37        2.45
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51        59.51        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                             $2.28        2.37         2.46        0.00        0.00        0.00
     Market Electricity Rates (16)                            $83.39       86.63        89.99       95.66       99.56      103.14
     Natural Gas Price ($/MMBtu)(17)                          $5.547       5.797        6.057       6.330       6.615       6.913

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $28,055      28,055       28,055      28,055      28,055      28,055
               Energy                                         $4,222       4,325        4,426       4,508       4,472       4,536
               Tracking Account Payment                       $1,004       1,043        1,085       1,117       1,127       1,158
               Transmission (18)                                  $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152       16,152           0           0           0
               Energy                                         $2,799       2,896        2,995           0           0           0
               Tracking Account Payment                          $63          65           68           0           0           0
               Transmission (18)                                  $0           0            0           0           0           0
          Market                                                  $0           0            0     117,184     117,779     119,952
     Interest Income (19)                                       $693         728          547         882         844         800
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Revenues                                $52,988      53,264       53,327     151,745     152,276     154,500

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0            0      54,683      55,184      56,693
     Labor                                                    $3,389       3,524        3,665       3,812       3,964       4,123
     Deposits to Major Maintenance Reserve (21)               $8,696       9,479       10,333      11,263      12,278      13,383
     Corps of Engineers                                         $111         111          111         111         111         111
     Subcontractor                                              $406         423          439         457         475         494
     Lateral Pipeline O&M                                        $37          38           40          41          43          44
     Back Up Power                                              $567         590          613         638         664         690
     Balance of Plant Parts                                     $652         671          698         713         717         733
     Equipment and Materials                                    $490         506          522         537         539         551
     Water Treatment Chemicals                                  $275         285          294         302         303         310
     SCR Chemicals                                              $215         221          231         235         238         241
     Supply/Waste Water Pumping Costs                           $287         296          306         312         316         321
     Electrical Transmission O&M                                 $20          21           22          23          24          25
     Insurance                                                $1,219       1,268        1,318       1,371       1,426       1,483
     Administrative & General                                 $1,625       1,690        1,758       1,828       1,901       1,977
     Property Taxes (22)                                      $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                 $428         437          446         455         464         473
     Trustee & Rating Agency Fees                                $93          93           93          93          93          93
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Expenses                                $22,575      23,618       25,013      81,118      83,071      85,906

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          $30,413      29,646       28,314      70,627      69,205      68,594

Year Ending December 31,                                     2024        2025(1)
------------------------                                    ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100      806,100
     Availability Factor (%)(3)                             92.00%       92.00%
     Capacity Factor (4)                                    48.50%       47.19%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800       69,800
          Contract Availability (%)(6)                      97.20%       97.20%
          Energy Sales (MWh)                             2,283,300      925,600
          Contract Heat Rate (Btu/kWh)(7)                    7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700      268,700
          Standard Capacity (kW)(5)                        236,500      236,500
          Supplemental Capacity (kW)(5)                     30,500       30,500
          Surplus Supplemental Capacity (kW)(8)              4,400        4,400
          Contract Availability (%)(6)                      97.20%       97.20%
          Energy Sales (MWh)                                     0            0
          Contract Heat Rate (Btu/kWh)(9)                    7,061        7,061
     Market Energy Sales                                 1,141,700      740,400
     Heat Rate (Btu/kWh)(10)                                 7,052        7,052
     Fuel Consumption (BBtu)                                24,153       11,749

COMMODITY PRICES
     General Inflation (%)(11)                                4.00         4.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               51.69        43.07
           Energy Rate ($/MWh)(13)                            2.53         2.61
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                0.00         0.00
           Energy Rate ($/MWh)(15)                            0.00         0.00
     Market Electricity Rates (16)                          108.29       113.40
     Natural Gas Price ($/MMBtu)(17)                         7.224        7.549

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     28,055       11,688
               Energy                                        4,589        1,916
               Tracking Account Payment                      1,188          503
               Transmission (18)                                 0            0
          Aquila/UtiliCorp
               Capacity                                          0            0
               Energy                                            0            0
               Tracking Account Payment                          0            0
               Transmission (18)                                 0            0
          Market                                           123,635       83,961
     Interest Income (19)                                      921          863
                                                            ------       ------
     Total Operating Revenues                              158,388       98,931

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                           58,159       39,414
     Labor                                                   4,288        2,230
     Deposits to Major Maintenance Reserve (21)              1,800          405
     Corps of Engineers                                        111           55
     Subcontractor                                             514          267
     Lateral Pipeline O&M                                       46           24
     Back Up Power                                             717          519
     Balance of Plant Parts                                    747          378
     Equipment and Materials                                   562          285
     Water Treatment Chemicals                                 316          160
     SCR Chemicals                                             247          125
     Supply/Waste Water Pumping Costs                          329          167
     Electrical Transmission O&M                                26           13
     Insurance                                               1,542          802
     Administrative & General                                2,057        1,069
     Property Taxes (22)                                     3,921        1,795
     Panola Partnership / Inducement A Payments                483          246
     Trustee & Rating Agency Fees                               93           46
                                                            ------       ------
     Total Operating Expenses                               75,958       48,000

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         82,430       50,931

                                   Exhibit B-5

                               Batesville Project
                           Projected Operating Results

                    Sensitivity D - Increased Inflation (4%)

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     $0           0            0           0           0           0
          Principal                                               $0           0            0           0           0           0
          Interest                                                $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                               $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                          $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                           $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                       $64          64           64          64          64          64
                                                              ------      ------       ------      ------      ------      ------
     Total Debt Service                                      $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                          $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                               1.44        1.46         1.69        2.65        2.72        2.82
AVERAGE DEBT COVERAGE (27)                                      1.67
MINIMUM SENIOR DEBT COVERAGE                                    1.35

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)              $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $8,696       9,479       10,333      11,263      12,278      13,383
      Major Overhaul Expenses (29)                           $28,176           0       13,556           0      20,619           0
      Major Maintenance Reserve Balance (30)                  $2,048      11,660        9,195      21,056      14,084      28,382

Year Ending December 31,                                     2024        2025(1)
------------------------                                    ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                    0            0
          Principal                                              0            0
          Interest                                               0            0
     Series B Bonds
          Balance Outstanding                               49,808       25,520
          Principal                                         24,288       25,520
          Interest                                           3,569        1,041
     Letter-of-Credit Fees                                      64           32
                                                            ------       ------
     Total Debt Service                                     27,921       26,593

TRANSFERS FROM DSRA (25)                                         0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                             2.95         2.91
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            12,385      (26,561)
      Debt Service Reserve Account Balance (28)             26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           1,800          405
      Major Overhaul Expenses (29)                          25,407            0
      Major Maintenance Reserve Balance (30)                 6,620        7,240

                            Footnotes to Exhibit B-5


The footnotes to Exhibit B-5 are the same as the footnotes for Exhibit B-1, except:

11. General inflation and the GDP-IPD are assumed to escalate at a rate of 4.0 percent per year, rather than 2.6 percent per year, as assumed in the Base Case.

17. The price of natural gas is assumed to escalate a 0.5 percent above inflation, or 4.5 percent per year in this case.

19. Based on a reinvestment rate of 6.0 percent per year, as estimated by the Initial Purchasers based on a general inflation rate of 4.0 percent per year.

21. Deposits as estimated by the Partnership based on a general inflation rate of 4.0 percent per year.

29. Major turbine overhaul expenses as estimated by the Partnership, adjusted to reflect a general inflation rate of 4.0 percent per year.

30. Balance includes interest income based on a reinvestment rate of 6.0 percent per year, as estimated by the Initial Purchasers.

                                   Exhibit B-6

                               Batesville Project
                           Projected Operating Results

                    Sensitivity E - Increased Inflation (6%)

Year Ending December 31,                                    2000(1)       2001        2002        2003        2004        2005
------------------------                                   --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                     66.71%      63.73%      63.73%      63.29%      62.85%      62.04%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,832,000   3,000,000   3,000,000   2,979,300   2,958,700   2,920,700
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                916,000   1,500,000   1,500,000   1,489,700   1,479,300   1,460,300
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                          0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 19,379      31,734      31,734      31,515      31,297      30,895

COMMODITY PRICES
     General Inflation (%)(11)                                 6.00        6.00        6.00        6.00        6.00        6.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                            $1.19        1.22        1.26        1.31        1.35        1.41
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                            $1.17        1.24        1.31        1.39        1.47        1.56
     Market Electricity Rates (16)                           $36.88       39.21       41.69       44.67       47.86       50.93
     Natural Gas Price ($/MMBtu)(17)                         $2.609       2.778       2.959       3.151       3.356       3.574

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                        $1,832       3,060       3,150       3,218       3,284       3,359
               Tracking Account Payment                        $344         600         639         676         715         752
               Transmission (18)                             $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                      $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                        $1,046       1,816       1,925       2,026       2,133       2,232
               Tracking Account Payment                         $22          38          40          42          45          47
               Transmission (18)                               $661       1,133       1,133       1,133       1,133       1,133
          Market                                                 $0           0           0           0           0           0
     Interest Income (19)                                      $622       1,418       1,335       1,333       1,330       1,459
                                                             ------      ------      ------      ------      ------      ------
     Total Operating Revenues                               $33,227      57,265      57,423      57,629      57,841      61,936

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0           0           0           0           0
     Labor                                                     $995       1,807       1,916       2,031       2,152       2,282
     Deposits to Major Maintenance Reserve (21)              $4,500       6,650       6,650       6,650       6,650       6,650
     Corps of Engineers                                         $64         111         111         111         111         111
     Subcontractor                                             $119         217         230         243         258         274
     Lateral Pipeline O&M                                       $11          20          21          22          23          25
     Back Up Power                                             $170         309         327         347         368         390
     Balance of Plant Parts                                    $239         414         441         460         488         508
     Equipment and Materials                                   $179         311         329         349         364         381
     Water Treatment Chemicals                                 $101         175         186         195         206         215
     SCR Chemicals                                              $80         135         144         152         160         166
     Supply/Waste Water Pumping Costs                          $104         180         194         201         213         223
     Electrical Transmission O&M                                 $6          11          11          12          13          14
     Insurance                                                 $358         650         689         730         774         821
     Administrative & General                                  $477         867         919         974       1,032       1,094
     Property Taxes (22)                                         $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                $175         306         312         318         325         331
     Trustee & Rating Agency Fees                               $54          93          93          93          93          93
                                                             ------      ------      ------      ------      ------      ------
     Total Operating Expenses                                $7,632      12,256      14,473      14,788      15,130      15,478

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         $25,595      45,009      42,950      42,841      42,711      46,458

Year Ending December 31,                                     2006        2007         2008
------------------------                                    ------      ------       ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100      806,100
     Availability Factor (%)(3)                             92.00%      92.00%       92.00%
     Capacity Factor (4)                                    61.23%      60.91%       60.58%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800       69,800
          Contract Availability (%)(6)                      97.20%      97.20%       97.20%
          Energy Sales (MWh)                             2,882,700   2,867,300    2,852,000
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700      268,700
          Standard Capacity (kW)(5)                        236,500     236,500      236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500       30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400        4,400
          Contract Availability (%)(6)                      97.20%      97.20%       97.20%
          Energy Sales (MWh)                             1,441,300   1,433,700    1,426,000
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061        7,061
     Market Energy Sales                                         0           0            0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052        7,052
     Fuel Consumption (BBtu)                                30,493      30,331       30,168

COMMODITY PRICES
     General Inflation (%)(11)                                6.00        6.00         6.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               68.14       68.14        68.14
           Energy Rate ($/MWh)(13)                            1.45        1.50         1.56
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               59.51       59.51        59.51
           Energy Rate ($/MWh)(15)                            1.65        1.75         1.86
     Market Electricity Rates (16)                           54.19       57.43        60.85
     Natural Gas Price ($/MMBtu)(17)                         3.807       4.054        4.317

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     36,988      36,988       36,988
               Energy                                        3,402       3,469        3,565
               Tracking Account Payment                        790         837          887
               Transmission (18)                               678           0            0
          Aquila/UtiliCorp
               Capacity                                     16,152      16,152       16,152
               Energy                                        2,335       2,462        2,596
               Tracking Account Payment                         49          52           55
               Transmission (18)                               339           0            0
          Market                                                 0           0            0
     Interest Income (19)                                    1,469       1,438        1,418
                                                            ------      ------       ------
     Total Operating Revenues                               62,202      61,398       61,661

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                0           0            0
     Labor                                                   2,418       2,564        2,717
     Deposits to Major Maintenance Reserve (21)              6,650       6,650        6,972
     Corps of Engineers                                        111         111          111
     Subcontractor                                             290         307          326
     Lateral Pipeline O&M                                       26          28           29
     Back Up Power                                             414         439          465
     Balance of Plant Parts                                    532         563          590
     Equipment and Materials                                   402         421          445
     Water Treatment Chemicals                                 225         237          250
     SCR Chemicals                                             177         185          197
     Supply/Waste Water Pumping Costs                          233         245          261
     Electrical Transmission O&M                                14          15           16
     Insurance                                                 870         922          977
     Administrative & General                                1,160       1,230        1,303
     Property Taxes (22)                                     1,900       1,900        1,900
     Panola Partnership / Inducement A Payments                338         345          351
     Trustee & Rating Agency Fees                               93          93           93
                                                            ------      ------       ------
     Total Operating Expenses                               15,853      16,255       17,003

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         46,349      45,143       44,658

                                   Exhibit B-6

                               Batesville Project
                           Projected Operating Results

                    Sensitivity E - Increased Inflation (6%)

Year Ending December 31,                                    2000(1)       2001        2002        2003        2004        2005
------------------------                                   --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                              $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                              $0       8,250       6,900       7,350       7,800      11,400
          Interest                                           $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                              $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                              $0           0           0           0           0           0
          Interest                                           $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                      $54          92          92          92          92          75
                                                             ------      ------      ------      ------      ------      ------
     Total Debt Service                                     $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                         $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                              1.74        1.38        1.37        1.37        1.37        1.36
AVERAGE DEBT COVERAGE (27)                                     1.78
MINIMUM SENIOR DEBT COVERAGE                                   1.24

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account             $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)             $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $4,500       6,650       6,650       6,650       6,650       6,650
      Major Overhaul Expenses (29)                               $0       6,451           0       3,320      14,310           0
      Major Maintenance Reserve Balance (30)                 $4,500       5,082      12,164      16,528      10,273      17,796

Year Ending December 31,                                     2006        2007         2008
------------------------                                    ------      ------       ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                              108,300      95,850       83,250
          Principal                                         12,450      12,600       13,050
          Interest                                           7,536       6,641        5,730
     Series B Bonds
          Balance Outstanding                              176,000     176,000      176,000
          Principal                                              0           0            0
          Interest                                          14,362      14,362       14,362
     Letter-of-Credit Fees                                      64          64           64
                                                            ------      ------       ------
     Total Debt Service                                     34,411      33,667       33,206

TRANSFERS FROM DSRA (25)                                       371         226          242

ANNUAL DEBT SERVICE COVERAGE (26)                             1.36        1.35         1.35
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              (371)       (226)        (242)
      Debt Service Reserve Account Balance (28)             16,914      16,688       16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           6,650       6,650        6,972
      Major Overhaul Expenses (29)                           3,954       4,192            0
      Major Maintenance Reserve Balance (30)                22,005      26,333       35,543

                                   Exhibit B-6

                               Batesville Project
                           Projected Operating Results

                    Sensitivity E - Increased Inflation (6%)

Year Ending December 31,                                       2009         2010        2011        2012         2013        2014
------------------------                                      ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                     806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                                92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                       60.08%      59.58%      59.05%      58.53%       57.81%      57.10%
     Sales to Virginia Power
          Annual Average Capacity (kW)                        537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)              473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)           69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                         97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                                2,828,300   2,804,700   2,780,000   2,755,300    2,721,700   2,688,000
          Contract Heat Rate (Btu/kWh)(7)                       7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                        268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                           236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                        30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                 4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                         97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                                1,414,200   1,402,300   1,390,000   1,377,700    1,360,800   1,344,000
          Contract Heat Rate (Btu/kWh)(9)                       7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                            0           0           0           0            0           0
     Heat Rate (Btu/kWh)(10)                                    7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                   29,918      29,668      29,407      29,146       28,790      28,434

COMMODITY PRICES
     General Inflation (%)(11)                                   6.00        6.00        6.00        6.00         6.00        6.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 $68.14       68.14       68.14       68.14        58.54       51.69
           Energy Rate ($/MWh)(13)                              $1.62        1.68        1.75        1.81         1.88        1.94
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                              $1.97        2.09        2.22        2.35         2.49        2.64
     Market Electricity Rates (16)                             $64.86       69.12       74.39       80.04        85.39       91.10
     Natural Gas Price ($/MMBtu)(17)                           $4.598       4.897       5.215       5.554        5.915       6.300

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       $36,988      36,988      36,988      36,988       31,777      28,055
               Energy                                          $3,649       3,730       3,809       3,885        3,946       4,005
               Tracking Account Payment                          $936         989       1,044       1,102        1,159       1,219
               Transmission (18)                                   $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                       $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                          $2,729       2,868       3,014       3,166        3,315       3,471
               Tracking Account Payment                           $59          62          65          69           72          76
               Transmission (18)                                   $0           0           0           0            0           0
          Market                                                   $0           0           0           0            0           0
     Interest Income (19)                                      $1,398       1,382       1,390       1,344        1,157       1,007
                                                               ------      ------      ------      ------       ------      ------
     Total Operating Revenues                                 $61,910      62,171      62,461      62,705       57,579      53,985

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                  $0           0           0           0            0           0
     Labor                                                     $2,880       3,053       3,236       3,431        3,637       3,855
     Deposits to Major Maintenance Reserve (21)                $7,721      10,250      10,250      10,750       10,750       8,506
     Corps of Engineers                                          $111         111         111         111          111         111
     Subcontractor                                               $345         366         388         411          436         462
     Lateral Pipeline O&M                                         $31          33          35          37           39          42
     Back Up Power                                               $493         523         554         587          622         659
     Balance of Plant Parts                                      $624         652         688         723          755         790
     Equipment and Materials                                     $467         492         517         541          567         597
     Water Treatment Chemicals                                   $263         277         291         305          320         335
     SCR Chemicals                                               $204         215         225         240          249         262
     Supply/Waste Water Pumping Costs                            $272         286         300         318          331         347
     Electrical Transmission O&M                                  $17          18          19          21           22          23
     Insurance                                                 $1,036       1,098       1,164       1,234        1,308       1,387
     Administrative & General                                  $1,382       1,464       1,552       1,645        1,744       1,849
     Property Taxes (22)                                       $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                  $359         366         373         380          388         396
     Trustee & Rating Agency Fees                                 $93          93          93          93           93          93
                                                               ------      ------      ------      ------       ------      ------
     Total Operating Expenses                                 $18,198      21,197      21,696      25,265       25,758      24,203

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           $43,712      40,974      40,765      37,440       31,821      29,782

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%
     Capacity Factor (4)                                      56.02%      54.95%      54.17%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,637,300   2,586,700   2,550,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,318,700   1,293,300   1,275,000
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061
     Market Energy Sales                                           0           0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  27,898      27,362      26,974

COMMODITY PRICES
     General Inflation (%)(11)                                  6.00        6.00        6.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                              2.02        2.10        2.18
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                              2.80        2.97        3.14
     Market Electricity Rates (16)                             98.65      106.78      114.17
     Natural Gas Price ($/MMBtu)(17)                           6.709       7.145       7.610

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       28,055      28,055      28,055
               Energy                                          4,061       4,113       4,157
               Tracking Account Payment                        1,274       1,331       1,397
               Transmission (18)                                   0           0           0
          Aquila/UtiliCorp
               Capacity                                       16,152      16,152      16,152
               Energy                                          3,610       3,752       3,921
               Tracking Account Payment                           80          83          87
               Transmission (18)                                   0           0           0
          Market                                                   0           0           0
     Interest Income (19)                                      1,004         970         957
                                                              ------      ------      ------
     Total Operating Revenues                                 54,236      54,456      54,726

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                  0           0           0
     Labor                                                     4,086       4,331       4,591
     Deposits to Major Maintenance Reserve (21)                9,427       9,750      10,250
     Corps of Engineers                                          111         111         111
     Subcontractor                                               490         519         550
     Lateral Pipeline O&M                                         44          47          50
     Back Up Power                                               699         740         785
     Balance of Plant Parts                                      823         854         895
     Equipment and Materials                                     621         644         673
     Water Treatment Chemicals                                   348         362         378
     SCR Chemicals                                               273         283         295
     Supply/Waste Water Pumping Costs                            360         376         394
     Electrical Transmission O&M                                  24          26          28
     Insurance                                                 1,470       1,558       1,651
     Administrative & General                                  1,960       2,077       2,202
     Property Taxes (22)                                       4,358       4,239       4,180
     Panola Partnership / Inducement A Payments                  404         412         420
     Trustee & Rating Agency Fees                                 93          93          93
                                                              ------      ------      ------
     Total Operating Expenses                                 25,591      26,422      27,546

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           28,645      28,034      27,180

                                   Exhibit B-6

                               Batesville Project
                           Projected Operating Results

                    Sensitivity E - Increased Inflation (6%)

Year Ending December 31,                                       2009         2010        2011        2012         2013        2014
------------------------                                      ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                 $70,200      56,700      42,600      27,300       12,000           0
          Principal                                           $13,500      14,100      15,300      15,300       12,000           0
          Interest                                             $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                                $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                                $0           0           0           0            0       9,328
          Interest                                            $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                        $64          64          64          64           64          64
                                                               ------      ------      ------      ------       ------      ------
     Total Debt Service                                       $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                         $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                                1.34        1.27        1.27        1.26         1.24        1.27
AVERAGE DEBT COVERAGE (27)                                       1.78
MINIMUM SENIOR DEBT COVERAGE                                     1.24

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)               $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             $7,721      10,250      10,250      10,750       10,750       8,506
      Major Overhaul Expenses (29)                            $28,402      15,186           0      10,176       34,652           0
      Major Maintenance Reserve Balance (30)                  $17,883      14,467      25,947      28,726        7,266      16,390

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0           0           0
          Principal                                                0           0           0
          Interest                                                 0           0           0
     Series B Bonds
          Balance Outstanding                                166,672     156,640     146,608
          Principal                                           10,032      10,032      10,560
          Interest                                            13,396      12,577      11,748
     Letter-of-Credit Fees                                        64          64          64
                                                              ------      ------      ------
     Total Debt Service                                       23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                         409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                               1.24        1.24        1.24
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)               11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             9,427       9,750      10,250
      Major Overhaul Expenses (29)                             8,862           0       7,507
      Major Maintenance Reserve Balance (30)                  18,348      29,658      34,922

                                   Exhibit B-6

                               Batesville Project
                           Projected Operating Results

                    Sensitivity E - Increased Inflation (6%)

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                      53.39%      53.11%       52.82%      52.04%      50.26%      49.41%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,513,300   2,500,000    2,486,700   2,450,000   2,366,000   2,326,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,256,700   1,250,000    1,243,300           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                           0           0            0   1,225,000   1,183,000   1,163,000
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  26,586      26,445       26,304      25,916      25,028      24,604

COMMODITY PRICES
     General Inflation (%)(11)                                  6.00        6.00         6.00        6.00        6.00        6.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $51.69       51.69        51.69       51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                             $2.26        2.35         2.44        2.54        2.64        2.75
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51        59.51        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                             $3.33        3.53         3.75        0.00        0.00        0.00
     Market Electricity Rates (16)                           $122.06      129.23       136.83      148.24      157.26      166.05
     Natural Gas Price ($/MMBtu)(17)                          $8.104       8.631        9.192       9.790      10.426      11.104

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $28,055      28,055       28,055      28,055      28,055      28,055
               Energy                                         $4,222       4,325        4,426       4,508       4,472       4,536
               Tracking Account Payment                       $1,467       1,554        1,646       1,727       1,776       1,860
               Transmission (18)                                  $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152       16,152           0           0           0
               Energy                                         $4,097       4,320        4,554           0           0           0
               Tracking Account Payment                          $92          97          103           0           0           0
               Transmission (18)                                  $0           0            0           0           0           0
          Market                                                  $0           0            0     181,594     186,039     193,116
     Interest Income (19)                                       $906         953          716       1,153       1,104       1,046
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Revenues                                $54,990      55,456       55,652     217,037     221,446     228,612

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0            0      84,570      86,979      91,067
     Labor                                                    $4,866       5,158        5,468       5,796       6,144       6,512
     Deposits to Major Maintenance Reserve (21)              $10,250      10,500       14,000      17,309      19,240      21,386
     Corps of Engineers                                         $111         111          111         111         111         111
     Subcontractor                                              $584         619          656         695         737         781
     Lateral Pipeline O&M                                        $53          56           59          63          66          70
     Back Up Power                                              $832         882          935         991       1,051       1,113
     Balance of Plant Parts                                     $935         986        1,037       1,084       1,111       1,158
     Equipment and Materials                                    $701         743          783         816         834         872
     Water Treatment Chemicals                                  $395         416          439         459         469         489
     SCR Chemicals                                              $309         326          343         356         366         380
     Supply/Waste Water Pumping Costs                           $411         431          455         474         486         506
     Electrical Transmission O&M                                 $29          31           33          35          37          39
     Insurance                                                $1,751       1,856        1,967       2,085       2,210       2,343
     Administrative & General                                 $2,334       2,474        2,623       2,780       2,947       3,123
     Property Taxes (22)                                      $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                 $428         437          446         455         464         473
     Trustee & Rating Agency Fees                                $93          93           93          93          93          93
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Expenses                                $28,147      29,084       33,572     122,416     127,676     134,677

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          $26,843      26,372       22,080      94,621      93,770      93,935

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100      806,100
     Availability Factor (%)(3)                              92.00%       92.00%
     Capacity Factor (4)                                     48.50%       47.19%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800       69,800
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                              2,283,300      925,600
          Contract Heat Rate (Btu/kWh)(7)                     7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700      268,700
          Standard Capacity (kW)(5)                         236,500      236,500
          Supplemental Capacity (kW)(5)                      30,500       30,500
          Surplus Supplemental Capacity (kW)(8)               4,400        4,400
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                                      0            0
          Contract Heat Rate (Btu/kWh)(9)                     7,061        7,061
     Market Energy Sales                                  1,141,700      740,400
     Heat Rate (Btu/kWh)(10)                                  7,052        7,052
     Fuel Consumption (BBtu)                                 24,153       11,749

COMMODITY PRICES
     General Inflation (%)(11)                                 6.00         6.00
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                51.69        43.07
           Energy Rate ($/MWh)(13)                             2.86         2.98
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 0.00         0.00
           Energy Rate ($/MWh)(15)                             0.00         0.00
     Market Electricity Rates (16)                           177.70       189.66
     Natural Gas Price ($/MMBtu)(17)                         11.825       12.594

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      28,055       11,688
               Energy                                         4,589        1,916
               Tracking Account Payment                       1,944          839
               Transmission (18)                                  0            0
          Aquila/UtiliCorp
               Capacity                                           0            0
               Energy                                             0            0
               Tracking Account Payment                           0            0
               Transmission (18)                                  0            0
          Market                                            202,880      140,424
     Interest Income (19)                                     1,205        1,129
                                                             ------       ------
     Total Operating Revenues                               238,673      155,996

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                            95,209       65,758
     Labor                                                    6,903        3,659
     Deposits to Major Maintenance Reserve (21)               6,750        3,375
     Corps of Engineers                                         111           55
     Subcontractor                                              828          439
     Lateral Pipeline O&M                                        74           39
     Back Up Power                                            1,180          870
     Balance of Plant Parts                                   1,202          621
     Equipment and Materials                                    908          466
     Water Treatment Chemicals                                  509          262
     SCR Chemicals                                              397          205
     Supply/Waste Water Pumping Costs                           527          272
     Electrical Transmission O&M                                 41           22
     Insurance                                                2,483        1,316
     Administrative & General                                 3,311        1,755
     Property Taxes (22)                                      3,921        1,795
     Panola Partnership / Inducement A Payments                 483          246
     Trustee & Rating Agency Fees                                93           46
                                                             ------       ------
     Total Operating Expenses                               124,930       81,201

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         113,743       74,795

                                   Exhibit B-6

                               Batesville Project
                           Projected Operating Results

                    Sensitivity E - Increased Inflation (6%)

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     $0           0            0           0           0           0
          Principal                                               $0           0            0           0           0           0
          Interest                                                $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                               $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                          $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                           $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                       $64          64           64          64          64          64
                                                              ------      ------       ------      ------      ------      ------
     Total Debt Service                                      $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                          $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                               1.27        1.31         1.32        3.55        3.68        3.87
AVERAGE DEBT COVERAGE (27)                                      1.78
MINIMUM SENIOR DEBT COVERAGE                                    1.24

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)              $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $10,250      10,500       14,000      17,309      19,240      21,386
      Major Overhaul Expenses (29)                           $41,241           0       20,612           0      32,570           0
      Major Maintenance Reserve Balance (30)                  $6,899      17,985       12,902      31,308      20,639      43,779

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     0            0
          Principal                                               0            0
          Interest                                                0            0
     Series B Bonds
          Balance Outstanding                                49,808       25,520
          Principal                                          24,288       25,520
          Interest                                            3,569        1,041
     Letter-of-Credit Fees                                       64           32
                                                             ------       ------
     Total Debt Service                                      27,921       26,593

TRANSFERS FROM DSRA (25)                                          0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                              4.07         3.81
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account             12,385      (26,561)
      Debt Service Reserve Account Balance (28)              26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            6,750        3,375
      Major Overhaul Expenses (29)                           41,691            0
      Major Maintenance Reserve Balance (30)                 12,559       16,468

                            Footnotes to Exhibit B-6

The footnotes to Exhibit B-6 are the same as the footnotes for Exhibit B-1, except:

11. General inflation and the GDP-IPD are assumed to escalate at a rate of 6.0 percent per year, rather than 2.6 percent per year, as assumed in the Base Case.

17. The price of natural gas is assumed to escalate a 0.5 percent above inflation, or 6.5 percent per year in this case.

19. Based on a reinvestment rate of 8.0 percent per year, as estimated by the Initial Purchasers based on a general inflation rate of 6.0 percent per year.

21. Deposits as estimated by the Partnership based on a general inflation rate of 6.0 percent per year.

29. Major turbine overhaul expenses as estimated by the Partnership, adjusted to reflect a general inflation rate of 6.0 percent per year.

30. Balance includes interest income based on a reinvestment rate of 8.0 percent per year, as estimated by the Initial Purchasers.

                                   Exhibit B-7

                               Batesville Project
                           Projected Operating Results

                    Sensitivity F - Increased Gas Escalation

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                    66.71%      63.73%      63.73%      63.29%      62.85%      62.04%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,832,000   3,000,000   3,000,000   2,979,300   2,958,700   2,920,700
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               916,000   1,500,000   1,500,000   1,489,700   1,479,300   1,460,300
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                         0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                19,379      31,734      31,734      31,515      31,297      30,895

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                           $1.18        1.20        1.24        1.28        1.31        1.36
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                           $1.09        1.12        1.15        1.18        1.21        1.24
     Market Electricity Rates (16)                          $34.55       35.56       36.59       37.95       39.36       40.54
     Natural Gas Price ($/MMBtu)(17)                        $2.469       2.557       2.650       2.745       2.844       2.946

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                       $1,832       3,060       3,150       3,218       3,284       3,359
               Tracking Account Payment                       $326         552         572         589         606         620
               Transmission (18)                            $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                     $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                         $980       1,647       1,690       1,722       1,754       1,777
               Tracking Account Payment                        $20          35          36          37          38          39
               Transmission (18)                              $661       1,133       1,133       1,133       1,133       1,133
          Market                                                $0           0           0           0           0           0
     Interest Income (19)                                     $403         917         864         863         861         944
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Revenues                              $32,922      56,545      56,646      56,762      56,877      60,825

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               $0           0           0           0           0           0
     Labor                                                    $963       1,693       1,737       1,782       1,829       1,876
     Deposits to Major Maintenance Reserve (21)             $8,500       4,525       4,525       4,525       4,525       4,525
     Corps of Engineers                                        $64         111         111         111         111         111
     Subcontractor                                            $115         203         208         214         219         225
     Lateral Pipeline O&M                                      $10          18          19          19          20          20
     Back Up Power                                            $158         279         286         294         302         309
     Balance of Plant Parts                                   $231         387         396         407         413         421
     Equipment and Materials                                  $173         293         302         304         311         315
     Water Treatment Chemicals                                 $98         164         168         171         175         177
     SCR Chemicals                                             $77         126         131         134         138         136
     Supply/Waste Water Pumping Costs                         $102         171         176         179         182         184
     Electrical Transmission O&M                                $6          10          10          11          11          11
     Insurance                                                $346         609         625         641         658         675
     Administrative & General                                 $462         812         833         855         877         900
     Property Taxes (22)                                        $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments               $175         306         312         318         325         331
     Trustee & Rating Agency Fees                              $54          93          93          93          93          93
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Expenses                              $11,534       9,800      11,832      11,958      12,089      12,209

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                       $21,388      46,745      44,814      44,804      44,788      48,616

Year Ending December 31,                                      2006        2007        2008
------------------------                                     ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%
     Capacity Factor (4)                                     61.23%      60.91%      60.58%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              2,882,700   2,867,300   2,852,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,441,300   1,433,700   1,426,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061
     Market Energy Sales                                          0           0           0
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 30,493      30,331      30,168

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                             1.40        1.44        1.49
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                             1.28        1.31        1.34
     Market Electricity Rates (16)                            41.75       42.82       43.92
     Natural Gas Price ($/MMBtu)(17)                          3.052       3.162       3.276

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      36,988      36,988      36,988
               Energy                                         3,402       3,469       3,565
               Tracking Account Payment                         633         653         673
               Transmission (18)                                678           0           0
          Aquila/UtiliCorp
               Capacity                                      16,152      16,152      16,152
               Energy                                         1,799       1,836       1,874
               Tracking Account Payment                          40          41          42
               Transmission (18)                                339           0           0
          Market                                                  0           0           0
     Interest Income (19)                                       951         930         918
                                                             ------      ------      ------
     Total Operating Revenues                                60,981      60,069      60,211

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 0           0           0
     Labor                                                    1,925       1,975       2,026
     Deposits to Major Maintenance Reserve (21)               4,525       4,525       4,975
     Corps of Engineers                                         111         111         111
     Subcontractor                                              231         237         243
     Lateral Pipeline O&M                                        21          21          22
     Back Up Power                                              317         325         333
     Balance of Plant Parts                                     424         434         441
     Equipment and Materials                                    320         327         334
     Water Treatment Chemicals                                  179         183         187
     SCR Chemicals                                              138         142         145
     Supply/Waste Water Pumping Costs                           186         189         193
     Electrical Transmission O&M                                 12          12          12
     Insurance                                                  692         710         729
     Administrative & General                                   923         947         972
     Property Taxes (22)                                      1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                 338         345         351
     Trustee & Rating Agency Fees                                93          93          93
                                                             ------      ------      ------
     Total Operating Expenses                                12,335      12,476      13,067

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                         48,646      47,593      47,144

                                   Exhibit B-7

                               Batesville Project
                           Projected Operating Results

                    Sensitivity F - Increased Gas Escalation

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                             $0       8,250       6,900       7,350       7,800      11,400
          Interest                                          $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                             $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                             $0           0           0           0           0           0
          Interest                                          $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                     $54          92          92          92          92          75
                                                            ------      ------      ------      ------      ------      ------
     Total Debt Service                                    $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                        $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                             1.45        1.43        1.43        1.43        1.43        1.42
AVERAGE DEBT COVERAGE (27)                                    1.60
MINIMUM SENIOR DEBT COVERAGE                                  1.42

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)            $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          $8,500       4,525       4,525       4,525       4,525       4,525
      Major Overhaul Expenses (29)                              $0       5,850           0       2,821      11,768           0
      Major Maintenance Reserve Balance (30)                $8,500       7,643      12,588      14,984       8,565      13,561

Year Ending December 31,                                      2006        2007        2008
------------------------                                     ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                               108,300      95,850      83,250
          Principal                                          12,450      12,600      13,050
          Interest                                            7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                               176,000     176,000     176,000
          Principal                                               0           0           0
          Interest                                           14,362      14,362      14,362
     Letter-of-Credit Fees                                       64          64          64
                                                             ------      ------      ------
     Total Debt Service                                      34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                        371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                              1.42        1.42        1.43
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)              16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            4,525       4,525       4,975
      Major Overhaul Expenses (29)                            3,047       3,126           0
      Major Maintenance Reserve Balance (30)                 15,785      18,052      24,020

                                   Exhibit B-7

                               Batesville Project
                           Projected Operating Results

                    Sensitivity F - Increased Gas Escalation

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                      60.08%      59.58%      59.05%      58.53%       57.81%      57.10%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               2,828,300   2,804,700   2,780,000   2,755,300    2,721,700   2,688,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               1,414,200   1,402,300   1,390,000   1,377,700    1,360,800   1,344,000
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                           0           0           0           0            0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                  29,918      29,668      29,407      29,146       28,790      28,434

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60        2.60        2.60         2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $68.14       68.14       68.14       68.14        58.54       51.69
           Energy Rate ($/MWh)(13)                             $1.53        1.58        1.63        1.68         1.73        1.78
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                             $1.38        1.42        1.45        1.49         1.53        1.57
     Market Electricity Rates (16)                            $45.31       46.74       48.69       50.71        52.36       54.07
     Natural Gas Price ($/MMBtu)(17)                          $3.394       3.516       3.643       3.774        3.910       4.050

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $36,988      36,988      36,988      36,988       31,777      28,055
               Energy                                         $3,649       3,730       3,809       3,885        3,946       4,005
               Tracking Account Payment                         $691         710         729         749          766         784
               Transmission (18)                                  $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                         $1,906       1,940       1,973       2,006        2,033       2,060
               Tracking Account Payment                          $43          44          46          47           48          49
               Transmission (18)                                  $0           0           0           0            0           0
          Market                                                  $0           0           0           0            0           0
     Interest Income (19)                                       $904         894         900         869          749         651
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Revenues                                $60,332      60,458      60,596      60,695       55,471      51,756

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0           0           0            0           0
     Labor                                                    $2,079       2,133       2,189       2,246        2,304       2,364
     Deposits to Major Maintenance Reserve (21)               $5,348       5,749       6,180       6,644        7,142       5,000
     Corps of Engineers                                         $111         111         111         111          111         111
     Subcontractor                                              $249         256         262         269          276         283
     Lateral Pipeline O&M                                        $22          23          24          24           25          26
     Back Up Power                                              $343         351         361         370          379         389
     Balance of Plant Parts                                     $450         459         463         471          478         484
     Equipment and Materials                                    $339         345         350         355          359         367
     Water Treatment Chemicals                                  $190         193         196         200          202         205
     SCR Chemicals                                              $148         151         154         157          159         161
     Supply/Waste Water Pumping Costs                           $195         202         204         207          208         214
     Electrical Transmission O&M                                 $12          13          13          13           14          14
     Insurance                                                  $748         767         787         808          829         850
     Administrative & General                                   $997       1,023       1,050       1,077        1,105       1,134
     Property Taxes (22)                                      $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                 $359         366         373         380          388         396
     Trustee & Rating Agency Fees                                $93          93          93          93           93          93
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Expenses                                $13,583      14,135      14,710      17,863       18,458      16,580

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                         $46,749      46,323      45,886      42,832       37,013      35,176

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%
     Capacity Factor (4)                                      56.02%      54.95%      54.17%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,637,300   2,586,700   2,550,000
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,318,700   1,293,300   1,275,000
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061
     Market Energy Sales                                           0           0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  27,898      27,362      26,974

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                              1.84        1.90        1.95
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                              1.61        1.65        1.70
     Market Electricity Rates (16)                             56.68       59.38       61.45
     Natural Gas Price ($/MMBtu)(17)                           4.196       4.347       4.504

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       28,055      28,055      28,055
               Energy                                          4,061       4,113       4,157
               Tracking Account Payment                          797         810         827
               Transmission (18)                                   0           0           0
          Aquila/UtiliCorp
               Capacity                                       16,152      16,152      16,152
               Energy                                          2,074       2,087       2,111
               Tracking Account Payment                           50          51          52
               Transmission (18)                                   0           0           0
          Market                                                   0           0           0
     Interest Income (19)                                        650         627         619
                                                              ------      ------      ------
     Total Operating Revenues                                 51,839      51,894      51,972

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                  0           0           0
     Labor                                                     2,425       2,488       2,553
     Deposits to Major Maintenance Reserve (21)                5,375       5,778       6,211
     Corps of Engineers                                          111         111         111
     Subcontractor                                               291         298         306
     Lateral Pipeline O&M                                         26          27          28
     Back Up Power                                               399         409         421
     Balance of Plant Parts                                      487         493         497
     Equipment and Materials                                     368         369         375
     Water Treatment Chemicals                                   207         208         210
     SCR Chemicals                                               162         163         164
     Supply/Waste Water Pumping Costs                            214         217         218
     Electrical Transmission O&M                                  15          15          15
     Insurance                                                   872         895         918
     Administrative & General                                  1,163       1,193       1,224
     Property Taxes (22)                                       4,358       4,239       4,180
     Panola Partnership / Inducement A Payments                  404         412         420
     Trustee & Rating Agency Fees                                 93          93          93
                                                              ------      ------      ------
     Total Operating Expenses                                 16,970      17,408      17,944

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                          34,869      34,486      34,028

                                   Exhibit B-7

                               Batesville Project
                           Projected Operating Results

                    Sensitivity F - Increased Gas Escalation

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                $70,200      56,700      42,600      27,300       12,000           0
          Principal                                          $13,500      14,100      15,300      15,300       12,000           0
          Interest                                            $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                               $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                               $0           0           0           0            0       9,328
          Interest                                           $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                       $64          64          64          64           64          64
                                                              ------      ------      ------      ------       ------      ------
     Total Debt Service                                      $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                        $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                               1.43        1.43        1.43        1.43         1.43        1.49
AVERAGE DEBT COVERAGE (27)                                      1.60
MINIMUM SENIOR DEBT COVERAGE                                    1.42

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)              $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $5,348       5,749       6,180       6,644        7,142       5,000
      Major Overhaul Expenses (29)                           $19,843      10,269           0       6,447       21,249           0
      Major Maintenance Reserve Balance (30)                 $10,846       6,923      13,484      14,423        1,109       6,170

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0           0           0
          Principal                                                0           0           0
          Interest                                                 0           0           0
     Series B Bonds
          Balance Outstanding                                166,672     156,640     146,608
          Principal                                           10,032      10,032      10,560
          Interest                                            13,396      12,577      11,748
     Letter-of-Credit Fees                                        64          64          64
                                                              ------      ------      ------
     Total Debt Service                                       23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                         409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                               1.50        1.53        1.55
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)               11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             5,375       5,778       6,211
      Major Overhaul Expenses (29)                             5,091           0       4,040
      Major Maintenance Reserve Balance (30)                   6,793      12,945      15,828

                                   Exhibit B-7

                               Batesville Project
                           Projected Operating Results

                    Sensitivity F - Increased Gas Escalation

Year Ending December 31,                                     2018         2019         2020        2021        2022        2023
------------------------                                    ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                     53.39%      53.11%       52.82%      52.04%      50.26%      49.41%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                              2,513,300   2,500,000    2,486,700   2,450,000   2,366,000   2,326,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,256,700   1,250,000    1,243,300           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                          0           0            0   1,225,000   1,183,000   1,163,000
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 26,586      26,445       26,304      25,916      25,028      24,604

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60         2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $51.69       51.69        51.69       51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                            $2.02        2.08         2.14        2.21        2.28        2.35
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $59.51       59.51        59.51        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                            $1.74        1.79         1.83        0.00        0.00        0.00
     Market Electricity Rates (16)                           $63.59       65.17        66.79       70.04       71.91       73.50
     Natural Gas Price ($/MMBtu)(17)                         $4.666       4.834        5.008       5.188       5.375       5.568

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $28,055      28,055       28,055      28,055      28,055      28,055
               Energy                                        $4,222       4,325        4,426       4,508       4,472       4,536
               Tracking Account Payment                        $844         870          897         915         916         933
               Transmission (18)                                 $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                     $16,152      16,152       16,152           0           0           0
               Energy                                        $2,134       2,178        2,223           0           0           0
               Tracking Account Payment                         $53          54           56           0           0           0
               Transmission (18)                                 $0           0            0           0           0           0
          Market                                                 $0           0            0      85,799      85,070      85,481
     Interest Income (19)                                      $586         616          463         746         715         677
                                                             ------      ------       ------      ------      ------      ------
     Total Operating Revenues                               $52,046      52,250       52,272     120,023     119,227     119,681

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0            0      44,818      44,839      45,668
     Labor                                                   $2,619       2,688        2,757       2,829       2,903       2,978
     Deposits to Major Maintenance Reserve (21)              $6,677       7,178        7,717       8,295       8,917       9,586
     Corps of Engineers                                        $111         111          111         111         111         111
     Subcontractor                                             $314         322          331         339         348         357
     Lateral Pipeline O&M                                       $28          29           30          31          31          32
     Back Up Power                                             $432         442          454         465         478         490
     Balance of Plant Parts                                    $501         514          522         529         525         530
     Equipment and Materials                                   $377         386          395         397         394         398
     Water Treatment Chemicals                                 $213         217          221         224         222         224
     SCR Chemicals                                             $166         169          172         173         174         174
     Supply/Waste Water Pumping Costs                          $222         225          231         232         231         234
     Electrical Transmission O&M                                $16          16           17          17          17          18
     Insurance                                                 $942         967          992       1,018       1,044       1,071
     Administrative & General                                $1,256       1,289        1,322       1,357       1,392       1,428
     Property Taxes (22)                                     $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                $428         437          446         455         464         473
     Trustee & Rating Agency Fees                               $93          93           93          93          93          93
                                                             ------      ------       ------      ------      ------      ------
     Total Operating Expenses                               $18,460      19,048       19,935      65,627      66,514      68,026

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                        $33,586      33,202       32,337      54,396      52,713      51,655

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100      806,100
     Availability Factor (%)(3)                              92.00%       92.00%
     Capacity Factor (4)                                     48.50%       47.19%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800       69,800
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                              2,283,300      925,600
          Contract Heat Rate (Btu/kWh)(7)                     7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700      268,700
          Standard Capacity (kW)(5)                         236,500      236,500
          Supplemental Capacity (kW)(5)                      30,500       30,500
          Surplus Supplemental Capacity (kW)(8)               4,400        4,400
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                                      0            0
          Contract Heat Rate (Btu/kWh)(9)                     7,061        7,061
     Market Energy Sales                                  1,141,700      740,400
     Heat Rate (Btu/kWh)(10)                                  7,052        7,052
     Fuel Consumption (BBtu)                                 24,153       11,749

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60         2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                51.69        43.07
           Energy Rate ($/MWh)(13)                             2.43         2.50
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 0.00         0.00
           Energy Rate ($/MWh)(15)                             0.00         0.00
     Market Electricity Rates (16)                            76.13        78.65
     Natural Gas Price ($/MMBtu)(17)                          5.769        5.976

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      28,055       11,688
               Energy                                         4,589        1,916
               Tracking Account Payment                         948          398
               Transmission (18)                                  0            0
          Aquila/UtiliCorp
               Capacity                                           0            0
               Energy                                             0            0
               Tracking Account Payment                           0            0
               Transmission (18)                                  0            0
          Market                                             86,918       58,232
     Interest Income (19)                                       780          730
                                                             ------       ------
     Total Operating Revenues                               121,291       72,964

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                            46,445       31,205
     Labor                                                    3,056        1,567
     Deposits to Major Maintenance Reserve (21)                 525          282
     Corps of Engineers                                         111           55
     Subcontractor                                              366          188
     Lateral Pipeline O&M                                        33           17
     Back Up Power                                              503          359
     Balance of Plant Parts                                     534          267
     Equipment and Materials                                    401          200
     Water Treatment Chemicals                                  225          112
     SCR Chemicals                                              175           88
     Supply/Waste Water Pumping Costs                           233          117
     Electrical Transmission O&M                                 18            9
     Insurance                                                1,099          564
     Administrative & General                                 1,465          752
     Property Taxes (22)                                      3,921        1,795
     Panola Partnership / Inducement A Payments                 483          246
     Trustee & Rating Agency Fees                                93           46
                                                             ------       ------
     Total Operating Expenses                                59,686       37,869

CASH AVAILABLE
         FOR DEBT SERVICE ($000)(23)                         61,605       35,095

                                   Exhibit B-7

                               Batesville Project
                           Projected Operating Results

                    Sensitivity F - Increased Gas Escalation

Year Ending December 31,                                     2018         2019         2020        2021        2022        2023
------------------------                                    ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                    $0           0            0           0           0           0
          Principal                                              $0           0            0           0           0           0
          Interest                                               $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                              $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                         $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                          $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                      $64          64           64          64          64          64
                                                             ------      ------       ------      ------      ------      ------
     Total Debt Service                                     $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                         $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                              1.59        1.62         1.93        2.05        2.08        2.13
AVERAGE DEBT COVERAGE (27)                                     1.60
MINIMUM SENIOR DEBT COVERAGE                                   1.42

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)             $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $6,677       7,178        7,717       8,295       8,917       9,586
      Major Overhaul Expenses (29)                          $21,486           0       10,061           0      14,894           0
      Major Maintenance Reserve Balance (30)                 $1,890       9,172        7,332      16,030      10,935      21,122

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     0            0
          Principal                                               0            0
          Interest                                                0            0
     Series B Bonds
          Balance Outstanding                                49,808       25,520
          Principal                                          24,288       25,520
          Interest                                            3,569        1,041
     Letter-of-Credit Fees                                       64           32
                                                             ------       ------
     Total Debt Service                                      27,921       26,593

TRANSFERS FROM DSRA (25)                                          0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                              2.21         2.32
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account             12,385      (26,561)
      Debt Service Reserve Account Balance (28)              26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)              525          282
      Major Overhaul Expenses (29)                           17,861            0
      Major Maintenance Reserve Balance (30)                  4,948        5,366

                            Footnotes to Exhibit B-7

The footnotes to Exhibit B-7 are the same as the footnotes for Exhibit B-1, except:

17. Assumed to be escalated annually at a rate which is 1.0 percent above inflation, increased from C.C. Pace's Base Case assumption of 0.5 percent above inflation.

                                   Exhibit B-8

                               Batesville Project
                           Projected Operating Results

                      Sensitivity G - Reduced Market Prices

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                    61.15%      57.98%      57.98%      57.36%      56.74%      55.72%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,679,300   2,729,300   2,729,300   2,700,300   2,671,300   2,623,000
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               839,700   1,364,700   1,364,700   1,350,200   1,335,700   1,311,500
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                         0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                17,764      28,871      28,871      28,564      28,257      27,746

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                           $1.18        1.20        1.24        1.27        1.31        1.36
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                           $1.09        1.12        1.15        1.18        1.21        1.24
     Market Electricity Rates (16)                          $32.82       34.11       35.44       36.82       38.25       39.51
     Natural Gas Price ($/MMBtu)(17)                        $2.445       2.521       2.599       2.679       2.762       2.848

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                       $1,679       2,784       2,866       2,916       2,965       3,016
               Tracking Account Payment                       $296         495         511         521         531         538
               Transmission (18)                            $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                     $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                         $898       1,498       1,537       1,560       1,584       1,596
               Tracking Account Payment                        $18          31          32          33          33          34
               Transmission (18)                              $661       1,133       1,133       1,133       1,133       1,133
          Market                                                $0           0           0           0           0           0
     Interest Income (19)                                     $403         917         864         863         861         944
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Revenues                              $32,655      56,059      56,143      56,227      56,308      60,215

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               $0           0           0           0           0           0
     Labor                                                    $963       1,693       1,737       1,782       1,829       1,876
     Deposits to Major Maintenance Reserve (21)             $8,500       4,525       4,525       4,525       4,525       4,525
     Corps of Engineers                                        $64         111         111         111         111         111
     Subcontractor                                            $115         203         208         214         219         225
     Lateral Pipeline O&M                                      $10          18          19          19          20          20
     Back Up Power                                            $158         279         286         294         302         309
     Balance of Plant Parts                                   $212         352         360         369         373         378
     Equipment and Materials                                  $159         266         274         275         280         283
     Water Treatment Chemicals                                 $89         149         153         155         158         159
     SCR Chemicals                                             $71         115         119         122         124         122
     Supply/Waste Water Pumping Costs                          $93         156         160         162         164         165
     Electrical Transmission O&M                                $6          10          10          11          11          11
     Insurance                                                $346         609         625         641         658         675
     Administrative & General                                 $462         812         833         855         877         900
     Property Taxes (22)                                        $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments               $175         306         312         318         325         331
     Trustee & Rating Agency Fees                              $54          93          93          93          93          93
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Expenses                              $11,477       9,697      11,725      11,846      11,969      12,083

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                        $21,178      46,362      44,418      44,381      44,339      48,132

Year Ending December 31,                                      2006        2007        2008
------------------------                                     ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%
     Capacity Factor (4)                                     54.69%      54.68%      54.68%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              2,574,700   2,574,300   2,574,000
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,287,300   1,287,200   1,287,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061
     Market Energy Sales                                          0           0           0
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 27,235      27,231      27,228

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                             1.39        1.43        1.47
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                             1.27        1.31        1.34
     Market Electricity Rates (16)                            40.80       41.90       43.02
     Natural Gas Price ($/MMBtu)(17)                          2.936       3.027       3.121

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      36,988      36,988      36,988
               Energy                                         3,038       3,115       3,218
               Tracking Account Payment                         544         561         578
               Transmission (18)                                678           0           0
          Aquila/UtiliCorp
               Capacity                                      16,152      16,152      16,152
               Energy                                         1,607       1,649       1,691
               Tracking Account Payment                          34          35          36
               Transmission (18)                                339           0           0
          Market                                                  0           0           0
     Interest Income (19)                                       951         930         918
                                                             ------      ------      ------
     Total Operating Revenues                                60,331      59,430      59,581

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 0           0           0
     Labor                                                    1,925       1,975       2,026
     Deposits to Major Maintenance Reserve (21)               4,525       4,525       4,975
     Corps of Engineers                                         111         111         111
     Subcontractor                                              231         237         243
     Lateral Pipeline O&M                                        21          21          22
     Back Up Power                                              317         325         333
     Balance of Plant Parts                                     378         390         398
     Equipment and Materials                                    286         293         301
     Water Treatment Chemicals                                  160         164         168
     SCR Chemicals                                              124         127         131
     Supply/Waste Water Pumping Costs                           166         170         174
     Electrical Transmission O&M                                 12          12          12
     Insurance                                                  692         710         729
     Administrative & General                                   923         947         972
     Property Taxes (22)                                      1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                 338         345         351
     Trustee & Rating Agency Fees                                93          93          93
                                                             ------      ------      ------
     Total Operating Expenses                                12,202      12,345      12,939

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          48,129      47,085      46,642

                                   Exhibit B-8

                               Batesville Project
                           Projected Operating Results

                      Sensitivity G - Reduced Market Prices

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                             $0       8,250       6,900       7,350       7,800      11,400
          Interest                                          $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                             $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                             $0           0           0           0           0           0
          Interest                                          $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                     $54          92          92          92          92          75
                                                            ------      ------      ------      ------      ------      ------
     Total Debt Service                                    $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                        $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                             1.44        1.42        1.42        1.42        1.42        1.41
AVERAGE DEBT COVERAGE (27)                                    1.57
MINIMUM SENIOR DEBT COVERAGE                                  1.41

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)            $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          $8,500       4,525       4,525       4,525       4,525       4,525
      Major Overhaul Expenses (29)                              $0       5,850           0       2,821           0      12,074
      Major Maintenance Reserve Balance (30)                $8,500       7,643      12,588      14,984      20,333      13,902

Year Ending December 31,                                      2006        2007        2008
------------------------                                     ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                               108,300      95,850      83,250
          Principal                                          12,450      12,600      13,050
          Interest                                            7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                               176,000     176,000     176,000
          Principal                                               0           0           0
          Interest                                           14,362      14,362      14,362
     Letter-of-Credit Fees                                       64          64          64
                                                             ------      ------      ------
     Total Debt Service                                      34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                        371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                              1.41        1.41        1.41
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)              16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            4,525       4,525       4,975
      Major Overhaul Expenses (29)                            3,047           0       3,207
      Major Maintenance Reserve Balance (30)                 16,145      21,558      24,512

                                   Exhibit B-8

                               Batesville Project
                           Projected Operating Results

                      Sensitivity G - Reduced Market Prices

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                      53.76%      52.84%      52.85%      52.86%       51.72%      50.57%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               2,530,700   2,487,300   2,488,000   2,488,700    2,434,700   2,380,700
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               1,265,300   1,243,700   1,244,000   1,244,300    1,217,300   1,190,300
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                           0           0           0           0            0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                  26,769      26,311      26,318      26,325       25,754      25,183

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60        2.60        2.60         2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $68.14       68.14       68.14       68.14        58.54       51.69
           Energy Rate ($/MWh)(13)                             $1.52        1.57        1.62        1.66         1.71        1.76
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                             $1.38        1.41        1.45        1.49         1.53        1.57
     Market Electricity Rates (16)                            $44.50       46.02       47.99       50.03        51.72       53.47
     Natural Gas Price ($/MMBtu)(17)                          $3.218       3.318       3.421       3.527        3.636       3.749

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $36,988      36,988      36,988      36,988       31,777      28,055
               Energy                                         $3,265       3,308       3,409       3,509        3,530       3,547
               Tracking Account Payment                         $586         594         613         632          637         643
               Transmission (18)                                  $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                         $1,706       1,720       1,765       1,812        1,819       1,824
               Tracking Account Payment                          $37          37          38          39           40          40
               Transmission (18)                                  $0           0           0           0            0           0
          Market                                                  $0           0           0           0            0           0
     Interest Income (19)                                       $904         894         900         869          749         651
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Revenues                                $59,637      59,693      59,864      60,001       54,704      50,912

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0           0           0            0           0
     Labor                                                    $2,079       2,133       2,189       2,246        2,304       2,364
     Deposits to Major Maintenance Reserve (21)               $5,348       5,749       6,180       6,644        7,142       5,000
     Corps of Engineers                                         $111         111         111         111          111         111
     Subcontractor                                              $249         256         262         269          276         283
     Lateral Pipeline O&M                                        $22          23          24          24           25          26
     Back Up Power                                              $343         351         361         370          379         389
     Balance of Plant Parts                                     $402         407         414         426          427         429
     Equipment and Materials                                    $304         306         313         321          321         325
     Water Treatment Chemicals                                  $170         171         176         180          181         182
     SCR Chemicals                                              $133         134         138         142          142         143
     Supply/Waste Water Pumping Costs                           $175         179         183         187          186         189
     Electrical Transmission O&M                                 $12          13          13          13           14          14
     Insurance                                                  $748         767         787         808          829         850
     Administrative & General                                   $997       1,023       1,050       1,077        1,105       1,134
     Property Taxes (22)                                      $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                 $359         366         373         380          388         396
     Trustee & Rating Agency Fees                                $93          93          93          93           93          93
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Expenses                                $13,445      13,982      14,567      17,729       18,309      16,417

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          $46,192      45,711      45,297      42,272       36,395      34,495

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%
     Capacity Factor (4)                                      49.83%      49.08%      48.66%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               2,345,700   2,310,700   2,290,700
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,172,800   1,155,300   1,145,300
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061
     Market Energy Sales                                           0           0           0
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  24,812      24,442      24,231

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                              1.82        1.88        1.93
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                              1.61        1.65        1.69
     Market Electricity Rates (16)                             55.93       58.48       60.22
     Natural Gas Price ($/MMBtu)(17)                           3.865       3.985       4.108

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       28,055      28,055      28,055
               Energy                                          3,612       3,674       3,734
               Tracking Account Payment                          653         663         678
               Transmission (18)                                   0           0           0
          Aquila/UtiliCorp
               Capacity                                       16,152      16,152      16,152
               Energy                                          1,844       1,864       1,896
               Tracking Account Payment                           41          41          42
               Transmission (18)                                   0           0           0
          Market                                                   0           0           0
     Interest Income (19)                                        650         627         619
                                                              ------      ------      ------
     Total Operating Revenues                                 51,007      51,076      51,176

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                  0           0           0
     Labor                                                     2,425       2,488       2,553
     Deposits to Major Maintenance Reserve (21)                5,375       5,778       6,211
     Corps of Engineers                                          111         111         111
     Subcontractor                                               291         298         306
     Lateral Pipeline O&M                                         26          27          28
     Back Up Power                                               399         409         421
     Balance of Plant Parts                                      433         440         447
     Equipment and Materials                                     327         329         337
     Water Treatment Chemicals                                   184         186         189
     SCR Chemicals                                               144         146         148
     Supply/Waste Water Pumping Costs                            190         194         196
     Electrical Transmission O&M                                  15          15          15
     Insurance                                                   872         895         918
     Administrative & General                                  1,163       1,193       1,224
     Property Taxes (22)                                       4,358       4,239       4,180
     Panola Partnership / Inducement A Payments                  404         412         420
     Trustee & Rating Agency Fees                                 93          93          93
                                                              ------      ------      ------
     Total Operating Expenses                                 16,810      17,253      17,797

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           34,197      33,823      33,379

                                   Exhibit B-8

                               Batesville Project
                           Projected Operating Results

                      Sensitivity G - Reduced Market Prices

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                $70,200      56,700      42,600      27,300       12,000           0
          Principal                                          $13,500      14,100      15,300      15,300       12,000           0
          Interest                                            $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                               $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                               $0           0           0           0            0       9,328
          Interest                                           $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                       $64          64          64          64           64          64
                                                              ------      ------      ------      ------       ------      ------
     Total Debt Service                                      $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                        $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                               1.42        1.41        1.41        1.42         1.41        1.47
AVERAGE DEBT COVERAGE (27)                                      1.57
MINIMUM SENIOR DEBT COVERAGE                                    1.41

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)              $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $5,348       5,749       6,180       6,644        7,142       5,000
      Major Overhaul Expenses (29)                                $0      20,359      10,536           0        6,615           0
      Major Maintenance Reserve Balance (30)                 $31,208      18,314      14,965      22,432       24,193      30,524

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0           0           0
          Principal                                                0           0           0
          Interest                                                 0           0           0
     Series B Bonds
          Balance Outstanding                                166,672     156,640     146,608
          Principal                                           10,032      10,032      10,560
          Interest                                            13,396      12,577      11,748
     Letter-of-Credit Fees                                        64          64          64
                                                              ------      ------      ------
     Total Debt Service                                       23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                         409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                               1.47        1.50        1.52
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)               11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             5,375       5,778       6,211
      Major Overhaul Expenses (29)                            22,369           0       5,360
      Major Maintenance Reserve Balance (30)                  15,209      21,823      23,874

                                   Exhibit B-8

                               Batesville Project
                           Projected Operating Results

                      Sensitivity G - Reduced Market Prices

Year Ending December 31,                                     2018         2019         2020        2021        2022        2023
------------------------                                    ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                     48.23%      48.36%       48.49%      46.41%      44.95%      44.47%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                              2,270,700   2,276,700    2,282,700   2,184,700   2,116,000   2,093,300
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                              1,135,300   1,138,300    1,141,300           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                          0           0            0   1,092,300   1,058,000   1,046,700
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 24,019      24,083       24,146      23,109      22,383      22,143

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60         2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $51.69       51.69        51.69       51.69       51.69       51.69
           Energy Rate ($/MWh)(13)                            $1.98        2.04         2.10        2.17        2.23        2.31
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $59.51       59.51        59.51        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                            $1.74        1.78         1.83        0.00        0.00        0.00
     Market Electricity Rates (16)                           $62.02       63.60        65.22       68.79       71.23       72.97
     Natural Gas Price ($/MMBtu)(17)                         $4.236       4.367        4.502       4.642       4.786       4.934

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $28,055      28,055       28,055      28,055      28,055      28,055
               Energy                                        $3,815       3,939        4,063       4,020       3,999       4,082
               Tracking Account Payment                        $692         716          740         730         729         744
               Transmission (18)                                 $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                     $16,152      16,152       16,152           0           0           0
               Energy                                        $1,928       1,984        2,041           0           0           0
               Tracking Account Payment                         $43          45           46           0           0           0
               Transmission (18)                                 $0           0            0           0           0           0
          Market                                                 $0           0            0      75,139      75,361      76,378
     Interest Income (19)                                      $586         616          463         746         715         677
                                                             ------      ------       ------      ------      ------      ------
     Total Operating Revenues                               $51,271      51,506       51,560     108,690     108,859     109,935

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0            0      35,755      35,705      36,419
     Labor                                                   $2,619       2,688        2,757       2,829       2,903       2,978
     Deposits to Major Maintenance Reserve (21)              $6,677       7,178        7,717       8,295       8,917       9,586
     Corps of Engineers                                        $111         111          111         111         111         111
     Subcontractor                                             $314         322          331         339         348         357
     Lateral Pipeline O&M                                       $28          29           30          31          31          32
     Back Up Power                                             $432         442          454         465         478         490
     Balance of Plant Parts                                    $453         468          479         472         470         477
     Equipment and Materials                                   $341         352          363         354         352         358
     Water Treatment Chemicals                                 $192         198          203         200         198         201
     SCR Chemicals                                             $150         154          158         154         156         157
     Supply/Waste Water Pumping Costs                          $201         205          212         206         206         210
     Electrical Transmission O&M                                $16          16           17          17          17          18
     Insurance                                                 $942         967          992       1,018       1,044       1,071
     Administrative & General                                $1,256       1,289        1,322       1,357       1,392       1,428
     Property Taxes (22)                                     $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                $428         437          446         455         464         473
     Trustee & Rating Agency Fees                               $93          93           93          93          93          93
                                                             ------      ------       ------      ------      ------      ------
     Total Operating Expenses                               $18,318      18,914       19,809      56,395      57,216      58,620

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         $32,953      32,592       31,751      52,295      51,643      51,315

Year Ending December 31,                                       2024        2025(1)
------------------------                                      ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100      806,100
     Availability Factor (%)(3)                               92.00%       92.00%
     Capacity Factor (4)                                      43.56%       43.02%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800       69,800
          Contract Availability (%)(6)                        97.20%       97.20%
          Energy Sales (MWh)                               2,050,700      843,900
          Contract Heat Rate (Btu/kWh)(7)                      7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700      268,700
          Standard Capacity (kW)(5)                          236,500      236,500
          Supplemental Capacity (kW)(5)                       30,500       30,500
          Surplus Supplemental Capacity (kW)(8)                4,400        4,400
          Contract Availability (%)(6)                        97.20%       97.20%
          Energy Sales (MWh)                                       0            0
          Contract Heat Rate (Btu/kWh)(9)                      7,061        7,061
     Market Energy Sales                                   1,025,300      675,100
     Heat Rate (Btu/kWh)(10)                                   7,052        7,052
     Fuel Consumption (BBtu)                                  21,692       10,712

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60         2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 51.69        43.07
           Energy Rate ($/MWh)(13)                              2.38         2.45
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                  0.00         0.00
           Energy Rate ($/MWh)(15)                              0.00         0.00
     Market Electricity Rates (16)                             74.96        77.03
     Natural Gas Price ($/MMBtu)(17)                           5.087        5.245

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                       28,055       11,688
               Energy                                          4,122        1,747
               Tracking Account Payment                          751          319
               Transmission (18)                                   0            0
          Aquila/UtiliCorp
               Capacity                                            0            0
               Energy                                              0            0
               Tracking Account Payment                            0            0
               Transmission (18)                                   0            0
          Market                                              76,856       52,003
     Interest Income (19)                                        780          730
                                                              ------       ------
     Total Operating Revenues                                110,564       66,487

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                             36,780       24,969
     Labor                                                     3,056        1,567
     Deposits to Major Maintenance Reserve (21)                  525          282
     Corps of Engineers                                          111           55
     Subcontractor                                               366          188
     Lateral Pipeline O&M                                         33           17
     Back Up Power                                               503          359
     Balance of Plant Parts                                      480          243
     Equipment and Materials                                     360          182
     Water Treatment Chemicals                                   202          103
     SCR Chemicals                                               157           81
     Supply/Waste Water Pumping Costs                            209          106
     Electrical Transmission O&M                                  18            9
     Insurance                                                 1,099          564
     Administrative & General                                  1,465          752
     Property Taxes (22)                                       3,921        1,795
     Panola Partnership / Inducement A Payments                  483          246
     Trustee & Rating Agency Fees                                 93           46
                                                              ------       ------
     Total Operating Expenses                                 49,861       31,564

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           60,703       34,923

                                   Exhibit B-8

                               Batesville Project
                           Projected Operating Results

                      Sensitivity G - Reduced Market Prices

Year Ending December 31,                                     2018         2019         2020        2021        2022        2023
------------------------                                    ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                    $0           0            0           0           0           0
          Principal                                              $0           0            0           0           0           0
          Interest                                               $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                              $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                         $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                          $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                      $64          64           64          64          64          64
                                                             ------      ------       ------      ------      ------      ------
     Total Debt Service                                     $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                         $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                              1.56        1.59         1.90        1.97        2.04        2.11
AVERAGE DEBT COVERAGE (27)                                     1.57
MINIMUM SENIOR DEBT COVERAGE                                   1.41

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)             $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $6,677       7,178        7,717       8,295       8,917       9,586
      Major Overhaul Expenses (29)                               $0       4,253            0      23,206           0      10,866
      Major Maintenance Reserve Balance (30)                $31,864      36,542       46,269      33,903      44,685      45,863

Year Ending December 31,                                       2024        2025(1)
------------------------                                      ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0            0
          Principal                                                0            0
          Interest                                                 0            0
     Series B Bonds
          Balance Outstanding                                 49,808       25,520
          Principal                                           24,288       25,520
          Interest                                             3,569        1,041
     Letter-of-Credit Fees                                        64           32
                                                              ------       ------
     Total Debt Service                                       27,921       26,593

TRANSFERS FROM DSRA (25)                                           0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                               2.17         2.31
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              12,385      (26,561)
      Debt Service Reserve Account Balance (28)               26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)               525          282
      Major Overhaul Expenses (29)                                 0       16,086
      Major Maintenance Reserve Balance (30)                  48,910       34,451

                            Footnotes to Exhibit B-8

The footnotes to Exhibit B-8 are the same as the footnotes for Exhibit B-1, except:

4.    Based on market prices equal to C.C. Pace's Downside Case.

16.   Assumed to be equal to C.C. Pace's Downside Case.

                                   Exhibit B-9

                               Batesville Project
                           Projected Operating Results

             Sensitivity H - No PPA Renewal & Reduced Market Prices

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                    61.15%      57.98%      57.98%      57.36%      56.74%      55.72%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,679,300   2,729,300   2,729,300   2,700,300   2,671,300   2,623,000
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               839,700   1,364,700   1,364,700   1,350,200   1,335,700   1,311,500
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                         0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                17,764      28,871      28,871      28,564      28,257      27,746

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                           $1.18        1.20        1.24        1.27        1.31        1.36
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                           $1.09        1.12        1.15        1.18        1.21        1.24
     Market Electricity Rates (16)                          $32.82       34.11       35.44       36.82       38.25       39.51
     Natural Gas Price ($/MMBtu)(17)                        $2.445       2.521       2.599       2.679       2.762       2.848

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                       $1,679       2,784       2,866       2,916       2,965       3,016
               Tracking Account Payment                       $296         495         511         521         531         538
               Transmission (18)                            $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                     $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                         $898       1,498       1,537       1,560       1,584       1,596
               Tracking Account Payment                        $18          31          32          33          33          34
               Transmission (18)                              $661       1,133       1,133       1,133       1,133       1,133
          Market                                                $0           0           0           0           0           0
     Interest Income (19)                                     $403         917         864         863         861         944
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Revenues                              $32,655      56,059      56,143      56,227      56,308      60,215

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               $0           0           0           0           0           0
     Labor                                                    $963       1,693       1,737       1,782       1,829       1,876
     Deposits to Major Maintenance Reserve (21)             $8,500       4,525       4,525       4,525       4,525       4,525
     Corps of Engineers                                        $64         111         111         111         111         111
     Subcontractor                                            $115         203         208         214         219         225
     Lateral Pipeline O&M                                      $10          18          19          19          20          20
     Back Up Power                                            $158         279         286         294         302         309
     Balance of Plant Parts                                   $212         352         360         369         373         378
     Equipment and Materials                                  $159         266         274         275         280         283
     Water Treatment Chemicals                                 $89         149         153         155         158         159
     SCR Chemicals                                             $71         115         119         122         124         122
     Supply/Waste Water Pumping Costs                          $93         156         160         162         164         165
     Electrical Transmission O&M                                $6          10          10          11          11          11
     Insurance                                                $346         609         625         641         658         675
     Administrative & General                                 $462         812         833         855         877         900
     Property Taxes (22)                                        $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments               $175         306         312         318         325         331
     Trustee & Rating Agency Fees                              $54          93          93          93          93          93
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Expenses                              $11,477       9,697      11,725      11,846      11,969      12,083

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                        $21,178      46,362      44,418      44,381      44,339      48,132

Year Ending December 31,                                     2006        2007        2008
------------------------                                    ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%
     Capacity Factor (4)                                    54.69%      54.68%      54.68%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             2,574,700   2,574,300   2,574,000
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,287,300   1,287,200   1,287,000
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061
     Market Energy Sales                                         0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052
     Fuel Consumption (BBtu)                                27,235      27,231      27,228

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                            1.39        1.43        1.47
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                            1.27        1.31        1.34
     Market Electricity Rates (16)                           40.80       41.90       43.02
     Natural Gas Price ($/MMBtu)(17)                         2.936       3.027       3.121

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     36,988      36,988      36,988
               Energy                                        3,038       3,115       3,218
               Tracking Account Payment                        544         561         578
               Transmission (18)                               678           0           0
          Aquila/UtiliCorp
               Capacity                                     16,152      16,152      16,152
               Energy                                        1,607       1,649       1,691
               Tracking Account Payment                         34          35          36
               Transmission (18)                               339           0           0
          Market                                                 0           0           0
     Interest Income (19)                                      951         930         918
                                                            ------      ------      ------
     Total Operating Revenues                               60,331      59,430      59,581

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                0           0           0
     Labor                                                   1,925       1,975       2,026
     Deposits to Major Maintenance Reserve (21)              4,525       4,525       4,975
     Corps of Engineers                                        111         111         111
     Subcontractor                                             231         237         243
     Lateral Pipeline O&M                                       21          21          22
     Back Up Power                                             317         325         333
     Balance of Plant Parts                                    378         390         398
     Equipment and Materials                                   286         293         301
     Water Treatment Chemicals                                 160         164         168
     SCR Chemicals                                             124         127         131
     Supply/Waste Water Pumping Costs                          166         170         174
     Electrical Transmission O&M                                12          12          12
     Insurance                                                 692         710         729
     Administrative & General                                  923         947         972
     Property Taxes (22)                                     1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                338         345         351
     Trustee & Rating Agency Fees                               93          93          93
                                                            ------      ------      ------
     Total Operating Expenses                               12,202      12,345      12,939

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         48,129      47,085      46,642

                                   Exhibit B-9

                               Batesville Project
                           Projected Operating Results

             Sensitivity H - No PPA Renewal & Reduced Market Prices

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                             $0       8,250       6,900       7,350       7,800      11,400
          Interest                                          $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                             $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                             $0           0           0           0           0           0
          Interest                                          $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                     $54          92          92          92          92          75
                                                            ------      ------      ------      ------      ------      ------
     Total Debt Service                                    $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                        $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                             1.44        1.42        1.42        1.42        1.42        1.41
AVERAGE DEBT COVERAGE (27)                                    2.39
MINIMUM SENIOR DEBT COVERAGE                                  1.41

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)            $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          $8,500       4,525       4,525       4,525       4,525       4,525
      Major Overhaul Expenses (29)                              $0       5,850           0       2,821           0      12,074
      Major Maintenance Reserve Balance (30)                $8,500       7,643      12,588      14,984      20,333      13,902

Year Ending December 31,                                     2006        2007        2008
------------------------                                    ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                              108,300      95,850      83,250
          Principal                                         12,450      12,600      13,050
          Interest                                           7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                              176,000     176,000     176,000
          Principal                                              0           0           0
          Interest                                          14,362      14,362      14,362
     Letter-of-Credit Fees                                      64          64          64
                                                            ------      ------      ------
     Total Debt Service                                     34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                       371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                             1.41        1.41        1.41
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)             16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           4,525       4,525       4,975
      Major Overhaul Expenses (29)                           3,047           0       3,207
      Major Maintenance Reserve Balance (30)                16,145      21,558      24,512

                                   Exhibit B-9

                               Batesville Project
                           Projected Operating Results

             Sensitivity H - No PPA Renewal & Reduced Market Prices

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                      53.76%      52.84%      52.85%      52.86%       52.01%      51.17%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               2,530,700   2,487,300   2,488,000   2,488,700    1,020,300           0
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                               1,265,300   1,243,700   1,244,000   1,244,300    1,224,300   1,204,300
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                           0           0           0           0    1,428,400   2,408,700
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                  26,769      26,311      26,318      26,325       25,902      25,479

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60        2.60        2.60         2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $68.14       68.14       68.14       68.14        24.39        0.00
           Energy Rate ($/MWh)(13)                             $1.52        1.57        1.62        1.66         1.71        0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                             $1.38        1.41        1.45        1.49         1.53        1.57
     Market Electricity Rates (16)                            $42.51       41.94       45.90       50.03        51.65       53.32
     Natural Gas Price ($/MMBtu)(17)                          $3.218       3.318       3.421       3.527        3.636       3.749

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                      $36,988      36,988      36,988      36,988       13,240           0
               Energy                                         $3,265       3,308       3,409       3,509        1,479           0
               Tracking Account Payment                         $586         594         613         632          267           0
               Transmission (18)                                  $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                      $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                         $1,706       1,720       1,765       1,812        1,829       1,846
               Tracking Account Payment                          $37          37          38          39           40          41
               Transmission (18)                                  $0           0           0           0            0           0
          Market                                                  $0           0           0           0       73,777     128,432
     Interest Income (19)                                       $904         894         900         869          749         651
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Revenues                                $59,637      59,693      59,864      60,001      107,534     147,122

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                 $0           0           0           0       36,625      63,674
     Labor                                                    $2,079       2,133       2,189       2,246        2,304       2,364
     Deposits to Major Maintenance Reserve (21)               $5,348       5,749       6,180       6,644        7,142       5,000
     Corps of Engineers                                         $111         111         111         111          111         111
     Subcontractor                                              $249         256         262         269          276         283
     Lateral Pipeline O&M                                        $22          23          24          24           25          26
     Back Up Power                                              $343         351         361         370          379         389
     Balance of Plant Parts                                     $402         407         414         426          430         434
     Equipment and Materials                                    $304         306         313         321          323         329
     Water Treatment Chemicals                                  $170         171         176         180          182         184
     SCR Chemicals                                              $133         134         138         142          143         145
     Supply/Waste Water Pumping Costs                           $175         179         183         187          187         191
     Electrical Transmission O&M                                 $12          13          13          13           14          14
     Insurance                                                  $748         767         787         808          829         850
     Administrative & General                                   $997       1,023       1,050       1,077        1,105       1,134
     Property Taxes (22)                                      $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                 $359         366         373         380          388         396
     Trustee & Rating Agency Fees                                $93          93          93          93           93          93
                                                              ------      ------      ------      ------       ------      ------
     Total Operating Expenses                                $13,445      13,982      14,567      17,729       54,942      80,106

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                          $46,192      45,711      45,297      42,272       52,592      67,016

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%      92.00%
     Capacity Factor (4)                                      50.68%      50.20%      49.64%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                                       0           0           0
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%      97.20%
          Energy Sales (MWh)                               1,193,000           0           0
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061       7,061
     Market Energy Sales                                   2,386,000   3,545,000   3,505,500
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  25,239      24,999      24,721

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                  0.00        0.00        0.00
           Energy Rate ($/MWh)(13)                              0.00        0.00        0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 59.51        0.00        0.00
           Energy Rate ($/MWh)(15)                              1.61        0.00        0.00
     Market Electricity Rates (16)                             55.58       57.92       59.68
     Natural Gas Price ($/MMBtu)(17)                           3.865       3.985       4.108

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                            0           0           0
               Energy                                              0           0           0
               Tracking Account Payment                            0           0           0
               Transmission (18)                                   0           0           0
          Aquila/UtiliCorp
               Capacity                                       16,152           0           0
               Energy                                          1,876           0           0
               Tracking Account Payment                           41           0           0
               Transmission (18)                                   0           0           0
          Market                                             132,614     205,326     209,208
     Interest Income (19)                                        650         627         619
                                                              ------      ------      ------
     Total Operating Revenues                                151,333     205,953     209,827

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                             65,029      99,612     101,555
     Labor                                                     2,425       2,488       2,553
     Deposits to Major Maintenance Reserve (21)                5,375       5,778       6,211
     Corps of Engineers                                          111         111         111
     Subcontractor                                               291         298         306
     Lateral Pipeline O&M                                         26          27          28
     Back Up Power                                               399         409         421
     Balance of Plant Parts                                      440         450         456
     Equipment and Materials                                     333         337         344
     Water Treatment Chemicals                                   187         190         193
     SCR Chemicals                                               147         149         151
     Supply/Waste Water Pumping Costs                            193         199         200
     Electrical Transmission O&M                                  15          15          15
     Insurance                                                   872         895         918
     Administrative & General                                  1,163       1,193       1,224
     Property Taxes (22)                                       4,358       4,239       4,180
     Panola Partnership / Inducement A Payments                  404         412         420
     Trustee & Rating Agency Fees                                 93          93          93
                                                              ------      ------      ------
     Total Operating Expenses                                 81,861     116,895     119,379

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           69,472      89,058      90,448

                                   Exhibit B-9

                               Batesville Project
                           Projected Operating Results

             Sensitivity H - No PPA Renewal & Reduced Market Prices

Year Ending December 31,                                      2009         2010        2011        2012         2013        2014
------------------------                                     ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                $70,200      56,700      42,600      27,300       12,000           0
          Principal                                          $13,500      14,100      15,300      15,300       12,000           0
          Interest                                            $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                               $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                               $0           0           0           0            0       9,328
          Interest                                           $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                       $64          64          64          64           64          64
                                                              ------      ------      ------      ------       ------      ------
     Total Debt Service                                      $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                        $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                               1.42        1.41        1.41        1.42         2.01        2.85
AVERAGE DEBT COVERAGE (27)                                      2.39
MINIMUM SENIOR DEBT COVERAGE                                    1.41

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)              $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $5,348       5,749       6,180       6,644        7,142       5,000
      Major Overhaul Expenses (29)                                $0      20,359      10,536           0        6,615           0
      Major Maintenance Reserve Balance (30)                 $31,208      18,314      14,965      22,432       24,193      30,524

Year Ending December 31,                                       2015        2016        2017
------------------------                                      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                      0           0           0
          Principal                                                0           0           0
          Interest                                                 0           0           0
     Series B Bonds
          Balance Outstanding                                166,672     156,640     146,608
          Principal                                           10,032      10,032      10,560
          Interest                                            13,396      12,577      11,748
     Letter-of-Credit Fees                                        64          64          64
                                                              ------      ------      ------
     Total Debt Service                                       23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                         409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                               2.97        3.93        4.07
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)               11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)             5,375       5,778       6,211
      Major Overhaul Expenses (29)                            22,369           0       5,360
      Major Maintenance Reserve Balance (30)                  15,209      21,823      23,874

                                   Exhibit B-9

                               Batesville Project
                           Projected Operating Results

             Sensitivity H - No PPA Renewal & Reduced Market Prices

Year Ending December 31,                                     2018         2019         2020        2021        2022        2023
------------------------                                    ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                     49.08%      49.18%       49.27%      47.70%      46.42%      45.67%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                      0           0            0           0           0           0
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                      0           0            0           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                  3,466,000   3,472,500    3,479,000   3,368,000   3,278,000   3,225,000
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                 24,442      24,488       24,534      23,751      23,116      22,743

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60         2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                $0.00        0.00         0.00        0.00        0.00        0.00
           Energy Rate ($/MWh)(13)                            $0.00        0.00         0.00        0.00        0.00        0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                $0.00        0.00         0.00        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                            $0.00        0.00         0.00        0.00        0.00        0.00
     Market Electricity Rates (16)                           $61.49       63.10        64.76       67.87       70.06       72.09
     Natural Gas Price ($/MMBtu)(17)                         $4.236       4.367        4.502       4.642       4.786       4.934

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                          $0           0            0           0           0           0
               Energy                                            $0           0            0           0           0           0
               Tracking Account Payment                          $0           0            0           0           0           0
               Transmission (18)                                 $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                          $0           0            0           0           0           0
               Energy                                            $0           0            0           0           0           0
               Tracking Account Payment                          $0           0            0           0           0           0
               Transmission (18)                                 $0           0            0           0           0           0
          Market                                           $213,124     219,115      225,300     228,586     229,657     232,490
     Interest Income (19)                                      $586         616          463         746         715         677
                                                             ------      ------       ------      ------      ------      ------
     Total Operating Revenues                              $213,710     219,731      225,763     229,332     230,372     233,167

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                          $103,525     106,935      110,454     110,246     110,626     112,210
     Labor                                                   $2,619       2,688        2,757       2,829       2,903       2,978
     Deposits to Major Maintenance Reserve (21)              $6,677       7,178        7,717       8,295       8,917       9,586
     Corps of Engineers                                        $111         111          111         111         111         111
     Subcontractor                                             $314         322          331         339         348         357
     Lateral Pipeline O&M                                       $28          29           30          31          31          32
     Back Up Power                                             $432         442          454         465         478         490
     Balance of Plant Parts                                    $461         476          487         485         485         490
     Equipment and Materials                                   $347         358          369         364         364         368
     Water Treatment Chemicals                                 $195         201          207         205         205         207
     SCR Chemicals                                             $153         156          160         158         161         161
     Supply/Waste Water Pumping Costs                          $204         208          216         212         213         216
     Electrical Transmission O&M                                $16          16           17          17          17          18
     Insurance                                                 $942         967          992       1,018       1,044       1,071
     Administrative & General                                $1,256       1,289        1,322       1,357       1,392       1,428
     Property Taxes (22)                                     $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                $428         437          446         455         464         473
     Trustee & Rating Agency Fees                               $93          93           93          93          93          93
                                                             ------      ------       ------      ------      ------      ------
     Total Operating Expenses                              $121,866     125,871      130,287     130,924     132,183     134,450

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         $91,844      93,860       95,476      98,408      98,189      98,717

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100      806,100
     Availability Factor (%)(3)                              92.00%       92.00%
     Capacity Factor (4)                                     44.76%       44.16%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800       69,800
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                                      0            0
          Contract Heat Rate (Btu/kWh)(7)                     7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700      268,700
          Standard Capacity (kW)(5)                         236,500      236,500
          Supplemental Capacity (kW)(5)                      30,500       30,500
          Surplus Supplemental Capacity (kW)(8)               4,400        4,400
          Contract Availability (%)(6)                       97.20%       97.20%
          Energy Sales (MWh)                                      0            0
          Contract Heat Rate (Btu/kWh)(9)                     7,061        7,061
     Market Energy Sales                                  3,161,000    1,559,000
     Heat Rate (Btu/kWh)(10)                                  7,052        7,052
     Fuel Consumption (BBtu)                                 22,291       10,994

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60         2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 0.00         0.00
           Energy Rate ($/MWh)(13)                             0.00         0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 0.00         0.00
           Energy Rate ($/MWh)(15)                             0.00         0.00
     Market Electricity Rates (16)                            74.03        75.89
     Natural Gas Price ($/MMBtu)(17)                          5.087        5.245

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                           0            0
               Energy                                             0            0
               Tracking Account Payment                           0            0
               Transmission (18)                                  0            0
          Aquila/UtiliCorp
               Capacity                                           0            0
               Energy                                             0            0
               Tracking Account Payment                           0            0
               Transmission (18)                                  0            0
          Market                                            234,009      118,313
     Interest Income (19)                                       780          730
                                                             ------       ------
     Total Operating Revenues                               234,789      119,043

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                           113,394       57,659
     Labor                                                    3,056        1,567
     Deposits to Major Maintenance Reserve (21)                 525          282
     Corps of Engineers                                         111           55
     Subcontractor                                              366          188
     Lateral Pipeline O&M                                        33           17
     Back Up Power                                              503          359
     Balance of Plant Parts                                     493          249
     Equipment and Materials                                    370          187
     Water Treatment Chemicals                                  208          105
     SCR Chemicals                                              161           83
     Supply/Waste Water Pumping Costs                           215          109
     Electrical Transmission O&M                                 18            9
     Insurance                                                1,099          564
     Administrative & General                                 1,465          752
     Property Taxes (22)                                      3,921        1,795
     Panola Partnership / Inducement A Payments                 483          246
     Trustee & Rating Agency Fees                                93           46
                                                             ------       ------
     Total Operating Expenses                               126,514       64,272

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         108,275       54,771

                                   Exhibit B-9

                               Batesville Project
                           Projected Operating Results

             Sensitivity H - No PPA Renewal & Reduced Market Prices

Year Ending December 31,                                     2018         2019         2020        2021        2022        2023
------------------------                                    ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                    $0           0            0           0           0           0
          Principal                                              $0           0            0           0           0           0
          Interest                                               $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                              $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                         $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                          $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                      $64          64           64          64          64          64
                                                             ------      ------       ------      ------      ------      ------
     Total Debt Service                                     $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                         $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                              4.34        4.35         5.70        3.69        3.85        4.06
AVERAGE DEBT COVERAGE (27)                                     2.39
MINIMUM SENIOR DEBT COVERAGE                                   1.41

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)             $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $6,677       7,178        7,717       8,295       8,917       9,586
      Major Overhaul Expenses (29)                               $0       4,253       22,618           0      10,591           0
      Major Maintenance Reserve Balance (30)                $31,864      36,542       23,651      33,247      33,402      44,825

Year Ending December 31,                                      2024        2025(1)
------------------------                                     ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     0            0
          Principal                                               0            0
          Interest                                                0            0
     Series B Bonds
          Balance Outstanding                                49,808       25,520
          Principal                                          24,288       25,520
          Interest                                            3,569        1,041
     Letter-of-Credit Fees                                       64           32
                                                             ------       ------
     Total Debt Service                                      27,921       26,593

TRANSFERS FROM DSRA (25)                                          0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                              3.88         3.06
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account             12,385      (26,561)
      Debt Service Reserve Account Balance (28)              26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)              525          282
      Major Overhaul Expenses (29)                           15,678            0
      Major Maintenance Reserve Balance (30)                 32,137       33,303

                            Footnotes to Exhibit B-9


The footnotes to Exhibit B-9 are the same as the footnotes for Exhibit B-1, except:

12. Virginia Power assumed to renew the Virginia Power Purchase Agreement through May 31, 2013.

13. Virginia Power assumed to renew the Virginia Power Purchase Agreement through May 31, 2013.

14. Aquila/UtiliCorp assumed to renew the Aquila/UtiliCorp Power Purchase Agreement through December 31, 2015.

15. Aquila/UtiliCorp assumed to renew the Aquila/UtiliCorp Power Purchase Agreement through December 31, 2015.

16.   Assumed to be equal to C.C. Pace's Downside Case.

                                  Exhibit B-10

                               Batesville Project
                           Projected Operating Results

                         Sensitivity I - No PPA Renewal

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                    66.71%      63.73%      63.73%      63.29%      62.85%      62.04%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,832,000   3,000,000   3,000,000   2,979,300   2,958,700   2,920,700
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                               916,000   1,500,000   1,500,000   1,489,700   1,479,300   1,460,300
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061       7,061       7,061       7,061
     Market Energy Sales                                         0           0           0           0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                19,379      31,734      31,734      31,515      31,297      30,895

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)              $57.30       57.30       57.30       57.30       57.30       63.62
           Energy Rate ($/MWh)(13)                           $1.18        1.20        1.24        1.27        1.31        1.36
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)              $58.33       58.33       58.33       58.33       58.33       59.51
           Energy Rate ($/MWh)(15)                           $1.09        1.12        1.15        1.18        1.21        1.24
     Market Electricity Rates (16)                          $34.55       35.56       36.59       37.95       39.36       40.54
     Natural Gas Price ($/MMBtu)(17)                        $2.445       2.521       2.599       2.679       2.762       2.848

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                    $18,143      31,102      31,102      31,102      31,102      34,535
               Energy                                       $1,832       3,060       3,150       3,218       3,284       3,359
               Tracking Account Payment                       $322         544         561         575         588         599
               Transmission (18)                            $1,322       2,267       2,267       2,267       2,267       2,267
          Aquila/UtiliCorp
               Capacity                                     $9,235      15,832      15,832      15,832      15,832      16,152
               Energy                                         $980       1,647       1,690       1,722       1,754       1,777
               Tracking Account Payment                        $20          34          35          36          37          37
               Transmission (18)                              $661       1,133       1,133       1,133       1,133       1,133
          Market                                                $0           0           0           0           0           0
     Interest Income (19)                                     $403         917         864         863         861         944
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Revenues                              $32,919      56,536      56,634      56,747      56,858      60,803

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                               $0           0           0           0           0           0
     Labor                                                    $963       1,693       1,737       1,782       1,829       1,876
     Deposits to Major Maintenance Reserve (21)             $8,500       4,525       4,525       4,525       4,525       4,525
     Corps of Engineers                                        $64         111         111         111         111         111
     Subcontractor                                            $115         203         208         214         219         225
     Lateral Pipeline O&M                                      $10          18          19          19          20          20
     Back Up Power                                            $158         279         286         294         302         309
     Balance of Plant Parts                                   $231         387         396         407         413         421
     Equipment and Materials                                  $173         293         302         304         311         315
     Water Treatment Chemicals                                 $98         164         168         171         175         177
     SCR Chemicals                                             $77         126         131         134         138         136
     Supply/Waste Water Pumping Costs                         $102         171         176         179         182         184
     Electrical Transmission O&M                                $6          10          10          11          11          11
     Insurance                                                $346         609         625         641         658         675
     Administrative & General                                 $462         812         833         855         877         900
     Property Taxes (22)                                        $0           0       1,900       1,900       1,900       1,900
     Panola Partnership / Inducement A Payments               $175         306         312         318         325         331
     Trustee & Rating Agency Fees                              $54          93          93          93          93          93
                                                            ------      ------      ------      ------      ------      ------
     Total Operating Expenses                              $11,534       9,800      11,832      11,958      12,089      12,209

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                        $21,385      46,736      44,802      44,789      44,769      48,594

Year Ending December 31,                                     2006        2007        2008
------------------------                                    ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%
     Capacity Factor (4)                                    61.23%      60.91%      60.58%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             2,882,700   2,867,300   2,852,000
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,441,300   1,433,700   1,426,000
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061
     Market Energy Sales                                         0           0           0
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052
     Fuel Consumption (BBtu)                                30,493      30,331      30,168

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               68.14       68.14       68.14
           Energy Rate ($/MWh)(13)                            1.39        1.43        1.47
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               59.51       59.51       59.51
           Energy Rate ($/MWh)(15)                            1.27        1.31        1.34
     Market Electricity Rates (16)                           41.75       42.82       43.92
     Natural Gas Price ($/MMBtu)(17)                         2.936       3.027       3.121

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     36,988      36,988      36,988
               Energy                                        3,402       3,469       3,565
               Tracking Account Payment                        609         625         641
               Transmission (18)                               678           0           0
          Aquila/UtiliCorp
               Capacity                                     16,152      16,152      16,152
               Energy                                        1,799       1,836       1,874
               Tracking Account Payment                         38          39          40
               Transmission (18)                               339           0           0
          Market                                                 0           0           0
     Interest Income (19)                                      951         930         918
                                                            ------      ------      ------
     Total Operating Revenues                               60,956      60,039      60,178

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                0           0           0
     Labor                                                   1,925       1,975       2,026
     Deposits to Major Maintenance Reserve (21)              4,525       4,525       4,975
     Corps of Engineers                                        111         111         111
     Subcontractor                                             231         237         243
     Lateral Pipeline O&M                                       21          21          22
     Back Up Power                                             317         325         333
     Balance of Plant Parts                                    424         434         441
     Equipment and Materials                                   320         327         334
     Water Treatment Chemicals                                 179         183         187
     SCR Chemicals                                             138         142         145
     Supply/Waste Water Pumping Costs                          186         189         193
     Electrical Transmission O&M                                12          12          12
     Insurance                                                 692         710         729
     Administrative & General                                  923         947         972
     Property Taxes (22)                                     1,900       1,900       1,900
     Panola Partnership / Inducement A Payments                338         345         351
     Trustee & Rating Agency Fees                               93          93          93
                                                            ------      ------      ------
     Total Operating Expenses                               12,335      12,476      13,067

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         48,621      47,563      47,111

                                  Exhibit B-10

                               Batesville Project
                           Projected Operating Results

                         Sensitivity I - No PPA Renewal

Year Ending December 31,                                   2000(1)       2001        2002        2003        2004        2005
------------------------                                  --------      ------      ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                             $150,000     150,000     141,750     134,850     127,500     119,700
          Principal                                             $0       8,250       6,900       7,350       7,800      11,400
          Interest                                          $6,269      10,598      10,031       9,529       8,994       8,371
     Series B Bonds
          Balance Outstanding                             $176,000     176,000     176,000     176,000     176,000     176,000
          Principal                                             $0           0           0           0           0           0
          Interest                                          $8,378      14,362      14,362      14,362      14,362      14,362
     Letter-of-Credit Fees                                     $54          92          92          92          92          75
                                                            ------      ------      ------      ------      ------      ------
     Total Debt Service                                    $14,700      33,302      31,385      31,333      31,248      34,208

TRANSFERS FROM DSRA (25)                                        $0         971          22          38           0           0

ANNUAL DEBT SERVICE COVERAGE (26)                             1.45        1.43        1.43        1.43        1.43        1.42
AVERAGE DEBT COVERAGE (27)                                    2.66
MINIMUM SENIOR DEBT COVERAGE                                  1.42

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account            $4,128        (971)        (22)        (38)      1,521         117
      Debt Service Reserve Account Balance (28)            $16,679      15,708      15,686      15,648      17,168      17,285

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)          $8,500       4,525       4,525       4,525       4,525       4,525
      Major Overhaul Expenses (29)                              $0       5,850           0       2,821      11,768           0
      Major Maintenance Reserve Balance (30)                $8,500       7,643      12,588      14,984       8,565      13,561

Year Ending December 31,                                     2006        2007        2008
------------------------                                    ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                              108,300      95,850      83,250
          Principal                                         12,450      12,600      13,050
          Interest                                           7,536       6,641       5,730
     Series B Bonds
          Balance Outstanding                              176,000     176,000     176,000
          Principal                                              0           0           0
          Interest                                          14,362      14,362      14,362
     Letter-of-Credit Fees                                      64          64          64
                                                            ------      ------      ------
     Total Debt Service                                     34,411      33,667      33,206

TRANSFERS FROM DSRA (25)                                       371         226         242

ANNUAL DEBT SERVICE COVERAGE (26)                             1.42        1.42        1.43
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              (371)       (226)       (242)
      Debt Service Reserve Account Balance (28)             16,914      16,688      16,445

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           4,525       4,525       4,975
      Major Overhaul Expenses (29)                           3,047       3,126           0
      Major Maintenance Reserve Balance (30)                15,785      18,052      24,020

                                  Exhibit B-10

                               Batesville Project
                           Projected Operating Results

                         Sensitivity I - No PPA Renewal

Year Ending December 31,                                     2009         2010        2011        2012         2013        2014
------------------------                                    ------       ------      ------      ------       ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                   806,100     806,100     806,100     806,100      806,100     806,100
     Availability Factor (%)(3)                              92.00%      92.00%      92.00%      92.00%       92.00%      92.00%
     Capacity Factor (4)                                     60.08%      59.58%      59.05%      58.53%       57.88%      57.23%
     Sales to Virginia Power
          Annual Average Capacity (kW)                      537,400     537,400     537,400     537,400      537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)            473,000     473,000     473,000     473,000      473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)         69,800      69,800      69,800      69,800       69,800      69,800
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                              2,828,300   2,804,700   2,780,000   2,755,300    1,135,300           0
          Contract Heat Rate (Btu/kWh)(7)                     7,124       7,124       7,124       7,124        7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                      268,700     268,700     268,700     268,700      268,700     268,700
          Standard Capacity (kW)(5)                         236,500     236,500     236,500     236,500      236,500     236,500
          Supplemental Capacity (kW)(5)                      30,500      30,500      30,500      30,500       30,500      30,500
          Surplus Supplemental Capacity (kW)(8)               4,400       4,400       4,400       4,400        4,400       4,400
          Contract Availability (%)(6)                       97.20%      97.20%      97.20%      97.20%       97.20%      97.20%
          Energy Sales (MWh)                              1,414,200   1,402,300   1,390,000   1,377,700    1,362,300   1,347,000
          Contract Heat Rate (Btu/kWh)(9)                     7,061       7,061       7,061       7,061        7,061       7,061
     Market Energy Sales                                          0           0           0           0    1,589,400   2,694,000
     Heat Rate (Btu/kWh)(10)                                  7,052       7,052       7,052       7,052        7,052       7,052
     Fuel Consumption (BBtu)                                 29,918      29,668      29,407      29,146       28,822      28,497

COMMODITY PRICES
     General Inflation (%)(11)                                 2.60        2.60        2.60        2.60         2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)               $68.14       68.14       68.14       68.14        24.39        0.00
           Energy Rate ($/MWh)(13)                            $1.52        1.57        1.62        1.66         1.71        0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               $59.51       59.51       59.51       59.51        59.51       59.51
           Energy Rate ($/MWh)(15)                            $1.38        1.41        1.45        1.49         1.53        1.57
     Market Electricity Rates (16)                           $45.31       46.74       48.69       50.71        52.35       54.04
     Natural Gas Price ($/MMBtu)(17)                         $3.218       3.318       3.421       3.527        3.636       3.749

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                     $36,988      36,988      36,988      36,988       13,240           0
               Energy                                        $3,649       3,730       3,809       3,885        1,646           0
               Tracking Account Payment                        $655         670         685         700          297           0
               Transmission (18)                                 $0           0           0           0            0           0
          Aquila/UtiliCorp
               Capacity                                     $16,152      16,152      16,152      16,152       16,152      16,152
               Energy                                        $1,906       1,940       1,973       2,006        2,035       2,065
               Tracking Account Payment                         $41          42          43          44           45          45
               Transmission (18)                                 $0           0           0           0            0           0
          Market                                                 $0           0           0           0       83,205     145,584
     Interest Income (19)                                      $904         894         900         869          749         651
                                                             ------      ------      ------      ------       ------      ------
     Total Operating Revenues                               $60,294      60,416      60,549      60,643      117,369     164,497

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                                $0           0           0           0       40,753      71,216
     Labor                                                   $2,079       2,133       2,189       2,246        2,304       2,364
     Deposits to Major Maintenance Reserve (21)              $5,348       5,749       6,180       6,644        7,142       5,000
     Corps of Engineers                                        $111         111         111         111          111         111
     Subcontractor                                             $249         256         262         269          276         283
     Lateral Pipeline O&M                                       $22          23          24          24           25          26
     Back Up Power                                             $343         351         361         370          379         389
     Balance of Plant Parts                                    $450         459         463         471          478         485
     Equipment and Materials                                   $339         345         350         355          360         368
     Water Treatment Chemicals                                 $190         193         196         200          203         206
     SCR Chemicals                                             $148         151         154         157          159         162
     Supply/Waste Water Pumping Costs                          $195         202         204         207          208         214
     Electrical Transmission O&M                                $12          13          13          13           14          14
     Insurance                                                 $748         767         787         808          829         850
     Administrative & General                                  $997       1,023       1,050       1,077        1,105       1,134
     Property Taxes (22)                                     $1,900       1,900       1,900       4,438        4,386       4,489
     Panola Partnership / Inducement A Payments                $359         366         373         380          388         396
     Trustee & Rating Agency Fees                               $93          93          93          93           93          93
                                                             ------      ------      ------      ------       ------      ------
     Total Operating Expenses                               $13,583      14,135      14,710      17,863       59,213      87,800

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         $46,711      46,281      45,839      42,780       58,156      76,697

Year Ending December 31,                                     2015        2016        2017
------------------------                                    ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                  806,100     806,100     806,100
     Availability Factor (%)(3)                             92.00%      92.00%      92.00%
     Capacity Factor (4)                                    56.36%      55.48%      54.88%
     Sales to Virginia Power
          Annual Average Capacity (kW)                     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)           473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)        69,800      69,800      69,800
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                     0           0           0
          Contract Heat Rate (Btu/kWh)(7)                    7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                     268,700     268,700     268,700
          Standard Capacity (kW)(5)                        236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                     30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)              4,400       4,400       4,400
          Contract Availability (%)(6)                      97.20%      97.20%      97.20%
          Energy Sales (MWh)                             1,326,500           0           0
          Contract Heat Rate (Btu/kWh)(9)                    7,061       7,061       7,061
     Market Energy Sales                                 2,653,000   3,918,000   3,875,000
     Heat Rate (Btu/kWh)(10)                                 7,052       7,052       7,052
     Fuel Consumption (BBtu)                                28,063      27,630      27,327

COMMODITY PRICES
     General Inflation (%)(11)                                2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                0.00        0.00        0.00
           Energy Rate ($/MWh)(13)                            0.00        0.00        0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)               59.51        0.00        0.00
           Energy Rate ($/MWh)(15)                            1.61        0.00        0.00
     Market Electricity Rates (16)                           56.48       59.01       61.00
     Natural Gas Price ($/MMBtu)(17)                         3.865       3.985       4.108

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                          0           0           0
               Energy                                            0           0           0
               Tracking Account Payment                          0           0           0
               Transmission (18)                                 0           0           0
          Aquila/UtiliCorp
               Capacity                                     16,152           0           0
               Energy                                        2,086           0           0
               Tracking Account Payment                         46           0           0
               Transmission (18)                                 0           0           0
          Market                                           149,841     231,201     236,375
     Interest Income (19)                                      650         627         619
                                                            ------      ------      ------
     Total Operating Revenues                              168,775     231,828     236,994

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                           72,306     110,093     112,260
     Labor                                                   2,425       2,488       2,553
     Deposits to Major Maintenance Reserve (21)              5,375       5,778       6,211
     Corps of Engineers                                        111         111         111
     Subcontractor                                             291         298         306
     Lateral Pipeline O&M                                       26          27          28
     Back Up Power                                             399         409         421
     Balance of Plant Parts                                    489         498         504
     Equipment and Materials                                   370         372         380
     Water Treatment Chemicals                                 208         210         213
     SCR Chemicals                                             163         165         167
     Supply/Waste Water Pumping Costs                          215         219         221
     Electrical Transmission O&M                                15          15          15
     Insurance                                                 872         895         918
     Administrative & General                                1,163       1,193       1,224
     Property Taxes (22)                                     4,358       4,239       4,180
     Panola Partnership / Inducement A Payments                404         412         420
     Trustee & Rating Agency Fees                               93          93          93
                                                            ------      ------      ------
     Total Operating Expenses                               89,283     127,515     130,225

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         79,492     104,313     106,769

                                  Exhibit B-10

                               Batesville Project
                           Projected Operating Results

                         Sensitivity I - No PPA Renewal

Year Ending December 31,                                     2009         2010        2011        2012         2013        2014
------------------------                                    ------       ------      ------      ------       ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                               $70,200      56,700      42,600      27,300       12,000           0
          Principal                                         $13,500      14,100      15,300      15,300       12,000           0
          Interest                                           $4,787       3,809       2,778       1,682          645           0
     Series B Bonds
          Balance Outstanding                              $176,000     176,000     176,000     176,000      176,000     176,000
          Principal                                              $0           0           0           0            0       9,328
          Interest                                          $14,362      14,362      14,362      14,362       14,362      14,171
     Letter-of-Credit Fees                                      $64          64          64          64           64          64
                                                             ------      ------      ------      ------       ------      ------
     Total Debt Service                                     $32,713      32,335      32,503      31,407       27,070      23,563

TRANSFERS FROM DSRA (25)                                       $184           0         548       2,198        1,766          29

ANNUAL DEBT SERVICE COVERAGE (26)                              1.43        1.43        1.43        1.43         2.21        3.26
AVERAGE DEBT COVERAGE (27)                                     2.66
MINIMUM SENIOR DEBT COVERAGE                                   1.42

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              ($184)         95        (548)     (2,198)      (1,766)        (29)
      Debt Service Reserve Account Balance (28)             $16,262      16,357      15,809      13,611       11,845      11,816

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           $5,348       5,749       6,180       6,644        7,142       5,000
      Major Overhaul Expenses (29)                          $19,843      10,269           0       6,447       21,249           0
      Major Maintenance Reserve Balance (30)                $10,846       6,923      13,484      14,423        1,109       6,170

Year Ending December 31,                                     2015        2016        2017
------------------------                                    ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                    0           0           0
          Principal                                              0           0           0
          Interest                                               0           0           0
     Series B Bonds
          Balance Outstanding                              166,672     156,640     146,608
          Principal                                         10,032      10,032      10,560
          Interest                                          13,396      12,577      11,748
     Letter-of-Credit Fees                                      64          64          64
                                                            ------      ------      ------
     Total Debt Service                                     23,492      22,673      22,372

TRANSFERS FROM DSRA (25)                                       409         145         607

ANNUAL DEBT SERVICE COVERAGE (26)                             3.40        4.61        4.80
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account              (409)       (145)       (607)
      Debt Service Reserve Account Balance (28)             11,407      11,262      10,655

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)           5,375       5,778       6,211
      Major Overhaul Expenses (29)                           5,091           0       4,040
      Major Maintenance Reserve Balance (30)                 6,793      12,945      15,828

                                  Exhibit B-10

                               Batesville Project
                           Projected Operating Results

                         Sensitivity I - No PPA Renewal

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
PERFORMANCE
     Plant Output (kW)(2)                                    806,100     806,100      806,100     806,100     806,100     806,100
     Availability Factor (%)(3)                               92.00%      92.00%       92.00%      92.00%      92.00%      92.00%
     Capacity Factor (4)                                      54.27%      54.13%       54.00%      53.01%      51.51%      50.73%
     Sales to Virginia Power
          Annual Average Capacity (kW)                       537,400     537,400      537,400     537,400     537,400     537,400
          Summer Cond. Standard Capacity (kW)(5)             473,000     473,000      473,000     473,000     473,000     473,000
          Summer Cond. Supplemental Capacity (kW)(5)          69,800      69,800       69,800      69,800      69,800      69,800
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                       0           0            0           0           0           0
          Contract Heat Rate (Btu/kWh)(7)                      7,124       7,124        7,124       7,124       7,124       7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                       268,700     268,700      268,700     268,700     268,700     268,700
          Standard Capacity (kW)(5)                          236,500     236,500      236,500     236,500     236,500     236,500
          Supplemental Capacity (kW)(5)                       30,500      30,500       30,500      30,500      30,500      30,500
          Surplus Supplemental Capacity (kW)(8)                4,400       4,400        4,400       4,400       4,400       4,400
          Contract Availability (%)(6)                        97.20%      97.20%       97.20%      97.20%      97.20%      97.20%
          Energy Sales (MWh)                                       0           0            0           0           0           0
          Contract Heat Rate (Btu/kWh)(9)                      7,061       7,061        7,061       7,061       7,061       7,061
     Market Energy Sales                                   3,832,000   3,822,500    3,813,000   3,743,000   3,637,000   3,582,000
     Heat Rate (Btu/kWh)(10)                                   7,052       7,052        7,052       7,052       7,052       7,052
     Fuel Consumption (BBtu)                                  27,023      26,956       26,889      26,396      25,648      25,260

COMMODITY PRICES
     General Inflation (%)(11)                                  2.60        2.60         2.60        2.60        2.60        2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                 $0.00        0.00         0.00        0.00        0.00        0.00
           Energy Rate ($/MWh)(13)                             $0.00        0.00         0.00        0.00        0.00        0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                 $0.00        0.00         0.00        0.00        0.00        0.00
           Energy Rate ($/MWh)(15)                             $0.00        0.00         0.00        0.00        0.00        0.00
     Market Electricity Rates (16)                            $63.04       64.57        66.13       69.39       70.99       72.53
     Natural Gas Price ($/MMBtu)(17)                          $4.236       4.367        4.502       4.642       4.786       4.934

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                           $0           0            0           0           0           0
               Energy                                             $0           0            0           0           0           0
               Tracking Account Payment                           $0           0            0           0           0           0
               Transmission (18)                                  $0           0            0           0           0           0
          Aquila/UtiliCorp
               Capacity                                           $0           0            0           0           0           0
               Energy                                             $0           0            0           0           0           0
               Tracking Account Payment                           $0           0            0           0           0           0
               Transmission (18)                                  $0           0            0           0           0           0
          Market                                            $241,569     246,819      252,154     259,727     258,191     259,802
     Interest Income (19)                                       $586         616          463         746         715         677
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Revenues                               $242,155     247,435      252,617     260,473     258,906     260,479

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                           $114,457     117,713      121,058     122,521     122,742     124,632
     Labor                                                    $2,619       2,688        2,757       2,829       2,903       2,978
     Deposits to Major Maintenance Reserve (21)               $6,677       7,178        7,717       8,295       8,917       9,586
     Corps of Engineers                                         $111         111          111         111         111         111
     Subcontractor                                              $314         322          331         339         348         357
     Lateral Pipeline O&M                                        $28          29           30          31          31          32
     Back Up Power                                              $432         442          454         465         478         490
     Balance of Plant Parts                                     $510         524          534         539         538         544
     Equipment and Materials                                    $383         394          404         404         404         408
     Water Treatment Chemicals                                  $216         221          226         228         227         230
     SCR Chemicals                                              $169         172          175         176         178         179
     Supply/Waste Water Pumping Costs                           $226         229          236         236         236         240
     Electrical Transmission O&M                                 $16          16           17          17          17          18
     Insurance                                                  $942         967          992       1,018       1,044       1,071
     Administrative & General                                 $1,256       1,289        1,322       1,357       1,392       1,428
     Property Taxes (22)                                      $4,065       3,965        4,124       4,244       4,331       4,161
     Panola Partnership / Inducement A Payments                 $428         437          446         455         464         473
     Trustee & Rating Agency Fees                                $93          93           93          93          93          93
                                                              ------      ------       ------      ------      ------      ------
     Total Operating Expenses                               $132,942     136,790      141,027     143,358     144,454     147,031

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                         $109,213     110,645      111,590     117,115     114,452     113,448

Year Ending December 31,                                        2024        2025(1)
------------------------                                       ------      --------
PERFORMANCE
     Plant Output (kW)(2)                                     806,100      806,100
     Availability Factor (%)(3)                                92.00%       92.00%
     Capacity Factor (4)                                       49.64%       48.06%
     Sales to Virginia Power
          Annual Average Capacity (kW)                        537,400      537,400
          Summer Cond. Standard Capacity (kW)(5)              473,000      473,000
          Summer Cond. Supplemental Capacity (kW)(5)           69,800       69,800
          Contract Availability (%)(6)                         97.20%       97.20%
          Energy Sales (MWh)                                        0            0
          Contract Heat Rate (Btu/kWh)(7)                       7,124        7,124
     Sales to Aquila/UtiliCorp
          Annual Average Capacity (kW)                        268,700      268,700
          Standard Capacity (kW)(5)                           236,500      236,500
          Supplemental Capacity (kW)(5)                        30,500       30,500
          Surplus Supplemental Capacity (kW)(8)                 4,400        4,400
          Contract Availability (%)(6)                         97.20%       97.20%
          Energy Sales (MWh)                                        0            0
          Contract Heat Rate (Btu/kWh)(9)                       7,061        7,061
     Market Energy Sales                                    3,505,000    1,697,000
     Heat Rate (Btu/kWh)(10)                                    7,052        7,052
     Fuel Consumption (BBtu)                                   24,717       11,967

COMMODITY PRICES
     General Inflation (%)(11)                                   2.60         2.60
     Virginia Power Electricity Rates
           Average Capacity Rate ($/kW-yr)(12)                   0.00         0.00
           Energy Rate ($/MWh)(13)                               0.00         0.00
     Aquila/UtiliCorp Electricity Rates
           Average Capacity Rate ($/kW-yr)(14)                   0.00         0.00
           Energy Rate ($/MWh)(15)                               0.00         0.00
     Market Electricity Rates (16)                              75.27        77.89
     Natural Gas Price ($/MMBtu)(17)                            5.087        5.245

OPERATING REVENUES ($000)
     Revenue from Electricity Sales
          Virginia Power
               Capacity                                             0            0
               Energy                                               0            0
               Tracking Account Payment                             0            0
               Transmission (18)                                    0            0
          Aquila/UtiliCorp
               Capacity                                             0            0
               Energy                                               0            0
               Tracking Account Payment                             0            0
               Transmission (18)                                    0            0
          Market                                              263,821      132,179
     Interest Income (19)                                         780          730
                                                               ------       ------
     Total Operating Revenues                                 264,601      132,909

OPERATING EXPENSES ($000)(20)
     Fuel Expense                                             125,734       62,763
     Labor                                                      3,056        1,567
     Deposits to Major Maintenance Reserve (21)                   525          282
     Corps of Engineers                                           111           55
     Subcontractor                                                366          188
     Lateral Pipeline O&M                                          33           17
     Back Up Power                                                503          359
     Balance of Plant Parts                                       547          272
     Equipment and Materials                                      410          204
     Water Treatment Chemicals                                    231          115
     SCR Chemicals                                                179           90
     Supply/Waste Water Pumping Costs                             238          119
     Electrical Transmission O&M                                   18            9
     Insurance                                                  1,099          564
     Administrative & General                                   1,465          752
     Property Taxes (22)                                        3,921        1,795
     Panola Partnership / Inducement A Payments                   483          246
     Trustee & Rating Agency Fees                                  93           46
                                                               ------       ------
     Total Operating Expenses                                 139,012       69,443

CASH AVAILABLE
        FOR DEBT SERVICE ($000)(23)                           125,589       63,466

                                  Exhibit B-10

                               Batesville Project
                           Projected Operating Results

                         Sensitivity I - No PPA Renewal

Year Ending December 31,                                      2018         2019         2020        2021        2022        2023
------------------------                                     ------       ------       ------      ------      ------      ------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                     $0           0            0           0           0           0
          Principal                                               $0           0            0           0           0           0
          Interest                                                $0           0            0           0           0           0
     Series B Bonds
          Balance Outstanding                               $136,048     125,840      113,696     106,128      87,648      68,816
          Principal                                          $10,208      12,144        7,568      18,480      18,832      19,008
          Interest                                           $10,893      10,021        9,123       8,283       6,768       5,228
     Letter-of-Credit Fees                                       $64          64           64          64          64          64
                                                              ------      ------       ------      ------      ------      ------
     Total Debt Service                                      $21,165      22,229       16,755      26,827      25,664      24,300

TRANSFERS FROM DSRA (25)                                          $0       2,783            0         578         680           0

ANNUAL DEBT SERVICE COVERAGE (26)                               5.16        5.10         6.66        4.39        4.49        4.67
AVERAGE DEBT COVERAGE (27)                                      2.66
MINIMUM SENIOR DEBT COVERAGE                                    1.42

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account                $552      (2,783)       5,147        (578)       (680)      1,864
      Debt Service Reserve Account Balance (28)              $11,206       8,423       13,570      12,992      12,312      14,176

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)            $6,677       7,178        7,717       8,295       8,917       9,586
      Major Overhaul Expenses (29)                           $21,486           0       10,061           0      14,894      17,409
      Major Maintenance Reserve Balance (30)                  $1,890       9,172        7,332      16,030      10,935       3,713

Year Ending December 31,                                        2024        2025(1)
------------------------                                       ------      --------
ANNUAL DEBT SERVICE (24)
     Series A Bonds
          Balance Outstanding                                       0            0
          Principal                                                 0            0
          Interest                                                  0            0
     Series B Bonds
          Balance Outstanding                                  49,808       25,520
          Principal                                            24,288       25,520
          Interest                                              3,569        1,041
     Letter-of-Credit Fees                                         64           32
                                                               ------       ------
     Total Debt Service                                        27,921       26,593

TRANSFERS FROM DSRA (25)                                            0       26,561

ANNUAL DEBT SERVICE COVERAGE (26)                                4.50         3.39
AVERAGE DEBT COVERAGE (27)
MINIMUM SENIOR DEBT COVERAGE

DEBT SERVICE RESERVE ACCOUNT
      Payments into Debt Service Reserve Account               12,385      (26,561)
      Debt Service Reserve Account Balance (28)                26,561            0

MAJOR MAINTENANCE RESERVE
      Payments into Major Maintenance Reserve (21)                525          282
      Major Overhaul Expenses (29)                                  0            0
      Major Maintenance Reserve Balance (30)                    4,442        4,846

                            Footnotes to Exhibit B-10


The footnotes to Exhibit B-8 are the same as the footnotes for Exhibit B-1, except:

12. Virginia Power assumed to renew the Virginia Power Purchase Agreement through May 31, 2013.

13. Virginia Power assumed to renew the Virginia Power Purchase Agreement through May 31, 2013.

14. Aquila/UtiliCorp assumed to renew the Aquila/UtiliCorp Power Purchase Agreement through December 31, 2015.

15. Aquila/UtiliCorp assumed to renew the Aquila/UtiliCorp Power Purchase Agreement through December 31, 2015.

                                                                         ANNEX C

          INDEPENDENT ELECTRICITY MARKET AND FUEL CONSULTANT'S REPORT

    After the expiration of the term of the power purchase agreements, we will have to sell the power produced by our power facility in the competitive southeastern power market. Further, without the power purchase agreements, we will have to procure the natural gas required to operate our power facility. We included this independent electricity market and fuel consultant's report prepared by C.C. Pace Consulting, L.L.C. in order to, among other things:

    - assess the ability of our power facility to compete in the southeastern power market;

    - predict the price for power in the southeastern power market during the time in which we will be selling our power facility's power in this market; and

    - assess our ability to obtain natural gas after the expiration of the power purchase agreements and predict the price which we will pay for natural gas.

    We retained C.C. Pace Consulting, L.L.C. as an independent consultant in connection with the offering of the private bonds. C.C. Pace Consulting, L.L.C. is not an employee, affiliate or agent of us, and does not have any relationship to us other than as an independent consultant. We paid C.C. Pace Consulting, L.L.C. a fee for the consulting services provided to us in connection with the issuance of the private bonds.

                                                                         ANNEX C

================================================================================
                                                                 CC Pace
                                                                 CONSULTING, LLC

                      SOUTHEAST POWER MARKET ASSESSMENT AND
                         MARKET CLEARING PRICE FORECAST

                                  FINAL REPORT
                                       FOR
                                LS POWER, L.L.C.

                                  May 13, 1999

                                  PREPARED BY:
                          C.C. PACE CONSULTING, L.L.C.

                               Corporate Offices
                             4401 Fair Lakes Court
                                   Suite 400
                               Fairfax, VA 22033
                              Phone (703) 818-9100
                               Fax (703) 818-9108

================================================================================

                                                                         CC Pace

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

I.    EXECUTIVE SUMMARY......................................................C-1
      RESULTS AND CONCLUSIONS................................................C-1
            Project Results..................................................C-4
            Base Case........................................................C-4
            Downside Case....................................................C-5
      APPROACH...............................................................C-6
            CEMAS............................................................C-7
      ASSUMPTIONS............................................................C-7
      DOWNSIDE CASE..........................................................C-9

II.   MARKET CLEARING PRICE APPROACH........................................C-10
      APPROACH..............................................................C-10
      REVENUE REQUIREMENT MODULE............................................C-12
      UNIT FUEL PRICING MODULE..............................................C-13
      HOURLY LOAD MODULE....................................................C-13
      BIDDING ANALYSIS MODULE...............................................C-13
            Equilibrium Pricing of Expansion Capacity.......................C-14
      MARKET CLEARING PRICE MODULE..........................................C-16
      DETERMINATION OF COMPETITIVE MARKET EXPANSION PLAN....................C-16
      OUTLINE OF REPORT.....................................................C-17

III.  SOUTHEAST MARKET PRICING RESULTS......................................C-18
      CEMAS SIMULATED MARKET PRICING RATES..................................C-18
      SYSTEM MARKET PRICING AND REVENUES - BASE CASE........................C-18
      LS POWER UNIT RESULTS - BASE CASE.....................................C-20
      SYSTEM RESULTS DOWNSIDE CASE..........................................C-21
      LS POWER UNIT RESULTS - DOWNSIDE CASE.................................C-22

IV.   MARKET AREA DEFINITION AND TRANSMISSION...............................C-24
      TRANSMISSION..........................................................C-26

V.    ELECTRICITY DEMAND IN THE SOUTHEAST MARKET............................C-28
      EXISTING DEMAND PROFILE...............................................C-28
      C.C. PACE'S LOAD FORECASTING METHODOLOGY..............................C-30
      FORECAST RESULTS......................................................C-32
      HOURLY LOAD FORECASTS.................................................C-34


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VI.   SOUTHEAST POWER GENERATION RESOURCES..................................C-36
      GENERATION PROFILE....................................................C-36
      GENERATING UNIT COST PROFILE..........................................C-37
      C.C. PACE MARKET STUDY RESOURCE ADDITION ASSUMPTIONS..................C-40
      DETERMINATION OF COMPETITIVE MARKET EXPANSION PLANT...................C-42

VII.  FUEL PRICING..........................................................C-45
      HISTORICAL FUEL PRICING...............................................C-45
      COAL..................................................................C-50
      C.C. Pace Coal Price Forecast.........................................C-52
      FUEL OIL..............................................................C-55
      C.C. Pace Fuel Oil Price Forecast.....................................C-56
      Distillate Oil........................................................C-56
      Residual Oil..........................................................C-58
      URANIUM...............................................................C-58
      NATURAL GAS...........................................................C-58
      C.C. Pace Natural Gas Price Forecast..................................C-59
      FUEL PRICE FORECASTING METHODOLOGY....................................C-62

ATTACHMENT I:   REGIONAL MARKET DEFINITION AND TRANSMISSION CAPABILITY
                ASSUMPTIONS & SUPPORTING ANALYSIS
ATTACHMENT II:  DEMAND ASSUMPTIONS & SUPPORTING ANALYSIS
ATTACHMENT III: EXISTING AND PLANNED UNIT COST ASSUMPTIONS & SUPPORTING ANALYSIS ATTACHMENT IV: FUEL PRICING ASSUMPTIONS & SUPPORTING ANALYSIS


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                                                                         CC Pace

================================================================================

This Report was produced by C.C. Pace Consulting L.L.C. This Report is meant to be read as a whole and in conjunction with this disclaimer. Any use of this Report other than as a whole and in conjunction with this disclaimer is forbidden. Any use of this Report outside of its stated purpose without the written consent of C.C. Pace Consulting L.L.C. is forbidden. Except for its stated purpose, this Report may not be copied or distributed in whole or in part without C.C. Pace Consulting L.L.C.'s prior express written permission.

This Report, information, and statements herein are based in whole or in part on information obtained from various sources. While C.C. Pace Consulting L.L.C.'s believes such information to be accurate, it makes no assurances as to the accuracy of any such information or any conclusions based thereon. C.C. Pace Consulting L.L.C. assumes no responsibility for the results of any actions taken on the basis of this Report.

================================================================================


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                                                                         CC Pace

--------------------------------------------------------------------------------
                              I. EXECUTIVE SUMMARY
------------------------------------------------------------------------------

C.C. Pace Consulting, L.L.C. (C.C. Pace) has prepared this independent assessment of the Southeast United States electricity market (covering the states of Arkansas, Northern Florida, East Texas, Louisiana, Mississippi, Tennessee, Alabama, and Georgia) and the economic competitiveness of the Batesville, Mississippi power project (Project or Batesville) under construction by LSP Energy Partnership (The Partnership). The market study provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators in the region for the period 2000 to 2025.

This report includes a prediction of market clearing prices and dispatch profiles for the Project for the "Base" and "Downside" cases, and a description of the key assumptions and the methodology used in developing this assessment.

To perform the analysis, C.C. Pace utilized its Capacity & Energy Market Analysis System (CEMAS). CEMAS is an integrated resource planning tool designed to simulate the deregulated power generation market and to project market clearing prices for both capacity and energy under different market structures and scenarios.

RESULTS AND CONCLUSIONS

The following represents conclusions and key findings of C.C. Pace's southeast market assessment and market clearing price forecast. They are:

i. Compared to other power market regions, the southeastern power market is highly competitive. The market's competitiveness is evidenced by the region's large volume of power transactions. The market region represents such a large amount of transactions that the region has become a market standard for power deliveries referenced by the New York Mercantile Exchange and Chicago Board of Trade futures contracts.

ii. C.C. Pace anticipates that given the rapid pace of this wholesale energy market's development, a competitive and deregulated environment for retail customers' energy requirements will be implemented on a near- to mid-term basis (i.e., before the expiration of the power sales agreements that the Partnership has entered into with Virginia Power and Aquila/UtiliCorp). The development of this kind of capacity and energy market will enhance the Partnership's ability to make power sales and should provide additional marketing flexibility to the Partnership if the Virginia Power and Aquila/UtiliCorp power purchase agreements expire.

iii. The technical capability of the Project to start up and shut down quickly should allow the Partnership's power purchasers, at times when the Partnership's power purchasers control


--------------------------------------------------------------------------------
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                                                                         CC Pace

      the dispatch of the Project, and the Partnership's, at times when the Partnership controls the operation of the Project, to select operating hours in which revenues and profitability can be maximized.

iv.   The market for power in the southeast is characterized by:

            a) Sustained energy demand growth expected to continue at a steady annual average pace of 1.51% to 2.24% over the next 20 years. This sustained growth rate is higher than virtually any region in the United States and makes the southeastern market both the largest and the fastest growing demand center;

            b) Ready access to competitively priced gas supply from a diversified range of sources through an extensive interstate gas pipeline transmission system;

            c) Natural gas-based generation currently determining market prices for electricity 30% of the time, rising to 70% over the next 20 years;

            d) A well-developed electrical transmission system capable of transferring high volumes of electricity throughout the southeast and covering over ten states and approximately 20% of the electricity demand in the United States.

v. The most significant factors affecting the pricing of electricity in the southeastern power market are:

            a)    Fuel costs;

            b) The efficiency and replacement rate of existing generating assets and capital costs of replacing existing generating assets;

            c) The cost and efficiency of incremental capacity additions which are undertaken to meet future energy requirements and maintain system reliability; and,

            d)    Increases in annual peak demand and energy requirements.

vi. C.C. Pace's Base Case market price forecasts are between $29.95 per megawatt hour (MWh) and $33.75/MWh (measured in 1998 real dollars) for the period from 2000 to 2025. C.C. Pace expects that due to incremental demand and the large amount of capacity additions necessary to meet market demand, the southeastern power market will realize an approximate 0.5% real price increase in electricity prices over the period from 2000 to 2025 which is almost directly reflective of the real price escalation of natural gas. Exhibit I - 1 to the C.C. Pace report summarizes the southeastern system's market price results between 2000 and 2025 for the Base Case.

vii. C.C. Pace's Downside Case market price forecast (i.e., a conservative case in which there is a 95% probability that market prices will be equal to or greater than the Downside Case result obtained) is between $27.25/MWh and $32.20/MWh (measured in 1998 real dollars) for the period from 2000 to 2025.


--------------------------------------------------------------------------------
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                                                                         CC Pace

viii. The Project represents a low cost, highly competitive, and much needed resource for the growing southeastern market equaling only a small fraction of the capacity required in the southeastern power market (only 1.85% of the total required expansion capacity) by the year 2020.

ix.   The Project has many strong competitive advantages such as:

            a)    location which provides low cost access to gas and water;

            b) direct access to multiple power markets via bi-directional transmission links into both the TVA and Entergy power systems;

            c) state of the art generation technology which is the most efficient in the market; and

            d) close proximity to fuel production regions lowering fuel supply and transportation costs.

      These competitive advantages create an operational profile which suggest that the Project will be a low cost and profitable resource in the southeastern power market.

x. Virginia Power and Aquila/UtiliCorp, the two initial long-term power purchasers, have entered into mutually acceptably priced power purchase agreements with the Project. Both power purchasers are active in the wholesale power market and are regionally well-positioned to operate in the southeastern power market.

xi. The power purchase agreements are of high strategic value to both Virginia Power and Aquila/Utilicorp, complementing their current utility and non-utility operations and market positions. Specifically, neither entity owns or operates any significant amount of generating capacity in the southeastern power market and, with the Project's capacity, they are able to trade firm capacity and energy in the southeastern market, doubling each company's marketing area and allowing them to serve virtually any customer across ten to twelve states.

xii. The extension options under the Power Purchase Agreements are approximately 40% lower than the Projected Market Price and current utility total cost of generation indicating a high likelihood of extension.

xiii. Based on the timely construction of pipeline laterals and interconnection facilities and the Project's maximum hourly fuel demand from the Tennessee Gas and ANR gas pipelines, market priced natural gas supplies and interstate transportation will be available in sufficient quantities and on acceptable terms and conditions to support merchant plant generation requirements from years 13 to 25 of the Project's operation.

xiv. Southeastern market utilities expect consistent and relatively high (compared to the national average) summer peak demand and energy requirements to increase at an average annual rate of 2.16% and 1.57% over the next 10 years, respectively.

xv. To provide full access to both TVA and Entergy power markets, the Partnership has arranged for the upgrade of certain transmission facilities. Under the agreements with TVA


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                                                                         CC Pace

      and Entergy, the Partnership will be granted transmission upgrade credits up to the value of the transmission upgrade costs for the transmission of energy across the TVA and Entergy systems. C.C. Pace estimates that beginning in the first year of the Project's operation and continuing until the total transmission upgrade cost is repaid to the Partnership, the Partnership will accumulate additional revenues equal to a minimum of approximately $3.4 million per year related to these transmission upgrades credits.

Exhibit I - 1: Annual System Market Clearing Price - Base and Downside Case
               (1998 Real Dollars)
--------------------------------------------------------------------------------

     ====================================================================
                                                Downside
                                                  Case
                      Base Case                  Market
                        Market                  Clearing
                    Clearing Price    Price       Price       Price
           Year         $/MWh      Escalation     $/MWh    Escalation
     --------------------------------------------------------------------
           2000         29.95                     27.25
     --------------------------------------------------------------------
           2002         31.20         4.19%       28.99       6.40%
     --------------------------------------------------------------------
           2004         31.79         1.88%       29.48       1.68%
     --------------------------------------------------------------------
           2006         31.66        -0.42%       29.55       0.22%
     --------------------------------------------------------------------
           2008         31.41        -0.79%       29.38      -0.57%
     --------------------------------------------------------------------
           2010         31.75         1.10%       29.84       1.57%
     --------------------------------------------------------------------
           2012         32.49         2.33%       30.60       2.55%
     --------------------------------------------------------------------
           2014         32.78         0.89%       30.89       0.94%
     --------------------------------------------------------------------
           2016         33.39         1.87%       31.52       2.06%
     --------------------------------------------------------------------
           2018         33.76         1.10%       31.71       0.59%
     --------------------------------------------------------------------
           2020         33.94         0.52%       32.22       1.63%
     --------------------------------------------------------------------
           2021         34.06         0.37%       32.12      -0.32%
     --------------------------------------------------------------------
           2022         33.57        -1.45%       32.01      -0.34%
     --------------------------------------------------------------------
           2023         33.59         0.08%       32.12       0.35%
     --------------------------------------------------------------------
           2024         33.63         0.12%       32.00      -0.40%
     --------------------------------------------------------------------
           2025         33.78         0.43%       32.20       0.64%
     ====================================================================

--------------------------------------------------------------------------------

Project Results

Base Case

To provide projections of Project dispatch, operating profile, and market revenues, C.C. Pace explicitly modeled the Project as a resource in the Southeast market. Specifically, the Project's heat rate efficiency, delivered fuel costs, and variable operating costs were input in the model to allow the simulation and unit dispatch when system marginal costs were equal to or higher than Project variable costs. Based on this modeling approach, Exhibit I - 2 provides a summary of key Batesville unit operational results for the Base Case. As shown in Exhibit I - 2, the Batesville unit is projected to be economically dispatched at an annual capacity factor of approximately 51%-69%. Average market-based revenues for the Batesville unit are projected to be between $32.82/MWh in year 2000 and rise in real dollars to $39.33 by the year 2025. Thus, the Batesville unit will achieve revenues above variable operational costs (fuel and variable O&M) of between $15.36/MWh in the year 2001 and $19.66/MWh by the year 2025. Lastly, due to the Project's transmission advantage,


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it is able to exceed average market prices slightly by selling in the highest priced market to optimize revenues.

  Exhibit I - 2: Batesville Unit Annual Operational Summary (1998 Real Dollars)
--------------------------------------------------------------------------------

==================================================================================================================
                                                                                             Average
                                                                                             Market
                                   Fuel                                                       Price
          Generation   Capacity    Cost    Variable   Fixed     Revenue   Coverage   Cover   Received    Price
  Year        GWh       Factor    $1000   O&M $1000 Cost $1000   $1000     $1000     $/MWh    $/MWh    Escalation
------------------------------------------------------------------------------------------------------------------
  *2000      2,748      41.83%    45,173    2,748       --       90,187    42,266    15.38    32.82
  2002       4,500      68.50%    74,969    4,500       --      148,591    69,122    15.36    33.02       0.61%
  2004       4,438      67.55%    74,666    4,438       --      149,730    70,627    15.92    33.74       2.18%
  2006       4,324      65.81%    73,465    4,324       --      147,003    69,214    16.01    34.00       0.77%
  2008       4,278      65.11%    73,414    4,278       --      145,377    67,684    15.82    33.98      -0.05%
  2010       4,207      64.04%    72,934    4,207       --      144,532    67,391    16.02    34.35       1.09%
  2012       4,133      62.90%    72,350    4,133       --      146,296    69,813    16.89    35.40       3.05%
  2014       4,032      61.37%    71,294    4,032       --      144,588    69,262    17.18    35.86       1.31%
  2016       3,880      59.05%    69,290    3,880       --      145,125    71,955    18.55    37.41       4.31%
  2018       3,770      57.38%    67,994    3,770       --      143,467    71,703    19.02    38.06       1.74%
  2020       3,730      56.77%    67,960    3,730       --      141,610    69,920    18.75    37.97      -0.24%
  2021       3,675      55.94%    67,277    3,675       --      142,654    71,702    19.51    38.81       2.24%
  2022       3,549      54.01%    65,271    3,549       --      137,826    69,006    19.45    38.84       0.06%
  2023       3,489      53.10%    64,484    3,489       --      134,984    67,012    19.21    38.69      -0.38%
  2024       3,425      52.14%    63,635    3,425       --      133,788    66,727    19.48    39.06       0.94%
  2025       3,332      50.72%    62,216    3,332       --      131,048    65,500    19.66    39.33       0.69%
==================================================================================================================

* 2000 represents only a partial operational year with an on-line date of June 2000.

--------------------------------------------------------------------------------

Downside Case

Exhibit I - 3 outlines the operational results of the Batesville unit associated with C.C. Pace's Downside Case and the difference relative to the Base Case. The Downside Case represents an unlikely scenario of the impact on the Project's revenues and dispatch based on the compound effects of (i) a significant improvement of expansion capacity capital costs (i.e., $50/kW cost reduction for combustion turbines and $64/kW cost reduction for combined cycle installed costs), and (ii) system capacity exceeds requirements by 2,400 MW or approximately three times the size of the Project's installed capacity. As shown in Exhibit I - 3, given system overcapacity, the Project is forecast to be dispatched at an annual capacity factor between 46% and 62%, a decrease of between 4% and 7% as compared to the Base Case. Average revenues for the Batesville unit are projected to be between $31.18/MWh in the year 2000 increasing in real dollars to $38.52/MWh in 2025. Overall, during the forecast period, average annual revenues earned by the Project were slightly less than in the Base Case, the reduction ranging from $14.0 million to $18.6 million.


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    Exhibit I - 3: C.C. Pace Downside Case Results and Base Case Differential
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                         Avg.
                               Fuel    Variable   Fixed                                 Market
        Generation  Capacity   Cost       O&M      Cost   Revenue   Coverage  Cover    Clearing       Price
Year       GWh       Factor   $1000      $1000    $1000    $1000      $1000   $/MWh   Price $/MWh   Escalation
--------------------------------------------------------------------------------------------------------------
2000      2,519      38.34%   41,415     2,519      --     78,546    34,612   13.74      31.18
2002      4,094      62.31%   68,200     4,094      --    130,935    58,641   14.32      31.98         2.58%
2004      4,007      60.99%   67,397     4,007      --    131,373    59,969   14.97      32.79         2.51%
2006      3,862      58.79%   65,612     3,862      --    128,358    58,883   15.24      33.23         1.36%
2008      3,861      58.77%   66,255     3,861      --    128,500    58,384   15.12      33.28         0.15%
2010      3,731      56.79%   64,673     3,731      --    126,177    57,772   15.48      33.82         1.61%
2012      3,733      56.82%   65,348     3,733      --    130,396    61,315   16.42      34.93         3.29%
2014      3,571      54.36%   63,153     3,571      --    126,655    59,931   16.78      35.46         1.53%
2016      3,466      52.76%   61,896     3,466      --    127,691    62,328   17.98      36.84         3.87%
2018      3,406      51.84%   61,433     3,406      --    126,422    61,583   18.08      37.12         0.77%
2020      3,424      52.12%   62,379     3,424      --    126,956    61,152   17.86      37.08        -0.11%
2021      3,277      49.87%   59,968     3,277      --    124,894    61,649   18.81      38.12         2.80%
2022      3,174      48.32%   58,379     3,174      --    122,122    60,568   19.08      38.47         0.94%
2023      3,140      47.79%   58,025     3,140      --    120,593    59,429   18.93      38.41        -0.16%
2024      3,076      46.82%   57,143     3,076      --    118,317    58,098   18.89      38.46         0.13%
2025      3,038      46.24%   56,705     3,038      --    117,021    57,279   18.86      38.52         0.16%
--------------------------------------------------------------------------------------------------------------

                            Difference from Base Case

--------------------------------------------------------------------------------------------------------------
                                                                                         Avg.
                               Fuel    Variable   Fixed                                 Market
        Generation  Capacity   Cost      O&M       Cost   Revenue   Coverage  Cover    Clearing       Price
Year       GWh       Factor   $1000     $1000     $1000    $1000      $1000   $/MWh   Price $/MWh   Escalation
--------------------------------------------------------------------------------------------------------------
2000       -229     -3.48%    -3,758     -229       --     -11,640    -7,654    -1.64     -1.64
2002       -406     -6.18%    -6,769     -406       --     -17,657   -10,481    -1.04     -1.04        1.97%
2004       -431     -6.56%    -7,269     -431       --     -18,357   -10,657    -0.95     -0.95        0.33%
2006       -461     -7.02%    -7,853     -461       --     -18,645   -10,331    -0.76     -0.77        0.59%
2008       -417     -6.34%    -7,159     -417       --     -16,876    -9,300    -0.70     -0.70        0.20%
2010       -476     -7.25%    -8,261     -476       --     -18,355    -9,618    -0.53     -0.54        0.52%
2012       -399     -6.08%    -7,002     -399       --     -15,900    -8,498    -0.47     -0.47        0.24%
2014       -460     -7.01%    -8,141     -460       --     -17,933    -9,332    -0.40     -0.40        0.23%
2016       -413     -6.29%    -7,394     -413       --     -17,434    -9,627    -0.57     -0.57       -0.44%
2018       -364     -5.54%    -6,561     -364       --     -17,045   -10,120    -0.94     -0.94       -0.97%
2020       -306     -4.66%    -5,581     -306       --     -14,655    -8,768    -0.89     -0.89        0.14%
2021       -399     -6.07%    -7,309     -399       --     -17,761   -10,053    -0.70     -0.70        0.56%
2022       -374     -5.70%    -6,892     -374       --     -15,704    -8,437    -0.36     -0.37        0.88%
2023       -349     -5.31%    -6,459     -349       --     -14,391    -7,583    -0.28     -0.28        0.22%
2024       -349     -5.32%    -6,492     -349       --     -15,470    -8,629    -0.59     -0.59       -0.81%
2025       -295     -4.48%    -5,511     -295       --     -14,027    -8,221    -0.80     -0.80       -0.53%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPROACH

C.C. Pace conducted a detailed analysis of the Southeast market clearing prices. This analysis provides in-depth insight into the Southeast power market fundamentals and the emerging competitive market. The analysis was built around C.C. Pace's competitive market vision of an "one-price" market for both capacity and energy. C.C. Pace used CEMAS to provide a dynamic analysis of future trends in market clearing prices, capital recovery, and seasonal and hourly market pricing.

The fundamentals and functional background of the CEMAS model and methodology are described below.


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CEMAS

C.C. Pace has developed and tested an analytical approach to forecasting electricity prices in a deregulated electric power market. The approach centers on the concept of replacement power equilibrium pricing.

C.C. Pace's modeling approach determines the market pricing necessary to provide incremental expansion unit revenues to meet their all-in generation costs. When this pricing level is attained, the system is considered to be in equilibrium, since incremental generators will cover all of their generation costs while receiving a fair rate of return on equity. Achieving this cost recovery target establishes a condition in which demand can be met while providing the economic incentives necessary for generators to invest capital to serve current and future load.

C.C. Pace's approach incorporates five market analysis tools with the capability to simulate hourly operations of an electric system, forecast unit dispatch, and project market clearing prices for both capacity and energy. CEMAS consists of five interrelated modules which are described in greater detail in Section II:

      1. Revenue Requirement Module
      2. Unit Fuel Pricing Module
      3. Bidding Analysis Module
      4. Hourly Load Module
      5. Market Clearing Price Module

CEMAS was designed based on C.C. Pace's experience in deregulated or competitive markets in which the clearing prices of generation are a function of the underlying generation cost structure, fuel pricing, transmission capacity, supply availability, demand fluctuations, and the bidding strategies of participants.

The CEMAS model was calibrated against historical data for 1994-1996. In addition, C.C. Pace derived the current all-in price of generation (i.e., prices that include variable and fixed capital-related costs) through analysis of the current electricity rates of the region's utilities. The model's projected market prices in the year 2000 were consistent with the derived current market prices.

ASSUMPTIONS

The key Base Case assumptions underlying the Southeastern Market Study are detailed in Sections IV, V, VI, and VII. These assumptions span the areas of load growth, fuel pricing, expansion unit cost and performance, transmission transfer capability and pricing, market area definition and the financing structure of existing and expansion units. These base case assumptions were developed by C.C. Pace in order to bracket the most probable need for new capacity and market pricing available to

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the Project. Exhibit I - 4 summarizes the major assumption variables of C.C.
Pace's Base Case forecast.

                   Exhibit I - 4: Key Assumptions - Base Case
--------------------------------------------------------------------------------

================================================================================
                                                       Base Case
--------------------------------------------------------------------------------
Load Growth
--------------------------------------------------------------------------------
  Energy Demand                                 1.51% to 2.24% per year
--------------------------------------------------------------------------------
  Peak Demand                                   1.51% to 2.24% per year
--------------------------------------------------------------------------------
Expansion Unit Costs
--------------------------------------------------------------------------------
  CT - Installed Costs                                  $300/kW
--------------------------------------------------------------------------------
  CC - Installed Costs                                  $500/kW
--------------------------------------------------------------------------------
  CT - Efficiency (linear improvement)           10,100 Btu/kWh (2000)
                                                 9,350 Btu/kWh (2020)
--------------------------------------------------------------------------------
  CC - Efficiency (linear improvement)           6,860 Btu/kWh (2000)
                                                 6,360 Btu/kWh (2020)
--------------------------------------------------------------------------------
  Natural Gas Henry Hub Price - 1998                  $2.20/MMBtu
--------------------------------------------------------------------------------
Existing Unit Costs
--------------------------------------------------------------------------------
  Fixed Capital Costs                             Current Book Value
--------------------------------------------------------------------------------
  Fixed & Variable O&M                 Current Derived Cost / 0% real escalation
--------------------------------------------------------------------------------
Fuel Cost Escalation Rates
--------------------------------------------------------------------------------
  Natural Gas                                     0.5% per year real
--------------------------------------------------------------------------------
  Fuel Oil (No.6 and No. 2)                       0.0% per year real
--------------------------------------------------------------------------------
  Coal                                            -1.0% per year real
--------------------------------------------------------------------------------
  Uranium                                         0.0% per year real
--------------------------------------------------------------------------------
Transfer Capacity and Pricing
--------------------------------------------------------------------------------
  SPP-SE to/from TVA                             4,800 MW / $1.75/MWh
--------------------------------------------------------------------------------
  SPP-SE to/from Southern                         2,000MW / $1.82/MWh
--------------------------------------------------------------------------------
  TVA to/from Southern                           3,000 MW / $2.15/MWh
--------------------------------------------------------------------------------
Nuclear and Coal Plant Performance                85% Capacity Factor
--------------------------------------------------------------------------------
Demand Side Management
--------------------------------------------------------------------------------
  Annual Interruptible Demand                      5,697 - 6,293 MW
--------------------------------------------------------------------------------
Macroeconomic
--------------------------------------------------------------------------------
  Interest Rate                                          8.5%
--------------------------------------------------------------------------------
  Return on Equity                                        14%
--------------------------------------------------------------------------------
  Percent Equity                                          30%
================================================================================

--------------------------------------------------------------------------------

C.C. Pace believes that the assumptions presented above are conservative estimates of the future range of variables which yield a highly probable Base Case market price estimate. The following summarizes major assumptions:

Load Growth

      o Assumed no export of energy to the capacity short Midwest or Mid-Atlantic regions.

      o     Included the full impact of demand-side management on peak demand.

Expansion Units


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      o     Expansion unit capital costs are consistent with current market prices and assumed no real price increases.

      o Assumed heat rates are approximately 5 to 7% better than any combustion turbines or combined cycle technology currently commercially available.

      o Expansion plan did not incorporate the probable requirement for retirement and replacement of 17,000 MW of nuclear capacity in the latter study period.

Existing Utility Capacity

      o Initial cost recovery is based on current book value which is significantly below current auction value of the units.

      o Operating capacity factor is assumed to be approximately 5-10% higher than current average achievable unit capacity factors.

Downside Case

The key assumptions for the Downside Case are the same as those for the Base Case with the exception of (i) $50/kW cost reduction for combustion turbines and $64/kW cost reduction for combined cycle installed costs, (ii) system generation capacity exceeds generation requirements by 2,400 MW, and (iii) + 5% heat rate efficiency improvement. This case was developed by C.C. Pace to represent a scenario which would have a 95% probability of occurrence.


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--------------------------------------------------------------------------------
                       II. MARKET CLEARING PRICE APPROACH
--------------------------------------------------------------------------------

C.C. Pace's market clearing price forecast of the Southeast United States electricity market consists of multiple, interrelated analytical processes. C.C. Pace employed utility grade computer simulation models to evaluate the existing supply and demand relationships in the region, match future utility operations to forecasts of demand, and predict the electricity prices resulting from industry deregulation.

This section provides necessary background material including the fundamentals of C.C. Pace's Capacity and Energy Market Analysis System (CEMAS).

APPROACH

C.C. Pace conducted a detailed analysis of Southeast market clearing prices. This analysis provides in-depth insight into the fundamentals of Southeast market and the emerging competitive market. The analysis was based on C.C. Pace's competitive market vision of an "one-price" market for both capacity and energy. A description of C.C. Pace's approach to this analysis is described below.

C.C. Pace's approach incorporates five market analysis tools that provide the capability to project market clearing prices for both capacity and energy. As we illustrate in Exhibit II - 1, C.C. Pace's Capacity & Energy Market Analysis System (CEMAS) consists of five modules. These modules are:

      1. Revenue Requirement Module: This module compares fixed and variable costs for all generating units with all-in revenues generated from a given bidding strategy. It then reports information regarding over or under-recovery (stranded costs) to the Bid Analysis Module.

      2. Unit Fuel Pricing Module: This module calculates fuel prices for each unit and transfers the data to the Revenue Requirement Module. These fuel pricing calculations take into account escalation schedules, transportation costs, fuel quality, and fuel procurement and contractual constraints.

      3. Bidding Analysis Module: Based on the fixed and variable costs of generating units and over and under-recovery data generated by the Revenue Requirement Module, this module generates bids for each unit on the system and transfers those bids to the Market Clearing Price Module for production simulation.


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      4.    Hourly Load Module: The Hourly Load Module aggregates actual utility hourly loads as reported to the FERC to create an integrated system hourly load profile. This module uses forecasts of peak and energy demand to develop the base system load profile over the study period. The results of the Hourly Load Module are drawn upon by the Market Clearing Price Module to simulate daily system demand.

      5. Market Clearing Price Module: This module performs a detailed operations and dispatch simulation based on bid prices generated by the Bidding Analysis Module and the hourly load data generated by the Hourly Load Module. For each hour in the study period, the module dispatches generating units according to their bid prices and availabilities. The Market Clearing Price Module uses a utility grade dispatch model (PROSYM) to model the hourly system constraints of a regional power pool, optimizing least cost generation choices to match demand fluctuations. The module then produces hourly market clearing prices, which are passed to the Revenue Requirement Module to evaluate system operations and market price stability. Based on this analysis, CEMAS will either produce a new iteration of optimized bids or, if the market is deemed stable, summarize market clearing prices for each study period.

                   Exhibit II - 1: C.C. Pace CEMAS Methodology
--------------------------------------------------------------------------------

                            [FLOW CHART OMITTED]

--------------------------------------------------------------------------------

CEMAS was designed based on C.C. Pace's market experience, which shows that clearing prices of competitive generation markets are a function of the underlying generation cost structure, supply availability and demand fluctuations, the bidding strategies that participants adopt and the incremental cost of expansion units. C.C. Pace has sought with CEMAS to integrate these components into a system capable of accurately projecting market clearing prices in a competitive market.


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The following sections review in greater detail the individual modules of the
CEMAS analytical system--their purposes, inputs, and relationship to the whole modeling system.

REVENUE REQUIREMENT MODULE

The Revenue Requirement Module is the foundation input and calculation module of CEMAS. It maintains data characterizing each generating unit in the market area (both existing and planned) and is used to:

      o Organize and store historical unit information regarding capacity, generation, O&M, and capital costs.

      o Provide an interface mechanism with the Bidding Analysis Module to provide data for bid construction.

      o Create an analysis mechanism for run results from the Market Pricing Module by matching unit revenues derived from bidding strategies to actual fixed cost recovery requirements. This evaluation is essential in benchmarking bidding strategies and capacity and energy market pricing, as well as determining potential stranded costs on either a unit or system basis.

      o Provide a cost competitiveness evaluation tool for comparison of the relative cost and capacity mix for various utilities in the interconnected region.

C.C. Pace also uses the Revenue Requirement Module as a tool to perform sensitivity analyses of unit fixed cost structures. Specifically, the Revenue Requirement Module permits the adjustment of return on equity for each unit, interest rates, fixed O&M, debt term, unit book value (lowering or "writing-off"), and consolidation or disaggregation of units to simulate various market conditions and deregulation scenarios. All these capabilities permit the flexibility to model virtually any utility system or project the impact of multiple restructuring scenarios on market prices.

The detailed unit characterization data maintained by the Revenue Requirement Module includes information on utility system, in-service date, nameplate capacity, fuel type, fuel pricing, fixed O&M cost, variable O&M cost, heat rate, historical generation, current book value, annual depreciation expense, annual interest expense, and annual return-on-equity requirement. C.C. Pace gathered such information from Forms EIA-411, EIA-412, FERC Form 1, and Rural Utilities Service Form 12a.


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UNIT FUEL PRICING MODULE

The purpose of the Unit Fuel Pricing Module is to provide the Revenue Requirement Module with detail on each unit's fuel price and account for plant-specific fuel procurement and contracting practices, pricing differences, transportation costs, and fuel quality variances. The Unit Fuel Pricing Module:

      o     Organizes and stores historical unit fuel prices;

      o Analyzes seasonal and annual fuel pricing trends for individual units and entire systems; and

      o Provides input to the Revenue Requirement Module and Market Clearing Price Module.

The Fuel Pricing Module calculates the average fuel costs for each fuel type (i.e., coal, uranium, natural gas, No. 6 and No. 2 fuel oil), and develops fuel disaggregation factors for each unit. The Unit Fuel Pricing Module adopts this process to project annual fuel costs given a market area price for a type of fuel. This market area fuel price is then adjusted each year by the study's assumed long-range fuel pricing forecast escalators as detailed in Section VII. At this stage, unit-specific fuel prices are then entered into the Revenue Requirement Module to calculate variable operating costs and other variables necessary for bidding analysis.

HOURLY LOAD MODULE

Load characterization defines how many supply resources are needed, as well as how these resources will be used on a daily, weekly, and seasonal basis. Consequently, hourly demand is an important determinant of the escalation of system costs. CEMAS characterizes this important variable by modeling all market pricing scenarios with an hourly load module that replicates the actual 8,760 hours of demand occurring in a utility system each year. In this way, modeling results reflect not only the cost to serve a certain level of demand, but also show how hourly changes impact the use of different types of generation units.

As we further detail in Section V, the Hourly Load Module aggregates actual utility hourly loads as reported to the FERC to create an integrated system hourly load profile. It then uses utility adjusted forecasts of peak and energy demand to escalate the base system load profile over the study period. The results are drawn upon by the Market Clearing Price Module to simulate daily system demand.

BIDDING ANALYSIS MODULE

Given the fundamental change in the electricity market from a regulated cost of service to a more market driven mechanism, it is expected (and it has been demonstrated in other competitive


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markets such as Chile, Norway, the United Kingdom, New Zealand, and Australia)
that a bidding process will be developed as the basis of determining which generators will be used in a given hour. To account for the change from cost-driven dispatch to market-driven dispatch, C.C. Pace has developed a Bidding Analysis Module to assist in formulating generators' bids. The Bidding Analysis Module assesses generators' variable and fixed costs requirements, system demand, relative competitiveness, and experience from the results of the previous day's bidding to:

      o     Generate bids based on each generator's place in the dispatch queue;

      o Maximize revenues where total fixed and variable cost recovery can not be achieved due to market forces;

      o Maximize upside revenue potential during periods of peak demand or unit outages;

      o Replicate the activities and consequent pricing of existing competitive markets; and

      o Provide analysis tools for bidding strategies of generators in competitive markets.

Equilibrium Pricing of Expansion Capacity

While at anytime, given the actual supply/demand balance in the market, generators can adopt various bidding strategies to increase their market revenues, Exhibit II - 2 presents the basis of market price equilibrium in a competitive market. Specifically, the cost of new capacity will ultimately set a market price cap under pricing equilibrium. For example, if market prices are above the cost of new capacity additions, market entrants will build new units until they drive the market price down to minimum return levels. Conversely, if market prices are below the cost of expansion units, no units will be built unless prices rise to support their construction.

Given the foregoing, Exhibit II - 2 provides a theoretical market pricing formula consisting of new CC and CT units. Exhibit II - 2 details the all-in cost (i.e. fixed and variable) of expansion units operating at various capacity factors. For example, at 35% capacity factor the all-in cost of a CC and CT unit would be $41.53/MWh and $39.67/MWh, respectively. Assuming all generators receive the incremental market price when dispatched and a market price cap of the on-line peak capacity at approximately $126/MWh, Exhibit 1 shows the minimum bidding level of units to reach their fixed cost recovery.

With these assumptions, Exhibit II - 2 shows that except at dispatch of 10% or lower, all generators can bid to their variable cost and still achieve their minimum revenue requirement. Further, Exhibit II - 2 also shows that between 40%-45% capacity a break-even point exists where CC capacity becomes the most economic capacity.

Lastly, in the column labeled "Average Market Price $/MWh" is the theoretical pricing curve cap or equilibrium point. Specifically, when pricing levels rise above those levels, new capacity installations are signaled until the market price comes to rest back at the equilibrium point. For example, if the market price is $35.00/MWh for an average of 70% of the year, a new CC can be


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built and dispatched at that level for only $28.66/MWh. Therefore, a developer would see a profit opportunity there and would seek to build capacity to reduce this market pricing.

     Exhibit II - 2: Equilibrium Market Prices Based on Expansion Unit Costs

--------------------------------------------------------------------------------
  Dispatch         CC       CT      Incremental       Average     Percent Return
Factor/System    All-In   All-In    Market Price   Market Price    Over Revenue
 Load Factor     $/MWh    $/MWh        $/MWh          $/MWh        Requirement
--------------------------------------------------------------------------------
      5          195.98   126.35       126.35         126.35           -1%
     10          105.88    75.79        25.23          76.53            1%
     15           75.85    58.94        25.23          59.43            1%
     20           60.83    50.51        25.23          50.88            1%
     25           51.82    45.45        25.23          45.75            1%
     30           45.82    42.08        25.23          42.33            1%
     35           41.53    39.67        25.23          39.88            1%
     40           38.31    37.87        25.23          38.05            0%
     45           35.81    36.46        15.78          35.79            0%
     50           33.80    35.34        15.78          33.79            0%
     55           32.17    34.42        15.78          32.15            0%
     60           30.80    33.65        15.78          30.79            0%
     65           29.65    33.01        15.78          29.63            0%
     70           28.66    32.45        15.78          28.64            0%
     75           27.80    31.97        15.78          27.79            0%
     80           27.05    31.55        15.78          27.04            0%
     85           26.38    31.18        15.78          26.37            0%
     90           25.79    30.85        15.78          25.79            0%
     95           25.27    30.55        15.78          25.26            0%
    100           24.79    30.28        15.78          24.79            0%
--------------------------------------------------------------------------------

  ---------------------------------------------------------------------------
  Assumptions:
  ---------------------------------------------------------------------------
  Unit Type                                            CC                  CT
  Heat Rate Btu/kWh                                 6,600               9,700
  Variable O&M $/MWh                                 1.00                3.50
  Fuel Cost for Year $/MMBtu                         2.24                2.24
  Fixed Cost $                                 28,817,000          10,247,000
  Capacity MW                                         360                 230
  Variable Cost $/MWh                               15.78               25.23
  Fixed Cost @100% Load Factor $/MWh                 9.01                5.06
  ---------------------------------------------------------------------------

Based on the results of this analysis, prices defined by the costs of building and operating new CT and CC generators place a theoretical cap on power prices. Consequently, C.C. Pace's analysis model is driven to alter bidding strategies and capacity additions to achieve a market pricing level approximately +/- 5% from this equilibrium. Specifically, C.C. Pace assumed that peaking capacity (units operating for 5% or less capacity factor) would bid their all-in costs. All other generating units would bid their variable costs.

The Market Clearing Price Module, given these input bid prices for each unit, matches supply resources to demand to derive revenue results through dispatch optimization of these bid prices. These revenue results are fed back into the Revenue Requirement Module. Fixed cost recovery analysis is performed at this stage with the results being transferred back into the Bidding Analysis Module for further iterations if the market price does not come with 5% of expansion capacity recovery targets.

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MARKET CLEARING PRICE MODULE

The Market Clearing Price Module uses a utility grade dispatch model (PROSYM) to model hourly system constraints of a regional power pool, optimizing least cost generation choices to match demand fluctuations. The Market Clearing Price Module matches the outputs of the Bidding Analysis Module, Revenue Requirement Module, and the Hourly Load Module to determine market prices for each forecast period.

PROSYM is a chronological hybrid electric utility production simulation modeling system developed by The Simulation Group and used extensively by utilities and public utility commissions. It is designed to perform planning studies, and as result of its chronological structure, PROSYM accomplishes detailed hour-by-hour investigation of electric utility operations. It utilizes the Monte Carlo method (i.e., a random number generator is used to determine unit availability during the simulation period) of outage distribution along with chronological constraints to simulate the system's operation. Given a sufficient number of iterations, the Monte Carlo method is typically more accurate than probabilistic dispatch.

Because PROSYM is a chronological model, it permits highly detailed description of the modeling environment. This capability adds increased modeling control over variable inputs and results in more accurate simulation of utility operation in a given market area, such as the Southeastern region under consideration in this study. Additionally, PROSYM has the capability to simulate a market structure where units compete on an optimized total cost basis (one bid price to recover both capital and energy costs) rather than traditional marginal cost optimization. This capability allows C.C. Pace to simulate alternative market structures, such as the competitive generation market resulting from electricity industry restructuring.

Once information on bids is entered into PROSYM, the model optimizes resource utilization. Market clearing prices are tracked hourly providing each operating generator with the same market clearing price for the given hour of operation. Hourly revenues are tracked to provide annual revenues per unit based on market clearing prices.

DETERMINATION OF COMPETITIVE MARKET EXPANSION PLAN

The C.C. Pace market study does not add expansion units to meet a fixed target reserve margin as is the current planning method for regulated utilities. A competitive market structure dictates, by definition, that participants will build expansion units only if they expect to receive a sufficient return on their investment. Therefore, in the analysis expansion units are added only when the market price can support them.

To determine the competitive market expansion plan, C.C. Pace followed three rules or steps to arrive at the optimal expansion plan. These rules or steps are as follows:


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      1.    Use of the existing units and planned utility unit additions as the minimum expansion plan as a starting point.

      2. The addition of expansion units in each year up to such point that the whole class of units (i.e., combined cycle or combustion turbines) receive full recovery. This was done to the point that the next unit added to the system would not be able to recover its costs.

      3. Unit additions were optimized for each sub-system (i.e., SPP-SE, TVA, and Southern) and each year of the study period to yield the largest number of combined cycle units and combustion turbine units possible while still maintaining full recovery of these units.

OUTLINE OF REPORT

The remainder of this report is organized into five additional sections:

      o Section III, Southeast Market Pricing Results, provides detailed market clearing price results.

      o Section IV, Market Area Definition and Transmission, provides support for the selection of the market area and the transmission transfer capability and pricing assumptions.

      o Section V, Electricity Demand in the Southeast Market, provides demand growth expectations for the market area.

      o Section VI, Southeast Power Generation Resources, reviews existing generation resources and details expansion unit assumptions.

      o Section VII, Fuel Pricing, provides fuel pricing and escalation expectations.


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--------------------------------------------------------------------------------
                     III. SOUTHEAST MARKET PRICING RESULTS
--------------------------------------------------------------------------------

C.C. Pace conducted an assessment and forecast of market clearing prices in the Southeast power market for the period 2000 through 2025. New market pricing tools are required for the emerging competitive marketplace where generators have no guaranteed customers through regulated franchise areas. Accordingly, C.C. Pace's analysis utilized our proprietary Capacity & Energy Market Analysis System (CEMAS) forecasting system. As detailed in the previous sections, CEMAS was developed to provide the capability to project market clearing prices for both capacity and energy in a competitive market.

C.C. Pace's market price forecast results for the proposed Project for the Base and Downside cases are presented below.

CEMAS SIMULATED MARKET PRICING RATES

C.C. Pace's Base Case market price forecast was founded on our expected assumptions for a competitive market. These assumptions are detailed in subsequent sections regarding fuel pricing, demand, expansion capacity and existing unit fixed costs. The Base Case represents a system optimization of these factors given a competitive market structure. Specifically, given the cost structure of generating units, demand, fuel pricing, and other key factors, the CEMAS model simulated the Southeast system and optimized unit dispatch and bidding to identify the market pricing and price distribution to allow the system to recover variable costs of generation units (except those fixed costs that are determined above market or "stranded").

SYSTEM MARKET PRICING AND REVENUES - BASE CASE

Exhibit III - 1 below summarizes the Southeastern system's (TVA, Southern, and SPP-SE) operational results between 2000-2025. As shown in Exhibit III - 1, market clearing prices are projected to increase in real dollars over the study period by approximately 0.5%, annually, or almost directly correlated to the anticipated increase in natural gas prices. Total system stranded costs (represented by negative coverage) range from approximately $1.28 billion in 2000 to full recovery by the year 2002. These stranded costs represent an average of 4.3% of total system costs in the initial study years.


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--------------------------------------------------------------------------------
     Exhibit III - 1: Annual System Summary - Base Case (1998 Real Dollars)

====================================================================================================================================
                                                                                                                 Avg.
                                                                                                                Market
                                                                                                               Clearing
      Capacity  Generation  Capacity   Fuel Cost   Variable O&M   Fixed Cost     Revenue     Coverage   Cover    Price     Price
Year     MW         GWh      Factor      $1000         $1000        $1000         $1000        $1000    $/MWh    $/MWh   Escalation
------------------------------------------------------------------------------------------------------------------------------------
2000   100,297    518,343    59.00%    6,463,498      568,451      9,157,427    15,523,496    -665,879  -1.28    29.95
2002   102,427    538,655    60.38%    6,672,923      589,483      9,305,890    16,808,358     240,062   0.45    31.20      4.19%
2004   105,607    558,590    60.03%    6,956,957      613,786      9,514,373    17,758,292     673,176   1.21    31.79      1.88%
2006   111,147    579,927    59.56%    7,085,728      637,187      9,881,445    18,358,555     754,195   1.30    31.66     -0.42%
2008   115,997    600,519    59.10%    7,330,797      658,640     10,217,950    18,860,175     652,788   1.09    31.41     -0.79%
2010   120,027    621,359    59.10%    7,647,450      681,101     10,504,616    19,729,198     896,030   1.44    31.75      1.10%
2012   123,727    641,693    59.21%    7,940,551      698,971     10,790,175    20,850,537   1,420,840   2.21    32.49      2.33%
2014   127,527    662,527    59.31%    8,225,445      718,235     11,066,650    21,718,146   1,707,816   2.58    32.78      0.89%
2016   131,227    683,001    59.41%    8,584,518      738,210     11,352,209    22,807,030   2,132,094   3.12    33.39      1.87%
2018   135,487    704,505    59.36%    8,925,967      761,729     11,649,059    23,784,767   2,448,011   3.47    33.76      1.10%
2020   139,517    725,730    59.38%    9,275,428      780,967     11,935,722    24,628,449   2,636,333   3.63    33.94      0.52%
2021   141,677    736,290    59.33%    9,451,574      787,627     12,112,504    25,080,431   2,728,726   3.71    34.06      0.37%
2022   144,197    747,754    59.20%    9,622,510      792,862     12,318,748    25,101,179   2,367,059   3.17    33.57     -1.45%
2023   145,997    758,500    59.31%    9,813,549      801,077     12,466,069    25,481,685   2,400,990   3.17    33.59      0.08%
2024   148,157    770,106    59.34%   10,029,254      809,617     12,642,853    25,901,491   2,419,767   3.14    33.63      0.12%
2025   149,957    781,121    59.46%   10,241,047      817,908     12,790,175    26,383,905   2,534,775   3.25    33.78      0.43%
====================================================================================================================================

--------------------------------------------------------------------------------

Specifically, Exhibit III - 2 summarizes annual capacity additions by region and technology. As shown by Exhibit III - 2, the Southeast region will require over 40,000 MW of capacity additions by the year 2020 and over 51,000 MW by the year 2025, under Base Case demand assumptions. Additionally, Exhibit III - 2 indicates that gas-fired combined cycle capacity is a preferred generation technology by a margin of nearly 4:1. Importantly, these capacity addition requirements do not assume any existing capacity retirement. Section VI describes in detail the underlying methodology used to develop C.C. Pace's competitive capacity expansion plan used in the market price forecast.

        Exhibit III - 2: Expansion Capacity Additions by Year - Base Case
--------------------------------------------------------------------------------

===========================================================================================================
Year         2000     2004    2008     2012     2016     2020     2021     2022     2023     2024     2025
-----------------------------------------------------------------------------------------------------------
SE CC         750    1,110    5,070    6,870    7,950    8,310   10,470   12,270   12,990   14,430   15,150
SE CT          --      460    2,530    3,680    3,680    3,910    3,910    3,910    3,910    3,910    3,910
-----------------------------------------------------------------------------------------------------------
SOCO CC       300      660    2,820    5,700    7,860    9,660    9,660    9,660   10,020   10,380   10,740
SOCO CT       215    1,825    3,665    4,125    5,275    7,115    7,115    7,115    7,115    7,115    7,115
-----------------------------------------------------------------------------------------------------------
TVA CC        360    2,880    3,240    4,680    7,560   11,160   11,160   11,880   12,600   12,960   13,680
TVA CT         --       --       --       --      230      690      690      690      690      690      690
-----------------------------------------------------------------------------------------------------------
Total CC    1,410    4,650   11,130   17,250   23,370   29,130   31,290   33,810   35,610   37,770   39,570
Total CT      215    2,285    6,195    7,805    9,185   11,715   11,715   11,715   11,715   11,715   11,715
Total       1,625    6,935   17,325   25,055   32,555   40,845   43,005   45,525   47,325   49,485   51,285
===========================================================================================================

--------------------------------------------------------------------------------

A key factor behind system market prices is the amount of time each fuel (i.e., natural gas, coal and oil) comprises the marginally dispatched unit. Accordingly, C.C. Pace calculated the "time on the margin" of specific fuels to measure a fundamental driver to future market pricing.


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Specifically, this analysis measures the fuel-based technology which is the last dispatched in each hour. Knowledge of the "fuel on the margin" indicates the general level of fuel price linkage or risk of the market. Exhibit III - 3 shows the percentage of "fuel on the margin" over the course of the study.

            Exhibit III - 3: Percent Hours on the Margin by Fuel Type
--------------------------------------------------------------------------------

================================================================================
                   2000     2010     2014     2016      2018     2020      2025
--------------------------------------------------------------------------------
Nuclear              --       --       --       --        --       --        --
Hydro                --       --       --       --        --       --        --
Coal               42.6     11.8      6.3      4.1       2.8      2.1       0.7
Gas Steam          25.1     14.2     11.5     10.7      12.9     12.5      11.8
Existing CT        22.9     14.1     13.1     13.6      13.0     12.0      11.9
Exp CC              3.8     40.7     49.3       52      51.0     53.0      52.0
LSP Unit            0.9      2.7      2.8      2.5       2.4      2.4       6.4
Exp CT              0.6     14.8     15.5     15.7      16.4     17.2      16.4
Other Purchases     4.1      1.7      1.5      1.4       1.5      0.8       0.8
--------------------------------------------------------------------------------
Total               100%     100%     100%     100%      100%     100%      100%
================================================================================

--------------------------------------------------------------------------------

As shown in Exhibit III - 4, coal is initially the marginal fuel for the highest percentage of time, roughly 42%. This time on the margin generally occurs during the off-peak periods of the year. However, as system demand increases and more gas-fired capacity is added to the system, natural gas becomes the dominant fuel on the margin. Based on this analysis, C.C. Pace concludes that as demand grows, the market risk to the Project will decrease substantially. Further, by the time of expiration of the initial power sales contracts, gas-fired capacity will comprise 2/3 of the margin. Therefore, the risk that market prices will be lower than Project costs is remote. Further, since market prices in the future will be based on natural gas, increases in gas prices should generally translate into higher electricity prices.

LS POWER UNIT RESULTS - BASE CASE

Exhibit III - 4 provides a summary of key Project operational results for the Base Case. As shown in Exhibit III - 4, the Project is projected to be economically dispatched at an annual capacity factor of approximately 51%-69%. Average market-based revenues are projected to be between $32.82/MWh in the year 2000 and rise in real dollars to $39.33 in the year 2025. As a result of this real price increase, the Project will achieve revenues above variable operational costs (fuel and variable O&M) of between $15.36/MWh in the year 2001 and $19.66/MWh by the year 2025. Total revenue ranges from $131 million to $150 million over the study period.


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 Exhibit III - 4: LS Power Unit Annual Operational Summary -(1998 Real Dollars)^
--------------------------------------------------------------------------------

=================================================================================================================================
                                                                                                             Average
                                                                                                             Market
                                                                                                              Price
         Generation   Capacity    Fuel Cost    Variable O&M   Fixed Cost    Revenue    Coverage     Cover    Received    Price
 Year       GWh        Factor       $1000          $1000         $1000       $1000      $1000       $/MWh     $/MWh    Escalation
---------------------------------------------------------------------------------------------------------------------------------
*2000      2,748       41.83%       45,173         2,748           --        90,187     42,266      15.38     32.82
 2002      4,500       68.50%       74,969         4,500           --       148,591     69,122      15.36     33.02       0.61%
 2004      4,438       67.55%       74,666         4,438           --       149,730     70,627      15.92     33.74       2.18%
 2006      4,324       65.81%       73,465         4,324           --       147,003     69,214      16.01     34.00       0.77%
 2008      4,278       65.11%       73,414         4,278           --       145,377     67,684      15.82     33.98      -0.05%
 2010      4,207       64.04%       72,934         4,207           --       144,532     67,391      16.02     34.35       1.09%
 2012      4,133       62.90%       72,350         4,133           --       146,296     69,813      16.89     35.40       3.05%
 2014      4,032       61.37%       71,294         4,032           --       144,588     69,262      17.18     35.86       1.31%
 2016      3,880       59.05%       69,290         3,880           --       145,125     71,955      18.55     37.41       4.31%
 2018      3,770       57.38%       67,994         3,770           --       143,467     71,703      19.02     38.06       1.74%
 2020      3,730       56.77%       67,960         3,730           --       141,610     69,920      18.75     37.97      -0.24%
 2021      3,675       55.94%       67,277         3,675           --       142,654     71,702      19.51     38.81       2.24%
 2022      3,549       54.01%       65,271         3,549           --       137,826     69,006      19.45     38.84       0.06%
 2023      3,489       53.10%       64,484         3,489           --       134,984     67,012      19.21     38.69      -0.38%
 2024      3,425       52.14%       63,635         3,425           --       133,788     66,727      19.48     39.06       0.94%
 2025      3,332       50.72%       62,216         3,332           --       131,048     65,500      19.66     39.33       0.69%
=================================================================================================================================

^     No fixed costs for the Batesville unit were assumed by C.C. Pace.
* 2000 represents only a partial operational year with an on-line date of June 2000.

--------------------------------------------------------------------------------

To provide these forecasts of Project dispatch, operating profile, and market revenues, C.C. Pace explicitly modeled the Project as a resource in the Southeast market. Specifically, the Project's heat rate efficiency, delivered fuel costs, and variable operating costs were input in the model to allow the simulation to dispatch the unit when system marginal costs were equal to or higher than Project variable costs. The LS Power unit specifications modeled are provided in Section VI.

SYSTEM RESULTS DOWNSIDE CASE

C.C. Pace's Downside Case market price forecast (i.e., a conservative case in which C.C. Pace believes there is a 95% probability that market prices will be equal to or greater than these results) is between $27.25/MWh and $32.20/MWh (1998 real dollars) for the period 2000 to 2025. The Downside Case price forecasts are only 5-10% lower than the Base Case results, thereby highlighting the overall conservatism of the Base Case.

Exhibit III - 5 summarizes the Southeastern system's market clearing price results between 2000-2025 for the Base and Downside Cases.


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 Exhibit III - 5: Annual System Market Clearing Price - Base and Downside Case
                              (1998 Real Dollars)
--------------------------------------------------------------------------------

================================================================================
                                               Downside Case
       Base Case Market                            Market
        Clearing Price                        Clearing Price
Year        $/MWh         Price Escalation         $/MWh        Price Escalation
--------------------------------------------------------------------------------
2000        29.95                                  27.25
--------------------------------------------------------------------------------
2002        31.20               4.19%              28.99             6.40%
--------------------------------------------------------------------------------
2004        31.79               1.88%              29.48             1.68%
--------------------------------------------------------------------------------
2006        31.66              -0.42%              29.55             0.22%
--------------------------------------------------------------------------------
2008        31.41              -0.79%              29.38            -0.57%
--------------------------------------------------------------------------------
2010        31.75               1.10%              29.84             1.57%
--------------------------------------------------------------------------------
2012        32.49               2.33%              30.60             2.55%
--------------------------------------------------------------------------------
2014        32.78               0.89%              30.89             0.94%
--------------------------------------------------------------------------------
2016        33.39               1.87%              31.52             2.06%
--------------------------------------------------------------------------------
2018        33.76               1.10%              31.71             0.59%
--------------------------------------------------------------------------------
2020        33.94               0.52%              32.22             1.63%
--------------------------------------------------------------------------------
2021        34.06               0.37%              32.12            -0.32%
--------------------------------------------------------------------------------
2022        33.57              -1.45%              32.01            -0.34%
--------------------------------------------------------------------------------
2023        33.59               0.08%              32.12             0.35%
--------------------------------------------------------------------------------
2024        33.63               0.12%              32.00            -0.40%
--------------------------------------------------------------------------------
2025        33.78               0.43%              32.20             0.64%
================================================================================

--------------------------------------------------------------------------------

BATESVILLE UNIT RESULTS - DOWNSIDE CASE

Exhibit III 6 outlines the operational results of the LS Power unit associated with C.C. Pace's Downside Case and the difference relative to the Base Case. The Downside Case represents an unlikely scenario of the impact on the Project's revenues and dispatch given that there is a significant improvement of expansion capacity capital costs (i.e., $50/kW cost reduction for combustion turbines and $64/kW cost reduction for combined cycle installed costs) and system capacity exceeds requirements by 2,400 MW or approximately three times the size of the Project's installed capacity. As shown in Exhibit III 6, given this overcapacity the Project is projected to be dispatched at an annual capacity factor between 46% and 62%, a decrease of between 4-7% as compared to the Base Case. Average revenues for the unit are projected to be between $31.18/MWh in the year 2000 increasing in real dollars to $38.52/MWh in 2025. Overall, during the forecast period, average annual revenues earned by the Project were slightly less than in the Base Case, the reduction ranging from $14.0 million to $18.6 million, or approximately 13% less, as compared to the base case.


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                                                                         CC Pace

   Exhibit III - 6: Batesville Downside Case Results and Base Case Differential
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                             Variable                                                   Avg. Market
       Generation    Capacity   Fuel Cost      O&M       Fixed Cost   Revenue     Coverage     Cover   Clearing Price      Price
Year       GWh        Factor      $1000       $1000        $1000       $1000       $1000       $/MWh       $/MWh        Escalation
-----------------------------------------------------------------------------------------------------------------------------------
2000      2,519       38.34%      41,415      2,519          --        78,546      34,612      13.74       31.18
2002      4,094       62.31%      68,200      4,094          --       130,935      58,641      14.32       31.98           2.58%
2004      4,007       60.99%      67,397      4,007          --       131,373      59,969      14.97       32.79           2.51%
2006      3,862       58.79%      65,612      3,862          --       128,358      58,883      15.24       33.23           1.36%
2008      3,861       58.77%      66,255      3,861          --       128,500      58,384      15.12       33.28           0.15%
2010      3,731       56.79%      64,673      3,731          --       126,177      57,772      15.48       33.82           1.61%
2012      3,733       56.82%      65,348      3,733          --       130,396      61,315      16.42       34.93           3.29%
2014      3,571       54.36%      63,153      3,571          --       126,655      59,931      16.78       35.46           1.53%
2016      3,466       52.76%      61,896      3,466          --       127,691      62,328      17.98       36.84           3.87%
2018      3,406       51.84%      61,433      3,406          --       126,422      61,583      18.08       37.12           0.77%
2020      3,424       52.12%      62,379      3,424          --       126,956      61,152      17.86       37.08          -0.11%
2021      3,277       49.87%      59,968      3,277          --       124,894      61,649      18.81       38.12           2.80%
2022      3,174       48.32%      58,379      3,174          --       122,122      60,568      19.08       38.47           0.94%
2023      3,140       47.79%      58,025      3,140          --       120,593      59,429      18.93       38.41          -0.16%
2024      3,076       46.82%      57,143      3,076          --       118,317      58,098      18.89       38.46           0.13%
2025      3,038       46.24%      56,705      3,038          --       117,021      57,279      18.86       38.52           0.16%
-----------------------------------------------------------------------------------------------------------------------------------

                            Difference from Base Case

-----------------------------------------------------------------------------------------------------------------------------------
                                             Variable                                                   Avg. Market
       Generation    Capacity   Fuel Cost      O&M       Fixed Cost   Revenue     Coverage     Cover   Clearing Price      Price
Year       GWh        Factor      $1000       $1000        $1000       $1000       $1000       $/MWh       $/MWh        Escalation
-----------------------------------------------------------------------------------------------------------------------------------
2000      -229        -3.48%      -3,758       -229          --       -11,640      -7,654      -1.64       -1.64
2002      -406        -6.18%      -6,769       -406          --       -17,657     -10,481      -1.04       -1.04           1.97%
2004      -431        -6.56%      -7,269       -431          --       -18,357     -10,657      -0.95       -0.95           0.33%
2006      -461        -7.02%      -7,853       -461          --       -18,645     -10,331      -0.76       -0.77           0.59%
2008      -417        -6.34%      -7,159       -417          --       -16,876      -9,300      -0.70       -0.70           0.20%
2010      -476        -7.25%      -8,261       -476          --       -18,355      -9,618      -0.53       -0.54           0.52%
2012      -399        -6.08%      -7,002       -399          --       -15,900      -8,498      -0.47       -0.47           0.24%
2014      -460        -7.01%      -8,141       -460          --       -17,933      -9,332      -0.40       -0.40           0.23%
2016      -413        -6.29%      -7,394       -413          --       -17,434      -9,627      -0.57       -0.57          -0.44%
2018      -364        -5.54%      -6,561       -364          --       -17,045     -10,120      -0.94       -0.94          -0.97%
2020      -306        -4.66%      -5,581       -306          --       -14,655      -8,768      -0.89       -0.89           0.14%
2021      -399        -6.07%      -7,309       -399          --       -17,761     -10,053      -0.70       -0.70           0.56%
2022      -374        -5.70%      -6,892       -374          --       -15,704      -8,437      -0.36       -0.37           0.88%
2023      -349        -5.31%      -6,459       -349          --       -14,391      -7,583      -0.28       -0.28           0.22%
2024      -349        -5.32%      -6,492       -349          --       -15,470      -8,629      -0.59       -0.59          -0.81%
2025      -295        -4.48%      -5,511       -295          --       -14,027      -8,221      -0.80       -0.80          -0.53%
-----------------------------------------------------------------------------------------------------------------------------------


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                                                                         CC Pace

--------------------------------------------------------------------------------
                  IV. MARKET AREA DEFINITION AND TRANSMISSION
--------------------------------------------------------------------------------

C.C. Pace defined the relevant market area for the Southeast market by assessing: a) the location of the Project, b) the transmission interconnections and capabilities which the Project would have access over the course of the study period, and c) areas where market prices and demand growth have indicated a need for additional resources. As a result of this analysis, C.C. Pace has defined the market area for the Southeast Market Study to consist of the following utility systems:

      o The major utilities in the NERC Southwest Power Pool Southeast sub-region (SPP-SE)(1) - Entergy-Arkansas, Entergy-Louisiana, Entergy-Mississippi, Entergy-New Orleans, Entergy-Gulf States, Central Louisiana Electric Company, Southwestern Electric Power, and Cajun Electric;

      o The utilities in the NERC Southern sub-region - Alabama Power, Mississippi Power, Georgia Power, Gulf Power, Savannah Electric, Municipal Electric Authority of Georgia, and Oglethorpe Power;

      o     The Tennessee Valley Authority;

      o     The South Mississippi Electric Power Association, and

      o     Alabama Electric Cooperative.

These utility systems were chosen as the first tier (i.e., directly interconnected or within one wheel) utility systems to the Project. Second tier utility systems (indirectly connected utilities such as Duke Power and utilities to the North and Northwest) were not modeled due to the increased cost of transmission access limiting the net price of electricity (i.e., minus transmission costs) available to the Project.

Exhibit IV - 1 displays a map of the major first tier utility systems' service areas to provide an understanding of the size and breadth of this market area.
Exhibit IV - 2 provides a written description of the service areas of these utilities. Overall, this market area assessment shows that the proposed Project is ideally located to serve one of the largest interconnected regions in the U.S. The Project would have direct access, through the use of integrated transmission systems operated by TVA and Entergy, to over 87,000 MW of peak demand if the Project existed today. By the year 2000, the peak demand level for this region is expected to be over 94,000 MW.

--------
(1) In late 1998, the Entergy Operating Companies switched membership to the SERC region of NERC from SPP. This change does not affect the assumptions nor the results of C.C. Pace's market clearing price forecast.


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                                                                         CC Pace

            Exhibit IV - 1: Map of Major First Tier Utility Companies
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

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               Exhibit IV - 2: Description of First Tier Utilities
--------------------------------------------------------------------------------

=========================================================================================================================
Utility                                           Estimated                            Areas Served
                                               1997 Peak Demand
=========================================================================================================================
Georgia Power                                       13,153       Shares the majority of the State of Georgia with
                                                                 Oglethorpe Power Cooperative members, and the Municipal
                                                                 Electric Authority of Georgia members
-------------------------------------------------------------------------------------------------------------------------
Alabama Power                                        9,778       Shares the southern 2/3 of the State of Alabama with
                                                                 Alabama Electric Cooperative members and municipals
-------------------------------------------------------------------------------------------------------------------------
Mississippi Power                                    2,209       Southeastern Mississippi
-------------------------------------------------------------------------------------------------------------------------
Savannah Electric & Power Company                      802       Savannah, Georgia area
-------------------------------------------------------------------------------------------------------------------------
Gulf Power                                           2,040       Western half of the Florida Panhandle
-------------------------------------------------------------------------------------------------------------------------
Alabama Electric Cooperative                         1,395       Wholesale Generating Cooperative selling power to member
                                                                 cooperatives throughout the Southern 2/3 of Alabama
-------------------------------------------------------------------------------------------------------------------------
South Mississippi Electric Power Association           979       Wholesale Generating Cooperative selling power to member
                                                                 cooperatives in Southeastern Mississippi
-------------------------------------------------------------------------------------------------------------------------
Tennessee Valley Authority                          26,661       Nearly all of Tennessee, Northern Alabama, Northeastern
                                                                 Mississippi and some of Southern Kentucky are served by
                                                                 cooperatives buying power from TVA
-------------------------------------------------------------------------------------------------------------------------
Cajun Electric Power Cooperative, Inc.               1,491       Wholesale Generating Cooperative selling power to member
                                                                 cooperatives in Louisiana
-------------------------------------------------------------------------------------------------------------------------
Central Louisiana Elec. Power Co., Inc.              1,560       Central Louisiana
-------------------------------------------------------------------------------------------------------------------------
Southwestern Electric Power Co.                      4,157       Far Northeast Texas and Western Arkansas
-------------------------------------------------------------------------------------------------------------------------
Entergy - Arkansas, Inc.                             6,131       Southeastern 2/3 of Arkansas
-------------------------------------------------------------------------------------------------------------------------
Entergy - Gulf States, Inc.                          6,517       Southern Louisiana, small portion of East Texas
-------------------------------------------------------------------------------------------------------------------------
Entergy - Louisiana, Inc.                            5,261       Northern Louisiana
-------------------------------------------------------------------------------------------------------------------------
Entergy - Mississippi, Inc.                          2,658       The Western half of Mississippi
-------------------------------------------------------------------------------------------------------------------------
Entergy - New Orleans, Inc.                          1,192       The city of New Orleans
=========================================================================================================================

--------------------------------------------------------------------------------

TRANSMISSION

The Southeast electric market modeled by C.C. Pace is an actively traded and dynamic market for wholesale power transactions. Significant long-term capacity transfers take place between and within the North American Electric Reliability Council's sub-regions of Tennessee Valley Authority (TVA), Southern, and Southwest Power Pool-Southeast (SPP-SE). On a daily non-firm basis, economy energy markets are highly active, with lower cost utilities selling excess power supplies at or near their marginal cost of production to utilities with higher incremental costs. Exhibits I-1 through I-3 in Attachment I provide historical net sales/purchases among and between sub-regions in the Southeast power market for both capacity and energy.

Southeast market area power tends to flow South and East, starting with TVA's low-cost generation resources in the northern market area, flowing into the Southern sub-region. The Southern Company (which dominates the Southern sub-region) actively trades with TVA to its North and with their utility neighbors to the Northeast (i.e., SCE&G, SCPS, Duke, etc.). The Southern Company also trades heavily with Florida utilities, selling not only their "coal-by-wire" contract capacity its FPC and FP&L, but also unit shares and economy energy sales with Florida utilities. The SPP-SE sub-region both purchases and sells electricity with TVA and the Southern sub-regions. These sales depend on demand conditions and the relationship of gas prices to coal


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                                                                         CC Pace

(i.e., when gas prices are high/low SPP-SE utilities buy/sell economy power from/to TVA and Southern).

C.C. Pace modeled this situation with three distinct, yet interconnected utility regions as shown in Exhibit IV - 3. Transfer capability between regions was generally based on utility reports of interconnection ratings. However, the transfer capacity was adjusted from these reports in order to maintain the calibration of C.C. Pace's dispatch model to historical inter-utility transfers (various operational and power quality constraints may prevent the utilities from using certain connections simultaneously).

    Exhibit IV - 3: Regional Modeling Definition and Transmission Assumptions
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Transmission pricing was based on current pricing, adjusted for the expected changes in rates over time. C.C. Pace assumed that transmission rates would range from $1.75/MWh - $2.15/MWh for utilities interconnected with TVA and Entergy (see Exhibit IV - 3).


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                                                                         CC Pace

--------------------------------------------------------------------------------
                 V. ELECTRICITY DEMAND IN THE SOUTHEAST MARKET
--------------------------------------------------------------------------------

The electricity market prices in a given market are highly dependent on electricity demand. To ensure this variable was accurately modeled, C.C. Pace developed an independent demand forecast for the three major utility regions in the Southeast (i.e., SPP-SE, Southern and TVA sub-region). This forecast was prepared based on the current and projected economic conditions for each of these sub-regions.

This section presents the following: 1) the published forecasts of utilities in the Southeast market; 2) the region's existing demand profile; 3) C.C. Pace's approach and methodology to load forecasting, and 4) key input assumptions used in the market study.

EXISTING DEMAND PROFILE

For each utility's respective demand forecast, C.C. Pace reviewed published data from the Regional Electricity Supply & Demand Projections (EIA-411) report submitted by the NERC sub-regions to the U.S. Energy Information Administration
(EIA). The EIA-411 report provides historical and projected peak and energy demands shown in Exhibit IV-1 for the combined sub-regions of SPP-SE, SERC-Southern, and SERC-TVA.

Exhibit V - 1 indicates that Southeast market utilities expect summer peak demand and energy to increase at an average rate of 2.16% and 1.57% per year over the next 10 years, respectively. Specifically, peak demand is projected to grow from 87,387 MW to 96,763 MW between 1996 and 2000. Thereafter, peak demand is expected to rise to approximately 108,200 MW by the year 2006. Net energy is expected to escalate from a base of approximately 477,045 GWh in 1997 to nearly 553,028 GWh by the year 2006.

Importantly, given this level of load growth (approximately 11,000 MW of peak demand growth), the proposed Project would represent less than one-tenth of the total increase in the Southeast's market peak demand requirements. Therefore, there is little doubt that the Project's capacity and energy will be necessary to meet future system energy and reliability requirements.


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                                                                         CC Pace

        Exhibit V - 1: Southeast Demand and Energy Requirements Forecast^
--------------------------------------------------------------------------------

====================================================================================================================================
                             1996     1997      1998     1999     2000     2001      2002      2003      2004      2005      2006
------------------------------------------------------------------------------------------------------------------------------------
Peak Demand Summer (MW)     87,387   90,686    92,867   94,709   96,763   98,683   100,466   102,307   104,148   106,250   108,200
Peak Demand Winter (MW)     80,995   78,194    80,374   81,926   83,421   85,137    86,848    88,509    90,268    92,095    92,663
Net Energy for Load (MWh)  473,337  477,045   486,016  491,744  501,873  510,658   517,713   525,811   533,107   544,615   553,028
------------------------------------------------------------------------------------------------------------------------------------
System Load Factor           61.83%   60.05%    59.74%   59.27%   59.21%   59.07%    58.83%    58.67%    58.43%    58.51%    58.35%
------------------------------------------------------------------------------------------------------------------------------------
Summer Change (MW)                    3,299     2,181    1,842    2,054    1,920     1,783     1,841     1,841     2,102     1,950
Winter Change (MW)                   (2,801)    2,180    1,552    1,495    1,716     1,711     1,661     1,759     1,827       568
Energy Change (MWh)                   3,708     8,971    5,728   10,129    8,785     7,055     8,098     7,296    11,508     8,413
------------------------------------------------------------------------------------------------------------------------------------
Summer Change (%)                      3.78%     2.41%    1.98%    2.17%    1.98%     1.81%     1.83%     1.80%     2.02%     1.84%
Winter Change (%)                     -3.46%     2.79%    1.93%    1.82%    2.06%     2.01%     1.91%     1.99%     2.02%     0.62%
Energy Change (%)                      0.78%     1.88%    1.18%    2.06%    1.75%     1.38%     1.56%     1.39%     2.16%     1.54%
------------------------------------------------------------------------------------------------------------------------------------
Summer Peak Growth            2.16%
Winter Peak Growth            1.35%
Energy Growth                 1.57%
====================================================================================================================================

^ Source: EIA-411
--------------------------------------------------------------------------------

Also shown in Exhibit V - 1, the Southeast market has a relatively high current load factor of over 61%. However, in the future, utilities are expecting this load factor to decrease by over 3% to approximately 58%(1). This decreasing load factor will have the impact of increasing the amount of capacity needed to meet reserve and reliability requirements. However, to be conservative, C.C. Pace's market study assumes that the customer mix, load shape, and consequently this high load factor will be maintained throughout the study period, thereby slightly decreasing the need for incremental expansion capacity.

As is shown in Exhibit V - 2 and Exhibit V - 3, direct load management and interruptible demand account for 5,400 MW to 6,400 MW of the Southeast utilities "resources" to meet or reduce peak demand requirements. Despite the inclusion of direct load management and interruptible demand, Exhibit V - 2 and Exhibit V - 3 indicate the following:

      o Regional expansion requirements are approximately 7,000 MW over the next 10 years.

      o Even with a net increase of 14,000 MW of capacity and the inclusion of 5,200 MW of interruptible demand to reduce peak demand, system reserve margin is expected to drop below 10%, far below the NERC standard of 15% reserve margin.

      o Consequently, utility forecasts heavily underscore the need for the proposed Project.

--------
(1) Utility forecasts do not contain any description or explanation of the forecast results. However, C.C. Pace believes that one reason for the decrease in load factor could be a relative increase in the residential or commercial demand relative to higher load factor industrial customers.


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            Exhibit V - 2: Market Demand and Reserve Margin - Summer
--------------------------------------------------------------------------------

===================================================================================================================================
                          1997      1998       1999       2000       2001       2002       2003       2004       2005       2006
-----------------------------------------------------------------------------------------------------------------------------------
Internal Demand          90,480    92,549     94,339     96,371     98,262     99,992    101,779    103,587    105,649    107,577
Standby Demand              206       318        370        392        421        474        528        561        601        623
Total Internal Demand    90,686    92,867     94,709     96,763     98,683    100,466    102,307    104,148    106,250    108,200
Direct Ctrl Load Mgt        210       194        188        182        182        182        182        182        182        182
Interruptible Demand      5,697     5,874      6,058      6,292      6,293      6,181      6,188      6,052      5,929      5,255
Net Internal Demand      84,779    86,799     88,463     90,289     92,208     94,103     95,937     97,914    100,139    102,763
Total Owned Capacity     98,675    98,886    100,605    101,133    101,372    102,746    102,572    103,498    104,246    105,221
Inoperable Capacity       1,343     1,289      1,289      1,289      1,289      1,289      1,289      1,289      1,289      1,289
Net Operable Capacity    97,332    97,597     99,316     99,844    100,083    101,457    101,283    102,209    102,957    103,932
IPPs                      1,019     1,615      2,318      3,146      4,567      5,259      6,001      6,752      7,561      8,462
Capacity Purchases        3,277     3,741      3,152      3,145      2,797      2,944      2,916      3,166      3,419      3,450
Full Respons Purchases    1,061       921        929        786        486        493        500        508        515        515
Capacity Sales            4,329     4,352      3,672      3,508      3,113      3,193      3,109      3,138      3,160      3,160
Full Respons Sales        1,782     1,782      1,782      1,705      1,705      1,705      1,705      1,705      1,705      1,705
Adjustments                  --        --         --         --         --         --         --         --         --         --
Planned Capacity Res     97,299    98,601    101,114    102,627    104,334    106,467    107,091    108,989    110,777    112,684
-----------------------------------------------------------------------------------------------------------------------------------
Reserve Margin (MW)      12,520    11,802     12,651     12,338     12,126     12,364     11,154     11,075     10,638      9,921
Reserve Margin (%)        12.87%    11.97%     12.51%     12.02%     11.62%     11.61%     10.42%     10.16%      9.60%      8.80%
===================================================================================================================================

--------------------------------------------------------------------------------

            Exhibit V - 3: Market Demand and Reserve Margin - Winter
--------------------------------------------------------------------------------

===================================================================================================================================
                          1997       1998       1999       2000       2001       2002       2003       2004       2005       2006
-----------------------------------------------------------------------------------------------------------------------------------
Internal Demand          78,013     80,117     81,584     83,029     84,717     86,397     88,011     89,723     91,523     92,062
Standby Demand              181        257        342        392        420        451        498        545        572        601
Total Internal Demand    78,194     80,374     81,926     83,421     85,137     86,848     88,509     90,268     92,095     92,663
Direct Ctrl Load Mgt        117        101         94         89         89         88         89         89         88         89
Interruptible Demand      5,477      5,807      5,764      5,708      5,716      5,613      5,645      5,523      5,430      5,221
Net Internal Demand      72,600     74,466     76,068     77,624     79,332     81,147     82,775     84,656     86,577     87,353
Total Owned Capacity     99,486    101,053    100,778    101,531    102,067    103,140    104,175    104,848    105,849    106,389
Inoperable Capacity       1,386      1,325      1,329      1,289      1,289      1,289      1,289      1,289      1,289      1,289
Net Operable Capacity    98,100     99,728     99,449    100,242    100,778    101,851    102,886    103,559    104,560    105,100
IPPs                        519        519        519      1,459      1,959      2,709      3,459      4,209      4,959      4,959
Capacity Purchases        2,441      2,418      2,514      2,491      2,467      2,399      2,564      2,760      2,824      2,905
Full Respons Purchases      903        911        920        928        898        906        913        921        929        929
Capacity Sales            3,998      3,964      3,992      3,235      3,090      3,113      3,093      3,109      3,138      3,138
Full Respons Sales        1,782      1,782      1,782      1,705      1,705      1,705      1,705      1,705      1,705      1,705
Adjustments                  --         --         --         --         --         --         --         --         --         --
Planned Capacity Res     97,062     98,701     98,490    100,957    102,114    103,846    105,816    107,419    109,205    109,826
-----------------------------------------------------------------------------------------------------------------------------------
Reserve Margin (MW)      24,462     24,235     22,422     23,333     22,782     22,699     23,041     22,763     22,628     22,473
Reserve Margin (%)        25.20%     24.55%     22.77%     23.11%     22.31%     21.86%     21.77%     21.19%     20.72%     20.46%
===================================================================================================================================

--------------------------------------------------------------------------------

C.C. PACE'S LOAD FORECASTING METHODOLOGY

C.C. Pace performed an independent forecast of demand growth in the Southeast market. To benchmark utility forecasts, C.C. Pace's independent forecast was conducted according to the methodology illustrated in Exhibit V - 4. This methodology has two primary components. The first is the use of econometric models to forecast annual peak demand and energy levels based on changes in population, employment, income, and other factors. The second component of the


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methodology is the translation of historical hourly demand levels and forecasted peak demands to create predicted hourly load profiles.

Typically, the most accurate means of projecting future demand is not done solely by analyzing past trends in peak and energy demand, but by analyzing the underlying factors which drive the consumption of electricity. This approach is often referred to as a "bottom-up" analytical approach. As shown in Exhibit V - 4, the foundation of C.C. Pace's load forecasting methodology is a bottom-up analytical approach.

              Exhibit V - 4: C.C. Pace Load Forecasting Methodology
--------------------------------------------------------------------------------

                            [FLOW CHART OMITTED]

--------------------------------------------------------------------------------

C.C. Pace generated its demand forecast based on the historical relationships between regional demand and multiple historic economic indicators (i.e., population, employment and income) between 1989-1995. To generate this demand forecast, C.C. Pace:

      o Forecasted demand based on the historical trend of the logarithms of population, employment and income.

      o Forecasted demand based on a forecast of these same indicators generated by the Bureau of Economic Affairs (BEA). The BEA generally projected a slow economic growth that would lower demand growth in half from historic trends.


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                                                                         CC Pace

      o Averaged these two forecasts to generate a conservative base case of electricity demand growth.

Other issues considered with respect to C.C. Pace's independent forecast include:

      o Normal weather conditions are assumed. No factors were included to simulate extreme weather conditions.

      o The forecast incorporated all demand and energy reductions from utility dispatchable and non-dispatchable DSM programs as published in Utility Demand forecasts. C.C. Pace believes that this is a conservative assumption in that many DSM programs are extremely aggressive in future years and will most likely fall short of goals.

      o The economic outlook for this twenty-year forecast attempts to describe the short-term outlook for the current business cycle, as well as the long-term trend behavior for the economy. It is important to note that identification of the long-term trend in economic/demographic conditions represents the primary focus of this forecast.

FORECAST RESULTS

C.C. Pace developed an independent demand forecast for the three major utility regions in the Southeast (i.e., SPP-SE, Southern, and TVA sub-regions). C.C. Pace prepared a demand forecast based on current and projected economic conditions for each of these sub-regions. Please refer to Attachment II, Exhibits II-1 through II-6, which detail C.C. Pace's supporting data and demand forecasts.

Based on the results of C.C. Pace's independent forecast, regional electricity peak demand growth will slow from its historical growth rate of approximately 3.25% per year to between 1.51% to 2.24% annually over the next 20 years. C.C. Pace forecasts a slightly lower annual escalation rate than currently filed utility forecasts. Specifically, regional utility forecasts project 2.16% annual demand growth from 1996-2006, while C.C. Pace projects a 2.01% demand growth over the same time period. While C.C. Pace growth rate projections are slightly lower than utility forecasts, the starting point of peak and energy demand are slightly higher. Therefore, the overall level of C.C. Pace's forecast is slightly higher than current utility forecasts. However, as shown in Exhibit V - 5 and Exhibit V - 6, C.C. Pace's forecasts are well below historical demand growth trends. Consequently, utility forecasts were determined to be highly unrealistic.


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                                                                         CC Pace

          Exhibit V - 5: C.C. Pace vs. Utility Energy Demand Forecast
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------

            Exhibit V - 6: C.C. Pace vs. Utility Peak Demand Forecast
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------


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                                                                         CC Pace

C.C. Pace's regression analysis indicated an extremely strong correlation between electricity demand and the economic indicators. Specifically, Exhibit II-2 in Attachment II summarizes C.C. Pace's regression analyses which produced R(2) factors of 0.975, 0.987, and 0.964 for SPP-SE, Southern, and TVA, respectively. Therefore, regression results show that over 98% of all changes in economic indicators correlate to changes in electricity demand. C.C. Pace's regression formulas yield only a total of 579 MW/year or 5,075 GWh average error for the entire Southeast market's historic electricity demand.

Unless significant changes occur in the historic correlation of economic drivers and electricity demand or the projected growth rates of these economic drivers fall short, it is highly probable that utility forecasts are conservative and underestimated. These conservative forecasts may be explained by two factors:

      o The utilities' optimistic estimates of the effects of current and future demand side management and conservation programs on total system demand.

      o The utilities' propensity to down play the generation opportunities for independent power producers.

HOURLY LOAD FORECASTS

The forecast of overall demand growth is not the only element needed to accurately characterize future demand. The characterization and replication of daily, weekly, and seasonal load variations significantly impact the usage, type, and cost of resources required by a utility system. The last step in C.C. Pace's load forecasting methodology is the projection of hourly demand values.

C.C. Pace's methodology calls for the application of annual growth factors derived from our peak demand and energy forecasts to the actual 8,760 hours of demand occurring in a utility system. In this way, our market modeling system will have the highest level of detail to reflect not only the cost to serve a certain megawatt of demand, but also how hourly changes impact the use of different types of generation units. Specifically, hourly system needs and constraints are particularly critical when analyzing hourly distributions of market clearing prices.

C.C. Pace uses an Hourly Load Module tool to translate annual peak and energy demand growth factors into future hourly demand for a given study period. The translation process is a two step process:

      1) The first step involves aggregating actual utility hourly loads as reported to Federal Energy Regulatory Commission (for each utility under consideration in this study). This aggregation creates an integrated hourly system load profile for the Southeastern market area (this will be referred to as base system hourly load file).


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2)    The second step involves applying annual growth factors to the base system hourly load file (created in step 1), to create an hourly demand file for each year in the study.

C.C. Pace assumed that the system load shape that exists currently would be maintained throughout the study. However, system load factor does change slightly as the result of applying annual peak and energy growth factors. As the relationship of peak demand and energy change, so will the system load factor and shape change.


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--------------------------------------------------------------------------------
                    VI. SOUTHEAST POWER GENERATION RESOURCES
--------------------------------------------------------------------------------

Section VI focuses on the following:

      o Providing a profile of the existing generation resources of this market;

      o Identifying the fixed capital and operational costs of these resources; and,

      o C.C. Pace's assumptions associated with the type and cost of new resource additions.

GENERATION PROFILE

The Southeast market area is comprised of a diverse group of resources utilizing various fuels. However, as shown in Exhibit VI - 1, coal-fired and nuclear capacity dominate the region's capacity mix comprising over 66% of the installed capacity. In particular, coal fired capacity is the dominant generation type totaling over 48% of the installed capacity of the region, or over 46,000 MW.

              Exhibit VI - 1: Southeast Market Generation Capacity
--------------------------------------------------------------------------------

============================================================================================================================
                   1996      1997      1998      1999      2000      2001      2002      2003      2004      2005      2006
----------------------------------------------------------------------------------------------------------------------------
IPPs                 519     1,019     1,615     2,318     3,146     4,567     5,259     6,001     6,752     7,561     8,462
Nuclear           16,718    16,747    16,760    16,872    16,886    16,886    16,886    16,886    16,886    16,886    16,886
Coal              46,868    46,932    46,840    46,933    46,919    46,919    46,919    46,919    46,919    46,919    46,893
ST - Dual Fuel    15,049    15,049    15,049    14,884    14,884    14,825    14,825    14,825    14,825    14,825    14,825
ST - Gas           2,874     2,873     2,873     2,873     2,873     2,873     2,829     2,829     2,829     2,829     2,829
ST - Oil             122       122       122       122       122       122       122       122       122       122       122
Hydro              8,157     8,157     8,192     8,192     8,192     8,192     8,192     8,192     8,192     8,192     8,192
CT                 5,548     5,689     5,915     5,915     5,915     6,224     6,365     6,615     6,765     6,765     6,765
CC                   486       486       486       486       486       486       486       486       486       711       936
Other                 --        52        81     1,760     2,288     2,277     3,554     3,130     3,906     4,429     5,205
----------------------------------------------------------------------------------------------------------------------------
Total Capacity    96,341    97,126    97,933   100,355   101,711   103,371   105,437   106,005   107,682   109,239   111,115
============================================================================================================================

Further, the region has significant hydro resources comprising approximately 8% of the installed capacity mix, or approximately 8,000 MW of capacity. This compares to other regions which typically have hydro resources of 5% of total installed capacity.

Southeast (specifically SPP-SE) steam turbine gas and oil fired capacity comprise a substantial share of system resources at 16,750 MW or 17% of installed capacity. The TVA and Southern sub-regions have few of these oil or gas-fired steam units. The reason for this capacity composition is the SPP-SE's location near to the gulf coast oil and gas producing regions. This location provides a significant cost advantage in the transportation and availability of these fuels.


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Finally, Exhibit VI - 2 depicts the Southeast market's projected generation requirements by generation type. As is shown in Exhibit VI - 2, the Southeast market is highly dependent on nuclear and coal resources for its generation requirements. In 1996, over 83% of the region's requirements were generated by coal or nuclear resources. Gas or oil-fired capacity provided about 10% of the region's energy requirements.

       Exhibit VI - 2: Southeast Generation Requirements by Capacity Type
--------------------------------------------------------------------------------

============================================================================================================================
MWh                1996      1997      1998      1999      2000      2001      2002      2003      2004      2005      2006
----------------------------------------------------------------------------------------------------------------------------
Coal             270,032   287,008   289,164   291,284   299,172   294,675   298,484   305,138   305,253   305,406   303,345
Nuclear          117,168   118,383   117,708   120,616   119,633   120,731   120,774   120,190   118,648   120,334   120,797
Hydro             30,247    28,143    27,566    28,044    28,073    28,126    28,178    28,231    28,283    28,335    28,368
ST - Gas          40,023    36,207    36,939    35,712    37,086    40,515    39,873    39,621    42,668    41,430    41,425
ST - Oil           1,419       185       170       164       209       216       215       227       238       227       209
CT - Oil/Gas       1,978     2,944     4,939     5,504     6,318     5,636     6,190     7,003     8,428     7,520     6,970
CC - Oil/Gas         134       503       386       388       384     1,712     2,044     1,949     2,061     4,687     7,992
IPPs               1,814       501       877     1,133     1,418     8,699     9,985    10,510    11,769    16,396    21,348
Other                443     4,415     3,227     4,336     5,838     5,767     7,617     8,268    12,243    13,926    16,273
----------------------------------------------------------------------------------------------------------------------------
Total
Production       463,258   478,289   480,976   487,181   498,131   506,077   513,360   521,137   529,591   538,261   546,727
============================================================================================================================

============================================================================================================================
Percent of Gen.     1996      1997      1998      1999      2000      2001      2002      2003      2004      2005      2006
----------------------------------------------------------------------------------------------------------------------------
Coal               58.29%    60.01%    60.12%    59.79%    60.06%    58.23%    58.14%    58.55%    57.64%    56.74%    55.48%
Nuclear            25.29%    24.75%    24.47%    24.76%    24.02%    23.86%    23.53%    23.06%    22.40%    22.36%    22.09%
Hydro               6.53%     5.88%     5.73%     5.76%     5.64%     5.56%     5.49%     5.42%     5.34%     5.26%     5.19%
ST - Gas            8.64%     7.57%     7.68%     7.33%     7.45%     8.01%     7.77%     7.60%     8.06%     7.70%     7.58%
ST - Oil            0.31%     0.04%     0.04%     0.03%     0.04%     0.04%     0.04%     0.04%     0.04%     0.04%     0.04%
CT - Oil/Gas        0.43%     0.62%     1.03%     1.13%     1.27%     1.11%     1.21%     1.34%     1.59%     1.40%     1.27%
CC - Oil/Gas        0.03%     0.11%     0.08%     0.08%     0.08%     0.34%     0.40%     0.37%     0.39%     0.87%     1.46%
IPPs                0.39%     0.10%     0.18%     0.23%     0.28%     1.72%     1.95%     2.02%     2.22%     3.05%     3.90%
Other               0.10%     0.92%     0.67%     0.89%     1.17%     1.14%     1.48%     1.59%     2.31%     2.59%     2.98%
----------------------------------------------------------------------------------------------------------------------------
Total
Production        100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
============================================================================================================================

--------------------------------------------------------------------------------

Gas-fired capacity is expected to play an increasing future role in satisfying capacity and energy needs. With the relatively low price of natural gas delivered to the region, the increased efficiency of gas turbine and gas combined cycle technology, and reduced capital costs of gas turbine and gas combined cycle technology, most utilities in these sub-regions are planning to only install these technologies in the future. In fact, C.C. Pace's capacity expansion plan predicts that gas fired generation will be the only generation type added to meet demand over the study period.

GENERATING UNIT COST PROFILE

C.C. Pace reviewed the cost profile of the existing installed capacity base. This analysis is particularly important for assessing the need and competitiveness of resource additions in a given market area. Specifically, knowledge of the cost magnitude and competitiveness of existing capacity is essential for a planned project to assess who the competitors will be in the market and what cost advantages a new unit must have over existing units.

Further, the full costs of generation are particularly important, given C.C. Pace's CEMAS modeling system. The current wholesale market does not include the recovery of fixed O&M or


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capital investment when determining market prices. However, C.C. Pace's model of the future market structure emphasizes these fixed costs as essential to determining sustainable, all-in capacity and energy prices.

Exhibit VI - 3 provides a comparison of the capital costs for selected utilities in the Southeast market area. Capital costs are organized by generation technology (i.e., steam, nuclear, hydro, pumped storage, gas-fired steam turbine, and gas turbine). Unit original book value data was obtained from FERC Form 1 for investor owned utilities and EIA-412 for public utilities. The following are summary observations of these costs:

      o The average capital cost of nuclear capacity in the region is approximately $1,762/kW. Nuclear capacity capital costs range from a low of $1,659/kW for TVA to a high of $2,088/kW and $2,098/kW for Entergy-Mississippi and Entergy-Louisiana, respectively. This high cost of nuclear capacity indicates a potential area of weakness for the region as a whole and Entergy in particular. These high capital costs result in a high level of potential stranded costs for these utilities in a deregulated electric marketplace.

      o Overall, the average capital cost of steam turbine capacity in the region is approximately $316/kW. This capacity has an average heat rate of 10,248 Btu/kWh and O&M costs of $15.30/kW.

      o There is little true peaking capacity among the major utilities (i.e., only 6.9% of these utilities' capacity is combustion turbine). This capacity has low capital costs (average $144/kW) but high variable costs as indicated by an average heat rate of 14,448 Btu/kWh.


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            Exhibit VI - 3: Major Southeast Utility Unit Cost Summary
--------------------------------------------------------------------------------

================================================================================================================================
                           Gas Turbine  Hydroelectric         Nuclear  Pump Storage           Steam    Steam Gas           Total
--------------------------------------------------------------------------------------------------------------------------------
Entergy Louisiana, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Capacity (MW)                       21             --           1,200            --           4,171          481           5,873
Plant Cost ($)               2,119,268             --   2,517,886,191            --     490,286,777   69,695,996   3,079,988,232
Non-Fuel O&M ($)                65,771             --      94,663,917            --      25,759,926    4,556,400     125,046,014
MMBtu Consumed                  92,391             --      94,053,249            --     122,664,170    4,592,599     221,402,409
Generation (MWh)                 3,709             --       8,926,846            --      11,198,362      379,899      20,508,816
Plant Cost ($/kW)               102.38             --        2,098.45            --          117.54       144.96          524.47
Non-Fuel O&M ($/kW)               3.18             --           78.89            --            6.18         9.48           21.29
Heat Rate (btu/kWh)             24,910             --          10,536            --          10,954       12,089          10,795
--------------------------------------------------------------------------------------------------------------------------------
Entergy Mississippi, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Capacity (MW)                       --             --              --            --           3,148           --           3,148
Plant Cost ($)                      --             --              --            --     588,041,216           --     588,041,216
Non-Fuel O&M ($)                    --             --              --            --      21,008,302           --      21,008,302
MMBtu Consumed                      --             --              --            --      95,309,173           --      95,309,173
Generation (MWh)                    --             --              --            --       7,997,977           --       7,997,977
Plant Cost ($/kW)                   --             --              --            --          186.79           --          186.79
Non-Fuel O&M ($/kW)                 --             --              --            --            6.67           --            6.67
Heat Rate (btu/kWh)                 --             --              --            --          11,917           --          11,917
--------------------------------------------------------------------------------------------------------------------------------
Georgia Power Co.
--------------------------------------------------------------------------------------------------------------------------------
Capacity (MW)                    1,882            654           1,962           424          10,862           --          15,783
Plant Cost ($)             308,409,336    261,877,850   4,097,191,570   382,672,136   2,831,060,288           --   7,881,211,180
Non-Fuel O&M ($)             7,373,471      7,146,024     139,628,840     2,409,711     210,538,867           --     367,096,913
MMBtu Consumed               4,268,732              0     150,972,733             0     492,672,103           --     647,913,568
Generation (MWh)               320,944      1,916,193      14,238,184       644,528      47,436,174           --      64,556,023
Plant Cost ($/kW)               163.91         400.62        2,088.05        902.29          260.65           --          499.34
Non-Fuel O&M ($/kW)               3.92          10.93           71.16          5.68           19.38           --           23.26
Heat Rate (btu/kWh)             13,301             --          10,603            --          10,386           --          10,036
--------------------------------------------------------------------------------------------------------------------------------
Mississippi Power Co.
--------------------------------------------------------------------------------------------------------------------------------
Capacity (MW)                      226             --              --            --           1,887           --           2,113
Plant Cost ($)              68,706,383             --              --            --     653,936,538           --     722,642,921
Non-Fuel O&M ($)             6,232,766             --              --            --      42,153,343           --      48,386,109
MMBtu Consumed                      --             --              --            --      90,558,823           --      90,558,823
Generation (MWh)             1,055,765             --              --            --       9,109,565           --      10,165,330
Plant Cost ($/kW)               303.94             --              --            --          346.57           --          342.01
Non-Fuel O&M ($/kW)              27.57             --              --            --           22.34           --           22.90
Heat Rate (btu/kWh)                 --             --              --            --           9,941           --           8,909
--------------------------------------------------------------------------------------------------------------------------------
TVA
--------------------------------------------------------------------------------------------------------------------------------
Capacity (MW)                    3,957          4,016          10,075         1,739          40,445          481          60,713
Plant Cost ($)             498,027,430  1,049,474,040  16,713,024,660   332,111,635  14,576,980,209   68,236,582  33,237,854,556
Non-Fuel O&M ($)            13,791,637     32,633,695     601,556,274     5,628,315     626,213,116    4,624,698   1,284,447,735
MMBtu Consumed               7,962,055             --     652,495,175            --   1,970,051,869    6,312,727   2,636,821,825
Generation (MWh)               528,303     15,888,087      61,771,767     2,342,945     194,669,157      581,443     275,781,702
Plant Cost ($/kW)               125.86         261.32        1,658.86        190.98          360.41       141.86          547.46
Non-Fuel O&M ($/kW)               3.49           8.13           59.71          3.24           15.48         9.61           21.16
Heat Rate (btu/kWh)             15,071             --          10,563            --          10,120       10,857           9,561
--------------------------------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------------------------------
Capacity (MW)                    6,085          4,670          13,237         2,163          60,513          962          87,630
Plant Cost ($)             877,262,417  1,311,351,890  23,328,102,421   714,783,771  19,140,305,028  137,932,578  45,509,738,105
Non-Fuel O&M ($)            27,463,645     39,779,719     835,849,031     8,038,026     925,673,554    9,181,098   1,845,985,073
MMBtu Consumed              12,323,177             --     897,521,157            --   2,771,256,138   10,905,326   3,692,005,798
Generation (MWh)             1,908,721     17,804,280      84,936,797     2,987,473     270,411,235      961,342     379,009,848
Plant Cost ($/kW)               144.16         280.82        1,762.33        330.44          316.30       143.41          519.34
Non-Fuel O&M ($/kW)               4.51           8.52           63.14          3.72           15.30         9.55           21.07
Heat Rate (btu/kWh)             14,448             --          10,567            --          10,248       11,344           9,741
================================================================================================================================

In terms of generation costs, Exhibit VI - 4 summarizes regional fixed and variable generation costs. As shown, TVA is the low cost region at approximately $30.00/MWh followed by Southern at $34.25/MWh and SPP-SE at $43.89/MWh. For the entire region, total system costs averaged $35.36/MWh in 1996. Of this $35.36/MWh, roughly two-thirds was represented by fixed costs or $21.45/MWh. Attachment III, Exhibits III-1 through III-5 provide a complete summary of embedded generation costs by capacity type.


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           Exhibit VI - 4: Southeast Generation Embedded Cost Summary
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Sub-      Data                                  1993            1994            1995            1996    1993    1994    1995    1996
Region                                                                                                 $/MWh   $/MWh   $/MWh   $/MWh
------------------------------------------------------------------------------------------------------------------------------------
SE        Sum of Fuel Total $          1,867,532,387   1,868,059,363   1,862,044,354   2,092,774,453   16.74   16.05   15.18   17.60
          Sum of Variable O&M Total $    154,788,958     149,459,506     138,567,175     144,891,245    1.39    1.28    1.13    1.22
          Sum of Fixed O&M Total $       664,848,108     643,591,122     594,591,197     618,054,741    5.96    5.53    4.85    5.20
          Sum of Fixed Total $         2,628,021,478   2,630,874,090   2,177,515,045   2,362,347,881   23.55   22.60   17.75   19.87
          Total Variable               2,022,321,345   2,017,518,869   2,000,611,529   2,237,665,698   18.12   17.33   16.31   18.82
          Total Fixed                  3,292,869,586   3,274,465,212   2,772,106,242   2,980,402,622   29.51   28.13   22.60   25.07
          Total Costs                  5,315,190,931   5,291,984,081   4,772,717,771   5,218,068,320   47.63   45.46   38.92   43.89
          Sum of Total Gen               111,592,339     116,414,552     122,643,983     118,900,272
------------------------------------------------------------------------------------------------------------------------------------
STHRN     Sum of Fuel Total $          2,650,887,219   2,469,510,964   2,553,488,940   2,582,567,092   14.36   13.40   13.37   12.85
          Sum of Variable O&M Total $    215,836,060     205,488,878     213,915,846     221,354,195    1.17    1.11    1.12    1.10
          Sum of Fixed O&M Total $       878,920,888     837,986,761     858,858,704   1,153,310,764    4.76    4.55    4.50    5.74
          Sum of Fixed Total $         3,036,946,162   2,920,811,179   2,980,484,957   3,185,602,590   16.45   15.84   15.61   15.86
          Total Variable               2,866,723,279   2,674,999,842   2,767,404,786   2,803,921,287   15.53   14.51   14.49   13.96
          Total Fixed                  3,915,867,050   3,758,797,940   3,839,343,661   4,078,213,354   21.21   20.39   20.11   20.30
          Total Costs                  6,782,590,329   6,433,797,782   6,606,748,447   6,882,134,641   36.74   34.90   34.60   34.25
          Sum of Total Gen               184,594,371     184,357,607     190,946,391     200,916,764
------------------------------------------------------------------------------------------------------------------------------------
TVA       Sum of Fuel Total $          1,383,242,181   1,450,390,521   1,348,406,720   1,394,624,396   10.49   10.69    9.92    9.09
          Sum of Variable O&M Total $    118,526,097     133,461,829     122,458,535     148,074,903    0.90    0.98    0.90    0.96
          Sum of Fixed O&M Total $       474,104,388     533,847,315     489,834,138     592,299,609    3.59    3.94    3.60    3.86
          Sum of Fixed Total $         2,068,141,925   2,063,827,599   2,072,201,869   2,498,948,727   15.68   15.21   15.24   16.28
          Total Variable               1,501,768,278   1,583,852,350   1,470,865,255   1,542,699,299   11.39   11.68   10.82   10.05
          Total Fixed                  2,542,246,313   2,597,674,914   2,562,036,007   3,091,248,336   19.27   19.15   18.84   20.14
          Total Costs                  4,044,014,591   4,181,527,264   4,032,901,262   4,633,947,635   30.66   30.83   29.66   30.19
          Sum of Total Gen               131,904,978     135,648,800     135,963,145     153,474,504
------------------------------------------------------------------------------------------------------------------------------------
Total Sum of Fuel Total $              5,901,661,787   5,787,960,848   5,763,940,014   6,069,965,941   13.79   13.26   12.82   12.83
Total Sum of Variable O&M Total $        489,151,115     488,410,213     474,941,556     514,320,343    1.14    1.12    1.06    1.09
Total Sum of Fixed O&M Total $         2,017,873,384   2,015,425,198   1,943,284,039   2,363,665,114    4.71    4.62    4.32    4.99
Total Sum of Fixed Total $             7,733,109,565   7,615,512,868   7,230,201,871   8,046,899,198   18.06   17.45   16.08   17.00
Total Variable                         6,390,812,902   6,276,371,061   6,238,881,570   6,584,286,284   14.93   14.38   13.88   13.91
Total Fixed                            9,750,982,949   9,630,938,066   9,173,485,910  10,149,864,312   22.78   22.07   20.41   21.45
Total Costs                           16,141,795,851  15,907,309,127  15,412,367,480  16,734,150,596   37.71   36.45   34.28   35.36
Total Sum of Total Gen                   428,091,688     436,420,958     449,553,519     473,291,540
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

C.C. PACE MARKET STUDY RESOURCE ADDITION ASSUMPTIONS

In evaluating potential generation technologies for meeting future demand requirements in the Southeast region, C.C. Pace assessed each technology's maturity level, operating history, and duty cycle. The Southeast region's existing power supply system is comprised of an abundance of base load power plants (e.g., coal, nuclear and hydro) and limited intermediate and peaking capabilities.

Based on C.C. Pace's review of available generation technologies and consultation with equipment manufacturers, three generic types of technologies were potential candidates for meeting future demand requirements for purposes of this analysis:

      o Pulverized-Coal Plant: designed to operate for meeting system base load demand.

      o Combined Cycle Plant: designed to operate at capacity factors from 55-90% and up to meet intermediate to base load requirements.

      o Combustion Turbine Plant: designed to operate at a 3-15% capacity factor for meeting peak load requirements.


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                                                                         CC Pace

C.C. Pace developed cost and performance characteristics for each sub-region independently. Exhibit VI - 5 presents a summary of the cost and performance characteristics of the three expansion options described above for the SPP-SE sub-region. For the purposes of this study, information presented for each of these options represents "typical" configurations, rather than a specific vendor's cost and performance data. Further, C.C. Pace assumed an increasing rate of efficiency of CT and CC technology each year. Specifically, CT's were assumed to increase efficiency from 10,100 to 9,350 Btu/kWh from 2000 to 2020. CC technology was assumed to improve from 6,860 to 6,360 Btu/kWh from 2000 to 2020.

Additionally, it should be noted that C.C. Pace developed these expansion unit costs and operational characteristics as predictions of next generation equipment. Specifically, C.C. Pace's improvements to current "state-of-the-art" equipment in the Base Case Assumptions. These improvements are expected to be commercially available from 2005 to 2020.

              Exhibit VI - 5: SPP-SE Expansion Unit Characteristics
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Item                            Unit             CT            CC          Coal
--------------------------------------------------------------------------------
Assumptions
Capacity                        MW              230           360           500
Cost                            $/kW            300           500         1,100
Capacity Factor*                %                15%           85%           85%
Annual Maintenance              Weeks             2             3             4
Forced Outage                   %               2.5%          2.5%          5.0%
Fuel Cost                       $/MMBtu        2.24          2.24          1.37
Fixed O&M                       $/kW-yr        4.00         12.00         29.00
Variable O&M                    $/MWh          3.50          0.75          1.50
Heat Rate                       Btu/kWh       9,700         6,600         9,600
Percent Equity                  %                30%           30%           30%
Discount Rate                   %               8.5%          8.5%          8.5%
Return on Equity                %                14%           14%           14%
Project Life                    Years            20            20            20
Installed Cost                  ($000)       69,000       180,000       550,000
Fixed O&M                       ($000)          920         4,320        14,500
Amount of Equity                ($000)       20,700        54,000       165,000
Amount of Debt                  ($000)       48,300       126,000       385,000
--------------------------------------------------------------------------------
Annual Fixed Costs
Total Debt                      ($000)        5,104        13,315        40,683
  Interest                      ($000)        4,106        10,710        32,725
  Principal                     ($000)          998         2,605         7,958
ROI                             ($000)        2,898         7,560        23,100
Fixed O&M                       ($000)          920         4,320        14,500
Taxes                           ($000)        1,265         3,218        12,375
Total Fixed                     ($000)       10,187        28,413        90,658
--------------------------------------------------------------------------------
Cost Summary
Variable Costs                  $/MWh         25.23         15.53         14.65
Fixed Costs                     $/MWh         33.71         10.60         24.35
Total Costs                     $/MWh         58.93         26.13         39.00
--------------------------------------------------------------------------------
*     Capacity factor assumed for expansion planning purposes only

--------------------------------------------------------------------------------

The only difference between the three sub-regions regarding plant performance and cost estimates is the delivered price of fuel. To develop expansion unit fuel price assumptions for


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gas-fired expansion units, C.C. Pace used the fuel price assumptions defined in
Section VII for each state and applied an adjustment based on the weighted average retail electricity sales for the states in the sub-region. Exhibit V-6 further presents C.C. Pace's calculations of fixed costs for each of the three expansion options given our base case assumptions. The fixed cost data presented in this table was used to evaluate market clearing prices in the Revenue Requirement and Bid Analysis Module presented in Section II and to screen for the appropriate additions mix to develop a least cost expansion plan. As shown in the table, annual fixed costs for each of the expansion options include debt payment (both interest and principal), return on equity, fixed O&M, and taxes. In conducting our analysis, C.C. Pace assumed a financing structure of 30% equity and 70% debt, and a 14% return on equity required by developers to construct these power plants. Attachment III, Exhibits III-7 and III-8 provide expansion unit characteristics for the Southern and TVA sub-regions.

Through the use of this screening analysis, C.C. Pace arrived at one major conclusion:

      o Because of the high capital costs of the pulverized coal option (i.e., more than double the gas-fired combined cycle option) these units were found to be uneconomic compared to the combined cycle option. Specifically, expansion planning results found that gas-fired combined cycle units would be the only base load generation option considered in the CEMAS base case scenarios.

Operational assumptions for the LS Power unit are summarized in Exhibit VI - 6 below:

                 Exhibit VI - 6: Batesville Unit Specifications
--------------------------------------------------------------------------------

================================================================================
Name                                                 LSP Unit
--------------------------------------------------------------------------------
On-Line Date                                         June 1, 2000
--------------------------------------------------------------------------------
Equivalent Force Outage Rate             %           2.80%
--------------------------------------------------------------------------------
Annual Maintenance Requirements          %           5.2%  per year
--------------------------------------------------------------------------------
Net Output                               MW          750
--------------------------------------------------------------------------------
Variable O&M Expense                     $/MWh       1.00
--------------------------------------------------------------------------------
1998 Deliverable Fuel Cost               $/MMBtu     2.30 - Mississippi
--------------------------------------------------------------------------------
Cost Per Start                           $           $2,500
--------------------------------------------------------------------------------
Heat Rate Efficiency                     Btu/kWh     7,050
--------------------------------------------------------------------------------
Minimum Operating Load                   MW          175
--------------------------------------------------------------------------------
Service Area Location                                TVA
--------------------------------------------------------------------------------
Interconnected Utilities                             TVA, SPP-SE
--------------------------------------------------------------------------------
Transmission Pricing Arrangements                    TVA- SPP-SE @ $0.00/MWh and
                                                     Southern @ $1.82/MWh
================================================================================

DETERMINATION OF COMPETITIVE MARKET EXPANSION PLAN

The C.C. Pace market study does not add expansion units to meet a fixed target reserve margin as is the current planning method for regulated utilities. A competitive market structure dictates, by


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                                                                         CC Pace

definition, that participants will build expansion units only if they expect to receive a sufficient return on their investment. Therefore, in the analysis expansion units are added only when the market price can support them.

To determine the competitive market expansion plan, C.C. Pace followed three rules or steps to arrive at the optimal expansion plan. These rules or steps are as follows:

      1. Use of the existing units and planned utility unit additions as the minimum expansion plan as a starting point.

      2. The addition of expansion units in each year up to such point that the whole class of units (i.e., combined cycle or combustion turbines) receive full recovery. This was done to the point that the next unit added to the system would not be able to recover its costs.

      3. Unit additions were optimized for each sub-system (i.e., SPP-SE, TVA, and Southern) and each year of the study period to yield the largest number of combined cycle units and combustion turbine units possible while still maintaining full recovery of these units.

      4. Model determined the optimal cost solution and capacity mix of combined cycle and combustion turbine technology in each year modeled.

      5. The model did not assume or allow for the retirement of existing capacity.


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--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

VII. FUEL PRICING..........................................................C-45
     HISTORICAL FUEL PRICING...............................................C-45
     COAL..................................................................C-50
               C.C. Pace Coal Price Forecast...............................C-52
     FUEL OIL..............................................................C-55
               C.C. Pace Fuel Oil Price Forecast...........................C-56
     Distillate Oil........................................................C-56
     Residual Oil..........................................................C-58
     URANIUM...............................................................C-58
     NATURAL GAS...........................................................C-58
               C.C. Pace Natural Gas Price Forecast........................C-59
     FUEL PRICE FORECASTING METHODOLOGY....................................C-62


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                                                                         CC Pace

--------------------------------------------------------------------------------
                               VII. FUEL PRICING
--------------------------------------------------------------------------------

C.C. Pace's fuel pricing analysis focuses on the four fossil fuels most commonly used to generate power in the Southeast region: natural gas, coal, No. 2 fuel oil (distillate) and No. 6 fuel oil (residual), and uranium. This section discusses historical fuel prices and trends and C.C. Pace's fuel price forecasting methodology, underlying assumptions, and major conclusions.

HISTORICAL FUEL PRICING

C.C. Pace used FERC Form 423 data for plant specific fuel costs to build a history of each of the utilities' delivered monthly average cost of natural gas, oil, and coal between 1994 and 1997. This data determines the fuel procurement variances of each facility throughout the Southeast market. Exhibit VII - 1 and
Exhibit VII - 2 illustrate the average prices regional utilities paid for coal, No. 2 oil, and natural gas delivered to their power plants.(1)

As shown in Exhibit VII - 1, coal has the lowest and most stable pricing of the three generation fuels, ranging between an average monthly cost of $1.20 - $1.50/MMBtu. Natural gas, until the recent market volatility, was the second lowest priced commodity with an historic average price of $1.75 - $2.10/MMBtu. However, since 1996, natural gas pricing has been quite volatile, ranging from a high of nearly $4.50/MMBtu to a low of $1.95/MMBtu. Lastly, delivered No. 2 fuel oil pricing to the Southeast utilities has typically ranged between a low of $3.50/MMBtu to a high of $4.25/MMBtu. On average, Southeast utilities pay approximately $4.00/MMBtu for No. 2 fuel oil.

--------
(1) No. 6 fuel oil prices are not included due to the low usage of this fuel resulting in an incomplete price data series.


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                                                                         CC Pace

             Exhibit VII - 1: Average Southeast Monthly Fuel Prices
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------

The Southeast market is dominated by coal-fired generation, which currently comprise 57% of total generation requirements, followed by nuclear at 22% of generation. Exhibit VII - 3 provides a comparison of generation by fuel type for January 1994 and July 1997, as well as C.C. Pace's forecasted generation mix for 2006 and 2014 . As shown in Exhibit VII - 3, coal, uranium, fuel oil, and water generation declined slightly from 1994 through 1997, while natural gas-fired generation has increased by nearly 10%. Into the future, gas-fired capacity continues to increase market share, with coal-fired and nuclear generation decreasing as a result.

Gas-fired generation has increased historically, and will continue to increase, its relative generation share for the following reasons:

      o Utilities rely more on gas-fired steam turbines and combined cycle facilities to meet incremental demand.

      o No significant coal, uranium or hydro facilities have been built in the system, therefore, increased generation from existing facilities is very limited.

      o Incremental capacity additions have been almost exclusively gas-fired combustion turbines or combined cycle facilities.


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        Exhibit VII - 2: Historical Southeast Market Monthly Fuel Prices
--------------------------------------------------------------------------------

===================================================================================================================================
                         COAL                                  GAS                                         OIL
-----------------------------------------------------------------------------------------------------------------------------------
                          Total                                Total                                 Total       Cost -      Cost -
         Generation        Cost       Cost   Generation         Cost         Cost   Generation        Cost         No.6        No.2
                MWh      $1,000    c/MMBtu          MWh       $1,000      c/MMBtu          MWh      $1,000      c/MMBtu     c/MMBtu
-----------------------------------------------------------------------------------------------------------------------------------
Jan-94   22,124,104     351,086     158.62    2,208,060       61,564       254.18      626,739      15,163       166.91      356.32
-----------------------------------------------------------------------------------------------------------------------------------
Feb-94   17,679,400     277,098     155.14    1,535,698       50,070       223.74      211,670       5,919       151.52      367.63
-----------------------------------------------------------------------------------------------------------------------------------
Mar-94   19,774,758     306,040     155.02    2,293,154       67,886       224.16       52,104       1,927        90.25      375.15
-----------------------------------------------------------------------------------------------------------------------------------
Apr-94   18,763,474     294,711     153.01    3,479,077       82,272       240.20       63,810       2,833       143.86      377.41
-----------------------------------------------------------------------------------------------------------------------------------
May-94   20,119,280     314,498     125.23    3,421,252       91,514       211.69      283,779       5,724       185.48      376.99
-----------------------------------------------------------------------------------------------------------------------------------
Jun-94   24,534,784     389,015     162.27    5,208,530      124,334       237.84      489,172       9,705       190.31      379.50
-----------------------------------------------------------------------------------------------------------------------------------
Jul-94   24,458,550     381,195     125.45    5,701,358      138,933       228.45       90,810       2,953       220.44      375.88
-----------------------------------------------------------------------------------------------------------------------------------
Aug-94   24,750,010     383,501     152.98    5,778,937      126,842       207.62       38,977       1,761       242.24      378.49
-----------------------------------------------------------------------------------------------------------------------------------
Sep-94   21,370,005     329,294     119.76    5,092,173       96,367       171.73       48,138       1,773       216.63      387.36
-----------------------------------------------------------------------------------------------------------------------------------
Oct-94   19,821,039     288,101     117.89    4,150,679       75,463       138.63       31,956       1,127           --      236.57
-----------------------------------------------------------------------------------------------------------------------------------
Nov-94   17,526,153     253,209     120.36    3,904,530       77,082       193.91       52,674       1,879       140.05      299.38
-----------------------------------------------------------------------------------------------------------------------------------
Dec-94   18,426,724     280,924     158.15    3,514,057       73,808       164.24       49,914       2,047       117.19      374.92
===================================================================================================================================
Jan-95   20,689,382     309,762     125.75    3,616,625       75,763       197.58       47,459       1,876        93.95      413.20
-----------------------------------------------------------------------------------------------------------------------------------
Feb-95   18,326,194     273,692     147.92    3,005,697       56,529       174.62       45,189       1,654       130.82      383.51
-----------------------------------------------------------------------------------------------------------------------------------
Mar-95   18,783,970     284,939     120.94    3,804,675       68,254       165.38       46,589       2,013       130.82      388.51
-----------------------------------------------------------------------------------------------------------------------------------
Apr-95   19,315,180     284,214     148.22    3,698,891       71,461       182.72       38,967       1,484       262.64      339.56
-----------------------------------------------------------------------------------------------------------------------------------
May-95   22,146,968     336,546     148.54    5,142,433      105,219       197.06       48,451       1,882       260.44      327.67
-----------------------------------------------------------------------------------------------------------------------------------
Jun-95   23,602,858     353,392     147.90    6,165,722      126,572       176.12       48,048       1,792       265.67      353.51
-----------------------------------------------------------------------------------------------------------------------------------
Jul-95   26,424,921     403,866     147.76    7,165,224      136,030       182.01       81,345       3,032       215.29      344.26
-----------------------------------------------------------------------------------------------------------------------------------
Aug-95   26,924,544     406,359     146.46    7,730,297      142,571       178.85      221,623       9,378       201.77      361.05
-----------------------------------------------------------------------------------------------------------------------------------
Sep-95   22,537,466     339,826     146.19    5,352,536      104,026       162.53       36,641       1,512           --      365.36
-----------------------------------------------------------------------------------------------------------------------------------
Oct-95   21,112,932     302,669     140.33    4,356,305       91,452       199.44       34,810       1,254        96.05      291.74
-----------------------------------------------------------------------------------------------------------------------------------
Nov-95   19,928,492     286,562     143.42    3,592,823       78,900       209.44       38,672       1,440           --      363.59
-----------------------------------------------------------------------------------------------------------------------------------
Dec-95   22,026,556     320,983     141.64    3,155,712       93,476       233.07       44,483       1,733        94.14      374.76
===================================================================================================================================
Jan-96   22,783,035     330,314     145.63    2,805,626       93,987       297.43      273,002       8,109       141.94      333.51
-----------------------------------------------------------------------------------------------------------------------------------
Feb-96   19,879,913     286,524     147.73    2,290,225      105,226       426.64      650,978      19,339       213.63      425.86
-----------------------------------------------------------------------------------------------------------------------------------
Mar-96   20,592,796     301,030     151.76    2,619,842       85,293       328.04      508,033      14,345       230.22      435.56
-----------------------------------------------------------------------------------------------------------------------------------
Apr-96   19,547,461     278,185     148.50    2,837,316       84,003       335.38       55,344       2,128       252.78      322.13
-----------------------------------------------------------------------------------------------------------------------------------
May-96   22,925,109     335,791     142.48    4,705,902      128,650       251.16       89,885       4,172       289.83      367.66
-----------------------------------------------------------------------------------------------------------------------------------
Jun-96   23,890,570     359,235     144.72    5,690,429      156,021       260.72       75,131       2,952       266.39      354.78
-----------------------------------------------------------------------------------------------------------------------------------
Jul-96   26,659,876     391,638     140.60    6,245,339      190,950       268.65       66,698       2,668       235.40      334.67
-----------------------------------------------------------------------------------------------------------------------------------
Aug-96   26,284,323     382,918     144.71    5,700,327      158,183       256.15       41,790       1,803       108.68      385.15
-----------------------------------------------------------------------------------------------------------------------------------
Sep-96   22,701,825     327,668     139.07    4,011,747       92,711       208.68       37,229       1,831        98.22      373.57
-----------------------------------------------------------------------------------------------------------------------------------
Oct-96   21,155,627     307,670     146.15    3,054,152       69,600       196.16       29,190       1,326        99.66      404.23
-----------------------------------------------------------------------------------------------------------------------------------
Nov-96   20,374,835     310,331     146.38    2,797,081       87,758       269.35       77,238       3,834       113.41      435.34
-----------------------------------------------------------------------------------------------------------------------------------
Dec-96   21,353,143     316,790     146.68    2,138,188       96,483       399.46      351,802      11,487       157.69      397.63
===================================================================================================================================
Jan-97   22,733,641     337,064     147.95    2,267,971       94,044       373.13      717,217      22,565       211.38      450.69
-----------------------------------------------------------------------------------------------------------------------------------
Feb-97   19,024,112     277,458     144.04    1,981,622       72,174       328.27      257,177       8,083       198.00      273.71
-----------------------------------------------------------------------------------------------------------------------------------
Mar-97   19,982,215     292,249     118.31    2,417,119       55,941       247.38      127,783       4,312       283.00      331.10
-----------------------------------------------------------------------------------------------------------------------------------
Apr-97   21,282,807     312,097     122.38    2,834,388       66,921       261.35       38,729       1,660       146.13      333.20
-----------------------------------------------------------------------------------------------------------------------------------
May-97   22,250,297     327,167     148.85    3,815,593       97,014       249.83       75,318       2,797       284.17      340.55
-----------------------------------------------------------------------------------------------------------------------------------
Jun-97   22,329,324     335,255     148.00    4,982,774      136,941       261.50      121,705       4,336       176.93      365.88
-----------------------------------------------------------------------------------------------------------------------------------
Jul-97   27,403,597     408,382     142.45    7,354,311      209,383       231.42      233,934       9,875       268.71      401.82
-----------------------------------------------------------------------------------------------------------------------------------
Aug-97   27,364,654     397,833     137.17    6,110,283      168,951       259.58      278,462      10,311       274.16      415.19
-----------------------------------------------------------------------------------------------------------------------------------
Sep-97   26,051,087     376,162     144.08    4,977,085      159,161       335.67      421,260      12,083       278.15      408.17
-----------------------------------------------------------------------------------------------------------------------------------
Oct-97   24,602,391     359,296     140.36    3,460,631      133,490       300.54      465,985      14,551       269.47      380.71
-----------------------------------------------------------------------------------------------------------------------------------
Nov-97   23,279,358     324,345     145.98    2,214,124       93,089       314.23      645,396      19,370       272.12      318.12
-----------------------------------------------------------------------------------------------------------------------------------
Dec-97   25,099,662     358,487     134.84    2,511,636       80,968       283.07      482,907      14,158       280.73      389.68
===================================================================================================================================
Jan-98   22,737,415     324,851     135.87    2,100,560       64,933       263.63      460,976      13,909       183.18      389.40
-----------------------------------------------------------------------------------------------------------------------------------
Feb-98   19,041,341     276,007     136.27    1,642,384       46,403       261.05      413,535      10,839       181.64      377.52
-----------------------------------------------------------------------------------------------------------------------------------
Mar-98   21,727,077     308,421     145.93    2,666,485       74,293       262.48      854,785      21,175       235.27      341.99
-----------------------------------------------------------------------------------------------------------------------------------
Apr-98   19,827,438     285,295     139.92    3,158,128       87,361       231.22      488,352      11,809       231.80      327.19
-----------------------------------------------------------------------------------------------------------------------------------
May-98   23,978,614     349,018     138.05    5,268,293      145,615       245.09      983,037      24,558       217.28      375.51
-----------------------------------------------------------------------------------------------------------------------------------
Jun-98   26,922,286     394,444     137.91    6,479,957      183,134       242.72      837,948      25,429       210.74      365.09
-----------------------------------------------------------------------------------------------------------------------------------
Jul-98   29,239,346     422,903     137.94    7,428,063      208,690       246.54      930,532      26,417       216.16      353.13
-----------------------------------------------------------------------------------------------------------------------------------
Aug-98   27,926,127     405,134     138.83    7,354,783      193,863       243.06      782,895      20,279       199.51      326.53
-----------------------------------------------------------------------------------------------------------------------------------
Sep-98   25,894,183     370,405     140.21    6,271,442      150,344       245.28    1,110,419      30,863       208.23      321.75
-----------------------------------------------------------------------------------------------------------------------------------
Oct-98   22,631,872     339,654     132.46    3,829,610       91,513       243.03       87,788       2,772       203.79      298.70
-----------------------------------------------------------------------------------------------------------------------------------
Nov-98   20,747,953     293,753     137.30    3,068,049       75,151       233.40      276,384       5,998       197.11      298.42
-----------------------------------------------------------------------------------------------------------------------------------
Dec-98   22,965,644     320,071     133.96    3,164,258       81,914       248.69      626,932      13,363       197.11      307.26
===================================================================================================================================

--------------------------------------------------------------------------------

Overall, C.C. Pace expects the trend in gas-fired generation to maintain its increasing significance in meeting generation requirements. Specifically, C.C. Pace's capacity expansion plan shows that all incremental capacity additions in the region are slated to be gas-fired


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generation options. Therefore, almost all incremental demand will be served by gas-fired generation.


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             Exhibit VII - 3: Comparison of Generation by Fuel Type
--------------------------------------------------------------------------------

                                  January 1994

                               [PIE CHART OMITTED]

                                   July 1997

                               [PIE CHART OMITTED]

                                      2006

                               [PIE CHART OMITTED]

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                    ----------------------------------------

                                      2014

                               [PIE CHART OMITTED]

                    ----------------------------------------

COAL

As stated previously, coal prices, as presented in Exhibit VII - 4 and Exhibit VII - 5, have generally shown the least variability of the fossil fuels used in the region, varying by only 40 cents per MMBtu during this time period. In terms of overall pricing levels, the Tennessee Valley Authority's coal costs are consistently lower than other major Southeast electric utility coal consumers. TVA has historically purchased coal for approximately 44 cents per MMBtu below the cost for other regional utilities. The majority of this cost advantage can be explained by the quality of coal consumed by TVA and its proximity to coal reserves. For example, TVA's coal averaged higher than 2.1% sulfur content over this time period, while the other large coal consumers averaged around 1% sulfur content.


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       Exhibit VII - 4: Historical Average Coal Prices (In Nominal Terms)
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------

Exhibit VII - 5 shows SERC versus U.S. historical average coal prices. The average price differential between the SERC and U.S. average price of coal is only 15 cents/MMBtu. The pricing differential typically caused by the higher transportation costs of Southeastern utilities relative to other regions. At the other end of the spectrum, Alabama Power was once a high cost purchaser of coal; however, Alabama Power (along with the rest of the Southern Company utilities) has undergone significant cost cutting efforts and lowered its coal costs over time to reach parity with the other investor-owned utilities.

Overall, the average price for Southeastern coal follows the national coal pricing trend, as shown in Exhibit VII - 5.


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                                                                         CC Pace

         Exhibit VII - 5: SERC vs. U.S. Historical Average Coal Prices
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------

U.S. coal prices have generally been on a downward trend since the mid-1980s. Despite this historical trend of declining coal prices, most forecasts have typically anticipated real coal price increases (see Exhibit VII - 6). However, in more recent years, forecasters have begun to revise their expectations based on the continuing trend in national coal prices. As shown Exhibit VII - 6, AGA, GRI, EIA, and DRI now anticipate real prices to decrease slightly in the future.

 Exhibit VII - 6: Comparison of Projected Trends in Real Coal Prices: 1995-2010
--------------------------------------------------------------------------------

      =====================================================================
                   AGA           GRI         EIA         DRI          WEFA
      =====================================================================
      1994        1.50%         -0.50%      1.20%       0.80%         2.30%
      1995        0.30%         -0.60%      0.80%       0.60%         2.50%
      1996         N.A.         -0.47%     -0.50%      -1.26%         0.38%
      ---------------------------------------------------------------------
      Notes: AGA (American Gas Association), GRI (Gas Research Institute), EIA (Energy Information Administration), DRI (DRI/McGraw Hill), WEFA (WEFA Group)

--------------------------------------------------------------------------------

C.C. Pace Coal Price Forecast

C.C. Pace's coal price forecast considered the following to be key elements to assess the dynamics of the Southeast and the broader U.S. coal market:


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      o     Procurement characteristics of utilities (i.e., cost and quality, spot versus contract);

      o     Supply sources;

      o     Regional supply market;

      o     Commodity pricing trends, and

      o     Market factors affecting supply

C.C. Pace's assessment of the future price of coal has found that due to increased productivity and lack of incremental coal demand outside of existing coal-fired capacity, we expect national coal prices will continue a downward trend and decline in real terms by 1.50% per year until the year 2015. C.C. Pace expects a slightly different profile for coal supplies destined for the Southeast. Specifically, the Southeast obtains a majority of its supply from Appalachia. C.C. Pace's analysis shows that Appalachia will not experience the same productivity gains as other supply regions (mainly the Powder River Basin). Consequently, Southeast spot coal prices will experience only a 1.0% real price decline.

However, C.C. Pace projects a significant price decline in the average Southeastern utility cost of coal. This price decline is attributable to the expected expiration of utility coal contracts which are at a significant premium over spot coal prices. These expectations are based on the interplay of the following market factors:

      o     Increased mining productivity,

      o Industry deregulation and the expiration of premium priced coal contracts,

      o Competition from foreign coal imports and alternatives to traditional domestic coal supplies.

Specifically, Exhibit VII - 7 below summarizes the plant specific coal costs of "over-market" plants. Exhibit VII - 7 summarizes those facilities which C.C. Pace has determined purchase coal under fixed contracts at well above market-based coal prices. As shown, C.C. Pace estimates that approximately 35 million tons of coal is purchased at above market rates of $1.81/MMBtu. C.C. Pace assumes that from 1998-2005 these over market contracts expire and these facilities' coal costs will fall to an entirely market derived price. Attachment IV contains Exhibits IV-1 through IV-5 which detail both "over-market" and market-based coal price assumptions for each Southeastern coal-fired power plant.


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                                                                         CC Pace

      Exhibit VII - 7: Southeast Market vs. Over-Market Coal Price Summary
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                               Total            Over-Market                              Market Based
-----------------------------------------------------------------------------------------------------------------
                       Prchsd               Prchsd   Percent of                Prchsd    Percent of
                         Tons       Cost      Tons        Total       Cost       Tons         Total          Cost
Plant                   (000)    c/MMBtu     (000)       Prchsd    c/MMBtu      (000)        Prchsd       c/MMBtu
-----------------------------------------------------------------------------------------------------------------
Southern
-----------------------------------------------------------------------------------------------------------------
Barry                   4,371        176     2,623       60.00%        204      1,749        40.00%           134
-----------------------------------------------------------------------------------------------------------------
Crist                   1,498        216     1,498      100.00%        216         --         0.00%           141
-----------------------------------------------------------------------------------------------------------------
Gadsden                   253        182       215       85.00%        191        38         15.00%           130
-----------------------------------------------------------------------------------------------------------------
Gaston                  4,123        165     1,360       33.00%        212      2,762        67.00%           142
-----------------------------------------------------------------------------------------------------------------
Gorgas                  3,591        158     1,796       50.00%        180      1,796        50.00%           142
-----------------------------------------------------------------------------------------------------------------
Greene County           1,470        131       441       30.00%        153      1,029        70.00%           122
-----------------------------------------------------------------------------------------------------------------
Miller                  8,800        166     5,104       58.00%        190      3,696        42.00%           134
-----------------------------------------------------------------------------------------------------------------
White Bluff             6,010        182     5,108       85.00%        186        901        15.00%           158
-----------------------------------------------------------------------------------------------------------------
Bowen                   8,116        140       852       10.50%        171      7,264        89.50%           136
-----------------------------------------------------------------------------------------------------------------
Harlee Branch           2,861        155       648       22.65%        175      2,213        77.35%           149
-----------------------------------------------------------------------------------------------------------------
Scherer                10,349        174     2,160       20.87%        230      8,189        79.13%           159
-----------------------------------------------------------------------------------------------------------------
Smith                   1,104        172       575       52.10%        202        529        47.90%           141
-----------------------------------------------------------------------------------------------------------------
Wansley                 3,408        186     2,215       65.00%        208      1,193        35.00%           145
-----------------------------------------------------------------------------------------------------------------
Southern Subtotal      55,952        167    24,595       43.96%        196     31,357        56.04%           144
-----------------------------------------------------------------------------------------------------------------
SWEPCO
-----------------------------------------------------------------------------------------------------------------
Flint Creek             2,015        143     1,310       65.00%        162        705        35.00%           108
-----------------------------------------------------------------------------------------------------------------
Welsh                   5,785        177     3,760       65.00%        200      2,025        35.00%           135
-----------------------------------------------------------------------------------------------------------------
SWEPCO Subtotal         7,800        168     5,070       65.00%        190      2,730        35.00%           128
-----------------------------------------------------------------------------------------------------------------
SOMI
-----------------------------------------------------------------------------------------------------------------
Morrow                    926        205       926      100.00%         --         --         0.00%           134
-----------------------------------------------------------------------------------------------------------------
TVA
-----------------------------------------------------------------------------------------------------------------
Allen (TN)              2,095        110        --        0.00%        132      2,095       100.00%           110
-----------------------------------------------------------------------------------------------------------------
Bull Run                1,782        109       346       19.39%        115      1,436        80.61%           107
-----------------------------------------------------------------------------------------------------------------
Colbert                 3,224        116       806       25.00%        126      2,418        75.00%           112
-----------------------------------------------------------------------------------------------------------------
Gallatin                2,574        117       660       25.64%        130      1,914        74.36%           113
-----------------------------------------------------------------------------------------------------------------
Johnsonville            3,688        116       864       23.43%        123      2,824        76.57%           114
-----------------------------------------------------------------------------------------------------------------
Shawnee                 3,573        125     1,440       40.31%        137      2,133        59.69%           117
-----------------------------------------------------------------------------------------------------------------
Widows Creek            3,986        114       660       16.56%        134      3,326        83.44%           110
-----------------------------------------------------------------------------------------------------------------
TVA Subtotal           20,922        116     4,776       22.83%        130     16,146        77.17%           112
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total                  85,600        155    35,366       41.32%        181     50,234        58.68%           133
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Also of note, C.C. Pace projects an increase in TVA coal costs (relative to other utilities) due to environmental constraints. Specifically, C.C. Pace assumes there will be no price decline in TVA current spot coal purchases. Further, C.C. Pace expects an overall price increase in coal supplied to the Paradise power plant due to environmental constraints which will soon apply to this facility. Specifically, C.C. Pace assumed that current coal procurement costs will rise by approximately 10-15% in real terms.


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                                                                         CC Pace

FUEL OIL

To develop a detailed fuel oil price assessment for the Southeast, C.C. Pace considered the three primary factors that impact the fuel oil commodity pricing. They are:

      o     Crude oil markets

      o     Demand for fuel oil

      o     Residual oil and other refined oil products

C.C. Pace compared the historical pricing trends of crude oil, residual fuel oil, and two other major refined products (i.e., gasoline, distillate fuel oil).
Exhibit VII - 8 shows the price histories of these petroleum products. As shown in Exhibit VII - 8, the price paid for residual oil, as well as other refined products moves in almost direct correlation with crude oil prices. As a consequence of this relationship, Exhibit VII - 8 supports that the main driver to residual or distillate fuel oil pricing is the supply/demand balance for crude oil.

As shown in Exhibit VII - 8, in terms of general fuel oil market trends, the price of both residual and distillate increased in 1989 and 1990. The price increase in 1990 was primarily attributable to Iraq's invasion of Kuwait and the subsequent U.N. embargo on oil exports from both Iraq and Kuwait. The price of both products fell every year from 1991-1994, followed by a slight rise in 1995. Even with the impact of the Gulf War, the average price increase over this period was only 2.2% for No. 2 fuel oil and 2.9% for No. 6 fuel oil, slightly below or equal to inflation.


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                                                                         CC Pace

   Exhibit VII - 8: Price Comparison of Crude Oil and Major Refined Products
--------------------------------------------------------------------------------

                                [GRAPH OMITTED]

--------------------------------------------------------------------------------

Backcasting further into the mid- to late 1980s provides little additional information due to the influence of OPEC. Oil prices fell dramatically in 1986 as Saudi Arabia ignored the rest of OPEC and expanded production. The price increases in subsequent years were partially attributable to the artificially low price level the market achieved in 1986 and the restoration of a long term market balance.

Based on the analysis of long term oil price trends and the supply/demand balance for crude oil, C.C. Pace anticipates that world oil prices (both crude oil and refined products) will remain constant in real terms. Because long-term crude oil prices are not projected to rise faster than the rate of inflation, refined product prices (i.e., residual and distillate fuel oil) can also be expected to remain stable over the long run. Nearly all forecasters share C.C. Pace's view that real oil prices will remain flat over the long term.

C.C. Pace Fuel Oil Price Forecast

Distillate Oil

Because fuel oil is used in such small quantities in the Southeast, plant specific data does not yield consistent and accurate delivered fuel costs. To achieve more accurate data, C.C. Pace


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                                                                         CC Pace

aggregated fuel consumption and pricing data at the state level. Monthly data on consumption and delivered fuel cost electric utilities from 1994 to the present was analyzed to arrive at average state-wide delivered distillate prices. Distillate prices were assumed to remain constant (in real terms) throughout the forecasting period. Plant-level distillate prices are therefore:

      Alabama - $3.98/MMBtu
      Gaston
      Portland

      Arkansas - $4.21/MMBtu
      o    Blytheville
      o    Cecil Lynch
      o    Paragould Turbine

      Georgia - $4.17/MMBtu
      o    Arkwright
      o    Atkinson
      o    Bowen
      o    McDonough
      o    McManus
      o    Mitchell (GA)
      o    Wansley
      o    Wilson

      Louisiana - $3.85/MMBtu
      o    A.B. Paterson
      o    Buras

      Mississippi - $3.93/MMBtu
      o    Paulding
      o    Rex Brown

      Tennessee - $4.37/MMBtu
      o    Gallatin
      o    Johnsonville


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                                                                         CC Pace

Residual Oil

Base year residual oil prices were estimated by calculating the average price difference of residual and distillate oil sold in the U.S. and adjusting the state level distillate prices by this amount (i.e., $1.69/MMBtu). The plant-level residual oil price for the only plant unit in the region using residual oil as its primary fuel is:

      Georgia-$2.48/MMBtu
      o    McManus

URANIUM

C.C. Pace did not conduct a detailed uranium market pricing study. However, C.C. Pace analyzed historic uranium costs of the major power plants in the Southeast. As shown in Exhibit VII - 9, it is evident that the utility uranium costs have been converging at between $5.00-7.00/MWh. Average fuel costs at TVA's newly operational Watts Bar nuclear facility were below this range during 1996 at $3.18/MWh. C.C. Pace does not expect any real price movement of uranium over the next 20 years. Therefore, C.C. Pace assumed utility uranium prices would be equal to their 1996 average value and escalated at 0.0% annually, in real terms.

    Exhibit VII - 9: Southeast Nuclear Generation Historical Prices - $/MWh
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                  1988      1989      1990      1991      1992      1993      1994      1995      1996
------------------------------------------------------------------------------------------------------
Farley            6.94      6.46      5.95      5.71      4.35      5.09      4.92      5.01      4.96
Arkansas          7.92      8.07      7.83      7.53      6.86      6.03      5.17      5.59      5.45
Waterford         8.59      7.99      7.70      6.52      5.81      5.19      5.24      5.51      5.56
Hatch            10.95     11.20      8.77      6.95      7.12      6.13      7.28      7.17      6.20
Vogtle           11.99     11.00     10.12      8.57      6.02      5.54      5.60      5.01      4.78
Grand Gulf       15.00     12.52     11.87      9.50      7.49      5.95      5.56      5.59      5.27
Browns Ferry      N.A.      N.A.      N.A.     22.51     12.64     11.94     11.27      6.03      6.16
Sequoyah          8.86      9.56      8.99      9.11      9.99     10.17     10.70      6.17      5.40
Watts Bar         N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      N.A.      3.18
------------------------------------------------------------------------------------------------------
Weighted Avg     10.01      9.56      8.66      8.10      7.42      6.43      6.67      5.73      5.38
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NATURAL GAS

Most, if not all gas destined for the Southeast region originates either from the Gulf Coast or Louisiana production areas.

As an indicator of future expectations of Gulf Coast gas pricing, Exhibit VI-10 provides a summary of Henry-Hub based NYMEX five-year strip gas prices. Examining NYMEX price history, NYMEX prices have averaged between $1.63 and $2.59/MMBtu. In the future, the NYMEX price strip anticipates further average price erosion to the $2.20 - $2.30 level over 1998


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                                                                         CC Pace

through 2000. As shown in Exhibit VII - 10, the NYMEX forward curve has shifted up dramatically since last summer. For example, the 1999 NYMEX strip has risen approximately $0.25 over the past 8 months. Despite the upward shift, the price expectations are still well below 1997 averages.

     Exhibit VII - 10: Historical and Projected NYMEX Henry Hub Gas Prices
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Ann. Avg. of Nearby        Ann. Avg. NYMEX Henry Hub Price "Strips"
--------------------------------------------------------------------------------
Year       NYMEX Henry Hub Price       7/1/97          1/30/98           3/3/98
--------------------------------------------------------------------------------
1992               $1.81
--------------------------------------------------------------------------------
1993               $2.11
--------------------------------------------------------------------------------
1994               $1.98
--------------------------------------------------------------------------------
1995               $1.63
--------------------------------------------------------------------------------
1996               $2.40
--------------------------------------------------------------------------------
1997               $2.49
--------------------------------------------------------------------------------
1998                                   $2.15            $2.22            $2.35
--------------------------------------------------------------------------------
1999                                   $2.11            $2.28            $2.37
--------------------------------------------------------------------------------
2000                                   $2.17            $2.32            $2.36
--------------------------------------------------------------------------------

Further, Exhibit VII - 11 provides comparisons of the forecasted real growth rates of gas prices by several commonly referenced forecasters. These forecasts show a consistent downward pattern from past forecast years. However, all forecasters still predict a real price increase for gas over the long term. Current rates range between 0.9% to a high of 3.1% real escalation.

  Exhibit VII - 11: Ten Year Price Forecasts of Annual Average Rates of Change
                                  (Real Terms)
--------------------------------------------------------------------------------

    ----------------------------------------------------------------------
                                                                Percent
                                                               Reduction
               1993        1994       1995        1996       '93 to latest
    ----------------------------------------------------------------------
    AGA       4.20%       2.49%       1.38%       n/a             66%
    GRI       3.46%       2.40%       1.70%      0.90%            74%
    DRI       4.98%       4.25%       4.15%      3.16%            37%
    EIA       4.23%       3.48%       3.09%      2.40%            43%
    ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Overall, market forecasting mechanisms such as NYMEX Swaps indicate that gas priced from the Henry Hub should be priced at $2.00/MMBtu or higher for the next 5 years. Independent forecasters concur with this expectation calling for real price escalation of approximately 1-2% from current market pricing levels of $2.00-$2.15/MMBtu.

C.C. Pace Natural Gas Price Forecast

C.C. Pace's gas market analysis strongly indicates a change in the Southeast gas market's supply and demand balance, resulting in lower future market prices. C.C. Pace's underlying analysis of the gas commodity supply/demand balance for Gulf Coast gas indicates the following:


--------------------------------------------------------------------------------
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                                                                         CC Pace

      o     Trends in consumption show the gas demand growing moderately.

      o Demand for Gulf Coast gas supplies from its traditional Northeast markets will decrease with the completion of additional pipeline projects from Canadian supply basins.

      o Gulf Coast production capacity is increasing. C.C. Pace's market review shows that Gulf Coast production will likely increase by over 1 Bcf per day over the next 12-18 months, several projects for increased Gulf Coast production to market (i.e., gathering system interconnects with major east coast interstate pipelines) are under development, and peaking supply storage capacity in the Gulf Coast and in the Northeast market area is increasing -- augmenting Gulf Coast gas production capability.

      o 1997 storage injections coupled with a mild 1997-1998 winter in the Northeast will allow production to catch up to historical storage reserve levels.

C.C. Pace expects market pricing to fall from 1996 and 1997 Henry Hub cash price high values of $2.76/MMBtu and $2.57/MMBtu, respectively. Specifically, C.C. Pace expects that 1998 prices will achieve approximately $2.20/MMBtu with a 0.5% annual real price escalation, thereafter.

In terms of plant specific gas prices, C.C. Pace derived gas prices on a state level based on the historic basis differential between the Henry Hub cash price and delivered utility gas prices. For each state, C.C. Pace calculated the average difference between the Henry Hub price and the average electric utility gas price for the period 1994-1997 (see Exhibit VII - 12). The state basis differential was then applied to C.C. Pace's forecast of annual average gas prices at the Henry Hub (see Exhibit VII - 13) through 2015.

 Exhibit VII - 12: Average Electric Utility Delivered Gas Cost Basis Difference
                         from Henry Hub - (cents/MMBtu)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    1994          1995         1996         *1997       Average
--------------------------------------------------------------------------------
Alabama               58            23           11            57            37
Arkansas             (14)          (11)          (4)          (23)          (13)
Louisiana             28             4           18             1            13
Mississippi           33            (6)          13             2            10
Georgia**            N.A.          N.A.         N.A.          N.A.           25
Tennessee**          N.A.          N.A.         N.A.          N.A.           25
Texas                 24             2          (25)          (11)           (3)
--------------------------------------------------------------------------------
*     Average through August 1997.
** Gas use for utility did not provide useable numbers for basis calculation. C.C. Pace's estimated transportation costs to these states to be 25 cents/MMBtu.


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                                                                         CC Pace

   Exhibit VII - 13: Southeast Gas Hub and Delivered to Utility Gas Forecast
                                   ($/MMBtu)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Year    Henry Hub    Alabama     Arkansas    Louisiana    Mississippi    Georgia    Tennessee     Texas
-------------------------------------------------------------------------------------------------------
1998      2.20         2.57        2.07        2.33          2.30         2.45         2.45        2.17
1999      2.21         2.58        2.08        2.34          2.32         2.46         2.46        2.19
2000      2.22         2.60        2.09        2.35          2.33         2.47         2.47        2.20
2001      2.23         2.61        2.10        2.36          2.34         2.49         2.49        2.21
2002      2.24         2.62        2.11        2.37          2.35         2.50         2.50        2.22
2003      2.26         2.64        2.12        2.39          2.36         2.51         2.51        2.23
2004      2.27         2.65        2.13        2.40          2.37         2.52         2.52        2.24
2005      2.28         2.66        2.14        2.41          2.39         2.54         2.54        2.25
2006      2.29         2.68        2.16        2.42          2.40         2.55         2.55        2.26
2007      2.30         2.69        2.17        2.43          2.41         2.56         2.56        2.27
2008      2.31         2.70        2.18        2.45          2.42         2.58         2.58        2.29
2009      2.32         2.72        2.19        2.46          2.43         2.59         2.59        2.30
2010      2.34         2.73        2.20        2.47          2.45         2.60         2.60        2.31
2011      2.35         2.74        2.21        2.48          2.46         2.61         2.61        2.32
2012      2.36         2.76        2.22        2.50          2.47         2.63         2.63        2.33
2013      2.37         2.77        2.23        2.51          2.48         2.64         2.64        2.34
2014      2.38         2.78        2.24        2.52          2.50         2.65         2.65        2.36
2015      2.39         2.80        2.25        2.53          2.51         2.67         2.67        2.37
2016      2.41         2.81        2.27        2.55          2.52         2.68         2.68        2.38
2017      2.42         2.83        2.28        2.56          2.53         2.69         2.69        2.39
2018      2.43         2.84        2.29        2.57          2.55         2.71         2.71        2.40
2019      2.44         2.86        2.30        2.58          2.56         2.72         2.72        2.41
2020      2.46         2.87        2.31        2.60          2.57         2.73         2.73        2.43
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

These regional prices were then applied to each plant based on its location. The following lists each plant's location and 1998 base year gas price.


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      Alabama-$2.57/MMBtu
      o     Chickasaw
      o     Greene County Combustion Turbine
      o     McWilliams

      Arkansas-$2.07/MMBtu
      o     Carl Bailey
      o     Harvey Couch
      o     Lake Catherine
      o     Mabelvale
      o     McClellan
      o     Paragould Turbine
      o     Robert E. Ritchie
      o     Thomas Fitzhugh

      Georgia-$2.45/MMBtu
      o     Atkinson
      o     Boulevard
      o     Crisp
      o     John Harmon
      o     McIntosh (GA)
      o     Plant Kraft (Port Wentworth)
      o     RVIerside
      o     Robins

      Tennessee-$2.45/MMBtu
      o     Allen (TN)
      o     Colbert

      Texas-$2.17/MMBtu
      o     Lewis Creek
      o     Nelson
      o     Sabine
      o     Willow Glen

      Louisiana-$2.33/MMBtu
      o     Big Cajun 1
      o     Coughlin
      o     D.G. Hunter
      o     Doc Bonin
      o     Franklin
      o     Houma
      o     Little Gypsy
      o     Michoud
      o     Ninemile Point
      o     Plaquemine
      o     Ruston
      o     Sterlington
      o     Teche
      o     Waterford

      Mississippi-$2.30/MMBtu
      o     Baxter Wilson
      o     Benndale
      o     Chevron Cogen (Standard Oil)
      o     Delta
      o     Eaton
      o     Gerald Andrus
      o     Henderson-Ms
      o     Jack Watson
      o     Moselle
      o     Rex Brown
      o     Sweatt
      o     Wilkins
      o     Wright
      o     Yazoo

FUEL PRICE FORECASTING METHODOLOGY

In developing long-term fuel price forecast inputs, C.C. Pace followed the methodology outlined in Exhibit VII - 14. As shown, C.C. Pace collected historical plant level fuel pricing for a three year period from FERC and EIA sources. The average cost of fuel at each plant was then compared to the weighted average cost of that fuel for all plants in the entire market area. A "fuel factor" (i.e., the ratio of that unit's fuel cost to the weighted average) was then derived for each unit and assigned to that unit within the CEMAS data set. Due to the long term horizon of the Southeast Market study and the lack of consistent seasonal patterns of natural gas, C.C. Pace did not assume any seasonal price changes for natural gas or any other fuels.


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                                      C-62
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                                                                         CC Pace

To develop unit fuel price assumptions for gas-fired expansion units, C.C. Pace used the fuel price assumptions defined for each state and applied an adjustment based on the weighted average retail electricity sales for the states in the sub-region.

              Exhibit VII - 14: C.C. Pace Fuel Pricing Methodology
--------------------------------------------------------------------------------

                             [FLOW CHART OMITTED]

--------------------------------------------------------------------------------

Next, long-term fuel escalation factors were developed based on C.C. Pace's market outlook summarized above for the study period and shown in Exhibit VII -
15. The forecasted growth rates were then applied to the weighted average fuel prices previously derived. Lastly, these projected annual fuel prices for the four fossil-fuel categories were fed into the Fuel Pricing section of the Market Clearing Price Module and Revenue Requirements Module.

--------------------------------------------------------------------------------

             Exhibit VII - 15: Average Annual Fuel Price Escalation*
--------------------------------------------------------------------------------

              ---------------------------------------------------
                                                  Escalation
                                                     Rate
              ---------------------------------------------------
              Coal                                  -1.0%
              ---------------------------------------------------
              No. 6                                  0.0%
              ---------------------------------------------------
              No. 2                                  0.0%
              ---------------------------------------------------
              Natural Gas                            0.5%
              ---------------------------------------------------
              Nuclear (Uranium)                      0.0%
              ---------------------------------------------------
            * All escalation rates are expressed in real terms (i.e., exclusive of the effects of inflation).


--------------------------------------------------------------------------------
                                      C-63
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                                                                         CC Pace

--------------------------------------------------------------------------------
                                  ATTACHMENT I
             REGIONAL MARKET DEFINITION AND TRANSMISSION CAPABILITY
                       ASSUMPTIONS & SUPPORTING ANALYSIS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
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Exhibit I-1: Southeast Net Purchases/(Sales) - MWh

------------------------------------------------------------------------------------------------------------------------------------
                                       Year
Sub-Region    S/B Sub-Region           1990          1991           1992          1993           1994           1995          1996
------------------------------------------------------------------------------------------------------------------------------------
SE            AZNMA                      38            --             --            --             --            600       316,454
              ECARSR                  4,320         3,564             --       231,848        303,155        430,021        (4,276)
              EMO                   122,717      (161,957)      (367,750)      593,329        456,108     (1,957,507)       25,469
              ERCOTS               (306,240)     (270,675)        82,822       (82,127)       286,872        446,673      (425,299)
              FRCCSR                 (4,560)           --       (210,132)     (104,092)            --             --      (124,497)
              N                   3,223,131     1,817,766      2,209,852     1,105,544      3,632,445      2,816,862     4,214,805
              VACAR                      --            --          1,350        14,025             --             --            --
              WC                  2,369,303     3,513,167      5,735,641     5,798,503      5,025,043      6,608,970     5,557,015
------------------------------------------------------------------------------------------------------------------------------------
SE Total                          5,408,709     4,901,865      7,451,783     7,557,030      9,703,623      8,345,619     9,559,671
------------------------------------------------------------------------------------------------------------------------------------
STHRN         AEP                        --            --             --            --        (14,152)       (12,722)      (15,097)
              APS                        --            --             --            --             --         (1,359)       (1,157)
              ECARSR              1,765,541     1,588,190      2,157,204     2,479,853      1,068,659      1,575,219     1,445,379
              EMO                        --            --             --            --             --             --        12,003
              ERCOTS                     --            --             --            --             --             --        51,855
              FRCCSR            (24,146,324)  (19,909,692)   (17,200,925)  (12,877,370)   (10,819,517)   (10,515,810)  (10,212,770)
              N                          --            --             --            --             --        168,066        36,737
              PJM                        --            --         80,441       108,853         77,375         27,380       109,416
              RMPA                       --            --             --            --             --         (2,561)           --
              SCI                   129,744            --             --            --        (43,300)       (41,675)      (41,785)
              VACAR                  44,925       (21,406)       215,135       115,394     (1,323,818)      (900,454)     (651,729)
              WC                         --       (21,492)            --            --             --             --            --
              MAPPSR                     --            --             --            --             --             --            --
------------------------------------------------------------------------------------------------------------------------------------
STHRN Total                     (22,206,114)  (18,364,400)   (14,748,145)  (10,173,270)   (11,054,753)    (9,703,916)   (9,267,148)
------------------------------------------------------------------------------------------------------------------------------------
TVA           AEP                    11,250            --             --       831,175         76,222        323,256      (214,524)
              ECARSR             (2,628,403)   (2,699,467)    (2,566,447)     (802,790)    (1,390,212)    (2,272,393)   (5,729,577)
              EMO                        --            --             --            --      1,200,007      1,845,380      (575,987)
              ERCOTS                     --            --             --            --             --             --         1,236
              FRCCSR                     --            --             --            --             --          7,900        10,089
              N                          --            --             --        75,899         68,748        226,011       120,114
              PJM                        --            --             --            --             --             --       324,438
              SCI                        --            --             --      (234,591)    (1,152,441)         9,706        15,130
              VACAR              (1,259,925)   (1,043,500)      (995,687)   (1,681,658)      (965,150)    (1,120,689)   (1,375,509)
              WC                         --            --             --            --             --             --           100
              NI                         --            --             --            --             --             --            10
------------------------------------------------------------------------------------------------------------------------------------
TVA Total                        (3,877,078)   (3,742,967)    (3,562,134)   (1,811,965)    (2,162,826)      (980,829)   (7,424,480)
------------------------------------------------------------------------------------------------------------------------------------
Grand Total                     (20,674,483)  (17,205,502)   (10,858,496)   (4,428,205)    (3,513,956)    (2,339,126)   (7,131,957)
------------------------------------------------------------------------------------------------------------------------------------

Exhibit I-2: Southeast Net Purchases/(Sales) - MWh

-----------------------------------------------------------------------------------------------------------------------
                          1990           1991          1992           1993          1994           1995           1996
-----------------------------------------------------------------------------------------------------------------------
SE                   5,408,709      4,901,865     7,451,783      7,557,030     9,703,623      8,345,619      9,559,671
STHRN              (22,206,114)   (18,364,400)  (14,748,145)   (10,173,270)  (11,054,753)    (9,703,916)    (9,267,148)
TVA                 (3,877,078)    (3,742,967)   (3,562,134)    (1,811,965)   (2,162,826)      (980,829)    (7,424,480)
-----------------------------------------------------------------------------------------------------------------------
Total              (20,674,483)   (17,205,502)  (10,858,496)    (4,428,205)   (3,513,956)    (2,339,126)    (7,131,957)
-----------------------------------------------------------------------------------------------------------------------


Exhibit I-3: Southeast Net Purchases/(Sales) @100% LF - MW

-----------------------------------------------------------------------------------------------------------------------
                          1990           1991          1992           1993          1994           1995           1996
-----------------------------------------------------------------------------------------------------------------------
SE                         617            560           851            863         1,108            953          1,091
STHRN                   (2,535)        (2,096)       (1,684)        (1,161)       (1,262)        (1,108)        (1,058)
TVA                       (443)          (427)         (407)          (207)         (247)          (112)          (848)
-----------------------------------------------------------------------------------------------------------------------
Total                   (2,360)        (1,964)       (1,240)          (506)         (401)          (267)          (814)
-----------------------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

                                                                         CC Pace

--------------------------------------------------------------------------------
                                 ATTACHMENT II
                    DEMAND ASSUMPTIONS & SUPPORTING ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Proprietary & Confidential
5-13-99

Exhibit II-1: Historical Levels of Key Economic Indicators - 1989-1996

------------------------------------------------------------------------------------------------------------------------------------
                                              1989       1990         1991        1992        1993        1994       1995       1996
------------------------------------------------------------------------------------------------------------------------------------
SPP-SE
------------------------------------------------------------------------------------------------------------------------------------
Total Employment (000)                       2,452      2,452        2,511       2,529       2,526       2,591      2,644      2,702
Total Disposable Personal Income (000)         116        117          120         124         127         131        134        136
Total Population (000)                       7,298      7,287        7,342       7,412       7,475       7,542      7,613      7,669
Demand                                     110,638    113,274      115,165     116,963     123,299     125,552    132,509    136,682
------------------------------------------------------------------------------------------------------------------------------------
Southern
------------------------------------------------------------------------------------------------------------------------------------
Total Employment (000)                       5,946      6,064        6,043       6,114       6,335       6,557      6,655      6,842
Total Disposable Personal Income (000)         224        228          231         241         247         256        267        273
Total Population (000)                      13,126     13,266       13,451      13,665      75,948      14,114     14,324     14,522
Demand                                     149,114    154,870      157,874     159,847     170,949     172,980    181,320    188,615
------------------------------------------------------------------------------------------------------------------------------------
TVA
------------------------------------------------------------------------------------------------------------------------------------
Total Employment (000)                       2,720      2,740        2,730       2,776       2,849       3,038      3,076      3,121
Total Disposable Personal Income (000)         102        103          104         110         114         117        122        123
Total Population (000)                       5,946      5,986        6,048       6,125       6,207       6,291      6,377      6,455
Demand                                     118,595    118,983      128,717     122,661     129,884     133,854    142,031    148,040
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
Total Employment (000)                      11,119     11,256       11,284      11,420      11,711      12,186     12,375     12,665
Total Disposable Personal Income (000)         441        448          456         476         488         504        523        533
Total Population (000)                      26,369     26,538       26,840      27,201      89,629      27,948     28,313     28,646
Demand                                     378,347    387,127      401,756     399,471     424,132     432,386    455,860    473,337
------------------------------------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit II-2: Statistical Relationship between Economic Indicators and Demand

--------------------------------------------------------------------------------
                                             Standard      Standard
                                            Deviation     Deviation
Sub Region                            R(2)        GWh       MW - YR
--------------------------------------------------------------------------------
SPP-SE                             0.975        1,492           170
STHRN                              0.987        1,574           180
TVA                                0.964        2,010           229
--------------------------------------------------------------------------------
Total                               N.A.        5,075           579
--------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit II-3: Growth Rates of Demand and Key Drivers

--------------------------------------------------------------------------------------------------------
                                            1989-      1996-      2000-      2005-      2010-      2015-
                                            1996       2000       2005       2010       2015       2020
--------------------------------------------------------------------------------------------------------
SPP-SE
--------------------------------------------------------------------------------------------------------
Total Employment (000)                      1.40%      1.43%      1.22%      1.11%      1.00%      1.02%
Total Disposable Personal Income (000)      2.38%      2.25%      2.13%      2.09%      2.06%      2.09%
Total Population (000)                      0.71%      0.68%      0.66%      0.67%      0.70%      0.70%
Demand                                      3.07%      2.39%      2.04%      1.85%      1.72%      1.59%
--------------------------------------------------------------------------------------------------------
Southern
--------------------------------------------------------------------------------------------------------
Total Employment (000)                      2.02%      1.90%      1.69%      1.59%      1.49%      1.52%
Total Disposable Personal Income (000)      2.87%      2.73%      2.56%      2.50%      2.45%      2.48%
Total Population (000)                      1.45%      1.22%      1.18%      1.19%      1.20%      1.21%
Demand                                      3.41%      2.56%      2.10%      1.82%      1.58%      1.47%
--------------------------------------------------------------------------------------------------------
TVA
--------------------------------------------------------------------------------------------------------
Total Employment (000)                      1.98%      1.74%      1.49%      1.42%      1.34%      1.39%
Total Disposable Personal Income (000)      2.78%      2.49%      2.32%      2.31%      2.31%      2.35%
Total Population (000)                      1.18%      0.92%      0.85%      0.89%      0.93%      0.94%
Demand                                      3.22%      1.72%      1.41%      1.52%      1.62%      1.50%
--------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------
Total Employment (000)                      1.88%      1.76%      1.54%      1.45%      1.35%      1.39%
Total Disposable Personal Income (000)      2.72%      2.55%      2.40%      2.35%      2.32%      2.36%
Total Population (000)                      1.19%      1.01%      0.97%      0.99%      1.01%      1.02%
Demand                                      3.25%      2.24%      1.87%      1.74%      1.63%      1.51%
--------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit II-4: Projected Growth of Subregional Demand Forecasts - 1998-2015

-------------------------------------------------------------------------------------------------------------------------------
                      1998       1999       2000       2001       2002       2003       2004       2005       2006       2007
-------------------------------------------------------------------------------------------------------------------------------
SPP-SE
-------------------------------------------------------------------------------------------------------------------------------
Demand (GWH)          2.13%      2.40%      2.34%      2.13%      2.08%      2.04%      2.00%      1.96%      1.92%      1.88%
Summer Peak (MW)      3.87%      2.40%      2.34%      2.13%      2.08%      2.04%      2.00%      1.96%      1.92%      1.88%
Winter Peak (MW)     -2.13%      2.40%      2.34%      2.13%      2.08%      2.04%      2.00%      1.96%      1.92%      1.88%
-------------------------------------------------------------------------------------------------------------------------------
Southern
-------------------------------------------------------------------------------------------------------------------------------
Demand (GWH)          2.20%      2.52%      2.47%      2.19%      2.14%      2.10%      2.06%      2.02%      1.88%      1.85%
Summer Peak (MW)      2.56%      2.52%      2.47%      2.19%      2.14%      2.10%      2.06%      2.02%      1.88%      1.85%
Winter Peak (MW)      0.79%      2.52%      2.47%      2.19%      2.14%      2.10%      2.06%      2.02%      1.88%      1.85%
-------------------------------------------------------------------------------------------------------------------------------
TVA
-------------------------------------------------------------------------------------------------------------------------------
Demand (GWH)          2.19%      1.49%      1.46%      1.46%      1.43%      1.41%      1.39%      1.37%      1.57%      1.54%
Summer Peak (MW)      4.31%      1.49%      1.46%      1.46%      1.43%      1.41%      1.39%      1.37%      1.57%      1.54%
Winter Peak (MW)      3.24%      1.49%      1.46%      1.46%      1.43%      1.41%      1.39%      1.37%      1.57%      1.54%
-------------------------------------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------------------------------------
Demand (GWH)          2.18%      2.16%      2.12%      1.94%      1.91%      1.87%      1.84%      1.81%      1.80%      1.77%
Summer Peak (MW)      3.45%      2.18%      2.14%      1.96%      1.92%      1.89%      1.85%      1.82%      1.80%      1.77%
Winter Peak (MW)      0.82%      2.13%      2.09%      1.92%      1.89%      1.85%      1.82%      1.79%      1.79%      1.75%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                      2008       2009       2010       2011       2012       2013       2014       2015
-------------------------------------------------------------------------------------------------------
SPP-SE
-------------------------------------------------------------------------------------------------------
Demand (GWH)          1.85%      1.82%      1.78%      1.78%      1.75%      1.72%      1.69%      1.66%
Summer Peak (MW)      1.85%      1.82%      1.78%      1.78%      1.75%      1.72%      1.69%      1.66%
Winter Peak (MW)      1.85%      1.82%      1.78%      1.78%      1.75%      1.72%      1.69%      1.66%
-------------------------------------------------------------------------------------------------------
Southern
-------------------------------------------------------------------------------------------------------
Demand (GWH)          1.82%      1.79%      1.76%      1.62%      1.60%      1.58%      1.55%      1.53%
Summer Peak (MW)      1.82%      1.79%      1.76%      1.62%      1.60%      1.58%      1.55%      1.53%
Winter Peak (MW)      1.82%      1.79%      1.76%      1.62%      1.60%      1.58%      1.55%      1.53%
-------------------------------------------------------------------------------------------------------
TVA
-------------------------------------------------------------------------------------------------------
Demand (GWH)          1.52%      1.49%      1.47%      1.68%      1.65%      1.62%      1.60%      1.57%
Summer Peak (MW)      1.52%      1.49%      1.47%      1.68%      1.65%      1.62%      1.60%      1.57%
Winter Peak (MW)      1.52%      1.49%      1.47%      1.68%      1.65%      1.62%      1.60%      1.57%
-------------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------------
Demand (GWH)          1.74%      1.71%      1.68%      1.68%      1.66%      1.63%      1.61%      1.58%
Summer Peak (MW)      1.74%      1.71%      1.69%      1.68%      1.66%      1.63%      1.61%      1.58%
Winter Peak (MW)      1.73%      1.70%      1.67%      1.68%      1.66%      1.63%      1.60%      1.58%
-------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit II-5: Subregional Demand Forecasts - 1998-2015

----------------------------------------------------------------------------------------------------------------------
                      1998      1999      2000      2001      2002      2003      2004      2005      2006      2007
----------------------------------------------------------------------------------------------------------------------
SPP-SE
----------------------------------------------------------------------------------------------------------------------
Demand (GWH)       142,577   145,998   149,420   152,600   155,780   158,962   162,146   165,331   168,502   171,675
Summer Peak (MW)    27,156    27,808    28,460    29,066    29,671    30,277    30,884    31,491    32,094    32,699
Winter Peak (MW)    21,303    21,814    22,325    22,800    23,275    23,751    24,226    24,702    25,176    25,650
----------------------------------------------------------------------------------------------------------------------
Southern
----------------------------------------------------------------------------------------------------------------------
Demand (GWH)       197,010   201,985   206,965   211,489   216,019   220,555   225,097   229,646   233,961   238,283
Summer Peak (MW)    38,752    39,730    40,710    41,600    42,491    43,383    44,276    45,171    46,020    46,870
Winter Peak (MW)    32,596    33,419    34,243    34,991    35,741    36,491    37,243    37,995    38,709    39,424
----------------------------------------------------------------------------------------------------------------------
TVA
----------------------------------------------------------------------------------------------------------------------
Demand (GWH)       154,596   156,892   159,188   161,504   163,820   166,135   168,449   170,762   173,437   176,112
Summer Peak (MW)    27,610    28,020    28,430    28,844    29,257    29,671    30,084    30,497    30,975    31,452
Winter Peak (MW)    28,425    28,847    29,269    29,695    30,121    30,547    30,972    31,398    31,889    32,381
----------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------
Demand (GWH)       494,183   504,875   515,573   525,593   535,619   545,652   555,692   565,739   575,901   586,069
Summer Peak (MW)    93,518    95,558    97,600    99,509   101,419   103,331   105,244   107,159   109,089   111,021
Winter Peak (MW)    82,323    84,080    85,837    87,487    89,137    90,789    92,441    94,095    95,775    97,456
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                      2008      2009      2010      2011      2012      2013      2014      2015
------------------------------------------------------------------------------------------------
SPP-SE
------------------------------------------------------------------------------------------------
Demand (GWH)       174,848   178,024   181,201   184,424   187,648   190,874   194,101   197,330
Summer Peak (MW)    33,303    33,908    34,513    35,127    35,741    36,356    36,970    37,585
Winter Peak (MW)    26,124    26,599    27,073    27,555    28,037    28,519    29,001    29,483
------------------------------------------------------------------------------------------------
Southern
------------------------------------------------------------------------------------------------
Demand (GWH)       242,611   246,945   251,285   255,360   259,441   263,528   267,622   271,722
Summer Peak (MW)    47,721    48,574    49,427    50,229    51,032    51,836    52,641    53,447
Winter Peak (MW)    40,140    40,857    41,576    42,250    42,925    43,601    44,279    44,957
------------------------------------------------------------------------------------------------
TVA
------------------------------------------------------------------------------------------------
Demand (GWH)       178,785   181,458   184,129   187,219   190,309   193,397   196,484   199,570
Summer Peak (MW)    31,930    32,407    32,884    33,436    33,988    34,539    35,091    35,642
Winter Peak (MW)    32,873    33,364    33,855    34,423    34,992    35,559    36,127    36,694
------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------
Demand (GWH)       596,244   606,426   616,615   627,003   637,398   647,799   658,208   668,623
Summer Peak (MW)   112,954   114,889   116,825   118,792   120,761   122,731   124,702   126,675
Winter Peak (MW)    99,137   100,820   102,504   104,228   105,953   107,679   109,406   111,135
------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit II-6: Utility vs. C.C. Pace Demand Forecast Comparison

----------------------------------------------------------------------------------------------------------
                      1998      1999      2000      2001      2002      2003      2004      2005      2006
----------------------------------------------------------------------------------------------------------
C.C. Pace
----------------------------------------------------------------------------------------------------------
SPP-SE
----------------------------------------------------------------------------------------------------------
Demand (GWH)       142,577   145,998   149,420   152,600   155,780   158,962   162,146   165,331   168,502
Summer Peak (MW)    27,156    27,808    28,460    29,066    29,671    30,277    30,884    31,491    32,094
Winter Peak (MW)    21,303    21,814    22,325    22,800    23,275    23,751    24,226    24,702    25,176
----------------------------------------------------------------------------------------------------------
Southern
----------------------------------------------------------------------------------------------------------
Demand (GWH)       197,010   201,985   206,965   211,489   216,019   220,555   225,097   229,646   233,961
Summer Peak (MW)    38,752    39,730    40,710    41,600    42,491    43,383    44,276    45,171    46,020
Winter Peak (MW)    32,596    33,419    34,243    34,991    35,741    36,491    37,243    37,995    38,709
----------------------------------------------------------------------------------------------------------
TVA
----------------------------------------------------------------------------------------------------------
Demand (GWH)       154,596   156,892   159,188   161,504   163,820   166,135   168,449   170,762   173,437
Summer Peak (MW)    27,610    28,020    28,430    28,844    29,257    29,671    30,084    30,497    30,975
Winter Peak (MW)    28,425    28,847    29,269    29,695    30,121    30,547    30,972    31,398    31,889
----------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------
Demand (GWH)       494,183   504,875   515,573   525,593   535,619   545,652   555,692   565,739   575,901
Summer Peak (MW)    93,518    95,558    97,600    99,509   101,419   103,331   105,244   107,159   109,089
Winter Peak (MW)    82,323    84,080    85,837    87,487    89,137    90,789    92,441    94,095    95,775
----------------------------------------------------------------------------------------------------------
Utilties
----------------------------------------------------------------------------------------------------------
SPP-SE
----------------------------------------------------------------------------------------------------------
Demand (GWH)       134,134   133,288   136,539   138,883   140,089   141,288   141,123   145,140   146,027
Summer Peak (MW)    25,965    26,142    26,660    27,058    27,364    27,697    28,027    28,506    28,801
Winter Peak (MW)    18,926    18,993    19,059    19,397    19,688    19,937    20,163    20,528    20,760
----------------------------------------------------------------------------------------------------------
Southern
----------------------------------------------------------------------------------------------------------
Demand (GWH)       199,723   202,392   206,024   209,365   212,116   215,918   220,280   224,769   229,510
Summer Peak (MW)    39,423    40,460    41,447    42,455    43,413    44,405    45,399    46,500    47,644
Winter Peak (MW)    33,939    34,792    35,658    36,473    37,333    38,181    39,153    40,164    40,050
----------------------------------------------------------------------------------------------------------
TVA
----------------------------------------------------------------------------------------------------------
Demand (GWH)       152,159   156,064   159,310   162,410   165,508   168,605   171,704   174,706   177,491
Summer Peak (MW)    27,479    28,107    28,656    29,170    29,689    30,205    30,722    31,244    31,752
Winter Peak (MW)    27,509    28,141    28,704    29,267    29,827    30,391    30,952    31,403    31,853
----------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------
Demand (GWH)       486,016   491,744   501,873   510,658   517,713   525,811   533,107   544,615   553,028
Summer Peak (MW)    92,867    94,709    96,763    98,683   100,466   102,307   104,148   106,250   108,197
Winter Peak (MW)    80,374    81,926    83,421    85,137    86,848    88,509    90,268    92,095    92,663
----------------------------------------------------------------------------------------------------------
Difference
----------------------------------------------------------------------------------------------------------
SPP-SE
----------------------------------------------------------------------------------------------------------
Demand (GWH)         8,443    12,710    12,881    13,717    15,691    17,674    21,023    20,191    22,475
Summer Peak (MW)     1,191     1,666     1,800     2,008     2,307     2,580     2,857     2,985     3,293
Winter Peak (MW)     2,377     2,821     3,266     3,403     3,587     3,814     4,063     4,174     4,416
----------------------------------------------------------------------------------------------------------
Southern
----------------------------------------------------------------------------------------------------------
Demand (GWH)        -2,713      -407       941     2,124     3,903     4,637     4,817     4,877     4,451
Summer Peak (MW)      -671      -730      -737      -855      -922    -1,022    -1,123    -1,329    -1,624
Winter Peak (MW)    -1,343    -1,373    -1,415    -1,482    -1,592    -1,690    -1,910    -2,169    -1,341
----------------------------------------------------------------------------------------------------------
TVA
----------------------------------------------------------------------------------------------------------
Demand (GWH)         2,437       828      -122      -906    -1,688    -2,470    -3,255    -3,944    -4,054
Summer Peak (MW)       131       -87      -226      -326      -432      -534      -638      -747      -777
Winter Peak (MW)       916       706       565       428       294       156        20        -5        36
----------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------
Demand (GWH)         8,167    13,131    13,700    14,935    17,906    19,841    22,585    21,124    22,873
Summer Peak (MW)       651       849       837       826       953     1,024     1,096       909       892
Winter Peak (MW)     1,949     2,154     2,416     2,350     2,289     2,280     2,173     2,000     3,112
----------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

                                                                         CC Pace

--------------------------------------------------------------------------------
                                 ATTACHMENT III
                   EXISTING AND PLANNED UNIT COST ASSUMPTIONS
                             & SUPPORTING ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-1: Southeast Steam Generation Embedded Cost Summary

--------------------------------------------------------------------------------------------------------------------
Sub-Region    Data                                          1993             1994              1995             1996

--------------------------------------------------------------------------------------------------------------------
SE            Sum of Fuel Steam $                  1,637,316,069    1,648,821,207     1,647,898,095    1,879,507,980
              Sum of Variable O&M Steam $             56,110,855       56,535,684        55,556,413       55,344,461
              Sum of Fixed O&M Steam $               254,190,431      256,722,818       254,462,338      251,533,731
              Sum of Fixed Steam $                   667,860,725      682,577,036       559,173,509      549,830,230
              Total Variable                       1,693,426,924    1,705,356,891     1,703,454,508    1,934,852,441
              Total Fixed                            922,051,156      939,299,854       813,635,847      801,363,961
              Total Costs                          2,615,478,080    2,644,656,745     2,517,090,355    2,736,216,402
              Sum of Steam Gen                        74,854,356       79,566,581        86,767,931       80,075,877
--------------------------------------------------------------------------------------------------------------------
STHRN         Sum of Fuel Steam $                  2,416,294,601    2,212,630,755     2,288,807,399    2,310,629,821
              Sum of Variable O&M Steam $            111,985,984      110,515,156       114,186,219      117,662,009
              Sum of Fixed O&M Steam $               458,834,554      453,429,046       454,963,906      472,869,666
              Sum of Fixed Steam $                 1,250,865,832    1,205,769,544     1,215,996,463    1,260,083,627
              Total Variable                       2,528,280,585    2,323,145,911     2,402,993,618    2,428,291,830
              Total Fixed                          1,709,700,386    1,659,198,590     1,670,960,369    1,732,953,293
              Total Costs                          4,237,980,971    3,982,344,501     4,073,953,987    4,161,245,123
              Sum of Steam Gen                       128,184,763      124,617,317       132,954,616      139,204,824
--------------------------------------------------------------------------------------------------------------------
TVA           Sum of Fuel Steam $                  1,232,508,847    1,236,668,549     1,191,126,696    1,189,490,468
              Sum of Variable O&M Steam $             54,621,571       65,001,999        64,414,856       70,123,167
              Sum of Fixed O&M Steam $               218,486,282      260,007,995       257,659,422      280,492,666
              Sum of Fixed Steam $                   833,867,192      904,156,825       958,283,427      939,224,042
              Total Variable                       1,287,130,418    1,301,670,548     1,255,541,552    1,259,613,635
              Total Fixed                          1,052,353,474    1,164,164,820     1,215,942,849    1,219,716,708
              Total Costs                          2,339,483,892    2,465,835,368     2,471,484,401    2,479,330,343
              Sum of Steam Gen                        97,201,013       92,082,543        94,384,049       97,045,750
--------------------------------------------------------------------------------------------------------------------
Total Sum of Fuel Steam $                          5,286,119,517    5,098,120,511     5,127,832,190    5,379,628,269
Total Sum of Variable O&M Steam $                    222,718,410      232,052,839       234,157,488      243,129,637
Total Sum of Fixed O&M Steam $                       931,511,267      970,159,859       967,085,666    1,004,896,063
Total Sum of Fixed Steam $                         2,752,593,749    2,792,503,405     2,733,453,399    2,749,137,899
Total Variable                                     5,508,837,927    5,330,173,350     5,361,989,678    5,622,757,906
Total Fixed                                        3,684,105,016    3,762,663,264     3,700,539,065    3,754,033,962
Total Costs                                        9,192,942,943    9,092,836,614     9,062,528,743    9,376,791,868
Total Sum of Steam Gen                               300,240,133      296,266,441       314,106,596      316,326,451
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Sub-Region    Data                                       1993       1994      1995       1996
                                                        $/MWh      $/MWh     $/MWh      $/MWh
---------------------------------------------------------------------------------------------
SE            Sum of Fuel Steam $                       21.87      20.72     18.99      23.47
              Sum of Variable O&M Steam $                0.75       0.71      0.64       0.69
              Sum of Fixed O&M Steam $                   3.40       3.23      2.93       3.14
              Sum of Fixed Steam $                       8.92       8.58      6.44       6.87
              Total Variable                            22.62      21.43     19.63      24.16
              Total Fixed                               12.32      11.81      9.38      10.01
              Total Costs                               34.94      33.24     29.01      34.17
              Sum of Steam Gen
---------------------------------------------------------------------------------------------
STHRN         Sum of Fuel Steam $                       18.85      17.76     17.21      16.60
              Sum of Variable O&M Steam $                0.87       0.89      0.86       0.85
              Sum of Fixed O&M Steam $                   3.58       3.64      3.42       3.40
              Sum of Fixed Steam $                       9.76       9.68      9.15       9.05
              Total Variable                            19.72      18.64     18.07      17.44
              Total Fixed                               13.34      13.31     12.57      12.45
              Total Costs                               33.06      31.96     30.64      29.89
              Sum of Steam Gen
---------------------------------------------------------------------------------------------
TVA           Sum of Fuel Steam $                       12.68      13.43     12.62      12.26
              Sum of Variable O&M Steam $                0.56       0.71      0.68       0.72
              Sum of Fixed O&M Steam $                   2.25       2.82      2.73       2.89
              Sum of Fixed Steam $                       8.58       9.82     10.15       9.68
              Total Variable                            13.24      14.14     13.30      12.98
              Total Fixed                               10.83      12.64     12.88      12.57
              Total Costs                               24.07      26.78     26.19      25.55
              Sum of Steam Gen
---------------------------------------------------------------------------------------------
Total Sum of Fuel Steam $                               17.61      17.21     16.33      17.01
Total Sum of Variable O&M Steam $                        0.74       0.78      0.75       0.77
Total Sum of Fixed O&M Steam $                           3.10       3.27      3.08       3.18
Total Sum of Fixed Steam $                               9.17       9.43      8.70       8.69
Total Variable                                          18.35      17.99     17.07      17.78
Total Fixed                                             12.27      12.70     11.78      11.87
Total Costs                                             30.62      30.69     28.85      29.64
Total Sum of Steam Gen
---------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-2: Southeast Nuclear Generation Embedded Cost Summary

--------------------------------------------------------------------------------------------------------------------
Sub-Region    Data                                          1993             1994              1995             1996

--------------------------------------------------------------------------------------------------------------------
SE            Sum of Fuel Nuclear $                  228,666,362      216,429,419       211,995,630      210,991,949
              Sum of Variable O&M Nuclear $           97,496,291       91,696,568        81,799,172       88,012,443
              Sum of Fixed O&M Nuclear $             401,313,363      377,517,913       330,812,881      355,737,211
              Sum of  Fixed Nuclear $              1,849,400,190    1,815,948,122     1,483,182,385    1,674,455,197
              Total Variable                         326,162,653      308,125,987       293,794,802      299,004,392
              Total Fixed                          2,250,713,553    2,193,466,035     1,813,995,266    2,030,192,408
              Total Costs                          2,576,876,206    2,501,592,022     2,107,790,068    2,329,196,800
              Sum of Nuke Gen                         34,996,064       35,329,549        34,566,276       37,422,994
--------------------------------------------------------------------------------------------------------------------
STHRN         Sum of Fuel Nuclear $                  224,754,066      249,740,179       236,918,156      232,594,371
              Sum of Variable O&M Nuclear $           95,719,685       87,083,707        88,626,819       92,542,965
              Sum of Fixed O&M Nuclear $             386,402,568      351,676,391       357,691,491      372,844,034
              Sum of  Fixed Nuclear $              1,600,549,536    1,511,299,495     1,470,513,874    1,550,345,078
              Total Variable                         320,473,751      336,823,886       325,544,975      325,137,336
              Total Fixed                          1,986,952,104    1,862,975,886     1,828,205,365    1,923,189,112
              Total Costs                          2,307,425,855    2,199,799,772     2,153,750,340    2,248,326,448
              Sum of Nuke Gen                         40,096,590       43,068,450        42,310,669       43,716,533
--------------------------------------------------------------------------------------------------------------------
TVA           Sum of Fuel Nuclear $                  134,620,098      201,473,184       142,998,266      194,190,337
              Sum of Variable O&M Nuclear $           51,235,067       54,464,251        47,948,142       68,080,077
              Sum of Fixed O&M Nuclear $             204,940,269      217,857,003       191,792,568      272,320,309
              Sum of  Fixed Nuclear $                999,959,494      914,200,075       877,064,027    1,340,142,006
              Total Variable                         185,855,165      255,937,435       190,946,408      262,270,414
              Total Fixed                          1,204,899,763    1,132,057,078     1,068,856,595    1,612,462,315
              Total Costs                          1,390,754,928    1,387,994,513     1,259,803,003    1,874,732,729
              Sum of Nuke Gen                         12,327,848       18,365,833        23,365,730       35,426,263
--------------------------------------------------------------------------------------------------------------------
Total Sum of Fuel Nuclear $                          588,040,526      667,642,782       591,912,052      637,776,657
Total Sum of Variable O&M Nuclear $                  244,451,043      233,244,526       218,374,133      248,635,485
Total Sum of Fixed O&M Nuclear $                     992,656,200      947,051,307       880,296,940    1,000,901,554
Total Sum of  Fixed Nuclear $                      4,449,909,220    4,241,447,692     3,830,760,286    4,564,942,281
Total Variable                                       832,491,569      900,887,308       810,286,185      886,412,142
Total Fixed                                        5,442,565,420    5,188,498,999     4,711,057,226    5,565,843,835
Total Costs                                        6,275,056,989    6,089,386,307     5,521,343,411    6,452,255,977
Total Sum of Nuke Gen                                 87,420,502       96,763,833       100,242,675      116,565,790
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Sub-Region    Data                                      1993       1994       1995      1996
                                                       $/MWh      $/MWh      $/MWh     $/MWh
--------------------------------------------------------------------------------------------
SE            Sum of Fuel Nuclear $                     6.53       6.13       6.13      5.64
              Sum of Variable O&M Nuclear $             2.79       2.60       2.37      2.35
              Sum of Fixed O&M Nuclear $               11.47      10.69       9.57      9.51
              Sum of  Fixed Nuclear $                  52.85      51.40      42.91     44.74
              Total Variable                            9.32       8.72       8.50      7.99
              Total Fixed                              64.31      62.09      52.48     54.25
              Total Costs                              73.63      70.81      60.98     62.24
              Sum of Nuke Gen
--------------------------------------------------------------------------------------------
STHRN         Sum of Fuel Nuclear $                     5.61       5.80       5.60      5.32
              Sum of Variable O&M Nuclear $             2.39       2.02       2.09      2.12
              Sum of Fixed O&M Nuclear $                9.64       8.17       8.45      8.53
              Sum of  Fixed Nuclear $                  39.92      35.09      34.76     35.46
              Total Variable                            7.99       7.82       7.69      7.44
              Total Fixed                              49.55      43.26      43.21     43.99
              Total Costs                              57.55      51.08      50.90     51.43
              Sum of Nuke Gen
--------------------------------------------------------------------------------------------
TVA           Sum of Fuel Nuclear $                    10.92      10.97       6.12      5.48
              Sum of Variable O&M Nuclear $             4.16       2.97       2.05      1.92
              Sum of Fixed O&M Nuclear $               16.62      11.86       8.21      7.69
              Sum of  Fixed Nuclear $                  81.11      49.78      37.54     37.83
              Total Variable                           15.08      13.94       8.17      7.40
              Total Fixed                              97.74      61.64      45.74     45.52
              Total Costs                             112.81      75.57      53.92     52.92
              Sum of Nuke Gen
--------------------------------------------------------------------------------------------
Total Sum of Fuel Nuclear $                             6.73       6.90       5.90      5.47
Total Sum of Variable O&M Nuclear $                     2.80       2.41       2.18      2.13
Total Sum of Fixed O&M Nuclear $                       11.35       9.79       8.78      8.59
Total Sum of  Fixed Nuclear $                          50.90      43.83      38.21     39.16
Total Variable                                          9.52       9.31       8.08      7.60
Total Fixed                                            62.26      53.62      47.00     47.75
Total Costs                                            71.78      62.93      55.08     55.35
Total Sum of Nuke Gen
--------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-3: Southeast Hydro Generation Embedded Cost Summary

-----------------------------------------------------------------------------------------------------------------
Subregion      Data                                        1993             1994            1995             1996

-----------------------------------------------------------------------------------------------------------------
SE             Sum of Fuel Hydro $                      843,183        1,030,216         955,941          952,033
               Sum of Variable O&M Hydro $              973,498        1,036,972         907,702        1,238,416
               Sum of Fixed O&M Hydro $               7,204,249        7,282,389       6,793,227        8,293,296
               Sum of  Fixed Hydro $                105,891,391      127,984,741     131,648,919      134,631,576
               Total Variable                         1,816,681        2,067,188       1,863,643        2,190,449
               Total Fixed                          113,095,640      135,267,130     138,442,146      142,924,872
               Total Costs                          114,912,321      137,334,318     140,305,789      145,115,321
               Sum of Hydro Gen                       1,728,722        1,507,454       1,295,965        1,385,968
-----------------------------------------------------------------------------------------------------------------
STHRN          Sum of Fuel Hydro $                      719,237          936,811       1,494,060        2,221,409
               Sum of Variable O&M Hydro $            5,357,022        5,413,183       7,771,422        7,094,931
               Sum of Fixed O&M Hydro $              21,802,102       22,134,079      31,790,875      289,644,461
               Sum of  Fixed Hydro $                171,458,668      169,872,115     226,730,715      279,543,857
               Total Variable                         6,076,259        6,349,994       9,265,482        9,316,340
               Total Fixed                          193,260,770      192,006,194     258,521,590      308,488,318
               Total Costs                          199,337,029      198,356,188     267,787,072      317,804,658
               Sum of Hydro Gen                      15,643,863       15,673,151      14,539,342       16,235,920
-----------------------------------------------------------------------------------------------------------------
TVA            Sum of Fuel Hydro $                       41,672           29,494          76,221           21,951
               Sum of Variable O&M Hydro $           12,012,020       13,206,991       9,172,183        8,948,955
               Sum of Fixed O&M Hydro $              48,048,080       52,827,963      36,688,732       35,795,819
               Sum of  Fixed Hydro $                185,063,894      189,175,638     179,631,657      164,262,687
               Total Variable                        12,053,692       13,236,485       9,248,404        8,970,906
               Total Fixed                          233,111,974      242,003,601     216,320,389      200,058,506
               Total Costs                          245,165,666      255,240,086     225,568,793      209,029,412
               Sum of Hydro Gen                      22,059,186       24,961,393      17,819,970       20,785,284
-----------------------------------------------------------------------------------------------------------------
Total Sum of Fuel Hydro $                             1,604,092        1,996,521       2,526,222        3,195,393
Total Sum of Variable O&M Hydro $                    18,342,540       19,657,146      17,851,307       17,282,302
Total Sum of Fixed O&M Hydro $                       77,054,431       82,244,431      75,272,834      333,733,576
Total Sum of  Fixed Hydro $                         462,413,953      487,032,494     538,011,291      578,438,120
Total Variable                                       19,946,632       21,653,667      20,377,529       20,477,695
Total Fixed                                         539,468,384      569,276,925     613,284,125      651,471,696
Total Costs                                         559,415,016      590,930,592     633,661,654      671,949,391
Total Sum of Hydro Gen                               39,431,771       42,141,998      33,655,277       38,407,172
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Subregion      Data                                          1993        1994       1995        1996
                                                            $/MWh       $/MWh      $/MWh       $/MWh
----------------------------------------------------------------------------------------------------
SE             Sum of Fuel Hydro $                           0.49        0.68       0.74        0.69
               Sum of Variable O&M Hydro $                   0.56        0.69       0.70        0.89
               Sum of Fixed O&M Hydro $                      4.17        4.83       5.24        5.98
               Sum of  Fixed Hydro $                        61.25       84.90     101.58       97.14
               Total Variable                                1.05        1.37       1.44        1.58
               Total Fixed                                  65.42       89.73     106.83      103.12
               Total Costs                                  66.47       91.10     108.26      104.70
               Sum of Hydro Gen
----------------------------------------------------------------------------------------------------
STHRN          Sum of Fuel Hydro $                           0.05        0.06       0.10        0.14
               Sum of Variable O&M Hydro $                   0.34        0.35       0.53        0.44
               Sum of Fixed O&M Hydro $                      1.39        1.41       2.19       17.84
               Sum of  Fixed Hydro $                        10.96       10.84      15.59       17.22
               Total Variable                                0.39        0.41       0.64        0.57
               Total Fixed                                  12.35       12.25      17.78       19.00
               Total Costs                                  12.74       12.66      18.42       19.57
               Sum of Hydro Gen
----------------------------------------------------------------------------------------------------
TVA            Sum of Fuel Hydro $                           0.00        0.00       0.00        0.00
               Sum of Variable O&M Hydro $                   0.54        0.53       0.51        0.43
               Sum of Fixed O&M Hydro $                      2.18        2.12       2.06        1.72
               Sum of  Fixed Hydro $                         8.39        7.58      10.08        7.90
               Total Variable                                0.55        0.53       0.52        0.43
               Total Fixed                                  10.57        9.70      12.14        9.63
               Total Costs                                  11.11       10.23      12.66       10.06
               Sum of Hydro Gen
----------------------------------------------------------------------------------------------------
Total Sum of Fuel Hydro $                                    0.04        0.05       0.08        0.08
Total Sum of Variable O&M Hydro $                            0.47        0.47       0.53        0.45
Total Sum of Fixed O&M Hydro $                               1.95        1.95       2.24        8.69
Total Sum of  Fixed Hydro $                                 11.73       11.56      15.99       15.06
Total Variable                                               0.51        0.51       0.61        0.53
Total Fixed                                                 13.68       13.51      18.22       16.96
Total Costs                                                 14.19       14.02      18.83       17.50
Total Sum of Hydro Gen
----------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-4: Southeast Other Generation Embedded Cost Summary

-------------------------------------------------------------------------------------------------------------------
Sub-Region     Data                                           1993            1994             1995            1996

-------------------------------------------------------------------------------------------------------------------
SE             Sum of Fuel Oth Prod $                      706,773       1,778,521        1,194,688       1,322,491
               Sum of Variable O&M Oth Prod $              208,314         190,282          303,888         295,925
               Sum of Fixed O&M Oth Prod $               2,140,065       2,068,002        2,522,751       2,490,503
               Sum of Tot Fixed Oth Prod $               4,869,173       4,364,191        3,510,232       3,430,878
               Total Variable                              915,087       1,968,803        1,498,576       1,618,416
               Total Fixed                               7,009,238       6,432,193        6,032,983       5,921,381
               Total Costs                               7,924,325       8,400,996        7,531,559       7,539,797
               Sum of  Other Gen                            13,196          10,967           13,811          15,433
-------------------------------------------------------------------------------------------------------------------
STHRN          Sum of Fuel Oth Prod $                    9,119,315       6,203,219       26,269,325      37,121,491
               Sum of Variable O&M Oth Prod $            2,773,369       2,476,832        3,331,386       4,054,290
               Sum of Fixed O&M Oth Prod $              11,881,664      10,747,245       14,412,432      17,952,603
               Sum of Tot Fixed Oth Prod $              14,072,126      33,870,025       67,243,904      95,630,028
               Total Variable                           11,892,684       8,680,051       29,600,711      41,175,781
               Total Fixed                              25,953,790      44,617,270       81,656,336     113,582,631
               Total Costs                              37,846,474      53,297,321      111,257,047     154,758,412
               Sum of  Other Gen                           669,155         998,688        1,141,764       1,759,487
-------------------------------------------------------------------------------------------------------------------
TVA            Sum of Fuel Oth Prod $                   16,071,564      12,219,294       14,205,537      10,921,640
               Sum of Variable O&M Oth Prod $              657,439         788,588          923,354         922,704
               Sum of Fixed O&M Oth Prod $               2,629,757       3,154,354        3,693,416       3,690,815
               Sum of Tot Fixed Oth Prod $              49,251,345      56,295,061       57,222,758      55,319,992
               Total Variable                           16,729,003      13,007,882       15,128,891      11,844,344
               Total Fixed                              51,881,102      59,449,415       60,916,174      59,010,807
               Total Costs                              68,610,105      72,457,297       76,045,065      70,855,151
               Sum of  Other Gen                           316,931         239,032          393,396         217,207
-------------------------------------------------------------------------------------------------------------------
Total Sum of Fuel Oth Prod $                            25,897,652      20,201,034       41,669,550      49,365,622
Total Sum of Variable O&M Oth Prod $                     3,639,122       3,455,702        4,558,628       5,272,919
Total Sum of Fixed O&M Oth Prod $                       16,651,486      15,969,601       20,628,599      24,133,921
Total Sum of Tot Fixed Oth Prod $                       68,192,643      94,529,278      127,976,894     154,380,898
Total Variable                                          29,536,774      23,656,736       46,228,178      54,638,541
Total Fixed                                             84,844,129     110,498,879      148,605,493     178,514,819
Total Costs                                            114,380,903     134,155,615      194,833,671     233,153,360
Total Sum of  Other Gen                                    999,282       1,248,687        1,548,971       1,992,127
-------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Sub-Region     Data                                             1993       1994       1995       1996
                                                               $/MWh      $/MWh      $/MWh      $/MWh
-----------------------------------------------------------------------------------------------------
SE             Sum of Fuel Oth Prod $                          53.56     162.17      86.50      85.69
               Sum of Variable O&M Oth Prod $                  15.79      17.35      22.00      19.17
               Sum of Fixed O&M Oth Prod $                    162.17     188.57     182.67     161.38
               Sum of Tot Fixed Oth Prod $                    368.98     397.94     254.17     222.31
               Total Variable                                  69.34     179.52     108.51     104.87
               Total Fixed                                    531.15     586.50     436.83     383.68
               Total Costs                                    600.50     766.02     545.34     488.55
               Sum of  Other Gen
-----------------------------------------------------------------------------------------------------
STHRN          Sum of Fuel Oth Prod $                          13.63       6.21      23.01      21.10
               Sum of Variable O&M Oth Prod $                   4.14       2.48       2.92       2.30
               Sum of Fixed O&M Oth Prod $                     17.76      10.76      12.62      10.20
               Sum of Tot Fixed Oth Prod $                     21.03      33.91      58.89      54.35
               Total Variable                                  17.77       8.69      25.93      23.40
               Total Fixed                                     38.79      44.68      71.52      64.55
               Total Costs                                     56.56      53.37      97.44      87.96
               Sum of  Other Gen
-----------------------------------------------------------------------------------------------------
TVA            Sum of Fuel Oth Prod $                          50.71      51.12      36.11      50.28
               Sum of Variable O&M Oth Prod $                   2.07       3.30       2.35       4.25
               Sum of Fixed O&M Oth Prod $                      8.30      13.20       9.39      16.99
               Sum of Tot Fixed Oth Prod $                    155.40     235.51     145.46     254.69
               Total Variable                                  52.78      54.42      38.46      54.53
               Total Fixed                                    163.70     248.71     154.85     271.68
               Total Costs                                    216.48     303.13     193.30     326.21
               Sum of  Other Gen
-----------------------------------------------------------------------------------------------------
Total Sum of Fuel Oth Prod $                                   25.92      16.18      26.90      24.78
Total Sum of Variable O&M Oth Prod $                            3.64       2.77       2.94       2.65
Total Sum of Fixed O&M Oth Prod $                              16.66      12.79      13.32      12.11
Total Sum of Tot Fixed Oth Prod $                              68.24      75.70      82.62      77.50
Total Variable                                                 29.56      18.95      29.84      27.43
Total Fixed                                                    84.91      88.49      95.94      89.61
Total Costs                                                   114.46     107.44     125.78     117.04
Total Sum of  Other Gen
-----------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-5: Southeast Total Generation Embedded Cost Summary

-------------------------------------------------------------------------------------------------------------------
Sub-Region   Data                                       1993               1994              1995              1996

-------------------------------------------------------------------------------------------------------------------
SE           Sum of Fuel Total $               1,867,532,387      1,868,059,363     1,862,044,354     2,092,774,453
             Sum of Variable O&M Total $         154,788,958        149,459,506       138,567,175       144,891,245
             Sum of Fixed O&M Total $            664,848,108        643,591,122       594,591,197       618,054,741
             Sum of Fixed Total $              2,628,021,478      2,630,874,090     2,177,515,045     2,362,347,881
             Total Variable                    2,022,321,345      2,017,518,869     2,000,611,529     2,237,665,698
             Total Fixed                       3,292,869,586      3,274,465,212     2,772,106,242     2,980,402,622
             Total Costs                       5,315,190,931      5,291,984,081     4,772,717,771     5,218,068,320
             Sum of Total Gen                    111,592,339        116,414,552       122,643,983       118,900,272
-------------------------------------------------------------------------------------------------------------------
STHRN        Sum of Fuel Total $               2,650,887,219      2,469,510,964     2,553,488,940     2,582,567,092
             Sum of Variable O&M Total $         215,836,060        205,488,878       213,915,846       221,354,195
             Sum of Fixed O&M Total $            878,920,888        837,986,761       858,858,704     1,153,310,764
             Sum of Fixed Total $              3,036,946,162      2,920,811,179     2,980,484,957     3,185,602,590
             Total Variable                    2,866,723,279      2,674,999,842     2,767,404,786     2,803,921,287
             Total Fixed                       3,915,867,050      3,758,797,940     3,839,343,661     4,078,213,354
             Total Costs                       6,782,590,329      6,433,797,782     6,606,748,447     6,882,134,641
             Sum of Total Gen                    184,594,371        184,357,607       190,946,391       200,916,764
-------------------------------------------------------------------------------------------------------------------
TVA          Sum of Fuel Total $               1,383,242,181      1,450,390,521     1,348,406,720     1,394,624,396
             Sum of Variable O&M Total $         118,526,097        133,461,829       122,458,535       148,074,903
             Sum of Fixed O&M Total $            474,104,388        533,847,315       489,834,138       592,299,609
             Sum of Fixed Total $              2,068,141,925      2,063,827,599     2,072,201,869     2,498,948,727
             Total Variable                    1,501,768,278      1,583,852,350     1,470,865,255     1,542,699,299
             Total Fixed                       2,542,246,313      2,597,674,914     2,562,036,007     3,091,248,336
             Total Costs                       4,044,014,591      4,181,527,264     4,032,901,262     4,633,947,635
             Sum of Total Gen                    131,904,978        135,648,800       135,963,145       153,474,504
-------------------------------------------------------------------------------------------------------------------
Total Sum of Fuel Total $                      5,901,661,787      5,787,960,848     5,763,940,014     6,069,965,941
Total Sum of Variable O&M Total $                489,151,115        488,410,213       474,941,556       514,320,343
Total Sum of Fixed O&M Total $                 2,017,873,384      2,015,425,198     1,943,284,039     2,363,665,114
Total Sum of Fixed Total $                     7,733,109,565      7,615,512,868     7,230,201,871     8,046,899,198
Total Variable                                 6,390,812,902      6,276,371,061     6,238,881,570     6,584,286,284
Total Fixed                                    9,750,982,949      9,630,938,066     9,173,485,910    10,149,864,312
Total Costs                                   16,141,795,851     15,907,309,127    15,412,367,480    16,734,150,596
Total Sum of Total Gen                           428,091,688        436,420,958       449,553,519       473,291,540
-------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Sub-Region   Data                                      1993     1994      1995     1996
                                                      $/MWh    $/MWh     $/MWh    $/MWh
---------------------------------------------------------------------------------------
SE           Sum of Fuel Total $                      16.74    16.05     15.18    17.60
             Sum of Variable O&M Total $               1.39     1.28      1.13     1.22
             Sum of Fixed O&M Total $                  5.96     5.53      4.85     5.20
             Sum of Fixed Total $                     23.55    22.60     17.75    19.87
             Total Variable                           18.12    17.33     16.31    18.82
             Total Fixed                              29.51    28.13     22.60    25.07
             Total Costs                              47.63    45.46     38.92    43.89
             Sum of Total Gen
---------------------------------------------------------------------------------------
STHRN        Sum of Fuel Total $                      14.36    13.40     13.37    12.85
             Sum of Variable O&M Total $               1.17     1.11      1.12     1.10
             Sum of Fixed O&M Total $                  4.76     4.55      4.50     5.74
             Sum of Fixed Total $                     16.45    15.84     15.61    15.86
             Total Variable                           15.53    14.51     14.49    13.96
             Total Fixed                              21.21    20.39     20.11    20.30
             Total Costs                              36.74    34.90     34.60    34.25
             Sum of Total Gen
---------------------------------------------------------------------------------------
TVA          Sum of Fuel Total $                      10.49    10.69      9.92     9.09
             Sum of Variable O&M Total $               0.90     0.98      0.90     0.96
             Sum of Fixed O&M Total $                  3.59     3.94      3.60     3.86
             Sum of Fixed Total $                     15.68    15.21     15.24    16.28
             Total Variable                           11.39    11.68     10.82    10.05
             Total Fixed                              19.27    19.15     18.84    20.14
             Total Costs                              30.66    30.83     29.66    30.19
             Sum of Total Gen
---------------------------------------------------------------------------------------
Total Sum of Fuel Total $                             13.79    13.26     12.82    12.83
Total Sum of Variable O&M Total $                      1.14     1.12      1.06     1.09
Total Sum of Fixed O&M Total $                         4.71     4.62      4.32     4.99
Total Sum of Fixed Total $                            18.06    17.45     16.08    17.00
Total Variable                                        14.93    14.38     13.88    13.91
Total Fixed                                           22.78    22.07     20.41    21.45
Total Costs                                           37.71    36.45     34.28    35.36
Total Sum of Total Gen
---------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-6: Expansion Unit Characteristics - SE

----------------------------------------------------------------------
Item                           Unit           CT         CC       Coal
----------------------------------------------------------------------
Assumptions
Capacity                       MW            230        360        500
Cost                           $/kW          300        500      1,100
Capacity Factor*               %              15%        85%        85%
Annual Maintenance             Weeks           2          3          4
Forced Outage                  %             2.5%       2.5%       5.0%
Fuel Cost                      $/MMBtu      2.24       2.24       1.37
Fixed O&M                      $/kW-yr      4.00      12.00      29.00
Variable O&M                   $/MWh        3.50       0.75       1.50
Heat Rate                      Btu/kWh     9,700      6,600      9,600
Percent Equity                 %              30%        30%        30%
Discount Rate                  %             8.5%       8.5%       8.5%
Return on Equity               %              14%        14%        14%
Project Life                   Years          20         20         20
Installed Cost                 ($000)     69,000    180,000    550,000
Fixed O&M                      ($000)        920      4,320     14,500
Amount of Equity               ($000)     20,700     54,000    165,000
Amount of Debt                 ($000)     48,300    126,000    385,000
----------------------------------------------------------------------
Annual Fixed Costs
Total Debt                     ($000)      5,104     13,315     40,683
  Interest                     ($000)      4,106     10,710     32,725
  Principal                    ($000)        998      2,605      7,958
ROI                            ($000)      2,898      7,560     23,100
Fixed O&M                      ($000)        920      4,320     14,500
Taxes                          ($000)      1,265      3,218     12,375
Total Fixed                    ($000)     10,187     28,413     90,658
----------------------------------------------------------------------
Cost Summary
Variable Costs                 $/MWh       25.23      15.53      14.65
Fixed Costs                    $/MWh       33.71      10.60      24.35
Total Costs                    $/MWh       58.93      26.13      39.00
----------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-7: Expansion Unit Characteristics - Southern

---------------------------------------------------------------------------------------------
Item                          Unit           CT         CC       Coal    USGen CT   Mid-GA CC
---------------------------------------------------------------------------------------------
Assumptions
Capacity                      MW            230        360        500        215          300
Cost                          $/kW          300        500      1,100        238          415
Capacity Factor*              %            15.0%      85.0%      85.0%      15.0%        85.0%
Annual Maintenance            Weeks           2          3          4          2            3
Forced Outage                 %             2.5%       2.5%       5.0%       2.5%         2.5%
Fuel Cost                     $/MMBtu      2.38       2.38       1.44       2.38         2.38
Fixed O&M                     $/kW-yr         4         12         29          8           12
Variable O&M                  $/MWh        3.50       0.75       2.50       3.50         3.50
Heat Rate                     Btu/kWh     9,700      6,600      9,600      9,700        7,500
Percent Equity                %            30.0%      30.0%      30.0%      30.0%        30.0%
Discount Rate                 %             8.5%       8.5%       8.5%       8.5%         8.5%
Return on Equity              %            14.0%      14.0%      14.0%      14.0%        15.0%
Project Life                  Years          20         20         20         20           20
Installed Cost                ($000)     69,000    180,000    550,000     51,170      124,500
Fixed O&M                     ($000)        920      4,320     14,500      1,720        3,600
Amount of Equity              ($000)     20,700     54,000    165,000     15,351       37,350
Amount of Debt                ($000)     48,300    126,000    385,000     35,819       87,150
-----------------------------------------------------------------------------------------------
Annual Fixed Costs
Total Debt                    ($000)      5,104     13,315     40,683      3,785        9,209
  Interest                    ($000)      4,106     10,710     32,725      3,045        7,408
  Principal                   ($000)        998      2,605      7,958        740        1,801
ROI                           ($000)      2,898      7,560     23,100      2,149        5,603
Fixed O&M                     ($000)        920      4,320     14,500      1,720        3,600
Taxes                         ($000)      1,265      3,218     12,375      1,184        2,681
Total Fixed                   ($000)     10,187     28,413     90,658      8,838       21,093
-----------------------------------------------------------------------------------------------
Cost Summary
Variable Costs                $/MWh       26.59      16.46      16.32      26.59        21.35
Fixed Costs                   $/MWh       33.71      10.60      24.35      31.28         9.44
Total Costs                   $/MWh       60.29      27.06      40.67      57.87        30.79
-----------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit III-8: Expansion Unit Characteristics-TVA

----------------------------------------------------------------------------------
Item                            Unit           CT         CC       Coal  Red Hills
----------------------------------------------------------------------------------
Assumptions
Capacity                        MW            230        360        500        440
Cost                            $/kW          300        500      1,100      1,050
Capacity Factor*                %            15.0%      85.0%      85.0%      85.0%
Annual Maintenance              Weeks           2          3          4          4
Forced Outage                   %             2.5%       2.5%       5.0%       5.0%
Fuel Cost                       $/MMBtu      2.34       2.34       1.30       1.00
Fixed O&M                       $/kW-yr      4.00      12.00      29.00      29.00
Variable O&M                    $/MWh        3.50       0.75       1.50       1.50
Heat Rate                       Btu/kWh     9,700      6,600      9,600      9,600
Percent Equity                  %            30.0%      30.0%      30.0%      30.0%
Discount Rate                   %             8.5%       8.5%       8.5%       8.5%
Return on Equity                %            14.0%      14.0%      14.0%      14.0%
Project Life                    Years          20         20         20         20
Installed Cost                  ($000)     69,000    180,000    550,000    462,000
Fixed O&M                       ($000)        920      4,320     14,500     12,760
Amount of Equity                ($000)     20,700     54,000    165,000    138,600
Amount of Debt                  ($000)     48,300    126,000    385,000    323,400
----------------------------------------------------------------------------------
Annual Fixed Costs
Total Debt                      ($000)      5,104     13,315     40,683     34,174
  Interest                      ($000)      4,106     10,710     32,725     27,489
  Principal                     ($000)        998      2,605      7,958      6,685
ROI                             ($000)      2,898      7,560     23,100     19,404
Fixed O&M                       ($000)        920      4,320     14,500     12,760
Taxes                           ($000)      1,265      3,218     12,375     10,890
Total Fixed                     ($000)     10,187     28,413     90,658     77,228
----------------------------------------------------------------------------------
Cost Summary
Variable Costs                  $/MWh       26.20      16.19      13.98      11.10
Fixed Costs                     $/MWh       33.71      10.60      24.35      23.57
Total Costs                     $/MWh       59.90      26.79      38.33      34.67
----------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

                                                                         CC Pace

--------------------------------------------------------------------------------
                                 ATTACHMENT IV
                 FULE PRICING ASSUMPTIONS & SUPPORTING ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit IV-1: Southeast Coal Percent of Volumes Purchased "Over-Market" Costs

------------------------------------------------------------------------------------------------------------------------------
                       Barry     Crist     Gadsden      Gaston      Gorgas     Greene County         Miller   White Bluff
------------------------------------------------------------------------------------------------------------------------------
1996                      60%      100%         85%         85%         50%               30%            58%           85%
1997                      60%      100%         85%         85%         50%               30%            58%           85%
1998                      60%      100%         85%         85%         50%               30%            58%           85%
1999                      45%      100%         64%         64%         38%               23%            44%           64%
2000                      45%      100%         64%         64%         38%               23%            44%           64%
2001                      45%      100%         64%         64%         38%               23%            44%           64%
2002                      23%      100%         32%         32%         19%               11%            22%           32%
2003                      23%      100%         32%         32%         19%               11%            22%           32%
2004                      23%       50%         32%         32%         19%               11%            22%           32%
2005                       0%       50%          0%          0%          0%                0%             0%            0%
2006                       0%       50%          0%          0%          0%                0%             0%            0%
2007                       0%        0%          0%          0%          0%                0%             0%            0%
2008                       0%        0%          0%          0%          0%                0%             0%            0%
2009                       0%        0%          0%          0%          0%                0%             0%            0%
2010                       0%        0%          0%          0%          0%                0%             0%            0%
2011                       0%        0%          0%          0%          0%                0%             0%            0%
2012                       0%        0%          0%          0%          0%                0%             0%            0%
2013                       0%        0%          0%          0%          0%                0%             0%            0%
2014                       0%        0%          0%          0%          0%                0%             0%            0%
2015                       0%        0%          0%          0%          0%                0%             0%            0%
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                       Bowen    Harlee Branch     Scherer    Smith   Wansley   Flint Creek   Welsh     Morrow    Allen (TN)
-----------------------------------------------------------------------------------------------------------------------------
1996                      10%              23%         21%      52%       65%           65%     65%       100%            0%
1997                      10%              23%         21%      52%       65%           65%     65%       100%            0%
1998                      10%              23%         21%      52%       65%           65%     65%       100%            0%
1999                       8%              17%         16%     100%       49%           49%     49%        75%            0%
2000                       8%              17%         16%     100%       49%           49%     49%        75%            0%
2001                       8%              17%         16%     100%       49%           49%     49%        75%            0%
2002                       4%               8%          8%     100%       24%           24%     24%        38%            0%
2003                       4%               8%          8%     100%       24%           24%     24%        38%            0%
2004                       4%               8%          8%      50%       24%           24%     24%        38%            0%
2005                       0%               0%          0%      50%        0%            0%      0%         0%            0%
2006                       0%               0%          0%      50%        0%            0%      0%         0%            0%
2007                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2008                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2009                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2010                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2011                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2012                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2013                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2014                       0%               0%          0%       0%        0%            0%      0%         0%            0%
2015                       0%               0%          0%       0%        0%            0%      0%         0%            0%
-----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                         Bull Run  Colbert   Gallatin   Johnsonville    Shawnee     Widows Creek
-------------------------------------------------------------------------------------------------
1996                           19%      25%        26%            23%        40%              17%
1997                           19%      25%        26%            23%        40%              17%
1998                           19%      25%        26%            23%        40%              17%
1999                           15%      19%        19%            18%        30%              12%
2000                           15%      19%        19%            18%        30%              12%
2001                           15%      19%        19%            18%        30%              12%
2002                            7%       9%        10%             9%        15%               6%
2003                            7%       9%        10%             9%        15%               6%
2004                            7%       9%        10%             9%        15%               6%
2005                            0%       0%         0%             0%         0%               0%
2006                            0%       0%         0%             0%         0%               0%
2007                            0%       0%         0%             0%         0%               0%
2008                            0%       0%         0%             0%         0%               0%
2009                            0%       0%         0%             0%         0%               0%
2010                            0%       0%         0%             0%         0%               0%
2011                            0%       0%         0%             0%         0%               0%
2012                            0%       0%         0%             0%         0%               0%
2013                            0%       0%         0%             0%         0%               0%
2014                            0%       0%         0%             0%         0%               0%
2015                            0%       0%         0%             0%         0%               0%
-------------------------------------------------------------------------------------------------

Exhibit IV-2: Southeast Coal "Over-Market" Cost Forecast

-------------------------------------------------------------------------------------------------------------------------------
                       Barry     Crist     Gadsden      Gaston      Gorgas     Greene County         Miller   White Bluff
-------------------------------------------------------------------------------------------------------------------------------
1996                     204       216         191         212         180               153            190           186
1997                     204       216         191         212         180               153            190           186
1998                     204       216         191         212         180               153            190           186
1999                     204       216         191         212         180               153            190           186
2000                     204       216         191         212         180               153            190           186
2001                     204       216         191         212         180               153            190           186
2002                     204       216         191         212         180               153            190           186
2003                     204       216         191         212         180               153            190           186
2004                     204       216         191         212         180               153            190           186
2005                     204       216         191         212         180               153            190           186
2006                     204       216         191         212         180               153            190           186
2007                     204       216         191         212         180               153            190           186
2008                     204       216         191         212         180               153            190           186
2009                     204       216         191         212         180               153            190           186
2010                     204       216         191         212         180               153            190           186
2011                     204       216         191         212         180               153            190           186
2012                     204       216         191         212         180               153            190           186
2013                     204       216         191         212         180               153            190           186
2014                     204       216         191         212         180               153            190           186
2015                     204       216         191         212         180               153            190           186
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                       Bowen    Harlee Branch     Scherer    Smith   Wansley   Flint Creek   Welsh     Morrow    Allen (TN)
------------------------------------------------------------------------------------------------------------------------------
1996                     171              175         230      202       208           162     200         --           132
1997                     171              175         230      202       208           162     200         --           132
1998                     171              175         230      202       208           162     200         --           132
1999                     171              175         230      202       208           162     200         --           132
2000                     171              175         230      202       208           162     200         --           132
2001                     171              175         230      202       208           162     200         --           132
2002                     171              175         230      202       208           162     200         --           132
2003                     171              175         230      202       208           162     200         --           132
2004                     171              175         230      202       208           162     200         --           132
2005                     171              175         230      202       208           162     200         --           132
2006                     171              175         230      202       208           162     200         --           132
2007                     171              175         230      202       208           162     200         --           132
2008                     171              175         230      202       208           162     200         --           132
2009                     171              175         230      202       208           162     200         --           132
2010                     171              175         230      202       208           162     200         --           132
2011                     171              175         230      202       208           162     200         --           132
2012                     171              175         230      202       208           162     200         --           132
2013                     171              175         230      202       208           162     200         --           132
2014                     171              175         230      202       208           162     200         --           132
2015                     171              175         230      202       208           162     200         --           132
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                         Bull Run  Colbert   Gallatin   Johnsonville    Shawnee     Widows Creek
-------------------------------------------------------------------------------------------------
1996                          115      126        126            123        137              134
1997                          115      126        126            123        137              134
1998                          115      126        126            123        137              134
1999                          115      126        126            123        137              134
2000                          115      126        126            123        137              134
2001                          115      126        126            123        137              134
2002                          115      126        126            123        137              134
2003                          115      126        126            123        137              134
2004                          115      126        126            123        137              134
2005                          115      126        126            123        137              134
2006                          115      126        126            123        137              134
2007                          115      126        126            123        137              134
2008                          115      126        126            123        137              134
2009                          115      126        126            123        137              134
2010                          115      126        126            123        137              134
2011                          115      126        126            123        137              134
2012                          115      126        126            123        137              134
2013                          115      126        126            123        137              134
2014                          115      126        126            123        137              134
2015                          115      126        126            123        137              134
-------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit IV-3: Southeast Coal Market Cost Forecast

-------------------------------------------------------------------------------------------------------------------------------
                       Barry     Crist     Gadsden      Gaston      Gorgas     Greene County         Miller   White Bluff
-------------------------------------------------------------------------------------------------------------------------------
1996                     134       141         130         142         142               122            134           158
1997                     133       140         129         141         141               121            133           156
1998                     131       138         128         139         139               120            131           155
1999                     130       137         126         138         138               118            130           153
2000                     129       135         125         136         136               117            129           152
2001                     127       134         124         135         135               116            127           150
2002                     126       133         123         134         134               115            126           149
2003                     125       131         121         132         132               114            125           147
2004                     124       130         120         131         131               113            124           146
2005                     122       129         119         130         130               111            122           144
2006                     121       128         118         128         128               110            121           143
2007                     120       126         117         127         127               109            120           141
2008                     119       125         115         126         126               108            119           140
2009                     118       124         114         125         125               107            118           139
2010                     116       122         113         123         123               106            116           137
2011                     115       121         112         122         122               105            115           136
2012                     114       120         111         121         121               104            114           135
2013                     113       119         110         120         120               103            113           133
2014                     112       118         109         119         119               102            112           132
2015                     111       116         108         117         117               101            111           131
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                       Bowen    Harlee Branch     Scherer    Smith   Wansley   Flint Creek   Welsh     Morrow    Allen (TN)
---------------------------------------------------------------------------------------------------------------------------
1996                     136              149         159      141       145           108     135        134           110
1997                     135              148         157      140       144           107     134        133           110
1998                     134              146         156      138       142           106     132        131           110
1999                     132              145         154      137       141           105     131        130           110
2000                     131              143         153      135       139           104     130        129           110
2001                     130              142         151      134       138           103     128        127           110
2002                     128              140         149      133       137           102     127        126           110
2003                     127              139         148      131       135           101     126        125           110
2004                     126              137         147      130       134           100     125        124           110
2005                     125              136         145      129       132            99     123        122           110
2006                     123              135         144      128       131            98     122        121           110
2007                     122              133         142      126       130            97     121        120           110
2008                     121              132         141      125       129            96     120        119           110
2009                     120              131         139      124       127            95     118        118           110
2010                     119              129         138      122       126            94     117        116           110
2011                     117              128         137      121       125            93     116        115           110
2012                     116              127         135      120       123            92     115        114           110
2013                     115              126         134      119       122            91     114        113           110
2014                     114              124         132      118       121            90     113        112           110
2015                     113              123         131      116       120            89     112        111           110
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                          Bull Run  Colbert   Gallatin   Johnsonville    Shawnee     Widows Creek
--------------------------------------------------------------------------------------------------
1996                           107      112        113            114        117              110
1997                           107      112        113            114        117              110
1998                           107      112        113            114        117              110
1999                           107      112        113            114        117              110
2000                           107      112        113            114        117              110
2001                           107      112        113            114        117              110
2002                           107      112        113            114        117              110
2003                           107      112        113            114        117              110
2004                           107      112        113            114        117              110
2005                           107      112        113            114        117              110
2006                           107      112        113            114        117              110
2007                           107      112        113            114        117              110
2008                           107      112        113            114        117              110
2009                           107      112        113            114        117              110
2010                           107      112        113            114        117              110
2011                           107      112        113            114        117              110
2012                           107      112        113            114        117              110
2013                           107      112        113            114        117              110
2014                           107      112        113            114        117              110
2015                           107      112        113            114        117              110
--------------------------------------------------------------------------------------------------

Exhibit IV-4: Southeast Coal "Over-Market" Plant Level Cost Forecast

-------------------------------------------------------------------------------------------------------------------------------
Year                   Barry     Crist     Gadsden      Gaston      Gorgas        Greene Cty         Miller   White Bluff
-------------------------------------------------------------------------------------------------------------------------------
1996                     176       216         182         202         161               131            166           182
1997                     175       216         182         201         160               130            166           182
1998                     175       216         181         201         160               130            165           181
1999                     163       216         168         185         154               126            156           174
2000                     163       216         167         185         153               125            155           174
2001                     162       216         167         184         152               124            155           173
2002                     144       216         144         159         142               119            140           161
2003                     143       216         144         158         141               118            139           160
2004                     142       173         143         157         140               117            138           159
2005                     122       172         119         130         130               111            122           144
2006                     121       172         118         128         128               110            121           143
2007                     120       126         117         127         127               109            120           141
2008                     119       125         115         126         126               108            119           140
2009                     118       124         114         125         125               107            118           139
2010                     116       122         113         123         123               106            116           137
2011                     115       121         112         122         122               105            115           136
2012                     114       120         111         121         121               104            114           135
2013                     113       119         110         120         120               103            113           133
2014                     112       118         109         119         119               102            112           132
2015                     111       116         108         117         117               101            111           131
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Year                   Bowen    Harlee Branch     Scherer    Crist   Wansley   Flint Creek   Welsh     Morrow    Allen (TN)
----------------------------------------------------------------------------------------------------------------------------
1996                     140              155         174      173       186           143     177         --           110
1997                     139              154         172      172       185           143     177         --           110
1998                     138              153         171      171       185           142     176         --           110
1999                     135              150         166      202       174           133     165         33           110
2000                     134              149         165      202       173           132     164         32           110
2001                     133              147         163      202       172           132     163         32           110
2002                     130              143         156      202       154           116     145         79           110
2003                     129              142         154      202       153           116     144         78           110
2004                     128              141         153      166       152           115     143         77           110
2005                     125              136         145      165       132            99     123        122           110
2006                     123              135         144      165       131            98     122        121           110
2007                     122              133         142      126       130            97     121        120           110
2008                     121              132         141      125       129            96     120        119           110
2009                     120              131         139      124       127            95     118        118           110
2010                     119              129         138      122       126            94     117        116           110
2011                     117              128         137      121       125            93     116        115           110
2012                     116              127         135      120       123            92     115        114           110
2013                     115              126         134      119       122            91     114        113           110
2014                     114              124         132      118       121            90     113        112           110
2015                     113              123         131      116       120            89     112        111           110
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Year                      Bull Run  Colbert   Gallatin   Johnsonville    Shawnee     Widows Creek
--------------------------------------------------------------------------------------------------
1996                           109      116        116            116        125              114
1997                           109      116        116            116        125              114
1998                           109      116        116            116        125              114
1999                           108      115        115            115        123              113
2000                           108      115        115            115        123              113
2001                           108      115        115            115        123              113
2002                           108      113        114            114        120              112
2003                           108      113        114            114        120              112
2004                           108      113        114            114        120              112
2005                           107      112        113            114        117              110
2006                           107      112        113            114        117              110
2007                           107      112        113            114        117              110
2008                           107      112        113            114        117              110
2009                           107      112        113            114        117              110
2010                           107      112        113            114        117              110
2011                           107      112        113            114        117              110
2012                           107      112        113            114        117              110
2013                           107      112        113            114        117              110
2014                           107      112        113            114        117              110
2015                           107      112        113            114        117              110
--------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit IV-5: Southeast Coal Market Based Cost Forecast

-------------------------------------------------------------------------------------------------------------------------
Year   Lowman     Big Cajun 2   Dolet Hills    Rodemacher  Independence    Arkwright     Hammond     McDonough   Mitchell
-------------------------------------------------------------------------------------------------------------------------
1997      137             158           134           151           160          135         149           132        170
1998      136             156           133           149           158          134         148           131        168
1999      134             155           131           148           157          132         146           129        167
2000      133             153           130           147           155          131         145           128        165
2001      132             152           129           145           154          130         143           127        163
2002      130             150           127           144           152          128         142           126        162
2003      129             149           126           142           151          127         140           124        160
2004      128             147           125           141           149          126         139           123        158
2005      126             146           124           139           148          125         137           122        157
2006      125             144           122           138           146          123         136           121        155
2007      124             143           121           137           145          122         135           119        154
2008      123             141           120           135           143          121         133           118        152
2009      121             140           119           134           142          120         132           117        151
2010      120             139           118           133           140          118         131           116        149
2011      119             137           116           131           139          117         129           115        148
2012      118             136           115           130           138          116         128           114        146
2013      117             135           114           129           136          115         127           112        145
2014      115             133           113           127           135          114         126           111        143
2015      114             132           112           126           134          113         124           110        142
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Year   Yates    Watson    Daniel    McIntosh   Scholz   Pirkey     Cumberland   John Sevier    Kingston
-------------------------------------------------------------------------------------------------------
1997     151       130       143         144      140      111            105           125         121
1998     149       128       142         143      138      100            105           125         121
1999     148       127       140         141      137      100            105           125         121
2000     146       126       139         140      135      100            105           125         121
2001     145       125       138         138      134      100            105           125         121
2002     143       123       136         137      133      100            105           125         121
2003     142       122       135         136      131      100            105           125         121
2004     140       121       134         134      130      100            105           125         121
2005     139       120       132         133      129      100            105           125         121
2006     138       119       131         132      128      100            105           125         121
2007     136       117       130         130      126      100            105           125         121
2008     135       116       128         129      125      100            105           125         121
2009     134       115       127         128      124      100            105           125         121
2010     132       114       126         126      122      100            105           125         121
2011     131       113       124         125      121      100            105           125         121
2012     130       112       123         124      120      100            105           125         121
2013     128       111       122         123      119      100            105           125         121
2014     127       109       121         121      118      100            105           125         121
2015     126       108       120         120      116      100            105           125         121
-------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit IV-6: Southeast Nuclear Generation Plant Level Price Forecast - $/MWh

----------------------------------------------------------------------------------------------------------
         Farley   Arkansas   Waterford    Hatch    Vogtle  Grand Gulf   Browns Ferry  Sequoyah   Watts Bar
----------------------------------------------------------------------------------------------------------
1997       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
1998       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
1999       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2000       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2001       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2002       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2003       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2004       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2005       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2006       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2007       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2008       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2009       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2010       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2011       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2012       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2013       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2014       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
2015       4.96       5.45        5.56     6.20      4.78        5.27           6.16      5.40        3.18
----------------------------------------------------------------------------------------------------------

Proprietary & Confidential
5-13-99

Exhibit IV-7 Delivered to Electric Utility Gas Costs -c/MMBtu

----------------------------------------------------------------------------
                      1994        1995        1996       *1997      Average
----------------------------------------------------------------------------
Alabama                244         203         287         314          262
Arkansas               172         169         272         234          212
Louisiana              214         184         294         258          237
Mississippi            219         174         289         259          235
Texas                  210         182         251         246          222
----------------------------------------------------------------------------
*Avg through Aug. 1997


Exhibit IV-8: Average Electric Utility Delivered Gas Cost Basis Difference From Henry Hub -c/MMBtu

----------------------------------------------------------------------------
                      1994        1995        1996        1997      Average
----------------------------------------------------------------------------
Henry Hub              186         180         276         257          N/A
----------------------------------------------------------------------------
Alabama                 58          23          11          57           37
Arkansas               (14)        (11)         (4)        (23)         (13)
Louisiana               28           4          18           1           13
Mississippi             33          (6)         13           2           10
Georgia*               N.A.        N.A.        N.A.        N.A.          25
Tennessee*             N.A.        N.A.        N.A.        N.A.          25
Texas                   24           2         (25)        (11)          (3)
----------------------------------------------------------------------------
* Gas use for utility did not provide useable numbers for basis calculation.

25 c/MMBtu represents C.C. Pace's transportation cost estimate to these states Proprietary & Confidential
5-13-99

Exhibit IV-9 Southeast Average Distillate Fuel Oil Costs - Cents/MMBtu

----------------------------------------------------------------------------
                     1994        1995         1996      *1997       Average
----------------------------------------------------------------------------
Alabama               415         318          439        421           398
Arkansas              395         398          447        444           421
Georgia               395         393          413        466           417
Louisiana             399         359          434        349           385
Mississippi           385         369          373        443           393
Tennessee             428         418          453        449           437
----------------------------------------------------------------------------
*Avg through Aug. 1997

Exhibit IV-10: Average Price Relationship of Refined Oil Products - Cents/Gallon
--------------------------------------------------------------------------------

                              [GRAPH OMITTED]

--------------------------------------------------------------------------------

Exhibit IV-11: Southeast Average Imputed Residual Fuel Oil Costs - Cents/MMBtu

-----------------------------------------------------------
                                    Average         Average
                      Average      Residual         Imputed
                   Distillate    Difference        Residual
State                  Prices         Price           Price
-----------------------------------------------------------
Alabama                   398           169             229
Arkansas                  421           169             252
Georgia                   417           169             248
Louisiana                 385           169             216
Mississippi               393           169             224
Tennessee                 437           169             268
-----------------------------------------------------------
Proprietary & Confidential
5-13-99

                                                                         ANNEX D

                FORM OF REQUEST FOR INFORMATION FROM THE TRUSTEE

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

    Pursuant to Section 15.1 of that certain Trust Indenture, dated as of May 21, 1999 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation (the "Funding Corporation" and, together with the Partnership, the "Issuers") and The Bank of New York, as Trustee (the "Trustee"), [NAME OF HOLDER], as beneficial holder, hereby requests, which request is a continuing request until further notice to the contrary, that you deliver to us at [ADDRESS OF HOLDER] all information and copies of all documents that the Issuers are required to deliver to you pursuant to Rule 144A(d) under the Securities Act of 1933, as amended, or pursuant to those sections of the Indenture which state that specified information will be provided to holders or beneficial owners of the bonds issued under the Indenture upon their request. [NAME OF HOLDER] hereby certifies that it is a beneficial holder of Series [ ] Senior Secured Bonds issued under the Indenture.

[NAME OF HOLDER]

------------------------------------           ------------------------
Authorized Signature                           Date

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by LSP Energy Limited Partnership or LSP Batesville Funding Corporation. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any security other than those to which it relates nor does it constitute an offer to sell, or the solicitation of an offer to buy, to any person in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of LSP Energy Limited Partnership or LSP Batesville Funding Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         LSP ENERGY LIMITED PARTNERSHIP
                       LSP BATESVILLE FUNDING CORPORATION


                                 MARCH 7, 2000



    Until June 5, 2000, all dealers effecting transactions in the exchange bonds, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been directors or officers, if such person has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action will be in the right of the corporation, no such indemnification will be provided as to any claim, issue or matter as to which such person will have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, will determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court will deem proper.

    Accordingly, the Certificate of Incorporation and the amendments thereto dated August 3, 1998 and May 18, 1999 of the Funding Corporation (filed herewith as Exhibit 3.1) provide that no director will be personally liable to LSP Batesville Funding Corporation (the "Funding Corporation") or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Funding Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (director liability for unlawful payment of dividends, stock purchaser or redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

    Furthermore, the By-Laws of the Funding Corporation dated August 3, 1998 (filed herewith as Exhibit 3.3) provide for the indemnification by the Funding Corporation of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Funding Corporation) by reason of the fact that he is or was a director or officer of the Funding Corporation, or is or was a director or officer of the Funding Corporation serving at the request of the Funding Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Funding Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. With respect to any such defense or settlement of such action or suit, no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Funding Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

    Expenses incurred by a director or officer defending or investigating a threatened or pending action, suit or proceeding will be paid by the Funding Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that he is not entitled to be indemnified by the Funding Corporation. The indemnification or advancement of expenses provided by the Funding Corporation will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Funding Corporation that the indemnification of such directors and officers be made to the fullest extent permitted by law. The Funding Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Funding Corporation, or is or was a director or officer of the Funding Corporation serving at the request of the Funding Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Funding Corporation would have the power or the obligation to indemnify him against such liability.

    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

    Accordingly, the Limited Partnership Agreement and the amendments thereto dated February 8, 1996, August 24, 1998 and May 19, 1999 of the Partnership (filed herewith as Exhibit 3.2) provide that the partners and their respective officers, directors, shareholders, constituent partners, trustees, agents, employees and other representatives will be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and disbursements), judgments, fines, settlements and other amounts suffered by them in connection with or arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which they may be involved, or threatened to be involved, as a party or otherwise, by reason of their status as a partner or an officer, director, shareholder, constituent partner, trustee, employee or other representative of a partner except when they result from fraud, willful misconduct, gross negligence or breach of any fiduciary duty. This indemnification will be in addition to any other rights to which such party may be entitled to, as a matter of law or otherwise, in such person's capacity as a partner or as an officer, director, shareholder, constituent partner, trustee or other representative of a partner and will inure to the benefit of the heirs, successors, assigns and administrators of such person. Furthermore, any indemnification will be satisfied solely out of the assets of the Partnership. In no event will such person subject the Partnership to personal liability by reason of these indemnification provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
        **3.1           --   Amended and Restated Certificate of Incorporation of LSP
                             Batesville Funding Corporation.

        **3.2           --   Amended and Restated Limited Partnership Agreement of LSP
                             Energy Limited Partnership.

        **3.3           --   By-Laws of LSP Batesville Funding Corporation.

        **4.1           --   Indenture, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee.

        **4.2           --   First Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $150,000,000 aggregate principal amount of 7.164% Series
                             A Senior Secured Bonds due 2014.

        **4.3           --   Second Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $176,000,000 aggregate principal amount of 8.160% Series
                             B Senior Secured Bonds due 2025.

        **4.4           --   Form of Third Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $150,000,000
                             aggregate principal amount of 7.164% Series C Senior Secured
                             Bonds due 2014.

        **4.5           --   Form of Fourth Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $176,000,000
                             aggregate principal amount of 8.160% Series D Senior Secured
                             Bonds due 2025.

        **4.6           --   Specimen Certificate of 7.164% Series A Senior Secured Bonds
                             due 2014.

        **4.7           --   Specimen Certificate of 8.160% Series B Senior Secured Bonds
                             due 2025.

        **4.8           --   Form of Specimen Certificate of 7.164% Series C Senior
                             Secured Bonds due 2014.

        **4.9           --   Form of Specimen Certificate of 8.160% Series D Senior
                             Secured Bonds due 2025.

        **4.10          --   Registration Rights Agreement, dated as of May 21, 1999,
                             among LSP Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston Corporation, Scotia
                             Capital Markets (USA) Inc. and TD Securities (USA) Inc.

        **4.11          --   Second Amended and Restated Common Agreement, dated as of
                             May 21, 1999, among LSP Batesville Funding Corporation, LSP
                             Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent, Administrative Agent and Intercreditor
                             Agent.

        **4.12          --   Intercreditor Agreement, dated as of May 21, 1999, among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston, as VEPCO L/C Agent,
                             and The Bank of New York, as Collateral Agent, Trustee,
                             Administrative Agent and Intercreditor Agent.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
        **4.13          --   Second Amended and Restated Equity Contribution Agreement,
                             dated as of May 21, 1999, among LSP Batesville Holding, LLC,
                             LSP Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent.

        **4.14          --   Second Amended and Restated Collateral Agency Agreement,
                             dated as of May 21, 1999, among LSP Batesville Funding
                             Corporation, LSP Energy Limited Partnership, the Senior
                             Secured Parties party thereto from time to time, The Bank of
                             New York, as Administrative Agent, Collateral Agent and
                             Intercreditor Agent and Credit Suisse First Boston, as
                             Additional Collateral Agent.

        **4.15          --   Pledge and Security Agreement, dated as of May 21, 1999
                             (Funding Corporation's Stock), between LSP Batesville
                             Holding, LLC and The Bank of New York, as Collateral Agent.

        **4.16          --   Second Amended and Restated Pledge and Security Agreement
                             (LSP Energy, Inc.'s Stock), dated as of May 21, 1999,
                             between LSP Batesville Holding, LLC and The Bank of New
                             York, as Collateral Agent.

        **4.17          --   Second Amended and Restated Pledge and Security Agreement
                             (Limited Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Batesville Holding, LLC and The
                             Bank of New York, as Collateral Agent.

        **4.18          --   Second Amended and Restated Pledge and Security Agreement
                             (General Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Energy, Inc. and The Bank of
                             New York, as Collateral Agent.

        **4.19          --   Second Amended and Restated Security Agreement, dated as of
                             May 21, 1999, between LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent.

        **4.20          --   Security Agreement, dated as of May 21, 1999, between LSP
                             Batesville Funding Corporation and The Bank of New York, as
                             Collateral Agent.

        **4.21          --   Deed of Trust, Security Agreement, Assignment of Leases and
                             Rents and Fixture Filing, dated as of May 21, 1999, by LSP
                             Energy Limited Partnership, as trustor, to James W. O'Mara, as trustee, for the benefit of The Bank of New York, as
                             Collateral Agent.

        **4.22          --   Second Amended and Restated Securities Account Control
                             Agreement, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent and Securities
                             Intermediary.

        **5.1           --   Opinion of Latham & Watkins regarding the validity of the
                             exchange bonds.

       **10.1           --   Purchase Agreement, dated May 13, 1999, among LSP Energy
                             Limited Partnership, LSP Batesville Funding Corporation,
                             Credit Suisse First Boston Corporation, Scotia Capital
                             Markets (USA) Inc. and TD Securities (USA) Inc.

       **10.2           --   Power Purchase Agreement and amendments thereto, dated May
                             18, 1998, July 22, 1998 and August 11, 1998, between LSP
                             Energy Limited Partnership and Virginia Electric and Power
                             Company.

       **10.3           --   Power Purchase Agreement and amendments thereto, dated May
                             21, 1998, July 14, 1998, July 16, 1998 and August 27, 1998,
                             among LSP Energy Limited Partnership, Aquila Energy
                             Marketing Corporation and Utilicorp United Inc.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.4           --   Interconnection Agreement, dated July 22, 1998, between LSP
                             Energy Limited Partnership and the Tennessee Valley
                             Authority.

       **10.5           --   Interconnection and Operating Agreement and amendments
                             thereto, dated May 18, 1998 and August 18, 1998, between LSP
                             Energy Limited Partnership and Entergy Mississippi, Inc.

       **10.6           --   Interconnection Agreement, dated July 28, 1998, between LSP
                             Energy Limited Partnership and ANR Pipeline Company.

       **10.7           --   Facilities Agreement, dated June 23, 1998, between Tennessee
                             Gas Pipeline Company and LSP Energy Limited Partnership.

       **10.8           --   Turnkey Engineering, Procurement and Construction Agreement
                             and amendments thereto, dated July 22, 1998, October 22,
                             1998, November 2, 1998, November 5, 1998, December 10, 1998,
                             February 1, 1999 and April 12, 1999, between LSP Energy
                             Limited Partnership and BVZ Power Partners--Batesville.

       **10.9           --   Engineering Services Agreement, dated July 24, 1998, between
                             LSP Limited Partnership and Black & Veatch, LLP.

       **10.10          --   Guaranty Agreement, dated July 22, 1998, by Black & Veatch,
                             LLP in favor of LSP Energy Limited Partnership.

       **10.11          --   Management Services Agreement, dated August 24, 1998,
                             between LSP Energy Limited Partnership and LS Power
                             Management, LLC.

       **10.12          --   Operation and Maintenance Agreement, dated August 24, 1998, between LSP Energy Limited Partnership and Cogentrix
                             Batesville Operations, LLC.

       **10.13          --   Water Supply Storage Agreement and amendments thereto, dated
                             June 8, 1998 and March 15, 1999, between LSP Energy Limited
                             Partnership and the United States of America.

       **10.14          --   Letter Agreement/Blanket Purchase Order, dated July 23,
                             1998, between LSP Energy Limited Partnership and Siemens
                             Westinghouse Power Corporation.

       **10.15          --   Ad Valorem Tax Contract, dated August 24, 1998, among LSP
                             Energy Limited Partnership, Panola County, Mississippi, the
                             City of Batesville, Mississippi, the Department of Economic
                             and Community Development and the Panola County Tax
                             Assessor/Collector.

       **10.16          --   Letter of Credit Agreement, dated August 28, 1998, among LSP
                             Energy Limited Partnership, Credit Suisse First Boston, as
                             the VEPCO L/C Agent and the VEPCO L/C Issuer, and the VEPCO
                             L/C Banks.

       **10.17          --   Infrastructure Use Agreement (Gasline Use), dated
                             August 12, 1999, among LSP Energy Limited Partnership, the
                             Industrial Development Authority of the Second Judicial
                             District of Panola County, Mississippi, the Mississippi
                             Major Economic Impact Authority, Panola County, Mississippi
                             and the City of Batesville, Mississippi.

       **10.18          --   Inducement Agreement, dated August 12, 1999, among LSP
                             Energy Limited Partnership, the Industrial Development
                             Authority of the Second Judicial District of Panola County,
                             Mississippi, the Mississippi Department of Economic and
                             Community Development, the Mississippi Major Economic Impact
                             Authority, Panola County, Mississippi and the City of
                             Batesville, Mississippi.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.19          --   Panola Partnership, dated August 12, 1999, among LSP Energy
                             Limited Partnership and Panola Partnership, Inc.

       **10.20          --   Infrastructure Use Agreement (Water Use), dated August 12,
                             1999, among LSP Energy Limited Partnership, the Industrial
                             Development Authority of the Second Judicial District of
                             Panola County, Mississippi, the Mississippi Major Economic
                             Impact Authority, Panola County, Mississippi.

       **10.21          --   Yalobusha County Agreement, dated February 16, 1999, among
                             LSP Energy Limited Partnership, Yalobusha County,
                             Mississippi and the Coffeeville School District.

       **10.22          --   Performance Bond and Payment Bond, dated August 13, 1998, of
                             United States Fidelity and Guaranty Company, as surety.

       **12.1           --   Statement re: Computation of Ratio of Earnings to Fixed
                             Charges.

       **23.1           --   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1).

         23.2           --   Consent of KPMG LLP.

         23.3           --   Consent of R.W. Beck, Inc.

         23.4           --   Consent of C.C. Pace Consulting, L.L.C.

       **23.5           --   Consent of Butler, Snow, O'Mara, Stevens & Cannada, PLLC.

       **25.1           --   Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New York.

       **27.1           --   Financial Data Schedule (LSP Energy Limited Partnership).

       **27.2           --   Financial Data Schedule (LSP Batesville Funding Corporation)

       **27.3           --   Financial Data Schedule (LSP Energy, Inc.)

         99.1           --   Form of Letter of Transmittal to tender unregistered 7.164%
                             Series A Senior Secured Bonds due 2014 and unregistered
                             8.160% Series B Senior Secured Bonds of LSP Energy
                             Partnership and LSP Batesville Funding Corporation.

         99.2           --   Form of Letter to Registered Holders and DTC Participants
                             from LSP Energy Limited Partnership and LSP Batesville
                             Funding Corporation regarding the exchange offer.

         99.3           --   Form of Instruction to Registered Holder or DTC Participant
                             from Beneficial Owner of 7.164% Senior Secured bonds due
                             2014 and/or 8.160% Senior Secured bonds due 2025 of LSP
                             Energy Limited Partnership and LSP Batesville Funding
                             Corporation.

         99.4           --   Form of Letter to Clients from Registered Holder or DTC
                             Participant regarding the exchange offer.

         99.5           --   Form of Notice of Guaranteed Delivery


------------------------

*   To be filed by amendment.

**  Previously filed

    (b) Financial Statement Schedules.

    Financial statement schedules are not included as the required information is inapplicable or is presented in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prosectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission puruant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    The undersigned Registrants hereby undertake: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the application form.

    The undersigned Registrants hereby undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to file an application of the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT TO THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON MARCH 7, 2000.


                                                       LSP BATESVILLE FUNDING CORPORATION

                                                       By:  /s/ MIKHAIL SEGAL
                                                            -----------------------------------------
                                                            Name: Mikhail Segal
                                                            Title:  President

                                                       LSP ENERGY LIMITED PARTNERSHIP

                                                       By:  LSP ENERGY, INC.,
                                                            its general partner
                                                            By: /s/ MIKHAIL SEGAL
                                                            ----------------------------------------
                                                               Name: Mikhail Segal
                                                               Title:  President

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                               LSP ENERGY LIMITED
                                  PARTNERSHIP


                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

                                                  President (Principal Executive
               /s/ MIKHAIL SEGAL                    Officer) and Director of LSP
     --------------------------------------         Energy, Inc. (General Partner      March 7, 2000
                 Mikhail Segal                      Director)

                                                  Senior Vice President and
            /s/ FRANK E. HARDENBERGH                Secretary and Director of LSP
     --------------------------------------         Energy, Inc. (General Partner      March 7, 2000
              Frank E. Hardenbergh                  Director)

                                                  Treasurer (Principal Financial
                /s/ MARK BRENNAN                    Officer and Principal
     --------------------------------------         Accounting Officer) of LSP         March 7, 2000
                  Mark Brennan                      Energy, Inc.

                             LSP BATESVILLE FUNDING
                                  CORPORATION


                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

               /s/ MIKHAIL SEGAL
     --------------------------------------       President and Director (Principal    March 7, 2000
                 Mikhail Segal                      Executive Officer)

            /s/ FRANK E. HARDENBERGH
     --------------------------------------       Senior Vice President, Secretary     March 7, 2000
              Frank E. Hardenbergh                  and Director

                /s/ MARK BRENNAN                  Treasurer (Principal Financial
     --------------------------------------         Officer and Principal              March 7, 2000
                  Mark Brennan                      Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------

        **3.1           --   Amended and Restated Certificate of Incorporation of LSP
                             Batesville Funding Corporation.

        **3.2           --   Amended and Restated Limited Partnership Agreement of LSP
                             Energy Limited Partnership.

        **3.3           --   By-Laws of LSP Batesville Funding Corporation.

        **4.1           --   Indenture, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee.

        **4.2           --   First Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $150,000,000 aggregate principal amount of 7.164% Series
                             A Senior Secured Bonds due 2014.

        **4.3           --   Second Supplemental Indenture, dated May 21, 1999 among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership and The Bank of New York, as Trustee, relating to $176,000,000 aggregate principal amount of 8.160% Series
                             B Senior Secured Bonds due 2025.

        **4.4           --   Form of Third Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $150,000,000
                             aggregate principal amount of 7.164% Series C Senior Secured
                             Bonds due 2014.

        **4.5           --   Form of Fourth Supplemental Indenture among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Trustee, relating to $176,000,000
                             aggregate principal amount of 8.160% Series D Senior Secured
                             Bonds due 2025.

        **4.6           --   Specimen Certificate of 7.164% Series A Senior Secured Bonds
                             due 2014.

        **4.7           --   Specimen Certificate of 8.160% Series B Senior Secured Bonds
                             due 2025.

        **4.8           --   Form of Specimen Certificate of 7.164% Series C Senior
                             Secured Bonds due 2014.

        **4.9           --   Form of Specimen Certificate of 8.160% Series D Senior
                             Secured Bonds due 2025.

        **4.10          --   Registration Rights Agreement, dated as of May 21, 1999,
                             among LSP Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston Corporation, Scotia
                             Capital Markets (USA) Inc. and TD Securities (USA) Inc.

        **4.11          --   Second Amended and Restated Common Agreement, dated as of
                             May 21, 1999, among LSP Batesville Funding Corporation, LSP
                             Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent, Administrative Agent and Intercreditor
                             Agent.

        **4.12          --   Intercreditor Agreement, dated as of May 21, 1999, among LSP
                             Batesville Funding Corporation, LSP Energy Limited
                             Partnership, Credit Suisse First Boston, as VEPCO L/C Agent,
                             and The Bank of New York, as Collateral Agent, Trustee,
                             Administrative Agent and Intercreditor Agent.

        **4.13          --   Second Amended and Restated Equity Contribution Agreement,
                             dated as of May 21, 1999, among LSP Batesville Holding, LLC,
                             LSP Energy Limited Partnership and The Bank of New York, as
                             Collateral Agent.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
        **4.14          --   Second Amended and Restated Collateral Agency Agreement,
                             dated as of May 21, 1999, among LSP Batesville Funding
                             Corporation, LSP Energy Limited Partnership, the Senior
                             Secured Parties party thereto from time to time, The Bank of
                             New York, as Administrative Agent, Collateral Agent and
                             Intercreditor Agent and Credit Suisse First Boston, as
                             Additional Collateral Agent.

        **4.15          --   Pledge and Security Agreement, dated as of May 21, 1999
                             (Funding Corporation's Stock), between LSP Batesville
                             Holding, LLC and The Bank of New York, as Collateral Agent.

        **4.16          --   Second Amended and Restated Pledge and Security Agreement
                             (LSP Energy, Inc.'s Stock), dated as of May 21, 1999,
                             between LSP Batesville Holding, LLC and The Bank of New
                             York, as Collateral Agent.

        **4.17          --   Second Amended and Restated Pledge and Security Agreement
                             (Limited Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Batesville Holding, LLC and The
                             Bank of New York, as Collateral Agent.

        **4.18          --   Second Amended and Restated Pledge and Security Agreement
                             (General Partnership Interest in the Partnership), dated as of May 21, 1999, between LSP Energy, Inc. and The Bank of
                             New York, as Collateral Agent.

        **4.19          --   Second Amended and Restated Security Agreement, dated as of
                             May 21, 1999, between LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent.

        **4.20          --   Security Agreement, dated as of May 21, 1999, between LSP
                             Batesville Funding Corporation and The Bank of New York, as
                             Collateral Agent.

        **4.21          --   Deed of Trust, Security Agreement, Assignment of Leases and
                             Rents and Fixture Filing, dated as of May 21, 1999, by LSP
                             Energy Limited Partnership, as trustor, to James W. O'Mara, as trustee, for the benefit of The Bank of New York, as
                             Collateral Agent.

        **4.22          --   Second Amended and Restated Securities Account Control
                             Agreement, dated as of May 21, 1999, among LSP Batesville
                             Funding Corporation, LSP Energy Limited Partnership and The
                             Bank of New York, as Collateral Agent and Securities
                             Intermediary.

        **5.1           --   Opinion of Latham & Watkins regarding the validity of the
                             exchange bonds.

       **10.1           --   Purchase Agreement, dated May 13, 1999, among LSP Energy
                             Limited Partnership, LSP Batesville Funding Corporation,
                             Credit Suisse First Boston Corporation, Scotia Capital
                             Markets (USA) Inc. and TD Securities (USA) Inc.

       **10.2           --   Power Purchase Agreement and amendments thereto, dated May
                             18, 1998, July 22, 1998 and August 11, 1998, between LSP
                             Energy Limited Partnership and Virginia Electric and Power
                             Company.

       **10.3           --   Power Purchase Agreement and amendments thereto, dated May
                             21, 1998, July 14, 1998, July 16, 1998 and August 27, 1998,
                             among LSP Energy Limited Partnership, Aquila Energy
                             Marketing Corporation and Utilicorp United Inc.

       **10.4           --   Interconnection Agreement, dated July 22, 1998, between LSP
                             Energy Limited Partnership and the Tennessee Valley
                             Authority.

       **10.5           --   Interconnection and Operating Agreement and amendments
                             thereto, dated May 18, 1998 and August 18, 1998, between LSP
                             Energy Limited Partnership and Entergy Mississippi, Inc.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.6           --   Interconnection Agreement, dated July 28, 1998, between LSP
                             Energy Limited Partnership and ANR Pipeline Company.

       **10.7           --   Facilities Agreement, dated June 23, 1998, between Tennessee
                             Gas Pipeline Company and LSP Energy Limited Partnership.

       **10.8           --   Turnkey Engineering, Procurement and Construction Agreement
                             and amendments thereto, dated July 22, 1998, October 22,
                             1998, November 2, 1998, November 5, 1998, December 10, 1998,
                             February 1, 1999 and April 12, 1999, between LSP Energy
                             Limited Partnership and BVZ Power Partners--Batesville.

       **10.9           --   Engineering Services Agreement, dated July 24, 1998, between
                             LSP Limited Partnership and Black & Veatch, LLP.

       **10.10          --   Guaranty Agreement, dated July 22, 1998, by Black & Veatch,
                             LLP in favor of LSP Energy Limited Partnership.

       **10.11          --   Management Services Agreement, dated August 24, 1998,
                             between LSP Energy Limited Partnership and LS Power
                             Management, LLC.

       **10.12          --   Operation and Maintenance Agreement, dated August 24, 1998, between LSP Energy Limited Partnership and Cogentrix
                             Batesville Operations, LLC.

       **10.13          --   Water Supply Storage Agreement and amendments thereto, dated
                             June 8, 1998 and March 15, 1999, between LSP Energy Limited
                             Partnership and the United States of America.

       **10.14          --   Letter Agreement/Blanket Purchase Order, dated July 23,
                             1998, between LSP Energy Limited Partnership and Siemens
                             Westinghouse Power Corporation.

       **10.15          --   Ad Valorem Tax Contract, dated August 24, 1998, among LSP
                             Energy Limited Partnership, Panola County, Mississippi, the
                             City of Batesville, Mississippi, the Department of Economic
                             and Community Development and the Panola County Tax
                             Assessor/Collector.

       **10.16          --   Letter of Credit Agreement, dated August 28, 1998, among LSP
                             Energy Limited Partnership, Credit Suisse First Boston, as
                             the VEPCO L/C Agent and the VEPCO L/C Issuer, and the VEPCO
                             L/C Banks.

       **10.17          --   Infrastructure Use Agreement (Gasline Use), dated
                             August 12, 1999, among LSP Energy Limited Partnership, the
                             Industrial Development Authority of the Second Judicial
                             District of Panola County, Mississippi, the Mississippi
                             Major Economic Impact Authority, Panola County, Mississippi
                             and the City of Batesville, Mississippi.

       **10.18          --   Inducement Agreement, dated August 12, 1999, among LSP
                             Energy Limited Partnership, the Industrial Development
                             Authority of the Second Judicial District of Panola County,
                             Mississippi, the Mississippi Department of Economic and
                             Community Development, the Mississippi Major Economic Impact
                             Authority, Panola County, Mississippi and the City of
                             Batesville, Mississippi.

       **10.19          --   Panola Partnership, dated August 12, 1999, among LSP Energy
                             Limited Partnership and Panola Partnership, Inc.

       **10.20          --   Infrastructure Use Agreement (Water Use), dated August 12,
                             1999, among LSP Energy Limited Partnership, the Industrial
                             Development Authority of the Second Judicial District of
                             Panola County, Mississippi, the Mississippi Major Economic
                             Impact Authority, Panola County, Mississippi.

       **10.21          --   Yalobusha County Agreement, dated February 16, 1999, among
                             LSP Energy Limited Partnership, Yalobusha County,
                             Mississippi and the Coffeeville School District.

EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
-----------                  ------------------------------------------------------------
       **10.22          --   Performance Bond and Payment Bond, dated August 13, 1998, of
                             United States Fidelity and Guaranty Company, as surety.

       **12.1           --   Statement re: Computation of Ratio of Earnings to Fixed
                             Charges.

       **23.1           --   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1).

         23.2           --   Consent of KPMG LLP.

         23.3           --   Consent of R.W. Beck, Inc.

         23.4           --   Consent of C.C. Pace Consulting, L.L.C.

       **23.5           --   Consent of Butler, Snow, O'Mara, Stevens & Cannada, PLLC.

       **25.1           --   Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New York.

       **27.1           --   Financial Data Schedule (LSP Energy Limited Partnership).

       **27.2           --   Financial Data Schedule (LSP Batesville Funding Corporation)

       **27.3           --   Financial Data Schedule (LSP Energy, Inc.)

         99.1           --   Form of Letter of Transmittal to tender unregistered 7.164%
                             Series A Senior Secured Bonds due 2014 and unregistered
                             8.160% series B Senior Secured Bonds of LSP Energy
                             Partnership and LSP Batesville Funding Corporation.

         99.2           --   Form of Letter to Registered Holders and DTC Participants
                             from LSP Energy Limited Partnership and LSP Batesville
                             Funding Corporation regarding the exchange offer.

         99.3           --   Form of Instruction to Registered Holder or DTC Participant
                             from Beneficial Owner of 7.164% Senior Secured Bonds due
                             2014 and/or 8.160% Senior Secured Bonds due 2025 of LSP
                             Energy Limited Partnership and LSP Batesville Funding
                             Corporation.

         99.4           --   Form of Letter to Clients from Registered Holder or DTC
                             Participant regarding the exchange offer.

         99.5           --   Form of Notice of Guaranteed Delivery


------------------------

*   To be filed by amendment.

**  Previously filed.